FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-227784-04

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated September 20, 2019, may be amended or completed prior to time of sale.

$698,345,000 (Approximate)

UBS Commercial Mortgage Trust 2019-C17
(Central Index Key Number 0001785812)

as Issuing Entity

UBS Commercial Mortgage Securitization Corp.
(Central Index Key Number 0001532799)

as Depositor

UBS AG
(Central Index Key Number 0001685185)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

Ladder Capital Finance LLC

(Central Index Key Number 0001541468)

Rialto Real Estate Fund III – Debt, LP

(Central Index Key Number 0001654834)

CIBC Inc.
(Central Index Key Number 0001548567)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2019-C17

UBS Commercial Mortgage Securitization Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2019-C17 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class Z and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named UBS Commercial Mortgage Trust 2019-C17. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2019. The rated final distribution date for the certificates is the distribution date in October 2052.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$29,683,000%		(6)	July 2024
Class A-2	$8,978,000%		(6)	August 2024
Class A-SB	$51,293,000%		(6)	April 2029
Class A-3	(7)%		(6)	(7)
Class A-4	(7)%		(6)	(7)
Class X-A	$565,135,000	(8)%	Variable(9)	NAP
Class X-B	$133,210,000	(10)%	Variable(11)	NAP
Class A-S	$60,550,000%		(6)	September 2029
Class B	$36,330,000%		(6)	September 2029
Class C	$36,330,000%		(6)	October 2029

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 68 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. UBS Commercial Mortgage Securitization Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, UBS Securities LLC, Wells Fargo Securities, LLC, CIBC World Markets Corp., Academy Securities, Inc., Bancroft Capital, LLC, Brean Capital, LLC and Drexel Hamilton, LLC will purchase the offered certificates from UBS Commercial Mortgage Securitization Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. UBS Securities LLC is acting as a co-lead manager and joint bookrunner with respect to 55.8% of each class of offered certificates. Wells Fargo Securities, LLC is acting as a co-lead manager and joint bookrunner with respect to 44.2% of each class of offered certificates. CIBC World Markets Corp., Academy Securities, Inc., Bancroft Capital, LLC, Brean Capital, and LLC Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 15, 2019. UBS Commercial Mortgage Securitization Corp. expects to receive from this offering approximately           % of the aggregate certificate balance of the offered certificates, plus accrued interest from and including October 1, 2019, before deducting expenses payable by the depositor.

UBS Securities LLC	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners

CIBC World Markets	Academy Securities	Bancroft Capital, LLC	Brean Capital	Drexel Hamilton
Co-Managers

September        , 2019

UBS 2019-C17

Commercial Mortgage Pass-Through Certificates, Series 2019-C17
Geographic Overview of Mortgage Pool

Wyoming
1 property
$13,100,000
1.6% of total
Missouri
4 properties
$21,932,048
2.7% of total
Illinois
1 property
$931,000
0.1% of total
Wisconsin
4 properties
$45,334,528
5.6% of total
Indiana
2 properties
$1,275,897
0.2% of total
Michigan
10 properties
$65,117,625
8.1% of total
Pennsylvania
4 properties
$53,658,243
6.6% of total
New York
3 properties
$40,278,560
5.0% of total
New Hampshire
3 properties
$24,760,000
3.1% of total
Washington
1 property
$11,585,000
1.4% of total
Ohio
1 property
$2,516,621
0.3% of total
Oregon
1 property
$2,472,047
0.3% of total
Massachusetts
1 property
$18,200,000
2.3% of total
New Jersey
1 property
$10,000,000
1.2% of total
Nevada
1 property
$50,384,615
6.2% of total
Virginia
6 properties
$28,392,332
3.5% of total
California
15 properties
$165,923,894
20.6% of total
North Carolina
2 properties
$26,050,000
3.2% of total
South Carolina
1 property
$4,050,000
0.5% of total
Utah
1 property
$20,973,336
2.6% of total
Arizona
4 properties
$7,711,038
1.0% of total
Georgia
4 properties
$21,754,130
2.7% of total
Colorado
1 property
$1,677,177
0.2% of total
Hawaii
2 properties
$12,500,000
1.5% of total
Texas
6 properties
$36,706,250
4.5% of total
Louisiana
1 property
$2,590,905
0.3% of total
Alabama
1 property
$5,016,358
0.6% of total
Kentucky
2 properties
$19,880,890
2.5% of total
Florida
6 properties
$40,462,342
5.0% of total
Arkansas
1 property
$3,750,000
0.5% of total
Mississippi
1 property
$4,450,000
0.6% of total
Tennessee
5 properties
$43,901,283
5.4% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 5.0%
5.1% – 10.0%
10.1 – 23.0%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
Class A-1	$29,683,000		$28,574,000		$1,109,000		30.000%	%	(6)	July 2024	2.77	11/19 – 7/24
Class A-2	$8,978,000		$8,642,000		$336,000		30.000%	%	(6)	August 2024	4.83	7/24 – 8/24
Class A-SB	$51,293,000		$49,377,000		$1,916,000		30.000%	%	(6)	April 2029	7.29	8/24 – 4/29
Class A-3	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)	(7)
Class A-4	(7)		(7)		(7)		30.000%	%	(6)	(7)	(7)	(7)
Class X-A	$565,135,000	(8)	$544,031,000	(8)	$21,104,000	(8)	NAP	%	Variable(9)	NAP	NAP	NAP
Class X-B	$133,210,000	(10)	$128,235,000	(10)	$4,975,000	(10)	NAP	%	Variable(11)	NAP	NAP	NAP
Class A-S	$60,550,000		$58,289,000		$2,261,000		22.500%	%	(6)	September 2029	9.92	9/29 – 9/29
Class B	$36,330,000		$34,973,000		$1,357,000		18.000%	%	(6)	September 2029	9.92	9/29 – 9/29
Class C	$36,330,000		$34,973,000		$1,357,000		13.500%	%	(6)	October 2029	9.93	9/29 – 10/29
Non-Offered Certificates
Class X-D	$43,395,000	(12)	$41,774,000	(12)	$1,621,000	(12)	NAP	%	Variable(13)	NAP	NAP	NAP
Class X-F	$17,155,000	(14)	$16,514,000	(14)	$641,000	(14)	NAP	%	Variable(15)	NAP	NAP	NAP
Class X-G	$9,083,000	(16)	$8,743,000	(16)	$340,000	(16)	NAP	%	Variable(17)	NAP	NAP	NAP
Class D	$23,211,000		$22,344,000		$867,000		10.625%	%	(6)	October 2029	10.00	10/29 – 10/29
Class E	$20,184,000		$19,430,000		$754,000		8.125%	%	(6)	October 2029	10.00	10/29 – 10/29
Class F	$17,155,000		$16,514,000		$641,000		6.000%	%	(6)	October 2029	10.00	10/29 – 10/29
Class G	$9,083,000		$8,743,000		$340,000		4.875%	%	(6)	October 2029	10.00	10/29 – 10/29
Class NR-RR	$39,358,117		$37,888,117		$1,470,000		0.000%	%	(6)	October 2029	10.00	10/29 – 10/29
Class Z(18)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(19)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to footnote 7 below. In addition, the notional amount of each class of Class X certificates may vary depending upon the final pricing of the classes of certificates whose certificate balances comprise such notional amount and, if as a result of such pricing the pass-through rate of such class of Class X certificates would be equal to zero, such class of Class X certificates may not be issued on the closing date of this securitization.

(2)	On the closing date, Rialto Real Estate Fund III – Debt, LP (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $475,181,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$75,000,000 - $230,000,000	June 2029 / August 2029	9.64 / 9.72	4/29 – 6/29 / 4/29 – 8/29
Class A-4	$245,181,000 - $400,181,000	September 2029 / September 2029	9.83 / 9.87	6/29 – 9/29 / 8/29 – 9/29

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For the purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class Z certificates will not have a certificate balance, notional amount, credit support, pass through rate, assumed final distribution date, rated final distribution date or rating. The Class Z certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

(19)

The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class Z and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	18
Important Notice About Information Presented in this Prospectus	19
Summary of Terms	27
Risk Factors	68
The Certificates May Not Be a Suitable Investment for You	68
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	68
Risks Related to Market Conditions and Other External Factors	68
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	68
Other Events May Affect the Value and Liquidity of Your Investment	69
Risks Relating to the Mortgage Loans	69
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	69
Risks of Commercial and Multifamily Lending Generally	70
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	71
General	71
A Tenant Concentration May Result in Increased Losses	72
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	73
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	73
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	74
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	74
Early Lease Termination Options May Reduce Cash Flow	75
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	76
Retail Properties Have Special Risks	76
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers	77
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector	77
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants	78
Hotel Properties Have Special Risks	79
Risks Relating to Affiliation with a Franchise or Hotel Management Company	81
Industrial Properties Have Special Risks	82
Office Properties Have Special Risks	83
Mixed Use Properties Have Special Risks	84
Multifamily Properties Have Special Risks	84
Data Center Properties Have Special Risks	86
Golf Courses Have Special Risks	86
Healthcare-Related Properties Have Special Risks	87
Manufactured Housing Community Properties Have Special Risks	88
Self Storage Properties Have Special Risks	90
Condominium Ownership May Limit Use and Improvements	91
Sale-Leaseback Transactions Have Special Risks	93

Operation of a Mortgaged Property Depends on the Property Manager’s Performance	94
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	95
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	96
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	98
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	99
Risks Related to Zoning Non-Compliance and Use Restrictions	101
Risks Relating to Inspections of Properties	102
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	103
Insurance May Not Be Available or Adequate	103
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	104
Terrorism Insurance May Not Be Available for All Mortgaged Properties	104
Risks Associated with Blanket Insurance Policies or Self-Insurance	106
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	106
Limited Information Causes Uncertainty	107
Historical Information	107
Ongoing Information	107
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	107
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	108
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	109
Static Pool Data Would Not Be Indicative of the Performance of this Pool	110
Appraisals May Not Reflect Current or Future Market Value of Each Property	110
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
The Borrower’s Form of Entity May Cause Special Risks	112
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	114
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	115
Other Financings or Ability to Incur Other Indebtedness Entails Risk	116
Tenancies-in-Common May Hinder Recovery	118
Risks Relating to Enforceability of Cross-Collateralization	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	119
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	120
Risks of Anticipated Repayment Date Loans	120
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121

Risks Related to Ground Leases and Other Leasehold Interests	122
Increases in Real Estate Taxes May Reduce Available Funds	124
Risks Relating to Tax Credits	124
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	125
Risks Related to Conflicts of Interest	125
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	125
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	129
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	131
Potential Conflicts of Interest of the Operating Advisor	133
Potential Conflicts of Interest of the Asset Representations Reviewer	134
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	135
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	138
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	139
Other Potential Conflicts of Interest May Affect Your Investment	140
Other Risks Relating to the Certificates	140
The Certificates Are Limited Obligations	140
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	140
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	141
EU Risk Retention and Due Diligence Requirements	143
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	144
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	146
General	146
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	147
Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves	149
Losses and Shortfalls May Change Your Anticipated Yield	150
Risk of Early Termination	150
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	151
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	151
You Have Limited Voting Rights	151
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	152

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	155
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	156
Risks Relating to Modifications of the Mortgage Loans	158
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	159
Risks Relating to Interest on Advances and Special Servicing Compensation	160
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	160
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	161
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	162
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	162
Tax Considerations Relating to Foreclosure	162
REMIC Status	163
Material Federal Tax Considerations Regarding Original Issue Discount	163
Description of the Mortgage Pool	163
General	163
Certain Calculations and Definitions	164
Definitions	165
Mortgage Pool Characteristics	177
Overview	177
Property Types	179
Retail Properties	179
Hotel Properties	180
Industrial Properties	181
Office Properties	182
Mixed Use Properties	182
Multifamily Properties	183
Golf Course Properties	184
Manufactured Housing Community Properties	184
Self Storage Properties	184
Specialty Use Concentrations	184
Significant Obligors	186
Mortgage Loan Concentrations	186
Top Fifteen Mortgage Loans	186
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	187
Geographic Concentrations	189
Mortgaged Properties With Limited Prior Operating History	189
Tenancies-in-Common; Diversified Ownership	190
Condominium Interests	190
Fee & Leasehold Estates; Ground Leases	192
Environmental Considerations	193
Redevelopment, Renovation and Expansion	196
Assessment of Property Value and Condition	197
Condemnations	198
Litigation and Other Considerations	198

Loan Purpose	201
Modified and Refinanced Loans	201
Default History, Bankruptcy Issues and Other Proceedings	201
Tenant Issues	203
Tenant Concentrations	203
Lease Expirations and Terminations	203
Expirations	203
Terminations	205
Other	206
Purchase Options and Rights of First Refusal	208
Affiliated Leases	210
Insurance Considerations	210
Use Restrictions	211
Appraised Value	212
Non-Recourse Carveout Limitations	213
Real Estate and Other Tax Considerations	215
Delinquency Information	215
Certain Terms of the Mortgage Loans	215
Amortization of Principal	215
Due Dates; Mortgage Rates; Calculations of Interest	215
ARD Loans	216
Single Purpose Entity Covenants	217
Prepayment Protections and Certain Involuntary Prepayments	217
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	219
Defeasance	220
Releases; Partial Releases	221
Escrows	226
Mortgaged Property Accounts	227
Exceptions to Underwriting Guidelines	229
Additional Indebtedness	230
General	230
Whole Loans	231
Mezzanine Indebtedness	231
Other Secured Indebtedness	232
Preferred Equity	233
Other Unsecured Indebtedness	233
The Whole Loans	234
General	234
The Serviced Pari Passu Whole Loans	240
Intercreditor Agreement	241
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loan	242
Control Rights with respect to The Servicing Shift Whole Loan	242
Certain Rights of each Non-Controlling Holder	242
Sale of Defaulted Mortgage Loan	243
The Non-Serviced Pari Passu Whole Loans	243
Intercreditor Agreement	244
Control Rights	245
Certain Rights of each Non-Controlling Holder	245
Custody of the Mortgage File	246
Sale of Defaulted Mortgage Loan	246
The Non-Serviced AB Whole Loans	247
The Grand Canal Shoppes Whole Loan	247

The 10000 Santa Monica Boulevard Whole Loan	259
Additional Information	268
Transaction Parties	269
The Sponsors and Mortgage Loan Sellers	269
UBS AG, New York Branch	269
General	269
UBS AG, New York Branch’s Securitization Program	269
Review of the UBS AG, New York Branch Mortgage Loans	270
UBS AG, New York Branch’s Underwriting Standards	272
Exceptions	275
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	278
Wells Fargo Bank, National Association	278
General	278
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	278
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	279
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	284
Compliance with Rule 15Ga-1 under the Exchange Act	286
Retained Interests in This Securitization	291
Rialto Mortgage Finance, LLC	291
General	291
Rialto Mortgage’s Securitization Program	291
Rialto Mortgage’s Underwriting Standards and Loan Analysis	292
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	296
Compliance with Rule 15Ga-1 under the Exchange Act	298
Retained Interests in This Securitization	298
Ladder Capital Finance LLC	298
General	298
Ladder Capital Group’s Securitization Program	299
Ladder Capital Group’s Underwriting Guidelines and Processes	301
Review of LCF Mortgage Loans	307
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	309
Rialto Real Estate Fund III – Debt, LP	310
General	310
RREF’s Securitization Program	311
Review of RREF Mortgage Loans	311
RREF’s Underwriting Guidelines and Processes	313
Exceptions to RREF’s Disclosed Underwriting Guidelines	318
Compliance with Rule 15Ga-1 under the Exchange Act	318
Retained Interests in This Securitization	318
CIBC Inc.	319
General	319
CIBC’s Commercial Mortgage Securitization Program	319
CIBC’s Underwriting Guidelines and Processes	320
Exceptions to CIBC’s Disclosed Underwriting Guidelines	326
Review of CIBC Mortgage Loans	326
Repurchases and Replacements	328
Retained Interests in This Securitization	329
The Depositor	330
The Issuing Entity	331
The Trustee	331

The Certificate Administrator	332
The Master Servicer	334
The Special Servicer	338
The Operating Advisor and Asset Representations Reviewer	343
Credit Risk Retention	344
General	344
Qualifying CRE Loans; Required Credit Risk Retention Percentage	346
Material Terms of the Eligible Vertical Interest	346
Material Terms of the Yield-Priced Certificates	346
Material Terms of the Eligible Horizontal Residual Interest	347
The Retaining Parties	348
Determination of Amount of Required Horizontal Credit Risk Retention	348
General	348
Swap-Priced Principal Balance Certificates	348
Swap Yield Curve	348
Credit Spread Determination	349
Discount Yield Determination	349
Determination of Class Sizes	350
Target Price Determination	350
Determination of Assumed Certificate Coupon	351
Determination of Swap-Priced Expected Price	351
Interest-Only Certificates	352
Treasury Yield Curve	352
Credit Spread Determination	352
Discount Yield Determination	353
Determination of Scheduled Certificate Interest Payments	353
Determination of Interest–Only Expected Price	353
Yield-Priced Certificates	354
Determination of Class Size	354
Determination of Yield-Priced Expected Price	354
Calculation of Estimated Fair Value of All Certificates	354
Hedging, Transfer and Financing Restrictions	355
Operating Advisor	356
Representations and Warranties	357
Description of the Certificates	358
General	358
Distributions	360
Method, Timing and Amount	360
Available Funds	361
Priority of Distributions	363
Pass-Through Rates	367
Interest Distribution Amount	368
Principal Distribution Amount	369
Certain Calculations with Respect to Individual Mortgage Loans	371
Excess Interest	372
Application Priority of Mortgage Loan Collections or Whole Loan Collections	373
Allocation of Yield Maintenance Charges and Prepayment Premiums	376
Assumed Final Distribution Date; Rated Final Distribution Date	377
Prepayment Interest Shortfalls	378
Subordination; Allocation of Realized Losses	380
Reports to Certificateholders; Certain Available Information	382
Certificate Administrator Reports	382
Information to be Provided to Risk Retention Consultation Party	389

Information Available Electronically	389
Voting Rights	395
Delivery, Form, Transfer and Denomination	395
Book-Entry Registration	395
Definitive Certificates	398
Certificateholder Communication	399
Access to Certificateholders’ Names and Addresses	399
Requests to Communicate	399
List of Certificateholders	400
Description of the Mortgage Loan Purchase Agreements	400
General	400
Dispute Resolution Provisions	411
Asset Review Obligations	412
Pooling and Servicing Agreement	412
General	412
Assignment of the Mortgage Loans	413
Servicing Standard	413
Subservicing	415
Advances	416
P&I Advances	416
Servicing Advances	417
Nonrecoverable Advances	418
Recovery of Advances	419
Accounts	421
Withdrawals from the Collection Account	423
Servicing and Other Compensation and Payment of Expenses	426
General	426
Master Servicing Compensation	431
Special Servicing Compensation	434
Disclosable Special Servicer Fees	438
Certificate Administrator and Trustee Compensation	439
Operating Advisor Compensation	439
Asset Representations Reviewer Compensation	440
CREFC® Intellectual Property Royalty License Fee	441
Appraisal Reduction Amounts	442
Maintenance of Insurance	448
Modifications, Waivers and Amendments	452
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	459
Inspections	461
Collection of Operating Information	462
Special Servicing Transfer Event	462
Asset Status Report	465
Realization Upon Mortgage Loans	469
Sale of Defaulted Loans and REO Properties	471
The Directing Certificateholder	475
General	475
Major Decisions	477
Asset Status Report	480
Replacement of the Special Servicer	481
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	481
Servicing Override	484

Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	484
Rights of the Holders of Serviced Pari Passu Companion Loans	485
Limitation on Liability of Directing Certificateholder	485
The Operating Advisor	486
General	486
Duties of Operating Advisor at All Times	487
Annual Report	488
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	490
Recommendation of the Replacement of the Special Servicer	490
Eligibility of Operating Advisor	490
Other Obligations of Operating Advisor	491
Delegation of Operating Advisor’s Duties	492
Termination of the Operating Advisor With Cause	493
Rights Upon Operating Advisor Termination Event	494
Waiver of Operating Advisor Termination Event	494
Termination of the Operating Advisor Without Cause	494
Resignation of the Operating Advisor	495
Operating Advisor Compensation	495
The Asset Representations Reviewer	495
Asset Review	495
Asset Review Trigger	495
Asset Review Vote	497
Review Materials	498
Asset Review	499
Eligibility of Asset Representations Reviewer	501
Other Obligations of Asset Representations Reviewer	502
Delegation of Asset Representations Reviewer’s Duties	502
Asset Representations Reviewer Termination Events	502
Rights Upon Asset Representations Reviewer Termination Event	503
Termination of the Asset Representations Reviewer Without Cause	504
Resignation of Asset Representations Reviewer	504
Asset Representations Reviewer Compensation	504
The Risk Retention Consultation Party	504
General	504
Limitation on Liability of Risk Retention Consultation Party	505
Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party	505
Replacement of the Special Servicer Without Cause	506
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	508
Termination of the Master Servicer or Special Servicer for Cause	510
Servicer Termination Events	510
Rights Upon Servicer Termination Event	511
Waiver of Servicer Termination Event	513
Resignation of the Master Servicer or Special Servicer	513
Limitation on Liability; Indemnification	514
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	517
Dispute Resolution Provisions	518
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	518

Repurchase Request Delivered by a Party to the PSA	518
Resolution of a Repurchase Request	519
Mediation and Arbitration Provisions	522
Servicing of the Non-Serviced Mortgage Loans	523
General	523
Servicing of the Grand Canal Shoppes Mortgage Loan	527
Servicing of the 10000 Santa Monica Boulevard Mortgage Loan	527
Rating Agency Confirmations	527
Evidence as to Compliance	530
Limitation on Rights of Certificateholders to Institute a Proceeding	531
Termination; Retirement of Certificates	531
Amendment	533
Resignation and Removal of the Trustee and the Certificate Administrator	535
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	537
Certain Legal Aspects of Mortgage Loans	537
California	537
General	538
Types of Mortgage Instruments	538
Leases and Rents	538
Personalty	539
Foreclosure	539
General	539
Foreclosure Procedures Vary from State to State	539
Judicial Foreclosure	540
Equitable and Other Limitations on Enforceability of Certain Provisions	540
Nonjudicial Foreclosure/Power of Sale	540
Public Sale	541
Rights of Redemption	542
Anti-Deficiency Legislation	542
Leasehold Considerations	543
Cooperative Shares	543
Bankruptcy Laws	544
Environmental Considerations	550
General	550
Superlien Laws	550
CERCLA	550
Certain Other Federal and State Laws	551
Additional Considerations	552
Due-on-Sale and Due-on-Encumbrance Provisions	552
Subordinate Financing	552
Default Interest and Limitations on Prepayments	553
Applicability of Usury Laws	553
Americans with Disabilities Act	553
Servicemembers Civil Relief Act	554
Anti-Money Laundering, Economic Sanctions and Bribery	554
Potential Forfeiture of Assets	554
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	555
Pending Legal Proceedings Involving Transaction Parties	558
Use of Proceeds	558
Yield and Maturity Considerations	558
Yield Considerations	558
General	558

Rate and Timing of Principal Payments	559
Losses and Shortfalls	560
Certain Relevant Factors Affecting Loan Payments and Defaults	561
Delay in Payment of Distributions	562
Yield on the Certificates with Notional Amounts	562
Weighted Average Life	562
Pre-Tax Yield to Maturity Tables	569
Material Federal Income Tax Considerations	571
General	571
Qualification as a REMIC	572
Status of Offered Certificates	574
Taxation of Regular Interests	574
General	574
Original Issue Discount	575
Acquisition Premium	577
Market Discount	577
Premium	578
Election To Treat All Interest Under the Constant Yield Method	579
Treatment of Losses	579
Yield Maintenance Charges and Prepayment Premiums	580
Sale or Exchange of Regular Interests	580
Taxes That May Be Imposed on a REMIC	581
Prohibited Transactions	581
Contributions to a REMIC After the Startup Day	581
Net Income from Foreclosure Property	582
Bipartisan Budget Act of 2015	582
Taxation of Certain Foreign Investors	583
FATCA	584
Backup Withholding	584
Information Reporting	584
3.8% Medicare Tax on “Net Investment Income”	584
Reporting Requirements	585
Certain State and Local Tax Considerations	586
Method of Distribution (Conflicts of Interest)	586
Incorporation of Certain Information by Reference	589
Where You Can Find More Information	589
Financial Information	590
Certain ERISA Considerations	590
General	590
Plan Asset Regulations	591
Administrative Exemptions	591
Insurance Company General Accounts	594
Legal Investment	595
Legal Matters	596
Ratings	596
Index of Defined Terms	599

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”, commencing on the page set forth on the table of contents of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to UBS Commercial Mortgage Securitization Corp.;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the UBS 2019-C17 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●

references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS REGULATION”); AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES.

EUROPEAN UNION RETENTION REQUIREMENT

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLERS OR THEIR AFFILIATES WILL RETAIN A 5% NET ECONOMIC INTEREST WITH RESPECT TO THE CERTIFICATES IN ANY OF THE FORMS PRESCRIBED BY ARTICLE 6 OF REGULATION (EU) 2017/2402 (THE “EU SECURITIZATION REGULATION”). FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS”.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE

FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN

COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2019-C17.

Depositor	UBS Commercial Mortgage Securitization Corp., a Delaware corporation. All the shares of capital stock of the depositor, are held by UBS Americas, Inc., a subsidiary of UBS AG. The depositor’s address is 1285 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 713-2000. See “Transaction Parties—The Depositor”.

Issuing Entity	UBS Commercial Mortgage Trust 2019-C17, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank

●	Wells Fargo Bank, National Association, a national banking association

●	Rialto Mortgage Finance, LLC, a Delaware limited liability company

●	Ladder Capital Finance LLC, a Delaware limited liability company

●	Rialto Real Estate Fund III – Debt, LP, a Delaware limited partnership

●	CIBC Inc., a Delaware corporation

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
UBS AG, New York Branch	UBS AG, New York Branch(1)(2)(3)	15	$238,744,883	29.6%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(1)(4)	8	144,400,000	17.9
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	16	135,288,112	16.8
Ladder Capital Finance LLC	Ladder Capital Finance LLC	14	110,703,370	13.7
Rialto Real Estate Fund III – Debt, LP.	BSPRT CMBS Finance, LLC(5)	11	102,069,753	12.6
CIBC Inc.	CIBC Inc.	6	76,130,000	9.4
Total		70	$807,336,117	100.0%

(1)	The Grand Canal Shoppes mortgage loan (6.2%) is part of a whole loan evidenced by twenty-four (24) pari passu notes and one (1) subordinate note in the aggregate original principal amount of $975,000,000 that was co-originated by Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA. UBS AG, New York Branch subsequently acquired three (3) of such pari passu notes in the aggregate original principal amount of $65,384,615. UBS AG, New York Branch is acting as mortgage loan seller with respect to one (1) promissory note in the original principal amount of $10,384,615. Wells Fargo Bank, National Association is acting as mortgage loan seller with respect to one (1) promissory note in the original principal amount of $40,000,000. The “Number of Mortgage Loans” shown in the table above for UBS AG, New York Branch does not include the note for which UBS AG, New York Branch is acting as mortgage loan seller; however, the “Aggregate Principal Balance of Mortgage Loans” and the “Approx. % of Initial Pool Balance” shown above for UBS AG, New York Branch do include such note. Such mortgage loan was re-underwritten pursuant to the underwriting guidelines of UBS AG, New York Branch and underwritten pursuant to the underwriting guidelines of Wells Fargo Bank, National Association.

(2)	The 10000 Santa Monica Boulevard mortgage loan (3.1%), is part of a whole loan that was originated by Natixis Real Estate Capital LLC and subsequently acquired by UBS AG, New York Branch. Such mortgage loan was re-underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(3)	The CIRE Equity Retail & Industrial Portfolio mortgage loan (1.9%), is part of a whole loan that was co-originated by UBS AG, New York Branch and Deutsche Bank AG, New York Branch. Such mortgage loan was underwritten pursuant to UBS AG, New York Branch’s underwriting guidelines.

(4)	The 600 & 620 National Avenue mortgage loan (4.8%), is part of a whole loan that was co-originated by Wells Fargo Bank, National Association and JP Morgan Chase Bank, National Association. Such mortgage loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

(5)	Rialto Real Estate Fund III – Debt, LP acquired each of the mortgage loans it is selling to the depositor from BSPRT CMBS Finance, LLC. Such mortgage loans were re-underwritten pursuant to Rialto Real Estate Fund III – Debt, LP’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, is expected to act as the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement related to the transaction indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the servicing shift securitization date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Each non-serviced mortgage loan will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer becomes a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates), the resigning special servicer will be required to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. A “borrower party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or any borrower party affiliate thereof.

Rialto Capital Advisors, LLC is expected to be appointed to be the special servicer by RREF III-D UBSCM 2019-C17 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP, which, on the closing date, is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the servicing shift securitization date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, is expected to act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: UBS 2019-C17. Following the transfer of the mortgage loans, and subject to the discussion in the next paragraph, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the servicing shift securitization date. From and after the servicing shift securitization date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, is expected to act as the certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the servicing shift securitization date, the custodian of the mortgage file for the servicing shift mortgage loan (other than the promissory note evidencing such servicing shift mortgage loan) will be the custodian under the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, is expected to act as the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan

(after the servicing shift securitization date) or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, is also expected to act as asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to the servicing shift whole loan prior to the servicing shift securitization date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loan, and (iii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be the Class NR-RR certificates for so long as such class has a then-outstanding aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the Class NR-RR certificates for so long as such class has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class NR-RR certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date (i) RREF III-D UBSCM 2019-C17 MOA, LLC, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR Interest”) and the risk retention consultation party, (ii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC will be the holder of the “eligible horizontal residual interest”, which will be comprised of the Class NR-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), (iii) RREF III-D UBSCM 2019-C17, LLC is expected to purchase the Class G certificates and may purchase the Class X-F, Class X-G and Class F certificates and will receive the Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the VRR Interest as described in “Credit Risk Retention”) and (iv) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC will be the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loans, (b) the servicing shift mortgage loan or (c) any excluded loan with respect to the directing certificateholder).

With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of such servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder under the pooling and servicing agreement for this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. RREF III-D UBSCM 2019-C17 MOA, LLC, a majority-owned affiliate of Rialto Real Estate Fund III – Debt, LP, is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of the mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2019 (or, in the case of any mortgage loan that has its first due date after October 2019, the date that would have been its due date in October 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about October 15, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California,

Maryland, New York, North Carolina, Ohio, Kansas, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	July 2024
Class A-2	August 2024
Class A-SB	April 2029
Class A-3	June 2029 – August 2029(1)
Class A-4	September 2029 – September 2029(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	September 2029
Class B	September 2029
Class C	October 2029

(1)	The range of “Assumed Final Distribution Dates” is based on the initial certificate balance of the Class A-3 certificates ranging from $75,000,000 to $230,000,000.

(2)	The range of “Assumed Final Distribution Dates” is based on the initial certificate balance of the Class A-4 certificates ranging from $245,181,000 to $400,181,000.

The rated final distribution date for the offered certificates will be the distribution date in October 2052.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-C17:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class NR-RR, Class Z and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5% and further subject to the discussion in footnotes (1) and (5) below:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. % of Initial Pool Balance(3)		Approx. Initial Credit Support(4)
Class A-1	$29,683,000		$28,574,000		$1,109,000		3.68%		30.000%
Class A-2	$8,978,000		$8,642,000		$336,000		1.11%		30.000%
Class A-SB	$51,293,000		$49,377,000		$1,916,000		6.35%		30.000%
Class A-3	$75,000,000	-	$72,199,000		$2,801,000		9.29	%-	30.000%
	$230,000,000	(5)	$221,412,000	(5)	$8,588,000	(5)	28.49	%(5)
Class A-4	$245,181,000	-	$236,026,000		$9,155,000		30.37	%-	30.000%
	$400,181,000	(5)	$385,239,000	(5)	$14,942,000	(5)	49.57	%(5)
Class X-A	$565,135,000		$544,031,000		$21,104,000		NAP		NAP
Class X-B	$133,210,000		$128,235,000		$4,975,000		NAP		NAP
Class A-S	$60,550,000		$58,289,000		$2,261,000		7.50%		22.500%
Class B	$36,330,000		$34,973,000		$1,357,000		4.50%		18.000%
Class C	$36,330,000		$34,973,000		$1,357,000		4.50%		13.500%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity.

(2)	On the closing date, Rialto Real Estate Fund III – Debt, LP (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Credit Risk Retention”.

(3)	Based on the approximate initial aggregate certificate balance.

(4)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate.

(5)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $475,181,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-SB	%
Class A-3%
Class A-4%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.06125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid out of the servicing fees and special servicing fees, as applicable, described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00867%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any REO loan (excluding any related companion loan) at a per annum rate equal to 0.00195%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any related companion loan) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package.

This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to such non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Grand Canal Shoppes	0.00250%	0.25000%(3)
10000 Santa Monica Boulevard	0.00125%	0.25000%
CIRE Equity Retail & Industrial Portfolio	0.00895%	0.25000%
Maui Portfolio	0.00125%	0.25000%(4)
Meidinger Tower	0.00125%	0.25000%(4)

(1)	Does not reflect the Landing at Fancher Creek mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the servicing fee rate.

(3)	The special servicing fee rate is the greater of (i) 0.25000% per annum or (ii) the rate that would result in a special servicing fee of $3,500 per month.

(4)	The special servicing fee rate is the greater of (i) 0.25000% per annum or (ii) the rate that would result in a special servicing fee of $4,000 a month.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest accrued on the mortgage loans with an anticipated repayment date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth on Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such classes;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class Z and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class Z and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class Z and Class R certificates) to reduce the certificate balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class Z or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.

(2)	Other than the Class X-D, Class X-F, Class X-G, Class Z and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class Z or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reduction amounts to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class Z certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class Z certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or on an anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	The master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be seventy (70) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety-seven (97) commercial, multifamily and/or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $807,336,117.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan, whole loan or companion loan by name refer to such mortgage loan, whole loan or companion loan, as applicable, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and

(iv) any parenthetical with a percent next to a reference to a mortgage loan or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the seventy (70) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan”) and/or, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Grand Canal Shoppes	$50,384,615	6.2%	$709,615,385	$215,000,000	46.3%	59.5%	2.46x	1.67x
Phoenix Industrial Portfolio II	$40,000,000	5.0%	$28,000,000	N/A	74.2%	74.2%	1.41x	1.41x
600 & 620 National Avenue	$38,950,000	4.8%	$98,950,000	N/A	70.0%	70.0%	1.93x	1.93x
10000 Santa Monica Boulevard	$25,000,000	3.1%	$195,000,000	$130,000,000	39.8%	63.3%	2.34x	1.47x
Global Data Center	$25,000,000	3.1%	$12,000,000	N/A	61.7%	61.7%	2.29x	2.29x
The Chantilly Office Portfolio	$24,000,000	3.0%	$22,350,000	N/A	44.4%	44.4%	3.60x	3.60x
Smoke Tree Village and Smoke Tree Commons	$15,000,000	1.9%	$20,500,000	N/A	57.2%	57.2%	1.38x	1.38x
CIRE Equity Retail & Industrial Portfolio	$15,000,000	1.9%	$113,600,000	N/A	64.9%	64.9%	2.28x	2.28x
Gatlin Retail Portfolio	$13,775,000	1.7%	$10,000,000	N/A	76.8%	76.8%	1.53x	1.53x
Ambler Yards	$13,300,000	1.6%	$10,000,000	N/A	73.4%	73.4%	1.49x	1.49x
Blackmore Marketplace	$13,100,000	1.6%	$10,000,000	N/A	66.8%	66.8%	1.60x	1.60x
Maui Portfolio	$12,500,000	1.5%	$16,000,000	N/A	63.2%	63.2%	2.16x	2.16x
Landing at Fancher Creek	$11,500,000	1.4%	$20,000,000	N/A	67.0%	67.0%	1.34x	1.34x
Courtyard by Marriott Secaucus	$10,000,000	1.2%	$5,000,000	N/A	58.8%	58.8%	1.96x	1.96x
Meidinger Tower	$9,000,000	1.1%	$19,000,000	N/A	68.3%	68.3%	1.53x	1.53x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan and any mezzanine debt.

(2)	With respect to those mortgage loans identified under “Description of the Mortgage Pool—Appraised Value”, the indicated loan-to-value ratio has been based on an other than “as-is” appraised value.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the Phoenix Industrial Portfolio II whole loan, the 600 & 620 National Avenue whole loan, the Global

Data Center whole loan, The Chantilly Office Portfolio whole loan, the Smoke Tree Village and Smoke Tree Commons whole loan, the Gatlin Retail Portfolio whole loan, the Ambler Yards whole loan, the Blackmore Marketplace whole loan and the Courtyard by Marriott Secaucus whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and Rialto Capital Advisors, LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The Landing at Fancher Creek whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift securitization date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loan will be a “serviced companion loan”. On and after the servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loan will be a “non-serviced companion loan”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement identified below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Loan Name	Transaction/Trust Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Grand Canal Shoppes	MSC 2019-H7	6.2%	Midland Loan Services, a division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
10000 Santa Monica Boulevard	NCMS 2019-10K	3.1%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
CIRE Equity Retail & Industrial Portfolio	Benchmark 2019-B12	1.9%	Midland Loan Services, a division of PNC Bank, National Association	Midland Loan Services, a division of PNC Bank, National Association	Wilmington Trust, National Association
Maui Portfolio	BBCMS 2019-C4	1.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Meidinger Tower	BBCMS 2019-C4	1.1%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Certificateholder
Grand Canal Shoppes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance, LLC	Argentic Securities Income USA LLC or an affiliate(3)
10000 Santa Monica Boulevard	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Cerberus CMBS Mortgage Securities, Ltd.
CIRE Equity Retail & Industrial Portfolio	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance, LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Maui Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D BBCMS 2019-C4 MOA-HRR, LLC
Meidinger Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D BBCMS 2019-C4 MOA-HRR, LLC

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	This table does not include information related to the servicing shift whole loan.

(3)	With respect to the Grand Canal Shoppes mortgage loan, the control rights and the right to replace the related special servicer are held by the holder of the related subordinate companion loan (currently held by CPPIB Credit Investments II Inc.) so long as no Grand Canal Shoppes control appraisal period is in effect. Unless and until a Grand Canal Shoppes control appraisal period is in effect, the initial directing certificateholder for the Grand Canal Shoppes mortgage loan will not be entitled to exercise control rights or the right to replace the related special servicer for the Grand Canal Shoppes mortgage loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room, unit, beds or acres, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$807,336,117
Number of mortgage loans	70
Number of mortgaged properties	97
Range of Cut-off Date Balances	$875,000 to $50,384,615
Average Cut-off Date Balance	$11,533,373
Range of Mortgage Rates	3.5000% to 5.7500%
Weighted average Mortgage Rate	4.2759%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	119 months
Range of remaining terms to maturity or ARD(2)	58 months to 120 months
Weighted average remaining term to maturity or ARD(2)	118 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	298 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)(5)	39.8% to 76.8%
Weighted average Cut-off Date LTV Ratio(4)(5)	63.4%
Range of LTV Ratios as of the maturity date or ARD(2)(4)(5)	32.2% to 70.0%
Weighted average LTV Ratio as of the maturity date or ARD(2)(4)(5)	56.3%
Range of U/W NCF DSCRs(4)(6)	1.29x to 3.60x
Weighted average U/W NCF DSCR(4)(6)	1.92x
Range of U/W NOI Debt Yields(4)	6.8% to 16.8%
Weighted average U/W NOI Debt Yield(4)	10.8%
Percentage of Initial Pool Balance consisting of:
Partial IO	34.3%
Amortizing	32.0%
Full IO	31.6%
Full IO, ARD	2.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated through or as of, as applicable, such anticipated repayment date.

(3)	Excludes twenty-one (21) mortgage loans, Grand Canal Shoppes, 600 & 620 National Avenue, 10000 Santa Monica Boulevard, Global Data Center, The Chantilly Office Portfolio, 10-12 Celina Avenue, CIRE Equity Retail & Industrial Portfolio, Motus Headquarters, The Bijou Building, The Cliffs at Waterford, Corporate Place, New Hampshire Self Storage Portfolio, 87 East 4th Street, Norman’s Crossing, Walgreens Douglasville, Walgreens Tupelo, Walgreens Lexington, Dollar General Fayette, Dollar General Centralia, Dollar General

Hubbard Lake and Dollar General Trenton (collectively, 33.7%), that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	In the case of fifteen (15) mortgage loans (collectively, 39.2%) identified in the chart titled “Whole Loan Summary” in “Summary of Terms”, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Grand Canal Shoppes mortgage loan (6.2%), the related as of the cut-off date loan-to-value ratio and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 59.5% and 1.67x, respectively. With respect to the 10000 Santa Monica Boulevard mortgage loan (3.1%), the related cut-off date loan-to-value ratio and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loan are 63.3% and 1.47x, respectively. See the table titled “Whole Loan Summary” under “Summary of Terms—The Whole Loans” for information about the debt service coverage ratio, the loan-to-value ratios and debt yield for each mortgage loan that has a related subordinate companion loan.

(5)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the cut-off date loan-to-value ratio and maturity date or anticipated repayment date loan-to-value ratio, as applicable, have been calculated using the “as-is” appraised value.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, other than as described below, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such mortgage loans.

With respect to the Pikeville Commons mortgage loan (1.3%), the mortgage loan refinanced a loan from U.S. Bank secured by the mortgaged property with an original principal balance of $15,350,000. The U.S. Bank loan was originally cross-collateralized with a loan on a shopping center. U.S. Bank agreed to release the cross-collateralization in order to allow a refinance of the shopping center in return for a $2,034,038 paydown of the U.S. Bank loan. The borrower sponsor reduced the principal balance of the U.S. Bank loan with two more curtailment payments in 2018, totaling $450,000. The

U.S. Bank loan entered a maturity default in May 2019, which U.S. Bank waived by extending the maturity date to August 2019 in exchange for an additional $1,000,000 paydown.

See “Description of the Mortgage Pool—Modified and Refinanced Loans” and “—Default History, Bankruptcy Issues and Other Proceedings”.

Mortgaged Properties with Limited
Operating History	Thirteen (13) of the mortgaged properties securing thirteen (13) mortgage loans (collectively, 13.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the related cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single-tenant properties subject to triple-net leases with a related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to three (3) mortgage loans being contributed by Wells Fargo Bank, National Association (14.2%), there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, underwritten vacancies, underwritten occupancy, reserves, single-purpose entity covenants, etc.).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Standards and Loan Analysis”; “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Rialto Real Estate Fund III – Debt, LP, the retaining sponsor, intends to cause (i) RREF III-D UBSCM 2019-C17 MOA, LLC, a majority-owned affiliate, to retain an “eligible vertical interest”, in the form of certificates representing approximately 3.73% of the certificate balance, notional amount or percentage interest of each class of certificates (other than the Class R certificates) and (ii) another majority-owned affiliate, RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, to retain an “eligible horizontal residual interest”, in the form of certificates representing approximately 1.27% of the fair value of all of the ABS interests issued, which will be comprised of the Class NR-RR certificates (other than the portion that comprises the VRR Interest) in a manner that satisfies the U.S. credit risk retention requirements. For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive

Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

●	the master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class Z and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class Z and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of an uncured document defect or an uncured breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the Grand Canal Shoppes mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Pursuant to the related co-lender agreement with respect to each of the Grand Canal Shoppes mortgage loan and the 10000 Santa Monica Boulevard mortgage loan, the holder of the related subordinate companion loan has the right to purchase the related mortgage loan under certain default scenarios as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” and “—The 10000 Santa Monica Boulevard Whole Loan”.

With respect to any mortgage loan as to which equity interests in the related borrower directly or indirectly secure mezzanine debt, the mezzanine lender will generally have the option to purchase such mortgage loan under certain default scenarios.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of any mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs - the lower-tier REMIC and the upper-tier REMIC - for federal income tax purposes. In addition, the portion of the issuing entity consisting of the excess interest accrued on each mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class Z certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility.  We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan.  If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity or on an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope.  Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.  Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower.  Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan.  In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents.  In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties.  The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period.  We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires.  We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease“ below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property.  Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan.  If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if those tenants were paying above-market rents or could not be replaced.  If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.  See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.  In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales.  To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant.  For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant or another major tenant goes dark, if the mortgaged property does not meet certain minimum occupancy levels or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in any co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, to the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses“ below.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Specialty Use Concentrations”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and

●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels.  Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties.  In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other.  As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations.  Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities.  Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism.  These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations.  Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences.  In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception.  These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market.  Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property.  The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license.  In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.  We cannot assure you that a new license could be obtained promptly or at all.  The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.  See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”.  Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system.  We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement.  We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation.  In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager.  Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted.  In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement.  Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.  We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property.  In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center).  In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses.  Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●

in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses.  Shared workspaces are rented by customers on a short term basis.  Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the office tenant offering the shared space and, in turn, its ability to maintain its lease payments.  This may subject the related mortgage loan to increased risk of default and loss.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties have Special Risks” and  “—Industrial Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, rental payments that may depend on financial aid, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●

certain multifamily properties may be considered to be “flexible apartment properties”.  Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled, it could result in less income for the project.  These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.  In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings.  The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems.  As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism.  In addition, data centers can be the subject of build-to-suit construction to specific user requirements.  As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable.  Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.  See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Golf Courses Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a golf course. The successful operation of a golf course is dependent upon maintaining the proper condition of the grass on the golf course, which requires access to a sufficient water supply. The ability of an owner of a golf course to irrigate its course could be adversely impacted due to a drought or other water shortage. A drought of extensive duration could adversely affect the operator of a golf course and, accordingly, the ability of the related borrower to perform under the related mortgage loan. We cannot assure you that there will be a sufficient supply of water for the operation of any golf course. In addition, the rights related to water usage are typically governed by state law. Thus, even if the golf course is located in an area with an ample water supply, we cannot assure you that the golf course will have rights to use the water necessary to maintain the course. Furthermore, other natural or man-made conditions may arise that could damage the conditions of the grass on any golf course.  In addition, the operations of golf courses may be adversely affected due to adverse weather conditions.

Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. An adverse change in economic conditions in the United States or in the immediate geographic area or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses.

A golf course’s age, condition, design, access to transportation and ability to offer certain amenities to its customers, including equipment rental and dining facilities, all affect the ability of a golf course to compete against other golf courses and clubs in attracting and retaining customers. Construction of competing golf courses may adversely affect revenues at a mortgaged property comprised of a golf course, and may require capital expenditures to keep such mortgaged property’s golf course competitive.

Golf courses compete for members and players based on the overall quality of their facilities (including the quality of customer service), the maintenance of their facilities, available amenities, location and overall value.  The number and quality of golf courses in a particular area could have a material effect on the revenue from the membership programs at the related mortgaged property, which could in turn affect the financial performance and results of operations of the related borrower.

The effective management and operation of a golf course is a significant factor affecting the revenues, expenses and value of a golf course. Management of the related mortgaged property will be responsible for, among other things, responding to changes in the local market; insuring that the golf course is well maintained; attracting new members/golf players; promoting the golf course facilities (including scheduling golfing events and tournaments); establishing membership dues, guest fees, green fees and golf cart rentals; overseeing food, beverage and merchandise sales; insuring compliance with local ordinance and regulations applicable to the golf course, and insuring that capital improvements and planned renovations are carried out in a timely fashion.

Repairs, replacements and other expenses to maintain ground conditions and irrigation systems may temporarily suspend the operations, or increase the costs of operating, a golf course.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	reimbursement policies; and

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals.  We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Healthcare-Related Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases”, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

Manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that are not readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis.  In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes.  See also representation and warranty no. 31 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).  Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone.  Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.  In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.  In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes.  See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors.  Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.  Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests.  We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units.  The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered.  In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any.  Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan.  See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted.  In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units.  Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas.  Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition.  Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease.  We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.  Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing.  We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability.  The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables titled “Remaining Term to Maturity/ARD in Months” on Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date, as applicable, of the mortgage loans.  Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, industrial, office, mixed-use and multifamily.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.  We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Michigan, Pennsylvania, Nevada, Wisconsin, Tennessee, Florida and New York.  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●

if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to a mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.  See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property.  Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy.  See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property.  Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.  Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.  See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC —Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Standards and Loan Analysis”; “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property.  To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans.  In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property.  In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests.  These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions.  Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property.  See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation.  See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants.  Properties with theater tenants are exposed to certain unique risks.  Aspects of building site design and adaptability affect the value of a theater.  In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.  In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage.  Parking garages and parking lots present risks not associated with other properties.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility.  Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property.  Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings.  See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.  Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.  In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”.  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance.  Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation.  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See representation and warranty no. 24 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use. See representation and warranty no. 25 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks.  Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection.  The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information.  Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval.  Any such approval process, even if successful, could delay any redevelopment or alteration of a related property.  The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment.  Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan.  In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference.  In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire September 30, 2019. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.  See representation and warranty no. 16 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment.  Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans.  To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program.  The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses.  Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government.  The federal share of compensation for insured losses of an insurer equals 81% in 2019 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year.  Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million in 2019 (subject to annual $20 million increases thereafter until such threshold equals $200 million).  The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks.  Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program.  We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance.  Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.  To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.  In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA.  See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans.  See representation and warranty no. 29 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.  We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance.  Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.  See also representation and warranty no. 16 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, such tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease.  In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information.  The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee.  In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors.  We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows.  For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease.  Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred.  In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.  You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections.  The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus.  We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.

Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result.  In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans.  Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC —Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Standards and Loan Analysis”; “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards“; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC —Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Standards and Loan Analysis”; “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”).  In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan.  Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A-1 for the dates of the latest appraisals for the mortgaged properties.  We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates.  The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure.  Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results.  In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed.  Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and/or “—Appraised Value”, reflects only the “as-is” value (or, in certain cases, may reflect the other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified, which values may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values or values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or on the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC —Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Standards and Loan Analysis”; “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes” for additional information regarding the appraisals.  We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.  See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan.  Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities.  However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements.  Additionally, in some cases unsecured debt exists and/or is allowed in the future.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended.  Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings.  Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors.  Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower.  Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan.  Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities.  Such loans are subject to additional bankruptcy risk.  The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership.  Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property.  The bankruptcy of a general partner may dissolve the partnership under applicable state law.  In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case.  The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower.  A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation.  Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  See “—Tenancies-in-Common May Hinder Recovery” below.  See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk“ below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past.  In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction.  In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction.  We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents.  Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.  In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony.  We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.  Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans.  We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.  See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity.  Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan.  As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow.  Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties.  Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower.  See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common.  In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common under the mortgage loans will be single purpose entities.  Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law.  Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans.  These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans.  For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans.  Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing.  Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.  See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class Z certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or on the related anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or to their anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or on the related anticipated repayment date, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date, as the case may be, if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case.  Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders.  Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.  See also representation and warranty no. 34 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing.  The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants.  The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project.  In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit.  Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period.  In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits.  The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor.  Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years.  The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of UBS AG, New York Branch, one of the sponsors and originators, and of UBS Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans.  The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans.  These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.  In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents.  Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties.  Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants.  The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity.  We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity.  Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans.  In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Ladder Capital Finance LLC is affiliated with the respective borrowers under the Walgreens Douglasville, Walgreens Tupelo, Walgreens Lexington, Dollar General Fayette, Dollar General Centralia, Dollar General Hubbard Lake and Dollar General Trenton mortgage loans (collectively, 2.1%).  Ladder Capital Finance LLC or an affiliate thereof originated each such mortgage loan, and Ladder Capital Finance LLC is the mortgage loan seller with respect to each such mortgage loan.  Each such mortgage loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related mortgage loan documents permit transfers of the related mortgaged property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related mortgage loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related mortgage loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the related tenant under its lease, which may not include insurance coverage against acts of terrorism.

In addition, Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate, is expected to retain the VRR Interest as described in “Credit Risk Retention”, and is expected to be appointed as the initial risk retention consultation party under the pooling and servicing agreement.

The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. In addition, the expected initial risk retention consultation party is affiliated with the b-piece buyer and special servicer. While the risk retention consultation party only has consultation rights, the b-piece buyer and special servicer have rights which are not merely consultive. The risk retention consultation party and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or holder of the VRR Interest holds companion loans or companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans.  In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to such excluded loan. See “Credit Risk Retention”.

In addition, for so long as Rialto Real Estate Fund III – Debt LP or its majority-owned affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information”, not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding such restrictions, there can be no assurance that Rialto Real Estate Fund III – Debt LP or its majority-owned affiliate (as holder of the VRR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, and conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity, and/or providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity.

In addition, Rialto Real Estate Fund III – Debt LP, the retaining sponsor and a mortgage loan seller, is an affiliate of (i) Rialto Capital Advisors, LLC, the special servicer, (ii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and the initial controlling class certificateholder and be appointed as the initial directing certificateholder, (iii) RREF III-D UBSCM 2019-C17 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party and (iv) RREF III-D UBSCM 2019-C17, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other certificates, including the Class X-F, Class X-G and Class F certificates, and which will receive the Class Z certificates (in each case, excluding the portion comprising the VRR Interest). For the avoidance of doubt, Rialto Real Estate Fund III – Debt, LP and each of its affiliated entities listed above are no longer affiliates of Rialto Mortgage Finance, LLC.

Each of these relationships may create a conflict of interest.  For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans“ and “—Other Potential Conflicts of Interest May Affect Your Investment” below.  Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Landing at Fancher Creek whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization, only temporarily, until the securitization of the related controlling companion loan. At that time, the servicing and administration of the related whole loan will shift to the master servicer and the special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of the related controlling companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the related controlling companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder with respect to serviced mortgage loans in this transaction.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) may not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates.  See “Pooling and Servicing Agreement—Servicing Standard”.  The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or affiliate holds certificates or companion loan securities, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans.  In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates.  See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to an excluded special servicer loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class.  After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder or the holder of the majority of the controlling class, the resigning special servicer will be required to select the related excluded special servicer.  See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.  Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.  While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations.  Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the UBS 2019-C17 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller.  This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute for a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that RREF III-D UBSCM 2019-C17 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any excluded loan as to the directing certificateholder or (iii) the servicing shift mortgage loan).  Rialto Capital Advisors, LLC, is expected to be appointed by RREF III-D UBSCM 2019-C17 MOA-HRR, LLC (or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP) to act as the special servicer. In addition, Rialto Capital Advisors, LLC was appointed the initial special servicer under the BBCMS 2019-C4 pooling and servicing agreement, which governs the servicing and administration of the Maui Portfolio whole loan and the Meidinger Tower whole loan, and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the BBCMS 2019-C4 pooling and servicing agreement.

Additionally, Rialto Capital Advisors, LLC, the special servicer under the pooling and servicing agreement, is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and a mortgage loan seller, (ii) RREF III-D UBSCM 2019-C17 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party, (iii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and initial controlling class certificateholder and be appointed as the initial directing certificateholder and (iv) RREF III-D UBSCM 2019-C17, LLC which is expected to purchase the Class G certificates and may purchase certain other certificates, including the Class X-F, Class X-G and Class F certificates and will receive the Class Z certificates (in each case, excluding the portion comprising the VRR Interest).  Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP are also affiliates of the entity that is the initial directing certificateholder under the pooling and servicing agreement. For the avoidance of doubt, Rialto Real Estate Fund III – Debt, LP and each of its affiliated entities listed above are no longer affiliates of Rialto Mortgage Finance, LLC.

Similarly, it is expected that Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the holder of one or more companion loans related to the Grand Canal Shoppes mortgage loan, the 600 & 620 National Avenue mortgage loan, the Landing at Fancher Creek mortgage loan and Global Data Center mortgage loan will also be the master servicer, the custodian and the certificate administrator under this securitization and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters.  In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement.  See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing certificateholder, a companion loan holder, the holder of the majority of the Controlling Class, the risk retention consultation party or collateral property owners or affiliates of any of those parties.  Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor.  We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.  Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of the certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower.  Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing certificateholder, a companion loan holder, the holder of the majority of the Controlling Class, the risk retention consultation party or collateral property owners or affiliates of any of those parties.  Each of these relationships may continue in the future, and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer.

We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.  This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of the certificateholders if the asset representations reviewer or any of its affiliates holds certificates, or has financial interests in or financial dealings with any of the parties to this transaction, borrowers or a parent of a borrower. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF III-D UBSCM 2019-C17 MOA-HRR, LLC or another affiliate of Rialto Capital Advisors, LLC and Rialto Real Estate Fund III – Debt, LP will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any excluded loan as to the directing certificateholder or (iii) the servicing shift mortgage loan).  The special servicer may (i) at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to any excluded loan) and (ii) in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the servicing shift securitization date, take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates.  The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders.  As a result, it is possible (i) that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of the servicing shift whole loan or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the special servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement relating to the applicable other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Directing Certificateholders” in “Description of the Mortgage Pool—The Whole Loans” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in the table titled “Non-Serviced Directing Certificateholders” in “Description of the Mortgage Pool—The Whole Loans” has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan.  Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans.  As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.  In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder with or without cause at any time, for so long as a control termination event (or its equivalent) does not exist (or, in the case of the servicing shift mortgage loan, prior to the servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause).  See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to the servicing shift whole loan, prior to the servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have certain non-binding consultation rights, under the pooling and servicing agreement.  Such companion loan holder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any.  As a result, it is possible that such controlling companion loan holder (solely with respect to the servicing shift whole loan and prior to the servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.  Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the servicing shift whole loan and prior to the servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of certificates.  Accordingly, prior to the servicing shift securitization date, the special servicer may take actions with respect to the servicing shift whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”.  However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.  On and after the servicing shift securitization date, the servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans.  See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced pari passu whole loans other than the servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced pari passu whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”.  In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders.  As a result, it is possible that a serviced companion loan holder with respect to a serviced pari passu whole loan other than the servicing shift whole loan (solely with respect to the related serviced pari passu whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates.  However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.  In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan).  See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.  Notwithstanding the foregoing, with respect to the servicing shift whole loan, prior to the servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and any of its respective affiliates) (or, after the servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower.  In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement).  In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement.  Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation.  See “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class G and Class NR-RR certificates (other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which are referred to in this prospectus collectively as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging arrangements or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is expected that RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any excluded loan as to the directing certificateholder or (iii) the servicing shift mortgage loan). The directing certificateholder will have certain rights to direct and consult with the master servicer and the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to the servicing shift whole loan following the servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”, “—The Non-Serviced AB Whole Loans—The Grand Canal

Shoppes Whole Loan—Consultation and Control” and “—The Non-Serviced AB Whole Loans—The 10000 Santa Monica Whole Loan—Consultation and Control”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) Rialto Real Estate Fund III – Debt, LP, the retaining sponsor and a mortgage loan seller, (b) RREF III-D UBSCM 2019-C17, LLC, which is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), (c) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC or its affiliate, which is expected to be the holder of the “eligible horizontal residual interest” and appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan, the servicing shift mortgage loan or any excluded loan with respect to the directing certificateholder) and (d) RREF III-D UBSCM 2019-C17 MOA, LLC, the expected holder of the VRR Interest and the risk retention consultation party. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF III-D UBSCM 2019-C17 MOA-HRR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Rialto Capital Advisors, LLC is expected to be appointed as the special servicer (and is an affiliate of the entity that is expected to be the initial directing certificateholder and initial controlling class representative, or hold a similar capacity) under the BBCMS 2019-C4 pooling and servicing agreement, which is expected to govern the servicing of the Maui Portfolio whole loan and the Meidinger Tower whole loan. For the avoidance of doubt, Rialto Real Estate Fund III – Debt, LP and each of its affiliated entities listed above are no longer affiliates of Rialto Mortgage Finance, LLC.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to the servicing shift whole loan, prior to the servicing shift securitization date, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to the servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space or renting of hotel rooms, as applicable, in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents may contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States.

When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements in the EU (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors (and, in certain cases, their consolidated subsidiaries) as defined in the EU Securitization Regulation (“EU Institutional Investors”) including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EU; investment firms (as defined in Regulation (EU) No 575/2013) (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant EU Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investor for the purposes of their compliance with any applicable EU Risk Retention and Due Diligence Requirement or any similar requirements. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other person provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements.

Consequently, the offered certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued

CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor, the loan sellers or affiliates thereof had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations“ and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt), defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A or Class X-B certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A or Class X-B certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A or Class X-B certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or have substantial principal balances outstanding on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or otherwise not be repaid on the related anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity, or to otherwise repay a mortgage loan on any related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions“ above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”.

You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under trust and servicing agreement or the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The holder of the VRR Interest will be entitled to certain non-binding consultation rights with respect to certain matters relating to specially serviced loans as described in this prospectus and to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

For the avoidance of doubt, the Class Z certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan and the servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and the servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for the servicing shift whole loan will, prior to the servicing shift securitization date, be entitled to replace the special servicer with or without cause (solely as to such servicing shift whole loan), regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust or other controlling noteholder will have the right to replace the special servicer of such non-serviced whole loan with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicer and the special servicer under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under the applicable pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan or AB whole loan, any directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)      may act solely in the interests of the holders of the related controlling class or the VRR interest, as applicable, (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan or AB whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)     does not have any duties to the holders of any class of certificates other than the related controlling class or the VRR interest, as applicable, (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan or AB whole loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)    may take actions that favor the interests of the holders of the related controlling class or the VRR interest, as applicable, (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift whole loan or AB whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)     will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) - (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan or AB whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balance of the Class NR-RR certificates (taking into account the application of the non-vertically retained percentage of any cumulative appraisal reduction amounts to notionally reduce the certificate balance of such class) is 25% or less of the initial certificate balance of such class (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as and to the extent described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, or any related REO Property. Additionally, with respect to the servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. There is no operating advisor under the trust and servicing agreement with respect to the 10000 Santa Monica Boulevard whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or the servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to the servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders in this transaction generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of the servicing shift mortgage loan, the holder of a related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of the servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of the servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of the servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to the servicing shift whole loan prior to the servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (other than UBS AG, New York Branch, a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute for any mortgage loan, or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Grand Canal Shoppes mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of UBS AG, New York Branch and Wells Fargo Bank, National Association will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor or any related payment guarantor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reduction amounts, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holder(s) of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of seventy (70) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $807,336,117 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2019 (or, in the case of any Mortgage Loan that has its first due date after October 2019, the date that would have been its due date in October 2019 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Fifteen (15) of the Mortgage Loans (collectively, 39.2%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the chart titled “Sellers of the Mortgage Loans” in “Summary of Terms” and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing community properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 15, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion

Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date; provided that:

●

in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means (i) in the case of Mortgage Loans sold into the trust by UBS AG, New York Branch (other than with respect to the Grand Canal Shoppes Mortgage Loan), Rialto Mortgage Finance, LLC, Ladder Capital Finance, LLC, Rialto Real Estate Fund III – Debt, LP and CIBC Inc., the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 365 day year) and (ii) in the case of Mortgage Loans sold into the trust by Wells Fargo Bank, National Association, and with respect to the Grand Canal Shoppes Mortgage Loan, by Wells Fargo Bank, National Association and UBS AG, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan (assuming a 366 day year); and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value“ means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date Loan-to-Value Ratio and/or the LTV Ratio at Maturity or ARD for such Mortgage Loans has been calculated based on an other than “as-is” Appraised Value of a related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis“ is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained on Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio“ for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” (or, in the case of Mortgage Loans identified under “—Appraised Value” below, other than “as-is”) Appraised Value as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth on Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date (or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth on Annex A-1 and on Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and on Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth on Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised

Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR“ or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or the Anticipated Repayment Date of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, LTV Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment“ or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or, in the case of an ARD Loan, the principal balance scheduled to be outstanding at the related Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal or principal balance, as applicable, referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions on Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●

“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●

“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●

“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●

“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●

“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●

“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF“ or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses“ or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF“ or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some, but not all, of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto for disclosure regarding any variances in the calculation of Underwritten Net Cash Flow.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio“ or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield“ or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI“ or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio“ or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield“ or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

“Underwritten Revenues“ or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds”, “Pads“ or “Acres” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operating as student housing, the number of beds, (e) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units, or (f) in the case of a Mortgaged Property operating as a golf course, the number of acres.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables on Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information on Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$807,336,117
Number of Mortgage Loans	70
Number of Mortgaged Properties	97
Range of Cut-off Date Balances	$875,000 to $50,384,615
Average Cut-off Date Balance	$11,533,373
Range of Mortgage Rates	3.5000% to 5.7500%
Weighted average Mortgage Rate	4.2759%
Range of original terms to maturity or ARD(2)	60 months to 120 months
Weighted average original term to maturity or ARD(2)	119 months
Range of remaining terms to maturity or ARD(2)	58 months to 120 months
Weighted average remaining term to maturity or ARD(2)	118 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	298 months to 360 months
Weighted average remaining amortization term(3)	355 months
Range of Cut-off Date LTV Ratios(4)(5)	39.8% to 76.8%
Weighted average Cut-off Date LTV Ratio(4)(5)	63.4%
Range of LTV Ratios as of the maturity date or ARD(2)(4)(5)	32.2% to 70.0%
Weighted average LTV Ratio as of the maturity date or ARD(2)(4)(5)	56.3%
Range of U/W NCF DSCRs(4)(6)	1.29x to 3.60x
Weighted average U/W NCF DSCR(4)(6)	1.92x
Range of U/W NOI Debt Yields(4)	6.8% to 16.8%
Weighted average U/W NOI Debt Yield(4)	10.8%
Percentage of Initial Pool Balance consisting of:
Partial IO	34.3%
Amortizing	32.0%
Full IO	31.6%
Full IO, ARD	2.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated through or as of the related Anticipated Repayment Date.

(3)

Excludes twenty-one (21) Mortgage Loans, Grand Canal Shoppes, 600 & 620 National Avenue, 10000 Santa Monica Boulevard, Global Data Center, The Chantilly Office Portfolio, 10-12 Celina Avenue, CIRE Equity Retail & Industrial Portfolio, Motus Headquarters, The Bijou Building, The Cliffs at Waterford, Corporate Place, New Hampshire Self Storage Portfolio, 87 East 4th Street, Norman’s Crossing, Walgreens Douglasville, Walgreens Tupelo, Walgreens Lexington, Dollar General Fayette, Dollar General Centralia, Dollar General Hubbard Lake and Dollar General Trenton (collectively, 33.7%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)

In the case of fifteen (15) Mortgage Loans (collectively, 39.2%), identified in the chart titled “Whole Loan Summary” in “Summary of Terms,” each of which has one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the DSCR, LTV Ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the related Cut-off Date LTV Ratio and U/W NCF DSCR calculated including the related Subordinate Companion Loan are 59.5% and 1.67x, respectively. With respect to the 10000 Santa Monica Boulevard Mortgage Loan (3.1%), the related Cut-off Date LTV Ratio and U/W NCF DSCR calculated including the related Subordinate Companion Loan are 63.3% and 1.47x, respectively.

(5)

Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, the Cut-off Date LTV Ratio and LTV Ratio as of the maturity date or Anticipated Repayment Date have been calculated using the “as-is” appraised value.

(6)

Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date, provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

The issuing entity will include twelve (12) Mortgage Loans, representing approximately 29.7% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable (other than solely by reason of cross-collateralization with another Mortgage Loan and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loans.

See also “—Certain Calculations and Definitions“ above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Retail	30	$185,197,010	22.9%
Anchored	15	84,160,694	10.4
Specialty Retail	1	50,384,615	6.2
Unanchored	4	18,365,451	2.3
Single Tenant	7	16,930,000	2.1
Shadow Anchored	3	15,356,250	1.9
Hospitality	19	$176,133,019	21.8%
Limited Service	14	129,743,212	16.1
Extended Stay	3	29,871,913	3.7
Full Service	1	8,289,474	1.0
Select Service	1	8,228,420	1.0
Industrial	18	$123,288,187	15.3%
Warehouse	14	94,031,610	11.6
Manufacturing	2	16,112,856	2.0
Flex	1	8,250,000	1.0
Warehouse/Distribution	1	4,893,721	0.6
Office	10	$110,123,336	13.6%
Suburban	7	66,300,000	8.2
CBD	2	22,850,000	2.8
Medical	1	20,973,336	2.6
Mixed Use	6	$78,325,890	9.7%
Retail/Office	3	48,045,000	6.0
Multifamily/Retail	2	16,980,890	2.1
Industrial/Office	1	13,300,000	1.6
Multifamily	8	$76,017,243	9.4%
Garden	7	51,017,243	6.3
High Rise	1	25,000,000	3.1
Other	2	$29,210,526	3.6%
Data Center	1	25,000,000	3.1
Golf Course	1	4,210,526	0.5
Manufactured Housing Community	1	$18,200,000	2.3%
Manufactured Housing Community	1	18,200,000	2.3
Self Storage	3	$10,840,905	1.3%
Self Storage	3	10,840,905	1.3
Total/Weighted Average	97	$807,336,117	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●

With respect to the Walgreens Douglasville, Walgreens Tupelo and Walgreens Lexington Mortgage Loans (collectively, 1.6%), Walgreens, the sole tenant at each Mortgaged Property, announced on August 6, 2019 that it would be closing 200 U.S.

stores. Walgreens did not release a list of stores that it plans to close, and we cannot assure you that the Mortgaged Properties will not be affected by the store closures.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks“ and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●

Hotel properties may be particularly affected by seasonality. The Hudson River Hotel, Comfort Inn & Suites – Seattle, Staybridge Suites Benton Harbor and Springhill Suites Auburn Hills Mortgage Loans (collectively, 5.3%) require seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents.

●

With respect to the hotel properties set forth in the above chart, we note that all such properties are flagged hotel properties that are affiliated with a franchise or a hotel management company through a franchise or management agreement, except for the Maui Portfolio - Maui Beach Hotel and Hudson River Hotel Mortgaged Properties (collectively, 2.8%).

●	With respect to the Hudson River Hotel Mortgage Loan (1.8%), the appraisal indicated that a 79-room hotel expected to open in May 2020 will directly compete with the Mortgaged Property.

●	With respect to the Hudson River Hotel Mortgage Loan (1.8%), one of the borrower sponsors owns an adjacent hotel that competes with the Mortgaged Property.

●

With respect to the Hampton Inn Belton Mortgage Loan (0.8%), an 83-room Fairfield Inn & Suites by Marriott currently under construction and expected to open in November 2019 will be directly competitive with the Mortgaged Property.

For a description of scheduled PIPs with respect to certain Mortgaged Properties, see
“—Redevelopment, Renovation and Expansion”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License / Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
SpringHill Suites Corona Riverside	$15,015,357	1.9%	7/18/2034	8/6/2029
Courtyard by Marriott Mt. Juliet	$14,840,000	1.8%	10/2/2036	10/1/2029
Waramaug Florida Hotel Portfolio - Residence Inn – Port St. Lucie	$14,400,000	1.8%	8/23/2034	9/6/2029
Hampton Inn & Suites Mt. Juliet	$13,880,000	1.7%	11/8/2027	10/1/2029
Comfort Inn & Suites - Seattle(2)	$11,585,000	1.4%	3/22/2039	9/6/2029
Waramaug Florida Hotel Portfolio - Springhill Suites – Tallahassee Central	$10,000,000	1.2%	8/23/2034	9/6/2029
Courtyard by Marriott Secaucus	$10,000,000	1.2%	12/31/2027	10/6/2029
Staybridge Suites Benton Harbor	$8,488,807	1.1%	7/31/2037	9/6/2029
Home2 Suites Cartersville	$8,478,509	1.1%	2/29/2036	8/6/2029
Springhill Suites Auburn Hills	$8,228,420	1.0%	6/30/2029	8/6/2029
Best Western El Grande Inn	$7,100,000	0.9%	11/30/2019(3)	10/1/2029
MainStay Suites Grantville Hershey	$6,983,107	0.9%	10/17/2028(4)	8/6/2029
Fairfield Inn & Suites Holiday Tarpon Springs	$6,982,408	0.9%	7/11/2031	8/6/2029
Hampton Inn Belton	$6,136,048	0.8%	3/31/2031	8/6/2029
Best Western Plus - Newport News(3)	$4,392,332	0.5%	11/30/2019	9/6/2029
San Antonio Hotel Portfolio - La Quinta San Antonio	$4,000,000	0.5%	11/20/2036	10/1/2029
San Antonio Hotel Portfolio - Best Western Elmendorf	$3,150,000	0.4%	11/30/2019(3)	10/1/2029

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)

The franchisor and franchisee have a mutual right to terminate the related franchise agreement with or without cause, exercisable on the 10th and 15th anniversary of the commencement of the franchise agreement.

(3)	The related franchise membership agreement is subject to automatic annual renewal, pursuant to the terms of such membership agreement.

(4)

The franchisor and franchisee have a mutual right to terminate the related franchise agreement with or without cause, exercisable on the 15th anniversary of the commencement of the franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” as well as “—Specialty Use Concentrations”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●

With respect to the Phoenix Industrial Portfolio II - DuBois Mortgaged Property (1.0%), of the approximate 612,800 square foot NRA, approximately 139,865 square feet is used by the sole tenant DuBois Logistics, LLC for freezer/refrigeration space.

●

With respect to the Howell Industrial Portfolio - TK Holdings Mortgaged Property (0.6%), the sole tenant, TK Services Inc. was formed in 2018 as part of a bankruptcy restructuring of the U.S. operations of Takata Corporation (which manufactured defective airbags). The tenant is winding down the business by servicing and disposing of defective airbag inflators, and selling parts from the airbags to manufacturers.

●	With respect to the FedEx Muncie Mortgaged Property (0.1%), the sole tenant, Federal Express Corporation (“FedEx”), alleges that the borrower, as landlord, is delinquent in completing its repair and maintenance obligations under its lease with Fedex. The lease does not contemplate a default for failure to complete work, but provides that failure to complete required work is a $50 per day fine. At origination, the lender reserved $61,278, which represents 120% of the anticipated fees, penalties, fines or other costs in connection with immediate repairs. The lender has required the completion of any outstanding work as a post-origination requirement and has added a loss-carveout in the event of the termination of the lease by Fedex in connection with the borrower’s failure to complete the immediate repairs. FedEx represented in an estoppel that to its knowledge landlord is not in default in respect of any of its obligation and that no event has occurred that would permit tenant to terminate the lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●

With respect to the Fresenius Salt Lake Mortgage Loan (2.6%), the largest tenant, Wasatch Artificial Kidney, accounting for approximately 26.4% of the NRA at the Mortgaged Property, is an outpatient dialysis center. Additionally, four of the seven tenants (including Wasatch Artificial Kidney), accounting for approximately 67.5% of the NRA at the Mortgaged Property, have leases that are guaranteed by Fresenius Medical Care Holdings, Inc. (“Fresenius”). Fresenius operates approximately 3,900 outpatient dialysis centers. On July 10, 2019, President Trump signed an executive order (the “Executive Order”) with the primary goal of reducing the need for outpatient dialysis centers and encouraging providers to develop at-home dialysis options. We cannot assure you that the Executive Order will not have an adverse effect on the cash flow of Wasatch Artificial Kidney or on the ability of Fresenius to honor its obligations under the lease guaranties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●

Each such mixed use Mortgaged Property has one or more retail, office, multifamily and industrial components. See “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “Multifamily Properties Have Special Risks”, as applicable.

●	With respect to the Pikeville Commons Mortgaged Property (1.3%), approximately 85% of the multifamily tenants are students.

●

With respect to the Pikeville Commons Mortgaged Property (1.3%), the borrower sponsor owns an adjacent retail property that competes with the retail portion of the Mortgaged Property. See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment”.

●	With respect to the 87 East 4th Street Mortgage Loan (0.8%) the related Mortgaged Property includes one retail unit and eight residential units, one of which is rent stabilized and one of which is rent controlled. Revenues from the two regulated units, the six deregulated units and the retail unit, represent approximately 2.0%, 58.0% and 39.9%, respectively, of the total underwritten revenues for the Mortgaged Property. The underwriting of the Mortgaged Property did not include any mark-to-market adjustment of regulated rents. The prior owners of the Mortgaged Property deregulated six of the residential units, but the borrower was not provided with the necessary records to substantiate the proper deregulation of the prior rent-stabilized apartments. There is a risk that certain of the market rent units were improperly deregulated from rent stabilization and that the deregulated units could be reverted to rent stabilization, resulting in rent overcharge penalties plus treble damages. The Mortgage Loan documents provide for recourse to the guarantor for any loss related to overcharge penalties and/or related to the inability to charge market rents for such units. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

In the case of the multifamily properties set forth in the above chart, we note the following:

●

With respect to the 10000 Santa Monica Boulevard Mortgage Loan (3.1%), the amenity space at the Mortgaged Property is operated by an affiliate of the borrower, pursuant to a lease between the borrower and such affiliate (the “Club Lease”). The initial term of the Club Lease expires on December 31, 2019, and automatically renews on a year-to-year basis unless either party elects not to renew. The operating lessee also holds the liquor license for the 10000 Santa Monica Boulevard Mortgaged Property. The borrower has assigned its rights under the Club Lease to the lender, and the operating lessee has subordinated its rights arising from the Club Lease to the lender’s security interests under the Mortgage Loan documents. Upon foreclosure, the lender can terminate the Club Lease and the operating lessee has agreed to attorn to the lender (or other purchaser in foreclosure). In addition, there is a cooperation agreement between the borrower, the operating lessee and the lender to facilitate the transition of operations to the lender. The amenity space currently operates at a loss exceeding $100,000 per month. The lender may require the borrower to terminate the management agreement and replace the manager in accordance with the terms of the Mortgage Loan documents pursuant to a replacement management agreement, if (a) an event of default under the Mortgage Loan documents has occurred and remains uncured, (b) the manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (unless, in the case of an involuntary bankruptcy filing only that was not consented to by the manager, if such petition is not dismissed within 60 days of filing), (c) a material default by the manager occurs under the management agreement and continues beyond applicable cure periods or (d) there is a change in control of the manager.

●	With respect to the 10000 Santa Monica Boulevard Mortgage Loan (3.1%), as of the origination date, 18 units in the 281-unit multifamily building were rented under month-to-month leases.

●	With respect to the Landing at Fancher Creek Mortgage Loan (1.4%), the Mortgaged Property has been the site of several violent crimes, including shootings in 2016 and

2018 and a stabbing in 2018. Since the borrower sponsor purchased the property in 2015, he has untaken various measures to address related concerns, including increased spending for security measures such a security cameras, traffic gates and courtesy patrols. The borrower hired new property management in December 2018. We cannot assure, you, however, that such measures will reduce or eliminate criminal activity at the Mortgaged Property, or that any such activity will not adversely affect the performance of the Mortgaged Property, including its occupancy levels, rental rates or perceived desirability.

●

With respect to the Landing at Fancher Creek Mortgage Loan (1.4%), the Mortgaged Property had widespread issues with air conditioning malfunctions in May-June 2019 during a time of unusually high temperatures in the area. At least 20 or more units were affected, and delays in responding to tenant complaints resulted in negative publicity and on-line reviews. Management’s response times were aggravated by shortages of available HVAC repair vendors. Management has since hired a full-time maintenance person who is certified to repair HVAC units, and is implementing an annual servicing program. We cannot assure you, however, that these measures will fully address tenant service issues at the Mortgaged Property or abate the negative effects of adverse publicity and on-line reviews.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Golf Course Properties

In the case of the golf course properties set forth in the above chart, we note the following:

With respect to the Maui Portfolio Mortgage Loan (1.5%), the Maui Nui Golf Course Mortgaged Property is (a) subject to a management agreement that expires on December 31, 2020; however, the term is subject to automatic annual renewals unless terminated by either the borrower or property manager upon (i) 60 days prior written notice for non-renewal, and (ii) 90 days prior written notice for termination unrelated to a default, in accordance with the terms set forth therein; and (b) subject to a lease with a food and beverage operator for operation of the indoor and patio restaurant space that expires on November 30, 2022.

See “Risk Factors—Risks Relating to the Mortgage Loans—Golf Course Properties Have Special Risks“ and “—Specialty Use Concentrations” below.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA identified on Annex A-1 that operates (or has a sub-tenant that operates) its space in whole or in part as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
Restaurant(1)	16	20.1%
Theater/entertainment facility(2)	2	6.7%
Medical/laboratory(3)	5	6.0%
Gym, fitness center or a health club(4)	8	5.9%
Data Center(5)	1	3.1%
Bank Branch(6)	3	2.8%
Grocery store(7)	4	2.6%
Cold storage facility(8)	1	1.0%
Laundromat(9)	1	0.6%
School or educational facility(10)	1	0.6%
Golf Course(11)	1	0.5%
Brewery(12)	1	0.2%

(1)

Includes Grand Canal Shoppes, Centrepointe Plaza, Nostrand Place, Smoke Tree Village and Smoke Tree Commons – Smoke Tree Village, CIRE Equity Retail & Industrial Portfolio - Wood Village Town Center, CIRE Equity Retail & Industrial Portfolio - Glendale Market Square, Gatlin Retail Portfolio, Pikeville Commons, Indian Lake West Plaza, El Segundo Plaza, 87 East 4th Street, Norman’s Crossing, Northern Hills Shopping Center, Nut Tree 1670 and Military Plaza Mortgaged Properties.

(2)	Includes Grand Canal Shoppes and Military Plaza Mortgaged Properties.

(3)	Includes Fresenius Salt Lake, Ambler Yards, El Segundo Plaza, Eagle Springs Professional Center and Webb’s Plaza Mortgaged Properties.

(4)

Includes The Black Building, Gatlin Retail Portfolio, Indian Lake West Plaza, Ludington Retail Center, CIRE Equity Retail & Industrial Portfolio - Pecan Promenade, CIRE Equity Retail & Industrial Portfolio - Val Vista Towne Center and Webb’s Plaza Mortgaged Properties.

(5)	Includes Global Data Center Mortgaged Property.

(6)	Includes El Segundo Plaza, The Bijou Building and Norman’s Crossing Mortgaged Properties.

(7)	Includes Smoke Tree Village and Smoke Tree Commons, Parkway Village West and CIRE Equity Retail & Industrial Portfolio - Pear Tree Mortgaged Properties.

(8)	Includes Phoenix Industrial Portfolio II - DuBois Mortgaged Property.

(9)	Includes Northern Hills Shopping Center Mortgaged Property.

(10)	Includes Webb’s Plaza Mortgaged Property.

(11)	Includes Maui Portfolio - Maui Nui Golf Course Mortgaged Property.

(12)	Includes CIRE Equity Retail & Industrial Portfolio - Central Park Shopping Center Mortgaged Property.

The Smoke Tree Village and Smoke Tree Commons - Smoke Tree Village, CIRE Equity Retail & Industrial Portfolio - Central Park Shopping Center, CIRE Equity Retail & Industrial Portfolio - Val Vista Towne Center and Parkway Village West Mortgaged Properties (collectively, 1.6%) include one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

The CIRE Equity Retail & Industrial Portfolio - Pecan Promenade, the CIRE Equity Retail & Industrial Portfolio - Valley Plaza and the CIRE Equity Retail & Industrial Portfolio - Central Park Shopping Center Mortgaged Properties (collectively, 0.8%) each have a dry cleaner tenant with on-site processing operations. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan Per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Grand Canal Shoppes	$50,384,615	6.2%	$1,000	2.46x	46.3%	Retail
Phoenix Industrial Portfolio II	$40,000,000	5.0%	$28	1.41x	74.2%	Industrial
600 & 620 National Avenue	$38,950,000	4.8%	$913	1.93x	70.0%	Office
Phoenix Industrial Portfolio I	$32,950,297	4.1%	$28	1.93x	64.2%	Industrial
10000 Santa Monica Boulevard	$25,000,000	3.1%	$782,918	2.34x	39.8%	Multifamily
Global Data Center	$25,000,000	3.1%	$182	2.29x	61.7%	Other
Waramaug Florida Hotel Portfolio	$24,400,000	3.0%	$114,554	2.10x	74.4%	Hospitality
The Chantilly Office Portfolio	$24,000,000	3.0%	$108	3.60x	44.4%	Office
Fresenius Salt Lake	$20,973,336	2.6%	$407	1.29x	68.5%	Office
Centrepointe Plaza	$20,500,000	2.5%	$178	1.43x	63.1%	Retail
Nostrand Place	$19,995,000	2.5%	$284	1.39x	68.9%	Mixed Use
Chelmsford MHC	$18,200,000	2.3%	$71,654	1.42x	64.1%	Manufactured Housing Community
Eagle Point Village Apartments	$17,400,000	2.2%	$58,000	1.48x	65.7%	Multifamily
The Black Building	$16,650,000	2.1%	$134	1.63x	71.5%	Mixed Use
10-12 Celina Avenue	$16,510,000	2.0%	$51	2.17x	64.7%	Industrial
Top 3 Total / Weighted Average	$129,334,615	16.0%		1.98x	62.1%
Top 5 Total / Weighted Average	$187,284,912	23.2%		2.02x	59.5%
Top 15 Total / Weighted Average	$390,913,248	48.4%		1.97x	62.0%

(1)

In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan Per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.

See “—Assessment of Property Value and Condition”.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions on Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or portfolio of properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan(s).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Phoenix Industrial Portfolio II	$40,000,000	5.0%
Phoenix Industrial Portfolio I	$32,950,297	4.1
Waramaug Florida Hotel Portfolio	$24,400,000	3.0
The Chantilly Office Portfolio	$24,000,000	3.0
Smoke Tree Village and Smoke Tree Commons	$15,000,000	1.9
CIRE Equity Retail & Industrial Portfolio	$15,000,000	1.9
Gatlin Retail Portfolio	$13,775,000	1.7
Maui Portfolio	$12,500,000	1.5
Howell Industrial Portfolio	$11,235,585	1.4
New Hampshire Self Storage Portfolio	$8,250,000	1.0
San Antonio Hotel Portfolio	$7,150,000	0.9
Total	$204,260,881	25.3%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous and/or may be owned by separate borrowers. For example, with respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous and are each owned by a separate borrower.

Five (5) groups of Mortgage Loans (collectively, 22.4%) are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 9.0% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx.% of Initial Pool Balance
Group 1:
Phoenix Industrial Portfolio II	5	$40,000,000	5.0%
Phoenix Industrial Portfolio I	3	32,950,297	4.1
Total for Group 1:	8	$72,950,297	9.0%
Group 2:
Waramaug Florida Hotel Portfolio	2	$24,400,000	3.0%
Courtyard by Marriott Secaucus	1	10,000,000	1.2
Total for Group 2:	3	$34,400,000	4.3%
Group 3:
Courtyard by Marriott Mt. Juliet	1	$14,840,000	1.8%
Hampton Inn & Suites Mt. Juliet	1	13,880,000	1.7
Total for Group 3:	2	$28,720,000	3.6%
Group 4:
Smoke Tree Village and Smoke Tree Commons	2	$15,000,000	1.9%
Blackmore Marketplace	1	13,100,000	1.6
Total for Group 4:	3	$28,100,000	3.5%
Group 5:
Walgreens Douglasville	1	$4,650,000	0.6%
Walgreens Tupelo	1	4,450,000	0.6
Walgreens Lexington	1	4,050,000	0.5
Dollar General Fayette	1	1,071,000	0.1
Dollar General Centralia	1	931,000	0.1
Dollar General Hubbard Lake	1	903,000	0.1
Dollar General Trenton	1	875,000	0.1
Total for Group 5:	7	$16,930,000	2.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Principal“ on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	15	$ 165,923,894	20.6%
Michigan	10	$ 65,117,625	8.1%
Pennsylvania	4	$ 53,658,243	6.6%
Nevada	1	$ 50,384,615	6.2%
Wisconsin	4	$ 45,334,528	5.6%
Tennessee	5	$ 43,901,283	5.4%
Florida	6	$ 40,462,342	5.0%
New York	3	$ 40,278,560	5.0%

(1)

Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-four (24) other states, with no more than 4.5% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●

Nineteen (19) Mortgaged Properties (collectively, 25.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties. Based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

●

Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, which areas are more susceptible to hurricanes. See representation and warranty no. 16 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties With Limited Prior Operating History

Thirteen (13) of the Mortgaged Properties or the portfolio of Mortgaged Properties securing thirteen (13) Mortgage Loans (collectively, 13.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property, or (iii) are single-tenant properties subject to triple net leases with the related tenant where a related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Diversified Ownership

The El Segundo Plaza Mortgage Loan (0.8%) has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Ambler Yards Mortgage Loan (1.6%), the related borrower is a Pennsylvania limited partnership that is directly owned by 36 limited partners, representing in the aggregate 100% of the related ownership interest (none of whom own more than a 8.4% interest in the borrower).

With respect to the Corporate Place Mortgage Loan (1.0%), the related borrower is a California limited partnership that is directly owned by 22 limited partners, representing in the aggregate 73.3% of the related ownership interest (none of whom own more than a 10.17% interest in the borrower).

Condominium Interests

Each of the Grand Canal Shoppes, Waramaug Florida Hotel Portfolio, Gatlin Retail Portfolio, Maui Portfolio and Springhill Suites Auburn Hills Mortgage Loans (collectively, 13.5%), is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Other than as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the Mortgaged Property is located predominantly within the ground, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The first floor of the Barneys store and the casino level space (ground level) is ground leased. The remaining collateral, except for certain space located above a Walgreens store, is owned in fee. A portion of the fee is located at the ground level (the “retail annex”), with the majority of the fee interest located on levels 2 and 3. The collateral is part of a vertical subdivision (i.e., the fee ownership is solely of the designated space on the ground level and levels 2 and 3 and does not include the land). A reciprocal easement agreement (the “Grand Canal Shoppes REA”) governs the relationship among the owner of the Grand Canal Shoppes Mortgaged Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino.

Pursuant to the Grand Canal Shoppes REA, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes borrowers under the Grand Canal Shoppes Mortgage Loan and, in the case of acceleration of the Grand Canal Shoppes Mortgage Loan, has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Mortgage Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

In addition, pursuant to the Grand Canal Shoppes REA, a transfer (other than to a lender or the first subsequent transferee in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Mortgaged Property) of the Grand Canal Shoppes Mortgaged Property is subject to certain transfer restrictions. In particular, a transfer of the Grand Canal Shoppes portion of the Mortgaged Property or the Palazzo Shoppes portion of the Mortgaged Property requires notice to and consent of the owner of the related hotel and casino property; provided that such consent is not required (but notice is still required) if (x) neither the transferee nor any affiliate thereof is a Competitor (as defined below), (y) the transferee (or an affiliate thereof) owns or manages not less than ten million square feet of retail space in the United States and (z) such transfer would not, in the good-faith judgment of the related hotel and casino owner, jeopardize any of the related hotel and casino owner’s gaming licenses. A “Competitor” is defined as a person other than the existing hotel and casino owners that (i) owns or operates (or is an affiliate of an entity that owns or operates) a hotel located in Clark County, Nevada; Pennsylvania; Kansas; Macau or Singapore, a convention center located in Clark County, Nevada; Singapore or Macau or any casino and/or (ii) is a union pension fund or an affiliate thereof. The Grand Canal Shoppes REA and the related ground leases also contain restrictions on leasing or subleasing to a Competitor and certain tenant use restrictions generally related to maintaining the quality of the tenants. In addition, such documents require that tenants and subtenants agree to provide information on their ownership, management and sources of financing, and agree to terminate any relationship which may jeopardize the gaming license of the casino portion of the project, or be subject to termination of their lease.

With respect to the Maui Portfolio Mortgage Loan (1.5%), the Maui Beach Hotel Mortgaged Property (the “Hotel Unit”) is one of two units subject to a two-unit condominium regime. The related borrower sponsor or its affiliate currently owns the adjacent second unit (the “Development Unit”), which is not part of the collateral for the Mortgage Loan. Governance of the condominium is by an association which has a board of directors. Each unit owner is a member of the association and the board of directors consists of two persons - one appointed by the Hotel Unit owner and one appointed by the Development Unit owner. The units operate independently of one another and the only common elements that are controlled by the board are (a) the existing water well located on the Hotel Unit that serves both units for irrigation only, and (b) any other portion of the condominium that unit owners with at least 45.4% of the common interests plus consent of eligible mortgage holders designate in writing. As actions of the board, including, among other things, (i) electing not to restore any portion of the condominium, for which such condominium maintains insurance, following a casualty thereto, (ii) terminating such condominium, and (iii) amending the related condominium declaration, require a majority vote, both board members must concur. In addition, the lender has been designated and accepted by the condominium association as an “Eligible Holder”, pursuant to which the lender has consent rights over major activities of the board, including, without limitation, amendments to the condominium documents which regulate, among other things, (i) voting rights, (ii) hazard or fidelity insurance requirements, (iii) reallocating interests in the common elements, and (iv) changing access easements and shared parking easements that are granted pursuant to the related condominium declaration.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	91	$706,919,199	87.6%
Fee Simple(2) / Leasehold	2	62,116,918	7.7
Leasehold	4	38,300,000	4.7
Total	97	$807,336,117	100.0%

(1)

Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)

An encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as noted in the exceptions to representation and warranty no. 34 on Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Phoenix Industrial Portfolio I Mortgage Loan (4.1%), the St Francis Mortgaged Property is comprised of three parcels. The borrower owns the 4051 S. Iowa Avenue parcel (“Parcel A”), which is leased to sole tenant Nova Wildcat Shur-Line LLC (“Shurline”). The borrower owns a leasehold interest in the 4120 South Iowa Avenue parcel (“Parcel B”), pursuant to a ground lease between the borrower, as ground lessee, and Wisconsin Electric Power Company (“WERP”), as ground lessor, which expires on December 31, 2066, inclusive of all options. The current annual ground rent is $21,488, with stated fixed periodic rent steps with additional potential adjustments based on land fair market value formulas. The borrower subleases Parcel A to sole sub-tenant Manesis 3 PL LLC, which in turn further subleases Parcel A to Caterpillar Global Mining LLC. The borrower owns a leasehold interest in the parking lot (“Parcel C”) located between Parcel A and Parcel B, pursuant to a ground lease between the borrower, as ground lessee, and WERP, as ground lessor, which expires on December 31, 2066, inclusive of all options. The current annual ground rent is $7,405, with stated fixed periodic rent steps with additional potential adjustments based on land fair market value formulas. The borrower subleases Parcel C to Shurline. The related ground leases do not contain certain customary mortgagee protection provisions, such as the unconditional right to sublease without the ground lessor’s consent and the unconditional right to enter into a new lease on the same terms and conditions as the ground leases in the event the ground leases are rejected or terminated. For additional information, see the exceptions to representation and warranty no. 34 in Annex D-1 indicated in Annex D-2.

With respect to the Ambler Yards Mortgage Loan (1.6%), the term of the related ground lease between BASF Corporation, as ground lessor, and the borrower, as successor-in-interest to 300 Brookside Commercial, LP, as ground lessee, expires on June 12, 2114, provided, however, that BASF Corporation may terminate the ground lease and cause the borrower to take title to the fee estate for $1.00 upon the resolution of all environmental issues at the Mortgaged Property, and receipt of regulatory approval of BASF Corporation’s environmental cleanup required pursuant to the ground lease. All ground rent due under the ground lease has been paid – three installments of $468,750 were paid on each of June 12, 2016, June 12, 2017 and June 12, 2018. There is no annual rent due under the ground lease. The related ground lease does not contain customary mortgagee protection provisions, such as the unconditional right to enter into a new lease in the event the ground lease is rejected or terminated. For additional information, see the exceptions to representation and warranty no. 34 in Annex D-1 indicated in Annex D-2.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests“ and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven (11) months prior to the Cut-off Date (other than with regard to the Windsor Park Apartments Mortgaged Property and the Nut Tree 1670 Mortgaged Property, for which environmental insurance was obtained in lieu of an environmental report). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “Phase I ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses”. See also “—Non-Recourse Carveout Limitations” for disclosure regarding Mortgage Loans as to which there is no third-party environmental indemnitor. See also representation and warranty no. 40 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the 600 & 620 National Avenue Mortgage Loan (4.8%), the Mortgaged Property is included within the Middlefield-Ellis-Whitman (“MEW”) Superfund Site and ongoing remedial activities are being performed by identified responsible parties under U.S. Environmental Protection Agency oversight. Long-term, area-wide electronics industry-related activities resulted in subsurface contamination with various volatile organic compounds, primarily trichloroethylene

(“TCE”). The responsible parties include Fairchild Semiconductor International, subsidiary to ON Semiconductor Corporation (NASDAQ: ON), Schlumberger Technology Corporation (NYSE: SLB), SUMCO Corporation (TYO: KK), and Vishay Intertechnology (NYSE: VSH). Former buildings that existed on-site were demolished in 2012, and site activities involved metal plating activities, but not the use of TCE. Following the removal of facility equipment, based on soil and groundwater sampling, the California Department of Toxic Substances (“DTSC”) concluded that that there were no significant contaminant releases at the Mortgaged Property, and it was not a source of volatile organic compounds (“VOCs”) for the MEW Superfund contaminant plume. Both the DTSC and local environmental authorities issued regulatory closure letters prior to redevelopment of the site that began in 2015. The improvements on the Mortgaged Property include installation of a vapor mitigation system (engineered liner with sub-slab depressurization system). The Mortgaged Property is subject to certain recorded use and activity limitations, including prohibitions against any schools, nursing home, hospital or similar uses being conducted on-site, as well as easements necessary for ongoing remediation. The lease with Google provides for tenant remedies in the event of a governmental order preventing a material portion of the leased premises from being used due to unsafe or hazardous conditions related to exceedance of air quality screening levels, including rent abatement and, if the conditions affect at least one floor and continue for more than 180 days, lease termination and reimbursement of unamortized tenant costs. According to the Phase I ESA report, indoor air sampling conducted in January 2018 showed indoor air concentrations of the contaminants of concern below their respective commercial indoor air cleanup levels, and the office building has now entered into routine monitoring. While, based on available information and mitigating aspects of the design and construction, we have a reasonable basis to expect that no such adverse environmental conditions will occur, we cannot assure you that they will not and, if such remedies are triggered, you should not assume that existing environmental indemnities from responsible parties or lease guaranties will be available to repay the Mortgage Loan.

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With respect to the Nostrand Place Mortgaged Property (2.5%), the related Phase I ESA identified a REC at the related Mortgaged Property related to soil, groundwater and soil vapor contamination with dry cleaning related contaminants (PCE, trichloroethylene (TCE) and dichloroethylene (DCE)), which is possibly migrating off-site due to the former presence of a dry cleaner tenant. The related borrower purchased two environmental insurance policies, (i) a PLL policy with a term of 10 years and subject to a limit of $5,000,000 and (ii) a cost overrun insurance policy in the amount of $500,000. Additionally, $520,000 was escrowed with the title insurance company at origination for costs associated with remediation of the Mortgaged Property and premiums due with respect to the environmental insurance policies.

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With respect to the Chelmsford MHC Mortgage Loan (2.3%), the Phase I ESA identified a REC in connection with a release of approximately 150 gallons of heating / kerosene oil at one of the pad sites on March 11, 2019 due to small holes in the bottom of the above-ground storage tank. The release was reported to the Town of Chelmsford as required and the borrower excavated the contaminated soils. Additional sampling will be conducted for a year after soil removal. The environmental engineering company working on remediation estimated the cost of remediation and future monitoring in the range of $115,386 to $117,386. The borrower submitted a claim under its environmental insurance policy and the insurer acknowledged coverage. The policy carries a $100,000 deductible and the borrower had, at time of loan origination, previously expended $26,000 and therefore had a remaining deductible obligation of $74,000, which sum was reserved by the lender at closing. The lender is named as an additional insured under the borrower’s environmental insurance policy issued by XL Catlin, which has limits of $1,250,000 per occurrence and $2,250,000 in the aggregate and expires on October 31, 2021.

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With respect to the Phoenix Industrial Portfolio I - Emerson Mortgaged Property (2.1%), the related Phase I ESA identified a REC related to soil and groundwater impacts, including Polycchlorinated Biphenyls (PCB), in connection with prior industrial uses at the Mortgaged Property. The Mortgaged Property is currently enrolled in an open Wisconsin Environmental Repair Program (“ERP”) and no further action or investigation is required at this time beyond continued regulatory compliance with certain engineering controls and activity and use limitations to which the Mortgaged Property is subject.

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With respect to the Ambler Yards Mortgaged Property (1.6%), the related Phase I ESA identified a REC at the Mortgaged Property related to groundwater contamination caused by historical chemical manufacturing operations of American Chemical Paint Company, the prior occupant of the Mortgaged Property. Pursuant to the related ground lease, the ground lessor is responsible for the required cleanup, and provides full environmental indemnity to the borrower. Under the ground lease, the Mortgaged Property may not be used for residential purposes. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Company with combined single limits of $2,000,000, a deductible of $50,000 and a term expiring on May 9, 2032. Great American Insurance Company is rated “A+” by S&P.

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With respect to the Phoenix Industrial Portfolio I - St Francis Mortgaged Property (1.5%), the related Phase I ESA identified a REC related to soil and groundwater contamination at the southern adjacent property in connection with historical operations of Newell Operating Company (“Newell”), the previous fee owner and responsible party identified by the related environmental consultant. Active groundwater remediation and vapor mitigation systems are in place, with Newell responsible for continued monitoring as part of ongoing remediation. Newell agreed to indemnify the Phoenix Industrial Portfolio I Borrowers for any matters related to the contamination. At origination, the Phoenix Industrial Portfolio I Borrowers obtained an environmental insurance policy with an aggregate $3.0 million limit for liability and cleanup costs related to the identified environmental concerns and additionally escrowed $57,142 to extend such policy in the event that a maturity default occurs.

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With respect to the Windsor Park Apartments Mortgage Loan and the Nut Tree 1670 Mortgage Loan (collectively, 1.2%), in lieu of obtaining a Phase I ESA, the related lender obtained a $5,250,000 group lender environmental collateral protection and liability-type environmental insurance policy with a $5,250,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10-year term (equal to the loan term) and a three-year policy tail and having no deductible. The policy premium was pre-paid at origination. Zurich North America has an S&P rating of “AA-”.

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With respect to the El Segundo Plaza Mortgaged Property (0.8%), the related Phase I ESA identified a REC at the Mortgaged Property related to the former presence of a dry cleaner tenant with on-site processing operations that used tetrachloroethylene from 1984 through approximately 2009. At origination, the borrower obtained an environmental insurance policy from Lloyd’s of London (Beazley) with combined single limits of $1,000,000, a deductible of $50,000 and a policy period through the stated maturity date of the Mortgage Loan and (ii) reserved $25,132 to cover the cost of a three-year extension of the policy term, to be purchased at the lender’s option, if the borrower fails to repay the related debt on the stated maturity date.

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With respect to the Webb’s Plaza Mortgage Loan (0.6%), the related ESA identified RECs on the Mortgaged Property relating to historical uses as gas stations and auto repair facilities. Information pertaining to the installation or removal dates of potential automobile lifts or underground storage tanks, tank capacity or construction was unavailable. Based on the lack of information, the borrower obtained a Pollution Legal Liability Plus (“PLL”) policy from Sirius International Insurance Company (“Sirius”) (rated “A–” by S&P and “A/XV” by A.M. Best Company) naming the lender with its successors and assigns as the named insured (ATIMA), with a policy limit of $1,000,000 per incident and in the aggregate, a deductible of $25,000 and a policy period which extends coverage three years past the maturity date of the Mortgage Loan. The PLL premium was paid in full at loan origination.

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With respect to the Ashgrove Apartments Mortgage Loan (0.4%), the related ESA identified a REC on the Mortgaged Property relating to tetrachloroethelene (PCE) contamination that migrated from a property adjacent to the Mortgaged Property that was formerly used as an on-site dry cleaner. The borrower obtained a PLL policy from Sirius (rated “A–” by S&P and “A/XV” by A.M. Best Company) naming the lender with its successors and assigns as the named insured (ATIMA), with a policy limit of $1,000,000 per incident and in the aggregate, a deductible of $25,000 and a policy period which extends coverage three years past the maturity date of the Mortgage Loan. The PLL premium was paid in full at loan origination.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, pursuant to property improvement plans (“PIPs”) required by the franchisors. For example:

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With respect to the Waramaug Florida Hotel Portfolio Mortgage Loan (3.0%), the borrower is required to complete a franchisor-mandated PIP, which is anticipated to cost approximately $2.95 million and is intended to be completed in two phases. At origination the lender reserved approximately $2.76 million, representing approximately 93.6% of the estimated cost to complete the PIP and the related borrower is obligated to make monthly payments into such reserve in the amount of one twelfth of 2% of the greater of (x) actual gross revenue and (y) projected gross revenue of the related Mortgaged Property. If the PIP is not completed by April 6, 2023 and there is not 110% of the estimated completion cost in the related reserve, the borrower will be required to deposit the shortfall amount with lender.

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With respect to the SpringHill Suites Corona Riverside Mortgage Loan (1.9%), the borrower is required to (i) complete a franchisor-mandated PIP within 12 months of the Mortgage Loan origination date (unless otherwise set forth in the franchise agreement), including, among other things, installing a new RFID key-lock system, repainting the building exterior to current brand standards, replacing brand signage, upgrades to the fitness room, breakfast dining area, and guestroom bathrooms, with an estimated cost of approximately $261,560, and (ii) to complete a franchisor-

mandated PIP which requires installing new lighted vanity mirrors in the guestroom bathrooms by February 2024, with an estimated cost of approximately $38,959. At loan origination, the borrower reserved $326,950 (representing approximately 125% of the cost to complete the portion of PIP required to be completed within 12 months of the loan origination). The borrower is also required to (i) deposit $48,699 into the PIP reserve by August 2023 (representing approximately 125% of the cost to install the new mirrors in the guestroom bathrooms), or (ii) provide a letter of credit in the amount $48,699, by August 2023.

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With respect to the Maui Portfolio Mortgage Loan (1.5%), the borrower intends to complete renovations at the Maui Beach Hotel Mortgaged Property, including, among other things, new lighting and signage, and upgrades to guestrooms and common areas. At origination, the borrower reserved $1,610,000, in connection with such renovations.

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With respect to the Fairfield Inn & Suites Holiday Tarpon Springs Mortgage Loan (0.9%), the borrower is required to complete a franchisor-mandated PIP, which was started by the prior owner as part of the seven-year refresh. The items required under the PIP include, among others, ADA compliance, repainting exterior walls and roofing, and upgrading exterior signage, with an estimated cost of $100,000. The PIP is required to be completed within 12 months of the Mortgage Loan origination date (unless otherwise set forth in the franchise agreement). At loan origination, the borrower reserved $120,000, representing approximately 120% of the estimated cost to complete the PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the FIRREA. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports is more than sixteen (16) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

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With respect to the 10000 Santa Monica Boulevard Mortgage Loan (3.1%), one of the principals of the related borrower sponsor, Russel Galbut, was the chairman of the board of directors (the “Board”) of Plaza Health Network, which owned eight non-profit nursing and rehabilitation centers at the time Plaza Health Network was under federal government investigation in connection with a 2013 whistleblower lawsuit alleging illegal Medicaid and Medicare overbilling and paying kickbacks to doctors for patient referrals. Upon conclusion of such investigation, the U.S. Attorney advised that the government did not intend to intervene on the overbilling claim, but did intend to intervene on the kickback claim. Based upon the government findings that Plaza Health Network’s CEO, Dr. William Zubkoff, entered into bogus contracts with such referring physicians to provide medical treatment at Plaza health Network’s facilities, the Board (a) fired Dr. Zubkoff and (b) negotiated a settlement to (i) return funds attributable to such referrals and (ii) agreed not to re-employ Dr. Zubkoff. At no time did the government ever allege or claim that the Board or any member of the Board, including Mr. Galbut, had acted improperly or in contravention of the law.

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With respect to the Chelmsford MHC Mortgage Loan (2.3%), the Mortgaged Property is subject to a master lease with the Mortgaged Property’s tenants association (the “Master Lease”), which was created as part of the settlement of a lawsuit following the former owner of the Mortgaged Property’s attempt to redevelop the Mortgaged Property in 1985. The Master Lease prohibits the Mortgaged Property from being redeveloped, and restricts rent increases to the Boston CPI. Each tenant at the Mortgaged Property is a tenant under the Master Lease. The Master Lease expires on December 31, 2020. The borrower has drafted a 10-year extension of the Master Lease, which will be offered to each tenant before November 1, 2020. If a tenant does not accept the extension, the tenant will be offered a lease on such terms that the borrower may determine, which will likely exclude the restrictions included in the Master Lease. In 2017, certain tenants at the Mortgaged Property sued the borrower for violations of the Master Lease’s restriction on rental increases because the borrower increased rents based on national CPI, while the tenants argued that the Master Lease required that increases be based on the Boston CPI. In September 2017, the borrower settled for $145,881.

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With respect to the Smoke Tree Village and Smoke Tree Commons Mortgage Loan (1.9%), the borrower sponsor, E. Stanley Kroenke, is one of several defendants under complaints filed in April 2016 by the City of St. Louis, the County of St. Louis and the Regional Convention and Sports Complex Authority related to the decision to relocate the St. Louis Rams to Los Angeles. Allegations include, among other things, (i) breach of contract, (ii) unjust enrichment, (iii) fraudulent misrepresentation, and (iv) tortious interference with business expectations. The plaintiffs seek damages and restitution of profits.

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With respect to the Landing at Fancher Creek Mortgage Loan (1.4%), the sponsor, Patrick De La Torre, pleaded no contest to four criminal misdemeanor cases involving housing-related code violations at certain Los Angeles, CA-area apartment buildings that he previously owned. The cases have been settled, and the last of the related properties was sold in 2015. The sponsor was also a named defendant in an action brought by the Southern California Housing Rights Center alleging a pattern and practice of racial discrimination in residential rental practices. The case was settled in 2014. The sponsor agreed to pay $150,000, employ a third-party property management company, and comply with various policies prohibiting racial discrimination, among other things.

●

With respect to the Meidinger Tower Mortgage Loan (1.1%), the largest tenant at the Mortgaged Property, Computershare, Inc. (occupying 33.9% of the NRA), disputes the $182,236 amount of real estate tax recoveries it has paid based on a triple net basis from the 2015 lease commencement to July 7, 2019, and contends it should only be responsible for its pro-rata share of taxes above the 2015 base year, from lease commencement to July 7, 2019. A master lease between the borrower and an affiliate serves to guaranty payment of the difference between the real estate tax recoveries due under the Computershare lease and such amounts paid by Computershare. If the dispute is resolved in favor of Computershare, funds will be released upon delivery of evidence acceptable to the lender and if resolved in favor of the borrower sponsors, the master lease will be terminated. In addition, the Mortgage Loan documents provide for full recourse against the guarantor and borrower for failure to pay any portion of the disputed amounts, if any, to Computershare when and as due.

●

With respect to the New Hampshire Self Storage Portfolio Mortgage Loan (1.0%), the borrower sponsor and non-recourse carveout guarantor, Robert Moser, has acted as the co-manager and co-guarantor along with Robert Morgan in numerous real estate transactions. Robert Morgan does not have and has never had any ownership interest in the related borrower or Mortgaged Property. Robert Morgan and several members of his organization have been indicted by a federal grand jury for, among other things, conspiracy to commit wire fraud and bank fraud for their alleged roles in a mortgage fraud scheme. There can be no assurances that Robert Moser and/or his assets will not be affected in connection with the criminal prosecution of Robert

Morgan. Additionally, the borrower sponsor, along with Robert Morgan, were parties to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks that was originated in 2006. Of the 12 properties, four (4) have been released from the lien of the related mortgage, seven (7) have been foreclosed and sold, and one (1) remains an REO property. In connection with the related deficiency claims the related CMBS lender, together with Robert Moser and Robert Morgan agreed to a settlement of $8.638 million, which amount has been paid in full by Robert Morgan and Robert Moser.

●

With respect to the Norman’s Crossing Mortgage Loan (0.6%), the guarantor and borrower sponsor, John L. Varner, was a defendant in (a) a litigation matter related to a business line of credit from RBC Bank (now PNC Bank) for business operations that went into maturity default in 2009, with a judgment against the borrower sponsor of $989,013 (plus interest, late fees, attorney’s fees, etc.), which was transferred to 75th Street Associates, LLC (“75th”), and (b) a litigation matter related to a private loan from John Hines to the borrower sponsor for business operations that went into maturity default in 2009, with a judgment against the borrower sponsor of $1,282,495 (plus interest, late fees, attorney’s fees, etc.), which was transferred to Judgement Factoring, LLC (“Factoring”) an entity owned by the borrower sponsor’s wife. Pursuant to standstill and subordination agreements executed at origination between the lender and respectively, 75th and Factoring, each of the 75th judgment and the Factoring judgment is subordinate to the related Mortgage Loan and neither 75th nor Factoring may accelerate its respective judgment indebtedness or take any enforcement action until the Mortgage Loan is paid off.

●

With respect to the Ashgrove Apartments Mortgage Loan (0.4%), on August 5, 2019, Bibb County brought an action against the borrower sponsor and non-recourse carveout guarantor, Steve Firestone (“Firestone”), relating to another apartment building located in Bibb County, Georgia (the “Bibb County Property”). Crystal Lake Holdings, LLC, in which Firestone, along with other investors were principals, acquired the Bibb County Property in 2017 as a distressed property. According to Firestone, at the time of the acquisition, the Bibb County Property was in disrepair, with many of the tenants not paying rent and many of the alleged violations already existing, although the County had not indicated them as violations at that time. Firestone’s intent was to vacate and renovate the Bibb County Property. However, on March 20, 2019 the lender on the Bibb County Property put the property into receivership when the loan became delinquent. On August 5, 2019, the County gave notice of the violations at the Bibb County Property in accordance with applicable code requirements, and has charged Firestone with 108 counts of violating state building, plumbing, and electrical minimum standards (one violation for each day of the violation period). Discovery has not commenced, and the borrower sponsor is currently disputing the allegations. The Bibb County Property is vacant and being marketed for sale.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “Description of the Mortgage Pool—Loan Purpose” and “—Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 13 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose

●	Forty-seven (47) of the Mortgage Loans (collectively, 72.1%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

●	Twenty-two (22) of the Mortgage Loans (collectively, 25.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

●	One (1) of the Mortgage Loans (3.0%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Modified and Refinanced Loans

As of the Cut-off Date, other than discussed below, none of the Mortgage Loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of such Mortgage Loans.

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With respect to the Pikeville Commons Mortgage Loan (1.3%), the Mortgage Loan refinanced a loan from U.S. Bank secured by the Mortgaged Property (the “U.S. Bank Loan”) with an original principal balance of $15,350,000. The U.S. Bank Loan was originally cross-collateralized with a loan on a shopping center. U.S. Bank agreed to release the cross-collateralization in order to allow a refinance of the shopping center in return for a $2,034,038 paydown of the U.S. Bank Loan. The borrower sponsor reduced the principal balance of the U.S. Bank Loan with two more curtailment payments in 2018, totaling $450,000. The U.S. Bank Loan entered a maturity default in May 2019, which U.S. Bank waived by extending the maturity date to August 2019 in exchange for an additional $1,000,000 paydown.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust.  For example:

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With respect to twenty-one (21) Mortgage Loans, Grand Canal Shoppes, Phoenix Industrial Portfolio II, Phoenix Industrial Portfolio I, 10000 Santa Monica Boulevard, Centrepointe Plaza, Nostrand Place, SpringHill Suites Corona Riverside, CIRE Equity Retail & Industrial Portfolio, Hudson River Hotel, Landing at Fancher Creek, Howell Industrial Portfolio, Pikeville Commons, Meidinger Tower, Staybridge Suites Benton Harbor, New Hampshire Self Storage Portfolio, Springhill Suites Auburn Hills, Fairfield Inn & Suites Holiday Tarpon Springs, Norman’s Crossing, Windsor Park Apartments, Best Western Plus - Newport News and Ludington Retail Center (collectively, 40.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, short sale or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property, which prior loan was the subject of a maturity default, a maturity extension, or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

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With respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the related borrower is 50.1% indirectly owned by, and the non-recourse carveout guarantor is wholly owned by, entities affiliated with Brookfield Property REIT Inc., an entity formerly known as GGP, Inc., which was acquired by Brookfield Property Partners L.P. in 2018.  GGP, Inc. previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2010. In addition, in connection with such bankruptcy, the two borrowers under the Mortgage Loan also filed for bankruptcy in 2009 and emerged from bankruptcy in 2009 and 2010, respectively.

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With respect to the Phoenix Industrial Portfolio II Mortgage Loan and the Phoenix Industrial Portfolio I Mortgage Loan (collectively, 9.0%), certain subsidiaries and/or affiliates of the related guarantor entities had (a) ownership interests in several properties (unrelated to the collateral) that had secured various mortgage loans that became the subject of foreclosure in 2001 and 2002 and (b) investments in certain subsidiaries and/or affiliates of Titan Global Holdings, Inc. (a non-real estate entity) that were subject to a bankruptcy in 2007. In addition, the guarantor entities (a) took control of borrowing entities that were subject to foreclosure in 2012 and 2013 in order to acquire distressed real estate notes, which foreclosures were not the cause of the guarantor entities’ sponsorship, but rather a step in such note acquisition) and (b) are also sponsors of borrowing entities of a mortgage loan collectively secured by five properties (unrelated to the collateral) all leased to a single tenant that filed for bankruptcy in 2019. The related borrowers have represented to the lender that such properties are in the process of being sold for more than the outstanding loan balance and there have been no modifications or discounted payoffs related to such sales.

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With respect to the 10000 Santa Monica Boulevard Mortgage Loan (3.1%), the related borrower sponsors were the sponsors of an entity, Crescent Heights, that filed a Chapter 11 bankruptcy in 2009 arising out of losses suffered during a recession in connection with ownership of a real estate development project in Japan.

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With respect to the Centrepointe Plaza Mortgage Loan (2.5%), the borrower sponsor, Jack Ming Yang Lee, was the sponsor with respect to a $38.6 million loan secured by a previously securitized property known as Murrieta Spectrum. The loan was securitized in 2006 in the GSMS 2006-GC6 transaction. In 2009, the loan was placed into special servicing, and in 2010 the loan was modified, splitting such loan into a $17.4 million A-Note and a $21.5 million B-Note. In October 2015, Mr. Lee received a $20.6 million CMBS loan (COMM 2015-LC23) secured by Murrieta Spectrum and originated by Cantor Commercial Real Estate Lending, L.P., and the proceeds were used to pay the Murrieta Spectrum A-Note in full and only $2.9 million of the $21.5 million of the Murrieta Spectrum B-Note.

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With respect to the Chelmsford MHC Mortgage Loan (2.3%), the related borrower sponsor and non-recourse carveout guarantor is the principal of entities that owned three multifamily properties, each of which was the subject of a deed-in-lieu of foreclosure.  The deed-in-lieu of foreclosure transactions occurred in January 2003, January 2006 and August 2006.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans“ and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-four (24) of the Mortgaged Properties (collectively, 21.9%), are each leased entirely (or substantially in its entirety) to a single tenant. See Annex A-1.

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Eight (8) Mortgaged Properties, Phoenix Industrial Portfolio I - St Francis, The Chantilly Office Portfolio - Stoneleigh I, The Black Building, CIRE Equity Retail & Industrial Portfolio - Wood Village Town Center, Gatlin Retail Portfolio - The Forum at Gateways, Gatlin Retail Portfolio - Wilson Square Shopping Center, Norman’s Crossing and Nut Tree 1670 (collectively, 7.5%), are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses“ and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”. See also “—Affiliated Leases” below.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan.  For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3.  In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property.  Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan.  In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary“ and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Phoenix Industrial Portfolio II, Phoenix Industrial Portfolio I, 600 & 620 National Avenue and The Chantilly Office Portfolio Mortgage Loans.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease that expires prior to, or within 12 months after, the maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable, of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
600 & 620 National Avenue	4.8%	No	5/31/2029	9/11/2029
Phoenix Industrial Portfolio I - Emerson	2.1%	No	7/31/2027	9/6/2029
10-12 Celina Avenue	2.0%	No	2/28/2028	8/1/2029
Phoenix Industrial Portfolio II - Flint	1.2%	No	6/30/2025	10/6/2029
Phoenix Industrial Portfolio II - Jefferson	1.0%	No	11/30/2023	10/6/2029
Phoenix Industrial Portfolio II - DuBois	1.0%	No	2/28/2025	10/6/2029
Howell Industrial Portfolio - Hatch Stamping	0.8%	No	4/30/2029	9/6/2029
Phoenix Industrial Portfolio I - Delta	0.6%	No	2/28/2022	9/6/2029
Howell Industrial Portfolio - TK Holdings	0.6%	No	4/30/2024	9/6/2029
Walgreens Douglasville	0.6%	No	10/31/2033	(1)
Walgreens Tupelo	0.6%	No	1/31/2033	(2)
Walgreens Lexington	0.5%	No	10/31/2034	(3)
Dollar General Fayette	0.1%	No	1/27/2034	(4)
Dollar General Centralia	0.1%	No	2/28/2034	(5)
Dollar General Hubbard Lake	0.1%	No	5/7/2034	(6)
Dollar General Trenton	0.1%	No	12/31/2033	(7)
CIRE Equity Retail & Industrial Portfolio - 2641 Hall Ave - Riverside, CA	0.1%	No	5/31/2023	6/6/2029
FedEx Muncie	0.1%	No	9/14/2028	10/6/2029
CIRE Equity Retail & Industrial Portfolio - 606 W Troy - Indianapolis, IN	<0.1%	No	4/30/2024	6/6/2029
CIRE Equity Retail & Industrial Portfolio - Homeland - Bartow, FL	<0.1%	No	6/30/2025	6/6/2029
CIRE Equity Retail & Industrial Portfolio - 2621 Hall Ave - Riverside, CA	<0.1%	No	5/31/2023	6/6/2029

(1)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is October 6, 2033.

(2)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is January 6, 2033.

(3)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is October 6, 2034.

(4)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is January 6, 2034.

(5)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is February 6, 2034.

(6)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is April 6, 2034.

(7)	The Anticipated Repayment Date is September 6, 2029 and the Maturity Date is December 6, 2033.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant.  Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, hospitality, self storage, multifamily, mixed use and/or industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties, as applicable):

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With respect to the Phoenix Industrial Portfolio II Mortgage Loan (5.0%), the largest tenant at the Huntsville Mortgaged Property, Boneal Aerospace Inc., has the right to terminate its lease effective February 29, 2020, with prior written notice on or before November 11, 2019 and payment of a termination fee in the amount of $111,462. In addition, the landlord and the third largest tenant at the Huntsville Mortgaged Property, Custom Assembly, Inc, have a mutual right of termination under the related lease with 30 days’ notice with no termination fee.

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With respect to the 600 & 620 National Avenue Mortgage Loan (4.8%), the Mortgaged Property is included within a superfund site that is being actively remediated, and, while mitigation measures have been incorporated into the design and construction of the improvements, the sole tenant, Google, has a lease that provides for tenant remedies, including lease termination, if conditions are determined by governmental order to be hazardous to human health. See “Description of the Mortgage Pool—Tenant Issues—Terminations”.

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With respect to the Phoenix Industrial Portfolio I Mortgage Loan (4.1%), the sole tenant at the Emerson Mortgaged Property, Vilter Manufacturing LLC, has the right to terminate its lease effective July 31, 2024, with at least 6 months prior written notice.

●	With respect to The Chantilly Office Portfolio Mortgage Loan (3.0%), (a) the largest tenant, AECOM Management Services, Inc. (occupying suites at each of the

Stoneleigh I, Stoneleigh II and Glenbrook III Mortgaged Properties), may terminate its lease of the 5,184 Square Feet suite at the Glenbrook III Mortgaged Property at any time if the U.S. government does not renew or irrevocably terminates its contract with the tenant and Open Source Enterprise, or the scope of the contract or the funding received by the tenant pursuant to the contract is reduced to the extent that the premises are no longer required by the tenant, with 120 days’ prior notice and payment of a termination fee equal to three months of base rent plus any unamortized tenant improvements and leasing commissions, (b) the largest tenant at the Glenview II Mortgaged Property, Aetna Life Insurance, may terminate its lease of the 4,354 Square Feet suite at such Mortgaged Property effective at any time after September 30, 2020 if the Commonwealth Coordinate Care Plus MCO contract between the tenant’s affiliate, Coventry Health Care of Virginia, Inc. and the Commonwealth of Virginia Department of Medical Assistance Services is either terminated or expires, with at least 180 days’ prior notice and payment of a termination fee equal to two months of base rent plus any unamortized tenant improvements and leasing commissions, and (c) the third largest tenant at the Stoneleigh II Mortgaged Property, Johnston McLamb CASE Solutions, Inc., may terminate its lease of the 4,977 Square Feet suite at such Mortgaged Property effective at any time after January 14, 2021, with at least 270 days’ prior notice and payment of a termination fee equal to the sum of any unamortized tenant improvements, leasing commissions and the borrower’s legal fees incurred in connection with the second amendment of, and any future modification or amendment of, the tenant’s lease.

For more information related to tenant termination options held by the 5 largest tenants (by NRA leased), see Annex A-1 and the accompanying footnotes, as well as the charts titled “Tenant Summary“ and “Lease Rollover Schedule” for certain tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to 600 & 620 National Avenue, Phoenix Industrial Portfolio I and The Chantilly Office Portfolio.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  In particular, certain of the Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing.  Generally such tenants were underwritten as if they were in occupancy and paying full contractual rent.  In addition, certain tenants’ rent may have been underwritten on a straight-lined basis. See Annex A-1 and the accompanying footnotes for additional information and Annex A-3 regarding additional information for the 15 largest Mortgage Loans.

For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by NRA leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or have rent underwritten on a straight-lined basis as set forth below:

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With respect to the 600 & 620 National Avenue Mortgage Loan (4.8%), the sole tenant, Google, is paying rent and has taken possession of its space; however, the tenant is completing its related tenant improvements and is not yet in physical occupancy. In addition, the rent for the sole tenant was underwritten based on the straight-line average of rent over the term of the lease.

●

With respect to the Phoenix Industrial Portfolio I Mortgage Loan (4.1%), the second largest tenant at the St Francis Mortgaged Property, Manesis 3 PL LLC, subleases its entire space to Caterpillar Global Mining LLC.  The term of the sublease is coterminous with the prime lease and Manesis 3 PL LLC remains liable for all obligations under the prime lease.

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With respect to The Chantilly Office Portfolio Mortgage Loan (3.0%), the second largest tenant at the Glenview I Mortgaged Property, Tetra Tech, Inc., has five months of free rent pursuant to its lease, which commenced on August 9, 2019. The borrower deposited $233,567 in a reserve account at origination to cover the free rent for the tenant.

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With respect to the Fresenius Salt Lake Mortgage Loan (2.6%), the fourth largest tenant, Utah Vascular Clinic, representing approximately 13.3% of the NRA, has signed a lease and is paying rent, but will not commence the buildout of its space until a joint venture agreement (the “JV Agreement”) with Fresenius Medical Care Holdings, Inc. (“Fresenius”)  is finalized (which is expected to occur by October 31, 2019). At Mortgage Loan origination, the borrower sponsors executed a partial recourse guaranty for the last dollar portion of the principal balance in an amount equal to $4,200,000, which guaranty will terminate upon the first to occur of (i) completion of the joint venture agreement or (ii) Utah Vascular Clinic and Fresenius Medical Care (a smaller tenant which is not yet in occupancy but is paying full rent) each taking occupancy of all of the space demised pursuant to their leases and delivering an acceptable estoppel certificate.  Additionally, at origination the borrower sponsors executed a master lease with the borrower for the space leased to Utah Vascular Clinic.  The master lease has the same terms as and is coterminous with the underlying Utah Vascular Clinic lease, and will terminate upon the finalization of the JV Agreement and the execution by Fresenius of a guaranty of the lease obligations. The master lease rent was not included in underwriting.

●

With respect to the Fresenius Salt Lake Mortgage Loan (2.6%), the fifth largest tenant, Utah Imaging Associates, representing approximately 8.9% of the NRA at the Mortgaged Property, sub-leased approximately 83.8% of its premises (the entire suite minus the attributed common areas) to East Side Imaging, LLC for a five year term ending in 2023. The prime lease with the borrower expires in 2028.  The lender underwrote the prime lease rent and the prime lease term.  The base rent for the sub-lease is equal to the base rent for the prime lease; however, the total rent for the sub-lease could be less than the total rent for the prime lease due to the lack of expense pass-throughs attributed to common areas.

●

With respect to the Nostrand Place Mortgage Loan (2.5%) the largest tenant at the Mortgaged Property, Silver Star, is not obligated to start paying rent on certain expansion space (3,617 SF) until five months after the lender obtains the building permits necessary to commence the buildout of such space pursuant to the resolution of a prior landlord-tenant dispute in connection with the tenant’s expansion.  At origination the lender reserved $45,842 to cover the five month free rent period for the expansion space to be occupied by the tenant and, to the extent that the tenant opens for business in the expansion space prior to five months after receiving notice of all permits being obtained, any remaining balance of such reserve will be disbursed back to the borrower.

●

With respect to The Black Building Mortgage Loan (2.1%), the third largest tenant, P Dub Land Holdings, is completing a buildout of its space at the Mortgaged Property and is temporarily operating out of other space at the Mortgaged Property during such buildout.  The tenant is paying full rent on the space it is building out.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.  See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgage Loans.

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With respect to fifteen (15) of the Mortgaged Properties, Grand Canal Shoppes, Phoenix Industrial Portfolio II - Jefferson, 600 & 620 National Avenue, Waramaug Florida Hotel Portfolio - Residence Inn - Port St. Lucie, Waramaug Florida Hotel Portfolio – Springhill Suites - Tallahassee Central, Centrepointe Plaza, Chelmsford MHC, The Black Building, SpringHill Suites Corona Riverside, Fairfield Inn & Suites Holiday Tarpon Springs, Norman’s Crossing, Walgreens Douglasville, Webb’s Plaza, Walgreens Tupelo and Walgreens Lexington (collectively, 27.5%), each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a prior owner of the related property, a tenant at a neighboring property, a ground lessor, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a lender, or another third party.  See “Yield and Maturity Considerations”.  See also representation and warranty nos. 5 and 6 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

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With respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the largest tenant, Venetian Casino Resort, LLC, has a right of first offer if the borrower decides to market for sale either (i) the Grand Canal Shoppes or (ii) the Palazzo Shores portions of the Mortgaged Property. The right of first offer is not extinguished by foreclosure; however, the right of first offer does not apply to foreclosure or deed-in-lieu thereof. In addition, transfers of the Grand Canal Shoppes Mortgaged Property are subject to certain transfer restrictions; however, such transfer restrictions do not apply in the event of a foreclosure or deed-in-lieu thereof.

●

With respect to the Phoenix Industrial Portfolio II Mortgage Loan (5.0%), the sole tenant at the Jefferson Mortgaged Property, Generac Power Systems, Inc., has a right of first refusal to purchase such Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a third party. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does apply to a subsequent transfer. The borrower and guarantor are liable for any losses sustained by the lender (up to $50,000) due to such tenant asserting and/or exercising such right of first refusal in connection such subsequent transfer.

●

With respect to the 600 & 620 National Avenue Mortgage Loan (4.8%), the sole tenant, Google LLC, has a right of first offer to purchase the Mortgaged Property if the borrower decides to market the property for sale. The right of first offer is not extinguished by foreclosure.

●

With respect to the Waramaug Florida Hotel Portfolio Mortgage Loan (3.0%), Marriott International, Inc., the franchisor, has a right of first refusal to purchase the borrower’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the borrower or any control affiliate to a competitor of the franchisor. This right applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor.

●

With respect to the Centrepointe Plaza Mortgage Loan (2.5%), the third largest tenant, Sayaka Japanese Restaurant, has a right of first refusal to purchase its leased premises in the event the borrower receives an offer from a bona fide third party for the purchase of such premises, which is valid for five days after receipt of such offer. Such right of first refusal has been subordinated to the lien of the Mortgage Loan and will not apply to a successor mortgagor or any other party acquiring an interest in the related such premises through a foreclosure, deed-in-lieu of foreclosure, or any other enforcement action under the related Mortgage Loan and, following such transfer, such right of first refusal will apply to subsequent purchasers of the leased premises.

●

With respect to the Chelmsford MHC Mortgage Loan (2.3%), in the event that the borrower intends to sell the Mortgaged Property to a bona fide third party, and such sale would result in a change of use or a discontinuance of the Mortgaged Property as a mobile home community, a group representing at least 51% of the tenants would have a statutory right of first refusal to purchase the Mortgaged Property.  Such right of first refusal does not apply to a foreclosure (but a deed-in-lieu of foreclosure is not specifically excluded by the statute).

●

With respect to The Black Building Mortgage Loan (2.1%), pursuant to a lease between the related borrower and a tenant, 4141, LLC, the tenant has a right of first refusal to purchase the Mortgaged Property upon terms and conditions offered to the related borrower by any third party if the related borrower elects to sell the Mortgaged Property. Pursuant to the terms of a subordination, non-disturbance and attornment agreement, such right of first refusal will not apply to any foreclosure of the related mortgage (or a deed or assignment-in-lieu thereof), and will not apply to any transfer of the Mortgaged Property by any successor owner following such foreclosure (or deed or assignment-in-lieu thereof).

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment

Provisions May Have an Adverse Impact at Foreclosure”. See also representation and warranty no. 6 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Global Data Center Mortgage Loan (3.1%), the sole tenant, Flexential Corp, is owned by a borrower sponsor affiliate.

●

With respect to The Black Building Mortgage Loan (2.1%), the largest tenant, Verdure, the third largest tenant, P Dub Land Holdings, and five other non-top 5 tenants are affiliates of the related borrower sponsor. The leases of Verdure, P Dub Land Holdings and the above mentioned five additional sponsor-affiliated tenants are guaranteed by the related borrower sponsor and P Dub Land Holdings. The borrower sponsor and P Dub Land Holdings are required to maintain a combined liquidity of $3,000,000 until The Black Building Mortgage Loan is paid in full.

●

With respect to the 87 East 4th Street Mortgage Loan (0.8%), Sentio - Mathew Kenney, a retail tenant, has signed a lease to occupy the retail space at the Mortgaged Property for use as a restaurant but has not yet taken occupancy.  The borrower entered into a master lease with the borrower sponsor for an annual rent of $200,000, which represents approximately 41.1% of the total rent at the Mortgaged Property. The master lease will expire on the later to occur of (a) the date on which Sentio - Mathew Kenney or a replacement tenant approved by the lender has taken occupancy, is open or business, has begun paying full unabated rent and has delivered a clean estoppel and (b) September 2033.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.  Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.  Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Nineteen (19) of the Mortgaged Properties (collectively, 25.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties are insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

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With respect to the Phoenix Industrial Portfolio I Mortgage Loan (4.1%), the borrower is permitted to rely upon insurance provided by (a) the sole tenant, Vilter Manufacturing LLC, at the Emerson Mortgaged Property, and (b) each of the Nova Wildcat Shur-Line LLC and Manesis 3 PL LLC tenants, with respect to the respective related portion of the St Francis Mortgaged Property leased by each such tenant, provided that such insurance with respect to (a) and (b) meets the requirements in the Mortgage Loan documents.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. In some cases involving major tenants, the application of insurance proceeds and condemnation awards to repair or restore a Mortgaged Property may be subject to the related lease. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance.  See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.  See also representation and warranty nos. 16 and 29 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction.  However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

With respect to the Ambler Yards Mortgaged Property (1.6%), in connection with a controlled REC noted in the Phase I ESA related to historical industrial uses of the Mortgaged Property, the Mortgaged Property is subject to activity and use limitations memorialized in a uniform environmental covenant recorded by the Pennsylvania Department of Environmental Protection in 2015 under the state’s voluntary cleanup program. The activity and use limitations restrict the use of the Mortgaged Property to non-residential use, prohibit the use of groundwater, prohibit the construction of buildings without investigation and/or installation of measures to mitigate vapor intrusion, and stipulate the inspection and maintenance of engineering controls at building nos. 14 and 23. In addition, pursuant to a 2018 recorded Declaration of Covenants, Easements and Restrictions Concerning Stormwater Facilities, no drilling for groundwater or ground wells is allowed at the Mortgaged Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 6 and 24 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

For example, with respect to The Bijou Building Mortgage Loan (1.4%), the city of Hermosa Beach designated the Mortgaged Property as a Historic Resource landmark in 1999.  After receiving the historic designation, the Mortgaged Property underwent a major adaptive reuse, redevelopment and earthquake retrofitting in 2000, converting the Mortgaged Property to its current commercial use.

Additionally, some Mortgaged Properties are subject to use restrictions arising out of environmental issues.  See “—Environmental Considerations” above.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes.  The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.  The table below shows the LTV ratio and appraised value using values other than “as-is”, as well as the corresponding LTV ratio and appraised value using “as-is” values.

Mortgaged Property	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date or ARD LTV Ratio (Other than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date or ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
600 & 620 National Avenue(1)	4.8%	70.0%	70.0%	$197,000,000	74.5%	74.5%	$185,000,000
CIRE Equity Retail & Industrial Portfolio(2)	1.9%	64.9%	64.9%	$198,100,000	68.1%	68.1%	$188,710,000
Ambler Yards(3)	1.6%	73.4%	63.1%	$31,730,000	74.9%	64.4%	$31,100,000
Blackmore Marketplace(4)	1.6%	66.8%	56.3%	$34,600,000	69.6%	58.7%	$33,200,000

(1)

The Appraised Value assumes the sole tenant, Google, has taken possession of the demised premises, free rent has expired, has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination of the 600 & 620 National Avenue Mortgage Loan, Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved.

(2)	The Appraised Value was calculated based on the portfolio bulk appraised value, reflecting a portfolio premium of 4.98%.

(3)

The Appraised Value is based on the assumption that lease-up costs associated with the tenants Norac Additives and House of Whacks are escrowed and available. At origination, the borrower deposited with the lender all outstanding tenant improvement costs and leasing commissions in connection with such tenants.

(4)	The Appraised Value is based on the on the “As-Complete” Appraised Value as of August 1, 2019.

In addition, while the Mortgaged Property may have been underwritten based on an “as-is” Appraised Value as noted in the related appraisal, we cannot assure you that such Mortgaged Property will be sold at a price that is equal to or greater than such Appraised Value.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts.  In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan.  In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor.  See representation and warranty no. 26 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).  For example:

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A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two or three years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●

With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided that certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

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The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

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With respect to the 10000 Santa Monica Boulevard Mortgage Loan (3.1%), the non-recourse carveout guarantors are (i) Sonny Kahn, solely in his capacity as trustee of the SK Business Trust, a Florida Trust, (ii) Russell Galbut, solely in his capacity as trustee of the RF Business Trust, a Florida Trust, and (iii) Bruce A. Menin, solely in his capacity as trustee of the Menin 1998 Business Trust, a New York Trust. In the event that the trust for whom the applicable individual is acting as a trustee (each such individual, an “10000 Santa Monica Boulevard Individual Guarantor”) is voluntarily or involuntarily revoked, terminated or otherwise ceases to exist, then such 10000 Santa Monica Boulevard Individual Guarantor will be required to become a recourse carve-out guarantor and personally liable under the 10000 Santa Monica Boulevard Loan documents. In the event that such trust involuntarily ceases to exist, the liability of such 10000 Santa Monica Boulevard Individual Guarantor under the Mortgage Loan documents may not exceed the sum of the assets of the trust estate received by such 10000 Santa Monica Boulevard Individual Guarantor plus any assets to which such 10000 Santa Monica Boulevard Individual Guarantor would have been entitled but for such revocation, termination or cessation of existence.

●

With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.9%), Joshua Volen and Trevor Smith (the “CIRE Equity Retail & Industrial Portfolio Individual Guarantors”), two of the three related guarantors, will be released from any and all liability for any guaranteed obligations and will no longer be guarantors under the Mortgage Loan documents upon the date that the CIRE Equity Retail & Industrial Portfolio Individual Guarantors provide written notice and supporting evidence to the lender, that the third guarantor, CIRE OpCo I, LLC, independently (and not in the aggregate with any other guarantors), maintains a net worth and liquid assets equal to or greater than the collective net worth and liquid assets thresholds of $25,000,000 and $5,000,000, respectively, provided that, to the extent the Homeland - Bartow, FL Mortgaged Property has been released from the lien of the mortgage in accordance with the Mortgage Loan documents, the liquid assets threshold will be reduced to $3,000,000.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination.  A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-one (21) Mortgage Loans (collectively, 34.3%) provide for an initial interest-only period that expires between one (1) and five (5) years following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Twenty-one (21) Mortgage Loans (collectively, 33.7%) provide for interest only payments for the entire term to stated maturity or to the related Anticipated Repayment Date, as applicable, with no scheduled amortization prior to that date.

Twenty-eight (28) Mortgage Loans (collectively, 32.0%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Partial IO	21	$ 277,079,250	34.3%
Amortizing	28	258,482,252	32.0
Full IO	14	254,844,615	31.6
Full IO, ARD	7	16,930,000	2.1
Total:	70	$ 807,336,117	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Overview of Due Dates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	56	$ 576,421,502	71.4%
1	7	126,514,615	15.7
11	7	104,400,000	12.9
Total:	70	$ 807,336,117	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	64	$ 731,206,117	90.6%
7	6	76,130,000	9.4
Total	70	$ 807,336,117	100.0%

(1)	The Grand Canal Shoppes Mortgage Loan has 1 grace period of 2 business days every 12 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans.  The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Seven (7) Mortgage Loans, Walgreens Douglasville, Walgreens Tupelo, Walgreens Lexington, Dollar General Fayette, Dollar General Centralia, Dollar General Hubbard Lake and Dollar General Trenton Mortgage Loans (collectively, 2.1%) (each, an “ARD Loan”) each provides that, after a certain date (an “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (a “Revised Rate”) rather than the original stated Mortgage Rate (an “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

Each ARD Loan is interest-only for its entire term to ARD; consequently, the repayment of the ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).  The ARD provisions described above, to the extent applicable, may result in an incentive for the related borrower to repay an ARD Loan on or before its Anticipated Repayment Date but the related borrower will have no obligation to do so.  We make no statement regarding the likelihood that an ARD Loan will be repaid on its Anticipated Repayment Date.

After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred until, and such Excess Interest will be required to be paid only after, the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class Z certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

“Excess Interest” with respect to an ARD Loan is the interest accrued on the related outstanding principal balance at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Single Purpose Entity Covenants

In some cases, borrowers under the subject Mortgage Loans may have previously owned non-collateral real property or otherwise taken actions inconsistent with being a single purpose entity.

See representation and warranty no. 31 on Annex D-1 and the exceptions thereto, if any, on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date, as applicable.  See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision.  See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio or debt yield levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●

Fifty-three (53) of the Mortgage Loans (collectively, 87.6%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●

Eight (8) of the Mortgage Loans (collectively, 9.0%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●

One (1) of the Mortgage Loans (1.0%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the borrower to either (a) make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) defease such Mortgage Loan by pledging Government Securities (or, in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●

Seven (7) of the Mortgage Loans (collectively, 2.1%) each permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permits the borrower to either (a) make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or (b) defease such Mortgage Loan by pledging Government Securities (or, in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of an Anticipated Repayment Date or the commencement of an open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●

One (1) of the Mortgage Loans (0.3%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period, and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	6	9.5%
4	37	40.1
5	10	25.3
6	3	9.8
7	14	15.3
Total	70	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage

Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interests in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

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the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of equity in a borrower will also result in a permitted transfer.  See “—Additional Indebtedness” below.

Defeasance

The terms of sixty-one (61) of the Mortgage Loans (collectively, 90.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements.  Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

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With respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the borrowers may obtain the release of a portion of the Mortgaged Property comprised of the approximately 84,743 square feet space currently leased to Barneys New York (the “Barneys Parcel”), without defeasance or prepayment (except as required by REMIC regulations) upon a bona fide sale to an unaffiliated third party, provided that, among other things: (i) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the borrowers in fee simple have been legally subdivided from all portions of the Mortgaged Property remaining after the release and (ii) certain REMIC related conditions are satisfied (provided that the borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, in order to satisfy REMIC conditions relating to loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Mortgaged Property to the Barneys Parcel.

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With respect to the Phoenix Industrial Portfolio I Mortgage Loan (4.1%), after the expiration of the related lockout period, the borrower may obtain the release of any individual Mortgaged Property in connection with a transfer of such Mortgaged Property to an unaffiliated, third party; provided that, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to (a) with respect to the Emerson Mortgaged Property, $19,308,500, (b) with respect to the St Francis Mortgaged Property, $13,512,500 and (c) with respect to the Delta Mortgaged Property, $5,129,000, (ii) after giving effect to such release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (x) 1.88x and (y) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding such release, and (b) the loan-to-value ratio for the remaining Mortgaged Properties does not exceed the lesser of (x) 64.3% and (y) the loan-to-value ratio immediately preceding release, and (iii) satisfaction of customary REMIC conditions.

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With respect to the Waramaug Florida Hotel Portfolio Mortgage Loan (3.0%), in connection with the sale of an individual property to a bona fide third party purchaser who is not a borrower party, the borrower has the right to obtain a release of such individual property so long as (i) no event of default has occurred; (ii) the remaining collateral has a loan-to-value ratio no greater than the lesser of: (a) 68.9% and (b) the loan-to-value ratio in-place immediately prior to the release; (iii) the remaining collateral has a debt servicer coverage ratio no less than the greater of (a) 2.10x and (b) the debt service coverage ratio in-place immediately prior to the release; (iv) the remaining collateral has a debt yield no less than the greater of (a) 12.0% and (b) the debt yield in-place immediately prior to the release; and (v) payment of release price, which is greater of 115% of the allocated loan amount and net sales proceeds.

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With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.9%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of any individual Mortgaged Property, provided that, among other conditions: (a) the borrowers provide at least 20 days’ prior written notice; (b) the borrowers prepay the Mortgage Loan (1) if the release is pursuant to an arm’s-length agreement with a third party not affiliated with the borrowers or the guarantors (and in which no borrower or guarantor or any affiliate of any borrower or guarantor has any beneficial interest), in an amount equal to the greater of (A) 100% of the net sales proceeds or (B) 115% of the allocated loan amount, or (2) if the release is in connection with a transfer to an affiliated party, in an amount equal to 125% of the allocated loan amount, along with, in either case, any applicable prepayment fee and all interest which would have accrued on such allocated loan amount to be prepaid; (c) after giving effect to such release, (1) the borrower owning the applicable Mortgaged Property is dissolved and liquidated, (2) the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.52x; and (3) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release or (y) 64.9%; (d) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release; and (e) satisfaction of customary REMIC requirements.

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With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.9%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of one of more of the individual Mortgaged Properties (each, a “Released Property”), and the release of the applicable borrower’s obligations under the Mortgage Loan documents with respect to such Released Property (other than those obligations expressly stated to survive), by simultaneously substituting another fee interest (not subject to a ground lease or condominium regime) in real property (or properties) (each, a “Substitute Property”) for the Released Property, provided that, among other conditions: (a) the borrowers provide at least 45 days’ prior written notice; (b) the allocated loan amounts previously released in connection with a substitution, including the Released Property for such requested substitution, do not exceed $32,150,000; (c) the appraised value of the Substitute Property is not less than the greater of (1) the appraised value of the Released Property as of the date of origination, and (2) the appraised value of the Released Property immediately preceding such substitution; (d) after giving effect to such substitution, (1) the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such substitution and (y) 1.52x, and (2) the allocated loan-to-value ratio for the Substitute Property is not greater than the lesser of (x) the allocated loan-to-value ratio for the Released Property immediately preceding such sale or (y) the allocated loan-to-value ratio for the Released Property as of the date of origination; (e) the geographic diversity of the Mortgaged Properties is not materially different than the geographic diversity of the Mortgaged Properties immediately prior thereto; (f) the Substitute Property must be of the same asset type (i.e., a retail or industrial property) of like kind and quality as the Released Property, except that, (x) if the Released Property is a retail property, such Substitute Property may be a retail, office or industrial property, and (y) if the Released Property is the Homeland - Bartow, FL Mortgaged Property, such Substitute Property may be an office or industrial property; (g) a new borrowing entity is formed to own the Substitute Property and must have a fee interest in the entire Substitute Property; (h) the weighted average expiration of the term of the leases at the Substitute Property is no earlier than that weighted average expiration of the term of the leases at the Released Property; (i) the borrowers pay the lender a fee of $15,000 for each substitution plus all of the lender’s out-of-pocket costs and expenses incurred in connection with such release; and (j) satisfaction of customary REMIC requirements.

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With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.9%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of certain unimproved portions of the Mortgaged Properties (each such unimproved portion, a “Non-Income Producing Release Parcel”), provided that, among other conditions: (a) the borrowers prepay the Mortgage Loan in an amount equal to (1) the greater of (A) 100% of the net sales proceeds or (B) the applicable allocated loan amount set forth in the Mortgage Loan documents, plus (2) any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (3) all interest which would have accrued on such allocated loan amount to be prepaid; (b) the release of such Non-Income Producing Release Parcel will not have a material adverse effect on the use or operation of, or access to or from, the portion of its remaining respective Mortgaged Property, (c) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than 125%; (d) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); (e) the borrowers deliver an anti-poaching agreement satisfactory to the lender (to which the lender and its successors and assigned are a named third party beneficiary) from the applicable borrower and the transferee(s) of the Non-Income Producing Release Parcel in accordance with the terms of the Mortgage Loan documents; and (f) satisfaction of customary REMIC requirements.

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With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.9%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of certain improved portions of the Mortgaged Properties (each such improved portion, an “Income Producing Release Parcel”), provided that, among other conditions: (a) the borrowers prepay the Mortgage Loan in an amount equal to (1) the greater of (A) 100% of the net sales proceeds or (B) the applicable allocated loan amount set forth in the Mortgage Loan documents, plus (2) any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (3) all interest which would have accrued on such allocated loan amount to be prepaid; (b) the release of such Income Producing Release Parcel will not have a material adverse effect on the use or operation of, or access to or from, the portion of its remaining respective Mortgaged Property; (c) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties is not greater than 125%; (d) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release; (e) after giving effect to such release, (1) the debt service coverage ratio for the remaining Mortgaged Properties will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.52x, (2) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release or (y) 64.9%; (f) the borrowers deliver an anti-poaching agreement satisfactory to the lender (to which the lender and its successors and assigns are a named third-party beneficiary) from the applicable borrower and the transferee(s) of the Income Producing Release Parcel in accordance with the terms of the Mortgage Loan documents; and (g) satisfaction of customary REMIC requirements.

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With respect to the CIRE Equity Retail & Industrial Portfolio Mortgage Loan (1.9%), the Homeland - Bartow, FL Mortgaged Property only has indirect access to a public road over railway tracks pursuant to a non-recorded license agreement dated as of June 16, 1982 with the owner of such railway tracks (the “Bartow License Agreement”). The related title policy makes no exception for access to the Homeland - Bartow, FL Mortgaged Property and the Mortgage Loan documents require the borrowers to comply with the Bartow License Agreement. If at any time there is a lack of legal access to the Homeland - Bartow, FL Mortgaged Property (due to a termination of the Bartow License Agreement, to the extent no other legal access to the Mortgaged Property then exists, or otherwise) (any such event, a “Bartow Access Restriction Event”), the borrowers are required to prepay the Mortgage Loan in an amount equal to (a) the allocated loan amount with respect to the Homeland - Bartow, FL Mortgaged Property, plus (b) payment of any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (c) all interest which would have accrued on such allocated loan amount to be prepaid (the “Bartow

Access Restriction Payment”). If the borrowers make the Bartow Access Restriction Payment, the Homeland - Bartow, FL Mortgaged Property will be released from the liens of the mortgages upon the borrowers’ satisfaction of conditions set forth in the Mortgage Loan documents. The borrowers’ failure to transfer the Homeland - Bartow, FL Mortgaged Property within 30 days after the earlier to occur of (a) the discovery of any Bartow Access Restriction Event and (b) the lender’s written request for such transfer and release, will be an immediate event of default under the Mortgage Loan documents.

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With respect to the Maui Portfolio Mortgage Loan (1.5%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of the Maui Nui Golf Course Mortgaged Property; provided that, among other conditions: (a) the borrowers provide at least 30 days’ prior written notice; (b) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement with an unaffiliated third party; (c) the borrowers partially defease the related whole loan in the principal amount equal to 115% of the allocated loan amount for the Maui Nui Golf Course Mortgaged Property; (d) the debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of the determination) for the remaining Mortgaged Property will not be less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 2.36x; (e) the debt yield for the remaining Mortgaged Property will not be less than the greater of (x) the debt yield immediately preceding such release and (y) 16.5%; (f) the loan-to-value ratio for the remaining Mortgaged Property will be no greater than the lesser of (x) 63.2% and (y) the loan-to-value ratio for all of the Mortgaged Properties (including the Maui Nui Golf Course Mortgaged Property) immediately prior to release; (g) the borrowers pay all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (h) satisfaction of customary REMIC requirements.

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With respect to the Howell Industrial Mortgage Loan (1.4%), after the expiration of the related lockout period, the related borrowers are permitted to obtain the release of the TK Holdings Mortgaged Property; provided that, among other conditions: (a) the borrowers partially defease the Mortgage Loan in an amount equal to the greater of (x) the net sale proceeds of the TK Holdings Mortgaged Property and (y) 125% of the allocated loan amount with respect to the TK Holdings Mortgaged Property, (b) after giving effect to the release, (1) the debt service coverage ratio is not less than the greater of (x) 1.60x and (y) the debt service coverage ratio immediately preceding the release and (2) the loan-to-value ratio is not greater than the lesser of (x) 60% and (y) the loan-to-value ratio immediately preceding the release, and (c) the borrowers have delivered a REMIC opinion to the lender.

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With respect to the New Hampshire Self Storage Portfolio Mortgage Loan (1.0%), the Mortgage Loan documents permit the release of an individual Mortgaged Property after the expiration of the lockout period; provided that, among other conditions: (i) the borrower makes a defeasance payment in an amount equal to at least 115% of the allocated loan amount with respect to the individual Mortgaged Property to be released; (ii) the debt service coverage immediately following the release is not less than the greater of (A) 1.95x or (B) the debt service coverage ratio for all the Mortgaged Properties immediately preceding the release; (iii) following such release, the loan-to-value ratio of all remaining Mortgaged Properties after the release is not greater than the lesser of (A) 57.2% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; and (iv) the REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.  We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

For example, with respect to the Pikeville Commons Mortgage Loan (1.3%), the borrower has the right to obtain the free release of a 2.72 acre, vacant outparcel (the “Release Parcel”); provided that, among other conditions: (a) after giving effect to the release, (1) the debt service coverage ratio is not less than the greater of (x) 1.35x and (y) the debt service coverage ratio immediately preceding the release and (2) the loan-to-value ratio is not greater than the lesser of (x) 70% and (y) the loan-to-value ratio immediately preceding the release, and (b) the borrower has delivered a REMIC opinion to the lender.  The borrower is in the process of obtaining the release of the Release Parcel, and it is anticipated that the release will be finalized prior to the Closing Date. The Release Parcel was not included in the Mortgage Loan underwriting.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-eight (28) of the Mortgage Loans (collectively, 81.3%) are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues.  Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Fifty-four (54) of the Mortgage Loans (collectively, 77.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty-nine (59) of the Mortgage Loans (collectively, 75.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-four (44) of the Mortgage Loans (collectively, 59.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-six (26) of the Mortgage Loans (collectively, 37.6%) provide for monthly or upfront escrows to cover planned capital expenditures, deferred maintenance or franchise mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.  In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management.  The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property.  The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox/Cash Management Types

Type of Lockbox/Cash Management	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	40	$355,971,072	44.1%
Hard/Springing	13	293,559,056	36.4
Hard/In Place	10	75,103,336	9.3
Soft/Springing	5	49,452,653	6.1
Soft/In Place	1	25,000,000	3.1
None	1	8,250,000	1.0
Total:	70	$807,336,117	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

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Hard/In Place Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management.  The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower.  From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/In Place Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager.  The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower.  In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity.  All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents.  From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing.  A lockbox account is established at origination or upon the occurrence of certain “trigger” events.  Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager.  The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity.  Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents.  This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property.  Excess funds may then be remitted to the related borrower.

●

None.  Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

Notwithstanding the foregoing, in connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary.  Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager and, in some cases, such deposit may be net of fees payable to and reserves maintained by the property manager, as well as certain other operating expenses.  Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis.  Lockbox accounts will not be assets of the issuing entity.  See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans, except as described below, were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines.

With respect to the Grand Canal Shoppes Mortgage Loan (6.2%), the underwritten management fee (1.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Cut-off Date U/W NOI Debt Yield and U/W NCF DSCR are 9.6% and 2.46x, respectively and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NOI Debt Yield and U/W NCF DSCR would be approximately 9.3% and 2.39x, respectively; (b) the Mortgaged Property is managed by Brookfield Properties Retail Inc., a sponsor-related entity, whose management fee is capped at $1 million, or 1.0% of the UW EGI; (c) Brookfield Properties manages and leases a retail portfolio of 170 locations across 42 states representing over 146 million square feet of leasable space. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the 600 & 620 National Avenue Mortgage Loan (4.8%), no capital expenditures were underwritten, which represent an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) U/W NCF DSCR and U/W NCF Debt Yield are 1.93x and 7.2%%, respectively, and underwriting to $0.20 PSF capital expenditures, the Cut-off Date U/W NCF DSCR and U/W NCF Debt Yield would be 1.92x and 7.2%, respectively; (b) the 600 & 620 National Avenue Property is 100.0% leased to Google, a subsidiary of Alphabet Inc., rated Aa2/AA+ by Moody’s/S&P, through May 2029, and has three, five-year renewal options; (c) Google has taken possession of its space and, according to the appraisal, is expected to spend approximately $200 per square foot on tenant improvements (in addition to the $80 PSF in tenant improvements provided for by the 600 & 620 National Avenue Borrower); (d) Google has commenced paying unabated rent at the 600 & 620 National Avenue Property; (e) the 600 & 620 National Avenue Borrower deposited $75,532 ($0.50 PSF) into an upfront capital expenditures reserve, to be replenished if the balance falls below $75,532; (f) the property condition report dated August 26th, 2019, concluded to an uninflated cost of capital expenditures of $0.06 per square foot over the next twelve years. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

With respect to the Global Data Center Mortgage Loan (3.1%), the underwritten base rent includes a rent bump through November 2020 for Flexential Corp. (“Flexential”; 100.0% of

the net rentable area and underwritten base rent), which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following:  (a) the Cut-off Date LTV, U/W NCF DSCR and U/W NCF Debt Yield are 61.7%, 2.29x and 10.1%, respectively, and underwriting to the November 2019 rent bump, the Cut-off Date U/W NCF DSCR and U/W NCF Debt Yield would be 2.10x and 9.2%, respectively; (b) Flexential has been in occupancy since November 2017, when GI Partners acquired the Global Data Center Property, a Tier III data center facility, for $65.0 million as part of a partial sale-leaseback transaction, with the master tenant, Flexential (which is owned by GI Partners), contributing $12.0 million toward the purchase price; (c) Flexential’s lease expires November 30, 2030, and has two options to renew for 7 years and 9 years, 11 months, respectively; (d) Flexential subleases 2,540 kW of leasable power along with 20,000 square feet of office and storage space to GSK (the former owner of the building; rated A-/A2/A+ by Fitch/Moody’s/S&P) through November 30, 2027 with 2, 5-year extension options, and GSK’s total annual sublease rent is currently $5,059,641 with annual increases of approximately 2.2% (approximately 1.19x Flexential’s underwritten base rent, and 1.43x Flexential’s current contractual rent and 1.30x Flexential’s contractual rent including its contractual rent bump in November 2019); and (e) the Global Data Center Borrower is wholly owned by Richard A. Magnuson, the founder and executive Managing Director of GI Partners, who has investment responsibilities for and currently sits on the board of Flexential and is also the co-founder and Chairman Emeritus of Digital Realty Trust, Inc., a leading global provider of data centers and internet peering points. Certain characteristics of the Mortgage Loan can be found in Annex A-1. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Standards and Loan Analysis”; “—Rialto Real Estate Fund III – Debt, LP—RREF’s Underwriting Guidelines and Processes”; and “—CIBC Inc.—CIBC’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●

any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower.  Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio.  Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.  In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Chelmsford MHC	$18,200,000	N/A	70.0%	1.25x	N/A	Yes	Yes
Gatlin Retail Portfolio	$13,775,000	$2,000,000	80.7%	1.25x	7.7%	Yes	Yes
New Hampshire Self Storage Portfolio	$8,250,000	N/A	57.2%	1.95x	N/A	Yes	Yes
Walgreens Douglasville	$4,650,000	N/A	85.0%	1.20x	N/A	Yes	No
Walgreens Tupelo	$4,450,000	N/A	85.0%	1.20x	N/A	Yes	No
Walgreens Lexington	$4,050,000	N/A	85.0%	1.20x	N/A	Yes	No
Ashgrove Apartments	$3,475,622	N/A	69.0%	1.30x	N/A	Yes	Yes
Dollar General Fayette	$1,071,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Centralia	$931,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Hubbard Lake	$903,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Trenton	$875,000	N/A	85.0%	1.20x	N/A	Yes	No

(1)

Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)

Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)

Indicates whether the conditions to the financing include (a)delivery of, or the lender’s ability to request delivery of, Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b)acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related purchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility.  In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Maui Portfolio Mortgage Loan (1.5%), OPC-CWG Maui Partners LLC (the “Class A Investor”) holds a preferred equity interest in the sole member of the related borrowers in an amount equal to approximately $4.75 million (the “Class A Interest”). All other equity interests in such sole member are collectively referred to as the “Class B Interest”. The Class A Investor is entitled to a preferred rate of return on its investment of 10.5% per annum (payable at a current rate of 8.0% per annum (with deferral of the excess 2.5% permitted if distributable cash flow is insufficient to pay the full preferred return in such month, with the excess remaining accruing and payable at the final redemption date)), with such amounts payable from excess cash flow at the Mortgaged Property after the payment of debt service, reserves and operating expenses. Additionally, there is a required quarterly redemption of the Class A Interest which is equal to $296,875. The Class A Interest is guaranteed by the borrower sponsor, and has a term of four years, with no extension options.  Additionally, pursuant to the related operating agreement, (a) the Class A Investor has the right to assume control of the borrowers under certain conditions set forth in the related operating agreement, and (b) the Class A Investor has the right to redeem the equity interest in the sole member of the borrowers collectively owned by the Class B members, in each case upon (i) the sole member’s failure to make a payment to the Class A Investor as and when due, (ii) any breach of the major decision rights of the Class A Investor under the sole member’s operating agreement, or (iii) an event of default (beyond any applicable notice and/or cure period) occurs under the Maui Portfolio Mortgage Loan. Pursuant to a Recognition Agreement (the “Recognition Agreement”) that the lender entered into with the Class A Investor at origination, (A) there are certain limits to the Class A Member’s rights and remedies with respect to the borrowers’ sole member and the Mortgaged Property, and (B) certain major lender decisions, including, among others, creation by the lender of a mezzanine loan or any transfer of an interest in the Mortgage Loan to the borrowers, the guarantor or their respective affiliates, are subject to the consent of the Class A Investor.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower as may be transferred without the lender’s consent.  See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

With respect to the Ambler Yards Mortgage Loan (1.6%), the Mortgaged Property is subject to a Land Development and Financial Security Agreement (the “LDA”) with Lower Gwynedd Township (the “Township”), which the Township required as a condition to granting zoning approval for the related borrower sponsor’s redevelopment plan (the “Master Plan”) for the Mortgaged Property. In accordance with the LDA, the borrower sponsor posted an approximately $1.4 million standby letter of credit, collateralized by an escrow account, with FirsTrust Bank, to cover the anticipated costs of site work. As of origination, approximately $430,000 of the $1.4 million escrow had been drawn down for work completed. The remainder of the site work is expected to be completed in 2019. The lender has oversight of the remaining distributions from the escrow pursuant to a triparty agreement the lender entered into at origination with the borrower and FirsTrust Bank. In addition, the Mortgage Loan documents provide recourse to the guarantor and borrower for any violation or breach of the LDA or the Master Plan or the failure to complete the work required thereunder.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes.  In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Grand Canal Shoppes, Phoenix Industrial Portfolio II, 600 & 620 National Avenue, 10000 Santa Monica Boulevard, Global Data Center, The Chantilly Office Portfolio, Smoke Tree Village and Smoke Tree Commons, CIRE Equity Retail & Industrial Portfolio, Gatlin Retail Portfolio, Ambler Yards, Blackmore Marketplace, Maui Portfolio, Landing at Fancher Creek, Courtyard by Marriott Secaucus and Meidinger Tower Mortgage Loans are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s).  In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”).  With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means any of the Non-Serviced AB Whole Loans.

“BBCMS 2019-C4 PSA” means the pooling and servicing agreement governing the servicing of the Maui Portfolio Whole Loan and the Meidinger Tower Whole Loan.

“Benchmark 2019-B12 PSA” means the pooling and servicing agreement governing the servicing of the CIRE Equity Retail & Industrial Portfolio Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Appraisal Period” means with respect to the Grand Canal Shoppes Whole Loan, a Grand Canal Shoppes Control Appraisal Period, and with respect to the 10000 Santa Monica Boulevard Whole Loan, a 10000 Santa Monica Boulevard Control Appraisal Period.

“Control Note“ means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Intercreditor Agreement.  As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan“ means, with respect to the Landing at Fancher Creek Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing will shift to the Servicing Shift PSA entered into in connection with such securitization. Wells Fargo Bank, National Association or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the Landing at Fancher Creek Whole Loan.

“Controlling Holder“ means, with respect to any Whole Loan, the holder of the related Control Note.  As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Landing at Fancher Creek PSA” means the pooling and servicing agreement governing the servicing of the Landing at Fancher Creek Whole Loan following the related Servicing Shift Securitization Date.

“MSC 2019-H7 PSA” means the pooling and servicing agreement governing the servicing of the Grand Canal Shoppes Whole Loan.

“NCMS 2019-10K TSA” means the trust and servicing agreement governing the servicing of the 10000 Santa Monica Boulevard Whole Loan.

“Non-Control Note“ means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Intercreditor Agreement.  As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder“ means, with respect to any Whole Loan, the holder(s) of a Non-Control Note.  As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Non-Serviced Whole Loan that partially consists of one or more Subordinate Companion Loans.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Non-Serviced Pari Passu Companion Loans and the Non-Serviced Subordinate Companion Loans.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan“ means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan“ means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the Servicing Shift Securitization Date) under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Non-Serviced Whole Loan with no related Subordinate Companion Loans.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements identified under the column titled “Non-Serviced PSA or TSA” in the table titled “Non-Serviced Directing Certificateholders” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means the Grand Canal Shoppes Subordinate Companion Loan and the 10000 Santa Monica Boulevard Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and, after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan“ means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan“ means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan that is part of a Serviced Whole Loan with no related Subordinate Companion Loans and, prior to the Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan.

“Serviced Pari Passu Whole Loan“ means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, a Servicing Shift Whole Loan.

“Serviced Whole Loan“ means each of the Whole Loans identified as “Serviced” under the column titled under the column entitled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the Servicing Shift Securitization Date, a Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means the Landing at Fancher Creek Mortgage Loan.

“Servicing Shift PSA” means the Landing at Fancher Creek PSA.

“Servicing Shift Securitization Date” means, with respect to the Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date.

“Subordinate Companion Loan” means each of the Non-Serviced Subordinate Companion Loans.

The tables titled “Whole Loan Summary” and “Non-Serviced Whole Loans” in “Summary of Terms” provides certain information with respect to Mortgage Loans that have corresponding Companion Loans.

Set forth below is the identity of the initial Non-Serviced Directing Certificateholder (or equivalent entity) for each Non-Serviced Whole Loan, the securitization trust or other entity holding the Control Note in such Non-Serviced Whole Loan and the related Non-Serviced PSA under which it is being serviced.

Non-Serviced Directing Certificateholders

Whole Loan(1)	Non-Serviced PSA or TSA	Controlling Noteholder	Initial Directing Certificateholder(2)
Grand Canal Shoppes	MSC 2019-H7	MSC 2019-H7	Argentic Securities Income USA LLC or an affiliate(3)
10000 Santa Monica Boulevard	NCMS 2019-10K	NCMS 2019-10K	Cerberus CMBS Mortgage Securities, Ltd.
CIRE Equity Retail & Industrial Portfolio	BMARK 2019-B12	BMARK 2019-B12	KKR Real Estate Credit Opportunity Partners II
Maui Portfolio	BBCMS 2019-C4	BBCMS 2019-C4	RREF III-D BBCMS 2019-C4 MOA-HRR, LLC
Meidinger Tower	BBCMS 2019-C4	BBCMS 2019-C4	RREF III-D BBCMS 2019-C4 MOA-HRR, LLC

(1)

Does not include the Landing at Fancher Creek Whole Loan, for which servicing will be transferred on the related Servicing Shift Securitization Date. The initial controlling noteholder for the Landing at Fancher Creek Whole Loan will be Wells Fargo Bank, National Association or an affiliate thereof, as holder of the related Controlling Companion Loan. With respect to such Whole Loan, on and after the related Servicing Shift Securitization Date, the controlling noteholder of such Whole Loan will be the securitization trust into which the related Controlling Companion Loan is deposited, and the controlling class representative or other directing certificateholder under the securitization into which the related Controlling Companion Loan was deposited is expected to succeed to the rights of Wells Fargo Bank, National Association as the controlling noteholder of such Whole Loan.

(2)	As of the closing date of the related securitization.

(3)

With respect to the Grand Canal Shoppes Mortgage Loan, the control rights and the right to replace the applicable special servicer are held by the holder of the related subordinate companion loan (currently held by CPPIB Credit Investments II Inc.) so long as no Grand Canal Shoppes control appraisal period is in effect. Unless and until a Grand Canal Shoppes control appraisal period is in effect, the initial directing certificateholder for the Grand Canal Shoppes Mortgage Loan will not be entitled to exercise control rights or the right to replace the applicable special servicer for the Grand Canal Shoppes Mortgage Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
Grand Canal Shoppes	Non-Serviced

Note A-1-1

Note A-1-2

Note A-1-3

Note A-1-4

Note A-1-5

Note A-1-6

Note A-1-7

Note A-1-8

Note A-2-1

Note A-2-2-1

Note A-2-2-2

Note A-2-3

Note A-2-4

Note A-2-5

Note A-3-1

Note A-3-2

Note A-3-3

Note A-3-4

Note A-3-5

Note A-4-1

Note A-4-2

Note A-4-3

Note A-4-4

Note A-4-5

Note B

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Control Note

$60,000,000

$50,000,000

$40,000,000

$40,000,000

$13,846,154

$10,000,000

$10,000,000

$10,000,000

$50,000,000

$20,000,000

$30,000,000

$40,000,000

$25,000,000

$10,384,615

$50,000,000

$50,000,000

$40,000,000

$25,000,000

$10,384,615

$60,000,000

$60,000,000

$20,000,000

$25,000,000

$10,384,615

$215,000,000

MSC 2019-H7

BANK 2019-BNK19

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

MSC 2019-H7

BANK 2019-BNK20(2)

BANK 2019-BNK20(2)

BANK 2019-BNK19

BANK 2019-BNK20(2)

CSAIL 2019-C17(3)

UBS 2019-C17

UBS AG, New York Branch

UBS 2019-C17

BMARK 2019-B12

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association

Cantor Commercial Real Estate Lending, L.P.

JPMorgan Chase Bank, National Association

CGCMT 2019-GC41

Goldman Sachs Bank USA

GSMS 2019-GC42(4)

Goldman Sachs Bank USA

Goldman Sachs Bank USA

CPPIB Credit Investments II Inc.

Phoenix Industrial Portfolio II	Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$20,000,000 $15,000,000 $15,000,000 $10,000,000 $5,000,000 $3,000,000	UBS 2019-C17 UBS 2019-C17 UBS AG, New York Branch UBS AG, New York Branch UBS 2019-C17 UBS AG, New York Branch
600 & 620 National Avenue	Serviced	Note A-1-1 Note A-1-2 Note A-2-1 Note A-2-2 Note A-2-3	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$38,950,000 $30,000,000 $30,000,000 $30,000,000 $8,950,000	UBS 2019-C17 Wells Fargo Bank, National Association JPMorgan Chase Bank, National Association JPMorgan Chase Bank, National Association JPMorgan Chase Bank, National Association
10000 Santa Monica Boulevard	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8 Note A-B	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note	$100,000,000 $35,000,000 $25,000,000 $20,000,000 $15,000,000 $5,000,000 $10,000,000 $10,000,000 $130,000,000	NCMS 2019-10K Natixis Real Estate Capital LLC BMARK 2019-B12 BMARK 2019-B12 UBS 2019-C17 BMARK 2019-B12 BBCMS 2019-C4 UBS 2019-C17 NCMS 2019-10K
Global Data Center	Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$25,000,000 $12,000,000	UBS 2019-C17 Wells Fargo Bank, National Association

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Note Cut-off Date Balance(1)	Note Holder(1)
The Chantilly Office Portfolio	Serviced	Note A-1 Note A-2 Note A-3	Non-Control Note Control Note Non-Control Note	$22,350,000 $14,000,000 $10,000,000	WFCM 2019-C51 UBS 2019-C17 UBS 2019-C17
Smoke Tree Village and Smoke Tree Commons	Serviced	Note A-1-1 Note A-1-2 Note A-2	Control Note Non-Control Note Non-Control Note	$15,000,000 $10,500,000 $10,000,000	UBS 2019-C17 Rialto Mortgage Finance, LLC WFCM 2019-C52
CIRE Equity Retail & Industrial Portfolio	Non-Serviced	Note A-1 Note A-2-1 Note A-2-2 Note A-3 Note A-4 Note A-5-1 Note A-5-2 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	$30,000,000 $20,000,000 $5,000,000 $22,160,000 $22,000,000 $15,000,000 $5,000,000 $9,440,000	BMARK 2019-B12 BMARK 2019-B12 CGCMT 2019-GC41 CGCMT 2019-GC41 WFCM 2019-C51 UBS 2019-C17 UBS AG, New York Branch BBCMS 2019-C4
Gatlin Retail Portfolio	Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$13,775,000 $10,000,000	UBS 2019-C17 BSPRT CMBS Finance, LLC
Ambler Yards	Serviced	Note A-1 Note A-2	Non-Control Note Control Note	$10,000,000 $13,300,000	BBCMS 2019-C4 UBS 2019-C17
Blackmore Marketplace	Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$13,100,000 $10,000,000	UBS 2019-C17 CSAIL 2019-C17(3)
Maui Portfolio	Non-Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$16,000,000 $12,500,000	BBCMS 2019-C4 UBS 2019-C17
Landing at Fancher Creek	Servicing Shift	Note A-1 Note A-2	Control Note Non-Control Note	$20,000,000 $11,500,000	Wells Fargo Bank, National Association UBS 2019-C17
Courtyard by Marriott Secaucus	Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$10,000,000 $5,000,000	UBS 2019-C17 BSPRT CMBS Finance, LLC
Meidinger Tower	Non-Serviced	Note A-1 Note A-2	Control Note Non-Control Note	$19,000,000 $9,000,000	BBCMS 2019-C4 UBS 2019-C17

(1)	The lender provides no assurances that any non-securitized notes will not be split further and/or reissued with reallocated balances.

(2)	Note A-1-7 and Note A-1-8 are currently held by Morgan Stanley Bank, N.A., and Note A-2-2-1 is currently held by Wells Fargo Bank, National Association. The BANK 2019-BNK20 securitization transaction is scheduled to close on or about September 26, 2019.

(3)	With respect to the Grand Canal Shoppes Whole Loan and the Blackmore Marketplace Whole Loan, Note A-2-2-2 and Note A-2, respectively, are each currently held by UBS AG, New York Branch. The CSAIL 2019-C17 securitization transaction is scheduled to close on or about September 25, 2019.

(4)	Note A-4-3 is currently held by Goldman Sachs Bank USA. The GSMS 2019-GC42 securitization transaction is scheduled to close on or about September 27, 2019.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, to any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain fees, costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than The Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder appointed by the Controlling Class will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to The Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder appointed by the Controlling Class pursuant to the PSA with respect to Serviced Mortgage Loans, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and, prior to the Servicing Shift Securitization Date, pursuant to the PSA the Directing Certificateholder appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

The special servicer will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset

Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or

Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited (except with respect to the CIRE Equity Retail & Industrial Portfolio Whole Loan, for which the related Intercreditor Agreement does not limit the transfer of more than 49% of the beneficial interest of any such promissory note) unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced

Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, to any sale by a securitization trust).

Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan on or after the Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder (or equivalent party) under the related Non-Serviced PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of the “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of a Non-Controlling Holder with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including the Servicing Shift Whole Loan on and after the Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent or consultation rights described below (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Grand Canal Shoppes Whole Loan

General

The Grand Canal Shoppes Mortgage Loan (6.2%) is part of a whole loan structure (the “Grand Canal Shoppes Whole Loan”) comprised of 25 mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Grand Canal Shoppes Mortgaged Property”).

The Grand Canal Shoppes Whole Loan is evidenced by the promissory notes listed in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” (collectively, the “Grand Canal Shoppes Notes”). The promissory notes designated Note A-2-3 and Note A-2-5 in such table are referred to collectively herein as the “Grand Canal Shoppes Mortgage Loan”. The remaining promissory notes with the prefix “Note A-” listed in such table are referred to collectively herein as the “Grand Canal Shoppes Pari Passu Companion Loans” and, together with the Grand Canal Shoppes Mortgage Loan, the “Grand Canal Shoppes Senior Notes”. The promissory note designated Note B is referred to herein as the “Grand Canal Shoppes Subordinate Companion Loan”. The Grand Canal Shoppes Senior Notes are generally pari passu in right of payment with each other, and the Grand Canal Shoppes Subordinate Companion Loan is generally subordinate in right of payment to the Grand Canal Shoppes Senior Notes.

Only the Grand Canal Shoppes Mortgage Loan is included in the issuing entity. The current holders of the Grand Canal Shoppes Notes are set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on each of the Grand Canal Shoppes Senior Notes at a rate equal to 3.7408% per annum (the “Grand Canal Shoppes Note A Rate”) and on the Grand Canal Shoppes Subordinate Companion Loan at a rate equal to 6.2500% per annum (the “Grand Canal Shoppes Note B Rate”). For purposes of the information presented in this prospectus with respect to the Grand Canal Shoppes Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the Grand Canal Shoppes Pari Passu Companion Loans and does not take into account the Grand Canal Shoppes Subordinate Companion Loan.

The rights of the holders of the Grand Canal Shoppes Notes are subject to an Intercreditor Agreement (the “Grand Canal Shoppes Intercreditor Agreement”), the terms of which are described below.

Servicing

The Grand Canal Shoppes Whole Loan is serviced pursuant to the terms of the MSC 2019-H7 PSA, between Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Grand Canal Shoppes Master Servicer”), LNR Partners, LLC, as special servicer (the “Grand Canal Shoppes Special Servicer”), Wells Fargo Bank, National Association, as trustee (the “Grand Canal Shoppes Trustee”), certificate administrator and custodian, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, and in accordance with the terms of the Grand Canal Shoppes Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Distributions

The Grand Canal Shoppes Intercreditor Agreement provides, in general, that the Grand Canal Shoppes Subordinate Companion Loan and the right of the holder thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Grand Canal Shoppes Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

If no Grand Canal Shoppes Sequential Pay Event (as defined below) has occurred and is continuing, then all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the MSC 2019-H7 PSA) will be applied and distributed as follows:

●	first, to the holders of the Grand Canal Shoppes Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Grand Canal Shoppes Senior Notes at the Grand Canal Shoppes Net Note A Rate;

●	second, (i) to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis in an amount equal to the product of (A) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes, multiplied by (B) the sum of principal payments received, if any, with respect to the related monthly payment date, until their respective principal balances have been reduced to zero, and (ii) 100% of any insurance and condemnation proceeds payable as principal to the holders of the Grand Canal Shoppes Notes are required to be distributed to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis until the principal balances thereof have been reduced to zero;

●	third, to the holders of the Grand Canal Shoppes Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Grand Canal Shoppes Recovered Costs not previously reimbursed to such holders (or paid or advanced by the Grand Canal Shoppes Master Servicer or Grand

Canal Shoppes Special Servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Grand Canal Shoppes Whole Loan pursuant to the MSC 2019-H7 PSA or the Grand Canal Shoppes Intercreditor Agreement;

●	fourth, to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes multiplied by (ii) the Grand Canal Shoppes Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Grand Canal Shoppes Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Grand Canal Shoppes Net Note A Rate;

●	sixth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Grand Canal Shoppes Net Note B Rate;

●	seventh, (i) to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to its Percentage Interest of principal payments received, if any, with respect to such monthly payment date, until the principal balance thereof has been reduced to zero; and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Grand Canal Shoppes Notes, the portion thereof remaining after distribution to the holders of the Grand Canal Shoppes Senior Notes pursuant to clause second above is required to be distributed to the holder of the Grand Canal Shoppes Subordinate Companion Loan until the principal balance thereof has been reduced to zero;

●	eighth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Grand Canal Shoppes Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●	ninth, to the extent the holder of the Grand Canal Shoppes Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Grand Canal Shoppes Net Note B Rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MSC 2019-H7 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Grand Canal Shoppes Master

Servicer or Grand Canal Shoppes Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Grand Canal Shoppes Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the holders of the Grand Canal Shoppes Notes, pro rata based on their respective Percentage Interests; and

●	twelfth, if any excess amount is available to be distributed in respect of the Grand Canal Shoppes Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Grand Canal Shoppes Notes in accordance with their respective initial Percentage Interests.

Upon the occurrence and during the continuance of (i) any monetary event of default with respect to the Grand Canal Shoppes Whole Loan, (ii) any other event of default with respect to the Grand Canal Shoppes Whole Loan that causes the Grand Canal Shoppes Whole Loan to become accelerated or a specially serviced loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holder of the Grand Canal Shoppes Subordinate Companion Loan has not exercised its cure rights under the Grand Canal Shoppes Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “Grand Canal Shoppes Sequential Pay Event”), all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the MSC 2019-H7 PSA) will be applied and distributed as follows:

●	first, to the holders of the Grand Canal Shoppes Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Grand Canal Shoppes Senior Notes at the Grand Canal Shoppes Net Note A Rate;

●	second, to the holders of the Grand Canal Shoppes Senior Notes, pro rata based on their outstanding principal balances, until their respective principal balances have been reduced to zero;

●	third, to the holders of the Grand Canal Shoppes Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Grand Canal Shoppes Recovered Costs not previously reimbursed to such holders (or paid or advanced by the Grand Canal Shoppes Master Servicer or Grand Canal Shoppes Special Servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Grand Canal Shoppes Whole Loan pursuant to the MSC 2019-H7 PSA or the Grand Canal Shoppes Intercreditor Agreement;

●	fourth, to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes multiplied by (ii) the Grand Canal Shoppes Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Grand Canal Shoppes Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Grand Canal Shoppes Net Note A Rate;

●	sixth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Grand Canal Shoppes Net Note B Rate;

●	seventh, to the holder of the Grand Canal Shoppes Subordinate Companion Loan, until the outstanding principal balance thereof has been reduced to zero;

●	eighth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Grand Canal Shoppes Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●	ninth, to the extent the holder of the Grand Canal Shoppes Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Grand Canal Shoppes Net Note B Rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MSC 2019-H7 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Grand Canal Shoppes Master Servicer or Grand Canal Shoppes Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Grand Canal Shoppes Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the holders of the Grand Canal Shoppes Notes, pro rata based on their respective Percentage Interests; and

●	twelfth, if any excess amount is available to be distributed in respect of the Grand Canal Shoppes Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Grand Canal Shoppes Notes in accordance with their respective initial Percentage Interests.

“Grand Canal Shoppes Net Note A Rate” means the note rate applicable to the Grand Canal Shoppes Senior Notes, less the applicable servicing fee rate.

“Grand Canal Shoppes Net Note B Rate” means the note rate applicable to the Grand Canal Shoppes Subordinate Companion Loan, less the applicable servicing fee rate.

“Grand Canal Shoppes Note A Relative Spread” means the ratio of the Grand Canal Shoppes Note A Rate to the Grand Canal Shoppes Whole Loan Rate.

“Grand Canal Shoppes Note B Relative Spread” means the ratio of the Grand Canal Shoppes Note B Rate to the Grand Canal Shoppes Whole Loan Rate.

“Grand Canal Shoppes Whole Loan Rate” means as of any date of determination, the weighted average of the Grand Canal Shoppes Note A Rate and the Grand Canal Shoppes Note B Rate, weighted based on the outstanding principal balances of the Grand Canal Shoppes Notes.

“Percentage Interest” as used in this section entitled “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” means, with respect to any holder of a Grand Canal Shoppes Note, a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of such note, and the denominator of which is the outstanding principal balance of the Grand Canal Shoppes Whole Loan.

“Pro Rata and Pari Passu Basis” as used in this section entitled “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” means with respect to each Grand Canal Shoppes Senior Note and the related holders thereof (or, to the extent specified herein, a subset of the Grand Canal Shoppes Senior Notes or the related holders thereof), the allocation of any particular payment, collection, cost, expense, liability or other amount among such notes or such noteholders, as the case may be, without any priority of any such note or any such noteholder over another such note or noteholder, as the case may be, and in any event such that each such note or noteholder, as the case may be, is allocated its pro rata amount (calculated in proportion to the outstanding principal balance of the related note, relative to the aggregate outstanding principal balance of the applicable Grand Canal Shoppes Senior Notes, or otherwise in proportion to the amount due to the holder of the subject Grand Canal Shoppes Senior Note, relative to the aggregate amount due to holders of all of the applicable Grand Canal Shoppes Senior Notes) of such particular payment, collection, cost, expense, liability or other amount.

Workout

If the Grand Canal Shoppes Whole Loan is modified in connection with a workout such that (i) the unpaid principal balance of the Grand Canal Shoppes Whole Loan is decreased, (ii) the interest rate or scheduled amortization payments on the Grand Canal Shoppes Whole Loan are reduced, (iii) payments of interest or principal on the Grand Canal Shoppes Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the interest rate or increase in scheduled amortization payments) is made to any of the terms of such Whole Loan, all payments to the holders of the Grand Canal Shoppes Senior Notes as described under “—Distributions” above are required to be made as though such workout did not occur, with the payment terms of the Grand Canal Shoppes Senior Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the Grand Canal Shoppes Subordinate Companion Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Grand Canal Shoppes Whole Loan attributable to such workout.

The Grand Canal Shoppes Directing Holder

The controlling noteholder (the “Grand Canal Shoppes Directing Holder”) under the Grand Canal Shoppes Intercreditor Agreement, as of any date of determination, is (i) the holder of the Grand Canal Shoppes Subordinate Companion Loan, unless a Grand Canal Shoppes Control Appraisal Period has occurred and is continuing or (ii) if a Grand Canal Shoppes Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1 (whose rights are exercisable under the MSC 2019-H7 PSA by the related directing certificateholder or the Grand Canal Shoppes Special Servicer (following a control termination event)).

A “Grand Canal Shoppes Control Appraisal Period” is any period, with respect to the Grand Canal Shoppes Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Grand Canal Shoppes Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Grand Canal Shoppes Subordinate Companion Loan, (y) any appraisal reduction amount for the Grand Canal Shoppes Whole Loan that is allocated to the Grand Canal Shoppes Subordinate Companion Loan and (z) without duplication, any realized principal losses with respect to the Grand Canal Shoppes Mortgaged Property (or portion thereof) or the Grand Canal Shoppes Whole Loan that are allocated to the Grand Canal Shoppes Subordinate Companion Loan, plus (3) any Grand Canal Shoppes Threshold Event Collateral (as defined below), (to the extent such amount is not already taken into account in the related appraisal reduction amount for the Grand Canal Shoppes Whole Loan), plus (4) without duplication of any items set forth above in clauses (1) through (3), insurance and condemnation proceeds that constitute collateral for the Grand Canal Shoppes Whole Loan (whether paid or then payable by any insurance company or government authority, provided that, if not then paid, such amounts are payable to the lender for application to the Grand Canal Shoppes Whole Loan or to pay the costs of restoring the Grand Canal Shoppes Mortgaged Property) is less than (b) 25% of the remainder of (i) the initial principal balance of the Grand Canal Shoppes Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Grand Canal Shoppes Subordinate Companion Loan.

For purposes of determining whether a Grand Canal Shoppes Control Appraisal Period is in effect, appraisal reduction amounts for the Grand Canal Shoppes Whole Loan and realized principal losses will be allocated to reduce first, the principal balance of the Grand Canal Shoppes Subordinate Companion Loan, and second, the principal balances of the Grand Canal Shoppes Senior Notes (on a pro rata and pari passu basis), in each case, up to the outstanding amount thereof.

In addition, the holder of the Grand Canal Shoppes Subordinate Companion Loan will be entitled to avoid (or terminate) a Grand Canal Shoppes Control Appraisal Period caused by application of an appraisal reduction amount for the Grand Canal Shoppes Whole Loan upon satisfaction of the following (which must be completed within 30 days of the Grand Canal Shoppes Special Servicer’s receipt of any third party appraisal that indicates such Grand Canal Shoppes Control Appraisal Period has occurred: (i) the holder of the Grand Canal Shoppes Subordinate Companion Loan shall have delivered as a supplement to the appraised value of the Grand Canal Shoppes Mortgaged Property, in the amount specified in clause (ii) below, to the Grand Canal Shoppes Master Servicer or the Grand Canal Shoppes Special Servicer, as applicable, together with documentation acceptable to the Grand Canal Shoppes Master Servicer or the Grand Canal Shoppes Special Servicer, as applicable, in accordance with the applicable servicing standard to create and perfect a first priority security interest in favor of such servicer on behalf of the holders of the Grand Canal Shoppes Senior Notes in such collateral (a) cash collateral for the benefit of, and acceptable to, the Grand Canal Shoppes Master Servicer or the Grand Canal Shoppes Special Servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the holders of the Grand Canal Shoppes Senior Notes as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Grand Canal Shoppes Threshold Event Collateral”), and (ii) the Grand Canal Shoppes Threshold Event Collateral is required to be in an amount that would cause the applicable Grand Canal Shoppes Control Appraisal Period not to occur pursuant to the definition of “Grand Canal Shoppes Control Appraisal Period”. If the requirements described in this paragraph are satisfied by the holder of the Grand Canal Shoppes Subordinate Companion Loan (a “Grand Canal Shoppes Threshold Event Cure”), no Grand Canal Shoppes Control Appraisal Period will be deemed to have occurred.

The Grand Canal Shoppes Threshold Event Cure will continue until (i) the Grand Canal Shoppes Threshold Event Collateral would not be sufficient to prevent a Grand Canal Shoppes Control Appraisal Period from occurring pursuant to the definition of “Grand Canal Shoppes Control Appraisal Period”; or (ii) the occurrence of a final recovery determination in respect of the Grand Canal Shoppes Whole Loan. If the appraised value of the Grand Canal Shoppes Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Grand Canal Shoppes Control Appraisal Period without taking into consideration any, or some portion of, the Grand Canal Shoppes Threshold Event Collateral previously delivered by the holder of the Grand Canal Shoppes Subordinate Companion Loan, then any or such portion of Grand Canal Shoppes Threshold Event Collateral held by the Grand Canal Shoppes Master Servicer or Grand Canal Shoppes Special Servicer is required to be promptly returned to the holder of the Grand Canal Shoppes Subordinate Companion Loan (at its sole expense). Upon a final recovery determination with respect to the Grand Canal Shoppes Whole Loan, such Grand Canal Shoppes Threshold Event Collateral will be available to reimburse each Grand Canal Shoppes Note holder for any realized principal loss in accordance with the priority of distributions described under “—Distributions” above with respect to the Grand Canal Shoppes Whole Loan after application of the net proceeds of liquidation, not in excess of the principal balance of the Grand Canal Shoppes Whole Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other additional servicing expenses reimbursable under the Grand Canal Shoppes Intercreditor Agreement and under the MSC 2019-H7 PSA.

Consultation and Control

The Grand Canal Shoppes Master Servicer and the Grand Canal Shoppes Special Servicer will be required to seek the written consent of the Grand Canal Shoppes Directing Holder (or its designee) prior to taking any action that would constitute a Grand Canal Shoppes Major Decision (as defined below). If the Grand Canal Shoppes Directing Holder (or its designee) fails to respond to the Grand Canal Shoppes Master Servicer or the Grand Canal Shoppes Special Servicer, as the case may be, within five business days (or, in the case of an acceptable insurance default, 10 business days) after receipt of such notice, such servicer will be required to deliver a second notice, and if the Grand Canal Shoppes Directing Holder (or its designee) fails to respond within five business days (or, in the case of an acceptable insurance default, 10 business days) after receipt of such second notice, the Grand Canal Shoppes Directing Holder (or its designee) will not have further consent rights with respect to the specific action proposed in such notice.

“Grand Canal Shoppes Major Decisions” means:

1.    any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO property by deed-in-lieu or otherwise) of the ownership of one or more properties securing the Grand Canal Shoppes Whole Loan if it comes into and continues in default;

2.    any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs or the material modification or termination of cash management or lockbox arrangements) of the Grand Canal Shoppes Whole Loan, or any extension of the maturity date of the Grand Canal Shoppes Whole Loan;

3.    following a default or an event of default with respect to the Grand Canal Shoppes Whole Loan, any exercise of remedies, including the acceleration of the Grand Canal Shoppes Whole Loan or initiation of any proceedings, judicial, bankruptcy or otherwise, under the related mortgage loan documents or seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the borrower;

4.    any sale of the Grand Canal Shoppes Whole Loan (when it is a defaulted loan) or REO property for less than the applicable par purchase price set forth in the MSC 2019-H7 PSA;

5.    any determination to bring the related Mortgaged Property or an REO property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at such Mortgaged Property or REO property;

6.    any direct or indirect transfer of the related Mortgaged Property (or any interest therein), any release of material collateral or any acceptance of substitute or additional collateral for the Grand Canal Shoppes Whole Loan or any consent or determination with respect to any of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Grand Canal Shoppes Whole Loan or any consent to such a waiver or consent to a transfer of the related Mortgaged Property or of any direct or indirect interest in the borrower or change in control of the borrower;

8.    any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect legal or beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents);

9.    any material modification, waiver or amendment of, or any material consent granted or withheld in connection with, or the execution of, an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Grand Canal Shoppes Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.  any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager and/or terminating, modifying or entering into any property management agreement (in each case, if the lender is required to consent or approve such changes under the related mortgage loan documents);

11.  releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required to be released pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

12.  any release of the borrower or guarantor or other obligor from liability under any of the related mortgage loan documents (including acceptance of an assumption agreement) and the addition of a new guarantor, or any consent or determination with respect to any of the foregoing, other than pursuant to the specific terms of the Grand Canal Shoppes Whole Loan and for which there is no lender discretion;

13.  any determination of an acceptable insurance default;

14.  the approval of or voting on any plan of reorganization, restructuring or similar plan or other material action or decision in the bankruptcy of the borrower;

15.  any material modification, waiver or amendment of any guaranty or environmental indemnity related to the Grand Canal Shoppes Whole Loan;

16.  any approval of any property insurance settlements or award in connection with a taking related to the related Mortgaged Property or the approval of a determination to apply such insurance proceeds or award to the repayment of the Grand Canal Shoppes Whole Loan rather than to the restoration of the related Mortgaged Property, other than pursuant to the specific terms of the Grand Canal Shoppes Whole Loan and for which there is no lender discretion;

17.  any determination by the Grand Canal Shoppes Master Servicer to transfer the Grand Canal Shoppes Whole Loan to the Grand Canal Shoppes Special Servicer based on a determination that (A) a default (other than an acceptable insurance default) is reasonably foreseeable, (B) such default will materially impair the value of the related Mortgaged Property as security for the Grand Canal Shoppes Whole Loan and (C) the default is likely to continue unremedied;

18.  any material modification or waiver of the insurance requirements set forth in the related mortgage loan documents;

19.  any material modification or waiver of any special purpose entity requirements set forth in the related mortgage loan documents; or

20.  any material modification of, or material waiver of any provision of, the related reciprocal easement agreement or any ground lease;

provided that during any Grand Canal Shoppes Control Appraisal Period, “Grand Canal Shoppes Major Decisions” will mean major decisions with respect to which the directing certificateholder is permitted to review and consent under the MSC 2019-H7 PSA.

Neither the Grand Canal Shoppes Master Servicer nor the Grand Canal Shoppes Special Servicer will be required to follow any advice or consultation provided by the Grand Canal Shoppes Directing Holder (or its designee) that would require or cause the Grand Canal Shoppes Master Servicer or Grand Canal Shoppes Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such Grand Canal Shoppes Master Servicer or Grand Canal Shoppes Special Servicer, as applicable, to violate provisions of the Grand Canal Shoppes Intercreditor Agreement or the MSC 2019-H7 PSA, require or cause such Grand Canal Shoppes Master Servicer or Grand Canal Shoppes Special Servicer, as applicable, to violate the terms of the Grand Canal Shoppes Whole Loan, or materially expand the scope of any of the Grand Canal Shoppes Master Servicer’s or Grand Canal Shoppes Special Servicer’s, as applicable, responsibilities under the Grand Canal Shoppes Intercreditor Agreement or the MSC 2019-H7 PSA.

Cure Rights

If the related borrower fails to make any monetary payment by the end of the applicable grace period for such payment permitted under the applicable mortgage loan documents or the related borrower otherwise defaults with respect to the Grand Canal Shoppes Whole Loan, the holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to cure a default (i) with respect to any monetary default, within five business days after receipt of notice of such monetary default or (ii) with respect to any non-monetary default, within the cure period afforded to the borrower under the related Whole Loan documents (but at least 30 days in any event) or such longer period as provided in the Grand Canal Shoppes Intercreditor Agreement. The holder of the Grand Canal Shoppes Subordinate Companion Loan will be limited to ten cures related to monetary defaults, no more than six of which may occur within any consecutive 12-month period.

So long as a monetary default exists for which a cure payment permitted the Grand Canal Shoppes Intercreditor Agreement is made, such monetary default will not be treated as an event of default by any Grand Canal Shoppes Note holder (including for purposes of (i) the definition of “Grand Canal Shoppes Sequential Pay Event” as provided in “—Distributions” above, (ii) accelerating the Grand Canal Shoppes Whole Loan, modifying, amending or waiving any provisions of the related Whole Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to any Grand Canal Shoppes Mortgaged Property; or (iii) treating the Grand Canal Shoppes Whole Loan as a specially serviced loan).

Purchase Option

At any time an event of default under the Grand Canal Shoppes Whole Loan has occurred and is continuing, upon written notice to the holders of the Grand Canal Shoppes Senior Notes (such notice, a “Grand Canal Shoppes Noteholder Purchase Notice”), the holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to purchase the Grand Canal Shoppes Senior Notes in whole but not in part at the applicable Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price on a date selected by such holder that is not earlier than seven business days after, or later than 45 days after, the date of the Grand Canal Shoppes Noteholder Purchase Notice. All out-of-pocket costs and expenses related to such purchase are required to be paid by the holder of the Grand Canal Shoppes Subordinate Companion Loan.

The right of the holder of the Grand Canal Shoppes Subordinate Companion Loan to purchase the Grand Canal Shoppes Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Grand Canal Shoppes Mortgaged Property (and the Grand Canal Shoppes Special Servicer will be required to give the holder of the Grand Canal Shoppes Subordinate Companion Loan at least 15 days’ prior written notice of its intent with respect to any such action).

“Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price” means the sum, without duplication, of (a) the aggregate principal balance of the Grand Canal Shoppes Senior Notes, (b) accrued and unpaid interest thereon at the Grand Canal Shoppes Note A Rate, from the date as to which interest was last paid in full by related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date of purchase, (c) any other amounts due under the Grand Canal Shoppes Whole Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees, provided that if the related borrower or a borrower related party is the purchaser, the Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f)(x) if the related borrower or a borrower related party is the purchaser or (y) if the Grand Canal Shoppes Whole Loan is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the MSC

2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan and (g) any Grand Canal Shoppes Recovered Costs, but only to the extent not reimbursed previously to a Grand Canal Shoppes Senior Note pursuant to the Grand Canal Shoppes Intercreditor Agreement. Notwithstanding the foregoing, if the Grand Canal Shoppes Subordinate Companion Loan holder is purchasing from the related borrower or a borrower related party, the Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the Grand Canal Shoppes Whole Loan is converted into a REO Property, for purposes of determining the Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Grand Canal Shoppes Senior Note at the Grand Canal Shoppes Note A Rate as if the related Whole Loan were not so converted. In no event will the Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Grand Canal Shoppes Subordinate Companion Loan holder under the Grand Canal Shoppes Intercreditor Agreement.

“Grand Canal Shoppes Recovered Costs” means any amounts referred to in clause (d) and/or (e) of the definition of “Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price” that at the time of determination have been paid from sources other than the Grand Canal Shoppes Whole Loan or Mortgaged Property.

Special Servicer Appointment Rights

The Grand Canal Shoppes Directing Holder (or its designee) will have the right to terminate the Grand Canal Shoppes Special Servicer under the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan, with or without cause, upon at least 10 business days’ prior notice to the Grand Canal Shoppes Special Servicer. Any such termination will not be effective unless and until (a) each applicable rating agency delivers a rating agency confirmation, (b) the initial or successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the MSC 2019-H7 PSA from and after the date it becomes the special servicer of the Grand Canal Shoppes Whole Loan under the MSC 2019-H7 PSA pursuant to an assumption agreement reasonably satisfactory to the Grand Canal Shoppes Trustee and (c) the Grand Canal Shoppes Trustee has received an opinion of counsel reasonably satisfactory to the Grand Canal Shoppes Trustee to the effect that (i) the designation of such replacement to serve as special servicer with respect to the Grand Canal Shoppes Whole Loan under MSC 2019-H7 PSA is in compliance with the terms of the MSC 2019-H7 PSA, (ii) such replacement special servicer will be bound by the terms of the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan and (iii) subject to customary qualifications and exceptions, the MSC 2019-H7 PSA will be enforceable against the replacement special servicer, in accordance with its terms.

Sale of Defaulted Mortgage Loans

If the Grand Canal Shoppes Whole Loan becomes a defaulted mortgage loan, the Grand Canal Shoppes Special Servicer will be required to sell the Grand Canal Shoppes Senior Notes together as notes evidencing one whole A note, and will not have the right to sell the Grand Canal Shoppes Subordinate Companion Loan without the consent of the holder thereof. Notwithstanding the foregoing, the Grand Canal Shoppes Special Servicer will not be permitted to sell any Grand Canal Shoppes Senior Note without the consent of the holder thereof unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the Grand Canal Shoppes Senior Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Grand Canal Shoppes Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder that are material to the price of the Grand Canal Shoppes Senior Notes), and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Grand Canal Shoppes Special Servicer in connection with the proposed sale. In conducting such sale, whether any cash offer from an interested person constitutes a fair price for the Senior Notes is required to be determined by the Grand Canal Shoppes Trustee; provided that no offer from an interested person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties.

The 10000 Santa Monica Boulevard Whole Loan

General

The 10000 Santa Monica Boulevard Mortgage Loan (3.1%) is part of the 10000 Santa Monica Boulevard Whole Loan (as defined below) comprised of nine (9) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “10000 Santa Monica Boulevard Mortgaged Property”).

The 10000 Santa Monica Boulevard Whole Loan is evidenced by two senior pari passu notes, Note A-5 and Note A-8 (the “10000 Santa Monica Boulevard Mortgage Loan”), with an aggregate principal balance as of the Cutoff Date of $25,000,000, six senior pari passu notes, Notes A-1, A-2, A-3, A-4, A-6 and A-7 (collectively, the “10000 Santa Monica Boulevard Pari Passu Companion Loans”), with an aggregate principal balance as of the Cut-off Date of $195,000,000 and a subordinate companion loan evidenced by one promissory note, Note A-B, with a principal balance as of the Cut-off Date of $130,000,000 (the “10000 Santa Monica Boulevard Subordinate Companion Loan”). The 10000 Santa Monica Boulevard Subordinate Companion Loan is currently held by NCMS 2019-10K Trust (the “10000 Santa Monica Boulevard Subordinate Companion Loan Holder”). The 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans are pari passu with each other in terms of priority. The 10000 Santa Monica Boulevard Subordinate Companion Loan is subordinate to the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans in terms of priority. The 10000 Santa Monica Boulevard Mortgage Loan, the 10000 Santa Monica Boulevard Pari Passu Companion Loans and the 10000 Santa Monica Boulevard Subordinate Companion Loan are collectively referred to in this prospectus as the “10000 Santa Monica Boulevard Whole Loan”.

The holders of the 10000 Santa Monica Boulevard Whole Loan (the “10000 Santa Monica Boulevard Noteholders”) entered into a co-lender agreement, prior to the Closing Date (the “10000 Santa Monica Boulevard lntercreditor Agreement”), which governs their respective rights and obligations and the allocation of payments to each 10000 Santa Monica Boulevard Noteholder to the extent set forth in the 10000 Santa Monica Boulevard lntercreditor Agreement.

Servicing

The 10000 Santa Monica Boulevard Whole Loan will be serviced by KeyBank National Association, as servicer (the “NCMS 2019-10K Servicer”) and specially serviced by KeyBank National Association, as special servicer (the “NCMS 2019-10K Special Servicer”), under the NCMS 2019-10K Trust and Servicing Agreement (the “NCMS 2019-10K Trust and Servicing Agreement”) between Natixis Commercial Mortgage Securities LLC, as depositor, the NCMS 2019-10K Servicer, the NCMS 2019-10K Special Servicer and Wells Fargo National Association, as trustee and certificate administrator in connection with Natixis Commercial Mortgage Securities Trust 2019-10K (into which each of the 100000 Santa Monica Boulevard

Pari Passu Companion Loans evidenced by Note A-1 and the 10000 Santa Monica Boulevard Subordinate Companion Loan have been deposited), and subject to the terms of the 10000 Santa Monica Boulevard lntercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 10000 Santa Monica Boulevard Noteholder will be effected in accordance with the NCMS 2019-10K Trust and Servicing Agreement and the 10000 Santa Monica Boulevard lntercreditor Agreement.

Application of Payments

The 10000 Santa Monica Boulevard lntercreditor Agreement sets forth the respective rights of the holder of the 10000 Santa Monica Boulevard Mortgage Loan and the holders of the 10000 Santa Monica Boulevard Companion Loans (the 10000 Santa Monica Boulevard Subordinate Companion Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans are collectively referred to in this prospectus as the “10000 Santa Monica Boulevard Companion Loans”) with respect to distributions of funds received on the 10000 Santa Monica Boulevard Whole Loan. The 10000 Santa Monica Boulevard lntercreditor Agreement provides, in general, that the rights of the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder to receive payments of interest, principal and other amounts are subordinate to the rights of holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans (the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Pari Passu Companion Loans are collectively referred to in this prospectus as the “10000 Santa Monica Boulevard Senior Loans”) to receive such amounts.

Pursuant to the 10000 Santa Monica Boulevard lntercreditor Agreement, except after the occurrence and during continuance of (i) a monetary event of default, (ii) a non-monetary event of default as to which the 10000 Santa Monica Boulevard Whole Loan becomes a specially serviced loan (other than as a result of a foreseeable event) or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that such event has not been cured, including any cure payment made by the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder (or its designee) under the 10000 Santa Monica Boulevard lntercreditor Agreement (each of clauses (i)-(iii), a “10000 Santa Monica Boulevard Sequential Pay Event”), all amounts tendered by the related borrower or otherwise available for payment on the 10000 Santa Monica Boulevard Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses, and excluding all amounts that are owed to the NCMS 2019-10K Servicer, NCMS 2019-10K Special Servicer, trustee or certificate administrator with respect to the 10000 Santa Monica Boulevard Whole Loan pursuant to the NCMS 2019-10K Trust and Servicing Agreement) will be applied in the following order:

●	first, to the holders of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of such 10000 Santa Monica Boulevard Senior Loans at their respective interest rate (net of the servicing fee rate);

●	second, to the holders of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to their respective percentage interests of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amounts);

●	third, to each holder of the 10000 Santa Monica Boulevard Senior Loans, up to the amount of any unreimbursed costs and expenses paid by each such holder, to be allocated pro rata based on the amounts due to each such holder;

●	fourth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Senior Loans has been reduced, such excess amount to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Senior Loans as a result of such workout, plus interest on such amount at their respective interest rate (net of the servicing fee rate);

●	fifth, to the extent the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder has made any payments or advances in the exercise of its cure rights under the 10000 Santa Monica Boulevard lntercreditor Agreement, to reimburse such holder for such cure payments;

●	sixth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

●	seventh, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to its percentage interest in the 10000 Santa Monica Boulevard Whole Loan of principal payments (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to the applicable monthly payment date (including any monthly debt service payment amounts);

●	eighth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder up to the amount of any unreimbursed costs and expenses paid by such holder;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan has been reduced, such excess amount to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan as a result of such workout, plus interest on such amount at its interest rate (net of the servicing fee rate);

●	tenth, any yield maintenance premium, to the extent paid by the related borrower, to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to their respective pro rata interests, based on the product of (i) their respective percentage interests in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

●	eleventh, any yield maintenance premium, to the extent paid by the related borrower, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to its pro rata interest, based on the product of (i) its percentage interest in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

●	twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the NCMS 2019-10K Trust and Servicing Agreement, including, without limitation, to compensate the NCMS 2019-10K Servicer and NCMS 2019-10K Special Servicer, to each noteholder, pro rata, based on their respective percentage interest in the 10000 Santa Monica Boulevard Whole Loan, any such default interest, late fees, assumption or transfer fees; and

●	thirteenth, if any excess amount is available to be distributed in respect of the 10000 Santa Monica Boulevard Whole Loan, and not otherwise applied in accordance with clauses first through twelfth, any remaining amount to each noteholder, pro rata, in accordance with their respective initial percentage interests in the 10000 Santa Monica Boulevard Whole Loan.

Following the occurrence and during the continuation of a 10000 Santa Monica Boulevard Sequential Pay Event, amounts tendered by the related borrower and otherwise available for payment on the 10000 Santa Monica Boulevard Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order:

●	first, to the holders of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the outstanding principal of such 10000 Santa Monica Boulevard Senior Loans at their respective interest rate (net of the servicing fee rate);

●	second, to each holder of the 10000 Santa Monica Boulevard Senior Loans, on a pro rata and pari passu basis, in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date until their respective principal balances have been reduced to zero;

●	third, to the holders of the 10000 Santa Monica Boulevard Senior Loans, up to the amount of any unreimbursed costs and expenses paid by such holder, to be allocated pro rata based on the amounts due to each such holder;

●	fourth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Senior Loans has been reduced, such excess amount to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Senior Loans as a result of such workout, plus interest on such amount at its interest rate (net of the servicing fee rate);

●	fifth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan at its interest rate (net of the servicing fee rate);

●	sixth, to the holders of the 10000 Santa Monica Boulevard Senior Loans, in an amount equal to all remaining amounts received with respect to the related monthly payment date, until their respective principal balances have been reduced to zero;

●	seventh, to the extent the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder has made any payments or advances in the exercise of its cure rights under the 10000 Santa Monica Boulevard lntercreditor Agreement, to reimburse such holder for all such cure payments;

●	eighth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its principal balance has been reduced to zero;

●	ninth, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder up to the amount of any unreimbursed costs and expenses paid by such holder;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan has been reduced, such excess amount to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan as a result of such workout, plus interest on such amount at its interest rate (net of the servicing fee rate);

●	eleventh, any yield maintenance premium, to the extent paid by the related borrower, to the holders of the 10000 Santa Monica Boulevard Senior Loans in an amount up to their respective pro rata interests, based on the product of (i) their respective percentage interests in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

●	twelfth, any yield maintenance premium, to the extent paid by the related borrower, to the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder in an amount up to its pro rata interest, based on the product of (i) its percentage interest in the 10000 Santa Monica Boulevard Whole Loan and (ii) the ratio of the applicable note interest rate to the weighted average interest rate of the 10000 Santa Monica Boulevard Whole Loan;

●	thirteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the NCMS 2019-10K Trust and Servicing Agreement, including, without limitation, to compensate the NCMS 2019-10K Servicer and NCMS 2019-10K Special Servicer, to each noteholder, pro rata, based on their respective percentage interest in the 10000 Santa Monica Boulevard Whole Loan, any such default interest, late fees, assumption or transfer fees; and

●	fourteenth, if any excess amount is available to be distributed in respect of the 10000 Santa Monica Boulevard Whole Loan, and not otherwise applied in accordance with clauses first through thirteenth, any remaining amount to be paid to each noteholder pro rata in accordance with their respective initial percentage interests in the 10000 Santa Monica Boulevard Whole Loan.

The Directing Holder

The controlling noteholder (the “10000 Santa Monica Boulevard Directing Holder”) under the 10000 Santa Monica Boulevard lntercreditor Agreement, as of any date of determination, is:

●	initially, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder; and

●	if a 10000 Santa Monica Boulevard Control Appraisal Period has occurred and is continuing, the holder of the 10000 Santa Monica Boulevard Pari Passu Companion Loan Note A-1 (the “10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan”).

At any time that the holder of the 10000 Santa Monica Boulevard Subordinate Companion Loan or the 10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan is the 10000 Santa Monica Boulevard Directing Holder, the rights of the 10000 Santa Monica Boulevard Directing Holder may be exercised by the holders of the majority of the class of securities designated as the “controlling class” to the extent provided in the NCMS 2019-10K Trust and Servicing Agreement.

A “10000 Santa Monica Boulevard Control Appraisal Period” will exist if, and for so long as, (I)(a)(1) the initial outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan minus (2) the sum, without duplication, of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 10000 Santa Monica Boulevard Subordinate Companion Loan after the date of creation of the 10000 Santa Monica Boulevard Subordinate Companion Loan, (y) any appraisal reduction amount for the 10000 Santa Monica Boulevard Whole Loan that is allocated to the 10000 Santa Monica Boulevard Subordinate Companion Loan and (z) any losses realized with respect to the Property or the 10000 Santa Monica Boulevard Whole Loan that are allocated to the 10000 Santa Monica Boulevard Subordinate Companion Loan plus (3) the 10000 Santa Monica Boulevard Threshold Event Collateral then held by the NCMS 2019-10K Servicer, is less than (b) 25% of the remainder of the (x) initial outstanding principal balance of the 10000 Santa Monica Boulevard Subordinate Companion Loan less (y) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder on the 10000 Santa Monica Boulevard Subordinate Companion Loan after the date of creation of the 10000 Santa Monica Boulevard Subordinate Companion Loan; or (II) any interest in such note is held by the related borrower or a borrower related party, or the related borrower or borrower related party would otherwise be entitled to exercise the rights of the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder as the 10000 Santa Monica Boulevard Directing Holder.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 10000 Santa Monica Boulevard Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 10000 Santa Monica Boulevard Whole Loan, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations on the number of such cures set forth in the 10000 Santa Monica Boulevard lntercreditor Agreement. The 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will be limited to six (6) cures related to monetary defaults in a 12-month period, but in no event more than twelve (12) cures of monetary defaults over the life of the 10000 Santa Monica Boulevard Whole Loan, and six (6) cures related to non-monetary defaults over the life of the 10000 Santa Monica

Boulevard Whole Loan. So long as the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder has made a permitted cure payment under the 10000 Santa Monica Boulevard lntercreditor Agreement, neither the NCMS 2019-10K Servicer nor the NCMS 2019-10K Special Servicer will be permitted to treat such event of default as such for purposes of transferring the 10000 Santa Monica Boulevard Whole Loan to special servicing or exercising remedies.

Consultation and Control

If any consent, modification, amendment or waiver under, or other action in respect of the 10000 Santa Monica Boulevard Whole Loan or the Mortgage Loan documents that would constitute a major decision, as defined in the NCMS 2019-10K Trust and Servicing Agreement (“10000 Santa Monica Boulevard Major Decisions”), has been requested or proposed, at least ten (10) business days prior to taking action with respect to such 10000 Santa Monica Boulevard Major Decision (or making a determination not to take action with respect to such 10000 Santa Monica Boulevard Major Decision), the NCMS 2019-10K Servicer and/or the NCMS 2019-10K Special Servicer is required to request the written consent of the 10000 Santa Monica Boulevard Directing Holder (or the representative it has appointed to act on its behalf) before implementing a decision with respect to such 10000 Santa Monica Boulevard Major Decision. If the 10000 Santa Monica Boulevard Directing Holder (or the representative it has appointed to act on its behalf) fails to respond to the NCMS 2019-10K Servicer and/or the NCMS 2019-10K Special Servicer with respect to any such proposed action within ten (10) business days after receipt of such notice, the 10000 Santa Monica Boulevard Directing Holder (or the representative it has appointed to act on its behalf) will have no further consent rights with respect to such action.

Neither the NCMS 2019-10K Servicer nor the NCMS 2019-10K Special Servicer will be required to follow any advice, direction, objection or consultation provided by the 10000 Santa Monica Boulevard Directing Holder (or its representative) that would require or cause the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such NCMS 2019-10K Servicer or NCMS 2019-10K Special Servicer, as applicable, to violate provisions of the 10000 Santa Monica Boulevard lntercreditor Agreement or the NCMS 2019-10K Trust and Servicing Agreement, require or cause such NCMS 2019-10K Servicer or NCMS 2019-10K Special Servicer, as applicable, to violate the terms of the 10000 Santa Monica Boulevard Whole Loan, or materially expand the scope of any responsibilities of such NCMS 2019-10K Servicer or NCMS 2019-10K Special Servicer, as applicable, under the 10000 Santa Monica Boulevard lntercreditor Agreement or the NCMS 2019-10K Trust and Servicing Agreement.

In addition, pursuant to the terms of the 10000 Santa Monica Boulevard lntercreditor Agreement, during the continuation of a 10000 Santa Monica Boulevard Control Appraisal Period, (1) the holder of the 10000 Santa Monica Boulevard Controlling Pari Passu Companion Loan (or the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer acting on its behalf) will be required: (i) to provide copies of any notice, information and report (similar to such notice, information and report it is required to deliver to the 10000 Santa Monica Boulevard Directing Holder pursuant to the NCMS 2019-10K Trust and Servicing Agreement) with respect to any 10000 Santa Monica Boulevard Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the 10000 Santa Monica Boulevard Whole Loan, to the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Senior Loans not included in the NCMS 2019-10K issuing entity (the “10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans”), within the same time frame it is required to provide to the NCMS 2019-10K directing certificateholder under the NCMS 2019-10K Trust and Servicing Agreement (without regard to whether such items are actually required to be provided to the directing certificateholder under the NCMS 2019-10K Trust and Servicing Agreement due to the termination of a control termination event or a consultation termination event); and (ii) to consult with the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) on a strictly non-binding basis, to the extent having received such notices, information and reports, such holders of the 10000 Santa Monica Boulevard Mortgage Loan or the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) request consultation with respect to any such 10000 Santa Monica Boulevard Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to the 10000 Santa Monica Boulevard Whole Loan, and consider alternative actions recommended by such holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives); provided that after the expiration of a period of 10 business days from the delivery to the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) by the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the controlling class representative, the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, will no longer be obligated to consult with the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives), whether or not the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) have responded within such 10 business day period (unless, the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding such consultation rights of the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives), the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, may make any 10000 Santa Monica Boulevard Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day period if the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the noteholders. In no event will the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives). In addition to the consultation rights of the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives), during the continuation of a 10000 Santa Monica Boulevard Control Appraisal Period the holders of the 10000 Santa Monica Boulevard Mortgage Loan and the 10000 Santa Monica Boulevard Non-Controlling Pari Passu Companion Loans (or their representatives) will have the right to attend annual meetings (either telephonically or in person, in the discretion of the NCMS 2019-10K Servicer) with the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, at the offices of the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, in which servicing issues related to the 10000 Santa Monica Boulevard Whole Loan are discussed.

Purchase Option

If an event of default has occurred and is continuing, the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder (in the event the 10000 Santa Monica Boulevard Subordinate Companion Loan is not included as an asset in the NCMS 2019-10K trust), upon written notice to the holders of the 10000 Santa Monica Boulevard Senior Loans, will have the right to purchase each of the 10000 Santa Monica Boulevard Senior Loans, at a price generally equal to the sum, without duplication, of (a) the principal balance of the 10000 Santa Monica Boulevard Senior Loans, (b) accrued and unpaid interest on the 10000 Santa Monica Boulevard Senior Loans at the applicable mortgage rate, from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the due date next following the date the purchase occurred, (c) any other amounts due under the 10000 Santa Monica Boulevard Senior Loans, other than yield maintenance premiums, default interest, late fees, exit fees and any other similar fees, (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the 10000 Santa Monica Boulevard Whole Loan documents (including, without limitation, servicing or administrative advances payable or reimbursable to any NCMS 2019-10K Servicer, and earned and unpaid special servicing fees), (e) any accrued and unpaid interest payable on advances, (f)(i) if the related borrower or a borrower related party is the purchaser or (ii) if the 10000 Santa Monica Boulevard Senior Loans are purchased after 90 days after such option first becomes exercisable pursuant to the 10000 Santa Monica Boulevard lntercreditor Agreement, any liquidation or workout fees payable under the NCMS 2019-10K Trust and Servicing Agreement and (g) any amounts referred to in clauses (d) and/or (e) that, at the time of determination, had been previously paid or reimbursed to any NCMS 2019-10K Servicer from sources other than collections on or in respect of the 10000 Santa Monica Boulevard Whole Loan or the 10000 Santa Monica Boulevard Mortgaged Property (including, without limitation, from collections on or in respect of loans other than the 10000 Santa Monica Boulevard Whole Loan) not reimbursed previously to the NCMS 2019-10K Servicer from collections in respect of the 10000 Santa Monica Boulevard Whole Loan.

The right of the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder to purchase the 10000 Santa Monica Boulevard Senior Loans will automatically terminate upon a foreclosure sale, sale by power of sale or acceptance of a deed in lieu of foreclosure with respect to the 10000 Santa Monica Boulevard Mortgaged Property (and the NCMS 2019-10K Special Servicer is required to give the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder 15 days’ notice of its intent with respect to any such action). However, if title to the 10000 Santa Monica Boulevard Mortgaged Property is transferred to the NCMS 2019-10K Special Servicer (or another nominee on behalf of the NCMS 2019-10K Special Servicer) less than 15 days after the acceleration of the 10000 Santa Monica Boulevard Whole Loan, the holder of Note A-1 must notify the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder and the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will have a 15-day period from the date of such notice to deliver a Noteholder Purchase Option Notice, in which case the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will be obligated to purchase the 10000 Santa Monica Boulevard Mortgaged Property, in immediately available funds, within a 15-day period at the applicable 10000 Santa Monica Boulevard Defaulted Mortgage Loan Purchase Price.

Posting of Collateral

The 10000 Santa Monica Boulevard lntercreditor Agreement provides that the 10000 Santa Monica Boulevard Subordinate Companion Loan Holder will be entitled to avoid a 10000 Santa Monica Boulevard Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of receipt of a third party appraisal that indicates such 10000 Santa Monica Boulevard

Control Appraisal Period has occurred), including without limitation: (i) delivery of additional collateral in the form of either (a) cash collateral for the benefit of the 10000 Santa Monica Boulevard Senior Loans, and acceptable to, the NCMS 2019-10K Servicer or (b) an unconditional and irrevocable standby letter of credit with the NCMS 2019-10K Servicer or the NCMS 2019-10K Special Servicer, as applicable, as the beneficiary, issued by a bank or other financial institutions that meets the rating requirements as described in the 10000 Santa Monica Boulevard lntercreditor Agreement (either (x) or (y), the “10000 Santa Monica Boulevard Threshold Event Collateral”), and (ii) the 10000 Santa Monica Boulevard Threshold Event Collateral is in an amount that, when added to the appraised value of the related 10000 Santa Monica Boulevard Mortgaged Property as determined pursuant to the NCMS 2019-10K Trust and Servicing Agreement, would cause the applicable 10000 Santa Monica Boulevard Control Appraisal Period not to occur.

Replacement of the Special Servicer

Pursuant to the 10000 Santa Monica Boulevard lntercreditor Agreement, the 10000 Santa Monica Boulevard Directing Holder (or its representative), at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated NCMS 2019-10K Special Servicer), will have the right to terminate the NCMS 2019-10K Special Servicer and appoint a replacement NCMS 2019-10K Special Servicer, with or without cause, upon at least 10 business days’ prior notice to the NCMS 2019-10K Special Servicer (provided, however, that the 10000 Santa Monica Boulevard Directing Holder (or its representative) will not be liable for any termination or similar fee in connection with the removal of the NCMS 2019-10K Special Servicer in accordance with the 10000 Santa Monica Boulevard lntercreditor Agreement.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in September 2019 and ending on a hypothetical Determination Date in October 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

UBS AG, New York Branch, Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, Ladder Capital Finance LLC, BSPRT CMBS Finance, LLC, CIBC Inc., Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, Natixis Real Estate Capital LLC and Deutsche Bank AG, New York Branch, are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from UBS AG, New York Branch, Wells Fargo Bank, National Association, Rialto Mortgage Finance, LLC, Ladder Capital Finance LLC, Rialto Real Estate Fund III – Debt, LP and CIBC Inc. on or about October 15, 2019 (the “Closing Date”); provided that with respect to the Grand Canal Shoppes Mortgage Loan, each of UBS AG, New York Branch and Wells Fargo Bank, National Association will sell one of two promissory notes comprising such Mortgage Loan to the depositor. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch’s has previously securitized an aggregate of approximately $6,376,027,943 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute for a Qualified Substitute Mortgage Loan, or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;

●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated and in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on August 14, 2019. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2019, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	©	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2017-C1	X	UBS AG, New York Branch	17	311,792,500.00	32.5%	1	4,100,000.00	0.4%	1	4,100,000.00	0.4%	0	—	0.0%	0	—	0.0%		—	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.

3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.

4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.

8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).

9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.

10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicer in structuring securitizations in which it is a sponsor, a mortgage loan seller and an originator. For the twelve-month period ended December 31, 2018, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 2,183 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $43.1 billion, which were included in 136 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicer, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to the depositor by Wells Fargo Bank for deposit into the trust fund (the “Wells Fargo Bank Mortgage Loans”).

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●        any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●        casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●        the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●        whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●        to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●        Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●        Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●        Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●        Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●        Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Grand Canal Shoppes Mortgage Loan (6.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA. Subsequent to origination, three Non-Control Notes of the Grand Canal Shoppes Whole Loan owned by Wells Fargo Bank were sold to UBS AG, New York Branch, one of which (Note A-2-5) is being deposited into this securitization. The 600 & 620 National Avenue Whole Loan (4.8%) is part of a Whole Loan that was co-originated by Wells Fargo Bank and JPMorgan Chase Bank, National Association. From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●        comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●        comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●        recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2016 to June 30, 2019 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,675,161.00	2.55	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			63		100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	22,675,161.00	2.55	0	0.00	0.00
WFBRS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22		Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.13	0	0.00	0.00	1	15,348,545.00	1.13

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
		Capital II, LLC(12)
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.13	0	0.00	0.00	1	15,348,545.00	1.13
Commercial Mortgages Asset Class Total			628	9,599,281,621.61		2	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	22,675,161.00		2	15,348,545.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”. On January 1, 2017, Loan 58 was converted to REO property. On April 3, 2019, the REO property was sold on behalf of the related securitization trust.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC (“Basis”) breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the “Borrower”). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2019 through June 30, 2019 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 13, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 13, 2019, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank, National Association, is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by Rialto Mortgage. This is the sixty-eighth (68th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion and $1.32 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017 and 2018, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to sixteen (16) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-

underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 6, 2019. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2016 to and including June 30, 2019, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Rialto Mortgage nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of June 30, 2019, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $6.395 billion, total liabilities of approximately $4.753 billion and total capital of approximately $1.642 billion.

Wells Fargo Bank, National Association, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and tax administrator with respect to this securitization, and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the related LCF Financing Affiliates, and each related LCF Financing Affiliate will, in turn, use the funds that it receives from LCF to, among other things, reacquire or obtain the release of, as applicable, its warehoused LCF Mortgage Loans from the applicable repurchase agreement counterparty/lender free and clear of any liens. As of March 11, 2019, Wells Fargo Bank was not the repurchase agreement counterparty with respect to any of the LCF Mortgage Loans. However, Wells Fargo Bank may become the repurchase counterparty with respect to one or more LCF Mortgage Loans prior to the Closing Date.

In addition, Wells Fargo Bank acts or has acted, on behalf of LCF and its affiliates, as an interim custodian of the Mortgage Loan documents with respect to all of the LCF Mortgage Loans.

Ladder Capital Group’s Securitization Program

LCF began securitizing commercial, multifamily and manufactured housing community mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2016, LCF contributed approximately $1.327 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2017, LCF contributed approximately $2.367 billion of commercial, multifamily and manufactured housing community mortgage loans to 8 commercial mortgage securitizations. During 2018, LCF contributed approximately $1.304 billion of commercial, multifamily and manufactured housing community mortgage loans to 9 commercial mortgage securitizations. During the first six calendar months of 2019, LCF contributed approximately $407.47 million of commercial, multifamily, and manufactured housing community mortgage loans to three commercial mortgage securitization.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by

Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017 and 2018.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016	158	$1,345,918,750
2017	119	$1,818,074,760
2018	111	$1,486,151,810
2019*	36	$429,635,000

*	Through June 30, 2019.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer on behalf of LCF and its affiliates with respect to all of the LCF Mortgage Loans, with an aggregate Cut-off Date Balance of $110,703,370.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or any related anticipated repayment date, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

1.       Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

2.       Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

3.       Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

4.       Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

1.       Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

2.       Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted or required, as applicable, to maintain the insurance or to self-insure or to reimburse the landlord/borrower for the payment of insurance premiums or to deliver to the landlord/borrower funds for the purposes of paying insurance premiums in advance of their due date, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

3.       Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible (either directly or through reimbursing the landlord borrower) for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

4.       Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

5.       Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

6.       Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

1.       comparing the information in the LCF Data Tape against various source documents provided by LCF;

2.       comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

3.       recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Ladder Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Ladder Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2019. LCF’s Central Index Key number is 0001541468. With respect to the period from and including July 1, 2016 to and including June 30, 2019, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LCF nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, prior to the Closing Date, LCF or its affiliates may determine that they wish to retain certain certificates. In addition, LCF and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Rialto Real Estate Fund III – Debt, LP

General

Rialto Real Estate Fund III – Debt, LP (“RREF”) is a Delaware limited partnership. RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC (“RCA”), the special servicer. RREF is an affiliate of the holder of the VRR Interest, the risk retention consultation party and the entity that is the initial directing certificateholder. RREF’s principal offices are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RREF has approximately $1.52 billion in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities of all types, which meet RREF’s targeted return. RREF is focused on debt and equity investment opportunities related to assets and businesses involved in the commercial and residential real estate sectors and commercial mortgage-backed securities.

RREF is managed by RCM. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, Rialto was acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with Rialto’s management team. Stone Point is a financial services and asset management-focused private equity firm based in Greenwich Connecticut. As of June 30, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures, including RREF (collectively, the “Funds”), and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Eight of such Funds and investment vehicles are focused in whole or in part on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, seven of such Funds and investment vehicles are focused in whole or in part on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused in whole or in part on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $7.0 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 110 securitizations totaling approximately $116 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 230 employees as of June 30, 2019 and is headquartered in Miami with main offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RREF is a Sponsor, and the Retaining Sponsor, of this securitization and one of the mortgage loan sellers. RREF is the seller of eleven (11) Mortgage Loans (12.6%) (the “RREF Mortgage Loans”). RREF acquired each of the RREF Mortgage Loans from BSPRT CMBS Finance, LLC, and re-underwrote all of the RREF Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or its affiliates, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Some or all of the RREF Mortgage Loans are (or as of the Closing Date may be) subject to repurchase facilities.  If such is the case at the time the certificates are issued, RREF will use the proceeds from its sale of the RREF Mortgage Loans to the depositor to, among other things, reacquire or otherwise obtain the release of the warehoused RREF Mortgage Loans from the repurchase agreement counterparties so that such RREF Mortgage Loans are free and clear of any liens.  The certificate administrator is the interim custodian of the loan documents with respect to all the RREF Mortgage Loans, which have an aggregate Cut-off Date Balance of $102,069,753.

RREF’s Securitization Program

This is the fourth commercial mortgage securitization to which RREF is contributing loans. RREF began acquiring loans in 2016, and has not been involved in the securitization of any other types of financial assets. RREF acquires loans from unaffiliated third-party originators, and the commercial mortgage loans acquired by RREF include both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, multifamily, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, RREF will transfer the RREF Mortgage Loans to the depositor, who will then transfer the RREF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the RREF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF for any losses or other claims in connection with the certificates or the RREF Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF in the related MLPA.

Review of RREF Mortgage Loans

Overview. RREF, in its capacity as a Sponsor of the securitization described in this prospectus, has conducted a review of the RREF Mortgage Loans (12.6%) that it will be contributing to this securitization. The review of the RREF Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of

RREF or one or more of RREF’s affiliates, or, in certain circumstances, are consultants engaged by RREF (collectively, the “RREF Deal Team”). The review procedures described below were employed with respect to all of the RREF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF Mortgage Loans, some or all of the information about such RREF Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF. In addition, such originator or originating party, rather than RREF, may have engaged the third parties involved in the review process for the benefit of RREF. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF Deal Team updated its internal database of loan-level and property-level information relating to each RREF Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF during the underwriting process. After acquisition of each RREF Mortgage Loan, the RREF Deal Team updated the information in the database with respect to such RREF Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF Deal Team.

A data tape (the “RREF Data Tape”) containing detailed information regarding the RREF Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF Data Tape was used by the RREF Deal Team to provide the numerical information regarding the RREF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of RREF, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

(i)     comparing the information in the RREF Data Tape against various source documents provided by RREF that are described above under “—Database”;

(ii)    comparing numerical information regarding the RREF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF Data Tape; and

(iii)   recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. RREF engaged various law firms to conduct certain legal reviews of the RREF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF Mortgage Loan, RREF’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF Mortgage Loan (or RREF’s counsel in connection with the acquisition of the RREF Mortgage Loans) reviewed RREF’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF, with respect to any pending litigation that existed at the origination or acquisition of any RREF Mortgage Loan that is material and not covered by insurance, RREF requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF Mortgage Loan, RREF obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF Deal Team also consulted with RREF personnel responsible for the acquisition of the RREF Mortgage Loans to confirm that the RREF Mortgage Loans were acquired in compliance with the origination and underwriting criteria described below under “—RREF’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF determined that the disclosure regarding the RREF Mortgage Loans in this prospectus is accurate in all material respects. RREF also determined that the RREF Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF’s Disclosed Underwriting Guidelines” below. RREF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF Qualification Criteria”). RREF will engage a third party accounting firm to compare the RREF Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF to render any tax opinion required in connection with the substitution.

RREF’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF with respect to multifamily and commercial mortgage loans acquired by RREF.

Loan Analysis. RREF generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be acquired by RREF must be approved by an investment committee, which includes senior personnel from RREF or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RREF’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans acquired by RREF, there may exist subordinate mortgage debt or mezzanine debt. RREF may acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. RREF evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)       Appraisals. RREF will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)      Environmental Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)      Engineering Assessment. In connection with the origination or acquisition process, RREF will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)      Seismic Report. In connection with the origination or acquisition process, RREF will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF are as follows:

(i)       Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF with sufficient funds to satisfy all taxes and assessments. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(ii)      Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF with sufficient funds to pay all insurance premiums. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

(iii)      Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(iv)      Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(v)      Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

(vi)      Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) RREF’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi)

RREF’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

RREF has in the past and may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to RREF’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF’s Mortgage Loans may vary from the specific RREF underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF’s Mortgage Loans, RREF may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF, RREF may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF’s underwriting guidelines described above in respect of the RREF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

The RREF Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF’s CIK number is 0001654834. RREF most recently filed a Form ABS-15G on February 13, 2019. With respect to the period from and including November 29, 2018 (the date of the first securitization into which RREF sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2019, RREF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF is an affiliate of (i) RCA, the special servicer, (ii) RREF III-D UBSCM 2019-C17 MOA, LLC, the entity expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF III-D UBSCM 2019-C17, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date, (iv) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder. Except as described above, neither RREF nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF or its affiliates may retain or own in the future certain other classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Finance Fund III – Debt, LP” has been provided by RREF.

CIBC Inc.

General

CIBC Inc. (“CIBC”), a Delaware corporation whose principal office is located in New York, New York, is a sponsor and mortgage loan seller in this transaction. CIBC is an affiliate of CIBC World Markets Corp., an underwriter for the offering of the offered certificates. CIBC is a wholly-owned subsidiary of Canadian Imperial Holdings Inc. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Bancorp USA Inc., also a Delaware corporation, which is a majority-owned subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York.

CIBC’s Commercial Mortgage Securitization Program

CIBC underwrites and originates mortgage loans secured by commercial or multifamily properties for its securitization program. As sponsor, CIBC sells the mortgage loans it originates through commercial mortgage-backed securitizations. CIBC began originating commercial and multifamily mortgage loans for securitization in 1997 and began securitizing commercial and multifamily mortgage loans in 1998. In 2010, CIBC formed a joint venture with BSSF Commercial Mortgage Member L.L.C. (“BSSF”) to originate and/or acquire and securitize fixed rate commercial and multifamily mortgage loans and invest in certain classes of the securities issued in those securitizations. The joint venture was CIBX Commercial Mortgage, LLC (“CIBX”), a Delaware limited liability company, and CIBC managed the origination and securitization process of CIBX. CIBX participated in one securitization, which was in 2012, and as of May 3, 2019, CIBX is wholly owned by CIBC. As of June 30, 2019, the total amount (by principal balance at the cut-off of the related securitization) of commercial mortgage loans originated and securitized by CIBC (exclusive of its services on behalf of CIBX) is in excess of $22.0 billion. In the calendar year ended December 31, 2018, CIBC originated approximately $295,962,750 of commercial mortgage loans and securitized approximately $359,493,420 of commercial mortgage loans.

The commercial mortgage loans originated or acquired by CIBC are fixed rate loans and include both smaller “conduit” loans and large loans. CIBC primarily originates mortgage loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also can originate mortgage loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed-use properties. CIBC originates loans in the United States and the Commonwealth of Puerto Rico.

As a sponsor, CIBC originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, intends to initiate their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, CIBC World Markets Corp., and other underwriters, CIBC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transactions. CIBC acts as sponsor, originator or mortgage loan seller in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these mortgage loan sellers may be affiliated with underwriters on the transactions.

Neither CIBC nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, CIBC sells the right to be appointed master servicer of its securitized mortgage loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between CIBC, as sponsor, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CIBC’s Underwriting Guidelines and Processes

Overview. Each of the CIBC mortgage loans was originated by CIBC. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to the mortgage loans originated by CIBC for securitization.

However, given the unique nature of income-producing real properties, variations from these procedures and guidelines may be implemented as a result of various conditions, including a CIBC mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by CIBC. Therefore, this general description of CIBC’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated or purchased by it (or on its behalf) complies entirely with all guidelines set forth below. For important information about the circumstances that have affected the underwriting of particular CIBC mortgage loans, see “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” below.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches, prior experience as an owner and operator of commercial real estate properties and the borrower’s financial capacity. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan. CIBC’s underwriting guidelines generally require, without regard to any other debt, a debt service coverage ratio (calculated for this purpose using a

30-year amortization term) of not less than 1.25x and a loan-to-value ratio of not more than 75%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and CIBC’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by CIBC and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the mortgage loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. As described above, for the purpose of determining whether a mortgage loan’s debt service coverage ratio meets CIBC’s underwriting criteria, the debt service coverage ratio is calculated based on a debt service payment using a 30-year amortization term, however if a loan’s debt service coverage ratio is less than 1.25x because its debt service payment is calculated on an amortization schedule less than 30 years but its debt service coverage ratio calculated using a 30-year amortization term is equal to or greater than 1.25x, that loan meets CIBC’s underwriting criteria for debt service coverage ratio. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Mortgage Loan Terms. CIBC’s underwriting guidelines generally require that the term of a mortgage loan be not less than five years and not more than ten years.

Escrow Requirements. CIBC may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, CIBC may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by CIBC. The typical required escrows for mortgage loans originated by CIBC are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CIBC with sufficient funds to satisfy all taxes and assessments. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or CIBC may not require the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Insurance. An initial deposit and monthly escrow deposits equal to approximately 1/12 of the estimated annual property insurance premium are required to provide CIBC with sufficient funds to pay all insurance premiums. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the borrower maintains a blanket insurance policy; (ii) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); (iii) the borrower agrees to escrow and maintain a “static” reserve in the amount equal to the aggregate amount of a fixed number of monthly escrow deposit amounts; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant or another third party is responsible for the repairs and maintenance of the mortgaged property (or may not require the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); or (ii) any Escrow/Reserve Mitigating Circumstances exist.

●	Tenant Improvement/Lease Commissions. A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; (ii) the rent for the space in question is considered below market; or (iii) any Escrow/Reserve Mitigating Circumstances exist.

●	Deferred Maintenance. A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) a tenant (which may include a ground lease tenant) at the related mortgaged property or other third party is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation. An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. CIBC may not require this escrow in certain circumstances, including, but not limited to, situations where: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; (iii) a third party unrelated to the borrower is identified as the responsible party; or (iv) any Escrow/Reserve Mitigating Circumstances exist.

CIBC may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the mortgaged property maintaining a specified debt service coverage ratio, (iv) CIBC has structured springing escrows that arise for identified risks, (v) CIBC has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, (vi) CIBC believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve, (vi) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association or (vii) a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

For a description of certain escrows collected with respect to the CIBC mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that real property collateral. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In those cases, CIBC may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CIBC may require the borrower to remediate that violation and, subject to the discussion under “—CIBC’s Underwriting Guidelines and Processes—Escrow Requirements” above, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance Policy. The borrower is required to provide, and CIBC reviews, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance. Except in certain instances where sole or significant tenants (which may include ground lease tenants) are required to obtain insurance or may self-insure, the borrower is required to provide, and CIBC’s insurance consultant reviews, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as CIBC may require based on the specific characteristics of the mortgaged property.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CIBC mortgage loans, CIBC generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates).

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan. Each appraisal must meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. The appraisal is based on the current use of the mortgaged property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, CIBC may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent or on an “as-completed” basis reflecting completion of capital improvements that are being undertaken at the mortgaged property. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation. CIBC then determines the loan-to-value ratio of the mortgage loan in each case based on the value set forth in the appraisal.

●	Environmental Assessment. In most cases, a Phase I ESA will be required with respect to the real property collateral for each mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Furthermore, a Phase I ESA conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial Phase I ESA, additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral may be required. In cases in which the Phase I ESA identifies conditions that would require cleanup, remedial action or any other response, CIBC either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

●	Certain of the mortgage loans may also have environmental insurance policies. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” above.

●	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. In cases in which the engineering assessment identifies material repairs or replacements needed immediately, CIBC generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, CIBC may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zone 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports may not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Exceptions to CIBC’s Disclosed Underwriting Guidelines

One or more of the mortgage loans originated by CIBC may vary from the specific CIBC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of CIBC’s mortgage loans, CIBC or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CIBC mortgage loans was originated with any material exceptions from CIBC’s underwriting guidelines and procedures.

Review of CIBC Mortgage Loans

General. In connection with the preparation of this prospectus, CIBC conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the CIBC mortgage loans is accurate in all material respects. The review of the CIBC mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of CIBC’s affiliates (including CIBC), or, in certain circumstances, are consultants engaged by CIBC (the “CIBC Deal Team”). CIBC determined the nature, extent and timing of the review and the level of assistance provided by any third party. CIBC has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the CIBC mortgage loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the CIBC Deal Team updated CIBC’s internal origination database of loan-level and property-level information relating to each CIBC mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CIBC during the underwriting process. After origination or acquisition of each CIBC mortgage loan, the CIBC Deal Team updated the information in the database with respect to such CIBC mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the CIBC Deal Team.

CIBC created a data file (the “CIBC Data File”) containing detailed information regarding each CIBC mortgage loan from the information in the database referred to in the prior paragraph. The CIBC Data File was used by the CIBC Deal Team to provide the numerical information regarding the CIBC mortgage loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of CIBC, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, which were designed by CIBC, relating to CIBC mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the CIBC Data File against various source documents provided by CIBC that are described above under “—Database”;

●	comparing numerical information regarding the CIBC mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the CIBC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CIBC mortgage loans disclosed in this prospectus.

Legal Review. CIBC engaged various law firms to conduct certain legal reviews of the CIBC mortgage loans for disclosure in this prospectus. In anticipation of the securitization of each CIBC mortgage loan, origination counsel assisted in completion of certain due diligence questionnaires designed to identify certain material deviations from mortgage loan disclosures in this prospectus. In addition, origination counsel for each CIBC mortgage loan reviewed CIBC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CIBC mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain CIBC mortgage loans marked against the standard form document, and (ii) a review of due diligence questionnaires completed by the CIBC Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, for each CIBC mortgage loan with multiple mortgaged properties for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth on Annex A-3, to the extent applicable, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Certain Updates. On a case-by-case basis as deemed necessary by CIBC, with respect to any pending litigation that existed at the origination of any CIBC mortgage loan that is material and not covered by insurance, CIBC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. CIBC confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for CIBC mortgage loans. In addition, if CIBC became aware of a significant natural disaster in the immediate vicinity of any mortgaged property securing a CIBC mortgage loan, CIBC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

Underwriting Standards. The CIBC Deal Team also consulted with CIBC personnel responsible for the origination of the CIBC mortgage loans to confirm that the CIBC mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described above under “—CIBC’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to CIBC’s Disclosed Underwriting Guidelines” above.

Findings and Conclusions. CIBC found and concluded with reasonable assurance that the disclosure regarding the CIBC mortgage loans in this prospectus is accurate in all material respects. CIBC also found and concluded with reasonable assurance that the CIBC mortgage loans were originated in accordance with CIBC’s origination procedures and underwriting standards, except to the extent described above under “—Exceptions to CIBC’s Disclosed Underwriting Guidelines.”

Repurchases and Replacements

CIBC filed its most recent Form ABS-15G pursuant to Rule 15Ga-1 with the SEC on May 3, 2019, which covers the period from and including January 1, 2019 to and including March 31, 2019. CIBC’s CIK number is 0001548567. With respect to the period from and including July 1, 2016 to and including June 30, 2019, the following table provides information required by Rule 15Ga-1 regarding repurchase or replacement requests in connection with breaches of representations and warranties made by CIBC as a sponsor of commercial mortgage securitizations.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand[1]			Assets That Were Repurchased or Replaced[1]			Assets Pending Repurchase or Replacement (within cure period)[1]			Demand in Dispute[1]			Demand Withdrawn[1]			Demand Rejected[1]
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 (CIK # 0001209655)	X	CIBC Inc.	26	255,720,442	100	1	10,718,582	4.47	1	10,718,582	4.47	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00[2,3]
Morgan Stanley Bank of America Merrill Lynch Trust 2014-C17 (CIK # 0001612124)	X	CIBC Inc.	16	220,816,779	100	1	4,855,679.10	3.92	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	4,855,679.10	3.92	0	0.00	0.00[4]

1.	The repurchase activity included herein as assets subject to demand (columns g/h/i) includes new demands received during the reporting period, if any, and demands received in prior reporting periods. Each asset included as an asset subject to demand (columns g/h/i) is also categorized and included as an asset pending repurchase or replacement within the cure period (columns m/n/o) or as a demand in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u) or (iii) the rejection of such demand (columns v/w/x), as applicable.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns g-x). The principal balances presented and used for calculations of percentages presented are principal balances as reported on trustee’s reports and servicer’s reports. The principal balances on those reports may reflect reductions based on the principal portion of any servicer advances that may have been made with respect to the related loan(s).

2.	The asset subject to the repurchase request was liquidated during, or prior to, the reporting period. For each asset that was paid off or liquidated during, or prior to, the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total CIBC pool balance as of the immediately preceding trustee’s report.

3.	At the conclusion of the trial based on the claim for repurchase, the Circuit Court of Cook County, Illinois (the “Circuit Court”) entered a judgment in favor of Wells Fargo Bank Minnesota, NA, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-C3 holding that CIBC Inc. breached the representation in question. Because the asset subject to the repurchase request had already been liquidated, no repurchase was required, and damages were awarded in an amount equal to the repurchase price under the contract. The parties appealed, and on February 25, 2015, the Appellate Court of Illinois First Judicial District affirmed the Circuit Court’s judgment in its entirety. On July 21, 2015, CIBC Inc. made a payment to Wells Fargo Bank Minnesota, NA in satisfaction of such judgment, excluding post-judgment legal costs incurred by Wells Fargo Bank Minnesota, NA and owed by CIBC Inc., payment for which Wells Fargo Bank Minnesota, NA must petition. CIBC Inc., Wells Fargo Bank Minnesota, NA and the Official Unsecured Creditors Committee appointed in the Chapter 11 bankruptcy case of the related mortgagor filed a Plan of Liquidation with the United States Bankruptcy Court for the District of Colorado on December 1, 2017, which was approved on May 1, 2018 and extinguished any claim that Wells Fargo Bank Minnesota, NA had against CIBC Inc. in connection with the claim for repurchase, including any post-judgment legal costs.

4.	Three of the assets contributed to the transaction by CIBC Inc. were prepaid as of the end of the reporting period in the aggregate principal amount of $90,984,190; therefore, the aggregate principal amount of such assets are not included in the aggregate principal balance of the assets contributed to the transaction by CIBC Inc. as of the end of the reporting period, which is used to calculate the percentage of principal balance represented by the asset that was subject of a demand during the reporting period presented in columns i/u.

Retained Interests in This Securitization

Neither CIBC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CIBC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—CIBC Inc.” has been provided by CIBC.

The Depositor

UBS Commercial Mortgage Securitization Corp. is a special purpose corporation incorporated in the State of Delaware on October 12, 2011 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019. The depositor’s telephone number is (212) 713-2000. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by UBS Americas, Inc., a subsidiary of UBS AG.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, UBS Commercial Mortgage Trust 2019-C17 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2019, WTNA served as trustee on over 1,756 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $374 billion, of which approximately 489 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $320 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee for this transaction.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator, the custodian and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo Bank disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo Bank, in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts.  The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue.  On May 6, 2019, the court entered an order approving the settlement agreement.  Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Except as set forth herein with respect to Wells Fargo Bank as Master Servicer, neither Wells Fargo Bank nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.  For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as primary servicer for certain of the Mortgage Loans and Serviced Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization, and an affiliate of Wells Fargo Securities, LLC, an underwriter.  In addition, Wells Fargo Bank is also (i) the trustee, certificate administrator and custodian under the MSC 2019-H7 PSA, pursuant to which the Grand Canal Shoppes Whole Loan is serviced, (ii) the trustee, certificate administrator and custodian under the NCMS 2019-10K TSA, pursuant to which the 10000 Santa Monica Boulevard Whole Loan is serviced, (iii) the master servicer, certificate administrator and custodian under the BBCMS 2019-C4 PSA, pursuant to which the Maui Portfolio Whole Loan and the Meidinger Tower Whole Loan are serviced, (iv) the current holder of one or more of the Grand Canal Shoppes Pari Passu Companion Loans, one or more of the 600 & 620 National Avenue Pari Passu Companion Loans, the Global Data Center Pari Passu Companion Loan and the Landing at Fancher Creek Pari Passu Companion Loan and (v) the initial Loan-Specific Directing Certificateholder with respect to the Landing at Fancher Creek Whole Loan.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 6/30/2019
By Approximate Number:	31,128	30,017	30,491	30,395
By Approximate Aggregate Unpaid Principal Balance (in billions):	$506.83	$527.63	$569.88	$576.55

Within this portfolio, as of June 30, 2019, are approximately 22,173 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2019, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
Calendar Year 2018	$426,656,784,434	$509,889,962	0.12%
YTD Q2 2019	$430,168,605,634	$405,641,944	0.09%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a

primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US.  Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch.  The short-term issuer ratings of Wells Fargo Bank are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the master servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	Insurance Tracking and Compliance;

●	Onboarding-New Loan Setup;

●	Lien Release-Filing & Tracking;

●	Credit Investigation & Background Checks; and

●	Defeasance Calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans.  Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus.  On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the master servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans.  On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise.  To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with Rialto Mortgage or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and Rialto Mortgage or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Rialto Mortgage or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Rialto Mortgage Loans.

Wells Fargo Bank is the purchaser under a repurchase agreement with LCF, or with a wholly-owned subsidiary or affiliate of LCF, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and LCF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

Wells Fargo acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the issuing entity, some or all of the Wells Fargo Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and RREF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo Bank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank under this section titled “—The Master Servicer” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA.  Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”.  The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.  Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”.  The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan, the servicing shifted mortgage loan and any non-serviced whole loan) and REO

Properties (in such capacity, the “Special Servicer”)as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans and other Special Servicer Decisions for all of the Mortgage Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) pursuant to the PSA.

Rialto maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Florida 33131.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar. Rialto is also rated by Kroll Bond Rating Agency and DBRS.

Rialto is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and Securities and Exchange Commission registered investments adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and Rialto were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of June 30, 2019, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $4.4 billion of regulatory assets under management in the aggregate. Eight of such Funds and investment vehicles are focused in whole or in part on distressed and value-add real estate related investments and/or commercial mortgage-backed securities, seven of such Funds and investment vehicles are focused in whole or in part on investments in commercial mortgage-backed securities and six of such Funds and investment vehicles are focused in whole or in part on mezzanine debt and credit investments.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $7.0 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 110 securitizations totaling approximately $116 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer for each of these transactions.

Rialto Management Group, LLC, together with its subsidiaries Rialto and RCM (excluding Stone Point), had 230 employees as of June 30, 2019 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While Rialto was a part of Lennar, Rialto was determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2019, Rialto and its affiliates were actively special servicing approximately 168 portfolio loans (and REO properties) with an unpaid principal balance of approximately $2.58 billion (see footnote 2 to the chart below).

Rialto is also currently performing special servicing for approximately 111 commercial real estate securitizations.  With respect to such securitization transactions, Rialto is administering approximately 7,450 assets with an unpaid principal balance at securitization of approximately $116 billion.  The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2016	As of 12/31/2017	As of 12/31/2018	As of 6/30/2019

Number of CMBS Pools Named Special Servicer	75	90	105	111

Approximate Aggregate Unpaid Principal Balance(1)	$79 billion	$91.8 billion	$110.9 billion	$116 billion

Approximate Number of Specially Serviced Loans or REO Properties(2)	37	77	136	168

Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$320 million	$1.1 billion	$2.02 billion	$2.58 billion

(1)               Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)             Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the special servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard (as defined in the PSA).

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer.

Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Rialto believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, that are material to the Certificateholders.

Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) RREF III-D UBSCM 2019-C17 MOA, LLC, the entity to be appointed as the Risk Retention Consultation Party and expected holder of the VRR Interest, (iii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and be appointed as the initial Controlling Class Certificateholder and the initial Directing Certificateholder and (iv) RREF III-D UBSCM 2019-C17, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G, and Class F certificates and which will receive the Class Z certificates (in each case, other than the portion of each such class of certificates that comprise “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date. In addition, Rialto was appointed as the initial special servicer under the BBCMS 2019-C4 pooling and servicing agreement which governs the servicing and administration of the Maui Portfolio Whole Loan and the Meidinger Tower Whole Loan and is an affiliate of the entities that are the Controlling Class Certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the BBCMS 2019-C4 pooling and servicing agreement. Except as described above, as of the Closing Date, neither Rialto nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. Rialto or an affiliate assisted RREF III-D UBSCM 2019-C17 MOA-HRR, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, Rialto and/or its affiliates may purchase securities, including CMBS certificates. Rialto and/or its affiliates may review this prospectus and purchase certificates issued in this offering, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, except with respect to the VRR Interest.

The foregoing information regarding Rialto under this section titled “—The Special Servicer” has been provided by Rialto.

For a description of any material affiliations, relationships and related transactions between Rialto, in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Rialto, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA.  Certain terms of the PSA regarding the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”.  The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu

Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government.  Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of June 30, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 181 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $169 billion. As of June 30, 2019, Pentalpha Surveillance was acting as asset representations reviewer for 63 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $59 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer.  For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer“ and “—Limitation on Liability; Indemnification”.  Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction.  As a consequence of the Credit Risk Retention Rules, Rialto Real Estate Fund III – Debt, LP, one of the sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect).  The Retaining Sponsor intends to satisfy its risk retention requirements through a combination of the following on the Closing Date:

●

the purchase by its MOA, which is expected to be RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates representing approximately 1.27% of the fair value of all of the ABS interests issued, which will be comprised of the Class NR-RR certificates (other than the portion thereof that comprises the VRR Interest), determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●

the purchase by its MOA, which is expected to be RREF III-D UBSCM 2019-C17 MOA, LLC (together with RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the “Retaining Parties”), of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 3.73% of the initial Certificate

Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates (other than the Class R certificates) in such amounts as set forth below:

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$1,109,000
Class A-2	$336,000
Class A-SB	$1,916,000
Class A-3	(2)
Class A-4	(2)
Class X-A	$21,104,000
Class X-B	$4,975,000
Class A-S	$2,261,000
Class B	$1,357,000
Class C	$1,357,000
Class X-D	$1,621,000
Class X-F	$641,000
Class X-G	$340,000
Class D	$867,000
Class E	$754,000
Class F	$641,000
Class G	$340,000
Class NR-RR	$1,470,000
Class Z	3.73%

(1)

Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity.

(2)

The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the retained interests are expected to be $2,801,000 - $8,588,000 with respect to Class A-3 and $9,155,000 - $14,942,000 with respect to Class A-4.

The certificates described above are referred to in this prospectus collectively as the “VRR Interest”.  The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class NR-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus collectively as the “HRR Certificates”.  The HRR Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

Rialto Real Estate Fund III – Debt, LP will acquire and contribute Mortgage Loans with a principal balance of approximately 12.6% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by RREF III-D UBSCM 2019-C17 MOA-HRR, LLC of the HRR Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such HRR Certificates, a “Subsequent Third Party Purchaser”) at any time after October 15, 2024.  Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules.  See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are modified, repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA“ means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.  The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Risk Retention Consultation Party”. You are strongly urged to review this prospectus in its entirety.

Material Terms of the Yield-Priced Certificates

CMBS such as the Yield-Priced Certificates are typically priced based relative to either the swap yield curve or to a targeted yield.  The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class X-F, Class F, Class X-G, Class G and Class NR-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield.  The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield Priced Certificates as described below.  CMBS such as the Class X-A, Class X-B and Class X-D certificates are typically priced relative to the treasury yield curve.  The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Class X-A, Class X-B and Class X-D certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.  It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated.  Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition.  For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.  RREF III-D UBSCM 2019-C17 MOA-HRR, LLC is expected to purchase the certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of HRR Certificates	Expected Initial Certificate Balance of HRR Certificates(1)	Expected Initial Certificate Balance of Class	Estimated Range of Fair Values of HRR Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class NR-RR	$ 37,888,117	$ 39,358,117	1.22% - 1.32%/$10,824,029	28.56840%

(1)

This amount does not include the expected initial Certificate Balance of the Class NR-RR certificates that is a part of the VRR Interest. The VRR Interest is not included in the Certificate Balance of any Yield-Priced Certificates.

(2)

The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity and as a dollar amount.  For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)

The fair value dollar amount of the Class NR-RR certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates” and “—Calculation of Estimated Fair Value of all Certificates”.  The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(4)

Expressed as a percentage of the expected initial Certificate Balance of the Class NR-RR certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the RREF III-D UBSCM 2019-C17 MOA-HRR, LLC is approximately $10,824,029, excluding accrued interest.

The aggregate fair value of the HRR Certificates is expected to be equal to 1.26627% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates); however, such percentage is subject to change based upon actual final pricing terms.

The sponsors estimate that, if they had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $42,740,274 representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Regular Certificates and the Class Z certificates, excluding accrued interest.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class NR-RR certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates and ninth, to the Senior Certificates (other than the Class X Certificates), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Certificates identified in the table above in this “—Material Terms of the Yield-Priced Certificates“ section, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

The Retaining Parties

It is anticipated that on the Closing Date, (i) RREF III-D UBSCM 2019-C17 MOA, LLC, a majority-owned affiliate of the Retaining Sponsor and a Delaware limited liability company, will purchase for cash the VRR Interest and (ii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, a majority-owned affiliate of the Retaining Sponsor and a Delaware limited liability company, will purchase for cash the remaining Class NR-RR certificates.

RREF III-D UBSCM 2019-C17 MOA, LLC and RREF III-D UBSCM 2019-C17 MOA-HRR, LLC are each affiliates of the Retaining Sponsor, which is a sponsor and a mortgage loan seller.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs, including, but not limited to anticipated treasury yields, rating agency feedback, observed market pricing of similar certificates and the Structuring Assumptions, factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above.  The sponsors computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Class X-A, Class X-B and Class X-D certificates and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates.  The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations.  For an expected range of values at specified points along the swap yield curve, see the table below titled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”.  The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.2810%	1.7150%	2.1490%
3YR	1.1977%	1.6343%	2.0709%
4YR	1.1799%	1.6034%	2.0269%
5YR	1.1646%	1.5963%	2.0280%
6YR	1.1689%	1.6033%	2.0377%
7YR	1.1772%	1.6165%	2.0558%
8YR	1.1927%	1.6358%	2.0789%
9YR	1.2113%	1.6585%	2.1057%
10YR	1.2316%	1.6819%	2.1322%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.37%	0.42%	0.47%
Class A-2	0.60%	0.70%	0.80%
Class A-SB	0.81%	0.86%	0.91%
Class A-3	0.90%	0.95%	1.00%
Class A-4	0.92%	0.97%	1.02%
Class A-S	1.10%	1.20%	1.30%
Class B	1.30%	1.45%	1.60%
Class C(1)	1.55%	1.90%	2.25%
Class D	2.25%	2.75%	3.25%
Class E	2.75%	3.25%	3.75%

(1)	Class C may accrue interest at the WAC Rate.

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing.  For an expected range of estimated values for each class of Swap-

Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below.  The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.5865%	2.0725%	2.5585%
Class A-2	1.7672%	2.2975%	2.8278%
Class A-SB	1.9917%	2.4821%	2.9725%
Class A-3	2.1256%	2.6250%	3.1244%
Class A-4	2.1489%	2.6488%	3.1486%
Class A-S	2.3299%	2.8800%	3.4300%
Class B	2.5299%	3.1300%	3.7300%
Class C	2.7801%	3.5802%	4.3803%
Class D	3.4816%	4.4319%	5.3822%
Class E	3.9816%	4.9319%	5.8822%

Determination of Class Sizes

The depositor and sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency.  A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating.  Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the depositor and sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”).  In certain circumstances the depositor, the sponsors or affiliates thereof may have elected not to engage an NRSRO for particular Classes of Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.  The aggregate Certificate Balances for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.30. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Pool Balance represented by the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates.  For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions.  The Target Price was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below.  The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates(1)	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-SB	103.00%
Class A-3	101.00%
Class A-4	103.00%
Class A-S	103.00%
Class B	103.00%
Class C	103.00%

(1)	The Target Price may not be realized with respect to Class C if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price.  The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.6043%	2.0940%	2.5828%
Class A-2	2.4290%	2.9680%	3.5060%
Class A-SB	2.4408%	2.9378%	3.4341%
Class A-3	2.2402%	2.7399%	3.2387%
Class A-4	2.4877%	2.9933%	3.4980%
Class A-S	2.6693%	3.2252%	3.7801%
Class B	2.8715%	3.4775%	4.0823%
Class C	3.1240%	3.9311%	4.4025%(¹)
Class D	2.5000%	2.5000%	2.5000%
Class E	2.5000%	2.5000%	2.5000%

(1)	Based on the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.  However, if the Assumed Certificate Coupon for any class of

Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate for the Class X-A, Class X-B and Class X-D certificates and a 0% CPY prepayment rate for the Class X-F and Class X-G certificates, the sponsors calculated what the expected scheduled interest payments on each such class of certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY or 0% CPY, as applicable, prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”.  On the basis of the periodic reduction in the Notional Amount of each such class of certificates, the sponsors calculated the weighted average life for each such class of certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Class X-A, Class X-B and Class X-D certificates.  The actual treasury yield curve that will be used as a basis for determining the price of the Class X-A, Class X-B and Class X-D certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations.  For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”.  The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Class X-A, Class X-B and Class X-D certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.346%	1.782%	2.218%
10YR	1.408%	1.848%	2.288%

Based on the treasury yield curve, the sponsors will determine for the Class X-A, Class X-B and Class X-D certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for the Class X-A, Class X-B and Class X-D certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Class X-A, Class X-B and Class X-D certificates as of the date of this prospectus.  The actual credit spread for a particular class of Class X-A, Class X-B and Class X-D certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.20%	1.40%	1.60%
Class X-B	1.00%	1.30%	1.55%
Class X-D	2.00%	2.25%	2.75%

Discount Yield Determination

Discount Yield for the Class X-A, Class X-B and Class X-D certificates is the sum of the Interpolated Yield for such class and the related credit spread.  For an expected range of values for each such class of certificates, see the table titled “Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates” below.  The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Class X-A, Class X-B and Class X-D Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.5836%	3.2220%	3.8605%
Class X-B	2.4007%	3.1403%	3.8298%
Class X-D	3.4028%	4.0925%	5.0322%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each of the Class X-A, Class X-B and Class X-D certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield.  The sponsors determined the Interest-Only Expected Price for each of the Class X-A, Class X-B and Class X-D certificates based on the low estimate and high estimate of Assumed Certificate Coupons.  The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the related class of certificates will correspond to the high range of the estimate of Assumed

Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the related class of certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates are anticipated to be acquired based on a targeted discount yield to maturity of (i) 10.0000%, with respect to the Class X-F and Class F certificates, (ii) 13.0000%, with respect to the Class X-G and Class G certificates and (iii) 23.0192%, with respect to the Class NR-RR certificates, an Assumed Certificate Coupon for the Class F and Class G certificates of 2.8480%, an Assumed Certificate Coupon equal to the WAC Rate for the Class NR-RR certificates, the Structuring Assumptions and 0% CPY, as agreed to by the Retaining Sponsor.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount.  The sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of such expected prices.

The sponsors has determined that the Class Z certificates have a fair value of zero based on the fact that no Excess Interest is expected to be received and, accordingly there is no market for the Class Z certificates.

Range of Estimated Fair Values for the Regular Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$29,682,997	$29,682,988	$29,682,946
Class A-2	$9,247,323	$9,247,331	$9,247,336
Class A-SB	$52,831,656	$52,831,464	$52,831,643
Class A-3(1)	$201,998,902	$201,998,983	$201,998,661
Class A-4(1)	$283,435,581	$283,436,228	$283,434,642
Class X-A	$39,133,181	$61,759,058	$85,688,904
Class X-B	$3,287,131	$9,154,402	$16,758,053
Class X-D	$6,051,049	$6,310,977	$6,512,373
Class X-F	$1,592,970	$1,592,970	$1,592,970
Class X-G	$749,816	$749,816	$749,816
Class A-S	$62,366,366	$62,366,422	$62,366,339
Class B	$37,419,676	$37,419,750	$37,419,685
Class C	$36,199,298	$37,419,708	$37,419,668
Class D	$18,116,419	$19,640,321	$21,313,408
Class E	$15,104,449	$16,366,386	$17,751,408
Class F	$9,553,720	$9,553,720	$9,553,720
Class G	$4,030,949	$4,030,949	$4,030,949
Class NR-RR	$11,243,997	$11,243,997	$11,243,997
Class Z	$0	$0	$0
Total:	$822,045,481	$854,805,472	$889,596,518

(1)

The approximate initial Certificate Balances of the Class A-3 and Class A-4 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-3 Certificates are expected to be within a range of $75,000,000 and $230,000,000, and the respective initial Certificate Balances of the Class A-4 Certificates are expected to be within a range of $245,181,000 and $400,181,000.  The aggregate initial Certificate Balance of the Class A-3 and Class A-4 Certificates is expected to be approximately $475,181,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-3 Certificates is assumed to be $200,000,000 and the Certificate Balance of the Class A-4 Certificates is assumed to be $275,181,000.

The estimated range of fair value for all the Certificates is approximately $822,045,481 to $889,596,518.

A reasonable time after the Closing Date, the sponsors will be required to disclose to, or cause to be disclosed to, Certificateholders the following:  (a) the fair value of the HRR Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed above under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences.  Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the HRR Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the HRR Certificates.  These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the HRR Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules), (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the HRR Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest, or the HRR Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the HRR Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules.

Pursuant to the Credit Risk Retention Rules, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; and (iii) two years after the Closing Date; and (b) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability corporation. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●

review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans, to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●

issue an annual report generally setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balance of such class.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA.  As a result of the experience and independence of Pentalpha Surveillance LLC as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been made by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of UBS AG, New York Branch, Wells Fargo Bank National Association, Rialto Mortgage Finance, LLC, Ladder Capital Finance LLC, Rialto Real Estate Fund III – Debt, LP and CIBC Inc. will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to such representations and warranties set forth on Annex D-2 (the “Exception Schedules”).

At the time of its decision to include the Mortgage Loans in this transaction, each mortgage loan seller determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 (with respect to the Mortgage Loans contributed by the mortgage loan seller) were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by the related mortgage loan seller that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by the related mortgage loan seller that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property.  However, there can be no assurance that the compensating factors or other circumstances upon which the related mortgage loan seller based its decisions will in fact sufficiently mitigate those risks.  In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity.  The assets of the issuing entity will consist of:  (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2019-C17 will consist of the following classes:  the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively, the “Class X

Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR-RR, Class Z and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”.  The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”.  The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”.  The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”.  The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”.  The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5% and further subject to the discussion in the footnotes below):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 29,683,000
A-2	$ 8,978,000
A-SB	$ 51,293,000
A-3	$ 75,000,000 - $ 230,000,000(1)
A-4	$ 245,181,000 - $ 400,181,000(1)
X-A	$ 565,135,000
X-B	$ 133,210,000
A-S	$ 60,550,000
B	$ 36,330,000
C	$ 36,330,000
Non-Offered Certificates
X-D	$ 43,395,000
X-F	$ 17,155,000
X-G	$ 9,083,000
D	$ 23,211,000
E	$ 20,184,000
F	$ 17,155,000
G	$ 9,083,000
NR-RR	$ 39,358,117
Z	NAP
R	NAP

(1)

The approximate initial Certificate Balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $75,000,000 and $230,000,000, and the respective initial Certificate Balances of the Class A-4 certificates are expected to be within a range of $245,181,000 and $400,181,000.  The aggregate initial Certificate Balance of the Class A-3 and Class A-4 certificates is expected to be approximately $475,181,000, subject to a variance of plus or minus 5%.

The “Certificate Balance“ of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus.  On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date.  In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”).  The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time.  The initial Notional Amount of the Class X-A certificates will be approximately $565,135,000.  The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time.  The initial Notional Amount of the Class X-B certificates will be approximately $133,210,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time.  The initial Notional Amount of the Class X-D certificates will be approximately $43,395,000.  The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time.  The initial Notional Amount of the Class X-F certificates will be approximately $17,155,000.  The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time.  The initial Notional Amount of the Class X-G certificates will be approximately $9,083,000.

The Class Z certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class Z certificates will represent the right to receive Excess Interest received on the ARD Loan allocated as described under “—Available Funds“ and “Excess Interest” below.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”).  The certificates (other than the Class Z certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).  The Excess Interest will be held in a grantor trust (the “Grantor Trust”), beneficial ownership of which will be represented by the Class Z certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”).  The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date.  With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.  These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder.  The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.  All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class Z or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”).  The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.  The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments.  The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or Intercreditor Agreement) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the close of business on the related P&I Advance Date (inclusive of any amounts transferred to the Distribution Account on or before such P&I Advance Date), exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February or in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), an amount equal to the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class Z certificates);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any amounts actually collected on a Mortgage Loan that represent late payment charges, demand charges or default interest, other than Prepayment Premiums, Yield Maintenance Charges or Excess Interest;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e) the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.  Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means with respect to (i) any Mortgage Loan or Companion Loan, as applicable, on or prior to its maturity date, the day of the month set forth in the related mortgage note on which each Periodic Payment is scheduled to be first due, (ii) any Mortgage Loan or Companion Loan, as applicable, after its maturity date, the day of the month set forth in the related mortgage note on which each Periodic Payment on such Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related mortgage note on which each Periodic Payment on the related Mortgage Loan or Companion Loan, as applicable, had been scheduled to be first due.

The “Gain-on-Sale Entitlement Amount“ for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.  The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)  prior to the Cross-Over Date:

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b) to the Class A-1 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clause (a) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-1 certificates are reduced to zero;

(c) to the Class A-2 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a) and (b) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-2 certificates is reduced to zero;

(d) to the Class A-3 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-3 certificates is reduced to zero;

(e) to the Class A-4 certificates, in an amount up to the Principal Distribution Amount (or the portion of it remaining after any distributions specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the outstanding Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-

Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the E certificates and the Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the E certificates, the Class F certificates and the Class G certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan allocable to a Mortgage Loan (but not a Companion Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.  With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date.  Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.  Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date, and

(c) the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above.  The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following:  (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans means the amount, if any, by which (1) the related Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth on Annex E.  Such balances were calculated using, among other things, certain weighted average life assumptions.  See “Yield and Maturity Considerations—Weighted Average Life”.  Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth on Annex E.  We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions.  Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)   the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)  the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)  any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)   the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date.  On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property  (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans.  Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance.  Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the holders of the Class Z certificates.  Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and any related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, Insurance and Condemnation Proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of the related P&I Advances for such Mortgage Loan would have occurred in connection with related Appraisal Reduction amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such

Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated

Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of any Liquidation Fees or Workout Fees payable therefrom) in the following manner:  (1) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to such Classes of Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●

if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-F, Class X-G, Class F, Class G, Class NR-RR, Class Z or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans —Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below.  The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	July 2024
Class A-2	August 2024
Class A-SB	April 2029
Class A-3	June 2029 -
August 2029(1)
Class A-4	September 2029 -
September 2029(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	September 2029
Class B	September 2029
Class C	October 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-3 Certificates ranging from $75,000,000 to $230,000,000.

(2)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $245,181,000 to $400,181,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions.  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2052.  See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest that would have accrued) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or

Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”.  Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)   the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment.  In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.  In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.  The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates.  The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates.  The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class NR-RR certificates.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions“ above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned

Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline.  Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class Z or Class R certificates and will not be directly allocated to the Class X Certificates.  However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of:  (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.  With respect to the AB Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero.  However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) with respect to any Mortgage Loan that permits additional debt or mezzanine debt (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and

(C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the Interest Distribution Amount, the Interest Accrual Amount and the amount of any Interest Shortfall, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year.  This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)    a report as of the close of business on the immediately preceding Determination Date, containing the information provided for on Annex B (the “Distribution Date Statement”);

(2)    a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)    a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)    a CREFC® advance recovery report;

(5)    a CREFC® total loan report;

(6)    a CREFC® operating statement analysis report;

(7)    a CREFC® comparative financial status report;

(8)    a CREFC® net operating income adjustment worksheet;

(9)    a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential.  Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible, absent manifest error, for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA)

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

No later than the P&I Advance Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties that do not relate to Non-Serviced Mortgage Loans), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●

Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2020, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the Closing Date, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●

Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2020, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.  Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer becomes a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website).  Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate”  means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and which may include any operating advisor report regarding the special servicer’s net present value determination or any Appraisal Reduction Amount calculations, and any officer’s certificates supporting any determination that an Advance was (or, if made, would be) a Nonrecoverable Advance, or other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation

Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (to the extent such person is not a Certificateholder), a beneficial owner of a Certificate, a Companion Holder or a prospective purchaser of a Certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification“ means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), as applicable, may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA.  Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website.  Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that, with respect to a Specially Serviced Loan, for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the Operating Advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information related to an Excluded Loan as to such party).

The information provided to the Risk Retention Consultation Party with respect to an Excluded Loan as to such party for which it has become a Borrower Party will be limited as described under “—Information Available Electronically” and “Pooling and Servicing Agreement—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o

any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system; and

o	any notice delivered to the certificate administrator by the depositor relating to the filing of a Form 8-K/A;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files; and

o	the CREFC® Reports, other than the CREFC® loan setup file and the special servicer loan file (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

o

a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis (provided that it is received by the certificate administrator);

o	any CREFC® appraisal reduction template received by the certificate administrator; and

o	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o

all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o

any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o

notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	any notice of termination of a sub-servicer by a successor master servicer or trustee;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●

the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and the certificate administrator will, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide email notification to any Privileged Person (other than market data providers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that Rialto Real Estate Fund III – Debt, LP in its capacity as the Retaining Sponsor determines that a Subsequent Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the certificate administrator who will post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder.  The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information.  In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA.  The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers.  The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA.  The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines in its respective sole discretion that (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable.  In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party as part of its responses to any inquiries.  In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer.  The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA.  The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates.  None of the underwriters, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, the depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website.  Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at www.ctslink.com.  Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website.  The parties to the PSA will not be required to provide that certification.  In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer.  The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA.  The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.  Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law.  However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants.  Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.  The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)    2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)    in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class Z nor the Class R certificates will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000.  The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below.  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered

Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations

(“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless:  (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee or the certificate administrator to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any written request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA.  Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following:  (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  Corporate Trust Administration Group - UBS 2019-C17

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates:  (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C).  The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request.  Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) a current list of Certificateholders.  In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.  For purposes of their respective MLPAs pursuant to which UBS AG, New York Branch and Wells Fargo Bank are selling Mortgage Loans and the related discussion below, the Grand Canal Shoppes Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by UBS AG, New York Branch or Wells Fargo Bank, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related

Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)  an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)  the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)  an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)  the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)  any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)  an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)  the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii) the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) the original or a copy of any ground lease, ground lessor estoppel, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv) the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv) with regard to any related Mortgaged Properties that are hotel properties subject to any franchise agreements, comfort letters or similar agreements, the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi) the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii) the original or a copy of any related mezzanine intercreditor agreement;

(xviii) a copy of all related environmental insurance policies; and

(xix)  a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date.

With respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to the Grand Canal Shoppes Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party.  In addition, with respect to such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)         A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), in each case, with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)      any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)       a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)       a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)      a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)      a copy of all UCC searches;

(o)      a copy of all litigation searches;

(p)      a copy of all bankruptcy searches;

(q)      a copy of any origination settlement statement;

(r)      a copy of the insurance summary report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)      unless already included in the origination settlement statement, a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)      a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)      unless already included in the environmental reports, a copy of any closure letter (environmental); and

(w)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan.  In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect.  No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting analysis will constitute part of the Diligence File.  It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect.  The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller.  Those representations and warranties are set forth on Annex D-1, and will be made as of the date set forth in the related MLPA, subject to certain exceptions to such representations and warranties as set forth on Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)  such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”) or, if earlier, such mortgage loan seller’s discovery of a Material Defect, except in the case of the following clause (ii); or

     (ii) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of

(x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or

(y) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan (or, in the case of the Grand Canal Shoppes Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Grand Canal Shoppes Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken).  Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Grand Canal Shoppes Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not (i) an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or (ii) the Servicing Shift Mortgage Loan (prior to the Servicing Shift Securitization Date), with the consent of the Directing Certificateholder), are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment.  The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing). In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects.  A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to the Grand Canal Shoppes Mortgage Loan, each of UBS AG, New York Branch and Wells Fargo Bank, National Association will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing the Grand Canal Shoppes Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan (or any related REO Loan), the “Purchase Price” is equal to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of LCF, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which LCF is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (including, for such purpose, to the extent required pursuant to the succeeding paragraph, the related Companion Loan, if any) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.  With respect to the Grand Canal Shoppes Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

Solely with respect to any Serviced Whole Loan to be sold as a Defaulted Loan, “Purchase Price” will mean the amount calculated in accordance with the preceding paragraph in respect of the related Whole Loan, including, for such purposes, the Mortgage Loan and the related Companion Loan, as applicable.  With respect to any REO Property to be sold by the special servicer for the Purchase Price in accordance with the PSA, “Purchase Price“ will mean the amount calculated in accordance with the preceding paragraph in respect of the related REO Loan (including any related Companion Loan).  With respect to any sale to any related Companion Holder or mezzanine lender, the “Purchase Price” will be allocated between the related Mortgage Loan and Companion Loan, as applicable, in accordance with the provisions of the related Intercreditor Agreement.  Notwithstanding the foregoing, with respect to any repurchase pursuant to the related Mortgage Loan Purchase Agreement and the termination of the Trust, the “Purchase Price” will not include any amounts payable in respect of any related Companion Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)  have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)  have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on the Trust, Grantor Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding.  When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller elects to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of LCF, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of LCF, any of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of mortgage loans sold by LCF, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  The applicable mortgage loan seller (or, in the case of LCF, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.  The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding LCF) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Grand Canal Shoppes Mortgage Loan (6.2%), each of UBS AG, New York Branch and Wells Fargo Bank will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (20.6% with respect to UBS AG, New York Branch and 79.4% with respect to Wells Fargo Bank).  It is possible that under certain circumstances only one of UBS AG, New York Branch and Wells Fargo Bank will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect.  If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.  Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties.  In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole

Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan.  As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates.  On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan.  The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates.  The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect.  See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:  (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to:  (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA.  A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer.  Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party.  The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement.  However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees.  Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)    all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)    in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be.  To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums, Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances“ below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property.  To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances.  However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account).  Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA.  Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan.  With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan.  See “—Servicing of the Non-Serviced Mortgage Loans”, and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).  In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee.  The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable.  If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things):  (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance.  In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but (other than a non-recoverability determination by the special servicer) is not binding upon, the master servicer and the trustee.  The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer.  Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA.  Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer, related Non-Serviced Special Servicer and related Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”).  Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).  Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan.  If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable.  Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement.  Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date.  The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders.  The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties.  Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account.  The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA.  Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date.  The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier

REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders.  On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders.  To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates including to reimburse for Realized Losses previously allocated to such certificates and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer).  Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly owned by the Trust and which is managed by the special servicer, formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, Gain-on-Sale Reserve Account, the Excess Interest Distribution Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan).  Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”).  Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)   to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date and (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one month period ending on the related Determination Date, if any;

(ii)   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)  to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)  to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of

Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)  to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)  to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii) to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii) to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)  to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)  to recoup any amounts deposited in the Collection Account in error;

(xii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, or CREFC®, as the case may be, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii) to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)          to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv) to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)         to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)        to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)          to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx) to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)          to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan.  If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA.  See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced

Companion Loan.  Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA.  Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive.  In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package.  Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer

With respect to the Mortgage Loans and any related Serviced Companion Loan and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.

Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Special Servicing Fee / Special Servicer

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.

First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Workout Fee / Special Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Pari Passu Companion Loan for so long as they remain a Corrected Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Liquidation Fee / Special Servicer(2)

With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Time to time

Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)

All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.

		Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Certificate Administrator/Trustee Fee/Certificate Administrator

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, a portion of the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan (excluding any related Companion Loan).

First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Operating Advisor Consulting Fee / Operating Advisor

$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan after the Servicing Shift Securitization Date) or Serviced Whole Loan (or such lesser amount as the master servicer or special servicer, as applicable, collects from the related borrower with respect to such Mortgage Loan or Serviced Whole Loan).

Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Asset Representations Reviewer Fee / Asset Representations Reviewer

With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any Companion Loan).

		Out of general collections on deposit in the Collection Account.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee

For each Delinquent Loan, the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

Payable by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of Realized Losses to such certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.

In connection with each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.

First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.

Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.

Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.

First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.

Time to time

Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.

First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.

Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties

Amount to which such party is entitled for indemnification under the PSA.

Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).

Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®

With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.

		Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)

Based on third party charges.

First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee or a Workout Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.06125%.  The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●

100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees (whether or not processed by the special servicer);

●

100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●

100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees (whether or not processed by the special servicer);

●	100% of charges by the master servicer collected for checks returned for insufficient funds with respect to accounts held by the master servicer;

●

100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;

●

the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●

late payment charges, demand charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges, demand charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee.  If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.  The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification,

extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan, as applicable.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan.  The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1.  Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA.  The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA.  The master servicer will be responsible for all fees payable to any sub-servicers.  See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee“ will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.2500% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.  Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA.  For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee“ will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at the maturity date or at the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000.  The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.  The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA.  For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The special servicer will not be entitled to any Workout Fee with respect to a Non-Serviced Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan.  The successor special servicer will not be entitled to any portion of those Workout Fees.  If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee“ will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) (in any case, other than amounts for which a Workout Fee has been paid, or will be payable) or (b) any Loss of Value Payment or Purchase Price paid by a mortgage loan seller with respect to any Mortgage Loan.  The Liquidation Fee for each Mortgage Loan, Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)   (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such time period (or extension of such time period, if applicable), or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)   the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)  the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)  with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)  the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)  if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loans” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents.  Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA.  For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)   100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)   100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)  100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans; and

(v)  50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision regardless as to who processes such request.

In addition, the special servicer will also be entitled to late payment charges, demand charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable) since the Closing Date.

Furthermore, the special servicer will also be entitled to charges collected by the special servicer for checks returned for insufficient funds with respect to accounts held by the special servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee.  If the master servicer decides not to charge any fee (other than with respect to penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than with respect to penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer).  Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan.  Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan. The related Non-Serviced Special Servicer will be entitled to special servicing compensation shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA.  The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA.  The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA.  See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month.  The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00867% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any related Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any related

Companion Loan), and will be equal to the product of 0.00195% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any related Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision.  The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the master servicer or special servicer, as applicable, collects from the related borrower) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan after the Servicing Shift Securitization Date) or Serviced Whole Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above).  If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or special servicer, as applicable, would use to collect any fee owed to it by a borrower (taking into account whether such fee is required to be paid by the borrower under the terms of the related Mortgage Loan documents), but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will the master servicer or the special servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection.  The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA.  “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”).  The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any related Companion Loan), will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any related Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.  In connection with each Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.  The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if (i) the related mortgage loan seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the application of Realized Losses to such certificates and the related mortgage loan seller fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, in accordance with the Servicing Standard, to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity.  The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods.  The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA.  No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan (excluding any Companion Loan) is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated.  An “Appraisal Reduction Event” will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan, a related Companion Loan or a Serviced Whole Loan, as applicable;

(2)    the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)    30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)    30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)    immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.  the sum of

a)

90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.  the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)

all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)

all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan.  In the absence of any allocation specified in the related Intercreditor Agreement, any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, pro rata, to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan).  On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal.  The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request.  The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable.  Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable.  Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).  Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount.  Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event.  Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan; provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above.  The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders.  Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan.  Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class NR-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).  See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination.  Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly obtain from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.  The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or

Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.  The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event and the occurrence and continuance of an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, and finally, to the Class A-S certificates).  In addition, for purposes of determining the Controlling Class and whether a Control Termination Event has occurred and is continuing or an Operating Advisor Consultation Event has occurred and is continuing, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to the Control Eligible Certificates until such class is reduced to zero.  For the avoidance of doubt, for purposes of determining the status of the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, the Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

In the case of the Control Eligible Certificates, to the extent that the Certificate Balance of such class (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, such class is referred to as an “Appraised-Out Class”.  Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the Control Eligible Certificates for so long as such class has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.  The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the special servicer to order a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”).  The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser.  Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to be subject to provisions similar to those described above.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest.  Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents.  If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder.  In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates.  In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates.  After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above.  If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained.  If the master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the ten (10) highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default“ means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions” and “—Modifications, Waivers and Amendments”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans)

upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions.  In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable.  Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders.  Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower.  Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties.  Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA.  All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or consultation with the Risk Retention Consultation Party or the consent or approval of the special servicer.  The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.  However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or related Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or the Trust, the Grantor Trust or the Trust or any Trust REMIC to be subject to tax.  Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision or Special Servicer Decision.  The master servicer will deliver to the special servicer any additional information in the master servicer’s possession reasonably requested by the special servicer relating to such Major Decision or Special Servicer Decision.

Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Non-Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision.  If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the processing by the master servicer of the matters described in the second preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the master servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the Risk Retention Consultation Party:  (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided that such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (ix) any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.  In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

In connection with the processing by the master servicer of the matters described in the preceding paragraph, the master servicer will deliver notice thereof to the special servicer after completion (and the master servicer will promptly, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, deliver notice thereof to the Directing Certificateholder), except to the extent that the special servicer notifies the master servicer that the special servicer does not desire to receive copies of such items.

If the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage

Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a Specially Serviced Loan prior to the Rated Final Distribution Date.  The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)    extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)    provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website.  If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website.  The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA.  Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement.  See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)        approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)       subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)   requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)    subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)   determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(vii)   other than with respect to a Ground Lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Special Servicer Decision and not a Master Servicer Decision.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the foregoing matters with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan.  If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the Master Servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Except as otherwise described under “The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within ten (10) business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, five (5) business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or five (5) business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold the lender’s consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights; provided, however, that with respect to such consent or waiver of rights that is a Major Decision, (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an applicable Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

 For the avoidance of doubt, with respect to any “due-on-sale” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold the lender’s consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive the lender’s right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan), or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

For the avoidance of doubt, with respect to any “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, Specially Serviced Loans; and (ii) following the occurrence and during the continuance of a Consultation Termination Event, all Mortgage Loans, within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Upon receiving a request for any matter described in the first and third paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or such waiver of “due-on-sale” or “due-on-encumbrance” clause.  The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause.  Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.  If the master servicer and the special servicer mutually agree that the master servicer will process a consent or waiver relating to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan (other than any transfers provided for in clause (xiii) of the definition of Master Servicer Decision and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to process such consent or waiver.

It is expected that any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2020 unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property of which the preparer of such report has knowledge or to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA.  See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2020 and the calendar year ending on December 31, 2020.  Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements.  However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.  In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below.  Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”.  The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)  the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)  the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)  the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable) which provides that such refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” prior to such a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)  there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing

Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)  the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)  the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)  the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)  the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan.  Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management.  If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan.  If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan.  The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA.  Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no other special servicing transfer event has occurred with respect to such Mortgage Loan or Companion Loan during such preceding three months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

With respect to a Mortgage Loan as to which the Directing Certificateholder or the Risk Retention Consultation Party has become a Borrower Party, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, (i) will not be entitled to exercise any control or consultation rights and (ii) will be limited as to the information that it will be entitled to receive from the master servicer and the special servicer, as described under “—Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party”.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard  (each such report a “Subsequent Asset Status Report”).  Each Asset Status Report will be required to be delivered in electronic form to:

●

the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●

with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●

the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event and, with respect to a Serviced AB Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●

a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●

(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●

the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

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the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

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an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●

the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report.  If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report.  If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report.  The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, the Risk Retention Consultation Party or the Controlling Holder with respect to an AB Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan or between the special servicer and the Controlling Holder with respect to an AB Whole Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an AB Whole Loan (to the extent required by the terms of the related Intercreditor Agreement). For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.  Each Final Asset Status Report will be labeled or otherwise identified as being final.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following completion of the Directing Holder Approval Process.  See “—The Directing Certificateholder“ and “—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.  If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred).  The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole.  The special servicer will be obligated to consider on a non-binding basis such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report.  The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan as to such party), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)). Upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”.  For additional information, see “—The Operating Advisor—Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party) and after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report.  After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above.

The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will or is expected to have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”; “—The Non-Serviced AB Whole Loans“ and “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property.  Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property.  In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year.  Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (which, currently is 21%) and may also be subject to state or local taxes.  The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates.  See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property.  The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property.  To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable.  On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified, the special servicer is required to withdraw from the REO Account and remit to the master servicer, which will deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such

Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan as to such party, (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after non-binding consultation with the Risk Retention Consultation Party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan.  If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer.  The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party 10 business days’ prior written notice of its intention to sell any such Defaulted Loan.  Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan.  “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received.  Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to an Excluded Loan as to such party) and the Risk Retention Consultation Party (other than with respect to an Excluded Loan as to such party) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan).  In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan).  The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities.  With respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing.  The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan.  The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement.  The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall.  The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the succeeding paragraph and under “—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan“ below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision”, (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision” and (4) the special servicer with respect to non-Specially Serviced Loans as to all Major Decisions for which the master servicer must obtain the consent of the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below.  With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for the purposes of clause (ii) above in this definition)

(1)    absent that selection, or

(2)    until a Directing Certificateholder is so selected, or

(3)    upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be RREF III-D UBSCM 2019-C17 MOA-HRR, LLC (or another affiliate of Rialto Capital Advisors, LLC).

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”).  The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

“Loan-Specific Directing Certificateholder“ means, with respect to the Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, the “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the Servicing Shift Whole Loan will be the holder of the related Controlling Companion Loan, which, in the case of the Landing at Fancher Creek Whole Loan is currently Wells Fargo Bank.  On and after the Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the Class NR-RR certificates for so long as such class has a then-outstanding aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the Class NR-RR certificates for so long as such class has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.  The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “Control Eligible Certificates” will be the Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party.  The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity.  The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

The Class NR-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under  “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override“ below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within ten (10) business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such ten (10) business day period, the Directing Certificateholder will be deemed to have approved such action).  Upon request, the special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ’Due-on-Sale’ and ’Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision (1) prior to the occurrence and continuance of a Consultation Termination Event, in respect of a Specially Serviced Loan, and (2) after the occurrence and during the continuance of a Consultation Termination Event, in respect of any Mortgage Loan.

Each of the following is a “Major Decision”:

(i)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)    any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decision”;

(iii)    following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)   any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision”;

(viii)  any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)   any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)    releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)   any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)   subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)  other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)  any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided that with respect to any non-Specially Serviced Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision; provided, further, that if the special servicer does not provide such notice within two (2) business days, such matter will be a Major Decision and not a Master Servicer Decision.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans, unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a non-Specially Serviced Loan.  Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision.  With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision.  Unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will not be permitted to process any

Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence and continuance of an Operating Advisor Consultation Event. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended, which may at the special servicer’s discretion take the form of an Asset Status Report.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to an Excluded Loan as to such party).  If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports.  See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than (i) a Non-Serviced Mortgage Loan or (ii) an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause“ and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter).  Such consultation will not be binding on the special servicer.  In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan.  With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan.  After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.  The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.  The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event.  With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report and potential conflicts of interest with respect to such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis.  In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.  Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA.  The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class NR-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class NR-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class NR-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class NR-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; and provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class.  Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event will be deemed to have occurred and be continuing and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class NR-RR certificates and the Class NR-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor.  During such time, the special servicer will be required to consult with only the operating advisor in connection with Asset Status Reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to Asset Status Reports or material special servicer actions.  Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer.  Following any such sale or transfer of Class NR-RR certificates, the successor Class NR-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder.  The successor Class NR-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder.  In the event of any transfer of the Class NR-RR certificates by a

Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class NR-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class NR-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder, or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder appointed by the Controlling Class with Respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable.  The issuing entity, as the holder of a Non-Serviced Mortgage

Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement.  In addition, other than in respect of an applicable Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder appointed by the Controlling Class may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or related Non-Serviced PSA, as applicable.  See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.  However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder appointed by the Controlling Class:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever for having so acted as set forth in (a) - (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or a Companion Loan that is part of the Servicing Shift Whole Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party.  The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder.  The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder.  For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended.  See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan after the Servicing Shift Securitization Date or any related REO Properties.  Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report.  Meanwhile, the operating advisors or equivalent parties under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan(s).

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan when a Major Decision Reporting Package has been delivered, as described in “—The Directing Certificateholder—Major Decisions” above;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than the Servicing Shift Whole Loan) was a Specially Serviced Loan at any time during the prior calendar year or if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision during the prior calendar year) generally in the form attached as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”; below.

In connection with the performance of the duties described in clause (c) above:

(i)     after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time (other than in limited circumstances) with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, Appraisal Reduction Amounts or Collateral Deficiency Amounts, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.  The operating advisor will perform all of its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any assessment of compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or any approved or deemed approved Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor, the operating advisor will ((i) if any Mortgage Loans (other than the Servicing Shift Whole Loan) were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (ii) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “platform-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.  In preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the special servicer’s performance of its duties with respect to the resolution or liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any assessment of compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift

Mortgage Loan) based on the limited review required in the PSA.  Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information.  In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action.  It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions.  The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●

to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

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to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA.  “Eligible Operating Advisor” means an entity:

(i)     that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not, as defined under the Credit Risk Retention Rules, “Affiliated” with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Subsequent Third Party Purchaser, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)   that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below.  As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder and the Risk Retention Consultation Party), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer.  Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.  In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from such other securitizations will not be imputed to the operating advisor in its role in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA.  The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.  If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event.  Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied.  Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency.  If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor.  No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations.  The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause.  See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register.  On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either  (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the forty-four (44) prior pools of commercial mortgage loans for which UBS AG, New York Branch (or its predecessors and affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2009, the highest percentage of loans that were delinquent at least sixty (60) days at the end of any reporting period between July 1, 2014 and June 30, 2019 was approximately 17.74%; however, the average of the delinquency percentages based on the number of mortgage loans in the reviewed transactions was 0.55%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 16.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review.  Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders.  In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above.  After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence.  Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) - (v) for all Mortgage Loans), the master servicer (with respect to clause (vi) for non-Specially Serviced Loans) and the special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described in the following paragraph.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession.  In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller.  The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”).  An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard.  Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA.  All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the master servicer’s or the special servicer’s possession, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator.  The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties.  In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer.  See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below.  In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller (or, in the case of LCF, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise.  The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer.  The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer.  If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer“ is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not, as defined under the Credit Risk Retention Rules, “Affiliated” with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third Party Purchaser or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)   any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)  any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)   the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and the Rating Agencies. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

The Risk Retention Consultation Party

General

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be RREF III-D UBSCM 2019-C17 MOA, LLC, a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Rialto Real Estate Fund III – Debt, LP.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the VRR Interest;

(c) does not have any liability or duties to the holders of any class of certificates other than the holders of the VRR Interest that appointed the Risk Retention Consultation Party;

(d) may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) - (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party that does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement will not result in any liability on the part of the master servicer or special servicer.

Restrictions on a Certificateholder or Risk Retention Consultation Party that is a Borrower Party

The Directing Certificateholder or majority Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of any Excluded Loan with respect to such party, and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan with respect to such party.

If the Directing Certificateholder or the majority Controlling Class Certificateholder, as applicable, is a Borrower Party, such holder will be required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (and with respect to a loan-by-loan segregation that is later performed by the certificate administrator, such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

If the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan, the Risk Retention Consultation Party will not have any consultation rights with respect to such Excluded Loan.

The Directing Certificateholder and the Risk Retention Consultation Party will not be entitled to receive a Final Asset Status Report with respect to any Excluded Loan for which it is a Borrower Party.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged

Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the report being posted to the certificate administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loan: (i) prior to the Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the special servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by the special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f) either Moody’s or KBRA (or, in the case of a Serviced Pari Passu Companion Loan, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, KBRA or such Companion Loan Rating Agency within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or if it is not approved as a servicer by the applicable rating agencies or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan

Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of securities backed, wholly or partially, by any Serviced Companion Loan (“Serviced Companion Loan Securities”), and if the master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus) and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or cause a tax to be imposed on the trust or any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for which determination, the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates (including any costs of enforcement of its indemnity); provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu

Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, either the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgements and amounts paid in settlement, and expenses incurred in becoming the successor to the master servicer or the special servicer, to the extent not otherwise paid under the PSA) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution

Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the special servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the special servicer determines that a Material Defect exists, the special servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the special servicer, and the special servicer will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the special servicer (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder (other than any Loan-Specific Directing Certificateholder) identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a

Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, any mortgage loan seller with respect to the subject mortgage loan and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will or are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the UBS 2019-C17 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. However, “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar, but not necessarily identical, to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the UBS 2019-C17 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan involves the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Notwithstanding the foregoing, the servicing of the Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, the Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the Servicing Shift PSA governing such future securitization. Although, in the case of the Servicing Shift Whole Loan, the related Intercreditor Agreement imposes some requirements regarding the terms of the Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future

Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the Grand Canal Shoppes Mortgage Loan

With respect to the Grand Canal Shoppes Mortgage Loan serviced pursuant to the MSC 2019-H7 PSA, we note the following:

●	The primary servicing fee payable to the related Non-Serviced Master Servicer for the Grand Canal Shoppes Mortgage Loan will be calculated at 0.002500% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Upon the Grand Canal Shoppes Whole Loan becoming a specially serviced loan under the MSC 2019-H7 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $3,500.

●	In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to any particular workout of the Grand Canal Shoppes Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the Grand Canal Shoppes Whole Loan or related REO Property, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to the Grand Canal Shoppes Whole Loan.

Servicing of the 10000 Santa Monica Boulevard Mortgage Loan

With respect to the 10000 Santa Monica Boulevard Mortgage Loan serviced pursuant to the NCMS 2019-10K TSA, we note the following:

●	In connection with a workout of such Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a cap of $1,000,000 with respect to any particular workout of the 10000 Santa Monica Boulevard Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of the related payments or proceeds received in connection with the liquidation of the 10000 Santa Monica Boulevard Whole Loan or related REO Property, subject to a cap of $1,000,000 with respect to the 10000 Santa Monica Whole Loan.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a

Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent a rating agency confirmation is required under the PSA in connection with any servicing action involving a Mortgage Loan that is part of the Serviced Whole Loan, a rating agency confirmation will generally be required from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any affected Serviced Pari Passu Companion Loan Securities, provided that such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class Z and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class Z and Class R certificates) and (C) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class, (3) the reasonable out-of-pocket expenses of the master servicer and the special servicer with respect to such termination, unless the master servicer or the special servicer, as applicable, is the purchaser of such Mortgage Loans and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the master servicer in respect of such Advances in accordance with the PSA and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class Z and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates (including, for the avoidance of doubt, any holder of the VRR Interest) or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the VRR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the VRR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing and with respect to the Mortgage Loans other than any Excluded Loan, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the VRR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal; or

(k) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party to the PSA will be permitted to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment is permitted under the PSA, that any conditions precedent thereto have been satisfied and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) an institution insured by the FDIC, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not a prohibited party under the PSA.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable, prior to the occurrence and continuance of a Control Termination Event, to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.

Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws, regardless of state law. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

UBS AG, New York Branch and its affiliates are playing several roles in this transaction. UBS Commercial Mortgage Securitization Corp. is the depositor and a wholly-owned subsidiary of UBS Americas, Inc., a subsidiary of UBS AG. UBS AG, New York Branch and the other mortgage loan sellers originated, co-originated or acquired the Mortgage Loans and will be selling them to the depositor. UBS AG, New York Branch is also an affiliate of UBS Securities LLC, one of the underwriters.

In addition, UBS AG, New York Branch currently holds one or more of the Grand Canal Shoppes Pari Passu Companion Loans, the Phoenix Industrial Portfolio II Pari Passu Companion Loans, the CIRE Equity Retail & Industrial Portfolio Pari Passu Companion Loans and the Blackmore Marketplace Pari Passu Companion Loans. However, UBS AG, New York Branch intends (but is under no obligation) to sell such Pari Passu Companion Loans in connection with a future securitization.

CIBC, a mortgage loan seller, a sponsor and an originator, is an affiliate of CIBC World Markets Corp., one of the underwriters.

RREF is an affiliate of (i) RCA, the special servicer, (ii) RREF III-D UBSCM 2019-C17 MOA, LLC, the entity expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF III-D UBSCM 2019-C17, LLC, the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class Z certificates (in each case, other than the portion of each such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date and (iv) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and expected to be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder.

RCA is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) RREF III-D UBSCM 2019-C17 MOA, LLC, the entity that is expected to be appointed as the Risk Retention Consultation Party and holder of the VRR Interest, (iii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity expected to be the holder of the “eligible horizontal residual interest” and the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder and (iv) RREF III-D UBSCM 2019-C17, LLC,

the entity that is expected to purchase the Class G certificates and may purchase certain other classes of certificates, including the Class X-F, Class X-G and Class F certificates and which will receive the Class Z certificates (in each case, other than the portion of each such class of certificates that comprise “VRR Interest” as described in “Credit Risk Retention”) on the Closing Date. In addition, RCA was appointed as the initial special servicer under the BBCMS 2019-C4 PSA which governs the servicing and administration of the Maui Portfolio Whole Loan and the Meidinger Tower Whole Loan and is an affiliate of the entities that are the controlling class certificateholder, initial directing certificateholder, retaining sponsor and initial risk retention consultation party under the BBCMS 2019-C4 PSA. Whole Loan. For the avoidance of doubt, Rialto Real Estate Fund III – Debt, LP and each of its affiliated entities listed above are no longer affiliates of Rialto Mortgage Finance, LLC.

Wells Fargo Bank, National Association, a sponsor, an originator and a mortgage loan seller and the holder of one or more of the Grand Canal Shoppes Pari Passu Companion Loans, one or more of the 600 & 620 National Avenue Pari Passu Companion Loans, the Global Data Center Passu Companion Loans and the Landing at Fancher Creek Pari Passu Companion Loan (making it the initial Loan-Specific Directing Certificateholder with respect to the Landing at Fancher Creek Whole Loan), is also the master servicer, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is also (i) the trustee, certificate administrator and custodian under the MSC 2019-H7 PSA, pursuant to which the Grand Canal Shoppes Whole Loan is serviced, (ii) the trustee, certificate administrator and custodian under the NCMS 2019-10K TSA, pursuant to which the 10000 Santa Monica Boulevard Whole Loan is serviced and (iii) the master servicer, certificate administrator and custodian under the BBCMS 2019-C4 PSA, pursuant to which the Maui Portfolio Whole Loan and the Meidinger Tower Whole Loan are serviced.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of Rialto Mortgage and LCF or, in each case with a wholly-owned subsidiary or other affiliate thereof, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage or LCF, as applicable or in any such case by its affiliates.

In the case of the repurchase facility provided by Wells Fargo Bank to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. None of the Rialto Mortgage Loans are subject to its existing repurchase facility with Wells Fargo Bank.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage or certain of its affiliates, Wells Fargo acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or those affiliates from time to time, which may include, prior to inclusion in the issuing entity, some or all of the Rialto Mortgage Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo and RREF or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by RREF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the RREF Mortgage Loans.

Pursuant to certain interim servicing agreements between LCF, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements, including the repurchase facility provided by Wells Fargo Bank described above), including, prior to their inclusion in the issuing entity, some or all of the LCF Mortgage Loans.

LCF is affiliated with the respective borrowers under the Walgreens Douglasville, Walgreens Tupelo, Walgreens Lexington, Dollar General Fayette, Dollar General Centralia, Dollar General Hubbard Lake and Dollar General Trenton Mortgage Loans (collectively, 2.1%). LCF or an affiliate thereof originated each of those Mortgage Loans, and LCF is the mortgage loan seller with respect to each of those Mortgage Loans. Each such Mortgage Loan may contain provisions and terms that are more favorable to the related borrower thereunder than would otherwise have been the case if the lender and related borrower were not affiliated, including: (i) the related Mortgage Loan documents permit transfers of the related Mortgaged Property and interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.; (ii) the related Mortgage Loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related Mortgage Loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which may not include insurance coverage against acts of terrorism.

Wells Fargo Bank and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities, borrowing base facilities or other financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens.

As of September 20, 2019, none of the LCF Mortgage Loans were subject to the repurchase facility with Wells Fargo Bank. However, one or more LCF Mortgage Loans may become subject to that repurchase facility prior to the Closing Date.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans, CIBC Mortgage Loans and LCF Mortgage Loans, pursuant to custodial agreements with each such sponsor.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under (i) the MSC 2019-H7 PSA, which governs the servicing of the Grand Canal Shoppes Whole Loan, and (ii) the Benchmark 2019-B12 PSA, which governs the servicing of the CIRE Equity Retail & Industrial Portfolio Whole Loan.

WTNA, the trustee under this securitization is also (i) the trustee under the Benchmark 2019-B12 PSA, which governs the servicing of the CIRE Equity Retail & Industrial Portfolio Whole Loan and (ii) the trustee under the BBCMS 2019-C4 PSA, which governs the servicing of the Maui Portfolio Whole Loan and the Meidinger Tower Whole Loan.

It is expected that RREF III-D UBSCM 2019-C17 MOA-HRR, LLC or another affiliate of the special servicer and the Retaining Sponsor, will be the initial directing certificateholder. Rialto, the expected special servicer for this transaction, is an affiliate of (i) Rialto Real Estate Fund III – Debt, LP, the Retaining Sponsor and a mortgage loan seller, (ii) RREF III-D UBSCM 2019-

C17 MOA, LLC, the entity that is expected to be the holder of the VRR Interest and the risk retention consultation party, (iii) RREF III-D UBSCM 2019-C17 MOA-HRR, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest” and initial controlling class certificateholder and be appointed as the initial directing certificateholder and (iv) RREF III-D UBSCM 2019-C17, LLC which is expected to purchase the Class G certificates and may purchase certain other certificates, including the Class X-F, Class X-G and Class F certificates and will receive the Class Z certificates (in each case, excluding the portion comprising the VRR Interest as described in “Credit Risk Retention”). Rialto is expected to act as the special servicer and it or an affiliate assisted RREF III-D UBSCM 2019-C17 MOA-HRR, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional

Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application of earnout reserve funds, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation (including full repayment of the loan without yield maintenance following partial casualty and the lender’s application of available proceeds to the debt). In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received.  Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (e.g., due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, provisions relating to the application of earnout reserve funds, amortization terms that require balloon payments and incentives for a borrower to repay an ARD Loan by its Anticipated Repayment Date), the exercise of a purchase option by the holder of a Subordinate Companion Loan or mezzanine loan, the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment.  See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans.  When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan.  Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions.  In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium.  Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment.  See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor.  The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and

Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model.  The “Constant Prepayment Rate“ or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans.  The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period.  The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period.  The model used in this prospectus is the CPP model.  As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be.  The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP.  We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates.  The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●

no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●

each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●

all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●

no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●

except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●

except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●

no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 2019; and

●	the Offered Certificates are settled with investors on October 15, 2019.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables.  The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables.  These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages.  Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions.  Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	85%	85%	85%	85%	85%
October 2021	69%	69%	69%	69%	69%
October 2022	49%	49%	49%	49%	49%
October 2023	22%	22%	22%	22%	22%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.77	2.77	2.76	2.75	2.74

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.83	4.82	4.80	4.75	4.48

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	97%	97%	97%	97%	97%
October 2025	77%	77%	77%	77%	77%
October 2026	56%	56%	56%	56%	56%
October 2027	34%	34%	34%	34%	34%
October 2028	12%	12%	12%	12%	12%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.29	7.29	7.29	7.29	7.29

Percent of the Maximum Initial Certificate Balance ($230,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.72	9.68	9.63	9.56	9.34

(1)

The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($75,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.64	9.57	9.49	9.41	9.22

(1)

The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($400,181,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.81	9.78	9.74	9.49

(1)

The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($245,181,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.86	9.84	9.80	9.55

(1)

The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.62

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.92	9.92	9.68

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above.  It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including October 1, 2019 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below.  In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed.  In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate.  Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.  Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))			Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Income Tax Regulations”) promulgated by the U.S. Department of the Treasury and the IRS.  Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”).  The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, the Class Z certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code.  Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”.  The Income Tax Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets.  Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction.  The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met.  It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC.  If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies.  The Trust REMICs will not hold any qualified reserve assets.  Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur.  Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security.  Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements.  All of the interests in a REMIC must be either of the following:  (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages.  The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls.  A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest.  Each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter.  In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment.  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property.  As of the Cut-off Date, eight (8) Mortgaged Properties (9.4%) are multifamily properties.  Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment.  Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.  Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC.  The Regular Interests will represent newly originated debt instruments for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest.  Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017, and commonly referred to as the “Tax Cuts and Jobs Acts” (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of OID, Yield Maintenance Charges, Prepayment Premiums and other amounts (but not market discount) no later than the year they include such amounts as revenue on their applicable financial statements.  However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to OID timing rules.  Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act.  Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests.  To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income.  The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”.  The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date.  The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests.  The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).  Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that

the Class       certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest.  Such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest.  For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity or anticipated repayment date of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest.  The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”).  See “Yield and Maturity Considerations—Weighted Average Life“ above.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset.  Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method.  See “—Election To Treat All Interest Under the Constant Yield Method” below.  Based on the foregoing, it is anticipated that the Class          certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition.  With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption.  The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.  For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.  Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase.  Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution.  Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period.  Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest.  The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year.  Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply.  The election, if made, will apply all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter.  It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase.  For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest.  It appears that de minimis market discount would be reported pro rata as principal payments are received.  Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules.  Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method.  The election, if made, will apply all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter.  It is irrevocable except with the approval of the IRS.  See “—Election To Treat All Interest Under the Constant Yield Method“ below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made.  Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests.  The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item.  It is anticipated that the Class          certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter.  The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.  Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible.  A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.  The following discussion does not apply to holders of Class X Certificates.  Under Code Section 166, it appears that the holders of interest-only Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless.  Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired.  The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class.  Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments.  No bad debt losses will be allowed with respect to the Class X Certificates.  Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest.  The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year).  Such gain will be treated as ordinary income:  (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest.  In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate.  Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.  Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call.  The Income Tax Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause.  It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day.  Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.  It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor.  Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate.  Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures.  Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“partnership representatives”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person (the partnership representative) to act as its sole representative in connection with IRS audits and related procedures and that “partnership representative’s” actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a “partnership representative’s” actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnerships representative of both Trust REMICs and will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income.  It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions.  Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person.  The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.  With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law.  An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account.  A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.  The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person.  In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates.  Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).  The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability.  Information reporting requirements may also apply regardless of whether withholding is required.  Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000.  Significant penalties can apply if a holder fails to disclose its specified foreign financial assets.  We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership.  The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee.  All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC.  Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class Z certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5% (the sum of any column of the below table may not equal the indicated total due to rounding).

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
UBS Securities LLC	$	$	$	$
Wells Fargo Securities, LLC
CIBC World Markets Corp
Drexel Hamilton, LLC
Academy Securities, Inc
Bancroft Capital, LLC
Brean Capital, LLC
Total	$	$	$	$
Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
UBS Securities LLC	$	$	$	$
Wells Fargo Securities, LLC
CIBC World Markets Corp
Drexel Hamilton, LLC
Academy Securities, Inc
Bancroft Capital, LLC
Brean Capital, LLC
Total	$	$	$	$
Underwriter	Class B	Class C
UBS Securities LLC	$	$
Wells Fargo Securities, LLC
CIBC World Markets Corp
Drexel Hamilton, LLC
Academy Securities, Inc
Bancroft Capital, LLC
Brean Capital, LLC
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased.  In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of Offered Certificates will be approximately     % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2019, before deducting expenses payable by the depositor (estimated at $      , excluding underwriting discounts and commissions).  The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters.  In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors.  Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the

Securities Act in connection with reoffers and resales by them of Offered Certificates.  If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.  The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates.  See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.  We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

UBS Securities LLC, one of the underwriters, is an affiliate of UBS Commercial Mortgage Securitization Corp., which is the depositor, and UBS AG, New York Branch, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Grand Canal Shoppes Pari Passu Companion Loans, the Phoenix Industrial Portfolio II Pari Passu Companion Loans, the CIRE Equity Retail & Industrial Portfolio Pari Passu Companion Loans and the Blackmore Marketplace Pari Passu Companion Loans. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the custodian and the holder of one or more of the Grand Canal Shoppes Pari Passu Companion Loans, the 600 & 620 National Avenue Pari Passu Companion Loans, the Landing at Fancher Creek Companion Loan and the Global Data Center Pari Passu Companion Loan.  CIBC World Markets Corp., one of the underwriters, is an affiliate of CIBC Inc., which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to one or more affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, one or more affiliates of Wells Fargo Securities, LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering, and one or more affiliates of CIBC World Markets Corp., which is one of the underwriters and a co-manager for this offering.  That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of UBS Securities LLC, of the purchase price for the Offered Certificates and the following payments:

(1)

the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG, New York Branch (or, with respect to the Grand Canal Shoppes Mortgage Loan, the portion thereof applicable to UBS AG, New York Branch);

(2)

the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Grand Canal Shoppes Mortgage Loan, the portion thereof applicable to Wells Fargo Bank); and

(3)

the payment by the depositor to CIBC, an affiliate of CIBC World Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CIBC.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of UBS Securities LLC, Wells Fargo Securities, LLC and CIBC World Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus:  the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: President, or by telephone at (212) 713-2000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-227784) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information.  Copies of the Registration

Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates.  Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975.  Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either:  (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”.  For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975.  In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of UBS Securities LLC, Prohibited Transaction Exemption (“PTE”) 91-22, 56 Fed. Reg. 15933 (April 18, 1991), as amended by PTE 2013-08, 78 Fed. Reg. 41090 (July 9, 2013) (the “Exemption”).  The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by UBS Securities LLC, provided that certain conditions set forth in the Exemption are satisfied.  The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief.  First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.  Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).  Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter.  The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.  Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.  Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency.  Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date.  As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates.  In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above.  A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements:  (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.  For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption.  The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law.  A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the Trust, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption.  All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

In addition, prospective investors in the Offered Certificates should note that equity interests in the borrowers with respect to certain Mortgage Loans may be directly or indirectly owned by one or more governmental plans.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.  We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended.  The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates.  The Rated Final Distribution Date will be the Distribution Date in October 2052.  See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”.  Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency.  In addition, these ratings do not address:  (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or Excess Interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating

Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (ii) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates.  However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated.  In general, the ratings address credit risk and not prepayment risk.  Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.  As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans.  If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates.  The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary.  The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time.  Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities.  See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate.  Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class.  As part of the process of obtaining ratings for the Offered Certificates, the depositor, the loan sellers or affiliates thereof had initial discussions with and submitted certain materials to five (5) NRSROs.  Based on final feedback from those five (5) NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two (2) NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates.  Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates.  If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any other NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
10000 Santa Monica Boulevard Companion Loans	260
10000 Santa Monica Boulevard Directing Holder	264
10000 Santa Monica Boulevard Individual Guarantor	214
10000 Santa Monica Boulevard lntercreditor Agreement	259
10000 Santa Monica Boulevard Mortgage Loan	259
10000 Santa Monica Boulevard Mortgaged Property	259
10000 Santa Monica Boulevard Noteholders	259
10000 Santa Monica Boulevard Pari Passu Companion Loans	259
10000 Santa Monica Boulevard Senior Loans	260
10000 Santa Monica Boulevard Sequential Pay Event	260
10000 Santa Monica Boulevard Subordinate Companion Loan	259
10000 Santa Monica Boulevard Subordinate Companion Loan Holder	259
10000 Santa Monica Boulevard Whole Loan	259
17g-5 Information Provider	394
1986 Act	574
1996 Act	551
2
2015 Budget Act	582
3
30/360 Basis	434
4
401(c) Regulations	594
7
75th	200
A
AB Modified Loan	446
AB Whole Loan	234
Accelerated Mezzanine Loan Lender	386
Acceptable Insurance Default	450
Acres	175
Acting General Counsel’s Letter	161
Actual/360 Basis	216
Actual/360 Loans	422
ADA	553
Additional Exclusions	450
Administrative Cost Rate	368
ADR	165
Advances	417
Affirmative Asset Review Vote	497
Annual Debt Service	165
Anticipated Repayment Date	216
Appraisal Reduction Amount	442
Appraisal Reduction Event	442
Appraised Value	165
Appraised-Out Class	447
ARD	216
ARD Loans	216
ASR Consultation Process	468
Assessment of Compliance	530
Asset Representations Reviewer Asset Review Fee	441
Asset Representations Reviewer Fee	440
Asset Representations Reviewer Fee Rate	441
Asset Representations Reviewer Termination Event	502
Asset Representations Reviewer Upfront Fee	440
Asset Review	499
Asset Review Notice	498
Asset Review Quorum	498
Asset Review Report	500
Asset Review Report Summary	500
Asset Review Standard	499
Asset Review Trigger	496
Asset Review Vote Election	497
Asset Status Report	465
Assumed Certificate Coupon	351
Assumed Final Distribution Date	378

Assumed Scheduled Payment	370
ASTM	193
Attestation Report	531
Available Funds	361
B
Balloon Balance	166
Balloon or ARD Payment	169
Bankruptcy Code	544
Barneys Parcel	221
Bartow Access Restriction Event	224
Bartow Access Restriction Payment	225
Bartow License Agreement	224
Base Interest Fraction	376
BBCMS 2019-C4 PSA	234
Beds	175
Benchmark 2019-B12 PSA	234
Bibb County Property	200
Board	198
Borrower Party	386
Borrower Party Affiliate	386
Breach Notice	406
BSSF	319
C
C(WUMP)O	23
Cash Flow Analysis	166
CERCLA	550
Certificate Administrator/Trustee Fee	439
Certificate Administrator/Trustee Fee Rate	439
Certificate Balance	359
Certificate Owners	397
Certificateholder	387
Certificateholder Quorum	507
Certificateholder Repurchase Request	518
Certifying Certificateholder	399
CIBC	319
CIBC Data File	326
CIBC Deal Team	326
CIBX	319
Circuit Court	329
CIRE Equity Retail & Industrial Portfolio Individual Guarantors	214
Class A Certificates	358
Class A Interest	233
Class A Investor	233
Class A-SB Planned Principal Balance	371
Class B Interest	233
Class X Certificates	359
Clearstream	395
Clearstream Participants	398
Closing Date	164, 269
Club Lease	183
CMBS	68
Code	571
Collateral Deficiency Amount	446
Collection Account	421
Collection Period	362
Communication Request	399
Companion Distribution Account	421
Companion Holder	234
Companion Holders	234
Companion Loan Rating Agency	235
Companion Loans	163
Compensating Interest Payment	379
Constant Prepayment Rate	563
Constraining Level	350
Consultation Termination Event	483
Control Appraisal Period	235
Control Eligible Certificates	476
Control Note	235
Control Termination Event	482
Controlling Class	476
Controlling Class Certificateholder	476
Controlling Companion Loan	235
Controlling Holder	235
Corrected Loan	465
CPP	563
CPR	563
CPY	563
CRE Loans	287
Credit Risk Retention Rules	344
CREFC®	383
CREFC® Intellectual Property Royalty License Fee	441
CREFC® Intellectual Property Royalty License Fee Rate	442
CREFC® Reports	383
Cross-Over Date	366
Cumulative Appraisal Reduction Amount	446, 447
Cure/Contest Period	500
Cut-off Date	163
Cut-off Date Balance	167
Cut-off Date Loan-to-Value Ratio	167
Cut-off Date LTV Ratio	167

D
Debt Service Coverage Ratio	168
DEF(#)	170
DEF/@(#)	171
DEF/YM(#)	171
DEF/YM@(#)	171
Defaulted Loan	472
Defeasance Deposit	221
Defeasance Loans	220
Defeasance Lock-Out Period	220
Defeasance Option	220
Definitive Certificate	395
Delegated Directive	20
Delinquent Loan	497
Depositories	396
Determination Date	360
Development Unit	191
Diligence File	403
Directing Certificateholder	475
Directing Holder Approval Process	467
Disclosable Special Servicer Fees	439
Discount Rate	377
Discount Yield	349
Dispute Resolution Consultation	520
Dispute Resolution Cut-off Date	520
Distribution Accounts	422
Distribution Date	360
Distribution Date Statement	383
Dodd-Frank Act	141
DOL	591
DSCR	168
DTC	395
DTC Participants	396
DTC Rules	397
DTSC	194
Due Date	215, 363
E
EDGAR	590
EEA	20
Effective Gross Income	166
Eligible Asset Representations Reviewer	501
Eligible Operating Advisor	490
Enforcing Party	518
Enforcing Servicer	518
ERP	195
Escrow/Reserve Mitigating Circumstances	317, 323
EU Institutional Investors	143
EU Risk Retention and Due Diligence Requirements	143
EU Securitization Regulation	21, 143
Euroclear	395
Euroclear Operator	398
Euroclear Participants	398
Exception Schedules	357
Excess Interest	217
Excess Interest Distribution Account	422
Excess Modification Fee Amount	435
Excess Modification Fees	433
Excess Prepayment Interest Shortfall	380
Exchange Act	268
Excluded Controlling Class Holder	385
Excluded Controlling Class Loan	386
Excluded Information	386
Excluded Plan	593
Excluded Special Servicer	507
Excluded Special Servicer Loan	507
Executive Order	182
Exemption	591
Exemption Rating Agency	592
F
Factoring	200
FATCA	584
FDIA	160
FDIC	161
FedEx	181
FIEL	25
Final Asset Status Report	467
Final Dispute Resolution Election Notice	520
Financial Promotion Order	21
Firestone	200
FIRREA	162
Fitch	529
Flexential	229
FPO Persons	21
Fresenius	182, 207
FSMA	21
Funds	310, 339
G
GAAP	344
Gain-on-Sale Entitlement Amount	363
Gain-on-Sale Remittance Amount	363
Gain-on-Sale Reserve Account	422
Garn Act	552

GLA	168
Government Securities	218
Grand Canal Shoppes Control Appraisal Period	253
Grand Canal Shoppes Directing Holder	252
Grand Canal Shoppes Intercreditor Agreement	248
Grand Canal Shoppes Major Decisions	254
Grand Canal Shoppes Master Servicer	248
Grand Canal Shoppes Mortgage Loan	247
Grand Canal Shoppes Mortgaged Property	247
Grand Canal Shoppes Net Note A Rate	251
Grand Canal Shoppes Net Note B Rate	251
Grand Canal Shoppes Note A Rate	247
Grand Canal Shoppes Note A Relative Spread	251
Grand Canal Shoppes Note B Rate	247
Grand Canal Shoppes Note B Relative Spread	251
Grand Canal Shoppes Noteholder Purchase Notice	257
Grand Canal Shoppes Notes	247
Grand Canal Shoppes Pari Passu Companion Loans	247
Grand Canal Shoppes REA	190
Grand Canal Shoppes Recovered Costs	258
Grand Canal Shoppes Senior Notes	247
Grand Canal Shoppes Sequential Pay Event	250
Grand Canal Shoppes Special Servicer	248
Grand Canal Shoppes Subordinate Companion Loan	247
Grand Canal Shoppes Threshold Event Collateral	253
Grand Canal Shoppes Threshold Event Cure	254
Grand Canal Shoppes Trustee	248
Grand Canal Shoppes Whole Loan	247
Grand Canal Shoppes Whole Loan Rate	252
Grantor Trust	360, 572
H
Hotel Unit	191
HRR Certificates	345
HSTP ACT	86
I
Income Producing Release Parcel	224
Income Tax Regulations	571
Indirect Participants	396
Initial Delivery Date	465
Initial Pool Balance	163
Initial Rate	216
Initial Requesting Certificateholder	518
Initial Subordinate Companion Loan Holder	476
In-Place Cash Management	168
Institutional Investor	24
Insurance and Condemnation Proceeds	421
Intercreditor Agreement	234
Interest Accrual Amount	369
Interest Accrual Period	369
Interest Distribution Amount	369
Interest Reserve Account	422
Interest Shortfall	369
Interested Person	473
Interest-Only Expected Price	353
Interpolated Yield	349, 352
Investor Certification	387
J
Japanese Retention Requirement	25
JFSA	25
JRR Rule	25
JV Agreement	207
K
KBRA	529
L
Ladder Capital Group	298
Ladder Capital Review Team	307
Ladder Holdings	298
Ladder Qualification Criteria	309
Landing at Fancher Creek	235
LCF	298
LCF Data Tape	308
LCF Financing Affiliates	299
LCF Mortgage Loans	298

LDA	233
Lennar	291, 310, 339
Liquidation Fee	436
Liquidation Fee Rate	436
Liquidation Proceeds	421
LO(#)	170
Loan Per Unit	169
Loan-Specific Directing Certificateholder	476
Lock-out Period	218
Loss of Value Payment	407
Lower-Tier Regular Interests	571
Lower-Tier REMIC	360, 571
LTV Ratio	167
LTV Ratio at Maturity or Anticipated Repayment Date	169
LTV Ratio at Maturity or ARD	169
M
MAI	409
Major Decision	477
Major Decision Reporting Package	480
MAS	23
Master Lease	198
Master Plan	234
Master Servicer	334
Master Servicer Decision	453
Material Defect	406
Maturity Date Balloon or ARD Payment	169
MEW	193
MiFID II	20, 21
MLPA	400
MOA	346
Modification Fees	433
Moody’s	529
Morningstar	335
Mortgage	164
Mortgage File	401
Mortgage Loans	163
Mortgage Note	164
Mortgage Pool	163
Mortgage Rate	368
Mortgaged Property	164
MSC 2019-H7 PSA	235
N
NCMS 2019-10K Servicer	259
NCMS 2019-10K Special Servicer	259
NCMS 2019-10K Trust and Servicing Agreement	259
NCMS 2019-10K TSA	235
Net Mortgage Rate	368
Net Operating Income	169
Newell	195
NFIP	104
NI 33-105	26
NOI Date	169
Non-Control Note	235
Non-Controlling Holder	235
Non-Income Producing Release Parcel	223
Nonrecoverable Advance	418
Non-Serviced AB Whole Loan	235
Non-Serviced Certificate Administrator	235
Non-Serviced Companion Loan	235
Non-Serviced Custodian	236
Non-Serviced Directing Certificateholder	236
Non-Serviced Master Servicer	236
Non-Serviced Mortgage Loan	236
Non-Serviced Pari Passu Companion Loan	236
Non-Serviced Pari Passu Mortgage Loan	236
Non-Serviced Pari Passu Whole Loan	236
Non-Serviced PSA	236
Non-Serviced Securitization Trust	236
Non-Serviced Special Servicer	236
Non-Serviced Subordinate Companion Loan	236
Non-Serviced Trustee	236
Non-Serviced Whole Loan	236
Non-U.S. Person	584
Notional Amount	360
NRA	170
NRSRO	385
NRSRO Certification	388
O
O(#)	170
OCC	278
Occupancy As Of Date	170
Occupancy Rate	170
Offered Certificates	359
OID Regulations	575
OLA	161
Operating Advisor Annual Report	489
Operating Advisor Consultation Event	357
Operating Advisor Consulting Fee	440

Operating Advisor Expenses	440
Operating Advisor Fee	439
Operating Advisor Fee Rate	440
Operating Advisor Standard	488
Operating Advisor Termination Event	493
Other Master Servicer	236
Other PSA	236
Other Special Servicer	237
P
P&I Advance	416
P&I Advance Date	416
PACE	120
Pads	175
Par Purchase Price	472
Parcel A	192
Parcel B	192
Parcel C	192
Pari Passu Companion Loans	163
Pari Passu Mortgage Loan	237
Participants	395
Parties in Interest	591
partnership representatives	582
Pass-Through Rate	367
Patriot Act	554
PCIS Persons	22
Pentalpha Surveillance	343
Percentage Interest	252, 361
Periodic Payments	361
Permitted Investments	361, 423
Permitted Special Servicer/Affiliate Fees	439
Phase I ESA	193
PIPs	196
PL	282
Plans	590
PLL	196
PML	282, 304
PRC	22
Preliminary Dispute Resolution Election Notice	520
Prepayment Assumption	576
Prepayment Interest Excess	379
Prepayment Interest Shortfall	379
Prepayment Premium	377
Prepayment Provisions	170
PRIIPS Regulation	20
Prime Rate	421
Principal Balance Certificates	359
Principal Distribution Amount	369
Principal Shortfall	371
Privileged Information	491
Privileged Information Exception	492
Privileged Person	385
Pro Rata and Pari Passu Basis	252
Professional Investors	23
Prohibited Prepayment	379
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	519
Proposed Course of Action Notice	519
Prospectus	23
Prospectus Regulation	20, 21
PSA	358
PSA Party Repurchase Request	518
PTCE	594
PTE	591
Purchase Price	408
Q
Qualification Criteria	286
Qualified Investor	20
Qualified Replacement Special Servicer	508
Qualified Substitute Mortgage Loan	409
Qualifying CRE Loan Percentage	346
R
RAC No-Response Scenario	528
rand Canal Shoppes Defaulted Mortgage Loan Purchase Price	257
Rated Final Distribution Date	378
Rating Agencies	529
Rating Agency Confirmation	529
RCM	339
REA	78
Realized Loss	381
REC	193
Recognition Agreement	233
Record Date	361
Registration Statement	589
Regular Certificates	359
Regular Interestholder	574
Regular Interests	571
Regulation AB	531
Reimbursement Rate	421
REIT LLLP	298
Related Proceeds	419
Release Date	221
Release Parcel	226

Released Property	223
Relevant Investor	24
Relevant Persons	22
Relief Act	554
Remaining Term to Maturity or ARD	171
REMIC	571
REO Account	423
REO Loan	372
REO Property	465
Repurchase Request	518
Requesting Certificateholder	520
Requesting Holders	448
Requesting Investor	399
Requesting Party	528
Required Credit Risk Retention Percentage	346
Requirements	554
Residual Certificates	359
Resolution Failure	519
Resolved	519
Restricted Group	592
Restricted Party	492
Retaining Parties	344
Retaining Sponsor	344
Review Materials	498
Revised Rate	216
RevPAR	171
Rialto	338
Rialto Mortgage	291
Rialto Mortgage Data Tape	297
Rialto Mortgage Loans	291
Rialto Mortgage Review Team	296
Rialto Qualification Criteria	298
Risk Retention Consultation Party	504
RMBS	333
Rooms	175
Routine Disbursements	454
RREF	310
RREF Data Tape	312
RREF Deal Team	312
RREF Mortgage Loans	310
RREF Qualification Criteria	313
Rule 15Ga-1 Reporting Period	287
Rule 17g-5	388
S
S&P	335
Scheduled Certificate Interest Payments	352
Scheduled Certificate Principal Payments	346
Scheduled Principal Distribution Amount	370
SEC	268
Securities Act	530
Securitization Accounts	358, 423
SEL	282, 304
Senior Certificates	359
Serviced Companion Loan	237
Serviced Companion Loan Securities	513
Serviced Mortgage Loan	237
Serviced Pari Passu Companion Loan	237
Serviced Pari Passu Companion Loan Securities	511
Serviced Pari Passu Mortgage Loan	237
Serviced Pari Passu Whole Loan	237
Serviced Whole Loan	237
Servicer Termination Event	510
Servicing Advances	417
Servicing Fee	431
Servicing Fee Rate	431
Servicing Shift Mortgage Loan	237
Servicing Shift PSA	237
Servicing Shift Securitization Date	237
Servicing Shift Whole Loan	237
Servicing Standard	415
SF	171
SFA	23
SFO	23
Shurline	192
Similar Law	590
Sirius	196
SMMEA	595
Special Servicer	339
Special Servicer Decision	457
Special Servicing Fee	434
Special Servicing Fee Rate	434
Specially Serviced Loans	462
Sq. Ft.	171
Square Feet	171
Startup Day	572
Stated Principal Balance	371
Stone Point	310, 339
Structured Product	23
Structuring Assumptions	563
Subject Loan	441
Subordinate Certificates	359
Subordinate Companion Loan	237
Subordinate Companion Loans	163
Subsequent Asset Status Report	465
Subsequent Third Party Purchaser	345

Sub-Servicing Agreement	415
Substitute Property	223
Swap-Priced Expected Price	351
Swap-Priced Principal Balance Certificates	346
T
T-12	171
Target Price	350
Tax Cuts and Jobs Act	574
TCE	194
Term to Maturity	171
Terms and Conditions	398
Tests	499
Title V	553
Total Operating Expenses	166
Township	233
TRIPRA	105
TRS LLLP	298
Trust	331
Trust REMICs	360, 571
TTM	171
U
U.S. Bank Loan	201
U.S. Person	583
U/W DSCR	168
U/W Expenses	171
U/W NCF	172
U/W NCF Debt Yield	174
U/W NCF DSCR	168, 174
U/W NOI	175
U/W NOI Debt Yield	175
U/W NOI DSCR	175
U/W Revenues	175
UBS AG, New York Branch	269
UBS AG, New York Branch Data Tape	271
UBS AG, New York Branch Deal Team	270
UBS AG, New York Branch Mortgage Loans	270
UBS Qualification Criteria	272
UBSRES	269
UCC	539
Underwriter Entities	129
Underwriting Agreement	586
Underwritten Debt Service Coverage Ratio	168
Underwritten Expenses	171
Underwritten NCF	172
Underwritten NCF Debt Yield	174
Underwritten Net Cash Flow	172
Underwritten Net Cash Flow Debt Service Coverage Ratio	174
Underwritten Net Operating Income	175
Underwritten Net Operating Income Debt Service Coverage Ratio	175
Underwritten NOI	175
Underwritten NOI Debt Yield	175
Underwritten Revenues	175
Units	175
Unscheduled Principal Distribution Amount	370
Unsolicited Information	499
Upper-Tier REMIC	360, 571
V
VOCs	194
Volcker Rule	142
Voting Rights	395
VRR Interest	344, 345
W
WAC Rate	368
Wachovia Bank	278
Weighted Average Mortgage Rate	176
Weighted Averages	176
Wells Fargo Bank	278, 332
Wells Fargo Bank Data Tape	285
Wells Fargo Bank Deal Team	284
Wells Fargo Bank Mortgage Loans	281
WERP	192
Whole Loan	163
Withheld Amounts	422
Workout Fee	435
Workout Fee Rate	435
Workout-Delayed Reimbursement Amount	420
WTNA	331
Y
Yield Maintenance Charge	377
Yield-Priced Certificates	346
Yield-Priced Expected Price	354
YM(#)	170
YM@(#)	171

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

A-1-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Originator	Mortgage Loan Seller(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code
1	Loan	Grand Canal Shoppes	Wells Fargo Bank, N.A.; Morgan Stanley Bank, N.A.; JPMorgan Chase Bank, National Association; Goldman Sachs Bank USA	WFB/UBS AG	No	3327 & 3377 Las Vegas Boulevard South	Las Vegas	Clark	NV	89109
2	Loan	Phoenix Industrial Portfolio II	UBS AG	UBS AG	No	Various	Various	Various	Various	Various
2.01	Property	Flint	UBS AG	UBS AG	No	4444 West Maple Avenue	Flint	Genesee	MI	48507
2.02	Property	Beloit	UBS AG	UBS AG	No	1 Reynolds Drive	Beloit	Rock	WI	53511
2.03	Property	Jefferson	UBS AG	UBS AG	No	351 Collins Road	Jefferson	Jefferson	WI	53549
2.04	Property	DuBois	UBS AG	UBS AG	No	851-891 Beaver Drive	DuBois	Pennsylvania	PA	15801
2.05	Property	Huntsville	UBS AG	UBS AG	No	1000 James Record Road	Huntsville	Madison	AL	35824
3	Loan	600 & 620 National Avenue	Wells Fargo Bank, National Association; JP Morgan Chase Bank, National Association	WFB	No	600 & 620 National Avenue	Mountain View	Santa Clara	CA	94043
4	Loan	Phoenix Industrial Portfolio I	UBS AG	UBS AG	No	Various	Various	Various	Various	Various
4.01	Property	Emerson	UBS AG	UBS AG	No	5555 South Packard Avenue	Cudahy	Milwaukee	WI	53110
4.02	Property	St Francis	UBS AG	UBS AG	No	4051 South Iowa Avenue & 4120 South Kansas Avenue	Saint Francis	Milwaukee	WI	53235
4.03	Property	Delta	UBS AG	UBS AG	No	4931 Denton Fly Road	Milan	Gibson	TN	38358
5	Loan	10000 Santa Monica Boulevard	Natixis Real Estate Capital LLC	UBS AG	No	10000 Santa Monica Boulevard	Los Angeles	Los Angeles	CA	90067
6	Loan	Global Data Center	Wells Fargo Bank, National Association	WFB	No	101 Troutman Road	Collegeville	Montgomery	PA	19426
7	Loan	Waramaug Florida Hotel Portfolio	BSPRT CMBS Finance, LLC	RREF	No	Various	Various	Various	FL	Various
7.01	Property	Residence Inn – Port St. Lucie	BSPRT CMBS Finance, LLC	RREF	No	1920 Southwest Fountainview Boulevard	Port St. Lucie	St. Lucie	FL	34986
7.02	Property	Springhill Suites – Tallahassee Central	BSPRT CMBS Finance, LLC	RREF	No	1300 Executive Center Drive	Tallahassee	Leon	FL	32301
8	Loan	The Chantilly Office Portfolio	UBS AG	UBS AG	No	Various	Chantilly	Fairfax	VA	20151
8.01	Property	Stoneleigh I	UBS AG	UBS AG	No	4800 Westfields Boulevard	Chantilly	Fairfax	VA	20151
8.02	Property	Stoneleigh II	UBS AG	UBS AG	No	4840 Westfields Boulevard	Chantilly	Fairfax	VA	20151
8.03	Property	Glenview II	UBS AG	UBS AG	No	14155 Newbrook Drive	Chantilly	Fairfax	VA	20151
8.04	Property	Glenview I	UBS AG	UBS AG	No	14151 Newbrook Drive	Chantilly	Fairfax	VA	20151
8.05	Property	Glenbrook III	UBS AG	UBS AG	No	14150 Newbrook Drive	Chantilly	Fairfax	VA	20151
9	Loan	Fresenius Salt Lake	LCF	LCF	No	3702 S. State Street	Salt Lake City	South Salt Lake	UT	84115
10	Loan	Centrepointe Plaza	RMF	RMF	No	1040-1100 South Mt. Vernon Avenue	Colton	San Bernardino	CA	92324
11	Loan	Nostrand Place	BSPRT CMBS Finance, LLC	RREF	No	3780-3858 Nostrand Avenue	Brooklyn	Kings	NY	11235
12	Loan	Chelmsford MHC	LCF	LCF	No	270 Littleton Road	Chelmsford	Middlesex	MA	1824
13	Loan	Eagle Point Village Apartments	RMF	RMF	No	830 Allonby Road	Fayetteville	Cumberland	NC	28314
14	Loan	The Black Building	CIBC Inc.	CIBC	No	5701 Time Square Boulevard	Amarillo	Randall	TX	79119
15	Loan	10-12 Celina Avenue	CIBC Inc.	CIBC	No	10-12 Celina Avenue	Nashua	Hillsborough	NH	3063
16	Loan	SpringHill Suites Corona Riverside	RMF	RMF	No	2025 Compton Avenue	Corona	Riverside	CA	92881
17	Loan	Smoke Tree Village and Smoke Tree Commons	RMF	RMF	No	Various	Palm Springs	Riverside	CA	92264
17.01	Property	Smoke Tree Commons	RMF	RMF	No	2465 East Palm Canyon Drive	Palm Springs	Riverside	CA	92264
17.02	Property	Smoke Tree Village	RMF	RMF	No	1733-1793 East Palm Canyon Drive	Palm Springs	Riverside	CA	92264
18	Loan	CIRE Equity Retail & Industrial Portfolio	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	Various	Various	Various	Various	Various
18.01	Property	Wood Village Town Center	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	22557 Northeast Park Lane	Wood Village	Multnomah	OR	97060
18.02	Property	Pecan Promenade	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	2735-2755 South 99th Avenue and 9820-9870 West Lower Buckeye Road	Tolleson	Maricopa	AZ	85353
18.03	Property	Valley Plaza	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	3115 South McClintock Drive	Tempe	Maricopa	AZ	85282
18.04	Property	Pear Tree	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	504 East Perkins Street	Ukiah	Mendocino	CA	95482
18.05	Property	Glendale Market Square	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	5840, 5870, 5880, 5890 West Bell Road and 17045 North 59th Avenue	Glendale	Maricopa	AZ	85308
18.06	Property	Central Park Shopping Center	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	7425-7719 East Iliff Avenue and 2150 South Quebec Street	Unincorporated Arapahoe	Unincorporated Arapahoe	CO	80231
18.07	Property	Val Vista Towne Center	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	1395-1505 East Warner Road	Gilbert	Maricopa	AZ	85296
18.08	Property	2641 Hall Ave - Riverside, CA	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	2641 Hall Avenue	Riverside	Riverside	CA	92509
18.09	Property	606 W Troy - Indianapolis, IN	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	606 West Troy Avenue	Indianapolis	Marion	IN	46225
18.10	Property	Homeland - Bartow, FL	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	5700 US Highway 17 South	Bartow	Polk	FL	33830
18.11	Property	2621 Hall Ave - Riverside, CA	Deutsche Bank AG, New York Branch; UBS AG	UBS AG	No	2621 Hall Avenue	Riverside	Riverside	CA	92509
19	Loan	Courtyard by Marriott Mt. Juliet	CIBC Inc.	CIBC	No	1980 Providence Parkway	Mount Juliet	Wilson	TN	37122
20	Loan	Hudson River Hotel	LCF	LCF	No	442 West 36th Street	New York	New York	NY	10018
21	Loan	Hampton Inn & Suites Mt. Juliet	CIBC Inc.	CIBC	No	5001 Crossings Circle	Mount Juliet	Wilson	TN	37122
22	Loan	Gateway Tower	UBS AG	UBS AG	No	1 Memorial Drive	St Louis	St. Louis City	MO	63102
23	Loan	Gatlin Retail Portfolio	BSPRT CMBS Finance, LLC	RREF	No	Various	Various	Various	Various	Various
23.01	Property	The Forum at Gateways	BSPRT CMBS Finance, LLC	RREF	No	44575 Mound Road	Sterling Heights	Macomb	MI	48314
23.02	Property	Wilson Square Shopping Center	BSPRT CMBS Finance, LLC	RREF	No	6855 Wilson Boulevard	Jacksonville	Duval	FL	32210
24	Loan	Ambler Yards	UBS AG	UBS AG	No	300 Brookside Avenue	Ambler	Montgomery	PA	19002
25	Loan	Blackmore Marketplace	UBS AG	UBS AG	No	5030-5040, 5063, 5091 East 2nd Street and 401-555 Newport Road	Casper	Natrona	WY	82609
26	Loan	Maui Portfolio	UBS AG	UBS AG	No	Various	Various	Maui	HI	Various
26.01	Property	Maui Beach Hotel	UBS AG	UBS AG	No	170 West Kaahumanu Avenue	Kahului	Maui	HI	96732
26.02	Property	Maui Nui Golf Course	UBS AG	UBS AG	No	470 Lipoa Parkway	Kihei	Maui	HI	96753
27	Loan	Motus Headquarters	LCF	LCF	No	88 East 48th Street	Holland	Allegan	MI	49423
28	Loan	Comfort Inn & Suites - Seattle	UBS AG	UBS AG	No	19333 International Boulevard	SeaTac	King	WA	98188
29	Loan	Landing at Fancher Creek	Wells Fargo Bank, National Association	WFB	No	921 North Peach Avenue	Fresno	Fresno	CA	93727
30	Loan	The Bijou Building	Wells Fargo Bank, National Association	WFB	No	1221-1235 Hermosa Avenue	Hermosa Beach	Los Angeles	CA	90254
31	Loan	Howell Industrial Portfolio	LCF	LCF	No	1051-1199 Austin Court	Howell	Livingston	MI	48843
31.01	Property	Hatch Stamping	LCF	LCF	No	1051 Austin Court	Howell	Livingston	MI	48843
31.02	Property	TK Holdings	LCF	LCF	No	1199 Austin Court	Howell	Livingston	MI	48843
32	Loan	Pikeville Commons	LCF	LCF	No	111 Justice Way	Pikeville	Pike	KY	41501
33	Loan	Courtyard by Marriott Secaucus	BSPRT CMBS Finance, LLC	RREF	No	455 Harmon Meadow Boulevard	Secaucus	Hudson	NJ	7094
34	Loan	Meidinger Tower	UBS AG	UBS AG	No	462 South 4th Street	Louisville	Louisville/Jefferson	KY	40202
35	Loan	The Cliffs at Waterford	BSPRT CMBS Finance, LLC	RREF	No	859 Cliff Circle	Spring Lake	Cumberland	NC	28390
36	Loan	Staybridge Suites Benton Harbor	BSPRT CMBS Finance, LLC	RREF	No	1275 Cinema Way	Benton Harbor	Berrien	MI	49022
37	Loan	Home2 Suites Cartersville	RMF	RMF	No	1320 East Main Street	Cartersville	Bartow	GA	30120

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Mortgage Loan Originator	Mortgage Loan Seller(1)	Cross-Collateralized and Cross-Defaulted	Address	City	County	State	Zip Code
38	Loan	Corporate Place	Wells Fargo Bank, National Association	WFB	No	3150 Corporate Place	Hayward	Alameda	CA	94545
39	Loan	New Hampshire Self Storage Portfolio	RMF	RMF	No	Various	Various	Rockingham	NH	Various
39.01	Property	Seacoast Self Storage	RMF	RMF	No	219 Lafayette Road	North Hampton	Rockingham	NH	3862
39.02	Property	Derry Self Storage	RMF	RMF	No	23 Ashleigh Drive	Derry	Rockingham	NH	3038
40	Loan	Springhill Suites Auburn Hills	BSPRT CMBS Finance, LLC	RREF	No	4919 Interpark Drive	Lake Orion	Oakland	MI	48359
41	Loan	San Antonio Hotel Portfolio	CIBC Inc.	CIBC	No	Various	Various	Bexar	TX	Various
41.01	Property	La Quinta San Antonio	CIBC Inc.	CIBC	No	6111 Interstate Highway 10 East	San Antonio	Bexar	TX	78219
41.02	Property	Best Western Elmendorf	CIBC Inc.	CIBC	No	20015 Eagle Ford Way	Elmendorf	Bexar	TX	78112
42	Loan	Best Western El Grande Inn	CIBC Inc.	CIBC	No	15135 Lakeshore Drive	Clearlake	Lake	CA	95422
43	Loan	MainStay Suites Grantville Hershey	RMF	RMF	No	105 Kelley Court	Grantville	Dauphin	PA	17028
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	RMF	RMF	No	3060 U.S. Highway 19	Holiday	Pasco	FL	34691
45	Loan	Indian Lake West Plaza	RMF	RMF	No	259 Indian Lake Boulevard	Hendersonville	Sumner	TN	37075
46	Loan	El Segundo Plaza	UBS AG	UBS AG	No	215-275 Main Street	El Segundo	Los Angeles	CA	90245
47	Loan	Hampton Inn Belton	RMF	RMF	No	16410 Cornerstone Drive	Belton	Cass	MO	64012
48	Loan	87 East 4th Street	LCF	LCF	No	87 East 4th Street	New York	New York	NY	10003
49	Loan	Norman’s Crossing	UBS AG	UBS AG	No	365 Peachtree Parkway	Cumming	Forsyth	GA	30041
50	Loan	Windsor Park Apartments	Wells Fargo Bank, National Association	WFB	No	3001 Arroyo Drive	Victoria	Victoria	TX	77901
51	Loan	Walgreens Douglasville	LCF	LCF	No	3851 Chapel Hill Road	Douglasville	Douglas	GA	30135
52	Loan	Northern Hills Shopping Center	RMF	RMF	No	12311 Nacogdoches Road	San Antonio	Bexar	TX	78217
53	Loan	Webb’s Plaza	RMF	RMF	No	800-850 3rd Avenue South	Saint Petersburg	Pinellas	FL	33701
54	Loan	Walgreens Tupelo	LCF	LCF	No	834 Barnes Crossing Road	Tupelo	Lee	MS	38804
55	Loan	Best Western Plus - Newport News	RMF	RMF	No	500 Operations Drive	Newport News	City of Newport News	VA	23602
56	Loan	Nut Tree 1670	Wells Fargo Bank, National Association	WFB	No	1670 East Monte Vista Avenue	Vacaville	Solano	CA	95687
57	Loan	Parkway Village West	UBS AG	UBS AG	No	3071-3141 South Perkins Road & 4660-4690 Knight Arnold Road	Memphis	Shelby	TN	38118
58	Loan	Walgreens Lexington	LCF	LCF	No	5220 Sunset Boulevard	Lexington	Lexington	SC	29072
59	Loan	Military Plaza	RMF	RMF	No	1456 - 1528 Military Road	Benton	Saline	AR	72015
60	Loan	Ashgrove Apartments	RMF	RMF	No	481 Hambrick Road	Stone Mountain	DeKalb	GA	30083
61	Loan	Eagle Springs Professional Center	RMF	RMF	No	5510 and 5514 Atascocita Road	Humble	Harris	TX	77346
62	Loan	Safe and Sound Storage	BSPRT CMBS Finance, LLC	RREF	No	9807 Maurice Avenue	Maurice	Vermilion	LA	70555
63	Loan	Twin Oaks Apartments	BSPRT CMBS Finance, LLC	RREF	No	915, 935 and 1015 South Court Street	Circleville	Pickaway	OH	43113
64	Loan	Cavalier Manor Apartments	BSPRT CMBS Finance, LLC	RREF	No	24563 Kelly Road	Eastpointe	Macomb	MI	48021
65	Loan	Ludington Retail Center	UBS AG	UBS AG	No	5530-5560 West US-10	Ludington	Mason	MI	49431
66	Loan	Dollar General Fayette	LCF	LCF	No	599 South Church Street	Fayette	Howard	MO	65248
67	Loan	FedEx Muncie	BSPRT CMBS Finance, LLC	RREF	No	3801 South Cowan Road	Muncie	Delaware	IN	47302
68	Loan	Dollar General Centralia	LCF	LCF	No	1948 East McCord Street	Centralia	Marion	IL	62801
69	Loan	Dollar General Hubbard Lake	LCF	LCF	No	1697 West Hubert Street	Hubbard Lake	Alcona	MI	49747
70	Loan	Dollar General Trenton	LCF	LCF	No	201 Main Street	Trenton	Grundy	MO	64683

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	General Property Type	Specific Property Type	Number of Properties	Year Built	Year Renovated	Number of Units(20)	Unit of Measure(20)	Cut-off Date Balance Per Unit/SF(3)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date
1	Loan	Grand Canal Shoppes	Retail	Specialty Retail	1	1999	2007	759,891	Sq. Ft.	1,000	50,384,615	50,384,615	6.2%	7/1/2029	50,384,615	No	N/A	6/3/2019	8/1/2019
2	Loan	Phoenix Industrial Portfolio II	Industrial	Various	5	Various	Various	2,390,648	Sq. Ft.	28	40,000,000	40,000,000	5.0%	10/6/2029	34,974,966	No	N/A	9/10/2019	11/6/2019
2.01	Property	Flint	Industrial	Manufacturing	1	2006	N/A	460,000	Sq. Ft.		9,770,992	9,770,992	1.2%		8,543,503
2.02	Property	Beloit	Industrial	Warehouse	1	1974	2011	413,903	Sq. Ft.		8,462,377	8,462,377	1.0%		7,399,284
2.03	Property	Jefferson	Industrial	Warehouse	1	1995-2014	N/A	591,840	Sq. Ft.		8,375,136	8,375,136	1.0%		7,323,003
2.04	Property	DuBois	Industrial	Warehouse	1	1961; 1988	1988	612,800	Sq. Ft.		8,375,136	8,375,136	1.0%		7,323,003
2.05	Property	Huntsville	Industrial	Warehouse	1	1976	2017	312,105	Sq. Ft.		5,016,358	5,016,358	0.6%		4,386,173
3	Loan	600 & 620 National Avenue	Office	Suburban	1	2017	N/A	151,064	Sq. Ft.	913	38,950,000	38,950,000	4.8%	9/11/2029	38,950,000	No	N/A	9/11/2019	10/11/2019
4	Loan	Phoenix Industrial Portfolio I	Industrial	Warehouse	3	Various	Various	1,181,569	Sq. Ft.	28	33,000,000	32,950,297	4.1%	9/6/2029	25,976,518	No	N/A	8/9/2019	10/6/2019
4.01	Property	Emerson	Industrial	Warehouse	1	1952	1995-1996; 2016-2017	435,695	Sq. Ft.		16,790,000	16,764,712	2.1%		13,216,538
4.02	Property	St Francis	Industrial	Warehouse	1	1940; 1997	1970; 1992	398,987	Sq. Ft.		11,750,000	11,732,303	1.5%		9,249,215
4.03	Property	Delta	Industrial	Warehouse	1	1989-1992	2019	346,887	Sq. Ft.		4,460,000	4,453,283	0.6%		3,510,766
5	Loan	10000 Santa Monica Boulevard	Multifamily	High Rise	1	2017	N/A	281	Units	782,918	25,000,000	25,000,000	3.1%	5/6/2029	25,000,000	No	N/A	4/12/2019	6/6/2019
6	Loan	Global Data Center	Other	Data Center	1	2009	N/A	203,702	Sq. Ft.	182	25,000,000	25,000,000	3.1%	8/11/2029	25,000,000	No	N/A	8/6/2019	9/11/2019
7	Loan	Waramaug Florida Hotel Portfolio	Hospitality	Various	2	Various	2016	213	Rooms	114,554	24,400,000	24,400,000	3.0%	9/6/2029	21,132,241	No	N/A	8/23/2019	10/6/2019
7.01	Property	Residence Inn – Port St. Lucie	Hospitality	Extended Stay	1	2009	2016	125	Rooms		14,400,000	14,400,000	1.8%		12,471,487
7.02	Property	Springhill Suites – Tallahassee Central	Hospitality	Limited Service	1	2008	2016	88	Rooms		10,000,000	10,000,000	1.2%		8,660,755
8	Loan	The Chantilly Office Portfolio	Office	Suburban	5	Various	N/A	429,126	Sq. Ft.	108	24,000,000	24,000,000	3.0%	6/6/2029	24,000,000	No	N/A	5/16/2019	7/6/2019
8.01	Property	Stoneleigh I	Office	Suburban	1	2006	N/A	109,598	Sq. Ft.		6,130,744	6,130,744	0.8%		6,130,744
8.02	Property	Stoneleigh II	Office	Suburban	1	2006	N/A	106,547	Sq. Ft.		5,959,871	5,959,871	0.7%		5,959,871
8.03	Property	Glenview II	Office	Suburban	1	2000	N/A	77,427	Sq. Ft.		4,328,803	4,328,803	0.5%		4,328,803
8.04	Property	Glenview I	Office	Suburban	1	2000	N/A	76,760	Sq. Ft.		4,292,557	4,292,557	0.5%		4,292,557
8.05	Property	Glenbrook III	Office	Suburban	1	2000	N/A	58,794	Sq. Ft.		3,288,026	3,288,026	0.4%		3,288,026
9	Loan	Fresenius Salt Lake	Office	Medical	1	2018	N/A	51,591	Sq. Ft.	407	21,000,000	20,973,336	2.6%	9/6/2029	17,095,410	No	N/A	9/6/2019	10/6/2019
10	Loan	Centrepointe Plaza	Retail	Anchored	1	1992	2006; 2018	115,424	Sq. Ft.	178	20,500,000	20,500,000	2.5%	7/6/2029	17,671,134	No	N/A	7/1/2019	8/6/2019
11	Loan	Nostrand Place	Mixed Use	Retail/Office	1	1959	2018	70,293	Sq. Ft.	284	19,995,000	19,995,000	2.5%	9/6/2029	18,221,977	No	N/A	8/22/2019	10/6/2019
12	Loan	Chelmsford MHC	Manufactured Housing Community	Manufactured Housing Community	1	1974	N/A	254	Pads	71,654	18,200,000	18,200,000	2.3%	8/6/2029	16,500,928	No	N/A	8/1/2019	9/6/2019
13	Loan	Eagle Point Village Apartments	Multifamily	Garden	1	2006	N/A	300	Units	58,000	17,400,000	17,400,000	2.2%	8/6/2029	15,493,525	No	N/A	7/30/2019	9/6/2019
14	Loan	The Black Building	Mixed Use	Retail/Office	1	2017	N/A	124,023	Sq. Ft.	134	16,650,000	16,650,000	2.1%	10/1/2029	14,395,930	No	N/A	9/11/2019	11/1/2019
15	Loan	10-12 Celina Avenue	Industrial	Warehouse	1	1979	1997	321,800	Sq. Ft.	51	16,510,000	16,510,000	2.0%	8/1/2029	16,510,000	No	N/A	7/30/2019	9/1/2019
16	Loan	SpringHill Suites Corona Riverside	Hospitality	Limited Service	1	2009	2016-2017	130	Rooms	115,503	15,050,000	15,015,357	1.9%	8/6/2029	12,346,896	No	N/A	7/18/2019	9/6/2019
17	Loan	Smoke Tree Village and Smoke Tree Commons	Retail	Anchored	2	Various	N/A	281,235	Sq. Ft.	126	15,000,000	15,000,000	1.9%	7/6/2029	13,766,439	No	N/A	7/8/2019	8/6/2019
17.01	Property	Smoke Tree Commons	Retail	Anchored	1	2008	N/A	171,479	Sq. Ft.		9,146,034	9,146,034	1.1%		8,393,888
17.02	Property	Smoke Tree Village	Retail	Anchored	1	1967	N/A	109,756	Sq. Ft.		5,853,966	5,853,966	0.7%		5,372,551
18	Loan	CIRE Equity Retail & Industrial Portfolio	Various	Various	11	Various	Various	1,190,355	Sq. Ft.	108	15,000,000	15,000,000	1.9%	6/6/2029	15,000,000	No	N/A	5/9/2019	7/6/2019
18.01	Property	Wood Village Town Center	Retail	Anchored	1	2006	N/A	137,105	Sq. Ft.		2,472,047	2,472,047	0.3%		2,472,047
18.02	Property	Pecan Promenade	Retail	Anchored	1	2006	N/A	141,485	Sq. Ft.		2,297,970	2,297,970	0.3%		2,297,970
18.03	Property	Valley Plaza	Retail	Anchored	1	1991	N/A	146,226	Sq. Ft.		2,090,509	2,090,509	0.3%		2,090,509
18.04	Property	Pear Tree	Retail	Anchored	1	1977	1998	197,437	Sq. Ft.		1,947,433	1,947,433	0.2%		1,947,433
18.05	Property	Glendale Market Square	Retail	Anchored	1	1988	N/A	185,907	Sq. Ft.		1,844,099	1,844,099	0.2%		1,844,099
18.06	Property	Central Park Shopping Center	Retail	Anchored	1	1986	N/A	147,563	Sq. Ft.		1,677,177	1,677,177	0.2%		1,677,177
18.07	Property	Val Vista Towne Center	Retail	Anchored	1	2000	N/A	93,352	Sq. Ft.		1,478,459	1,478,459	0.2%		1,478,459
18.08	Property	2641 Hall Ave - Riverside, CA	Industrial	Warehouse	1	1987; 2014	N/A	34,982	Sq. Ft.		436,352	436,352	0.1%		436,352
18.09	Property	606 W Troy - Indianapolis, IN	Industrial	Warehouse	1	1967	1989	22,860	Sq. Ft.		325,897	325,897	0.0%		325,897
18.10	Property	Homeland - Bartow, FL	Industrial	Warehouse	1	1983	N/A	67,438	Sq. Ft.		230,512	230,512	0.0%		230,512
18.11	Property	2621 Hall Ave - Riverside, CA	Industrial	Warehouse	1	1990	N/A	16,000	Sq. Ft.		199,544	199,544	0.0%		199,544
19	Loan	Courtyard by Marriott Mt. Juliet	Hospitality	Limited Service	1	2016	N/A	96	Rooms	154,583	14,840,000	14,840,000	1.8%	10/1/2029	11,768,136	No	N/A	9/11/2019	11/1/2019
20	Loan	Hudson River Hotel	Hospitality	Limited Service	1	1999	N/A	56	Rooms	253,278	14,200,000	14,183,560	1.8%	9/6/2029	11,751,245	No	N/A	9/3/2019	10/6/2019
21	Loan	Hampton Inn & Suites Mt. Juliet	Hospitality	Limited Service	1	2008	2017; 2018	108	Rooms	128,519	13,880,000	13,880,000	1.7%	10/1/2029	11,058,672	No	N/A	9/11/2019	11/1/2019
22	Loan	Gateway Tower	Office	CBD	1	1966	2014	213,229	Sq. Ft.	65	13,850,000	13,850,000	1.7%	9/6/2029	12,285,530	No	N/A	9/11/2019	10/6/2019
23	Loan	Gatlin Retail Portfolio	Retail	Anchored	2	Various	Various	324,261	Sq. Ft.	73	13,775,000	13,775,000	1.7%	10/6/2029	10,919,617	No	N/A	9/13/2019	11/6/2019
23.01	Property	The Forum at Gateways	Retail	Anchored	1	1998-1999	2002	256,212	Sq. Ft.		9,444,059	9,444,059	1.2%		7,486,425
23.02	Property	Wilson Square Shopping Center	Retail	Anchored	1	1987	2013;2019	68,049	Sq. Ft.		4,330,941	4,330,941	0.5%		3,433,192
24	Loan	Ambler Yards	Mixed Use	Industrial/Office	1	1950	2016	246,205	Sq. Ft.	95	13,300,000	13,300,000	1.6%	6/6/2029	11,434,543	No	N/A	5/9/2019	7/6/2019
25	Loan	Blackmore Marketplace	Retail	Anchored	1	2013	N/A	163,926	Sq. Ft.	141	13,100,000	13,100,000	1.6%	8/6/2029	11,050,516	No	N/A	8/9/2019	9/6/2019
26	Loan	Maui Portfolio	Various	Various	2	Various	N/A	147	Various	193,878	12,500,000	12,500,000	1.5%	6/6/2029	11,241,246	No	N/A	5/22/2019	7/6/2019
26.01	Property	Maui Beach Hotel	Hospitality	Full Service	1	1968; 1970	N/A	147	Rooms		8,289,474	8,289,474	1.0%		7,454,721
26.02	Property	Maui Nui Golf Course	Other	Golf Course	1	1987	N/A	178	Acres		4,210,526	4,210,526	0.5%		3,786,525
27	Loan	Motus Headquarters	Industrial	Warehouse	1	1995	2004	320,333	Sq. Ft.	38	12,200,000	12,200,000	1.5%	7/6/2029	12,200,000	No	N/A	6/21/2019	8/6/2019
28	Loan	Comfort Inn & Suites - Seattle	Hospitality	Limited Service	1	1987	2017-2018	119	Rooms	97,353	11,600,000	11,585,000	1.4%	9/6/2029	9,411,241	No	N/A	9/9/2019	10/6/2019
29	Loan	Landing at Fancher Creek	Multifamily	Garden	1	1986	2019	476	Units	66,176	11,500,000	11,500,000	1.4%	9/11/2029	9,746,980	No	N/A	9/11/2019	10/11/2019
30	Loan	The Bijou Building	Mixed Use	Retail/Office	1	1923	2000	22,801	Sq. Ft.	500	11,400,000	11,400,000	1.4%	8/11/2029	11,400,000	No	N/A	8/5/2019	9/11/2019
31	Loan	Howell Industrial Portfolio	Industrial	Various	2	Various	Various	212,500	Sq. Ft.	53	11,250,000	11,235,585	1.4%	9/6/2029	9,142,795	No	N/A	8/29/2019	10/6/2019
31.01	Property	Hatch Stamping	Industrial	Manufacturing	1	2005	2019	100,000	Sq. Ft.		6,350,000	6,341,863	0.8%		5,160,600
31.02	Property	TK Holdings	Industrial	Warehouse/Distribution	1	1999	2013	112,500	Sq. Ft.		4,900,000	4,893,721	0.6%		3,982,195
32	Loan	Pikeville Commons	Mixed Use	Multifamily/Retail	1	2014	N/A	121,165	Sq. Ft.	90	10,900,000	10,880,890	1.3%	9/6/2029	8,063,673	No	N/A	8/30/2019	10/6/2019
33	Loan	Courtyard by Marriott Secaucus	Hospitality	Limited Service	1	1989	2019	168	Rooms	89,286	10,000,000	10,000,000	1.2%	10/6/2029	7,270,221	No	N/A	9/12/2019	11/6/2019
34	Loan	Meidinger Tower	Office	CBD	1	1982	2006	331,054	Sq. Ft.	85	9,000,000	9,000,000	1.1%	7/6/2029	8,065,327	No	N/A	7/9/2019	8/6/2019
35	Loan	The Cliffs at Waterford	Multifamily	Garden	1	2010-2011	N/A	144	Units	60,069	8,650,000	8,650,000	1.1%	10/6/2029	8,650,000	No	N/A	9/11/2019	11/6/2019
36	Loan	Staybridge Suites Benton Harbor	Hospitality	Extended Stay	1	2017	N/A	88	Rooms	96,464	8,500,000	8,488,807	1.1%	9/6/2029	6,872,608	No	N/A	8/13/2019	10/6/2019
37	Loan	Home2 Suites Cartersville	Hospitality	Limited Service	1	2016	N/A	80	Rooms	105,981	8,500,000	8,478,509	1.1%	8/6/2029	6,865,958	No	N/A	7/15/2019	9/6/2019

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	General Property Type	Specific Property Type	Number of Properties	Year Built	Year Renovated	Number of Units(20)	Unit of Measure(20)	Cut-off Date Balance Per Unit/SF(3)	Original Balance(3)	Cut-off Date Balance(3)	% of Aggregate Cut-off Date Balance	Maturity Date or Anticipated Repayment Date	Maturity Balance	ARD	Final Maturity Date	Origination Date	First Pay Date
38	Loan	Corporate Place	Industrial	Flex	1	2000	N/A	86,613	Sq. Ft.	95	8,250,000	8,250,000	1.0%	8/11/2029	8,250,000	No	N/A	7/19/2019	9/11/2019
39	Loan	New Hampshire Self Storage Portfolio	Self Storage	Self Storage	2	Various	N/A	115,372	Sq. Ft.	72	8,250,000	8,250,000	1.0%	8/6/2024	8,250,000	No	N/A	7/18/2019	9/6/2019
39.01	Property	Seacoast Self Storage	Self Storage	Self Storage	1	2017	N/A	58,192	Sq. Ft.		4,600,000	4,600,000	0.6%		4,600,000
39.02	Property	Derry Self Storage	Self Storage	Self Storage	1	2016	N/A	57,180	Sq. Ft.		3,650,000	3,650,000	0.5%		3,650,000
40	Loan	Springhill Suites Auburn Hills	Hospitality	Select Service	1	2009	2016	102	Rooms	80,671	8,250,000	8,228,420	1.0%	8/6/2029	6,624,686	No	N/A	8/5/2019	9/6/2019
41	Loan	San Antonio Hotel Portfolio	Hospitality	Limited Service	2	Various	N/A	127	Rooms	56,299	7,150,000	7,150,000	0.9%	10/1/2029	5,567,399	No	N/A	9/4/2019	11/1/2019
41.01	Property	La Quinta San Antonio	Hospitality	Limited Service	1	2016	N/A	64	Rooms		4,000,000	4,000,000	0.5%		3,114,629
41.02	Property	Best Western Elmendorf	Hospitality	Limited Service	1	2015	N/A	63	Rooms		3,150,000	3,150,000	0.4%		2,452,770
42	Loan	Best Western El Grande Inn	Hospitality	Limited Service	1	1985	2019	68	Rooms	104,412	7,100,000	7,100,000	0.9%	10/1/2029	5,691,146	No	N/A	9/5/2019	11/1/2019
43	Loan	MainStay Suites Grantville Hershey	Hospitality	Extended Stay	1	2008	2019	64	Rooms	109,111	7,000,000	6,983,107	0.9%	8/6/2029	5,698,875	No	N/A	7/31/2019	9/6/2019
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	Hospitality	Limited Service	1	2011	2017-2018	78	Rooms	89,518	7,000,000	6,982,408	0.9%	8/6/2029	5,660,170	No	N/A	7/18/2019	9/6/2019
45	Loan	Indian Lake West Plaza	Retail	Shadow Anchored	1	2015	N/A	41,328	Sq. Ft.	157	6,500,000	6,500,000	0.8%	8/6/2029	5,406,436	No	N/A	7/31/2019	9/6/2019
46	Loan	El Segundo Plaza	Retail	Unanchored	1	1956	N/A	24,022	Sq. Ft.	263	6,350,000	6,325,208	0.8%	8/6/2029	4,535,702	No	N/A	7/18/2019	9/6/2019
47	Loan	Hampton Inn Belton	Hospitality	Limited Service	1	2013	N/A	80	Rooms	76,701	6,150,000	6,136,048	0.8%	8/6/2029	5,057,019	No	N/A	7/17/2019	9/6/2019
48	Loan	87 East 4th Street	Mixed Use	Multifamily/Retail	1	1900	N/A	5,811	Sq. Ft.	1,050	6,100,000	6,100,000	0.8%	9/6/2029	6,100,000	No	N/A	8/27/2019	10/6/2019
49	Loan	Norman’s Crossing	Retail	Unanchored	1	2019	N/A	5,750	Sq. Ft.	896	5,150,000	5,150,000	0.6%	9/6/2029	5,150,000	No	N/A	8/27/2019	10/6/2019
50	Loan	Windsor Park Apartments	Multifamily	Garden	1	1978	2018	80	Units	62,500	5,000,000	5,000,000	0.6%	8/11/2029	4,568,714	No	N/A	8/9/2019	9/11/2019
51	Loan	Walgreens Douglasville	Retail	Single Tenant	1	2008	N/A	13,434	Sq. Ft.	346	4,650,000	4,650,000	0.6%	9/6/2029	4,650,000	Yes	10/6/2033	9/6/2019	10/6/2019
52	Loan	Northern Hills Shopping Center	Retail	Shadow Anchored	1	1983	N/A	19,833	Sq. Ft.	230	4,556,250	4,556,250	0.6%	8/6/2029	3,885,112	No	N/A	7/29/2019	9/6/2019
53	Loan	Webb’s Plaza	Retail	Unanchored	1	1987	N/A	62,339	Sq. Ft.	72	4,525,000	4,518,480	0.6%	9/6/2029	3,594,688	No	N/A	9/9/2019	10/6/2019
54	Loan	Walgreens Tupelo	Retail	Single Tenant	1	2008	N/A	14,691	Sq. Ft.	303	4,450,000	4,450,000	0.6%	9/6/2029	4,450,000	Yes	1/6/2033	9/6/2019	10/6/2019
55	Loan	Best Western Plus - Newport News	Hospitality	Limited Service	1	2006	2018	65	Rooms	67,574	4,400,000	4,392,332	0.5%	9/6/2029	3,259,914	No	N/A	8/23/2019	10/6/2019
56	Loan	Nut Tree 1670	Retail	Shadow Anchored	1	2017	N/A	9,592	Sq. Ft.	448	4,300,000	4,300,000	0.5%	8/11/2029	3,630,527	No	N/A	7/31/2019	9/11/2019
57	Loan	Parkway Village West	Retail	Anchored	1	1959	N/A	147,520	Sq. Ft.	29	4,228,000	4,228,000	0.5%	9/6/2029	3,596,276	No	N/A	9/10/2019	10/6/2019
58	Loan	Walgreens Lexington	Retail	Single Tenant	1	2008	N/A	14,820	Sq. Ft.	273	4,050,000	4,050,000	0.5%	9/6/2029	4,050,000	Yes	10/6/2034	9/6/2019	10/6/2019
59	Loan	Military Plaza	Retail	Anchored	1	1985	N/A	104,644	Sq. Ft.	36	3,750,000	3,750,000	0.5%	9/6/2029	3,408,929	No	N/A	8/23/2019	10/6/2019
60	Loan	Ashgrove Apartments	Multifamily	Garden	1	1984	N/A	92	Units	37,779	3,480,000	3,475,622	0.4%	9/6/2029	2,837,720	No	N/A	9/5/2019	10/6/2019
61	Loan	Eagle Springs Professional Center	Office	Suburban	1	2005	N/A	25,892	Sq. Ft.	129	3,350,000	3,350,000	0.4%	8/6/2029	2,918,895	No	N/A	8/6/2019	9/6/2019
62	Loan	Safe and Sound Storage	Self Storage	Self Storage	1	2012	N/A	59,470	Sq. Ft.	44	2,600,000	2,590,905	0.3%	8/6/2029	1,908,470	No	N/A	8/1/2019	9/6/2019
63	Loan	Twin Oaks Apartments	Multifamily	Garden	1	1978	2018	60	Units	41,944	2,520,000	2,516,621	0.3%	9/6/2029	2,030,495	No	N/A	8/14/2019	10/6/2019
64	Loan	Cavalier Manor Apartments	Multifamily	Garden	1	1958	N/A	66	Units	37,500	2,475,000	2,475,000	0.3%	10/6/2029	2,001,246	No	N/A	9/11/2019	11/6/2019
65	Loan	Ludington Retail Center	Retail	Unanchored	1	1975	1995	77,496	Sq. Ft.	31	2,377,500	2,371,762	0.3%	8/6/2029	1,935,583	No	N/A	8/6/2019	9/6/2019
66	Loan	Dollar General Fayette	Retail	Single Tenant	1	2019	N/A	10,566	Sq. Ft.	101	1,071,000	1,071,000	0.1%	9/6/2029	1,071,000	Yes	1/6/2034	9/6/2019	10/6/2019
67	Loan	FedEx Muncie	Industrial	Warehouse	1	1991	N/A	13,875	Sq. Ft.	68	950,000	950,000	0.1%	10/6/2029	699,953	No	N/A	9/12/2019	11/6/2019
68	Loan	Dollar General Centralia	Retail	Single Tenant	1	2019	N/A	9,002	Sq. Ft.	103	931,000	931,000	0.1%	9/6/2029	931,000	Yes	2/6/2034	9/6/2019	10/6/2019
69	Loan	Dollar General Hubbard Lake	Retail	Single Tenant	1	2019	N/A	9,026	Sq. Ft.	100	903,000	903,000	0.1%	9/6/2029	903,000	Yes	4/6/2034	9/6/2019	10/6/2019
70	Loan	Dollar General Trenton	Retail	Single Tenant	1	2019	N/A	9,100	Sq. Ft.	96	875,000	875,000	0.1%	9/6/2029	875,000	Yes	12/6/2033	9/6/2019	10/6/2019

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Payment Day	Gross Mortgage Rate	Total Administrative Fee	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(5)(6)	Grace Period Default	Grace Period Late
1	Loan	Grand Canal Shoppes	1	3.740800%	0.015170%	3.725630%	N/A	Actual/360	159,683.40	Full IO	120	117	120	117	0	0	3	LO(27);DEF(88);O(5)	0 (1 grace period of 2 business days every 12 month period)	0
2	Loan	Phoenix Industrial Portfolio II	6	4.450000%	0.013920%	4.436080%	N/A	Actual/360	201,487.50	Partial IO	120	120	36	36	360	360	0	LO(24);DEF(90);O(6)	0	0
2.01	Property	Flint
2.02	Property	Beloit
2.03	Property	Jefferson
2.04	Property	DuBois
2.05	Property	Huntsville
3	Loan	600 & 620 National Avenue	11	3.688000%	0.013920%	3.674080%	N/A	Actual/360	121,701.44	Full IO	120	119	120	119	0	0	1	LO(25);DEF(90);O(5)	0	0
4	Loan	Phoenix Industrial Portfolio I	6	3.750000%	0.013920%	3.736080%	N/A	Actual/360	152,828.15	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(89);O(6)	0	0
4.01	Property	Emerson
4.02	Property	St Francis
4.03	Property	Delta
5	Loan	10000 Santa Monica Boulevard	6	4.150000%	0.013920%	4.136080%	N/A	Actual/360	87,659.14	Full IO	120	115	120	115	0	0	5	LO(29);DEF(87);O(4)	0	0
6	Loan	Global Data Center	11	4.320000%	0.033920%	4.286080%	N/A	Actual/360	91,500.00	Full IO	120	118	120	118	0	0	2	LO(26);DEF(87);O(7)	0	0
7	Loan	Waramaug Florida Hotel Portfolio	6	4.050000%	0.013920%	4.036080%	N/A	Actual/360	117,193.77	Partial IO	120	119	36	35	360	360	1	LO(25);DEF(91);O(4)	0	0
7.01	Property	Residence Inn – Port St. Lucie
7.02	Property	Springhill Suites – Tallahassee Central
8	Loan	The Chantilly Office Portfolio	6	4.150000%	0.013920%	4.136080%	N/A	Actual/360	84,152.78	Full IO	120	116	120	116	0	0	4	LO(28);DEF(85);O(7)	0	0
8.01	Property	Stoneleigh I
8.02	Property	Stoneleigh II
8.03	Property	Glenview II
8.04	Property	Glenview I
8.05	Property	Glenbrook III
9	Loan	Fresenius Salt Lake	6	4.700000%	0.013920%	4.686080%	N/A	Actual/360	108,913.94	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(92);O(3)	0	0
10	Loan	Centrepointe Plaza	6	4.850000%	0.013920%	4.836080%	N/A	Actual/360	108,176.82	Partial IO	120	117	24	21	360	360	3	LO(27);DEF(88);O(5)	0	0
11	Loan	Nostrand Place	6	4.250000%	0.013920%	4.236080%	N/A	Actual/360	98,363.38	Partial IO	120	119	60	59	360	360	1	LO(25);DEF(91);O(4)	0	0
12	Loan	Chelmsford MHC	6	3.943000%	0.013920%	3.929080%	N/A	Actual/360	86,292.58	Partial IO	120	118	60	58	360	360	2	LO(26);DEF(90);O(4)	0	0
13	Loan	Eagle Point Village Apartments	6	4.200000%	0.013920%	4.186080%	N/A	Actual/360	85,088.99	Partial IO	120	118	48	46	360	360	2	LO(26);DEF(89);O(5)	0	0
14	Loan	The Black Building	1	3.980000%	0.013920%	3.966080%	N/A	Actual/360	79,297.79	Partial IO	120	120	36	36	360	360	0	LO(24);DEF(93);O(3)	7	7
15	Loan	10-12 Celina Avenue	1	4.180000%	0.013920%	4.166080%	N/A	Actual/360	58,308.58	Full IO	120	118	120	118	0	0	2	LO(26);DEF(89);O(5)	7	7
16	Loan	SpringHill Suites Corona Riverside	6	4.930000%	0.013920%	4.916080%	N/A	Actual/360	80,149.03	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(89);O(5)	0	0
17	Loan	Smoke Tree Village and Smoke Tree Commons	6	4.683000%	0.015170%	4.667830%	N/A	Actual/360	77,642.48	Partial IO	120	117	60	57	360	360	3	LO(24);YM1(92);O(4)	0	0
17.01	Property	Smoke Tree Commons
17.02	Property	Smoke Tree Village
18	Loan	CIRE Equity Retail & Industrial Portfolio	6	4.139000%	0.021620%	4.117380%	N/A	Actual/360	52,456.08	Full IO	120	116	120	116	0	0	4	LO(24);YM1(89);O(7)	0	0
18.01	Property	Wood Village Town Center
18.02	Property	Pecan Promenade
18.03	Property	Valley Plaza
18.04	Property	Pear Tree
18.05	Property	Glendale Market Square
18.06	Property	Central Park Shopping Center
18.07	Property	Val Vista Towne Center
18.08	Property	2641 Hall Ave - Riverside, CA
18.09	Property	606 W Troy - Indianapolis, IN
18.10	Property	Homeland - Bartow, FL
18.11	Property	2621 Hall Ave - Riverside, CA
19	Loan	Courtyard by Marriott Mt. Juliet	1	3.950000%	0.013920%	3.936080%	N/A	Actual/360	70,421.33	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	7	7
20	Loan	Hudson River Hotel	6	5.200000%	0.013920%	5.186080%	N/A	Actual/360	77,973.75	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(92);O(3)	0	0
21	Loan	Hampton Inn & Suites Mt. Juliet	1	4.080000%	0.013920%	4.066080%	N/A	Actual/360	66,907.00	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	7	7
22	Loan	Gateway Tower	6	4.015000%	0.013920%	4.001080%	N/A	Actual/360	66,241.84	Partial IO	120	119	48	47	360	360	1	LO(25);DEF(88);O(7)	0	0
23	Loan	Gatlin Retail Portfolio	6	3.940000%	0.013920%	3.926080%	N/A	Actual/360	65,288.36	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	0	0
23.01	Property	The Forum at Gateways
23.02	Property	Wilson Square Shopping Center
24	Loan	Ambler Yards	6	4.750000%	0.013920%	4.736080%	N/A	Actual/360	69,379.10	Partial IO	120	116	24	20	360	360	4	LO(28);DEF(87);O(5)	0	0
25	Loan	Blackmore Marketplace	6	4.048000%	0.013920%	4.034080%	N/A	Actual/360	62,904.46	Partial IO	120	118	24	22	360	360	2	LO(12);YM1(104);O(4)	0	0
26	Loan	Maui Portfolio	6	5.750000%	0.013920%	5.736080%	N/A	Actual/360	72,946.61	Partial IO	120	116	36	32	360	360	4	LO(28);DEF(85);O(7)	0	0
26.01	Property	Maui Beach Hotel
26.02	Property	Maui Nui Golf Course
27	Loan	Motus Headquarters	6	4.400000%	0.013920%	4.386080%	N/A	Actual/360	45,354.63	Full IO	120	117	120	117	0	0	3	LO(27);DEF(88);O(5)	0	0
28	Loan	Comfort Inn & Suites - Seattle	6	4.600000%	0.013920%	4.586080%	N/A	Actual/360	59,466.75	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
29	Loan	Landing at Fancher Creek	11	4.220000%	0.015170%	4.204830%	N/A	Actual/360	56,371.30	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)	0	0
30	Loan	The Bijou Building	11	3.800000%	0.013920%	3.786080%	N/A	Actual/360	36,701.67	Full IO	120	118	120	118	0	0	2	LO(26);DEF(90);O(4)	0	0
31	Loan	Howell Industrial Portfolio	6	4.650000%	0.013920%	4.636080%	N/A	Actual/360	58,009.14	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(90);O(5)	0	0
31.01	Property	Hatch Stamping
31.02	Property	TK Holdings
32	Loan	Pikeville Commons	6	4.710000%	0.013920%	4.696080%	N/A	Actual/360	61,892.28	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(92);O(3)	0	0
33	Loan	Courtyard by Marriott Secaucus	6	4.250000%	0.013920%	4.236080%	N/A	Actual/360	54,173.81	Amortizing	120	120	0	0	300	300	0	LO(24);YM1(92);O(4)	0	0
34	Loan	Meidinger Tower	6	4.520000%	0.013920%	4.506080%	N/A	Actual/360	45,708.69	Partial IO	120	117	48	45	360	360	3	LO(27);DEF(89);O(4)	0	0
35	Loan	The Cliffs at Waterford	6	3.880000%	0.013920%	3.866080%	N/A	Actual/360	28,356.78	Full IO	120	120	120	120	0	0	0	LO(24);DEF(92);O(4)	0	0
36	Loan	Staybridge Suites Benton Harbor	6	4.500000%	0.013920%	4.486080%	N/A	Actual/360	43,068.25	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(90);O(5)	0	0
37	Loan	Home2 Suites Cartersville	6	4.470000%	0.013920%	4.456080%	N/A	Actual/360	42,916.87	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Payment Day	Gross Mortgage Rate	Total Administrative Fee	Net Mortgage Rate	ARD Rate	Interest Accrual Method	Monthly Debt Service Payment	Amortization Type	Original Term to Maturity or ARD	Remaining Term to Maturity or ARD	Original IO Term	Remaining IO Term	Original Amortization Term	Remaining Amortization Term	Seasoning	Prepayment Provisions(5)(6)	Grace Period Default	Grace Period Late
38	Loan	Corporate Place	11	3.500000%	0.013920%	3.486080%	N/A	Actual/360	24,463.54	Full IO	120	118	120	118	0	0	2	LO(26);DEF/YM1(87);O(7)	0	5
39	Loan	New Hampshire Self Storage Portfolio	6	4.490000%	0.013920%	4.476080%	N/A	Actual/360	31,297.48	Full IO	60	58	60	58	0	0	2	LO(26);DEF(27);O(7)	0	0
39.01	Property	Seacoast Self Storage
39.02	Property	Derry Self Storage
40	Loan	Springhill Suites Auburn Hills	6	4.300000%	0.013920%	4.286080%	N/A	Actual/360	40,826.89	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0
41	Loan	San Antonio Hotel Portfolio	1	4.900000%	0.013920%	4.886080%	N/A	Actual/360	39,833.51	Amortizing	120	120	0	0	324	324	0	LO(24);DEF(93);O(3)	7	7
41.01	Property	La Quinta San Antonio
41.02	Property	Best Western Elmendorf
42	Loan	Best Western El Grande Inn	1	4.250000%	0.013920%	4.236080%	N/A	Actual/360	34,927.73	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(93);O(3)	7	7
43	Loan	MainStay Suites Grantville Hershey	6	4.700000%	0.013920%	4.686080%	N/A	Actual/360	36,304.65	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	6	4.500000%	0.072670%	4.427330%	N/A	Actual/360	35,467.97	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0
45	Loan	Indian Lake West Plaza	6	4.500000%	0.013920%	4.486080%	N/A	Actual/360	32,934.55	Partial IO	120	118	12	10	360	360	2	LO(26);DEF(90);O(4)	0	0
46	Loan	El Segundo Plaza	6	3.800000%	0.013920%	3.786080%	N/A	Actual/360	32,820.39	Amortizing	120	118	0	0	300	298	2	LO(12);YM1(102);O(6)	0	0
47	Loan	Hampton Inn Belton	6	5.000000%	0.013920%	4.986080%	N/A	Actual/360	33,014.53	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0
48	Loan	87 East 4th Street	6	4.650000%	0.013920%	4.636080%	N/A	Actual/360	23,965.80	Full IO	120	119	120	119	0	0	1	LO(25);DEF(91);O(4)	0	0
49	Loan	Norman’s Crossing	6	4.300000%	0.013920%	4.286080%	N/A	Actual/360	18,710.47	Full IO	120	119	120	119	0	0	1	LO(24);YM1(92);O(4)	0	0
50	Loan	Windsor Park Apartments	11	4.410000%	0.013920%	4.396080%	N/A	Actual/360	25,067.59	Partial IO	120	118	60	58	360	360	2	LO(26);DEF(90);O(4)	0	0
51	Loan	Walgreens Douglasville	6	4.480000%	0.013920%	4.466080%	8.480000%	Actual/360	17,601.11	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0
52	Loan	Northern Hills Shopping Center	6	4.440000%	0.013920%	4.426080%	N/A	Actual/360	22,923.70	Partial IO	120	118	24	22	360	360	2	LO(24);YM1(92);O(4)	0	0
53	Loan	Webb’s Plaza	6	4.000000%	0.013920%	3.986080%	N/A	Actual/360	21,603.04	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
54	Loan	Walgreens Tupelo	6	4.480000%	0.013920%	4.466080%	8.480000%	Actual/360	16,844.07	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0
55	Loan	Best Western Plus - Newport News	6	4.750000%	0.013920%	4.736080%	N/A	Actual/360	25,085.16	Amortizing	120	119	0	0	300	299	1	LO(25);DEF(91);O(4)	0	0
56	Loan	Nut Tree 1670	11	4.080000%	0.013920%	4.066080%	N/A	Actual/360	20,727.67	Partial IO	120	118	24	22	360	360	2	LO(26);DEF(90);O(4)	0	0
57	Loan	Parkway Village West	6	4.350000%	0.013920%	4.336080%	N/A	Actual/360	21,047.48	Partial IO	120	119	24	23	360	360	1	LO(25);DEF(91);O(4)	0	0
58	Loan	Walgreens Lexington	6	4.480000%	0.013920%	4.466080%	8.480000%	Actual/360	15,330.00	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0
59	Loan	Military Plaza	6	4.100000%	0.013920%	4.086080%	N/A	Actual/360	18,119.94	Partial IO	120	119	60	59	360	360	1	LO(25);DEF(91);O(4)	0	0
60	Loan	Ashgrove Apartments	6	4.750000%	0.013920%	4.736080%	N/A	Actual/360	18,153.33	Amortizing	120	119	0	0	360	359	1	LO(25);DEF(91);O(4)	0	0
61	Loan	Eagle Springs Professional Center	6	4.300000%	0.013920%	4.286080%	N/A	Actual/360	16,578.19	Partial IO	120	118	36	34	360	360	2	LO(24);YM1(92);O(4)	0	10
62	Loan	Safe and Sound Storage	6	4.500000%	0.013920%	4.486080%	N/A	Actual/360	14,451.64	Amortizing	120	118	0	0	300	298	2	LO(26);DEF(90);O(4)	0	0
63	Loan	Twin Oaks Apartments	6	4.400000%	0.013920%	4.386080%	N/A	Actual/360	12,619.17	Amortizing	120	119	0	0	360	359	1	YM1(116);O(4)	0	0
64	Loan	Cavalier Manor Apartments	6	4.500000%	0.013920%	4.486080%	N/A	Actual/360	12,540.46	Amortizing	120	120	0	0	360	360	0	LO(24);DEF(92);O(4)	0	0
65	Loan	Ludington Retail Center	6	4.700000%	0.013920%	4.686080%	N/A	Actual/360	12,330.61	Amortizing	120	118	0	0	360	358	2	LO(26);DEF(90);O(4)	0	0
66	Loan	Dollar General Fayette	6	4.930000%	0.013920%	4.916080%	8.930000%	Actual/360	4,461.14	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0
67	Loan	FedEx Muncie	6	4.600000%	0.013920%	4.586080%	N/A	Actual/360	5,334.48	Amortizing	120	120	0	0	300	300	0	LO(24);DEF(92);O(4)	0	0
68	Loan	Dollar General Centralia	6	5.430000%	0.013920%	5.416080%	9.430000%	Actual/360	4,271.29	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0
69	Loan	Dollar General Hubbard Lake	6	4.930000%	0.013920%	4.916080%	8.930000%	Actual/360	3,761.35	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0
70	Loan	Dollar General Trenton	6	5.580000%	0.013920%	5.566080%	9.580000%	Actual/360	4,125.26	Full IO, ARD	120	119	120	119	0	0	1	YM(25);DEF/YM(88);O(7)	0	0

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date(4)	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)(4)	U/W NOI Debt Yield(3)	U/W NCF Debt Yield(3)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate	Occupancy as-of Date	Most Recent Operating Statement Date(21)	Most Recent EGI	Most Recent Expenses	Most Recent NOI
1	Loan	Grand Canal Shoppes	0	1,640,000,000	4/3/2019	2.53	2.46	46.3%	46.3%	9.6%	9.3%	104,029,334	31,007,624	73,021,709	0	2,023,806	70,997,903	94.0%	5/31/2019	TTM 3/31/2019	102,473,435	31,007,624	71,465,811
2	Loan	Phoenix Industrial Portfolio II	0	91,700,000	Various	1.63	1.41	74.2%	64.8%	9.8%	8.5%	9,131,734	2,447,004	6,684,731	359,446	513,774	5,811,511	93.8%	6/30/2019	TTM 6/30/2019	9,275,816	2,248,289	7,027,527
2.01	Property	Flint		22,400,000	8/8/2019							2,526,240	410,208	2,116,032	129,298	120,119	1,866,615	100.0%	6/30/2019	TTM 6/30/2019	2,135,123	159,881	1,975,242
2.02	Property	Beloit		19,400,000	8/12/2019							1,689,683	921,780	767,903	35,351	79,199	653,354	67.0%	6/30/2019	TTM 6/30/2019	2,531,803	1,100,402	1,431,401
2.03	Property	Jefferson		19,200,000	8/12/2019							1,632,426	245,814	1,386,611	121,272	117,899	1,147,440	100.0%	6/30/2019	TTM 6/30/2019	1,683,269	318,719	1,364,550
2.04	Property	DuBois		19,200,000	8/16/2019							1,987,794	534,766	1,453,028	42,896	129,572	1,280,560	100.0%	6/30/2019	TTM 6/30/2019	1,703,788	295,208	1,408,580
2.05	Property	Huntsville		11,500,000	8/19/2019							1,295,591	334,435	961,156	30,628	66,985	863,543	95.9%	6/30/2019	TTM 6/30/2019	1,221,833	374,079	847,754
3	Loan	600 & 620 National Avenue	0	185,000,000	8/19/2019	1.93	1.93	70.0%	70.0%	7.2%	7.2%	12,672,245	2,708,238	9,964,007	0	0	9,964,007	100.0%	10/1/2019	N/A	N/A	N/A	N/A
4	Loan	Phoenix Industrial Portfolio I	0	51,300,000	Various	2.04	1.93	64.2%	50.6%	11.3%	10.7%	4,618,555	882,044	3,736,511	86,463	116,405	3,533,643	100.0%	5/31/2019	TTM 5/31/2019	4,548,754	796,453	3,752,302
4.01	Property	Emerson		26,000,000	7/18/2019							2,089,838	329,948	1,759,890	4,357	56,136	1,699,398	100.0%	5/31/2019	TTM 5/31/2019	2,079,463	349,100	1,730,362
4.02	Property	St Francis		18,200,000	7/18/2019							1,649,275	382,317	1,266,958	71,699	34,286	1,160,973	100.0%	5/31/2019	TTM 5/31/2019	1,569,344	302,424	1,266,920
4.03	Property	Delta		7,100,000	7/19/2019							879,442	169,779	709,663	10,407	25,983	673,273	100.0%	5/31/2019	TTM 5/31/2019	899,948	144,928	755,020
5	Loan	10000 Santa Monica Boulevard	0	553,000,000	3/25/2019	2.35	2.34	39.8%	39.8%	9.9%	9.8%	41,869,092	20,152,705	21,716,388	56,200	0	21,660,188	89.0%	4/9/2019	TTM 1/31/2019	40,206,841	19,998,236	20,208,605
6	Loan	Global Data Center	0	60,000,000	6/13/2019	2.41	2.29	61.7%	61.7%	10.6%	10.1%	4,630,945	710,450	3,920,496	40,740	155,200	3,724,555	100.0%	10/1/2019	TTM 7/31/2019	3,980,845	565,997	3,414,848
7	Loan	Waramaug Florida Hotel Portfolio	0	32,800,000	Various	2.34	2.10	74.4%	64.4%	13.5%	12.1%	8,448,839	5,151,088	3,297,751	337,954	0	2,959,797	85.3%	6/30/2019	TTM 6/30/2019	8,448,839	5,127,741	3,321,098
7.01	Property	Residence Inn – Port St. Lucie		19,000,000	7/15/2019							4,743,150	2,844,682	1,898,468	189,726	0	1,708,742	86.2%	6/30/2019	TTM 6/30/2019	4,743,150	2,808,583	1,934,568
7.02	Property	Springhill Suites – Tallahassee Central		13,800,000	7/16/2019							3,705,689	2,306,406	1,399,283	148,228	0	1,251,055	84.1%	6/30/2019	TTM 6/30/2019	3,705,689	2,319,159	1,386,530
8	Loan	The Chantilly Office Portfolio	0	104,500,000	3/28/2019	3.99	3.60	44.4%	44.4%	16.8%	15.2%	12,579,017	4,792,591	7,786,425	85,825	673,181	7,027,419	86.2%	5/31/2019	TTM 2/28/2019	10,876,903	4,665,057	6,211,845
8.01	Property	Stoneleigh I		26,874,518	3/28/2019							N/A	N/A	N/A	N/A	N/A	N/A	64.0%	5/31/2019	N/A	N/A	N/A	N/A
8.02	Property	Stoneleigh II		26,125,482	3/28/2019							N/A	N/A	N/A	N/A	N/A	N/A	100.0%	5/31/2019	N/A	N/A	N/A	N/A
8.03	Property	Glenview II		18,719,130	3/28/2019							N/A	N/A	N/A	N/A	N/A	N/A	87.5%	5/31/2019	N/A	N/A	N/A	N/A
8.04	Property	Glenview I		18,562,391	3/28/2019							N/A	N/A	N/A	N/A	N/A	N/A	94.3%	5/31/2019	N/A	N/A	N/A	N/A
8.05	Property	Glenbrook III		14,218,478	3/28/2019							N/A	N/A	N/A	N/A	N/A	N/A	90.4%	5/31/2019	N/A	N/A	N/A	N/A
9	Loan	Fresenius Salt Lake	0	30,600,000	7/25/2019	1.31	1.29	68.5%	55.9%	8.2%	8.1%	2,004,102	294,537	1,709,565	7,739	10,318	1,691,508	92.7%	7/17/2019	TTM 6/30/2019	1,895,116	323,730	1,571,386
10	Loan	Centrepointe Plaza	0	32,500,000	4/7/2019	1.44	1.43	63.1%	54.4%	9.1%	9.0%	2,542,291	676,931	1,865,361	15,005	0	1,850,355	93.0%	6/27/2019	TTM 4/30/2019	2,204,585	634,629	1,569,957
11	Loan	Nostrand Place	0	29,000,000	6/24/2019	1.45	1.39	68.9%	62.8%	8.6%	8.2%	2,870,716	1,159,071	1,711,645	11,247	58,410	1,641,988	94.4%	5/13/2019	TTM 5/31/2019	2,652,339	1,165,443	1,486,896
12	Loan	Chelmsford MHC	0	28,400,000	6/25/2019	1.43	1.42	64.1%	58.1%	8.1%	8.1%	2,135,490	654,556	1,480,935	12,700	0	1,468,235	98.0%	7/23/2019	TTM 5/31/2019	2,069,264	673,012	1,396,252
13	Loan	Eagle Point Village Apartments	0	26,500,000	5/15/2019	1.55	1.48	65.7%	58.5%	9.1%	8.7%	2,852,112	1,264,572	1,587,540	75,000	0	1,512,540	93.3%	9/6/2019	TTM 7/31/2019	2,852,112	1,261,836	1,590,276
14	Loan	The Black Building	0	23,300,000	8/15/2019	1.72	1.63	71.5%	61.8%	9.8%	9.3%	2,333,180	697,596	1,635,584	18,603	62,012	1,554,969	96.8%	8/12/2019	TTM 6/30/2019	2,006,894	613,582	1,393,312
15	Loan	10-12 Celina Avenue	0	25,500,000	5/29/2019	2.30	2.17	64.7%	64.7%	9.8%	9.2%	2,364,724	754,578	1,610,146	32,180	56,846	1,521,120	100.0%	10/1/2019	12/31/2018	2,368,402	772,318	1,596,085
16	Loan	SpringHill Suites Corona Riverside	0	21,600,000	5/10/2019	1.96	1.77	69.5%	57.2%	12.5%	11.3%	4,618,594	2,735,986	1,882,608	184,744	0	1,697,864	83.9%	4/30/2019	TTM 4/30/2019	4,669,197	2,705,345	1,963,852
17	Loan	Smoke Tree Village and Smoke Tree Commons	0	62,100,000	4/20/2019	1.47	1.38	57.2%	52.5%	9.1%	8.6%	6,358,693	3,123,017	3,235,675	42,185	140,618	3,052,873	85.9%	4/12/2019	TTM 3/31/2019	6,237,115	2,432,112	3,805,003
17.01	Property	Smoke Tree Commons		37,864,583	4/20/2019							4,300,759	1,833,141	2,467,618	25,722	85,740	2,356,157	95.0%	4/12/2019	TTM 3/31/2019	4,231,862	1,480,893	2,750,969
17.02	Property	Smoke Tree Village		24,235,417	4/20/2019							2,057,934	1,289,876	768,058	16,463	54,878	696,716	71.6%	4/12/2019	TTM 3/31/2019	2,005,253	951,219	1,054,033
18	Loan	CIRE Equity Retail & Industrial Portfolio	0	198,100,000	Various	2.43	2.28	64.9%	64.9%	10.2%	9.6%	17,894,164	4,772,257	13,121,906	223,431	595,178	12,303,298	91.4%	Various	TTM 2/28/2019	17,561,596	4,694,815	12,866,781
18.01	Property	Wood Village Town Center		31,100,000	3/30/2019							2,664,878	653,930	2,010,947	23,131	68,553	1,919,264	94.1%	5/1/2019	TTM 2/28/2019	2,801,565	663,382	2,138,183
18.02	Property	Pecan Promenade		28,910,000	4/3/2019							2,958,396	929,031	2,029,365	48,023	70,743	1,910,599	88.5%	5/1/2019	TTM 2/28/2019	2,874,992	928,260	1,946,733
18.03	Property	Valley Plaza		26,300,000	4/5/2019							2,472,407	547,460	1,924,947	17,152	73,113	1,834,682	95.6%	5/1/2019	TTM 2/28/2019	2,285,063	554,428	1,730,635
18.04	Property	Pear Tree		24,500,000	4/3/2019							2,383,917	686,766	1,697,150	42,297	98,719	1,556,135	90.9%	5/1/2019	TTM 2/28/2019	2,608,254	701,355	1,906,899
18.05	Property	Glendale Market Square		23,200,000	4/2/2019							2,454,358	648,331	1,806,027	53,940	92,954	1,659,134	92.8%	5/1/2019	TTM 2/28/2019	2,033,560	540,861	1,492,700
18.06	Property	Central Park Shopping Center		21,100,000	4/8/2019							2,412,264	788,827	1,623,437	24,676	73,782	1,524,979	95.1%	5/1/2019	TTM 2/28/2019	2,305,891	795,370	1,510,521
18.07	Property	Val Vista Towne Center		18,600,000	4/5/2019							1,490,329	371,215	1,119,114	14,212	46,676	1,058,226	64.3%	5/1/2019	TTM 2/28/2019	1,448,918	372,574	1,076,344
18.08	Property	2641 Hall Ave - Riverside, CA		5,489,600	4/9/2019							253,841	32,264	221,577	0	17,491	204,086	100.0%	10/1/2019	TTM 2/28/2019	249,753	32,217	217,536
18.09	Property	606 W Troy - Indianapolis, IN		4,100,000	4/5/2019							345,412	41,185	304,227	0	11,430	292,797	100.0%	10/1/2019	TTM 2/28/2019	335,563	33,151	302,412
18.10	Property	Homeland - Bartow, FL		2,900,000	4/10/2019							274,362	55,215	219,147	0	33,719	185,428	100.0%	10/1/2019	TTM 2/28/2019	274,807	55,216	219,591
18.11	Property	2621 Hall Ave - Riverside, CA		2,510,400	4/9/2019							184,000	18,032	165,968	0	8,000	157,968	100.0%	10/1/2019	TTM 2/28/2019	343,230	18,003	325,227
19	Loan	Courtyard by Marriott Mt. Juliet	0	21,200,000	7/25/2019	2.33	2.13	70.0%	55.5%	13.3%	12.1%	4,223,439	2,257,098	1,966,341	168,938	0	1,797,403	77.7%	6/30/2019	TTM 6/30/2019	4,221,333	2,256,094	1,965,239
20	Loan	Hudson River Hotel	0	22,300,000	5/28/2019	1.64	1.50	63.6%	52.7%	10.8%	9.9%	3,404,488	1,867,768	1,536,720	136,180	0	1,400,540	88.9%	5/31/2019	TTM 5/31/2019	3,404,488	1,722,691	1,681,797
21	Loan	Hampton Inn & Suites Mt. Juliet	0	20,200,000	7/24/2019	2.31	2.09	68.7%	54.7%	13.3%	12.1%	4,321,502	2,469,507	1,851,995	172,860	0	1,679,135	78.3%	6/30/2019	TTM 6/30/2019	4,322,564	2,485,132	1,837,432
22	Loan	Gateway Tower	0	19,800,000	6/6/2019	2.31	2.07	69.9%	62.0%	13.3%	11.9%	3,449,198	1,611,730	1,837,468	42,646	145,448	1,649,374	87.4%	8/21/2019	TTM 7/31/2019	2,973,119	1,598,723	1,374,396
23	Loan	Gatlin Retail Portfolio	0	30,950,000	Various	1.69	1.53	76.8%	60.9%	9.6%	8.7%	3,416,598	1,135,745	2,280,854	48,639	162,131	2,070,084	87.8%	Various	TTM 7/31/2019	2,910,849	1,024,450	1,886,399
23.01	Property	The Forum at Gateways		21,750,000	7/25/2019							2,580,482	909,025	1,671,457	38,432	128,106	1,504,919	85.4%	7/31/2019	TTM 7/31/2019	2,218,835	805,002	1,413,833
23.02	Property	Wilson Square Shopping Center		9,200,000	8/14/2019							836,116	226,719	609,397	10,207	34,025	565,165	96.9%	8/16/2019	TTM 7/31/2019	692,014	219,448	472,566
24	Loan	Ambler Yards	0	31,730,000	3/12/2019	1.63	1.49	73.4%	63.1%	10.2%	9.3%	3,651,674	1,278,050	2,373,624	32,007	172,059	2,169,559	91.6%	4/30/2019	TTM 1/31/2019	1,423,649	1,179,514	244,135
25	Loan	Blackmore Marketplace	0	34,600,000	8/1/2019	1.67	1.60	66.8%	56.3%	9.6%	9.2%	2,664,433	437,332	2,227,101	14,753	83,842	2,128,506	94.2%	7/11/2019	TTM 6/30/2019	2,284,637	435,479	1,849,158
26	Loan	Maui Portfolio	0	45,100,000	Various	2.36	2.16	63.2%	56.8%	16.5%	15.1%	12,169,690	7,462,077	4,707,613	398,438	0	4,309,175	94.7%	3/31/2019	TTM 3/31/2019 Hotel, 2/28/2019 Golf	12,020,491	7,454,719	4,565,772
26.01	Property	Maui Beach Hotel		29,100,000	2/1/2019							8,635,706	5,054,969	3,580,736	345,428	0	3,235,308	94.7%	3/31/2019	TTM 3/31/2019	8,486,506	5,030,840	3,455,666
26.02	Property	Maui Nui Golf Course		16,000,000	1/28/2019							3,533,985	2,407,108	1,126,877	53,010	0	1,073,867	N/A	N/A	TTM 2/28/2019	3,533,985	2,423,879	1,110,106
27	Loan	Motus Headquarters	0	18,900,000	5/23/2019	2.37	2.37	64.6%	64.6%	10.6%	10.6%	1,318,394	26,368	1,292,026	0	0	1,292,026	100.0%	10/1/2019	N/A	N/A	N/A	N/A
28	Loan	Comfort Inn & Suites - Seattle	0	17,900,000	8/16/2019	2.07	1.85	64.7%	52.6%	12.7%	11.4%	3,895,291	2,419,646	1,475,645	155,812	0	1,319,833	77.3%	7/31/2019	TTM 7/31/2019	3,870,628	2,426,314	1,444,315
29	Loan	Landing at Fancher Creek	0	47,000,000	7/22/2019	1.42	1.34	67.0%	56.8%	8.3%	7.9%	4,975,573	2,347,751	2,627,822	136,612	0	2,491,210	93.5%	7/31/2019	TTM 7/31/2019	4,840,250	2,357,750	2,482,500
30	Loan	The Bijou Building	0	18,100,000	7/11/2019	2.02	1.95	63.0%	63.0%	7.8%	7.5%	1,229,614	339,019	890,595	6,840	26,712	857,043	94.0%	7/31/2019	TTM 6/30/2019	1,010,325	175,103	835,222
31	Loan	Howell Industrial Portfolio	0	19,000,000	Various	1.71	1.60	59.1%	48.1%	10.6%	9.9%	1,488,649	299,711	1,188,938	31,875	42,500	1,114,563	100.0%	10/1/2019	TTM 6/30/2019	856,250	58,615	797,635
31.01	Property	Hatch Stamping		10,100,000	7/1/2019							770,613	148,845	621,768	15,000	20,000	586,768	100.0%	10/1/2019	TTM 6/30/2019	263,468	18,036	245,432
31.02	Property	TK Holdings		8,900,000	4/30/2019							718,036	150,867	567,170	16,875	22,500	527,795	100.0%	10/1/2019	TTM 6/30/2019	592,782	40,579	552,203
32	Loan	Pikeville Commons	0	15,400,000	7/2/2019	1.50	1.43	70.7%	52.4%	10.2%	9.8%	1,549,181	438,549	1,110,633	29,000	20,459	1,061,174	91.9%	6/19/2019	TTM 7/31/2019	1,639,463	460,984	1,178,479
33	Loan	Courtyard by Marriott Secaucus	0	25,500,000	8/1/2019	2.37	1.96	58.8%	42.8%	15.4%	12.7%	8,024,714	5,712,452	2,312,262	401,236	0	1,911,026	75.5%	7/31/2019	TTM 7/31/2019	7,937,743	5,562,901	2,374,842
34	Loan	Meidinger Tower	0	41,000,000	4/26/2019	1.66	1.53	68.3%	61.2%	10.1%	9.3%	5,873,378	3,036,161	2,837,217	66,211	159,173	2,611,833	88.1%	4/30/2019	TTM 5/31/2019	6,068,223	2,938,561	3,129,662
35	Loan	The Cliffs at Waterford	0	13,800,000	7/25/2019	2.44	2.34	62.7%	62.7%	9.6%	9.2%	1,595,301	763,742	831,559	36,000	0	795,559	92.4%	9/3/2019	TTM 7/31/2019	1,577,035	760,546	816,489
36	Loan	Staybridge Suites Benton Harbor	0	13,000,000	6/10/2019	2.13	1.92	65.3%	52.9%	13.0%	11.7%	2,744,491	1,643,932	1,100,560	109,780	0	990,780	69.7%	7/31/2019	TTM 7/31/2019	2,744,491	1,593,614	1,150,878
37	Loan	Home2 Suites Cartersville	0	14,300,000	6/11/2019	2.65	2.43	59.3%	48.0%	16.1%	14.8%	2,912,305	1,545,014	1,367,291	116,492	0	1,250,799	84.9%	5/31/2019	TTM 5/31/2019	2,912,305	1,485,308	1,426,996

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Grace Period at Maturity Default	Appraised Value(4)	Appraisal Date(4)	U/W NOI DSCR(3)	U/W NCF DSCR(3)	Cut-off Date LTV Ratio(3)(4)	LTV Ratio at Maturity or ARD(3)(4)	U/W NOI Debt Yield(3)	U/W NCF Debt Yield(3)	U/W EGI	U/W Expenses	U/W NOI	U/W Replacement	U/W TI/LC	U/W NCF	Occupancy Rate	Occupancy as-of Date	Most Recent Operating Statement Date(21)	Most Recent EGI	Most Recent Expenses	Most Recent NOI
38	Loan	Corporate Place	0	17,700,000	6/27/2019	3.11	2.96	46.6%	46.6%	11.1%	10.5%	1,127,183	213,585	913,598	8,661	34,645	870,292	100.0%	6/30/2019	TTM 6/30/2019	1,038,329	208,809	829,520
39	Loan	New Hampshire Self Storage Portfolio	0	14,420,000	6/27/2019	1.97	1.92	57.2%	57.2%	9.0%	8.8%	1,372,593	632,879	739,714	17,306	0	722,409	86.7%	6/30/2019	TTM 6/30/2019	1,298,230	660,558	637,672
39.01	Property	Seacoast Self Storage		7,800,000	6/27/2019							704,991	286,631	418,360	8,729	0	409,632	86.5%	6/30/2019	TTM 6/30/2019	657,843	297,731	360,112
39.02	Property	Derry Self Storage		6,620,000	6/27/2019							667,602	346,248	321,354	8,577	0	312,777	86.9%	6/30/2019	TTM 6/30/2019	640,387	362,827	277,560
40	Loan	Springhill Suites Auburn Hills	0	12,000,000	7/1/2019	2.13	1.88	68.6%	55.2%	12.7%	11.2%	3,105,343	2,060,638	1,044,705	124,214	0	920,491	74.5%	6/30/2019	TTM 6/30/2019	3,105,343	2,070,437	1,034,906
41	Loan	San Antonio Hotel Portfolio	0	12,500,000	Various	2.24	1.97	57.2%	44.5%	15.0%	13.1%	3,245,544	2,175,551	1,069,993	129,822	0	940,171	78.9%	7/31/2019	TTM 7/31/2019	3,243,831	2,162,868	1,080,963
41.01	Property	La Quinta San Antonio		6,800,000	1/21/2019							1,681,130	1,170,481	510,648	67,245	0	443,403	78.6%	7/31/2019	TTM 7/31/2019	1,680,512	1,164,275	516,237
41.02	Property	Best Western Elmendorf		5,700,000	2/21/2019							1,564,414	1,005,070	559,345	62,577	0	496,768	79.2%	7/31/2019	TTM 7/31/2019	1,563,319	998,593	564,726
42	Loan	Best Western El Grande Inn	0	11,100,000	8/1/2019	2.84	2.57	64.0%	51.3%	16.7%	15.2%	2,824,489	1,635,372	1,189,117	112,980	0	1,076,137	71.4%	4/30/2019	TTM 4/30/2019	2,824,374	1,715,925	1,108,449
43	Loan	MainStay Suites Grantville Hershey	0	10,900,000	6/12/2019	2.02	1.86	64.1%	52.3%	12.6%	11.6%	1,808,479	927,526	880,953	72,339	0	808,614	73.6%	5/31/2019	TTM 5/31/2019	1,808,479	905,122	903,357
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	0	10,100,000	6/18/2019	2.30	2.07	69.1%	56.0%	14.0%	12.6%	2,399,459	1,422,188	977,271	95,978	0	881,292	81.4%	6/30/2019	TTM 6/30/2019	2,399,459	1,458,023	941,436
45	Loan	Indian Lake West Plaza	0	9,900,000	6/5/2019	1.55	1.48	65.7%	54.6%	9.5%	9.0%	769,163	154,853	614,311	6,199	22,538	585,574	86.3%	9/11/2019	TTM 5/31/2019	1,414,475	297,941	1,116,534
46	Loan	El Segundo Plaza	0	14,100,000	5/18/2019	2.09	1.98	44.9%	32.2%	13.0%	12.4%	1,040,203	215,848	824,356	3,603	39,588	781,165	100.0%	6/27/2019	TTM 4/30/2019	1,030,100	213,994	816,106
47	Loan	Hampton Inn Belton	0	9,600,000	5/15/2019	1.99	1.76	63.9%	52.7%	12.8%	11.4%	2,231,774	1,444,298	787,476	89,271	0	698,206	75.6%	5/31/2019	TTM 5/31/2019	2,249,628	1,421,182	828,446
48	Loan	87 East 4th Street	0	9,600,000	6/28/2019	1.44	1.43	63.5%	63.5%	6.8%	6.7%	493,749	78,640	415,109	2,250	1,669	411,190	100.0%	10/1/2019	TTM 7/31/2019	272,433	70,985	201,448
49	Loan	Norman’s Crossing	0	8,675,000	7/7/2019	2.06	2.00	59.4%	59.4%	9.0%	8.7%	522,644	59,059	463,584	1,552	12,398	449,634	100.0%	9/12/2019	N/A	N/A	N/A	N/A
50	Loan	Windsor Park Apartments	0	7,200,000	5/10/2019	1.61	1.54	69.4%	63.5%	9.7%	9.3%	732,872	249,569	483,303	20,000	0	463,303	97.5%	5/22/2019	Ann. T-6 6/30/2019	712,720	277,248	435,472
51	Loan	Walgreens Douglasville	0	6,650,000	8/1/2019	1.86	1.84	69.9%	69.9%	8.4%	8.4%	404,005	12,120	391,885	2,687	0	389,198	100.0%	10/1/2019	N/A	N/A	N/A	N/A
52	Loan	Northern Hills Shopping Center	0	6,200,000	6/25/2019	1.65	1.57	73.5%	62.7%	10.0%	9.5%	690,490	235,781	454,709	2,975	19,834	431,901	100.0%	7/1/2019	TTM 5/31/2019	481,425	219,460	261,965
53	Loan	Webb’s Plaza	0	7,700,000	7/18/2019	2.21	2.08	58.7%	46.7%	12.7%	11.9%	880,295	306,503	573,793	9,351	25,000	539,442	100.0%	8/1/2019	TTM 6/30/2019	873,351	299,763	573,588
54	Loan	Walgreens Tupelo	0	6,400,000	8/5/2019	1.86	1.85	69.5%	69.5%	8.5%	8.4%	388,000	11,640	376,360	2,938	0	373,422	100.0%	10/1/2019	N/A	N/A	N/A	N/A
55	Loan	Best Western Plus - Newport News	0	7,400,000	7/8/2019	1.95	1.78	59.4%	44.1%	13.3%	12.2%	1,278,378	692,729	585,649	51,135	0	534,514	65.0%	7/31/2019	TTM 7/31/2019	1,278,378	679,209	599,169
56	Loan	Nut Tree 1670	0	7,100,000	6/18/2019	1.59	1.56	60.6%	51.1%	9.2%	9.0%	548,340	153,729	394,611	1,055	4,796	388,760	100.0%	6/30/2019	TTM 6/30/2019	499,776	177,772	322,004
57	Loan	Parkway Village West	0	6,975,000	7/23/2019	2.31	2.05	60.6%	51.6%	13.8%	12.3%	898,184	315,441	582,743	22,128	41,597	519,018	78.6%	8/1/2019	TTM 6/30/2019	979,081	371,803	607,278
58	Loan	Walgreens Lexington	0	5,800,000	8/5/2019	1.85	1.84	69.8%	69.8%	8.4%	8.3%	351,140	10,534	340,606	2,964	0	337,642	100.0%	10/1/2019	N/A	N/A	N/A	N/A
59	Loan	Military Plaza	0	7,400,000	6/17/2019	2.65	2.10	50.7%	46.1%	15.4%	12.2%	832,900	256,168	576,732	15,697	104,644	456,392	97.1%	7/23/2019	TTM 5/31/2019	675,193	289,833	385,360
60	Loan	Ashgrove Apartments	0	5,100,000	7/3/2019	1.79	1.66	68.1%	55.6%	11.2%	10.4%	792,466	403,248	389,219	27,600	0	361,619	93.5%	8/14/2019	TTM 7/31/2019	763,953	389,705	374,248
61	Loan	Eagle Springs Professional Center	0	4,900,000	6/21/2019	1.76	1.58	68.4%	59.6%	10.4%	9.4%	538,721	189,393	349,329	5,178	29,776	314,374	89.1%	6/6/2019	TTM 5/31/2019	532,686	191,465	341,221
62	Loan	Safe and Sound Storage	0	4,390,000	6/23/2019	1.68	1.64	59.0%	43.5%	11.3%	11.0%	418,404	126,755	291,649	7,402	0	284,247	87.9%	7/22/2019	TTM 6/30/2019	386,572	120,096	266,476
63	Loan	Twin Oaks Apartments	0	3,800,000	6/26/2019	2.01	1.90	66.2%	53.4%	12.1%	11.5%	529,331	224,929	304,402	16,000	0	288,402	93.3%	8/1/2019	TTM 6/30/2019	535,769	236,746	299,023
64	Loan	Cavalier Manor Apartments	0	3,720,000	7/29/2019	1.86	1.75	66.5%	53.8%	11.3%	10.6%	604,858	325,397	279,461	16,500	0	262,961	98.5%	9/9/2019	TTM 7/31/2019	553,403	349,661	203,741
65	Loan	Ludington Retail Center	0	3,400,000	6/21/2019	2.42	2.20	69.8%	56.9%	15.1%	13.7%	492,559	135,156	357,403	12,961	19,118	325,324	94.6%	8/2/2019	TTM 6/30/2019	484,809	146,041	338,769
66	Loan	Dollar General Fayette	0	1,530,000	4/6/2019	1.80	1.77	70.0%	70.0%	9.0%	8.9%	99,581	2,987	96,593	1,585	0	95,009	100.0%	10/1/2019	N/A	N/A	N/A	N/A
67	Loan	FedEx Muncie	0	1,600,000	6/12/2019	1.52	1.40	59.4%	43.7%	10.3%	9.5%	108,369	10,940	97,429	2,081	5,500	89,848	100.0%	10/6/2019	Ann. T-6 6/30/2019	111,731	11,018	100,713
68	Loan	Dollar General Centralia	0	1,330,000	2/23/2019	1.64	1.62	70.0%	70.0%	9.0%	8.9%	86,735	2,602	84,133	1,350	0	82,783	100.0%	10/1/2019	N/A	N/A	N/A	N/A
69	Loan	Dollar General Hubbard Lake	0	1,290,000	5/10/2019	1.80	1.77	70.0%	70.0%	9.0%	8.9%	83,816	2,514	81,301	1,354	0	79,947	100.0%	10/1/2019	N/A	N/A	N/A	N/A
70	Loan	Dollar General Trenton	0	1,250,000	1/15/2019	1.59	1.57	70.0%	70.0%	9.0%	8.9%	81,396	2,442	78,954	1,365	0	77,589	100.0%	10/1/2019	N/A	N/A	N/A	N/A

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(7)(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(7)(9)(11)
1	Loan	Grand Canal Shoppes	12/31/2018	103,110,653	31,784,180	71,326,473	12/31/2017	107,586,327	33,160,381	74,425,947	Venetian Casino Resort	42,185	5.6%	34,088 SF (7/31/2025); 8,096 SF (9/30/2033); 1 SF (12/31/2019)	The Venetian Resort (Showroom / Theater)
2	Loan	Phoenix Industrial Portfolio II	12/31/2018	8,923,998	1,963,475	6,960,523	N/A	N/A	N/A	N/A	Various	Various	N/A	Various	Various
2.01	Property	Flint	12/31/2018	2,117,520	149,611	1,967,909	N/A	N/A	N/A	N/A	Android Industries	460,000	100.0%	6/30/2025	N/A
2.02	Property	Beloit	12/31/2018	2,390,751	873,271	1,517,480	N/A	N/A	N/A	N/A	Bay Valley Foods	140,947	34.1%	5/31/2020	Axium Foods, Inc.
2.03	Property	Jefferson	12/31/2018	1,660,104	309,029	1,351,075	N/A	N/A	N/A	N/A	Generac Power Systems, Inc.	591,840	100.0%	11/30/2023	N/A
2.04	Property	DuBois	12/31/2018	1,694,700	260,983	1,433,717	N/A	N/A	N/A	N/A	DuBois Logistics, LLC	612,800	100.0%	2/28/2025	N/A
2.05	Property	Huntsville	12/31/2018	1,060,923	370,581	690,342	N/A	N/A	N/A	N/A	Boneal Aerospace, Inc.	124,630	39.9%	3/31/2022	Intercept Industries, Ltd.
3	Loan	600 & 620 National Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Google	151,064	100.0%	5/31/2029	N/A
4	Loan	Phoenix Industrial Portfolio I	12/31/2018	4,477,404	798,932	3,678,472	12/31/2017	4,413,617	852,447	3,561,170	Various	Various	N/A	Various	Various
4.01	Property	Emerson	12/31/2018	2,065,659	358,793	1,706,866	12/31/2017	2,048,850	372,062	1,676,788	Vilter Manufacturing LLC	435,695	100.0%	7/31/2027	N/A
4.02	Property	St Francis	12/31/2018	1,520,469	291,085	1,229,384	12/31/2017	1,612,792	295,048	1,317,744	Nova Wildcat Shur-Line LLC	300,230	75.2%	11/30/2026	Manesis 3 PL LLC
4.03	Property	Delta	12/31/2018	891,276	149,054	742,222	12/31/2017	751,975	185,337	566,638	Delta Faucet Company	346,887	100.0%	2/28/2022	N/A
5	Loan	10000 Santa Monica Boulevard	12/31/2018	39,378,213	19,905,778	19,472,435	12/31/2017	18,246,774	15,684,622	2,562,152	N/A	N/A	N/A	N/A	N/A
6	Loan	Global Data Center	12/31/2018	3,772,914	563,558	3,209,356	N/A	N/A	N/A	N/A	Flexential Corp.	203,702	100.0%	11/30/2030	N/A
7	Loan	Waramaug Florida Hotel Portfolio	12/31/2018	8,316,831	4,966,256	3,350,575	12/31/2017	8,068,906	4,916,626	3,152,280	N/A	N/A	N/A	N/A	N/A
7.01	Property	Residence Inn – Port St. Lucie	12/31/2018	4,859,985	2,777,941	2,082,044	12/31/2017	4,734,063	2,756,576	1,977,487	N/A	N/A	N/A	N/A	N/A
7.02	Property	Springhill Suites – Tallahassee Central	12/31/2018	3,456,846	2,188,315	1,268,531	12/31/2017	3,334,843	2,160,050	1,174,793	N/A	N/A	N/A	N/A	N/A
8	Loan	The Chantilly Office Portfolio	12/31/2018	10,966,136	4,486,782	6,479,354	12/31/2017	11,563,821	4,532,245	7,031,577	Various	Various	N/A	Various	Various
8.01	Property	Stoneleigh I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	AECOM Management Services, Inc.	62,836	57.3%	50,066 SF (9/3/2020); 12,770 SF (10/31/2021)	The Teaching Company, LLC
8.02	Property	Stoneleigh II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	The Teaching Company, LLC	44,434	41.7%	6/30/2021	Community Management Corporation
8.03	Property	Glenview II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Aetna Life Insurance	29,180	37.7%	12/31/2022	Redfin
8.04	Property	Glenview I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	WEX, Inc.	32,342	42.1%	12/31/2022	Tetra Tech, Inc.
8.05	Property	Glenbrook III	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	General Dynamics Information Technology, Inc.	20,627	35.1%	12/31/2020	The Door and Hardware Institute
9	Loan	Fresenius Salt Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Wasatch Artificial Kidney	13,640	26.4%	3/31/2033	FMC-Nephrology Associates
10	Loan	Centrepointe Plaza	12/31/2018	2,187,164	632,218	1,554,946	12/31/2017	2,241,920	575,751	1,666,169	Ross Dress For Less	30,187	26.2%	1/31/2022	99 Cents Only Stores
11	Loan	Nostrand Place	12/31/2018	2,755,152	1,211,727	1,543,425	12/31/2017	2,553,443	1,207,973	1,345,470	Silver Star	8,974	12.8%	5/31/2037	Aurora Energy Advisors LLC
12	Loan	Chelmsford MHC	12/31/2018	2,050,656	666,986	1,383,670	12/31/2017	2,004,355	665,077	1,339,278	N/A	N/A	N/A	N/A	N/A
13	Loan	Eagle Point Village Apartments	12/31/2018	2,767,343	1,234,908	1,532,435	12/31/2017	2,446,589	1,193,658	1,252,931	N/A	N/A	N/A	N/A	N/A
14	Loan	The Black Building	12/31/2018	1,617,920	612,934	1,004,986	12/31/2017	1,651,547	529,816	1,121,731	Verdure	76,241	61.5%	6/30/2034	Coldwell Banker
15	Loan	10-12 Celina Avenue	12/31/2017	2,362,585	828,972	1,533,613	12/31/2016	2,283,630	650,062	1,633,568	United States Postal Service	321,800	100.0%	2/29/2028	N/A
16	Loan	SpringHill Suites Corona Riverside	12/31/2018	4,667,885	2,703,109	1,964,776	12/31/2017	4,365,505	2,563,827	1,801,678	N/A	N/A	N/A	N/A	N/A
17	Loan	Smoke Tree Village and Smoke Tree Commons	12/31/2018	6,267,547	2,768,637	3,498,910	12/31/2017	5,839,040	2,839,084	2,999,956	Various	Various	N/A	Various	Various
17.01	Property	Smoke Tree Commons	12/31/2018	4,214,192	1,781,530	2,432,662	12/31/2017	4,186,829	1,758,125	2,428,703	TJ Maxx	28,567	16.7%	3/31/2024	Jensen’s Finest Foods
17.02	Property	Smoke Tree Village	12/31/2018	2,053,355	987,107	1,066,247	12/31/2017	1,652,211	1,080,958	571,253	Ralphs Fresh Fare	39,780	36.2%	12/31/2027	Union Oil
18	Loan	CIRE Equity Retail & Industrial Portfolio	12/31/2018	17,277,730	4,616,971	12,660,759	12/31/2017	14,622,381	4,060,487	10,561,894	Various	Various	N/A	Various	Various
18.01	Property	Wood Village Town Center	12/31/2018	2,452,348	584,313	1,868,035	N/A	N/A	N/A	N/A	Kohl’s Department Stores	87,501	63.8%	1/31/2027	Theresa’s Pet
18.02	Property	Pecan Promenade	12/31/2018	2,889,453	941,721	1,947,732	12/31/2017	2,854,118	963,259	1,890,858	Ross Stores	30,187	21.3%	1/31/2022	LA Fitness
18.03	Property	Valley Plaza	12/31/2018	2,299,616	551,143	1,748,473	12/31/2017	2,231,849	524,561	1,707,288	US Foods	60,145	41.1%	3/31/2024	Ross Stores
18.04	Property	Pear Tree	12/31/2018	2,603,067	705,998	1,897,070	12/31/2017	2,156,706	619,411	1,537,295	JC Penney	51,395	26.0%	2/28/2024	Lucky’s (SaveMart)
18.05	Property	Glendale Market Square	12/31/2018	2,119,604	553,160	1,566,444	12/31/2017	2,574,463	746,001	1,828,462	Floor & Décor	75,000	40.3%	4/30/2028	Linda Home Furnishings
18.06	Property	Central Park Shopping Center	12/31/2018	2,332,463	767,722	1,564,741	12/31/2017	2,183,914	717,680	1,466,234	Big Lots	32,153	21.8%	1/31/2023	ARC Thrift Store
18.07	Property	Val Vista Towne Center	12/31/2018	1,437,803	384,336	1,053,467	12/31/2017	1,474,944	381,471	1,093,473	Ross Stores	25,126	26.9%	1/31/2022	Petco
18.08	Property	2641 Hall Ave - Riverside, CA	12/31/2018	226,729	22,209	204,520	12/31/2017	234,120	21,417	212,703	48 Forty Solutions	34,982	100.0%	5/31/2023	N/A
18.09	Property	606 W Troy - Indianapolis, IN	12/31/2018	312,765	33,151	279,614	12/31/2017	313,848	21,676	292,172	48 Forty Solutions	22,860	100.0%	4/30/2024	N/A
18.10	Property	Homeland - Bartow, FL	12/31/2018	273,790	55,216	218,574	12/31/2017	265,962	53,050	212,912	48 Forty Solutions	67,438	100.0%	6/30/2025	N/A
18.11	Property	2621 Hall Ave - Riverside, CA	12/31/2018	330,092	18,003	312,089	12/31/2017	332,458	11,960	320,498	48 Forty Solutions	16,000	100.0%	5/31/2023	N/A
19	Loan	Courtyard by Marriott Mt. Juliet	12/31/2018	4,366,980	2,301,924	2,065,056	12/31/2017	4,264,952	2,330,894	1,934,058	N/A	N/A	N/A	N/A	N/A
20	Loan	Hudson River Hotel	12/31/2018	3,402,432	1,640,505	1,761,927	12/31/2017	3,360,948	1,655,066	1,705,881	N/A	N/A	N/A	N/A	N/A
21	Loan	Hampton Inn & Suites Mt. Juliet	12/31/2018	4,276,640	2,492,464	1,784,176	12/31/2017	4,806,330	2,543,530	2,262,800	N/A	N/A	N/A	N/A	N/A
22	Loan	Gateway Tower	12/31/2018	2,957,344	1,628,855	1,328,489	12/31/2017	3,219,329	1,575,335	1,643,994	KMOV-TV, Inc.	51,535	24.2%	12/31/2027 (50,460 SF); 12/1/2027 (1,075 SF)	Crawford, Murphy & Tilly, Inc.
23	Loan	Gatlin Retail Portfolio	12/31/2018	3,114,135	1,137,799	1,976,336	12/31/2017	3,259,232	1,145,571	2,113,661	Walmart	170,215	52.5%	Various	Various
23.01	Property	The Forum at Gateways	12/31/2018	2,434,733	940,975	1,493,758	12/31/2017	2,506,986	905,901	1,601,085	Walmart	129,615	50.6%	1/26/2024	LA Fitness
23.02	Property	Wilson Square Shopping Center	12/31/2018	679,402	196,824	482,578	12/31/2017	752,246	239,670	512,576	Walmart	40,600	59.7%	11/6/2029	Blink Fitness
24	Loan	Ambler Yards	12/31/2018	1,303,282	1,203,244	100,037	12/31/2017	973,167	721,640	251,527	MPD Chemicals, LLC	37,680	15.3%	2/28/2034	Monarch Storage & Warehouse
25	Loan	Blackmore Marketplace	12/31/2018	2,468,031	530,777	1,937,254	12/31/2017	2,204,211	473,922	1,730,290	Kohl’s	55,882	34.1%	1/31/2032	Marshalls
26	Loan	Maui Portfolio	12/31/2018	11,955,700	7,549,266	4,406,434	12/31/2017	10,797,961	7,043,060	3,754,901	N/A	N/A	N/A	N/A	N/A
26.01	Property	Maui Beach Hotel	12/31/2018	8,382,202	5,118,328	3,263,874	12/31/2017	7,372,738	4,717,527	2,655,211	N/A	N/A	N/A	N/A	N/A
26.02	Property	Maui Nui Golf Course	12/31/2018	3,573,498	2,430,938	1,142,560	12/31/2017	3,425,223	2,325,533	1,099,690	N/A	N/A	N/A	N/A	N/A
27	Loan	Motus Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Motus LLC	320,333	100.0%	6/30/2039	N/A
28	Loan	Comfort Inn & Suites - Seattle	12/31/2018	3,573,817	2,592,651	981,166	12/31/2017	3,659,697	2,684,295	975,401	N/A	N/A	N/A	N/A	N/A
29	Loan	Landing at Fancher Creek	12/31/2018	4,185,473	2,257,196	1,928,278	12/31/2017	3,730,204	2,189,341	1,540,863	N/A	N/A	N/A	N/A	N/A
30	Loan	The Bijou Building	12/31/2018	990,103	135,025	855,078	12/31/2017	726,369	141,241	585,128	Chase Bank	7,167	31.4%	9/30/2022	Clothing Shop Online
31	Loan	Howell Industrial Portfolio	12/31/2018	809,375	51,430	757,945	12/31/2017	715,625	53,339	662,286	Various	Various	N/A	Various	N/A
31.01	Property	Hatch Stamping	12/31/2018	249,045	15,825	233,220	12/31/2017	220,198	16,412	203,786	Hatch Stamping Company, LLC	100,000	100.0%	4/30/2029	N/A
31.02	Property	TK Holdings	12/31/2018	560,330	35,605	524,725	12/31/2017	495,427	36,927	458,500	TK Services Inc.	112,500	100.0%	4/30/2024	N/A
32	Loan	Pikeville Commons	TTM 7/31/2019	1,456,028	460,984	995,044	12/31/2018	1,335,789	387,118	948,672	United States Postal Service	10,550	8.7%	6/27/2024	Wildcat Warehouse
33	Loan	Courtyard by Marriott Secaucus	12/31/2018	7,972,595	5,558,617	2,413,978	12/31/2017	8,194,378	5,582,753	2,611,625	N/A	N/A	N/A	N/A	N/A
34	Loan	Meidinger Tower	12/31/2018	6,007,958	3,000,561	3,007,397	12/31/2017	5,117,403	2,702,804	2,414,599	Computershare, Inc.	112,319	33.9%	10/31/2023	Mountjoy Chilton Medley, LLP
35	Loan	The Cliffs at Waterford	12/31/2018	1,529,624	775,843	753,780	12/31/2017	1,448,284	738,929	709,355	N/A	N/A	N/A	N/A	N/A
36	Loan	Staybridge Suites Benton Harbor	12/31/2018	2,463,653	1,471,944	991,709	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Home2 Suites Cartersville	12/31/2018	2,858,549	1,487,031	1,371,519	12/31/2017	2,692,765	1,487,321	1,205,444	N/A	N/A	N/A	N/A	N/A

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Most Recent Operating Statement Date	Second Most Recent EGI	Second Most Recent Expenses	Second Most Recent NOI	Third Most Recent Operating Statement Date	Third Most Recent EGI	Third Most Recent Expenses	Third Most Recent NOI	Largest Tenant Name(7)(8)(9)(10)(11)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(2)	Second Largest Tenant Name(7)(9)(11)
38	Loan	Corporate Place	12/31/2018	1,007,773	206,263	801,510	12/31/2017	898,792	206,355	692,437	Lyrical Foods	36,395	42.0%	12/31/2022	Magico
39	Loan	New Hampshire Self Storage Portfolio	12/31/2018	1,097,965	682,460	415,505	12/31/2017	379,832	435,619	-55,787	N/A	N/A	N/A	N/A	N/A
39.01	Property	Seacoast Self Storage	12/31/2018	527,103	321,631	205,472	12/31/2017	43,647	85,687	-42,040	N/A	N/A	N/A	N/A	N/A
39.02	Property	Derry Self Storage	12/31/2018	570,862	360,829	210,033	12/31/2017	336,185	349,932	-13,747	N/A	N/A	N/A	N/A	N/A
40	Loan	Springhill Suites Auburn Hills	12/31/2018	3,087,344	2,091,649	995,695	12/31/2017	2,998,947	1,980,501	1,018,446	N/A	N/A	N/A	N/A	N/A
41	Loan	San Antonio Hotel Portfolio	12/31/2018	3,101,240	2,066,565	1,034,675	12/31/2017	2,736,738	1,969,211	767,527	N/A	N/A	N/A	N/A	N/A
41.01	Property	La Quinta San Antonio	12/31/2018	1,683,716	1,140,713	543,003	12/31/2017	1,514,194	1,072,405	441,789	N/A	N/A	N/A	N/A	N/A
41.02	Property	Best Western Elmendorf	12/31/2018	1,417,524	925,852	491,672	12/31/2017	1,222,544	896,806	325,738	N/A	N/A	N/A	N/A	N/A
42	Loan	Best Western El Grande Inn	12/31/2018	2,749,821	1,701,353	1,048,468	12/31/2017	2,335,274	1,610,057	725,217	N/A	N/A	N/A	N/A	N/A
43	Loan	MainStay Suites Grantville Hershey	12/31/2018	1,865,385	946,739	918,646	12/31/2017	1,782,281	927,695	854,587	N/A	N/A	N/A	N/A	N/A
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	12/31/2018	2,332,748	1,429,954	902,794	12/31/2017	1,711,719	1,141,426	570,293	N/A	N/A	N/A	N/A	N/A
45	Loan	Indian Lake West Plaza	12/31/2018	1,388,558	294,359	1,094,199	12/31/2017	1,353,854	275,399	1,078,455	Tuesday Morning	10,090	24.4%	12/31/2025	Nest Décor
46	Loan	El Segundo Plaza	12/31/2018	1,015,915	205,318	810,597	12/31/2017	0	0	0	CVB Financial Corp., dba Citizens Business Bank	5,620	23.4%	5/31/2027	Soul Sauce Cantina, LLC, dba Sausal
47	Loan	Hampton Inn Belton	12/31/2018	2,281,670	1,443,463	838,208	12/31/2017	2,304,073	1,457,271	846,802	N/A	N/A	N/A	N/A	N/A
48	Loan	87 East 4th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Sentio - Matthew Kenney	1,669	28.7%	9/24/2033	N/A
49	Loan	Norman’s Crossing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	First Watch Restaurant	3,400	59.1%	5/31/2029	Noire the Nail Bar
50	Loan	Windsor Park Apartments	T11 11/30/2018	712,947	299,243	413,703	T11 7/31/2018	661,617	325,075	336,542	N/A	N/A	N/A	N/A	N/A
51	Loan	Walgreens Douglasville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Walgreens	13,434	100.0%	10/31/2033	N/A
52	Loan	Northern Hills Shopping Center	12/31/2018	387,189	212,638	174,551	N/A	N/A	N/A	N/A	Longhorn Café	6,000	30.3%	11/30/2027	Laundrey Rey’s
53	Loan	Webb’s Plaza	12/31/2018	870,365	283,588	586,777	12/31/2017	804,143	284,794	519,349	The Kidz Club	12,137	19.5%	4/30/2021	Family Dollar
54	Loan	Walgreens Tupelo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Walgreens	14,691	100.0%	1/31/2033	N/A
55	Loan	Best Western Plus - Newport News	12/31/2018	1,244,440	670,847	573,593	12/31/2017	1,161,754	641,550	520,204	N/A	N/A	N/A	N/A	N/A
56	Loan	Nut Tree 1670	12/31/2018	412,466	137,727	274,739	N/A	N/A	N/A	N/A	Comcast/Xfinity	4,846	50.5%	11/30/2024	Noah’s Bagels
57	Loan	Parkway Village West	12/31/2018	1,017,956	364,018	653,938	12/31/2017	942,258	336,985	605,272	Superlo Foods	29,761	20.2%	9/30/2024	Dollar General
58	Loan	Walgreens Lexington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Walgreens	14,820	100.0%	10/31/2034	N/A
59	Loan	Military Plaza	12/31/2018	660,621	212,062	448,559	12/31/2017	537,965	187,139	350,825	Urban Air	34,512	33.0%	2/28/2026	Big Lots
60	Loan	Ashgrove Apartments	12/31/2018	740,727	411,890	328,837	12/31/2017	654,009	414,096	239,913	N/A	N/A	N/A	N/A	N/A
61	Loan	Eagle Springs Professional Center	12/31/2018	518,820	183,957	334,863	12/31/2017	513,613	190,852	322,761	Vision Source	3,490	13.5%	5/31/2024	Theraworks, Inc.
62	Loan	Safe and Sound Storage	12/31/2018	359,474	116,902	242,572	12/31/2017	384,822	105,310	279,512	N/A	N/A	N/A	N/A	N/A
63	Loan	Twin Oaks Apartments	12/31/2018	529,994	227,788	302,206	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	Loan	Cavalier Manor Apartments	12/31/2018	582,392	351,964	230,428	12/31/2017	544,125	297,693	246,432	N/A	N/A	N/A	N/A	N/A
65	Loan	Ludington Retail Center	12/31/2018	408,388	160,644	247,744	12/31/2017	393,312	122,907	270,405	Peebles	15,504	20.0%	1/31/2023	Harbor Freight Tools
66	Loan	Dollar General Fayette	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	10,566	100.0%	1/27/2034	N/A
67	Loan	FedEx Muncie	12/31/2018	107,037	10,809	96,228	12/31/2017	107,188	10,812	96,377	Federal Express Corporation	13,875	100.0%	9/14/2028	N/A
68	Loan	Dollar General Centralia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,002	100.0%	2/28/2034	N/A
69	Loan	Dollar General Hubbard Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,026	100.0%	5/7/2034	N/A
70	Loan	Dollar General Trenton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Dollar General	9,100	100.0%	12/31/2033	N/A

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(8)(9)(11)(22)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(9)(11)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(2)
1	Loan	Grand Canal Shoppes	38,920	5.1%	5/31/2029	Madame Tussaud Las Vegas	28,235	3.7%	28,000 SF (7/31/2024); 235 SF (12/31/2019)	Regis Galerie	28,099	3.7%	15,039 SF (5/31/2025); 8,406 SF (12/31/2020); 4,654 SF (2/29/2020)
2	Loan	Phoenix Industrial Portfolio II	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	Various
2.01	Property	Flint	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.02	Property	Beloit	99,670	24.1%	8/31/2020	Foal, LLC	18,511	4.5%	1/31/2020	SSB Manufacturing Company	18,175	4.4%	11/30/2021
2.03	Property	Jefferson	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.04	Property	DuBois	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2.05	Property	Huntsville	104,825	33.6%	1/31/2021	Custom Assembly, Inc	70,000	22.4%	11/30/2019	N/A	N/A	N/A	N/A
3	Loan	600 & 620 National Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	Loan	Phoenix Industrial Portfolio I	Various	N/A	Various	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.01	Property	Emerson	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.02	Property	St Francis	98,757	24.8%	4/30/2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4.03	Property	Delta	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
5	Loan	10000 Santa Monica Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
6	Loan	Global Data Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7	Loan	Waramaug Florida Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.01	Property	Residence Inn – Port St. Lucie	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
7.02	Property	Springhill Suites – Tallahassee Central	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8	Loan	The Chantilly Office Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	Various
8.01	Property	Stoneleigh I	5,095	4.6%	6/30/2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.02	Property	Stoneleigh II	31,556	29.6%	7/31/2021	Johnston McLamb CASE Solutions, Inc.	27,194	25.5%	1/14/2024	AECOM Management Services, Inc.	3,363	3.2%	11/30/2022
8.03	Property	Glenview II	20,358	26.3%	11/30/2024	National Datacare Corporation	12,805	16.5%	10/31/2020	Omniplex World Services	4,370	5.6%	2/29/2020
8.04	Property	Glenview I	20,020	26.1%	12/31/2024	General Dynamics Information Technology, Inc.	20,000	26.1%	1/31/2021	N/A	N/A	N/A	N/A
8.05	Property	Glenbrook III	10,701	18.2%	9/30/2019	America’s Charities	7,951	13.5%	12/31/2021	First American Title	5,856	10.0%	1/31/2021
9	Loan	Fresenius Salt Lake	11,031	21.4%	3/31/2033	Fresenius Management Services	7,140	13.8%	3/31/2033	Utah Vascular Clinic	6,851	13.3%	1/4/2033
10	Loan	Centrepointe Plaza	21,934	19.0%	1/31/2026	Sayaka Japanese Restaurant	8,615	7.5%	2/28/2028	Kalifornia Distilleries	7,318	6.3%	3/20/2029
11	Loan	Nostrand Place	5,670	8.1%	3/31/2024	Bogoraz Law Group	3,300	4.7%	9/30/2027	Billmed Management LLC	3,101	4.4%	12/31/2024
12	Loan	Chelmsford MHC	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
13	Loan	Eagle Point Village Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	Loan	The Black Building	10,436	8.4%	2/28/2025	P Dub Land Holdings	4,857	3.9%	5/31/2034	Southwest Anti Aging	4,267	3.4%	2/28/2026
15	Loan	10-12 Celina Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	Loan	SpringHill Suites Corona Riverside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	Loan	Smoke Tree Village and Smoke Tree Commons	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	Various
17.01	Property	Smoke Tree Commons	25,360	14.8%	8/31/2023	Michael’s	21,630	12.6%	5/31/2021	Cost Plus	18,300	10.7%	1/31/2021
17.02	Property	Smoke Tree Village	4,000	3.6%	MTM	Pho 533	3,343	3.0%	7/31/2021	U.S. Post Office	3,000	2.7%	8/31/2020
18	Loan	CIRE Equity Retail & Industrial Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	Various
18.01	Property	Wood Village Town Center	9,800	7.1%	6/30/2024	The Rock Wood Fired Pizza & Spirit	5,196	3.8%	6/30/2021	The Sleep Train, Inc.	5,091	3.7%	9/30/2026
18.02	Property	Pecan Promenade	27,564	19.5%	11/30/2029	Dollar Tree	10,000	7.1%	10/31/2022	Kirkland’s	10,000	7.1%	6/30/2020
18.03	Property	Valley Plaza	27,650	18.9%	1/31/2021	Salon Boutique	7,880	5.4%	5/31/2028	Banner Health	5,000	3.4%	8/31/2023
18.04	Property	Pear Tree	49,377	25.0%	3/31/2024	Ross Stores	25,976	13.2%	1/30/2025	Big 5 Sporting Goods	16,520	8.4%	5/31/2022
18.05	Property	Glendale Market Square	45,000	24.2%	11/30/2024	EJ’s Auction & Consignment	28,909	15.6%	11/30/2025	Hospice of the Valley	8,443	4.5%	2/29/2020
18.06	Property	Central Park Shopping Center	29,294	19.9%	5/31/2025	Adventure Dental	8,805	6.0%	4/30/2024	Fast Cash Pawn and Jewelry	5,724	3.9%	11/30/2019
18.07	Property	Val Vista Towne Center	13,221	14.2%	1/31/2022	Fred Astaire	3,511	3.8%	11/30/2024	Val Vista Dental	2,551	2.7%	4/30/2020
18.08	Property	2641 Hall Ave - Riverside, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.09	Property	606 W Troy - Indianapolis, IN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.10	Property	Homeland - Bartow, FL	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18.11	Property	2621 Hall Ave - Riverside, CA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	Loan	Courtyard by Marriott Mt. Juliet	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	Hudson River Hotel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
21	Loan	Hampton Inn & Suites Mt. Juliet	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
22	Loan	Gateway Tower	19,670	9.2%	9/30/2028	East-West Gateway Coordination	16,329	7.7%	12/31/2028 (16,101 SF); 12/1/2099 (228 SF)	Oculus, Inc.	14,808	6.9%	8/31/2023
23	Loan	Gatlin Retail Portfolio	Various	N/A	Various	Various	Various	N/A	Various	Various	Various	N/A	Various
23.01	Property	The Forum at Gateways	42,300	16.5%	1/31/2029	Dollar Tree	11,972	4.7%	11/1/2029	Buffalo Wild Wings	7,583	3.0%	4/12/2024
23.02	Property	Wilson Square Shopping Center	11,400	16.8%	9/4/2029	Own It Home Furnishings	5,280	7.8%	10/31/2024	Super Wing & Philly	1,575	2.3%	2/28/2026
24	Loan	Ambler Yards	36,767	14.9%	7/31/2022	Kupper Engineering, Inc	19,022	7.7%	1/31/2028	Betty Borden’s House of Whacks	18,305	7.4%	4/30/2024
25	Loan	Blackmore Marketplace	24,000	14.6%	10/31/2023	Michael’s	18,362	11.2%	7/31/2029	PetSmart	17,868	10.9%	1/31/2028
26	Loan	Maui Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26.01	Property	Maui Beach Hotel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26.02	Property	Maui Nui Golf Course	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
27	Loan	Motus Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	Comfort Inn & Suites - Seattle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	Landing at Fancher Creek	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	Loan	The Bijou Building	5,150	22.6%	9/30/2022	Beach City Capital	4,510	19.8%	10/31/2026	Steel Services, LTD.	3,082	13.5%	7/31/2022
31	Loan	Howell Industrial Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31.01	Property	Hatch Stamping	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31.02	Property	TK Holdings	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	Loan	Pikeville Commons	3,492	2.9%	7/31/2021	OneMain Financial	2,683	2.2%	9/30/2020	Moe’s Southwest Grill	2,682	2.2%	4/30/2026
33	Loan	Courtyard by Marriott Secaucus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan	Meidinger Tower	37,345	11.3%	11/30/2022	Cotiviti Healthcare	27,960	8.4%	7/31/2021	River Road Asset Management, LLC	19,980	6.0%	8/14/2022
35	Loan	The Cliffs at Waterford	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	Loan	Staybridge Suites Benton Harbor	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	Loan	Home2 Suites Cartersville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Second Largest Tenant Sq. Ft.	Second Largest Tenant % of NRA	Second Largest Tenant Exp. Date(2)	Third Largest Tenant Name(8)(9)(11)(22)	Third Largest Tenant Sq. Ft.	Third Largest Tenant % of NRA	Third Largest Tenant Exp. Date(2)	Fourth Largest Tenant Name(9)(11)	Fourth Largest Tenant Sq. Ft.	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Exp. Date(2)
38	Loan	Corporate Place	30,000	34.6%	3/31/2025	Coram Healthcare	20,218	23.3%	1/31/2026	N/A	N/A	N/A	N/A
39	Loan	New Hampshire Self Storage Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39.01	Property	Seacoast Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39.02	Property	Derry Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
40	Loan	Springhill Suites Auburn Hills	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	San Antonio Hotel Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.01	Property	La Quinta San Antonio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41.02	Property	Best Western Elmendorf	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
42	Loan	Best Western El Grande Inn	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
43	Loan	MainStay Suites Grantville Hershey	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
45	Loan	Indian Lake West Plaza	7,374	17.8%	10/31/2020	Bonfire Mongolian Grill	5,013	12.1%	11/30/2021	FitRev Gym	4,800	11.6%	3/31/2021
46	Loan	El Segundo Plaza	3,935	16.4%	7/31/2025	Expert Cleaners	2,541	10.6%	1/31/2027	Gambucci Clinic	1,970	8.2%	6/30/2022
47	Loan	Hampton Inn Belton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	Loan	87 East 4th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	Loan	Norman’s Crossing	2,350	40.9%	7/31/2029	Chase Bank	N/A	N/A	12/31/2038	N/A	N/A	N/A	N/A
50	Loan	Windsor Park Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	Loan	Walgreens Douglasville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	Loan	Northern Hills Shopping Center	3,321	16.7%	12/31/2028	Pho & Chinese	3,100	15.6%	4/30/2024	Dunkin Donuts	2,400	12.1%	7/31/2023
53	Loan	Webb’s Plaza	10,945	17.6%	12/31/2022	Amped Fitness	10,600	17.0%	10/31/2026	Pinellas MYcroschool	10,166	16.3%	7/31/2022
54	Loan	Walgreens Tupelo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	Loan	Best Western Plus - Newport News	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	Loan	Nut Tree 1670	2,311	24.1%	2/29/2028	Cream	1,218	12.7%	4/30/2028	The Juice Company	1,217	12.7%	11/30/2028
57	Loan	Parkway Village West	19,128	13.0%	10/31/2021	Advance Auto Parts	16,820	11.4%	5/31/2027	Central Wigs	13,872	9.4%	4/30/2022
58	Loan	Walgreens Lexington	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	Loan	Military Plaza	30,260	28.9%	1/31/2021	Harbor Freight Tools	16,582	15.8%	8/31/2027	Dollar Tree	8,228	7.9%	8/31/2024
60	Loan	Ashgrove Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	Loan	Eagle Springs Professional Center	2,757	10.6%	8/31/2024	Jerry L Gentry, MD	2,700	10.4%	9/30/2021	Howard Lomax, DDS	2,500	9.7%	8/31/2024
62	Loan	Safe and Sound Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	Loan	Twin Oaks Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	Loan	Cavalier Manor Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	Loan	Ludington Retail Center	15,373	19.8%	7/31/2028	Total Fitness	12,757	16.5%	4/30/2023	Dollar General	10,043	13.0%	9/30/2024
66	Loan	Dollar General Fayette	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
67	Loan	FedEx Muncie	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
68	Loan	Dollar General Centralia	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
69	Loan	Dollar General Hubbard Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
70	Loan	Dollar General Trenton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fifth Largest Tenant Name(9)(11)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(14)(15)	Environmental Report Date (Phase II)(14)(15)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve	Monthly Tax Reserve	Initial Insurance Reserve	Monthly Insurance Reserve	Initial Replacement Reserve
1	Loan	Grand Canal Shoppes	TAO Nightclub	24,378	3.2%	1/31/2025	3/18/2019	5/15/2019	N/A	N/A	N/A	Refinance
2	Loan	Phoenix Industrial Portfolio II	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Refinance	283,040	261,385	62,502	159,062	13,255
2.01	Property	Flint	N/A	N/A	N/A	N/A	8/15/2019	8/15/2019	N/A	N/A	N/A
2.02	Property	Beloit	N/A	N/A	N/A	N/A	8/15/2019	8/15/2019	N/A	N/A	N/A
2.03	Property	Jefferson	N/A	N/A	N/A	N/A	8/15/2019	8/15/2019	N/A	N/A	N/A
2.04	Property	DuBois	N/A	N/A	N/A	N/A	8/19/2019	8/19/2019	N/A	N/A	N/A
2.05	Property	Huntsville	N/A	N/A	N/A	N/A	8/15/2019	8/15/2019	N/A	N/A	N/A
3	Loan	600 & 620 National Avenue	N/A	N/A	N/A	N/A	8/26/2019	8/27/2019	N/A	8/26/2019	6.0%	Acquisition						75,532
4	Loan	Phoenix Industrial Portfolio I	N/A	N/A	N/A	N/A	Various	Various	N/A	N/A	N/A	Refinance	37,156	239,610	38,339	30,321	4,798
4.01	Property	Emerson	N/A	N/A	N/A	N/A	7/23/2019	8/5/2019	N/A	N/A	N/A
4.02	Property	St Francis	N/A	N/A	N/A	N/A	7/24/2019	8/5/2019	N/A	N/A	N/A
4.03	Property	Delta	N/A	N/A	N/A	N/A	7/22/2019	8/8/2019	N/A	N/A	N/A
5	Loan	10000 Santa Monica Boulevard	N/A	N/A	N/A	N/A	3/26/2019	3/27/2019	N/A	3/26/2019	9.0%	Refinance		890,641	222,660
6	Loan	Global Data Center	N/A	N/A	N/A	N/A	6/21/2019	6/17/2019	N/A	N/A	N/A	Refinance
7	Loan	Waramaug Florida Hotel Portfolio	N/A	N/A	N/A	N/A	Various	7/17/2019	N/A	N/A	N/A	Acquisition		218,149	31,164	116,710	10,610
7.01	Property	Residence Inn – Port St. Lucie	N/A	N/A	N/A	N/A	5/31/2019	7/17/2019	N/A	N/A	N/A
7.02	Property	Springhill Suites – Tallahassee Central	N/A	N/A	N/A	N/A	5/29/2019	7/17/2019	N/A	N/A	N/A
8	Loan	The Chantilly Office Portfolio	Various	Various	N/A	Various	Various	4/3/2019	N/A	N/A	N/A	Recapitalization
8.01	Property	Stoneleigh I	N/A	N/A	N/A	N/A	3/29/2019	4/3/2019	N/A	N/A	N/A
8.02	Property	Stoneleigh II	N/A	N/A	N/A	N/A	3/29/2019	4/3/2019	N/A	N/A	N/A
8.03	Property	Glenview II	N/A	N/A	N/A	N/A	4/1/2019	4/3/2019	N/A	N/A	N/A
8.04	Property	Glenview I	N/A	N/A	N/A	N/A	4/1/2019	4/3/2019	N/A	N/A	N/A
8.05	Property	Glenbrook III	AECOM Management Services, Inc.	5,184	8.8%	10/31/2021	4/1/2019	4/3/2019	N/A	N/A	N/A
9	Loan	Fresenius Salt Lake	Utah Imaging Associates	4,572	8.9%	1/4/2028	7/30/2019	7/30/2019	N/A	8/21/2019	7.0%	Refinance		164,730	13,728	13,805	1,534
10	Loan	Centrepointe Plaza	Classic Molding	5,789	5.0%	2/28/2021	4/19/2019	4/19/2019	N/A	4/23/2019	12.0%	Refinance		104,832	24,960	15,389	4,885
11	Loan	Nostrand Place	Chopstix	3,081	4.4%	4/30/2024	6/25/2018	7/2/2019	N/A	N/A	N/A	Acquisition	300,625	221,976	55,494
12	Loan	Chelmsford MHC	N/A	N/A	N/A	N/A	7/2/2019	7/2/2019	N/A	N/A	N/A	Refinance		23,865	11,933
13	Loan	Eagle Point Village Apartments	N/A	N/A	N/A	N/A	5/20/2019	5/20/2019	N/A	N/A	N/A	Refinance		207,625	24,717	35,213	3,726
14	Loan	The Black Building	Aim Bank	3,696	3.0%	8/31/2020	8/22/2019	8/22/2019	N/A	N/A	N/A	Refinance		174,474	17,447	39,543	5,649
15	Loan	10-12 Celina Avenue	N/A	N/A	N/A	N/A	6/25/2019	7/1/2019	6/28/2019	N/A	N/A	Acquisition		111,965	37,322	11,404	3,801
16	Loan	SpringHill Suites Corona Riverside	N/A	N/A	N/A	N/A	7/1/2019	6/20/2019	N/A	6/20/2019	4.0%	Acquisition	313	64,467	15,349	4,639	2,209
17	Loan	Smoke Tree Village and Smoke Tree Commons	Various	Various	N/A	Various	4/30/2019	Various	N/A	5/1/2019	Various	Refinance
17.01	Property	Smoke Tree Commons	Walgreens	14,820	8.6%	5/1/2073	4/30/2019	4/25/2019	N/A	5/1/2019	12.0%
17.02	Property	Smoke Tree Village	Giuseppe’s Pizza & Pasta	2,602	2.4%	4/30/2021	4/30/2019	4/30/2019	N/A	5/1/2019	15.0%
18	Loan	CIRE Equity Retail & Industrial Portfolio	Various	Various	N/A	Various	4/12/2019	4/12/2019	N/A	Various	Various	Refinance	171,330	323,078	161,539			301,104
18.01	Property	Wood Village Town Center	National Vision, Inc.	3,183	2.3%	1/31/2020	4/12/2019	4/12/2019	N/A	4/12/2019	7.0%
18.02	Property	Pecan Promenade	Shoe Show	7,007	5.0%	6/30/2026	4/12/2019	4/12/2019	N/A	N/A	N/A
18.03	Property	Valley Plaza	Sprint	4,230	2.9%	8/31/2021	4/12/2019	4/12/2019	N/A	N/A	N/A
18.04	Property	Pear Tree	Maurice’s	5,300	2.7%	1/31/2021	4/12/2019	4/12/2019	N/A	4/12/2019	17.0%
18.05	Property	Glendale Market Square	Cucina Tagliani	4,920	2.6%	4/30/2024	4/12/2019	4/12/2019	N/A	N/A	N/A
18.06	Property	Central Park Shopping Center	Comrade Brewery	5,315	3.6%	5/31/2021	4/12/2019	4/12/2019	N/A	N/A	N/A
18.07	Property	Val Vista Towne Center	Regis Salon	1,910	2.0%	11/30/2019	4/12/2019	4/12/2019	N/A	N/A	N/A
18.08	Property	2641 Hall Ave - Riverside, CA	N/A	N/A	N/A	N/A	4/12/2019	4/12/2019	N/A	4/12/2019	14.0%
18.09	Property	606 W Troy - Indianapolis, IN	N/A	N/A	N/A	N/A	4/12/2019	4/12/2019	N/A	N/A	N/A
18.10	Property	Homeland - Bartow, FL	N/A	N/A	N/A	N/A	4/12/2019	4/12/2019	N/A	N/A	N/A
18.11	Property	2621 Hall Ave - Riverside, CA	N/A	N/A	N/A	N/A	4/12/2019	4/12/2019	N/A	4/12/2019	11.0%
19	Loan	Courtyard by Marriott Mt. Juliet	N/A	N/A	N/A	N/A	8/1/2019	8/1/2019	N/A	N/A	N/A	Refinance		76,372	8,486	5,540	1,847
20	Loan	Hudson River Hotel	N/A	N/A	N/A	N/A	6/5/2019	6/5/2019	N/A	N/A	N/A	Refinance	65,000	147,213	36,803	37,596	4,177
21	Loan	Hampton Inn & Suites Mt. Juliet	N/A	N/A	N/A	N/A	8/1/2019	8/1/2019	N/A	N/A	N/A	Refinance		65,133	7,237	17,259	1,918
22	Loan	Gateway Tower	Fox Galvin, LLC	14,697	6.9%	6/30/2026	8/29/2019	8/28/2019	N/A	N/A	N/A	Refinance		360,627	34,021	6,029	3,768
23	Loan	Gatlin Retail Portfolio	Various	Various	N/A	Various	8/22/2019	8/22/2019	N/A	N/A	N/A	Refinance	142,933	211,249	36,596
23.01	Property	The Forum at Gateways	Rondo Produce Market	4,866	1.9%	1/31/2025	8/22/2019	8/22/2019	N/A	N/A	N/A
23.02	Property	Wilson Square Shopping Center	Smoke N’ Vape	1,500	2.2%	2/28/2020	8/22/2019	8/22/2019	N/A	N/A	N/A
24	Loan	Ambler Yards	Phenom People	17,689	7.2%	4/1/2026	3/20/2019	3/21/2019	N/A	N/A	N/A	Refinance		23,761	9,139	119,496	10,074	267,691
25	Loan	Blackmore Marketplace	ULTA	9,992	6.1%	7/31/2024	4/25/2019	8/14/2019	N/A	N/A	N/A	Refinance
26	Loan	Maui Portfolio	N/A	N/A	N/A	N/A	11/13/2018	Various	N/A	N/A	N/A	Acquisition	122,281	68,919	12,307	98,753	27,431	1,610,000
26.01	Property	Maui Beach Hotel	N/A	N/A	N/A	N/A	11/13/2018	11/15/2018	N/A	N/A	N/A
26.02	Property	Maui Nui Golf Course	N/A	N/A	N/A	N/A	11/13/2018	11/13/2018	N/A	N/A	N/A
27	Loan	Motus Headquarters	N/A	N/A	N/A	N/A	5/29/2019	5/24/2019	N/A	N/A	N/A	Acquisition
28	Loan	Comfort Inn & Suites - Seattle	N/A	N/A	N/A	N/A	8/21/2019	8/21/2019	N/A	8/21/2019	9.0%	Refinance	12,813	9,093	9,093	23,171	3,049
29	Loan	Landing at Fancher Creek	N/A	N/A	N/A	N/A	7/29/2019	7/28/2019	N/A	7/29/2019	3.0%	Refinance	29,438	272,985	38,998	86,016	10,752
30	Loan	The Bijou Building	Bar Method Hermosa	1,530	6.7%	6/30/2022	7/17/2019	4/29/2019	N/A	7/17/2019	19.0%	Acquisition		18,288	3,048	1,686
31	Loan	Howell Industrial Portfolio	N/A	N/A	N/A	N/A	Various	5/10/2019	N/A	N/A	N/A	Refinance		26,278	8,759	17,698	1,770
31.01	Property	Hatch Stamping	N/A	N/A	N/A	N/A	8/26/2019	5/10/2019	N/A	N/A	N/A
31.02	Property	TK Holdings	N/A	N/A	N/A	N/A	5/21/2019	5/10/2019	N/A	N/A	N/A
32	Loan	Pikeville Commons	Kay Jewelers	2,500	2.1%	12/31/2024	7/12/2019	7/12/2019	N/A	N/A	N/A	Refinance	5,500	125,736	13,971	18,203	2,023
33	Loan	Courtyard by Marriott Secaucus	N/A	N/A	N/A	N/A	8/29/2019	8/29/2019	N/A	N/A	N/A	Refinance
34	Loan	Meidinger Tower	Seiller Waterman, LLC	14,341	4.3%	12/31/2023	4/29/2019	4/29/2019	N/A	N/A	N/A	Refinance		350,931	36,555
35	Loan	The Cliffs at Waterford	N/A	N/A	N/A	N/A	8/2/2019	8/2/2019	N/A	N/A	N/A	Acquisition		34,162	17,081		5,286	3,000
36	Loan	Staybridge Suites Benton Harbor	N/A	N/A	N/A	N/A	6/19/2019	6/19/2019	N/A	N/A	N/A	Refinance		13,056	13,056	6,958	1,740
37	Loan	Home2 Suites Cartersville	N/A	N/A	N/A	N/A	6/19/2019	6/19/2019	N/A	N/A	N/A	Refinance		43,155	4,110	11,862	1,614

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Fifth Largest Tenant Name(9)(11)	Fifth Largest Tenant Sq. Ft.	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Exp. Date(2)	Engineering Report Date	Environmental Report Date (Phase I)(14)(15)	Environmental Report Date (Phase II)(14)(15)	Seismic Report Date	Seismic PML %	Loan Purpose	Engineering Reserve / Deferred Maintenance	Initial Tax Reserve	Monthly Tax Reserve	Initial Insurance Reserve	Monthly Insurance Reserve	Initial Replacement Reserve
38	Loan	Corporate Place	N/A	N/A	N/A	N/A	7/2/2019	7/3/2019	N/A	7/2/2019	16.0%	Refinance		34,445	6,889
39	Loan	New Hampshire Self Storage Portfolio	N/A	N/A	N/A	N/A	7/8/2019	7/3/2019	N/A	N/A	N/A	Acquisition		88,396	16,837	9,188	729
39.01	Property	Seacoast Self Storage	N/A	N/A	N/A	N/A	7/8/2019	7/3/2019	N/A	N/A	N/A
39.02	Property	Derry Self Storage	N/A	N/A	N/A	N/A	7/8/2019	7/3/2019	N/A	N/A	N/A
40	Loan	Springhill Suites Auburn Hills	N/A	N/A	N/A	N/A	7/12/2019	7/12/2019	N/A	N/A	N/A	Refinance			11,668	13,035	2,607
41	Loan	San Antonio Hotel Portfolio	N/A	N/A	N/A	N/A	3/5/2019	3/5/2019	N/A	N/A	N/A	Refinance		220,846	22,085	37,921	3,033
41.01	Property	La Quinta San Antonio	N/A	N/A	N/A	N/A	3/5/2019	3/5/2019	N/A	N/A	N/A
41.02	Property	Best Western Elmendorf	N/A	N/A	N/A	N/A	3/5/2019	3/5/2019	N/A	N/A	N/A
42	Loan	Best Western El Grande Inn	N/A	N/A	N/A	N/A	8/10/2019	8/9/2019	N/A	8/12/2019	14.0%	Refinance	12,500	33,818	4,831	12,157	1,577
43	Loan	MainStay Suites Grantville Hershey	N/A	N/A	N/A	N/A	6/17/2019	6/17/2019	N/A	N/A	N/A	Refinance			6,045	23,275	3,167
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	N/A	N/A	N/A	N/A	6/27/2019	6/26/2019	N/A	N/A	N/A	Acquisition		44,954	4,281	22,117	3,511
45	Loan	Indian Lake West Plaza	Five Guys Burgers and Fries	2,435	5.9%	12/31/2025	6/10/2019	6/11/2019	N/A	N/A	N/A	Refinance	3,375	86,276	12,325	3,138	1,494
46	Loan	El Segundo Plaza	Havana Sandwich Company	1,430	6.0%	4/30/2024	5/13/2019	7/1/2019	N/A	5/13/2019	16.0%	Refinance		25,588	7,108	3,560	1,369
47	Loan	Hampton Inn Belton	N/A	N/A	N/A	N/A	5/31/2019	5/31/2019	N/A	N/A	N/A	Refinance		81,071	8,579	6,225	2,964
48	Loan	87 East 4th Street	N/A	N/A	N/A	N/A	7/2/2019	7/5/2019	N/A	N/A	N/A	Refinance	7,500	1,814	1,814	4,178	696
49	Loan	Norman’s Crossing	N/A	N/A	N/A	N/A	7/18/2019	7/18/2019	N/A	N/A	N/A	Refinance			2,031	1,778	386
50	Loan	Windsor Park Apartments	N/A	N/A	N/A	N/A	6/28/2019	N/A	N/A	N/A	N/A	Refinance	196,138	38,367	5,481
51	Loan	Walgreens Douglasville	N/A	N/A	N/A	N/A	8/7/2019	8/7/2019	N/A	N/A	N/A	Refinance
52	Loan	Northern Hills Shopping Center	Mariner Finance	1,806	9.1%	5/31/2021	7/8/2019	7/5/2019	N/A	N/A	N/A	Acquisition		90,607	10,787	3,893	927
53	Loan	Webb’s Plaza	St. Petersburg Kidney Care	6,082	9.8%	5/31/2022	7/16/2019	7/16/2019	N/A	N/A	N/A	Refinance	4,563	103,045	8,178	13,559	2,583
54	Loan	Walgreens Tupelo	N/A	N/A	N/A	N/A	8/7/2019	8/7/2019	N/A	N/A	N/A	Refinance
55	Loan	Best Western Plus - Newport News	N/A	N/A	N/A	N/A	7/18/2019	7/18/2019	N/A	N/A	N/A	Refinance			3,851	986	939
56	Loan	Nut Tree 1670	N/A	N/A	N/A	N/A	6/24/2019	N/A	N/A	6/24/2019	9.0%	Refinance		26,855	5,371
57	Loan	Parkway Village West	Multiline Furniture	11,000	7.5%	11/30/2020	4/15/2019	4/15/2019	N/A	4/15/2019	11.0%	Acquisition	267,695	36,856	10,238	7,464	2,871
58	Loan	Walgreens Lexington	N/A	N/A	N/A	N/A	8/7/2019	8/12/2019	N/A	N/A	N/A	Refinance
59	Loan	Military Plaza	Buffet City	7,062	6.7%	1/31/2022	6/24/2019	6/24/2019	N/A	N/A	N/A	Refinance	18,750		4,723	18,833
60	Loan	Ashgrove Apartments	N/A	N/A	N/A	N/A	7/11/2019	7/12/2019	N/A	N/A	N/A	Acquisition	38,563	7,653	7,288	18,806	1,990	170,000
61	Loan	Eagle Springs Professional Center	Alliance MRI Lake Houston LLC	2,100	8.1%	11/30/2020	7/5/2019	7/3/2019	N/A	N/A	N/A	Acquisition		71,621	8,526	1,199	1,142
62	Loan	Safe and Sound Storage	N/A	N/A	N/A	N/A	6/28/2019	6/27/2019	N/A	N/A	N/A	Refinance		12,123	1,347	4,178	1,393
63	Loan	Twin Oaks Apartments	N/A	N/A	N/A	N/A	7/9/2019	7/11/2019	N/A	N/A	N/A	Acquisition		11,874	3,958	4,288	2,144
64	Loan	Cavalier Manor Apartments	N/A	N/A	N/A	N/A	8/6/2019	8/7/2019	N/A	N/A	N/A	Acquisition	6,313	23,552	7,851	5,223	1,045
65	Loan	Ludington Retail Center	Aarons	6,690	8.6%	7/31/2021	7/2/2019	7/9/2019	N/A	N/A	N/A	Acquisition			3,962
66	Loan	Dollar General Fayette	N/A	N/A	N/A	N/A	4/9/2019	4/9/2019	N/A	N/A	N/A	Acquisition		4,000	333
67	Loan	FedEx Muncie	N/A	N/A	N/A	N/A	6/24/2019	6/25/2019	N/A	N/A	N/A	Refinance	61,278	731	731
68	Loan	Dollar General Centralia	N/A	N/A	N/A	N/A	2/26/2019	2/22/2019	N/A	N/A	N/A	Acquisition		4,000	333
69	Loan	Dollar General Hubbard Lake	N/A	N/A	N/A	N/A	5/15/2019	5/14/2019	N/A	N/A	N/A	Acquisition		4,000	333
70	Loan	Dollar General Trenton	N/A	N/A	N/A	N/A	1/17/2019	1/17/2019	N/A	N/A	N/A	Acquisition		4,000	333

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Replacement Reserve(13)(18)	Replacement Reserve Cap(18)	Initial TI/LC Reserve(11)	Monthly TI/LC Reserve(13)
1	Loan	Grand Canal Shoppes		386,928	12,309,694
2	Loan	Phoenix Industrial Portfolio II	19,922	481,308		199,221
2.01	Property	Flint
2.02	Property	Beloit
2.03	Property	Jefferson
2.04	Property	DuBois
2.05	Property	Huntsville
3	Loan	600 & 620 National Avenue	3,147	75,532	12,085,120
4	Loan	Phoenix Industrial Portfolio I	9,846	236,313	500,000
4.01	Property	Emerson
4.02	Property	St Francis
4.03	Property	Delta
5	Loan	10000 Santa Monica Boulevard	6,814	250,000
6	Loan	Global Data Center
7	Loan	Waramaug Florida Hotel Portfolio	14,081	N/A
7.01	Property	Residence Inn – Port St. Lucie
7.02	Property	Springhill Suites – Tallahassee Central
8	Loan	The Chantilly Office Portfolio		257,476
8.01	Property	Stoneleigh I
8.02	Property	Stoneleigh II
8.03	Property	Glenview II
8.04	Property	Glenview I
8.05	Property	Glenbrook III
9	Loan	Fresenius Salt Lake	645			860
10	Loan	Centrepointe Plaza	1,250	N/A	850,000	$25,000 until 7/6/2021; $0 thereafter
11	Loan	Nostrand Place	937	N/A	400,000
12	Loan	Chelmsford MHC	1,058	N/A
13	Loan	Eagle Point Village Apartments	6,250	300,000
14	Loan	The Black Building	1,550	N/A		7,751
15	Loan	10-12 Celina Avenue	2,682	N/A		1,877
16	Loan	SpringHill Suites Corona Riverside	15,395	N/A
17	Loan	Smoke Tree Village and Smoke Tree Commons		N/A
17.01	Property	Smoke Tree Commons
17.02	Property	Smoke Tree Village
18	Loan	CIRE Equity Retail & Industrial Portfolio	20,994	An amount equal to the product of: (x) the sum of (1) the product obtained by multiplying $0.19 by the aggregate number of rentable retail square footage in the Properties, plus (2) the product obtained by multiplying $0.05 by the aggregate number of rentable non-retail square footage in the Properties; and (y) 2	589,027	93,310
18.01	Property	Wood Village Town Center
18.02	Property	Pecan Promenade
18.03	Property	Valley Plaza
18.04	Property	Pear Tree
18.05	Property	Glendale Market Square
18.06	Property	Central Park Shopping Center
18.07	Property	Val Vista Towne Center
18.08	Property	2641 Hall Ave - Riverside, CA
18.09	Property	606 W Troy - Indianapolis, IN
18.10	Property	Homeland - Bartow, FL
18.11	Property	2621 Hall Ave - Riverside, CA
19	Loan	Courtyard by Marriott Mt. Juliet	10,559	N/A
20	Loan	Hudson River Hotel	1/12th of 4% of Total Revenue
21	Loan	Hampton Inn & Suites Mt. Juliet	14,078	N/A
22	Loan	Gateway Tower	3,537	N/A	400,000	13,264
23	Loan	Gatlin Retail Portfolio	4,053	N/A		13,511
23.01	Property	The Forum at Gateways
23.02	Property	Wilson Square Shopping Center
24	Loan	Ambler Yards	4,103	N/A	476,718	20,517
25	Loan	Blackmore Marketplace		N/A
26	Loan	Maui Portfolio		N/A
26.01	Property	Maui Beach Hotel
26.02	Property	Maui Nui Golf Course
27	Loan	Motus Headquarters		N/A
28	Loan	Comfort Inn & Suites - Seattle	12,984	N/A
29	Loan	Landing at Fancher Creek	11,384
30	Loan	The Bijou Building	380	9,120		2,850
31	Loan	Howell Industrial Portfolio	2,656	100,000		3,542
31.01	Property	Hatch Stamping
31.02	Property	TK Holdings
32	Loan	Pikeville Commons	2,810	N/A		1,311
33	Loan	Courtyard by Marriott Secaucus
34	Loan	Meidinger Tower	5,518	198,632		20,691
35	Loan	The Cliffs at Waterford	3,000	100,000
36	Loan	Staybridge Suites Benton Harbor	4,674	N/A
37	Loan	Home2 Suites Cartersville	9,708	N/A

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Monthly Replacement Reserve(13)(18)	Replacement Reserve Cap(18)	Initial TI/LC Reserve(11)	Monthly TI/LC Reserve(13)
38	Loan	Corporate Place	722	17,322		2,887
39	Loan	New Hampshire Self Storage Portfolio	1,442	N/A
39.01	Property	Seacoast Self Storage
39.02	Property	Derry Self Storage
40	Loan	Springhill Suites Auburn Hills	1/12th of 4% of the greater of (i) gross revenues in the preceding calendar year or (ii) the projected gross revenues for the current calendar year. Current Monthly deposit is $10,351.14	N/A
41	Loan	San Antonio Hotel Portfolio	10,819	N/A
41.01	Property	La Quinta San Antonio
41.02	Property	Best Western Elmendorf
42	Loan	Best Western El Grande Inn	7,061	N/A
43	Loan	MainStay Suites Grantville Hershey	3,014	N/A
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	7,926	N/A
45	Loan	Indian Lake West Plaza	689	N/A	350,000	4,167
46	Loan	El Segundo Plaza		N/A
47	Loan	Hampton Inn Belton	7,439	N/A
48	Loan	87 East 4th Street	188	N/A	200,000	139
49	Loan	Norman’s Crossing		N/A
50	Loan	Windsor Park Apartments	1,667
51	Loan	Walgreens Douglasville		N/A
52	Loan	Northern Hills Shopping Center	248	N/A		1,653
53	Loan	Webb’s Plaza	779	N/A		2,083
54	Loan	Walgreens Tupelo		N/A
55	Loan	Best Western Plus - Newport News	4,261	N/A
56	Loan	Nut Tree 1670	120	2,878		1,599
57	Loan	Parkway Village West	1,844	N/A	150,000	12,293
58	Loan	Walgreens Lexington		N/A
59	Loan	Military Plaza	1,308	N/A	250,000	8,720
60	Loan	Ashgrove Apartments	2,300	N/A
61	Loan	Eagle Springs Professional Center	432	N/A	150,000	2,481
62	Loan	Safe and Sound Storage	616.81; Increasing 2% annually beginning 8/1/2019	N/A
63	Loan	Twin Oaks Apartments	1,333.33; Increasing 2% annually beginning 8/14/2019	N/A
64	Loan	Cavalier Manor Apartments	$1,375, increment of 2% each year	N/A
65	Loan	Ludington Retail Center	1,080	38,884		3,600
66	Loan	Dollar General Fayette		N/A
67	Loan	FedEx Muncie	173.44; Increasing 2% annually beginning 11/6/2020	N/A	76,278	463
68	Loan	Dollar General Centralia		N/A
69	Loan	Dollar General Hubbard Lake		N/A
70	Loan	Dollar General Trenton		N/A

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	TI/LC Reserve Cap(13)	Other Reserve Reserve Description(11)(12)(17)
1	Loan	Grand Canal Shoppes	2,321,544	Gap Rent Reserve
2	Loan	Phoenix Industrial Portfolio II	1,500,000	N/A
2.01	Property	Flint
2.02	Property	Beloit
2.03	Property	Jefferson
2.04	Property	DuBois
2.05	Property	Huntsville
3	Loan	600 & 620 National Avenue		N/A
4	Loan	Phoenix Industrial Portfolio I	500,000	N/A
4.01	Property	Emerson
4.02	Property	St Francis
4.03	Property	Delta
5	Loan	10000 Santa Monica Boulevard	N/A	N/A
6	Loan	Global Data Center		N/A
7	Loan	Waramaug Florida Hotel Portfolio	N/A	PIP Reserve
7.01	Property	Residence Inn – Port St. Lucie
7.02	Property	Springhill Suites – Tallahassee Central
8	Loan	The Chantilly Office Portfolio	N/A	Tenant Allowance TI/LC Reserve ($1,481,290); Rent Concession Reserve ($593,341)
8.01	Property	Stoneleigh I
8.02	Property	Stoneleigh II
8.03	Property	Glenview II
8.04	Property	Glenview I
8.05	Property	Glenbrook III
9	Loan	Fresenius Salt Lake	N/A	N/A
10	Loan	Centrepointe Plaza	N/A	Mother’s Nutrition Restoration Funds ($85,400); Unfunded TI/LC ($39,935); Free Rent ($35,819)
11	Loan	Nostrand Place	400,000	Silver Star Gap Rent Reserve ($110,020.44); Silver Star TILC / Rent Credit Reserve ($100,000.00); Outstanding Leasing Commissions Reserve ($66,373.44); Silver Star Free Rent Reserve ($45,841.85); VankaVstanka Static Reserve ($39,286.41)
12	Loan	Chelmsford MHC	N/A	N/A
13	Loan	Eagle Point Village Apartments	N/A	N/A
14	Loan	The Black Building	575,000	N/A
15	Loan	10-12 Celina Avenue	N/A	N/A
16	Loan	SpringHill Suites Corona Riverside	N/A	PIP Reserve
17	Loan	Smoke Tree Village and Smoke Tree Commons	703,088	N/A
17.01	Property	Smoke Tree Commons
17.02	Property	Smoke Tree Village
18	Loan	CIRE Equity Retail & Industrial Portfolio	An amount equal to the product of: (x) the sum of (1) the product obtained by multiplying $1.00 by the aggregate number of rentable retail square footage in the Properties, plus (2) the product obtained by multiplying $0.50 by the aggregate number of rentable non-retail square footage in the Properties; and (y) 2.	Rent Concession Funds Reserve
18.01	Property	Wood Village Town Center
18.02	Property	Pecan Promenade
18.03	Property	Valley Plaza
18.04	Property	Pear Tree
18.05	Property	Glendale Market Square
18.06	Property	Central Park Shopping Center
18.07	Property	Val Vista Towne Center
18.08	Property	2641 Hall Ave - Riverside, CA
18.09	Property	606 W Troy - Indianapolis, IN
18.10	Property	Homeland - Bartow, FL
18.11	Property	2621 Hall Ave - Riverside, CA
19	Loan	Courtyard by Marriott Mt. Juliet	N/A	N/A
20	Loan	Hudson River Hotel	N/A	Seasonality Reserve Funds
21	Loan	Hampton Inn & Suites Mt. Juliet	N/A	N/A
22	Loan	Gateway Tower	N/A	Unfunded Tenant Obligations Reserve Funds
23	Loan	Gatlin Retail Portfolio	N/A	Free Rent Reserve ($226,892.09); Unfunded Obligation Reserve ($1,129,560.75)
23.01	Property	The Forum at Gateways
23.02	Property	Wilson Square Shopping Center
24	Loan	Ambler Yards	738,615	Norac Additive Holdback ($1,385,000); Free Rent Reserve ($274,337)
25	Loan	Blackmore Marketplace	491,772	Unfunded Tenant Obligations Reserve Funds
26	Loan	Maui Portfolio	N/A	N/A
26.01	Property	Maui Beach Hotel
26.02	Property	Maui Nui Golf Course
27	Loan	Motus Headquarters	N/A	N/A
28	Loan	Comfort Inn & Suites - Seattle	N/A	Seasonality Reserve ($300,000); PIP Reserve ($173,300)
29	Loan	Landing at Fancher Creek		Tax Lien Reserve
30	Loan	The Bijou Building	100,000	Rent Concession Reserve ($28,864); Existing TI/LC Reserve ($225,500)
31	Loan	Howell Industrial Portfolio	N/A	Outstanding TI Funds ($30,000); Maintenance Charge Funds ($5,000)
31.01	Property	Hatch Stamping
31.02	Property	TK Holdings
32	Loan	Pikeville Commons	100,000	Free Rent Reserve
33	Loan	Courtyard by Marriott Secaucus	N/A
34	Loan	Meidinger Tower	993,162	Unfunded Obligations Reserve
35	Loan	The Cliffs at Waterford	N/A	N/A
36	Loan	Staybridge Suites Benton Harbor	N/A	Seasonality Reserve
37	Loan	Home2 Suites Cartersville	N/A	N/A

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	TI/LC Reserve Cap(13)	Other Reserve Reserve Description(11)(12)(17)
38	Loan	Corporate Place	69,288	N/A
39	Loan	New Hampshire Self Storage Portfolio	N/A	N/A
39.01	Property	Seacoast Self Storage
39.02	Property	Derry Self Storage
40	Loan	Springhill Suites Auburn Hills	N/A	N/A
41	Loan	San Antonio Hotel Portfolio	N/A	N/A
41.01	Property	La Quinta San Antonio
41.02	Property	Best Western Elmendorf
42	Loan	Best Western El Grande Inn	N/A	N/A
43	Loan	MainStay Suites Grantville Hershey	N/A	N/A
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	N/A	PIP Reserve
45	Loan	Indian Lake West Plaza	250,000	Free Rent Deposit
46	Loan	El Segundo Plaza	N/A	N/A
47	Loan	Hampton Inn Belton	N/A	N/A
48	Loan	87 East 4th Street	N/A	N/A
49	Loan	Norman’s Crossing	N/A	TATILC Reserve Funds ($249,462); Rent Concession Funds Reserve ($13,333)
50	Loan	Windsor Park Apartments		N/A
51	Loan	Walgreens Douglasville	N/A	N/A
52	Loan	Northern Hills Shopping Center	50,000	N/A
53	Loan	Webb’s Plaza	100,000	N/A
54	Loan	Walgreens Tupelo	N/A	N/A
55	Loan	Best Western Plus - Newport News	N/A	N/A
56	Loan	Nut Tree 1670	38,368	N/A
57	Loan	Parkway Village West	225,000	N/A
58	Loan	Walgreens Lexington	N/A	N/A
59	Loan	Military Plaza	500,000	N/A
60	Loan	Ashgrove Apartments	N/A	N/A
61	Loan	Eagle Springs Professional Center	150,000	Vision Source Outstanding TI Reserve ($17,450); Cutaia Outstanding TI Reserve ($3,780)
62	Loan	Safe and Sound Storage	N/A	N/A
63	Loan	Twin Oaks Apartments	N/A	N/A
64	Loan	Cavalier Manor Apartments	N/A	N/A
65	Loan	Ludington Retail Center	108,010	N/A
66	Loan	Dollar General Fayette	N/A	N/A
67	Loan	FedEx Muncie	N/A	N/A
68	Loan	Dollar General Centralia	N/A	N/A
69	Loan	Dollar General Hubbard Lake	N/A	N/A
70	Loan	Dollar General Trenton	N/A	N/A

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Other Reserve(11)(12)(17)	Monthly Other Reserve(12)	Other Reserve Cap(12)	Ownership Interest(7)
1	Loan	Grand Canal Shoppes	1,218,246			Fee Simple/Leasehold
2	Loan	Phoenix Industrial Portfolio II			N/A	Fee Simple
2.01	Property	Flint				Fee Simple
2.02	Property	Beloit				Fee Simple
2.03	Property	Jefferson				Fee Simple
2.04	Property	DuBois				Fee Simple
2.05	Property	Huntsville				Fee Simple
3	Loan	600 & 620 National Avenue				Fee Simple
4	Loan	Phoenix Industrial Portfolio I		2,408	N/A	Various
4.01	Property	Emerson				Fee Simple
4.02	Property	St Francis				Fee Simple/Leasehold
4.03	Property	Delta				Fee Simple
5	Loan	10000 Santa Monica Boulevard			N/A	Fee Simple
6	Loan	Global Data Center				Fee Simple
7	Loan	Waramaug Florida Hotel Portfolio	2,755,015	(i) Commencing on October 6, 2019 and on each Monthly Payment Date thereafter through and including September 6, 2022, 1/12th of 2.0% of the greater of (a) gross revenues in the preceding calendar year; (b) the projected gross revenues for the current calendar year; (ii) if Lender determines that, as of April 6, 2023, FF&E Reserve Funds together with PIP Reserve Funds with respect to the Schedule PIP has yet to be completed as of such date are in an amount less than 110% of the estimated costs required to complete the Remaining Scheduled PIP, Borrower shall make a deposit into the PIP Reserve Account in an amount sufficient to increase the sum of the PIP Reserve Funds with respect to the Scheduled PIP plus FF&E Reserve Funds to 110% of the estimated costs to complete the Remaining Scheduled PIP; or (iii) on the date that any new PIP is imposed by the Franchisor, an amount equal to 110% of the estimated costs to pay for such new PIP less the amount of FF&E Reserve Funds that remain in the FF&E Reserve Account that are not allocated for completion of FF&E work; provided however, if the PIP Work is not required to be completed with 12 months of the date of such notice.	N/A	Fee Simple
7.01	Property	Residence Inn – Port St. Lucie				Fee Simple
7.02	Property	Springhill Suites – Tallahassee Central				Fee Simple
8	Loan	The Chantilly Office Portfolio	2,074,631		N/A	Fee Simple
8.01	Property	Stoneleigh I				Fee Simple
8.02	Property	Stoneleigh II				Fee Simple
8.03	Property	Glenview II				Fee Simple
8.04	Property	Glenview I				Fee Simple
8.05	Property	Glenbrook III				Fee Simple
9	Loan	Fresenius Salt Lake			N/A	Fee Simple
10	Loan	Centrepointe Plaza	161,154		N/A	Fee Simple
11	Loan	Nostrand Place	361,522		N/A	Fee Simple
12	Loan	Chelmsford MHC			N/A	Fee Simple
13	Loan	Eagle Point Village Apartments			N/A	Fee Simple
14	Loan	The Black Building			N/A	Fee Simple
15	Loan	10-12 Celina Avenue			N/A	Fee Simple
16	Loan	SpringHill Suites Corona Riverside	326,950		N/A	Fee Simple
17	Loan	Smoke Tree Village and Smoke Tree Commons			N/A	Leasehold
17.01	Property	Smoke Tree Commons				Leasehold
17.02	Property	Smoke Tree Village				Leasehold
18	Loan	CIRE Equity Retail & Industrial Portfolio	52,244		N/A	Fee Simple
18.01	Property	Wood Village Town Center				Fee Simple
18.02	Property	Pecan Promenade				Fee Simple
18.03	Property	Valley Plaza				Fee Simple
18.04	Property	Pear Tree				Fee Simple
18.05	Property	Glendale Market Square				Fee Simple
18.06	Property	Central Park Shopping Center				Fee Simple
18.07	Property	Val Vista Towne Center				Fee Simple
18.08	Property	2641 Hall Ave - Riverside, CA				Fee Simple
18.09	Property	606 W Troy - Indianapolis, IN				Fee Simple
18.10	Property	Homeland - Bartow, FL				Fee Simple
18.11	Property	2621 Hall Ave - Riverside, CA				Fee Simple
19	Loan	Courtyard by Marriott Mt. Juliet			N/A	Fee Simple
20	Loan	Hudson River Hotel	100,000		151,000	Fee Simple
21	Loan	Hampton Inn & Suites Mt. Juliet		20,000	N/A	Fee Simple
22	Loan	Gateway Tower	71,036		N/A	Fee Simple
23	Loan	Gatlin Retail Portfolio	1,356,453		N/A	Fee Simple
23.01	Property	The Forum at Gateways				Fee Simple
23.02	Property	Wilson Square Shopping Center				Fee Simple
24	Loan	Ambler Yards	1,659,337		N/A	Leasehold
25	Loan	Blackmore Marketplace	100,370		N/A	Fee Simple
26	Loan	Maui Portfolio		47,762	N/A	Fee Simple
26.01	Property	Maui Beach Hotel				Fee Simple
26.02	Property	Maui Nui Golf Course				Fee Simple
27	Loan	Motus Headquarters			N/A	Fee Simple
28	Loan	Comfort Inn & Suites - Seattle	473,300	Springing	N/A	Fee Simple
29	Loan	Landing at Fancher Creek	9,263		N/A	Fee Simple
30	Loan	The Bijou Building	254,364		N/A	Fee Simple
31	Loan	Howell Industrial Portfolio	35,000		N/A	Fee Simple
31.01	Property	Hatch Stamping				Fee Simple
31.02	Property	TK Holdings				Fee Simple
32	Loan	Pikeville Commons	4,875		N/A	Fee Simple
33	Loan	Courtyard by Marriott Secaucus			N/A	Leasehold
34	Loan	Meidinger Tower	134,676		N/A	Fee Simple
35	Loan	The Cliffs at Waterford			N/A	Fee Simple
36	Loan	Staybridge Suites Benton Harbor	85,500	Seasonality Reserve: In August and September, borrower shall deposit the Lesser of (a) $42,750 and (b) the amount which, at the time is made and after deducting any pending requests for disbursements from the account, if any, therefrom, would increase the balance in the account to $85,500	N/A	Fee Simple
37	Loan	Home2 Suites Cartersville			N/A	Fee Simple

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Initial Other Reserve(11)(12)(17)	Monthly Other Reserve(12)	Other Reserve Cap(12)	Ownership Interest(7)
38	Loan	Corporate Place			N/A	Fee Simple
39	Loan	New Hampshire Self Storage Portfolio			N/A	Fee Simple
39.01	Property	Seacoast Self Storage				Fee Simple
39.02	Property	Derry Self Storage				Fee Simple
40	Loan	Springhill Suites Auburn Hills		Springing	N/A	Fee Simple
41	Loan	San Antonio Hotel Portfolio			N/A	Fee Simple
41.01	Property	La Quinta San Antonio				Fee Simple
41.02	Property	Best Western Elmendorf				Fee Simple
42	Loan	Best Western El Grande Inn			N/A	Fee Simple
43	Loan	MainStay Suites Grantville Hershey			N/A	Fee Simple
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	120,000		N/A	Fee Simple
45	Loan	Indian Lake West Plaza	28,143		N/A	Fee Simple
46	Loan	El Segundo Plaza			N/A	Fee Simple
47	Loan	Hampton Inn Belton			N/A	Fee Simple
48	Loan	87 East 4th Street			N/A	Fee Simple
49	Loan	Norman’s Crossing	262,796		N/A	Fee Simple
50	Loan	Windsor Park Apartments			N/A	Fee Simple
51	Loan	Walgreens Douglasville			N/A	Fee Simple
52	Loan	Northern Hills Shopping Center			N/A	Fee Simple
53	Loan	Webb’s Plaza			N/A	Fee Simple
54	Loan	Walgreens Tupelo			N/A	Fee Simple
55	Loan	Best Western Plus - Newport News			N/A	Fee Simple
56	Loan	Nut Tree 1670			N/A	Fee Simple
57	Loan	Parkway Village West			N/A	Fee Simple
58	Loan	Walgreens Lexington			N/A	Fee Simple
59	Loan	Military Plaza			N/A	Fee Simple
60	Loan	Ashgrove Apartments			N/A	Fee Simple
61	Loan	Eagle Springs Professional Center	21,230		N/A	Fee Simple
62	Loan	Safe and Sound Storage			N/A	Fee Simple
63	Loan	Twin Oaks Apartments			N/A	Fee Simple
64	Loan	Cavalier Manor Apartments			N/A	Fee Simple
65	Loan	Ludington Retail Center			N/A	Fee Simple
66	Loan	Dollar General Fayette			N/A	Fee Simple
67	Loan	FedEx Muncie			N/A	Fee Simple
68	Loan	Dollar General Centralia			N/A	Fee Simple
69	Loan	Dollar General Hubbard Lake			N/A	Fee Simple
70	Loan	Dollar General Trenton			N/A	Fee Simple

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Ground Lease Initial Expiration Date(7)	Ground Lease Extension Options(7)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield
1	Loan	Grand Canal Shoppes	2/28/2064	Walgreens has one option to extend the Term for an additional 40 years with 2 years written notice prior to the expiration of the Term.	Hard	Springing	709,615,385	215,000,000	60%	1.67	7.5%
2	Loan	Phoenix Industrial Portfolio II	N/A	N/A	Hard	Springing	28,000,000	N/A	N/A	N/A	N/A
2.01	Property	Flint	N/A	N/A
2.02	Property	Beloit	N/A	N/A
2.03	Property	Jefferson	N/A	N/A
2.04	Property	DuBois	N/A	N/A
2.05	Property	Huntsville	N/A	N/A
3	Loan	600 & 620 National Avenue	N/A	N/A	Hard	Springing	98,950,000	N/A	N/A	N/A	N/A
4	Loan	Phoenix Industrial Portfolio I	Various	Various	Hard	Springing	N/A	N/A	N/A	N/A	N/A
4.01	Property	Emerson	N/A	N/A
4.02	Property	St Francis	Plant: December 31, 2066; Parking: December 31, 2066	Plant: Five, 5 Year; Parking: Five, 5 Year
4.03	Property	Delta	N/A	N/A
5	Loan	10000 Santa Monica Boulevard	N/A	N/A	Soft	In Place	195,000,000	130,000,000	63%	1.47	6.2%
6	Loan	Global Data Center	N/A	N/A	Hard	In Place	12,000,000	N/A	N/A	N/A	N/A
7	Loan	Waramaug Florida Hotel Portfolio	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
7.01	Property	Residence Inn – Port St. Lucie	N/A	N/A
7.02	Property	Springhill Suites – Tallahassee Central	N/A	N/A
8	Loan	The Chantilly Office Portfolio	N/A	N/A	Hard	Springing	22,350,000	N/A	N/A	N/A	N/A
8.01	Property	Stoneleigh I	N/A	N/A
8.02	Property	Stoneleigh II	N/A	N/A
8.03	Property	Glenview II	N/A	N/A
8.04	Property	Glenview I	N/A	N/A
8.05	Property	Glenbrook III	N/A	N/A
9	Loan	Fresenius Salt Lake	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
10	Loan	Centrepointe Plaza	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
11	Loan	Nostrand Place	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
12	Loan	Chelmsford MHC	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
13	Loan	Eagle Point Village Apartments	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
14	Loan	The Black Building	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
15	Loan	10-12 Celina Avenue	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
16	Loan	SpringHill Suites Corona Riverside	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
17	Loan	Smoke Tree Village and Smoke Tree Commons	Various	Various	Springing	Springing	20,500,000	N/A	N/A	N/A	N/A
17.01	Property	Smoke Tree Commons	7/31/2071; 12/31/2053	No; 3 5-year options and 1 31-month option
17.02	Property	Smoke Tree Village	2/1/2054	1, 15-year option
18	Loan	CIRE Equity Retail & Industrial Portfolio	N/A	N/A	Hard	Springing	113,600,000	N/A	N/A	N/A	N/A
18.01	Property	Wood Village Town Center	N/A	N/A
18.02	Property	Pecan Promenade	N/A	N/A
18.03	Property	Valley Plaza	N/A	N/A
18.04	Property	Pear Tree	N/A	N/A
18.05	Property	Glendale Market Square	N/A	N/A
18.06	Property	Central Park Shopping Center	N/A	N/A
18.07	Property	Val Vista Towne Center	N/A	N/A
18.08	Property	2641 Hall Ave - Riverside, CA	N/A	N/A
18.09	Property	606 W Troy - Indianapolis, IN	N/A	N/A
18.10	Property	Homeland - Bartow, FL	N/A	N/A
18.11	Property	2621 Hall Ave - Riverside, CA	N/A	N/A
19	Loan	Courtyard by Marriott Mt. Juliet	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
20	Loan	Hudson River Hotel	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
21	Loan	Hampton Inn & Suites Mt. Juliet	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
22	Loan	Gateway Tower	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
23	Loan	Gatlin Retail Portfolio	N/A	N/A	Hard	Springing	10,000,000	N/A	N/A	N/A	N/A
23.01	Property	The Forum at Gateways	N/A	N/A
23.02	Property	Wilson Square Shopping Center	N/A	N/A
24	Loan	Ambler Yards	6/12/2114	N/A	Soft	Springing	10,000,000	N/A	N/A	N/A	N/A
25	Loan	Blackmore Marketplace	N/A	N/A	Springing	Springing	10,000,000	N/A	N/A	N/A	N/A
26	Loan	Maui Portfolio	N/A	N/A	Hard	Springing	16,000,000	N/A	N/A	N/A	N/A
26.01	Property	Maui Beach Hotel	N/A	N/A
26.02	Property	Maui Nui Golf Course	N/A	N/A
27	Loan	Motus Headquarters	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
28	Loan	Comfort Inn & Suites - Seattle	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
29	Loan	Landing at Fancher Creek	N/A	N/A	Soft	Springing	20,000,000	N/A	N/A	N/A	N/A
30	Loan	The Bijou Building	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A
31	Loan	Howell Industrial Portfolio	N/A	N/A	Hard	Springing	N/A	N/A	N/A	N/A	N/A
31.01	Property	Hatch Stamping	N/A	N/A
31.02	Property	TK Holdings	N/A	N/A
32	Loan	Pikeville Commons	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A
33	Loan	Courtyard by Marriott Secaucus	6/28/2037	4, 10 year; 5th expiring March 31, 2085	Springing	Springing	5,000,000	N/A	N/A	N/A	N/A
34	Loan	Meidinger Tower	N/A	N/A	Hard	Springing	19,000,000	N/A	N/A	N/A	N/A
35	Loan	The Cliffs at Waterford	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
36	Loan	Staybridge Suites Benton Harbor	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
37	Loan	Home2 Suites Cartersville	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Ground Lease Initial Expiration Date(7)	Ground Lease Extension Options(7)	Lockbox	Cash Management	Cut-off Date Pari Passu Mortgage Debt Balance	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield
38	Loan	Corporate Place	N/A	N/A	None	None	N/A	N/A	N/A	N/A	N/A
39	Loan	New Hampshire Self Storage Portfolio	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
39.01	Property	Seacoast Self Storage	N/A	N/A
39.02	Property	Derry Self Storage	N/A	N/A
40	Loan	Springhill Suites Auburn Hills	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
41	Loan	San Antonio Hotel Portfolio	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
41.01	Property	La Quinta San Antonio	N/A	N/A
41.02	Property	Best Western Elmendorf	N/A	N/A
42	Loan	Best Western El Grande Inn	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
43	Loan	MainStay Suites Grantville Hershey	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
45	Loan	Indian Lake West Plaza	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
46	Loan	El Segundo Plaza	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
47	Loan	Hampton Inn Belton	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
48	Loan	87 East 4th Street	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
49	Loan	Norman’s Crossing	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
50	Loan	Windsor Park Apartments	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
51	Loan	Walgreens Douglasville	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
52	Loan	Northern Hills Shopping Center	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
53	Loan	Webb’s Plaza	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
54	Loan	Walgreens Tupelo	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
55	Loan	Best Western Plus - Newport News	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
56	Loan	Nut Tree 1670	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
57	Loan	Parkway Village West	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
58	Loan	Walgreens Lexington	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
59	Loan	Military Plaza	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
60	Loan	Ashgrove Apartments	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
61	Loan	Eagle Springs Professional Center	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
62	Loan	Safe and Sound Storage	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
63	Loan	Twin Oaks Apartments	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
64	Loan	Cavalier Manor Apartments	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
65	Loan	Ludington Retail Center	N/A	N/A	Soft	Springing	N/A	N/A	N/A	N/A	N/A
66	Loan	Dollar General Fayette	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
67	Loan	FedEx Muncie	N/A	N/A	Springing	Springing	N/A	N/A	N/A	N/A	N/A
68	Loan	Dollar General Centralia	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
69	Loan	Dollar General Hubbard Lake	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A
70	Loan	Dollar General Trenton	N/A	N/A	Hard	In Place	N/A	N/A	N/A	N/A	N/A

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Mezzanine Debt Balance(16)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Secured Subordinate Debt (Y/N)	Conditions for Future Secured Subordinate Debt	Lender Consent Required for Future Secured Subordinate Debt (Y/N)	Future Mezzanine Debt Permitted (Y/N)(16)	Conditions for Future Mezzanine Debt(16)	Lender Consent Required for Future Mezzanine Debt (Y/N)(16)
1	Loan	Grand Canal Shoppes	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
2	Loan	Phoenix Industrial Portfolio II	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
2.01	Property	Flint
2.02	Property	Beloit
2.03	Property	Jefferson
2.04	Property	DuBois
2.05	Property	Huntsville
3	Loan	600 & 620 National Avenue	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
4	Loan	Phoenix Industrial Portfolio I	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
4.01	Property	Emerson
4.02	Property	St Francis
4.03	Property	Delta
5	Loan	10000 Santa Monica Boulevard	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
6	Loan	Global Data Center	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
7	Loan	Waramaug Florida Hotel Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
7.01	Property	Residence Inn – Port St. Lucie
7.02	Property	Springhill Suites – Tallahassee Central
8	Loan	The Chantilly Office Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
8.01	Property	Stoneleigh I
8.02	Property	Stoneleigh II
8.03	Property	Glenview II
8.04	Property	Glenview I
8.05	Property	Glenbrook III
9	Loan	Fresenius Salt Lake	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
10	Loan	Centrepointe Plaza	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
11	Loan	Nostrand Place	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
12	Loan	Chelmsford MHC	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(a) the combined loan-to-value ratio is not greater than the lesser of 70.0% and the related loan-to-value ratio at origination (b) the combined debt service coverage ratio must be at least equal to the greater of 1.25x and the related debt service coverage ratio at origination (c) Intercreditor Agreement is required	Yes
13	Loan	Eagle Point Village Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
14	Loan	The Black Building	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
15	Loan	10-12 Celina Avenue	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
16	Loan	SpringHill Suites Corona Riverside	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
17	Loan	Smoke Tree Village and Smoke Tree Commons	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
17.01	Property	Smoke Tree Commons
17.02	Property	Smoke Tree Village
18	Loan	CIRE Equity Retail & Industrial Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
18.01	Property	Wood Village Town Center
18.02	Property	Pecan Promenade
18.03	Property	Valley Plaza
18.04	Property	Pear Tree
18.05	Property	Glendale Market Square
18.06	Property	Central Park Shopping Center
18.07	Property	Val Vista Towne Center
18.08	Property	2641 Hall Ave - Riverside, CA
18.09	Property	606 W Troy - Indianapolis, IN
18.10	Property	Homeland - Bartow, FL
18.11	Property	2621 Hall Ave - Riverside, CA
19	Loan	Courtyard by Marriott Mt. Juliet	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
20	Loan	Hudson River Hotel	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
21	Loan	Hampton Inn & Suites Mt. Juliet	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
22	Loan	Gateway Tower	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
23	Loan	Gatlin Retail Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	Borrower has the right to encumber the Property with up to $2.0 million in mezzanine debt with a rate of up to 12.0% upon (i) DSCR (Combined) greater than or equal to 1.25x, (ii) LTV (Combined) no greater than 80.7%, (iii) Each of the Tenants commonly known as “LA Fitness”, “Walmart” at Individual Property (Florida) and “Walmart” at Individual Property (Michigan), satisfy all of the Operating Conditions, (iv) Debt Yield (Combined) greater than or equal to 7.7%	Yes
23.01	Property	The Forum at Gateways
23.02	Property	Wilson Square Shopping Center
24	Loan	Ambler Yards	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
25	Loan	Blackmore Marketplace	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
26	Loan	Maui Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
26.01	Property	Maui Beach Hotel
26.02	Property	Maui Nui Golf Course
27	Loan	Motus Headquarters	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
28	Loan	Comfort Inn & Suites - Seattle	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
29	Loan	Landing at Fancher Creek	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
30	Loan	The Bijou Building	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
31	Loan	Howell Industrial Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
31.01	Property	Hatch Stamping
31.02	Property	TK Holdings
32	Loan	Pikeville Commons	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
33	Loan	Courtyard by Marriott Secaucus	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
34	Loan	Meidinger Tower	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
35	Loan	The Cliffs at Waterford	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
36	Loan	Staybridge Suites Benton Harbor	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
37	Loan	Home2 Suites Cartersville	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Cut-off Date Mezzanine Debt Balance(16)	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Future Secured Subordinate Debt (Y/N)	Conditions for Future Secured Subordinate Debt	Lender Consent Required for Future Secured Subordinate Debt (Y/N)	Future Mezzanine Debt Permitted (Y/N)(16)	Conditions for Future Mezzanine Debt(16)	Lender Consent Required for Future Mezzanine Debt (Y/N)(16)
38	Loan	Corporate Place	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
39	Loan	New Hampshire Self Storage Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	Approved mezzanine loan subject to following conditions: (i) the execution of an Intercreditor Agreement in form and substance reasonably acceptable to Lender; (ii) the combined Loan-To-Value Ratio will not be greater than 57.2%; (iii) the combined Debt Service Coverage Ratio based on trailing twelve month period will not be less than 1.95x; (iv) Rating Agency confirmation	Yes
39.01	Property	Seacoast Self Storage
39.02	Property	Derry Self Storage
40	Loan	Springhill Suites Auburn Hills	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
41	Loan	San Antonio Hotel Portfolio	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
41.01	Property	La Quinta San Antonio
41.02	Property	Best Western Elmendorf
42	Loan	Best Western El Grande Inn	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
43	Loan	MainStay Suites Grantville Hershey	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
45	Loan	Indian Lake West Plaza	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
46	Loan	El Segundo Plaza	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
47	Loan	Hampton Inn Belton	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
48	Loan	87 East 4th Street	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
49	Loan	Norman’s Crossing	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
50	Loan	Windsor Park Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
51	Loan	Walgreens Douglasville	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes
52	Loan	Northern Hills Shopping Center	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
53	Loan	Webb’s Plaza	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
54	Loan	Walgreens Tupelo	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes
55	Loan	Best Western Plus - Newport News	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
56	Loan	Nut Tree 1670	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
57	Loan	Parkway Village West	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
58	Loan	Walgreens Lexington	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes
59	Loan	Military Plaza	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
60	Loan	Ashgrove Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	Approved mezzanine loan subject to following conditions: (i) the execution of an Intercreditor Agreement in form and substance reasonably acceptable to Lender; (ii) the combined Loan-To-Value Ratio will not be greater than 69.0%; (iii) the combined Debt Service Coverage Ratio will not be less than 1.30x; (iv) Rating Agency confirmation	Yes
61	Loan	Eagle Springs Professional Center	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
62	Loan	Safe and Sound Storage	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
63	Loan	Twin Oaks Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
64	Loan	Cavalier Manor Apartments	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
65	Loan	Ludington Retail Center	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
66	Loan	Dollar General Fayette	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes
67	Loan	FedEx Muncie	N/A	N/A	N/A	N/A	No	N/A	N/A	No	N/A	N/A
68	Loan	Dollar General Centralia	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes
69	Loan	Dollar General Hubbard Lake	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes
70	Loan	Dollar General Trenton	N/A	N/A	N/A	N/A	No	N/A	N/A	Yes	(i) No Event of Default; (ii) LTV<=85%; (iii) DSCR>=1.20x; (iv) Intercreditor Agreement	Yes

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Future Unsecured Debt Permitted (Y/N)	Conditions for Future Unsecured Debt	Lender Consent Required for Future Unsecured Debt (Y/N)	Sponsor(19)
1	Loan	Grand Canal Shoppes	No	N/A	N/A	Brookfield Properties REIT Inc.; Nuveen Real Estate
2	Loan	Phoenix Industrial Portfolio II	No	N/A	N/A	Phoenix Investors
2.01	Property	Flint
2.02	Property	Beloit
2.03	Property	Jefferson
2.04	Property	DuBois
2.05	Property	Huntsville
3	Loan	600 & 620 National Avenue	No	N/A	N/A	Farshid Steve Shokouhi; Brett Michael Lipman
4	Loan	Phoenix Industrial Portfolio I	No	N/A	N/A	Phoenix Investors
4.01	Property	Emerson
4.02	Property	St Francis
4.03	Property	Delta
5	Loan	10000 Santa Monica Boulevard	No	N/A	N/A	Sonny Kahn, not personally or individually (except as set forth in the guaranty), but solely as trustee of the SK Business Trust pursuant to that certain Declaration of Trust dated December 31, 2003; Russell Galbut, not personally or individually (except as set forth in the guaranty), but solely as trustee of the RF Business Trust pursuant to that certain Amendment and Restatement of the RF Business Trust dated November 3, 2009; Bruce A. Menin, not personally or individually (except as set forth in the guaranty), but solely as trustee of the Menin 1998 Business Trust pursuant to that certain Restated and Amended Declaration of Trust dated November 6, 2009
6	Loan	Global Data Center	No	N/A	N/A	GI Manager LLC
7	Loan	Waramaug Florida Hotel Portfolio	No	N/A	N/A	Leslie Ng; Paul A. Nussbaum
7.01	Property	Residence Inn – Port St. Lucie
7.02	Property	Springhill Suites – Tallahassee Central
8	Loan	The Chantilly Office Portfolio	No	N/A	N/A	RMR Office Property Fund LP
8.01	Property	Stoneleigh I
8.02	Property	Stoneleigh II
8.03	Property	Glenview II
8.04	Property	Glenview I
8.05	Property	Glenbrook III
9	Loan	Fresenius Salt Lake	No	N/A	N/A	Donald Morris; Ruth Indahyung; Sanjiv Anand; Arasu Gopinath; Sey Lau; Jeff Barklow; David Tien; Kevin Jansen; Landon Dickson
10	Loan	Centrepointe Plaza	No	N/A	N/A	Ming Yang Lee
11	Loan	Nostrand Place	No	N/A	N/A	Christopher Wild; Elliot Sasson
12	Loan	Chelmsford MHC	No	N/A	N/A	Ross H. Partrich
13	Loan	Eagle Point Village Apartments	No	N/A	N/A	Roy E. Carroll II
14	Loan	The Black Building	No	N/A	N/A	Perry Williams
15	Loan	10-12 Celina Avenue	No	N/A	N/A	Global Gate Capital Partners Limited
16	Loan	SpringHill Suites Corona Riverside	No	N/A	N/A	Seon Hee Suh
17	Loan	Smoke Tree Village and Smoke Tree Commons	No	N/A	N/A	E. Stanley Kroenke
17.01	Property	Smoke Tree Commons
17.02	Property	Smoke Tree Village
18	Loan	CIRE Equity Retail & Industrial Portfolio	No	N/A	N/A	Trevor Smith; Joshua Volen; CIRE OpCo I, LLC
18.01	Property	Wood Village Town Center
18.02	Property	Pecan Promenade
18.03	Property	Valley Plaza
18.04	Property	Pear Tree
18.05	Property	Glendale Market Square
18.06	Property	Central Park Shopping Center
18.07	Property	Val Vista Towne Center
18.08	Property	2641 Hall Ave - Riverside, CA
18.09	Property	606 W Troy - Indianapolis, IN
18.10	Property	Homeland - Bartow, FL
18.11	Property	2621 Hall Ave - Riverside, CA
19	Loan	Courtyard by Marriott Mt. Juliet	No	N/A	N/A	Bhavin L. Ghodasara; Laxmikant P. Ghodasara
20	Loan	Hudson River Hotel	No	N/A	N/A	Ae Sook Choi; Jin Sup An
21	Loan	Hampton Inn & Suites Mt. Juliet	No	N/A	N/A	Bhavin L. Ghodasara; Laxmikant P. Ghodasara
22	Loan	Gateway Tower	No	N/A	N/A	Matthew G. Lefkowitz; Alexandra R. Lefkowitz
23	Loan	Gatlin Retail Portfolio	No	N/A	N/A	Franklin Gatlin III; Franklin C. Gatlin, III, As Trustee of the Franklin C. Gatlin, III Trust, A Revocable inter vivos trust dated December 16, 2003
23.01	Property	The Forum at Gateways
23.02	Property	Wilson Square Shopping Center
24	Loan	Ambler Yards	No	N/A	N/A	Matthew P. Sigel; Marcus A. Policarpo
25	Loan	Blackmore Marketplace	No	N/A	N/A	E. Stanley Kroenke
26	Loan	Maui Portfolio	No	N/A	N/A	Benjamin G. Rafter
26.01	Property	Maui Beach Hotel
26.02	Property	Maui Nui Golf Course
27	Loan	Motus Headquarters	No	N/A	N/A	LCN North American Fund II REIT
28	Loan	Comfort Inn & Suites - Seattle	No	N/A	N/A	Binchi Zhang; Wei Lang; Xiaoqiang Xu
29	Loan	Landing at Fancher Creek	No	N/A	N/A	Patrick De La Torre
30	Loan	The Bijou Building	No	N/A	N/A	Sepehr Dardashti
31	Loan	Howell Industrial Portfolio	No	N/A	N/A	Markus M. Ernst
31.01	Property	Hatch Stamping
31.02	Property	TK Holdings
32	Loan	Pikeville Commons	No	N/A	N/A	Realtylink USA, LLC, Philip J. Wilson, John C. Jamison, W. Neil Wilson
33	Loan	Courtyard by Marriott Secaucus	No	N/A	N/A	Leslie Ng; Paul A. Nussbaum
34	Loan	Meidinger Tower	No	N/A	N/A	Charles Stein; Dennis Udwin
35	Loan	The Cliffs at Waterford	No	N/A	N/A	Martin B. Geller; Eric P. Richelson
36	Loan	Staybridge Suites Benton Harbor	No	N/A	N/A	Saher Sandiha
37	Loan	Home2 Suites Cartersville	No	N/A	N/A	Xama U. Bhatt; Dipak Patel

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Future Unsecured Debt Permitted (Y/N)	Conditions for Future Unsecured Debt	Lender Consent Required for Future Unsecured Debt (Y/N)	Sponsor(19)
38	Loan	Corporate Place	No	N/A	N/A	Michael C. Jaeger; Robert A. McHugh, III
39	Loan	New Hampshire Self Storage Portfolio	No	N/A	N/A	Robert Moser
39.01	Property	Seacoast Self Storage
39.02	Property	Derry Self Storage
40	Loan	Springhill Suites Auburn Hills	No	N/A	N/A	James Mann; John Mann
41	Loan	San Antonio Hotel Portfolio	No	N/A	N/A	Ashwin Gajera
41.01	Property	La Quinta San Antonio
41.02	Property	Best Western Elmendorf
42	Loan	Best Western El Grande Inn	No	N/A	N/A	Dilipkumar G. Patel; Bhavnaben D. Patel
43	Loan	MainStay Suites Grantville Hershey	No	N/A	N/A	Krupal Desai
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	No	N/A	N/A	Pravin Kotadia
45	Loan	Indian Lake West Plaza	No	N/A	N/A	J. Scott Lucas
46	Loan	El Segundo Plaza	No	N/A	N/A	Eddie Leisner; Steven Leisner
47	Loan	Hampton Inn Belton	No	N/A	N/A	Larry-Bharat Patel
48	Loan	87 East 4th Street	No	N/A	N/A	Abe Cohen, Joseph Wahba, Robert Wahba
49	Loan	Norman’s Crossing	No	N/A	N/A	John L. Varner
50	Loan	Windsor Park Apartments	No	N/A	N/A	Kenneth Heron II
51	Loan	Walgreens Douglasville	No	N/A	N/A	Ladder Capital CRE Equity LLC
52	Loan	Northern Hills Shopping Center	No	N/A	N/A	Vinu Krishnamurthy; Ravi Jagtiani
53	Loan	Webb’s Plaza	No	N/A	N/A	Min Tjia
54	Loan	Walgreens Tupelo	No	N/A	N/A	Ladder Capital CRE Equity LLC
55	Loan	Best Western Plus - Newport News	No	N/A	N/A	Karan Shah; Dhrumit Shah
56	Loan	Nut Tree 1670	No	N/A	N/A	Ricardo Capretta; Lisa Capretta; The Capretta Family Revocable Trust
57	Loan	Parkway Village West	No	N/A	N/A	Rajender Dudani
58	Loan	Walgreens Lexington	No	N/A	N/A	Ladder Capital CRE Equity LLC
59	Loan	Military Plaza	No	N/A	N/A	William A. Morris
60	Loan	Ashgrove Apartments	No	N/A	N/A	Steve Firestone
61	Loan	Eagle Springs Professional Center	No	N/A	N/A	Nathan T. Newman
62	Loan	Safe and Sound Storage	No	N/A	N/A	Carroll Lee Wood, IV; Julius J. Stagg, IV.; Timothy G. Metcalf
63	Loan	Twin Oaks Apartments	No	N/A	N/A	Tyler J. Woods
64	Loan	Cavalier Manor Apartments	No	N/A	N/A	Manojkumar M. Manwani; Sachin J. Shah
65	Loan	Ludington Retail Center	No	N/A	N/A	Charles J. Laurencelle; Morris Chabbott
66	Loan	Dollar General Fayette	No	N/A	N/A	Ladder Capital CRE Equity LLC
67	Loan	FedEx Muncie	No	N/A	N/A	Joseph Sarot; Fred P. Schwartz; Michael E. Tsorotzkin
68	Loan	Dollar General Centralia	No	N/A	N/A	Ladder Capital CRE Equity LLC
69	Loan	Dollar General Hubbard Lake	No	N/A	N/A	Ladder Capital CRE Equity LLC
70	Loan	Dollar General Trenton	No	N/A	N/A	Ladder Capital CRE Equity LLC

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Guarantor(19)	Affiliated Sponsors
1	Loan	Grand Canal Shoppes	BPR Nimbus LLC	No
2	Loan	Phoenix Industrial Portfolio II	Irrevocable Children’s Trust dated 7/22/91; Irrevocable Children’s Trust No. 2 dated 7/22/91	Group 1
2.01	Property	Flint
2.02	Property	Beloit
2.03	Property	Jefferson
2.04	Property	DuBois
2.05	Property	Huntsville
3	Loan	600 & 620 National Avenue	Farshid Steve Shokouhi; Brett Michael Lipman	No
4	Loan	Phoenix Industrial Portfolio I	Irrevocable Children’s Trust dated 7/22/91; Irrevocable Children’s Trust No. 2 dated 7/22/91	Group 1
4.01	Property	Emerson
4.02	Property	St Francis
4.03	Property	Delta
5	Loan	10000 Santa Monica Boulevard	Sonny Kahn, not personally or individually (except as set forth in the guaranty), but solely as trustee of the SK Business Trust pursuant to that certain Declaration of Trust dated December 31, 2003; Russell Galbut, not personally or individually (except as set forth in the guaranty), but solely as trustee of the RF Business Trust pursuant to that certain Amendment and Restatement of the RF Business Trust dated November 3, 2009; Bruce A. Menin, not personally or individually (except as set forth in the guaranty), but solely as trustee of the Menin 1998 Business Trust pursuant to that certain Restated and Amended Declaration of Trust dated November 6, 2009	No
6	Loan	Global Data Center	GI Manager L.P.; GI Tare LP	No
7	Loan	Waramaug Florida Hotel Portfolio	Leslie Ng; Paul A. Nussbaum	Group 2
7.01	Property	Residence Inn – Port St. Lucie
7.02	Property	Springhill Suites – Tallahassee Central
8	Loan	The Chantilly Office Portfolio	RMR Office Property Fund LP	No
8.01	Property	Stoneleigh I
8.02	Property	Stoneleigh II
8.03	Property	Glenview II
8.04	Property	Glenview I
8.05	Property	Glenbrook III
9	Loan	Fresenius Salt Lake	Donald Morris; Ruth Indahyung; Sanjiv Anand; Arasu Gopinath; Sey Lau; Jeff Barklow; David Tien; Kevin Jansen; Landon Dickson	No
10	Loan	Centrepointe Plaza	Ming Yang Lee	No
11	Loan	Nostrand Place	Christopher Wild; Elliot Sasson	No
12	Loan	Chelmsford MHC	Ross H. Partrich	No
13	Loan	Eagle Point Village Apartments	Roy E. Carroll II	No
14	Loan	The Black Building	Perry Williams	No
15	Loan	10-12 Celina Avenue	Global Gate Capital Partners Limited	No
16	Loan	SpringHill Suites Corona Riverside	Seon Hee Suh	No
17	Loan	Smoke Tree Village and Smoke Tree Commons	E. Stanley Kroenke	Group 4
17.01	Property	Smoke Tree Commons
17.02	Property	Smoke Tree Village
18	Loan	CIRE Equity Retail & Industrial Portfolio	Trevor Smith; Joshua Volen; CIRE OpCo I, LLC	No
18.01	Property	Wood Village Town Center
18.02	Property	Pecan Promenade
18.03	Property	Valley Plaza
18.04	Property	Pear Tree
18.05	Property	Glendale Market Square
18.06	Property	Central Park Shopping Center
18.07	Property	Val Vista Towne Center
18.08	Property	2641 Hall Ave - Riverside, CA
18.09	Property	606 W Troy - Indianapolis, IN
18.10	Property	Homeland - Bartow, FL
18.11	Property	2621 Hall Ave - Riverside, CA
19	Loan	Courtyard by Marriott Mt. Juliet	Bhavin L. Ghodasara; Laxmikant P. Ghodasara	Group 3
20	Loan	Hudson River Hotel	Ae Sook Choi; Jin Sup An	No
21	Loan	Hampton Inn & Suites Mt. Juliet	Bhavin L. Ghodasara; Laxmikant P. Ghodasara	Group 3
22	Loan	Gateway Tower	Matthew G. Lefkowitz; Alexandra R. Lefkowitz	No
23	Loan	Gatlin Retail Portfolio	Franklin Gatlin III; Franklin C. Gatlin, III, As Trustee of the Franklin C. Gatlin, III Trust, A Revocable inter vivos trust dated December 16, 2003	No
23.01	Property	The Forum at Gateways
23.02	Property	Wilson Square Shopping Center
24	Loan	Ambler Yards	Matthew P. Sigel; Marcus A. Policarpo	No
25	Loan	Blackmore Marketplace	E. Stanley Kroenke	Group 4
26	Loan	Maui Portfolio	Benjamin G. Rafter	No
26.01	Property	Maui Beach Hotel
26.02	Property	Maui Nui Golf Course
27	Loan	Motus Headquarters	LCN North American Fund II REIT	No
28	Loan	Comfort Inn & Suites - Seattle	Binchi Zhang; Wei Lang; Xiaoqiang Xu	No
29	Loan	Landing at Fancher Creek	Patrick De La Torre	No
30	Loan	The Bijou Building	Sepehr Dardashti	No
31	Loan	Howell Industrial Portfolio	Markus M. Ernst	No
31.01	Property	Hatch Stamping
31.02	Property	TK Holdings
32	Loan	Pikeville Commons	Realtylink USA, LLC, Philip J. Wilson, John C. Jamison, W. Neil Wilson	No
33	Loan	Courtyard by Marriott Secaucus	Leslie Ng; Paul A. Nussbaum	Group 2
34	Loan	Meidinger Tower	Charles Stein; Dennis Udwin	No
35	Loan	The Cliffs at Waterford	Martin B. Geller; Eric P. Richelson	No
36	Loan	Staybridge Suites Benton Harbor	Saher Sandiha	No
37	Loan	Home2 Suites Cartersville	Xama U. Bhatt; Dipak Patel	No

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Flag	Property Name	Guarantor(19)	Affiliated Sponsors
38	Loan	Corporate Place	Michael C. Jaeger; Robert A. McHugh, III	No
39	Loan	New Hampshire Self Storage Portfolio	Robert Moser	No
39.01	Property	Seacoast Self Storage
39.02	Property	Derry Self Storage
40	Loan	Springhill Suites Auburn Hills	James Mann; John Mann	No
41	Loan	San Antonio Hotel Portfolio	Ashwin Gajera	No
41.01	Property	La Quinta San Antonio
41.02	Property	Best Western Elmendorf
42	Loan	Best Western El Grande Inn	Dilipkumar G. Patel; Bhavnaben D. Patel	No
43	Loan	MainStay Suites Grantville Hershey	Krupal Desai	No
44	Loan	Fairfield Inn & Suites Holiday Tarpon Springs	Pravin Kotadia	No
45	Loan	Indian Lake West Plaza	J. Scott Lucas	No
46	Loan	El Segundo Plaza	Eddie Leisner; Steven Leisner	No
47	Loan	Hampton Inn Belton	Larry-Bharat Patel	No
48	Loan	87 East 4th Street	Abe Cohen, Joseph Wahba, Robert Wahba	No
49	Loan	Norman’s Crossing	John L. Varner	No
50	Loan	Windsor Park Apartments	Kenneth Heron II	No
51	Loan	Walgreens Douglasville	Ladder Capital CRE Equity LLC	Group 5
52	Loan	Northern Hills Shopping Center	Vinu Krishnamurthy; Ravi Jagtiani	No
53	Loan	Webb’s Plaza	Min Tjia	No
54	Loan	Walgreens Tupelo	Ladder Capital CRE Equity LLC	Group 5
55	Loan	Best Western Plus - Newport News	Karan Shah; Dhrumit Shah	No
56	Loan	Nut Tree 1670	Ricardo Capretta; Lisa Capretta; The Capretta Family Revocable Trust	No
57	Loan	Parkway Village West	Rajender Dudani	No
58	Loan	Walgreens Lexington	Ladder Capital CRE Equity LLC	Group 5
59	Loan	Military Plaza	William A. Morris	No
60	Loan	Ashgrove Apartments	Steve Firestone	No
61	Loan	Eagle Springs Professional Center	Nathan T. Newman	No
62	Loan	Safe and Sound Storage	Carroll Lee Wood, IV; Julius J. Stagg, IV.; Timothy G. Metcalf	No
63	Loan	Twin Oaks Apartments	Tyler J. Woods	No
64	Loan	Cavalier Manor Apartments	Manojkumar M. Manwani; Sachin J. Shah	No
65	Loan	Ludington Retail Center	Charles J. Laurencelle; Morris Chabbott	No
66	Loan	Dollar General Fayette	Ladder Capital CRE Equity LLC	Group 5
67	Loan	FedEx Muncie	Joseph Sarot; Fred P. Schwartz; Michael E. Tsorotzkin	No
68	Loan	Dollar General Centralia	Ladder Capital CRE Equity LLC	Group 5
69	Loan	Dollar General Hubbard Lake	Ladder Capital CRE Equity LLC	Group 5
70	Loan	Dollar General Trenton	Ladder Capital CRE Equity LLC	Group 5

A-1-28

UBS 2019-C17
Footnotes to Annex A-1

(1)

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”), Wells Fargo Bank, National Association (“WFB”), Rialto Mortgage Finance, LLC (“RMF”), Ladder Capital Finance LLC (“LCF”), Rialto Real Estate Fund III – Debt, LP (“RREF”) and CIBC Inc. (“CIBC”).

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at Mortgaged Properties securing the 15 largest Mortgage Loans.

(3)

The Original Balance and Cut-off Date Balance represent only the Mortgage Loan included in the issuing entity. The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Cut-off Date Balance Per Unit/SF are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate. For more information regarding the Mortgage Loans secured by the Mortgaged Properties identified under the column heading in this Annex A-1 as Grand Canal Shoppes, Phoenix Industrial Portfolio II, 600 & 620 National Avenue, 10000 Santa Monica Boulevard, Global Data Center, The Chantilly Office Portfolio, Smoke Tree Village and Smoke Tree Commons, CIRE Equity Retail & Industrial Portfolio, Gatlin Retail Portfolio, Ambler Yards, Blackmore Marketplace, Maui Portfolio, Landing at Fancher Creek, Courtyard by Marriott Secaucus and Meidinger Tower, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans”.

(4)

Loan No. 3 – 600 & 620 National Avenue – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan are based on the appraiser’s “Market Value As Stabilized”, which assumes the sole tenant at the Mortgaged Property, Google, has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination, Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved.

Loan No. 18 – CIRE Equity Retail & Industrial Portfolio – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan are based on the “As-Portfolio” Appraised Value of $198,100,000 as of May 3, 2019, which reflects an approximate 5.0% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Mortgaged Properties on an individual basis. On a stand-alone basis, the Mortgaged Properties have an aggregate “As-Is” Appraised Value of $188,710,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate stand-alone “As-Is” Appraised Value of $188,710,000 are 68.1% and 68.1%, respectively.

Loan No. 24 – Ambler Yards – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan includes the “Market Value Assuming Lease-Up Costs for Recently Signed Leases Are Escrowed And Available to Any Potential Purchaser” Appraised Value of $31,730,000, which assumes that escrows were in-place at origination for recently executed leases. The Appraised Value of the Mortgaged Property assuming the “As-Is” Appraised Value is $31,100,000 as of March 12, 2019. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Property are 74.9% and 64.4%, respectively.

Loan No. 25 – Blackmore Marketplace – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the Whole Loan are based on the “As-Complete” Appraised Value of $34,600,000 as of August 1, 2019. The Appraised Value of the Mortgaged Property assuming the “As-Is” Appraised Value is $33,200,000 as of May 1, 2019. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the “As-Is” Appraised Value for the Mortgaged Property are 69.6% and 58.7%, respectively.

(5)

Loan No. 1 – Grand Canal Shoppes – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 3, 2022. The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of August 1, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 27 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 2 – Phoenix Industrial Portfolio II – The Whole Loan can be defeased at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of November 6, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 24 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 3 – 600 & 620 National Avenue – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2022. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of October 11, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 25 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

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Loan No. 5 – 10000 Santa Monica Boulevard – The Whole Loan can be defeased at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 29 payment dates beginning with and including the first payment date of June 6, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 29 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 6 – Global Data Center – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 11, 2022. The lockout period for defeasance will be at least 26 payment dates beginning with and including the first payment date of September 11, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 26 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 23 – Gatlin Retail Portfolio – The Whole Loan can be defeased at any time after the date that is the two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of November 6, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 24 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 29 – Landing at Fancher Creek – The Whole Loan can be defeased at any time after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2023. The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of October 11, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 25 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

Loan No. 33 – Courtyard by Marriott Secaucus – The Whole Loan can be defeased at any time after the date that is the two years after the closing date of the securitization that includes the last note to be securitized. The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of November 6, 2019. For the purposes of this preliminary prospectus, the assumed lockout period of 24 months is based on the expected UBS 2019-C17 securitization closing date in October 2019. The actual lockout period may be longer.

(6)

Loan Nos. 1, 4, 7, 18, 26, 31 and 39 – Grand Canal Shoppes, Phoenix Industrial Portfolio I, Waramaug Florida Hotel Portfolio, CIRE Equity Retail & Industrial Portfolio, Maui Portfolio, Howell Industrial Portfolio and New Hampshire Self Storage Portfolio – The related borrower may obtain the release of a portion of the related Mortgaged Property, subject to the satisfaction of conditions set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

(7)

Loan No. 4 – Phoenix Industrial Portfolio I – A portion of the St Francis Mortgaged Property is subject to two ground leases. Nova Wildcat Shur-Line LLC, the sole tenant of the 300,230 SF building located at the 4051 South Iowa Avenue premises of such Mortgaged Property subleases the approximately 2.9 acres parking lot ground lease from the borrower for overflow parking. The parking lot ground lease commenced on November 1, 1992 and expires on December 31, 2066, inclusive of all options, with 12.0% increases in 2020, 2023, 2029, 2032, 2038, 2041, 2047, 2050, 2056, 2059 and 2065. Manesis 3 PL LLC, the sole tenant of the 98,757 SF building located at the 4120 South Kansas Avenue premises of such Mortgaged Property, subleases the approximately 6.7-acre parcel ground lease from the borrower and in turn subleases it to Caterpillar Global Mining LLC pursuant to a sublease that is coterminous with the ground lease expiring on December 1, 2066, inclusive of all options. The ground lease provides for 12.0% increases in 2024, 2027, 2033, 2036, 2042, 2045, 2051, 2054, 2060 and 2063.

Loan No. 17 – Smoke Tree Village and Smoke Tree Commons – The Mortgaged Properties are subject to three ground leases with Smoke Tree, Inc., as the ground lessor. The Smoke Tree Village Mortgaged Property is subject to a ground lease dated as of January 7, 2004 that has an expiration of February 1, 2054 with one 15-year renewal option; the current annual rent due under the ground lease is approximately $485,445. The Smoke Tree Commons Mortgaged Property is subject to a ground lease dated as of July 11, 2006 that has an expiration of July 31, 2071 with no renewal option. A former Coco’s premises ground lease at the Smoke Tree Commons Mortgaged Property has an expiration date of December 31, 2053 with three five-year renewal options and one two-year-seven-month renewal option. The current annual ground rent of the Smoke Tree Commons Mortgaged Property and former Coco’s premises is approximately $746,240.

Loan No. 24 – Ambler Yards – The borrower sponsors entered into a 99-year ground lease with BASF in June 2015 where the borrower sponsors’ ground rent for the leasehold estate is approximately $1.4 million to be paid in three equal payments of $468,750 to the ground lessor. The payments were made in three installments that occurred from June 2016 to June 2018. The borrower sponsors will not make any additional ground rent payments throughout the remaining 96-year term of the ground lease. BASF is responsible for remediation work necessary to secure regulatory approval under Pennsylvania law in connection with certain hazardous substances resulting from preexisting environmental conditions. Because BASF is responsible for all remediation work, BASF has retained ownership of the fee estate for the duration of the remediation and conveyed the leasehold estate to the borrower sponsors’ predecessor in interest. BASF is entirely responsible for environmental liability, providing a full environmental indemnity in the ground lease agreement. All costs and expenses associated with the environmental condition will be paid by BASF as a function of the Mortgaged Property’s prior use before the borrower sponsors took possession of the leasehold interest. In order to receive Act 2 release of liability for groundwater, there will be ongoing ground water monitoring. Once all environmental issues are fully resolved, and upon BASF’s receipt of

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regulatory approval in confirmation of all environmental cleanup, BASF has the right to cause the borrower sponsors to take title to the fee estate for $1.

Loan No. 33 – Courtyard by Marriott Secaucus – The Mortgaged Property is subject to a ground lease with HMGL LLC, as the ground lessor, dated April 1, 1986 that has an expiration date of June 28, 2037, subject to four extension periods of 10 years each and a fifth extension period expiring March 31, 2085, where (x) the current annual fixed rent due under the ground lease is approximately $366,211, which is subject to an upward increase of 25.0% every five years, with the next increase due in June 2022 and (y) the current percentage rent is 3.125% of gross room revenues at the related Mortgaged Property.

(8)	Loan No. 6 – Global Data Center – The sole tenant at the Mortgaged Property, Flexential Corp., is affiliated with the borrower sponsor.

Loan No. 14 – The Black Building – The largest tenant at the Mortgaged Property, Verdure, and the third largest tenant at the Mortgaged Property, P Dub Land Holdings, along with five additional tenants, are borrower sponsor affiliated entities. The above mentioned borrower sponsor affiliated leases are guaranteed by the borrower sponsor and P Dub Land Holdings, which are required to maintain a combined liquidity of $3,000,000 until the Mortgage Loan is paid in full.

(9)

Loan No. 2 – Phoenix Industrial Portfolio II – The largest tenant at the Huntsville Mortgaged Property, Boneal Aerospace, Inc., may terminate its lease effective February 29, 2020 with written notice on or before November 30, 2019 and paying an early termination fee of $111,462. The landlord and the third largest tenant at the Huntsville Mortgaged Property, Custom Assembly, Inc, have a mutual right of termination under the related lease with 30 days’ notice with no termination fee. Staples Contract & Commercial at the Beloit Mortgaged Property has exercised its termination option effective April 30, 2020. The 136,600 SF associated with such tenant was underwritten as vacant.

Loan No. 4 – Phoenix Industrial Portfolio I – The largest tenant at the Emerson Mortgaged Property, Vilter Manufacturing LLC, may terminate its lease effective July 31, 2024 with written notice on or before January 31, 2024 with no termination fee. The largest tenant at the St Francis Mortgaged Property, Nova Wildcat Shur-Line LLC, may terminate its lease effective December 31, 2021 with written notice on or before July 4, 2021 and payment of six months’ base rent and any outstanding amounts due under the lease.

Loan No. 8 – The Chantilly Office Portfolio – The third largest tenant at the Stoneleigh II Mortgaged Property, Johnson McLamb CASE Solutions, Inc., has a one-time right to terminate its lease effective January 15, 2021 with nine months’ notice and payment of any unamortized tenant improvements and leasing commissions. The fourth largest tenant at the Glenview II Mortgaged Property, Omniplex World Services, has exercised its termination option effective February 29, 2020. Excluding this space, the Glenview II Mortgaged Property is 81.9% occupied.

Loan No. 22 – Gateway Tower – The largest tenant at the Mortgaged Property, KMOV-TV, Inc., may terminate its lease effective December 2023, with 12-months’ written notice with a termination fee equal to the sum of three months’ basic rent and additional rent payable for October, November and December 2023 plus unamortized tenant improvements, legal fees, commissions and concessions.

Loan No. 34 – Meidinger Tower – The third largest tenant at the Mortgaged Property, Cotiviti Healthcare, has a one-time contraction option in its lease which allows such tenant to reduce the size of its premises by removing the reduction space further detailed in its lease from its premises with 180 days’ notice and payment of any unamortized tenant improvements and leasing commissions with respect to the portion of its premises subject to the reduction right. The fourth largest tenant at the Mortgaged Property, River Road Asset Management, LLC, has the right to terminate its lease at any time with 150 days’ notice and payment of any unamortized tenant improvements and leasing commissions.

Loan No. 38 – Corporate Place – The third largest tenant at the Mortgaged Property, Coram Healthcare, may terminate its lease as of January 31, 2024 upon providing written notice by January 31, 2023.

Loan No. 45 – Indian Lake West Plaza – The fourth largest tenant at the Mortgaged Property, FitRev Gym, approached the borrower on September 11, 2019 to discuss a lease modification to be effective on November 1, 2019, including (i) reduction of occupied space from 8,240 SF to 4,800 SF and of annual rent from $164,800 to $96,000, and (ii) a termination option for such tenant at any time after November 1, 2019 by providing 90 days’ prior written notice. The tenant is surrendering $90,000 of its security deposit, which will be deposited into the TI/LC reserve account. The underwriting assumes the lease modification is in effect.

Loan No. 52 – Northern Hills Shopping Center – The fifth largest tenant at the Mortgaged Property, Mariner Finance, may cancel the lease at any time upon payment of a termination fee equal to six months of base rent plus unamortized commissions and tenant allowance amortized on a straight line basis over the initial five-year lease term.

Loan No. 53 – Webb’s Plaza – The second largest tenant at the Mortgaged Property, Family Dollar, has the right to terminate the lease anytime by providing 180 days’ prior written notice.

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Loan No. 59 – Military Plaza – The third largest tenant at the Mortgaged Property, Harbor Freight Tool, has the right to terminate its lease on May 31, 2022, by providing notice at any time prior to November 30, 2021 and reimbursing the landlord for (i) 50.0% of the brokerage commission, and (ii) $75,000 (representing 50.0% of the tenant allowance).

Loan No. 65 – Ludington Retail Center – The second largest tenant at the Mortgaged Property, Harbor Freight Tools, has a one-time right to terminate its lease as of July 31, 2023 with written notice at any time prior to January 31, 2023. If such tenant provides written notice, the lease will terminate effective as of the date that Harbor Freight Tools delivers 50.0% of the brokerage commission and 50.0% of the tenant improvement and leasing commission to the landlord, but no earlier than July 31, 2023.

(10)

Loan No. 2 – Phoenix Industrial Portfolio II – The largest tenant at the DuBois Mortgaged Property, DuBois Logistics, LLC, subleases an immaterial amount of space to Ryder Truck Rental, Inc. for $1.00 per year.

Loan No. 6 – Global Data Center – The sole tenant at the Mortgaged Property, Flexential Corp., subleases 20,000 SF of its space on the first and second floor to GlaxoSmithKline at $27.03 PSF in the current year of the term.

(11)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

Loan No. 3 – 600 & 620 National Avenue – The sole tenant at the Mortgaged Property, Google, has executed its lease and is paying full, unabated rent but its build out is not expected to be completed until the third quarter of 2020. A reserve for all outstanding tenant improvements was taken at origination.

Loan No. 8 – The Chantilly Office Portfolio – The second largest tenant at the Glenview I Mortgaged Property, Tetra Tech, Inc., has executed a lease to occupy 20,020 SF with five months of rent abatement, but is not yet occupying its space. The borrower sponsor expects the tenant to take occupancy of the space on September 23, 2019.

Loan No. 9 – Fresenius Salt Lake – The fourth largest tenant at the Mortgaged Property, Utah Vascular Clinic, has a signed lease and is paying rent, but is not yet in occupancy.

Loan No. 11 – Nostrand Place – The largest tenant at the Mortgaged Property, Silver Star, has a signed lease and is in occupancy except with respect to an approximately 3,617 SF expansion space. The tenant under the related lease is currently paying full rent for the portion of the space it currently occupies, but is not yet in possession of, or paying rent with respect to, the expansion space. With respect to the expansion space, the tenant is obligated to commence payment of rent with respect to the related space five months after the date on which the lender obtains certain required building permits for expansion space at the related Mortgaged Property.

Loan No. 24 – Ambler Yards – The fifth largest tenant at the Mortgaged Property, Phenom People, currently occupies 12,639 SF through April 1, 2026 and executed a lease to expand its space by 5,050 SF. The borrower sponsor expects the tenant to take occupancy of the expansion space at the end of September 2019. At origination, the borrower deposited $20,475 and $385,961 into a free rent reserve and TI/LC reserve, respectively, for such tenant.

Loan No. 48 – 87 East 4th Street – The largest tenant at the Mortgaged Property, Sentio – Matthew Kenney, has a signed lease and is paying rent, but is not yet in occupancy.

Loan No. 49 – Norman’s Crossing – The third largest tenant at the Mortgaged Property, Chase Bank, is currently not in occupancy and in the process of building out its space. Chase Bank is expected to open for business in September 2019 with ground rent payments commencing in October 2019.

(12)

Loan No. 20 – Hudson River Hotel – The borrower deposited $100,000 at origination into a seasonality reserve. Ongoing seasonality payments from October 2019 to December 2019 of $30,000 are required to be deposited on each payment date until the seasonality reserve cap of $151,000 is reached. Commencing in April 2020 and throughout the term of the Mortgage Loan, on each monthly payment a seasonality deposit of $21,571 is required to be deposited from April to October. In months where there is an expected shortfall, seasonality reserves can be drawn.

Loan No. 28 – Comfort Inn & Suites - Seattle – The borrower deposited $300,000 at origination into a seasonality reserve. Ongoing seasonality payments will be deposited monthly on each payment date occurring during the period between April and September.

Loan No. 36 – Staybridge Suites Benton Harbor – The borrower deposited $85,500 at origination into a seasonality reserve. Commencing in August 2020 and throughout the term of the Mortgage Loan, on each monthly payment date in August and September, the borrower is obligated to deposit the lesser of (x) $42,750 and (y) the amount which would increase the balance of the related seasonality reserve to $85,500.

Loan No. 40 – Springhill Suites Auburn Hills – While no seasonality reserve is currently required with respect to the Mortgage Loan, the lender is entitled in its reasonable judgement to require the establishment of a seasonality reserve and at such time establish the amount and timing of deposits into such reserve.

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(13)

Loan No. 2 – Phoenix Industrial Portfolio II – The monthly TI/LC reserve is $199,221 on each monthly payment date through and including October 6, 2020 and is $49,805 on each monthly payment date thereafter, subject to a cap of $1,500,000.

Loan No. 10 – Centrepointe Plaza – The borrower is required to make monthly TI/LC deposits of $25,000 until July 6, 2021.

Loan No. 19 – Courtyard by Marriott Mt. Juliet – A FF&E escrow based on 1/12th of 3.0% of the gross revenues of the prior calendar year will be required on all payment dates through and including October 1, 2020, and 1/12th of 4.0% of the gross revenues of the prior calendar year thereafter.

Loan No. 42 – Best Western El Grande Inn – A FF&E escrow based on 1/12th of 3.0% of the gross revenues of the prior calendar year will be required on all payment dates through and including October 1, 2021, and 1/12th of 4.0% of the gross revenues of the prior calendar year thereafter.

(14)

Loan No. 2 – Phoenix Industrial Portfolio II – The ESA for the Huntsville Mortgaged Property noted a historical recognized environmental condition due to the location of two ground water monitoring wells on the site. The borrower escrowed $15,000 at origination to fund the estimated cost to remove the two ground water monitoring wells. The ESA for the DuBois Mortgaged Property noted a historical recognized environmental condition due to two 6,000-gallon diesel fuel USTs and one 2,000-gallon gasoline UST being removed in 1988. There are no remaining risks associated with the historical recognized environmental condition that require further action or mitigation. The ESA for the Jefferson Mortgaged Property noted a spill occurred on December 16, 2008, which was resolved on July 21, 2009 resulting in adding it to the state hazardous waste site database. There are no remaining risks associated with the historical recognized environmental condition that require further action or mitigation.

Loan No. 3 – 600 & 620 National Avenue – The Mortgaged Property is included within a Superfund Site that is being actively remediated, and, while mitigation measures have been incorporated into the design and construction of the improvements, Google’s lease provides for tenant remedies, including lease termination, if conditions are determined by governmental order to be hazardous to human health.

Loan No. 11 – Nostrand Place – The ESA for the Mortgaged Property identified three historical dry cleaners that appear to have been located at an adjacent property. Additionally, the soil and groundwater at the Mortgaged Property have been identified to contain PCE and TCE. Approximately 150.0% of the estimated cost to remediate was reserved at the origination for the purpose of remediation.

Loan No. 15 – 10-12 Celina Avenue – A Phase II investigation comprised of soil sampling was recommended after a Phase I ESA identified significant staining, including stained soil and asphalt, on the truck lot on the northern portion of the Mortgaged Property. The United States Postal Service had been conducting vehicle fueling operations in this area using a box truck with fuel tanks, which had resulted in chronic releases of fuel to the ground surface. As part of the Phase II investigation, the environmental engineer analyzed a composite sample from four soil borings for total petroleum hydrocarbons, volatile organic compounds, semi-volatile organic compounds, polychlorinated biphenyls, and metals. No contaminants of concern were identified above applicable New Hampshire regulatory standards; however, the environmental engineer advised that because a composite sample was analyzed, the results were biased low, and analysis of the individual samples would have likely yielded higher results. The environmental engineer estimated that the unpaved stained area was 375 SF in size and observed soil impacts at depths of 2 to 4 feet below ground surface in its soil borings. The environmental engineer recommended cessation of onsite vehicle fueling operations and excavation and offsite disposal of impacted soil. On July 12, 2019, approximately 85.74 tons of visually impacted soil was excavated from the Mortgaged Property. None of the five confirmatory samples that were collected from the area after the excavation was completed contained any of the above-mentioned contaminants above laboratory detection limits, indicating that the impacted soils were removed from the Mortgaged Property. The excavated area was backfilled with certified clean fill material. Based on the removal of the impacted soils and the results of the confirmatory sampling, the environmental engineer concluded that the previous stained soils represented a historical recognized environmental condition only, and no further investigation was recommended.

(15)

Loan No. 4 – Phoenix Industrial Portfolio I – The ESA for each of the Emerson and St Francis Mortgaged Properties noted recognized environmental conditions related to soil contamination at respectively, such Mortgaged Property. At origination, the borrower sponsor provided an environmental insurance policy issued by Beazley Eclipse for a 10-year policy term with combined coverage of $3,000,000 and a deductible of $250,000 naming the lender as an additional insured party.

Loan No. 12 – Chelmsford MHC – There was a release of approximately 150 gallons of heating / kerosene oil at one of the pad sites in March 2019 due to small holes in the bottom of the pad site’s above-ground storage tank. The release was reported to the Town of Chelmsford as required and the borrower was in the process of having the contaminated soils removed. Additional sampling will be conducted for a year after soil removal. The environmental engineering company working on remediation estimated the cost of remediation and future monitoring in the range of $115,386-$117,386. The borrower submitted a claim under its environmental insurance policy and the insurer acknowledged coverage. The policy carries a $100,000 deductible and borrower had, at time of origination, previously expended $26,000 and therefore had a remaining deductible obligation of $74,000, which sum was reserved by the lender at origination. The lender is named as an additional insured under the borrower’s environmental insurance policy.

Loan No. 24 – Ambler Yards – The ESA noted a recognized environmental concern related to groundwater contamination caused by historical chemical manufacturing operations of American Chemical Paint Company, the prior occupant of the Mortgaged Property. Pursuant to the related ground lease, the ground lessor is responsible for the required cleanup, and

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provides full environmental indemnity to the borrower. Under the ground lease, the Mortgaged Property may not be used for residential purposes. At origination, the borrower sponsors obtained an environmental insurance policy from Great American Insurance Company with combined single limits of $2,000,000, a deductible of $50,000 and a term expiring on May 9, 2032. Great American Insurance Company is rated “A+” by S&P.

Loan No. 46 – El Segundo Plaza – The ESA for the Mortgaged Property noted a recognized environmental concern related to a dry cleaner which operated at 243 Main Street from 1984 through approximately 2009. At origination, the borrower (i) provided an environmental insurance policy issued by Beazley Eclipse for a 121-month policy term with combined coverage of $1,000,000 and a deductible of $50,000 naming the lender as an additional insured party, which will remain in place through the life of the Mortgage Loan and (ii) funded $25,132 in an environmental reserve to cover the potential cost of an additional three years of coverage beyond the loan maturity date.

Loan Nos. 50 and 56 – Windsor Park Apartments and Nut Tree 1670 – In lieu of obtaining a Phase I ESA, the lender obtained a $5,250,000 group lender environmental collateral protection and liability-type environmental insurance policy with a $5,250,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10-year term (equal to the loan term) and a three-year policy tail and having no deductible. The policy premium was pre-paid at origination. Zurich North America has an S&P rating of “AA-”.

Loan No. 53 – Webb’s Plaza – There were two gasoline stations at 300 9th Street South (1933-1972) and 320 9th Street South (1933-1942), two service stations/auto repair facilities at 350 9th Avenue South (1933) and 352 9th Avenue South (1948 -1962), and two auto repair facilities at 302 9th Street South (1933) and 300 3rd Avenue South (1948); however, no information pertaining to the installation or removal of potential automobile lifts or underground storage tanks was available. After origination, the borrower purchased an environmental insurance policy in the amount of $1.0 million.

Loan No. 60 – Ashgrove Apartments – The Mortgaged Property has been impacted by an off-site release of chlorinated solvents from a former up-gradient dry cleaner located at the adjacent Eagle Rockbridge Shopping Center (4450 Rockbridge Road). The environmental consultant considered the impacts from this off-site dry cleaning release to represent a recognized environmental condition. The release source has been confirmed as the off-site dry cleaning facility, and the borrower is not considered a responsible party. Semi-annual monitoring continues to be completed under the regulatory oversight of the Georgia Environmental Protection Division. No additional sites of concern were identified in the regulatory database report, based on relative distance and/or regulatory status. After origination, the borrower obtained an environmental insurance policy with a coverage amount of $1.0 million.

(16)	For more information, see “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”.

(17)	Loan No. 16 – SpringHill Suites Corona Riverside – The borrower is required to deposit $48,699 to the PIP reserve on or before August 1, 2023.

(18)

Loan No. 5 – 10000 Santa Monica Boulevard – Once the capital expense cap of $250,000 is reached, to the extent a monthly deposit would result in the aggregate amount of capital expense funds exceeding the $250,000 capital expense cap, such monthly deposit will be decreased by an amount equal to such excess and be less than $81,711 in the aggregate and, accordingly, to the extent the aggregate amount of capital expense funds is less than the $81,711 capital expense minimum amount, such monthly deposit will be increased by an amount equal to such deficiency.

Loan No. 20 – Hudson River Hotel – On each monthly payment date, the borrower is required to deposit for annual FF&E work 1/12th of 4.0% of annual gross revenues calculated as of the end of the most recent calendar quarter.

(19)

Loan No. 5 – 10000 Santa Monica Boulevard – Sonny Kahn, solely in his capacity as trustee of the SK Business Trust, Russell Galbut, solely in his capacity as trustee of the RF Business Trust, and Bruce A. Menin, solely in his capacity as trustee of the Menin 1998 Business Trust (and, together with Sonny Kahn and Russell Galbut, the “Individual Trustees”) (each a “Guarantor”, and collectively, the “Guarantor”), are collectively the non-recourse carveout guarantor. Pursuant to the Guaranty Agreement dated April 12, 2019 (the “Guaranty”), by Sonny Kahn, not personally or individually (except to the extent expressly set forth in the Guaranty), but solely in his capacity as trustee of the SK Business Trust pursuant to that certain Declaration of Trust dated December 31, 2003, Russell Galbut, not personally or individually (except to the extent expressly set forth in the Guaranty), but solely in his capacity as trustee of the RF Business Trust pursuant to that certain Amendment and Restatement of the RF Business Trust dated November 3, 2009 and Bruce A. Menin, not personally or individually (except to the extent expressly set forth in the Guaranty), but solely in his capacity as trustee of the Menin 1998 Business Trust pursuant to that certain Restated and Amended Declaration of Trust dated November 6, 2009, the Guarantor agreed to irrevocably and unconditionally guaranty to the loan seller, and its successors and assigns, the payment and performance of (i) the borrower’s recourse liabilities under the Mortgage Loan documents and (ii) from and after the date that any springing recourse event occurs, payment of all amounts due under the Mortgage Loan documents.

In the event that the trust for whom an Individual Trustee is acting as trustee is (a) voluntarily revoked, terminated or otherwise voluntarily ceases to exist, then such Individual Trustee will have personal liability under the guaranty and will become a carve-out guarantor under the Guaranty or (b) involuntarily revoked, terminated or otherwise ceases to exist (involuntarily or by operation of law), then such Individual Trustee will have personal liability under the Guaranty and will become a carve-out guarantor under the Guaranty; provided, however, in such event, the liability of such Individual Trustee may not exceed the sum of the assets of the trust estate received by such Individual Guarantor plus any assets to which such Individual Trustee would have been entitled but for such revocation, termination or cessation of existence. At such time, such Individual Trustee

A-1-34

will be required to provide financial statements to the lender that are true and correct in all material respects and fairly present the financial condition of such Individual Trustee as of such date.

Loan No. 24 – Ambler Yards – The Mortgaged Property is subject to a land development agreement with Lower Gwynedd Township, which requires as a condition of granting zoning approval for the related borrower sponsors’ redevelopment plan for the Mortgaged Property. The borrower sponsors posted an approximately $1.4 million standby letter of credit, collateralized by an escrow account with Firstrust Bank, to cover the anticipated costs of site work in connection to the land development agreement. As of origination, approximately $430,000 of the $1.4 million escrow had been drawn down for work completed. The remainder of the site work is expected to be completed in 2019. The lender has oversight of the remaining distributions from the escrow pursuant to a tri-party agreement the lender entered into at origination with the borrower and Firstrust Bank. The Mortgage Loan documents provide recourse to the guarantor and borrower for any violation or breach of the agreement or the master plan or the failure to complete the work required thereunder.

Loan No. 26 – Maui Portfolio – The Mortgage Loan closed with a preferred debt investor in the joint venture that is the sole member of each borrower. The preferred equity interest is equal to approximately $4.75 million and has a preferred rate of return of 10.5% per annum, with a current pay rate of 8% per annum (with deferral of the excess 2.5% permitted if distributable cash flow is insufficient to pay the full preferred return in such month and the remainder accruing and payable at maturity of the preferred equity). Additionally, there is a required quarterly redemption of the preferred equity interest which is equal to $296,875. The preferred equity interest is guaranteed by the borrower sponsor and has a term of four years, with no extension options.

(20)

Loan No. 32 – Pikeville Commons – The Number of Units includes 116 multifamily units. The Mortgaged Property also includes 31,475 SF of commercial space, accounting for approximately 31.7% of total income.

Loan No. 48 – 87 East 4th Street – The Number of Units includes eight multifamily units (60.1% of total underwritten income). The Mortgaged Property also includes 1,669 SF of commercial space, accounting for approximately 39.9% of total underwritten income.

(21)	Loan No. 32 – Pikeville Commons – The most recent financials are as of TTM 7/31/2019, include T-1 annualized for the residential portion and TTM for the retail portion.

(22)

Loan No. 49 – Norman’s Crossing – The third largest tenant at the Mortgaged Property, Chase Bank, ground leases approximately 0.6 acres of the Mortgaged Property from the borrower. The 20-year ground lease commenced in January 2018 and expires in December 2038 with an initial annual rent of $160,000, which increases to $176,000 in 2023, $193,600 in 2028, and to $212,960 in 2033. Rent commencement is no later than October 16, 2019. The ground lease has four 5-year renewal options and no termination options.

A-1-35

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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UBS 2019-C17

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$875,000	-	$3,500,000	11	$21,509,910	2.7%	4.648%	119	1.74x	66.8%	56.4%
$3,500,001	-	$8,500,000	24	$144,017,567	17.8%	4.394%	115	1.97x	61.8%	53.6%
$8,500,001	-	$13,500,000	12	$135,351,475	16.8%	4.486%	118	1.79x	65.4%	56.8%
$13,500,001	-	$18,500,000	12	$184,303,917	22.8%	4.261%	119	1.78x	67.1%	58.7%
$18,500,001	-	$23,500,000	3	$61,468,336	7.6%	4.604%	118	1.37x	66.8%	57.6%
$23,500,001	-	$28,500,000	4	$98,400,000	12.2%	4.168%	117	2.58x	55.1%	52.6%
$28,500,001	-	$38,500,000	1	$32,950,297	4.1%	3.750%	119	1.93x	64.2%	50.6%
$38,500,001	-	$43,500,000	2	$78,950,000	9.8%	4.074%	120	1.67x	72.1%	67.4%
$43,500,001	-	$50,384,615	1	$50,384,615	6.2%	3.741%	117	2.46x	46.3%	46.3%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
3.5000%	-	3.8000%	6	$148,260,120	18.4%	3.723%	118	2.17x	57.7%	54.2%
3.8001%	-	4.0000%	6	$76,633,480	9.5%	3.948%	119	1.77x	68.7%	58.8%
4.0001%	-	4.2000%	11	$171,190,000	21.2%	4.116%	118	2.25x	60.2%	55.1%
4.2001%	-	4.4000%	11	$109,268,041	13.5%	4.295%	119	1.94x	64.5%	58.1%
4.4001%	-	4.6000%	16	$128,006,878	15.9%	4.485%	115	1.70x	68.3%	59.6%
4.6001%	-	4.8000%	10	$94,712,633	11.7%	4.700%	118	1.50x	65.5%	54.7%
4.8001%	-	5.0000%	6	$50,775,405	6.3%	4.902%	118	1.66x	64.5%	54.2%
5.0001%	-	5.7500%	4	$28,489,560	3.5%	5.461%	118	1.80x	63.8%	55.6%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Property Type Distribution(1)
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ Pads/ NRA/Beds/Acres	Cut-off Date Balance per Unit/Room/Pad/ Acres/ NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Retail	30	$185,197,010	22.9%	3,266,975	$408	4.198%	118	93.4%	1.92x	59.3%	54.0%
Anchored	15	$84,160,694	10.4%	2,186,085	$120	4.371%	118	90.2%	1.66x	64.5%	56.6%
Specialty Retail	1	$50,384,615	6.2%	759,891	$1,000	3.741%	117	94.0%	2.46x	46.3%	46.3%
Unanchored	4	$18,365,451	2.3%	169,607	$364	4.106%	119	99.3%	2.04x	55.6%	46.6%
Single Tenant	7	$16,930,000	2.1%	80,639	$262	4.642%	119	100.0%	1.81x	69.8%	69.8%
Shadow Anchored	3	$15,356,250	1.9%	70,753	$260	4.365%	118	94.2%	1.53x	66.6%	56.0%
Hospitality	19	$176,133,019	21.8%	1,789	$122,107	4.529%	119	80.1%	1.98x	66.3%	54.1%
Limited Service	14	$129,743,212	16.1%	1,263	$123,365	4.512%	119	79.9%	1.98x	65.7%	52.9%
Extended Stay	3	$29,871,913	3.7%	277	$108,141	4.330%	119	78.6%	1.99x	69.4%	58.3%
Full Service	1	$8,289,474	1.0%	147	$193,878	5.750%	116	94.7%	2.16x	63.2%	56.8%
Select Service	1	$8,228,420	1.0%	102	$80,671	4.300%	118	74.5%	1.88x	68.6%	55.2%
Industrial	18	$123,288,187	15.3%	4,668,618	$40	4.175%	119	97.6%	1.88x	65.9%	58.1%
Warehouse	14	$94,031,610	11.6%	3,909,505	$35	4.148%	119	96.8%	1.86x	67.5%	59.6%
Manufacturing	2	$16,112,856	2.0%	560,000	$38	4.529%	120	100.0%	1.48x	68.3%	58.2%
Flex	1	$8,250,000	1.0%	86,613	$95	3.500%	118	100.0%	2.96x	46.6%	46.6%
Warehouse/Distribution	1	$4,893,721	0.6%	112,500	$53	4.650%	119	100.0%	1.60x	59.1%	48.1%
Office	10	$110,123,336	13.6%	1,201,956	$443	4.109%	118	92.7%	2.15x	63.9%	59.7%
Suburban	7	$66,300,000	8.2%	606,082	$582	3.886%	118	94.5%	2.52x	60.7%	60.2%
CBD	2	$22,850,000	2.8%	544,283	$73	4.214%	118	87.7%	1.86x	69.3%	61.7%
Medical	1	$20,973,336	2.6%	51,591	$407	4.700%	119	92.7%	1.29x	68.5%	55.9%
Mixed Use	6	$78,325,890	9.7%	590,298	$284	4.307%	119	94.5%	1.55x	69.2%	61.3%
Retail/Office	3	$48,045,000	6.0%	217,117	$284	4.050%	119	95.1%	1.61x	68.4%	62.5%
Multifamily/Retail	2	$16,980,890	2.1%	126,976	$435	4.688%	119	94.8%	1.43x	68.1%	56.4%
Industrial/Office	1	$13,300,000	1.6%	246,205	$95	4.750%	116	91.6%	1.49x	73.4%	63.1%
Multifamily	8	$76,017,243	9.4%	1,499	$296,051	4.206%	118	92.3%	1.87x	57.4%	52.4%
Garden	7	$51,017,243	6.3%	1,218	$57,471	4.233%	119	93.9%	1.65x	66.1%	58.6%
High Rise	1	$25,000,000	3.1%	281	$782,918	4.150%	115	89.0%	2.34x	39.8%	39.8%
Other	2	$29,210,526	3.6%	203,880	$28,102	4.526%	118	85.6%	2.27x	61.9%	61.0%
Data Center	1	$25,000,000	3.1%	203,702	$182	4.320%	118	100.0%	2.29x	61.7%	61.7%
Golf Course	1	$4,210,526	0.5%	178	$193,878	5.750%	116	N/A	2.16x	63.2%	56.8%
Manufactured Housing Community	1	$18,200,000	2.3%	254	$71,654	3.943%	118	98.0%	1.42x	64.1%	58.1%
Self Storage	3	$10,840,905	1.3%	174,842	$65	4.492%	72	87.0%	1.85x	57.6%	53.9%
Total/Weighted Average	97	$807,336,117	100.0%			4.276%	118	91.2%(6)	1.92x	63.4%	56.3%

Please see footnotes on page A-2-4.

A-2-1

UBS 2019-C17

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
California	15	$165,923,894	20.6%	4.184%	118	1.90x	60.0%	55.4%
California – Southern(4)	9	$93,876,461	11.6%	4.447%	117	1.82x	55.7%	50.3%
California – Northern(4)	6	$72,047,433	8.9%	3.842%	119	2.00x	65.6%	62.1%
Michigan	10	$65,117,625	8.1%	4.406%	119	1.81x	67.8%	57.9%
Pennsylvania	4	$53,658,243	6.6%	4.496%	118	1.90x	66.9%	61.3%
Nevada	1	$50,384,615	6.2%	3.741%	117	2.46x	46.3%	46.3%
Wisconsin	4	$45,334,528	5.6%	4.010%	119	1.74x	67.9%	55.9%
Tennessee	5	$43,901,283	5.4%	4.091%	120	1.99x	67.5%	54.2%
Florida	6	$40,462,342	5.0%	4.111%	119	2.03x	71.9%	60.6%
New York	3	$40,278,560	5.0%	4.645%	119	1.43x	66.2%	59.3%
New York City(4)	3	$40,278,560	5.0%	4.645%	119	1.43x	66.2%	59.3%
Other	49	$302,275,028	37.4%	4.388%	117	1.93x	63.9%	56.7%
Total/Weighted Average	97	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
39.8%	-	45.0%	3	$55,325,208	6.9%	4.110%	116	2.85x	42.4%	40.9%
45.1%	-	50.0%	2	$58,634,615	7.3%	3.707%	117	2.53x	46.3%	46.3%
50.1%	-	55.0%	1	$3,750,000	0.5%	4.100%	119	2.10x	50.7%	46.1%
55.1%	-	60.0%	11	$77,715,810	9.6%	4.530%	112	1.83x	58.4%	49.1%
60.1%	-	65.0%	18	$233,526,011	28.9%	4.373%	118	1.94x	63.6%	57.5%
65.1%	-	70.0%	28	$254,822,332	31.6%	4.264%	119	1.73x	68.5%	60.3%
70.1%	-	76.8%	7	$123,562,140	15.3%	4.306%	119	1.61x	73.7%	62.5%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Distribution of Maturity Date or ARD LTV Ratios(2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
32.2%	-	40.0%	2	$31,325,208	3.9%	4.079%	116	2.27x	40.8%	38.3%
40.1%	-	50.0%	12	$135,700,426	16.8%	4.090%	118	2.49x	50.6%	45.7%
50.1%	-	55.0%	16	$167,707,329	20.8%	4.457%	119	1.75x	64.2%	52.6%
55.1%	-	60.0%	15	$161,336,905	20.0%	4.448%	115	1.69x	66.4%	56.9%
60.1%	-	65.0%	17	$255,386,250	31.6%	4.237%	119	1.83x	69.2%	63.3%
65.1%	-	70.0%	8	$55,880,000	6.9%	3.977%	119	1.89x	69.9%	69.9%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.29x	-	1.34x	2	$32,473,336	4.0%	4.530%	119	1.31x	68.0%	56.2%
1.35x	-	1.44x	8	$131,625,890	16.3%	4.470%	119	1.41x	67.4%	59.3%
1.45x	-	1.54x	7	$79,158,560	9.8%	4.501%	118	1.50x	69.1%	59.0%
1.55x	-	1.64x	9	$57,588,740	7.1%	4.260%	119	1.60x	66.6%	56.5%
1.65x	-	1.74x	1	$3,475,622	0.4%	4.750%	119	1.66x	68.1%	55.6%
1.75x	-	1.84x	8	$38,692,736	4.8%	4.792%	119	1.78x	67.4%	58.3%
1.85x	-	1.94x	9	$122,402,251	15.2%	4.044%	115	1.91x	66.2%	58.7%
1.95x	-	2.04x	5	$40,025,208	5.0%	4.173%	119	1.97x	57.6%	49.3%
2.05x	-	2.24x	11	$117,830,650	14.6%	4.286%	119	2.11x	67.8%	58.7%
2.25x	-	2.44x	6	$94,328,509	11.7%	4.230%	117	2.33x	56.7%	55.6%
2.45x	-	3.60x	4	$89,734,615	11.1%	3.868%	117	2.82x	47.2%	46.2%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Please see footnotes on page A-2-4.

A-2-2

UBS 2019-C17

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
				Weighted Averages(1)
Original Terms to Maturity	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	1	$8,250,000	1.0%	4.490%	58	1.92x	57.2%	57.2%
120	69	$799,086,117	99.0%	4.274%	118	1.92x	63.5%	56.3%
Total/Weighted Average	70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
58	-	60	1	$8,250,000	1.0%	4.490%	58	1.92x	57.2%	57.2%
115	-	120	69	$799,086,117	99.0%	4.274%	118	1.92x	63.5%	56.3%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Distribution of Underwritten NOI Debt Yields(2)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
6.8%	-	8.0%	3	$56,450,000	7.0%	3.815%	119	1.88x	67.9%	67.9%
8.1%	-	8.5%	6	$63,823,336	7.9%	4.352%	119	1.45x	67.2%	59.5%
8.6%	-	9.0%	7	$37,175,000	4.6%	4.407%	105	1.62x	65.1%	61.8%
9.1%	-	9.5%	5	$63,700,000	7.9%	4.545%	117	1.45x	62.5%	54.9%
9.6%	-	10.0%	10	$193,625,865	24.0%	4.073%	118	1.96x	60.5%	55.5%
10.1%	-	10.5%	6	$52,480,890	6.5%	4.496%	117	1.71x	69.0%	60.5%
10.6%	-	11.0%	4	$62,619,144	7.8%	4.594%	118	2.00x	62.2%	57.8%
11.1%	-	11.5%	5	$49,741,824	6.2%	3.855%	119	2.06x	61.4%	50.1%
11.6%	-	12.5%	2	$17,531,978	2.2%	4.854%	118	1.79x	69.0%	56.7%
12.6%	-	13.0%	7	$52,265,069	6.5%	4.448%	118	1.89x	62.3%	50.1%
13.1%	-	16.8%	15	$157,923,010	19.6%	4.331%	119	2.35x	62.9%	53.3%
Total/Weighted Average			70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Partial IO	21	$277,079,250	34.3%	4.377%	118	1.60x	68.0%	59.7%
Amortizing	28	$258,482,252	32.0%	4.407%	119	1.83x	65.3%	52.0%
Full IO	14	$254,844,615	31.6%	4.009%	115	2.36x	56.1%	56.1%
Full IO, ARD	7	$16,930,000	2.1%	4.642%	119	1.81x	69.8%	69.8%
Total/Weighted Average	70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	47	$581,730,098	72.1%	4.278%	118	1.84x	62.8%	54.6%
Acquisition	22	$201,606,020	25.0%	4.285%	116	1.95x	67.7%	62.8%
Recapitalization	1	$24,000,000	3.0%	4.150%	116	3.60x	44.4%	44.4%
Total/Weighted Average	70	$807,336,117	100.0%	4.276%	118	1.92x	63.4%	56.3%

Please see footnotes on page A-2-4.

A-2-3

UBS 2019-C17

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pad/NRA/acre, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA/acre, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	The Cut-off Date LTV and Maturity Date or ARD LTV for the following mortgage loans is based on an appraised value for one or more mortgaged properties that is not an “As-Is” appraised value.

With respect to the mortgage loan identified on Annex A-1 as 600 & 620 National Avenue, the Cut-off Date LTV, Maturity Date or ARD LTV are based on the appraiser’s “Market Value As Stabilized”, $197,000,000, which assumes the tenant has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination of the 600 & 620 National Avenue Whole Loan, Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved. The Cut-off Date LTV and Maturity Date or ARD LTV based on the “As-Is” appraised value are 74.5% and 74.5%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as CIRE Equity Retail & Industrial Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $198,100,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $188,710,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 68.1% and 68.1%, respectively.

With respect to the mortgage loan identified on Annex A-1 as Ambler Yards, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete Value” conclusion of $31,730,000, which assumes the lease-up costs for recently signed leases are escrowed and available to any potential purchaser at closing. The “As-Is” appraised value is $31,100,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the “As-Is” appraised values are 74.9% and 64.4%, respectively.

With respect to the mortgage loan identified on Annex A-1 as Blackmore Marketplace, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete Value” conclusion of $34,600,000, as of August 1, 2019. The “As-Is” appraised value is $33,200,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the “As-Is” appraised values are 69.6% and 58.7%, respectively.

(4)	“California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600. “New York City” includes zip codes at 10001 through 11697.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

(6)	With regards to total pool Occupancy in the Property Type Distribution, Maui Portfolio – Maui Nui Golf Course is being excluded from the total.

A-2-4

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

A-3-2

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

A-3-3

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

A-3-4

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

A-3-5

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

Grand Canal Shoppes
3327 & 3377 Las Vegas Boulevard South
Las Vegas, NV 89109
LAS VEGAS
Las Vegas Strip
CLARK COUNTY
Downtown Las Vegas 4 miles
STRATOSPHERE
Little Vegas Chapel
Arizona Coll. of Nursing - Las Vegas
W. Sahara Ave.
The Foundry at SLS
SLS LAS VEGAS
SAHARA
PALACE STATION
Artisan Hotel Boutique
Las Vegas Festival Grounds
Las Vegas Freeway
Sammy Davis Jr. Dr.
Las Vegas Blvd.
Desert Moon Productions
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGATE
Freedom Meats Inc.
RESORTS WORLD LAS VEGAS
WESTGATE LAS VEGAS
Las Vegas Convention Center
Somerset Shopping Center
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
ENCORE LAS VEGAS
LV CONV CENTER
WYNN LAS VEGAS
Wynn Las Vegas Golf Club
Fashion Show Mall
The Center at Spring Mountain
Spring Mountain Rd.
Wynn Esplanade
LAS VEGAS MONORAIL
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
Sands Ave.
E. Twain Ave.
Twain Ave.
Freeway
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
Rio Pavilion Conference Center
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
The Forum Shops at Caesars
HOLIDAY INN CLUB LAS VEGAS
Koval Ln.
Paradise Rd.
THE LINQ
O'Shea's Casino
RIO HOTEL AND CASINO
The Colosseum
GOLD COAST
Valley View Blvd.
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
WESTIN
PALMS CASINO RESORT
W. Flamingo Rd.
THE CROMWELL
Flamingo Rd.
Via Bellagio
Grand Bazaar Shops
BALLY'S
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLAGIO
PARIS LAS VEGAS
BALLY'S/ PARIS
Miracle Mile Shops
HARD ROCK HOTEL & CASINO
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
VDARA HOTEL & SPA
ARIA RESORT & CASINO
Veer Towers
Harmon Ave.
Harley Davidson Cafe
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE at MGM GRAND
Industrial Rd.
Frank Sinatra Dr.
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
McCarran International Airport
Nevada Beverage Co. (Budweiser/ Bud Light)
T-Mobile Arena
Showcase Mall
MGM Shops
NEW YORK NEW YORK
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
Grand Canyon Helicopters
NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
CLARK COUNTY
Enterprise
HENDERSON
LV Strip

A-3-6

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	WFB; UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Las Vegas, NV 89109
				General Property Type:	Retail
Original Balance(2):	$50,384,615			Detailed Property Type:	Specialty Retail
Cut-off Date Balance(2):	$50,384,615			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	1999/2007
Loan Purpose:	Refinance			Size(7):	759,891 SF
Borrower Sponsors:	Brookfield Properties REIT Inc.; Nuveen Real Estate			Cut-off Date Balance per SF(2):	$1,000
				Maturity Date Balance per SF(2):	$1,000
Mortgage Rate(3):	3.7408%			Property Manager:	Brookfield Properties Retail Inc.
Note Date:	6/3/2019				(borrower-related)
First Payment Date:	8/1/2019
Maturity Date:	7/1/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(4):	LO (27); DEF (88); O (5)			UW NOI:	$73,021,709
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	9.6%
Additional Debt Type(2)(5):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(2):	9.6%
Additional Debt Balance(2)(5):	$709,615,385/$215,000,000			UW NCF DSCR(2):	2.46x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$71,465,811 (3/31/2019 TTM)
Reserves(6)				2nd Most Recent NOI:	$71,326,473 (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$74,425,947 (12/31/2017)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy:	94.0% (5/31/2019)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	93.3% (12/31/2018)
Replacements:	$0	Springing	$386,928	3rd Most Recent Occupancy:	93.0% (12/31/2017)
TI/LC:	$12,309,694	Springing	$2,321,544	Appraised Value (as of):	$1,640,000,000 (4/3/2019)
Ground Rent Reserve:	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	46.3%
Gap Rent Reserve:	$1,218,246	$0	N/A	Maturity Date LTV Ratio(2):	46.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount(2):	$760,000,000	77.9%	Loan Payoff:	$627,284,452	64.3%
Subordinate Companion Loan(2):	$215,000,000	22.1%	Reserves:	$13,527,940	1.4%
			Closing Costs:	$1,143,041	0.1%
			Return of Equity:	$333,044,567	34.2%
Total Sources:	$975,000,000	100.0%	Total Uses:	$975,000,000	100.0%

(1)	The Grand Canal Shoppes Whole Loan (as defined below) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”), Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, N.A. (“WFB”) on June 3, 2019. WFB is contributing the non-controlling Note A-2-3 and UBS AG is contributing the non-controlling Note A-2-5, which have an aggregate original principal balance of $50,384,615.

(2)	The Grand Canal Shoppes Mortgage Loan (as defined below) is part of the Grand Canal Shoppes Whole Loan, which is comprised of 24 pari passu senior promissory notes with an aggregate original principal balance of $760,000,000 (the “Senior Notes”, and collectively the “Grand Canal Shoppes Senior Loan”) and one promissory note that is subordinate to the Senior Notes with an original principal balance of $215,000,000 (the “Grand Canal Shoppes Subordinate Companion Loan”, and together with the Grand Canal Shoppes Senior Loan, the “Grand Canal Shoppes Whole Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grand Canal Shoppes Senior Notes, without regard to the Grand Canal Shoppes Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the entire Grand Canal Shoppes Whole Loan are $1,283, $1,283, 7.5%, 7.5%, 1.67x, 59.5% and 59.5%, respectively.

(3)	Reflects the Senior Notes only. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.25% per annum.

(4)	Defeasance of the Grand Canal Shoppes Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Grand Canal Shoppes Whole Loan promissory note to be securitized and (b) June 3, 2022. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in October 2019.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	Size excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the related mortgage loan documents permit the right to obtain a free release with respect to such space. See “Release of Barneys parcel.” As such, no value or rental income has been attributed to this space.

A-3-7

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

The Mortgage Loan. The largest mortgage loan (the “Grand Canal Shoppes Mortgage Loan”) is part of the Grand Canal Shoppes Whole Loan evidenced by (i) 24 pari passu notes comprising the Grand Canal Shoppes Senior Loan with an aggregate original principal balance of $760,000,000 and an aggregate outstanding principal balance as of the Cut-off Date of $760,000,000 and (ii) the Grand Canal Shoppes Subordinate Companion Loan with an original principal balance of $215,000,000 and an outstanding principal balance as of the Cut-off Date of $215,000,000, secured by a first mortgage encumbering the fee and leasehold interest in a 759,891 SF retail center located in Las Vegas, Nevada (the “Grand Canal Shoppes Property”). The Grand Canal Shoppes Mortgage Loan represents the non-controlling Note A-2-3 and Note A-2-5 with an aggregate original principal balance of $50,384,615. The non-controlling Note A-1-1 and Note A-1-6 with an aggregate original principal balance of $70,000,000 have been contributed to the MSC 2019-H7 securitization trust, the non-controlling Note A-1-2 and Note A-2-1 with an aggregate original principal balance of $100,000,000 have been contributed to the BANK 2019-BNK19 securitization trust, the non-controlling Note A-2-2-2 with an original principal balance of $30,000,000 is being contributed to the CSAIL 2019-C17 securitization trust, the non-controlling Note A-3-1 with an original principal balance of $50,000,000 has been contributed to the Benchmark 2019-B12 securitization trust, and the non-controlling Note A-4-1 with an original principal balance of $60,000,000 has been contributed to the CGCMT 2019-GC41 securitization trust. The remaining Grand Canal Shoppes Senior Notes (together with Note A-1-1, Note A-1-6, Note A-1-2, Note A-2-1, Note A-2-2-2, Note A-3-1, Note A-4-1, and excluding the Grand Canal Shoppes Mortgage Loan, collectively, the “Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans”) are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The mortgage loan seller provides no assurance that the non-securitized pari passu notes will not be split further. The Grand Canal Shoppes Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan” and “Pooling and Servicing Agreement”.

Grand Canal Shoppes Whole Loan Summary
Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Grand Canal Shoppes Mortgage Loan
A-2-3 & A-2-5	$50,384,615	$50,384,615	UBS 2019-C17	No
Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans
A-1-1	$60,000,000	$60,000,000	MSC 2019-H7	No(1)
A-1-2	$50,000,000	$50,000,000	BANK 2019-BNK19	No
A-1-3	$40,000,000	$40,000,000	MSBNA	No
A-1-4	$40,000,000	$40,000,000	MSBNA	No
A-1-5	$13,846,154	$13,846,154	MSBNA	No
A-1-6	$10,000,000	$10,000,000	MSC 2019-H7	No
A-1-7	$10,000,000	$10,000,000	BANK 2019-BNK20(1)	No
A-1-8	$10,000,000	$10,000,000	BANK 2019-BNK20(1)	No
A-2-1	$50,000,000	$50,000,000	BANK 2019-BNK19	No
A-2-2-1	$20,000,000	$20,000,000	BANK 2019-BNK20(2)	No
A-2-2-2	$30,000,000	$30,000,000	CSAIL 2019-C17(3)	No
A-2-4	$25,000,000	$25,000,000	UBS AG	No
A-3-1	$50,000,000	$50,000,000	Benchmark 2019-B12	No
A-3-2	$50,000,000	$50,000,000	JPMCB	No
A-3-3	$40,000,000	$40,000,000	JPMCB	No
A-3-4	$25,000,000	$25,000,000	Cantor Commercial Real Estate Lending, L.P.	No
A-3-5	$10,384,615	$10,384,615	JPMCB	No
A-4-1	$60,000,000	$60,000,000	CGCMT 2019-GC41	No
A-4-2	$60,000,000	$60,000,000	GS	No
A-4-3	$20,000,000	$20,000,000	GSMS 2019-GC42(4)	No
A-4-4	$25,000,000	$25,000,000	GS	No
A-4-5	$10,384,615	$10,384,615	GS	No
Grand Canal Shoppes Subordinate Companion Loan
B	$215,000,000	$215,000,000	Third party holder	Yes(5)
Total	$975,000,000	$975,000,000

(1)	Promissory Notes A-1-7 and A-1-8 are currently held by WFB, or an affiliated entity, and are expected to be contributed to BANK 2019-BNK20, which is expected to close on or about September 26, 2019.

(2)	Promissory Note A-2-1 is currently held by Morgan Stanley Capital Holdings LLC, or an affiliated entity, and is expected to be contributed to BANK 2019-BNK20, which is expected to close on or about September 26, 2019.

(3)	Promissory Note A-2-2-1 is currently held by UBS AG, or an affiliated entity, and is expected to be contributed to CSAIL 2019-C17, which is expected to close on or about September 25, 2019.

(4)	Promissory Note A-4-3 is currently held by GS, or an affiliated entity, and is expected to be contributed to GSMS 2019-GC42, which is expected to close on or about September 27, 2019.

(5)	The holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement. The Grand Canal Shoppes Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

Proceeds of the Grand Canal Shoppes Whole Loan were used to refinance existing securitized mortgage debt, fund upfront reserves, pay closing costs, and return equity to the Grand Canal Shoppes Borrowers (as defined below).

A-3-8

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

The Borrowers and the Borrower Sponsors. The borrowers are Grand Canal Shops II, LLC and The Shoppes at the Palazzo, LLC, each organized as a Delaware limited liability company and each structured to be bankruptcy remote with two independent directors (collectively, the “Grand Canal Shoppes Borrowers”). Legal counsel to the Grand Canal Shoppes Borrowers delivered a non-consolidation opinion in connection with the origination of the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Borrowers and a predecessor entity of one of the borrower sponsors filed for bankruptcy in 2009 and emerged from bankruptcy in 2009-2010. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

The borrower sponsors are Brookfield Properties REIT Inc. and Nuveen Real Estate, and the nonrecourse carveout guarantor is BPR Nimbus LLC (the ”Grand Canal Shoppes Guarantor”), an affiliate of Brookfield Properties REIT Inc.

Brookfield Properties REIT Inc. ranks among the largest retail real estate companies in the United States. Its portfolio of mall properties spans the nation, encompassing 170 locations across 42 states and representing over 146 million SF of retail space. The company is focused on managing, leasing and redeveloping retail properties.

Nuveen Real Estate is the investment management arm of Teachers Insurance and Annuity Association. Nuveen Real Estate manages various funds and mandates, across both public and private investments, spanning both debt and equity. Nuveen Real Estate has over 80 years of real estate investing experience and more than 500 employees located across over 20 cities throughout the United States, Europe and Asia Pacific.

The Property. The Grand Canal Shoppes Property is a 759,891 SF specialty retail center that predominantly comprises the first-, second-, and third-levels of the Venetian Hotel and Casino and Palazzo Resort and Casino. The Grand Canal Shoppes Property opened in 1999, with an expansion in conjunction with the completion of The Palazzo in 2007, and is anchored by an 84,743 SF, three level Barneys New York, currently slated to close at the end of its lease term by January 2020. Barneys New York filed for bankruptcy in August 2019, with plans to close several other stores in order to support a sale process. The Barneys Parcel (as defined below) was part of the collateral for the Grand Canal Shoppes Whole Loan at loan origination, but the Grand Canal Shoppes Borrowers have the right to obtain a free release of the Barneys Parcel. At origination, no value or rental income was attributed to the Barneys Parcel.

The Venetian Hotel and Casino and Palazzo Resort and Casino are luxury hotels and casino resorts situated within the southeast quadrant of Las Vegas Boulevard and Sands Avenue. Each of the Venetian Hotel and Casino and the Palazzo Resort and Casino are owned and operated by Las Vegas Sands Corporation. The overall resort complex is the largest on The Strip (as defined below), and includes 4,049 rooms within The Venetian, 3,068 rooms/suites within The Palazzo, and 225,000 SF of gaming space (combined), none of which are collateral for the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Property is physically connected to the Venetian Hotel and Casino and the Palazzo Resort and Casino, which combine to create a large hotel and resort complex with over 7,000 hotel rooms, 2.3 million SF of meeting space, one million SF of retail space, and more than 30 restaurants. In addition, the Grand Canal Shoppes Property is within walking distance to over 140,000 hotel rooms.

The Grand Canal Shoppes Property is situated across 21.1 acres of land along the central portion of Las Vegas Boulevard (“The Strip”). The Grand Canal Shoppes Property is a shopping, entertainment, and dining venue in Las Vegas featuring a unique Venetian-inspired setting with luxury retailers and restaurant concepts. Attractions include a gondola ride through the canals of the Grand Canal Shoppes Property as well as showroom/theater space for live performances.

The Grand Canal Shoppes Property is 94.0% leased as of May 31, 2019. According to the appraisal, the Grand Canal Shoppes Property generates average mall shop sales of over $1,000 PSF. The Grand Canal Shoppes Property generated $427.6 million in gross sales with comparable in line sales of $1,182 PSF as of the trailing twelve months ended February 28, 2019. The Grand Canal Shoppes Property generates over 60% of its top line revenue from food and entertainment offerings, including restaurants such as Tao Asian Bistro, which features a night and beach club, Grand Lux Café, Sushi Samba, Delmonico Steakhouse, Cut by Wolfgang Puck, Smith & Wollensky, Verdugo West Brewery, Xiang Tian Xia Chinese Hot Pot and Recital Karaoke, among others. Luxury retailers at the Grand Canal Shoppes Property include Louis Vuitton, Salvatore Ferragamo, Fendi and Jimmy Choo.

From 2015 through January 2019, capital expenditures, inclusive of development capital and landlord work, of approximately $20.3 million ($26.70 PSF) were invested in the Grand Canal Shoppes Property. In addition, there is a planned renovation and redevelopment of the common areas within the shopping areas above The Palazzo. Ownership is budgeting approximately $12.0 million to improve lighting and finishes in an attempt to maintain existing tenants and attract new tenants to this portion of the Grand Canal Shoppes Property. According to management, renovations are expected to begin in September 2019. In addition, renovation, new finishes and lighting are expected to be completed in conjunction with a proposed 27,422 SF international food hall, which is expected to be completed in 2020. Such renovation and redevelopment, as well as development of the new food hall, are not required by or reserved for under the related mortgage loan documents, and we cannot assure you that any such renovation, redevelopment, or food hall development will be completed.

The following table presents a summary of historical tenant sales at the Grand Canal Shoppes Property.

Historical Tenant Sales Summary(1)
	2015	2016	2017	2018	TTM February 2019 Sales	TTM February 2019 Sales PSF
Anchor/Major Sales	$129,599,970	$129,282,829	$130,862,228	$138,705,093	$140,317,346	$1,046
Comparable In-Line Sales	$200,973,916	$207,912,708	$223,524,143	$244,916,086	$244,795,176	$1,154
Comparable Food Court Sales	$17,055,210	$19,744,070	$21,275,466	$23,538,795	$23,688,945	$1,580

(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.

The Grand Canal Shoppes Property is anchored by 18 major tenants that, in the aggregate, generate approximately $140.3 million in annual sales as of TTM February 2019. Since 2015, the Grand Canal Shoppes Property’s sales performance has steadily increased year-over-year, growing 21.4% over this period. Furthermore, comparable sales have consistently exceeded $1,100 PSF reaching $1,182 PSF as of TTM February 2019.

A-3-9

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

The first floor of Barneys New York and the casino level (ground floor) space are leased by the Grand Canal Shoppes Borrowers, pursuant to air rights ground leases, which do not include the underlying land. The casino level space consists of restaurants and retail shops contained on the casino levels (ground floor) of the Venetian Hotel and Casino and the Palazzo Resort and Casino. The ground lease for the casino level of the Venetian Hotel and Casino portion of the Grand Canal Shoppes Property expires in 2093, and the ground lease for the casino level of the Palazzo Resort and Casino portion of the Grand Canal Shoppes Property expires in 2097. Each of the annual rents for these leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates. The remaining collateral, except for the Walgreens air rights lease space, is owned in fee. A portion of the fee is located at the ground level (the retail annex), with the majority fee located on levels 2 and 3. The collateral is part of a vertical subdivision; i.e. the fee ownership is solely of the designated space on the ground level and levels 2 and 3 and does not include the land. A reciprocal easement agreement governs the relationship among the owner of the Grand Canal Shoppes Property, and the owners of other interests in the complex that includes the Venetian Hotel and Casino and the Palazzo Resort and Casino. The Walgreens air rights lease space refers to the air rights above the Walgreens space (the Walgreens space itself is owned by a third party), for which the lease expires in 2064 with one, 40 year extension option. The Walgreens air rights space is currently occupied by Buddy V's Ristorante and Carlo’s Bakery (12,839 SF, 1.5% of underwritten base rent). The Venetian Hotel and Casino subleases a portion of the air rights parcel from the Grand Canal Shoppes Borrowers pursuant to a separate sublease. The Venetian Hotel and Casino is responsible under its sublease for an amount equal to 80.68% of the ground rent under the Walgreens air rights lease.

Pursuant to the reciprocal easement and ground lease documents, transfers (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) of the Grand Canal Shoppes Property are subject to certain transfer restrictions. Additionally, under such documents, Venetian Casino Resort, LLC has the right to cure certain defaults of the Grand Canal Shoppes Borrowers under the Grand Canal Shoppes Whole Loan. See also “Right of First Offer/Right of First Refusal” below.

Historical and Current Occupancy(1)
	2014	2015	2016	2017	2018	Current(2)
The Venetian Hotel and Casino	95.1%	92.6%	98.3%	95.7%	99.1%	97.1%
Palazzo Resort and Casino	88.2%	89.5%	86.2%	88.4%	83.0%	86.2%
Total/Wtd. Avg.	92.6%	91.5%	93.9%	93.0%	93.3%	94.0%

(1)	Historical occupancy provided by the borrower sponsor.

(2)	Current occupancy is based on the May 31, 2019 UW rent roll.

A-3-10

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

The following table presents certain information relating to the tenancy at the Grand Canal Shoppes Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	TTM February 2019 Sales		Occ. Cost %(5)	Term. Option	Lease Expiration
							$	PSF
Major Tenants
Emporio D'Gondola(6)	NR/NR/NR	922	0.1%	$4,051,692	6.0%	$4,394.46	N/A	N/A	N/A	N	5/31/2029
The Venetian Resort (Showroom/Theater)	BBB-/NR/BBB-	38,920	5.1%	$4,051,619	6.0%	$104.10	N/A	N/A	N/A	N	5/31/2029
Regis Galerie(7)	NR/NR/NR	28,099	3.7%	$2,367,955	3.5%	$84.27	$7,010,021	$249	33.8%	N	Various
Sephora	NR/NR/A+	10,074	1.3%	$2,299,995	3.4%	$228.31	N/A	N/A	N/A	N	7/31/2021
Welcome to Las Vegas(8)	NR/NR/NR	14,234	1.9%	$2,000,502	3.0%	$140.54	$6,612,970	$465	30.3%	N	Various
Grand Lux Cafe	NR/NR/NR	19,100	2.5%	$1,463,633	2.2%	$76.63	$21,992,535	$1,151	6.7%	N	12/31/2029
CUT By Wolfgang Puck	NR/NR/NR	12,247	1.6%	$1,261,441	1.9%	$103.00	$14,171,737	$1,157	8.9%	N	5/31/2028
Mercato Della Pescheria	NR/NR/NR	16,479	2.2%	$1,131,448	1.7%	$68.66	$9,158,574	$556	12.4%	N	11/30/2025
Bellusso Jewelry	NR/NR/NR	2,999	0.4%	$1,068,964	1.6%	$356.44	$8,173,547	$2,725	13.1%	N	11/30/2022
Golden Gai	NR/NR/NR	12,820	1.7%	$1,034,959	1.5%	$80.73	N/A	N/A	N/A	N	12/31/2029
TAO Asian Bistro	NR/NR/NR	15,175	2.0%	$980,002	1.5%	$64.58	$35,724,404	$2,354	2.7%	N	1/31/2025
Peter Lik Gallery	NR/NR/NR	4,394	0.6%	$979,686	1.5%	$222.96	$3,859,320	$878	25.4%	N	8/31/2021
Smith & Wollensky	NR/NR/NR	14,751	1.9%	$942,502	1.4%	$63.89	N/A	N/A	N/A	N	6/30/2028
Michael Kors(9)	BBB-/NR/BBB-	4,066	0.5%	$917,907	1.4%	$225.75	$3,264,594	$803	28.1%	N	Various
Recital Karaoke	NR/NR/NR	14,062	1.9%	$897,999	1.3%	$63.86	N/A	N/A	N/A	N	2/28/2029
Total Major Tenants		208,342	27.4%	$25,450,304	38.0%	$122.16

Other Tenants		506,286	66.6%	$41,584,578	62.0%	$82.14

Vacant		45,263	6.0%	$0	0.0%	$0.00

Collateral Total		759,891	100.0%	$67,034,881	100.0%	$93.80

(1)	Information is based on the underwritten rent roll. Tenants are listed in order of annual underwritten base rent.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(4)	Annual UW Base Rent PSF excludes vacant space.

(5)	Occ. Cost % is based on the underwritten rent as of the May 31, 2019 rent roll divided by the most recently reported sales.

(6)	This tenant operates as the gondola attraction at the Grand Canal Shoppes Property.

(7)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 and 15,039 SF expiring on May 31, 2025.

(8)	The Welcome to Las Vegas lease is expected to commence on February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF expires on December 31, 2020 and the remaining 3,995 SF expires on January 31, 2030.

(9)	Michael Kors has 3,733 SF expiring on January 31, 2026 and 333 SF expiring on March 31, 2020.

A-3-11

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

The following table presents certain information relating to the lease rollover at the Grand Canal Shoppes Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(4)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	2,080	0.3%	0.3%	$0.00	$0	0.0%	0.0%
2019	17	39,567	5.2%	5.5%	$61.58	$2,436,560	3.6%	3.6%
2020	26	80,052	10.5%	16.0%	$55.90	$4,475,224	6.7%	10.3%
2021	16	28,634	3.8%	19.8%	$200.74	$5,748,002	8.6%	18.9%
2022	13	35,084	4.6%	24.4%	$133.50	$4,683,674	7.0%	25.9%
2023	20	41,038	5.4%	29.8%	$133.79	$5,490,655	8.2%	34.1%
2024	23	60,412	8.0%	37.8%	$105.63	$6,381,261	9.5%	43.6%
2025	22	146,378	19.3%	57.0%	$71.87	$10,519,793	15.7%	59.3%
2026	9	29,721	3.9%	60.9%	$92.59	$2,751,933	4.1%	63.4%
2027	3	6,142	0.8%	61.7%	$139.93	$859,431	1.3%	64.7%
2028	9	48,011	6.3%	68.1%	$102.91	$4,940,574	7.4%	72.0%
2029	27	185,418	24.4%	92.5%	$97.34	$18,048,649	26.9%	99.0%
2030 & Beyond	2	12,091	1.6%	94.0%	$57.82	$699,125	1.0%	100.0%
Vacant	0	45,263	6.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	190	759,891	100.0%		$93.80	$67,034,881	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Total UW Base Rent Rolling reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

The Market. The Grand Canal Shoppes Property is located in Las Vegas, Nevada along The Strip. The Grand Canal Shoppes Property’s tenant mix of retail, restaurants, and entertainment offerings benefits from Las Vegas’s tourists, convention center attendees, and residents. The Grand Canal Shoppes Property is adjacent to the Sands Expo Convention Center, a 1.8 million SF meeting and convention center. Additionally, Las Vegas has various developments in process that are expected to be completed in 2020 and beyond. The most notable of these developments are the MSG Sphere, an 18,000 seat performance venue being developed by Madison Square Garden and Las Vegas Sands east of the Grand Canal Shoppes Property, the construction of the 65,000 seat Las Vegas Stadium, the new home of the NFL’s Oakland Raiders, which is expected to also double as a live entertainment and convention venue, and the Las Vegas Convention Center District redevelopment with a 1.4 million SF expansion. We cannot assure you whether or when such developments will be completed.

Primary access to the Grand Canal Shoppes Property is provided by Interstate 15, the region’s primary north-south route, which is situated approximately one mile west of the Grand Canal Shoppes Property, with access gained via Spring Mountain Road/Sands Avenue. The Grand Canal Shoppes Property is located approximately 3 miles north of the McCarran International Airport and has direct access to Citizen Area Transit, which has over 41 routes running throughout the region. According to the appraisal, there were over 42.1 million visitors traveling to Las Vegas, and convention visitors exceeding 6.5 million in 2018. According to the appraisal, the estimated 2018 population within a five-, seven- and ten-mile radius of the Grand Canal Shoppes Property was 410,151, 911,414 and 1,661,641, respectively. The estimated 2018 average household income within a five-, seven- and ten-mile radius was $54,257, $60,146 and $70,983, respectively.

The Grand Canal Shoppes Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Southeast submarket was approximately 14.5%, with average asking rents of $19.41 PSF and inventory of approximately 5.1 million SF. According to the appraisal, as of the fourth quarter of 2018, the vacancy rate in the Las Vegas retail market was approximately 13.4%, with average asking rents of $22.34 PSF and inventory of approximately 29.9 million SF. The appraiser concluded to a market rent of $98.23 PSF for the space at the Grand Canal Shoppes Property.

A-3-12

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

The following table presents certain competitive properties to the Grand Canal Shoppes Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Inline Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Grand Canal Shoppes Property Las Vegas, NV	Fashion/Specialty	1999/2007	759,891	94.0%(1)	$1,182(2)	TAO Nightclub, Theater, Grand Lux Café, Mercato Della Pescheria, TAO Asian Bistro, Recital Karaoke, Madame Tussaud Las Vegas, Verdugo West Brewery, Golden Gai	N/A
Primary Competition
Forum Shops at Caesars Las Vegas, NV	Fashion/Specialty	1992/1997, 2004	650,000	99%	$1,400 - $1,700	Upscale/themed retail project at Caesars with 1-2 levels	0.5
Wynn Las Vegas Retail Las Vegas, NV	Fashion/Specialty	2005/2008	150,000	95%	$2,000 - $3,000	Upscale retail areas located within The Wynn Las Vegas and Wynn Encore	0.3
The Shops at Crystals Las Vegas, NV	Fashion/Specialty	2009/N/A	360,000	94%	$1,200 - $1,400	Upscale specialty retail center with 3-levels on Las Vegas Strip part of City Center	1.1
Miracle Mile Shops Las Vegas, NV	Fashion/Specialty	2000/2008, 2016	494,000	93%	$825 - $875	Mid-Tier specialty retail center with 1 and 2 stories at Planet Hollywood	1.0
Fashion Show Mall Las Vegas, NV(3)	Super-Regional Center	1981/Various	1,875,400	95%	$825 - $875	Neiman Marcus, Dillard's, Macy's, Saks, Forever 21, Nordstrom, Dick's Sporting Goods	0.3
Secondary Competition
The Linq Promenade Las Vegas, NV	Fashion/Specialty	2014/N/A	268,000	93%	- - -	Retail and entertainment specialty center including a number of restaurants and performance venues	0.4
Bellagio Shops Las Vegas, NV	Fashion/Specialty	1998/N/A	-	100%	- - -	Upscale shopping area located within Bellagio Resort and Casino	0.8
The Showcase Las Vegas, NV	Specialty Retail	1997/2003, 2009	347,281	97%	- - -	Coca-Cola, Ross, Hard Rock, M&M's, Adidas	1.6
Las Vegas Premium Outlets Las Vegas, NV	Outlet Center	2003/N/A	676,113	100%	$1,400 - $1,600	Last Call Neiman Marcus, Off 5th Saks 5th Avenue, Nike	3.5

Source: Appraisal

(1)	Occupancy as of May 31, 2019.

(2)	Comparable inline sales PSF shown as of February 28, 2019.

(3)	Owned by an affiliate of the Grand Canal Shoppes Borrowers.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes Property:

Cash Flow Analysis
	2016	2017	2018	3/31/2019 TTM	UW	UW PSF
Rents in Place	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$64,850,253	$85.34
Contractual Rent Steps	$0	$0	$0	$0	$2,184,628	$2.87
Gross Potential Rent(1)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$67,034,881	$88.22
Other Income(2)	$12,765,993	$12,203,223	$10,872,872	$10,365,738	$10,455,366	$13.76
Total Recoveries	$31,633,869	$27,875,777	$25,766,223	$25,166,107	$26,539,087	$34.92
Less Vacancy & Credit Loss(3)	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$104,029,334	$136.90
Total Expenses(4)	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,007,624	$40.81
Net Operating Income	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$73,021,709	$96.09
Capital Expenditures	$0	$0	$0	$0	$0	$0.00
TI/LC	$0	$0	$0	$0	$2,023,806	$2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$70,997,903	$93.43

Occupancy %	93.9%	93.0%	93.3%	94.0%	94.0%
NOI DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.53x
NCF DSCR(5)	2.75x	2.58x	2.47x	2.48x	2.46x
NOI Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.6%
NCF Debt Yield(5)	10.4%	9.8%	9.4%	9.4%	9.3%

(1)	UW Gross Potential Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020, and excludes any rent associated with the Barneys New York space. The increase from 3/31/2019 TTM to UW Net Operating Income is due to recent leasing activity and contractual rent steps.

(2)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(3)	The underwritten economic vacancy is 6.0%. The Grand Canal Shoppes Property is 94.0% leased as of May 2019.

(4)	Total Expenses includes the Walgreens ground/air rights lease rent of which $133,475, 19.32% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

(5)	Debt service coverage ratios and debt yields are based on the Grand Canal Shoppes Senior Loan and exclude the Grand Canal Shoppes Subordinate Companion Loan.

A-3-13

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

Escrows and Reserves. The Grand Canal Shoppes Borrowers deposited in escrow at origination $1,218,246 for outstanding gap rents.

Real Estate Taxes and Insurance Reserves – During the continuance of a Cash Management Period (as defined below), the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12 of the estimated property taxes and 1/12 of the estimated insurance premiums, provided that the monthly insurance reserve requirement is waived if the Grand Canal Shoppes Borrowers provide the lender with evidence that (a) the insurance policies required to be maintained by the Grand Canal Shoppes Borrowers are maintained pursuant to blanket policies that comply with the requirements of the related mortgage loan documents and (b) the insurance premiums payable in connection with such policies have been prepaid for not less than one year in advance (or, for the period of coverage under the policies as to which certificates are delivered at origination, such period, if less than one year).

Recurring Replacements Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to deposit $16,122 monthly for a recurring replacements reserve. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly recurring replacement deposit if the amount then on deposit in the recurring replacements reserve is equal to or exceeds $386,928.

TI/LC Reserve – The related mortgage loan documents provide for (i) an upfront reserve of $12,309,694 for unfunded tenant improvements and leasing commissions, including for the following major tenants at the Grand Canal Shoppes Property: $1,177,693 for Recital Karaoke, $1,472,330 for Verdugo West Brewery, $967,269 for Golden Gai, $63,000 for CUT By Wolfgang Puck, $882,000 for Smith & Wollensky and $20,000 for Once and (ii) during the continuance of a Cash Management Period, an ongoing monthly TI/LC reserve in an amount equal to $96,731. However, the Grand Canal Shoppes Borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds $2,321,544.

Ground Rent Reserve – During the continuance of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to reserve monthly 1/12 of the annual amounts due by each of the Grand Canal Shoppes Borrowers, as applicable, under the Ground Leases (as defined below).

Notwithstanding the foregoing, the Grand Canal Shoppes Borrowers’ obligations to make any monthly deposits into the real estate taxes and insurance reserves, recurring replacement reserve, TI/LC reserve and/or ground rent reserve as applicable, is deemed to be satisfied to the extent there are sufficient funds to make such deposits in the cash management account, in which case no actual payment from the Grand Canal Shoppes Borrowers is required.

Lockbox and Cash Management. The Grand Canal Shoppes Whole Loan is structured with a hard lockbox and springing cash management. The Grand Canal Shoppes Borrowers are required to direct each tenant of the Grand Canal Shoppes Property to deposit all funds (other than Non-Core Income (as defined below)) directly into the lockbox account, and to deposit any funds received by the Grand Canal Shoppes Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Within two business days of written notification of the commencement of a Cash Management Period, the Grand Canal Shoppes Borrowers are required to establish a lender-controlled cash management account with a cash management bank, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Management Period is continuing. So long as a Cash Management Period is continuing, funds in the cash management account are required to be applied (i) to make deposits into the real estate taxes and insurance reserves (if then required) as described above under “Escrows”, (ii) to make deposits into the ground rent reserve as described above under “Escrows”, (iii) to pay debt service on the Grand Canal Shoppes Whole Loan, (iv) provided that no event of default under the Grand Canal Shoppes Whole Loan is continuing as to which the lender has initiated an enforcement action, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, (v) to make deposits into the recurring replacements reserve and the TI/LC reserve, as described above under “Escrows”, (vi) in the event a Cash Sweep Period is continuing, to deposit any excess amount remaining in the lockbox account into an excess cash flow account to be held by the lender as additional security for the Grand Canal Shoppes Whole Loan during the continuance of the Cash Sweep Period (provided that so long as no event of default exists as to which the lender has initiated an enforcement action, funds in such reserve may be applied to operating expenses) and (vii) if no Cash Sweep Period and no event of default under the Grand Canal Shoppes Whole Loan are continuing, all remaining funds in the lockbox account are required to be disbursed to the Grand Canal Shoppes Borrowers.

A “Cash Sweep Period” will commence upon (i) an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived or (ii) the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.0% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess of 6.0% for two consecutive calendar quarters.

A “Cash Management Period” will commence upon (i) an event of default under the Grand Canal Shoppes Whole Loan and ending if such event of default is cured or waived or (ii) the determination that the debt yield of the Grand Canal Shoppes Whole Loan is less than 6.5% as of the end of any calendar year and ending upon the date that such debt yield is equal to or in excess 6.5% for two consecutive calendar quarters.

“Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Grand Canal Shoppes Borrowers from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but excluding rent from Seasonal Leases (as defined below)) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Grand Canal Shoppes Property. “Seasonal Leases” means leases and/or license agreements having a maximum term of one year or less.

Additional Secured Indebtedness (not including trade debts). In addition to the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Property also secures the Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $709,615,385, and the Grand Canal Shoppes Subordinate Companion Loan, which has a Cut-off Date principal balance of $215,000,000. The Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Grand Canal Shoppes Mortgage Loan. The Grand Canal Shoppes Subordinate Companion Loan accrues interest at the rate of 6.2500% per annum. The Grand Canal Shoppes Senior Loan is generally senior in right of payment to the Grand Canal Shoppes Subordinate Companion Loan. The holders of the Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Non-Serviced Pari Passu Companion Loans, and the Grand Canal Shoppes Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Grand Canal Shoppes Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan”.

A-3-14

3327 & 3377 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary – Loan No. 1 Grand Canal Shoppes	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,384,615 46.3% 2.46x 9.6%

Mezzanine Loans and Preferred Equity. None.

Release of Barneys Parcel. The Grand Canal Shoppes Borrowers may obtain the release of a portion of the Grand Canal Shoppes Property comprised of the approximately 84,743 square foot, three level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to a lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the Grand Canal Shoppes Borrowers or the Grand Canal Shoppes Guarantor, provided that, among other things, and in accordance with the related mortgage loan documents: (i) no event of default under the related mortgage loan documents has occurred and is continuing, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the Grand Canal Shoppes Borrowers in fee simple have been legally subdivided from all portions of the Grand Canal Shoppes Property remaining after the release, (iii) upon request by the lender, the Grand Canal Shoppes Borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Grand Canal Shoppes Whole Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (iv) following such release, the loan-to-value ratio (as determined by the lender in its sole discretion using only the portion of the remaining Grand Canal Shoppes Property which constitutes acceptable real estate collateral under the Code for a REMIC trust) is equal to or less than 125% (provided that the Grand Canal Shoppes Borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30, as the same may be amended, modified or supplemented from time to time, in order to meet the foregoing loan-to-value ratio). From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the Grand Canal Shoppes Borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

Ground/Air Rights Leases. The Grand Canal Shoppes Borrowers have air rights ground leases (which do not include the underlying land) with Venetian Casino Resort, LLC, as lessor, for portions of the retail and restaurant space on the casino level of each of the Venetian Hotel and the Palazzo Hotel portions of the Grand Canal Shoppes Property. The ground lease for the retail and restaurant space on the casino level of the Venetian Hotel is for an 89-year term commencing on May 14, 2004 and expiring on May 13, 2093 with no extension options. The ground lease for the retail and restaurant space on the casino level of the Palazzo Hotel is for an 89-year term commencing on February 29, 2008 and expiring on February 28, 2097 with no extension options. Each of the annual rents for these ground leases is $1 and the Grand Canal Shoppes Borrowers have the option to purchase the premises for $1 on the respective expiration dates.

The air rights above the space leased to Walgreens Co. and used as a Walgreen’s store are leased by a third party to the Grand Canal Shoppes Borrowers, as tenants for a 60-year term commencing on March 1, 2004 and expiring February 28, 2064 with one 40-year extension option (such lease, together with the ground leases of the casino level restaurant/retail of the Venetian Hotel and Casino and the Palazzo Casino level restaurant/retail, the “Ground Leases”). The annual ground rent under the Walgreens air rights lease was initially $600,000; however, it escalates annually each year after the seventh lease year (which commenced March 1, 2011) by the same percentage that the consumer price index has increased from the prior year, not to exceed a 2.00% increase in any year. The Venetian Casino Resort, LLC subleases a portion of the Walgreens air rights from the Grand Canal Shoppes Borrowers and is responsible under the sublease for paying an amount equal to 80.68% of the rent under the prime lease. The sublease is coterminous with the Walgreens air rights lease.

Right of First Offer/Right of First Refusal. A transfer of either the Grand Canal Shoppes portion or the Palazzo Shoppes portion of the Grand Canal Shoppes Property (other than to a lender in connection with foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Grand Canal Shoppes Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, in the case of acceleration of the Grand Canal Shoppes Whole Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Grand Canal Shoppes Whole Loan at a price equal to (a) the principal balance of the Grand Canal Shoppes Whole Loan, (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the related mortgage loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

Terrorism Insurance. The related mortgage loan documents require that the comprehensive “special perils” insurance policy required to be maintained by the Grand Canal Shoppes Borrowers provide coverage in an amount equal to the “full replacement cost” of the Grand Canal Shoppes Property. The related mortgage loan documents also require business income insurance covering no less than the 24-month period commencing at the time of casualty, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that the Grand Canal Shoppes Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis (excluding any earthquake insurance or terrorism insurance components of such policies) in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

A-3-15

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

A-3-16

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

Stevens Point
Green Bay
Appleton
Winona
MN
La Crosse
Oshkosh
Manitowoc
Fond du Lac
Sheboygan
Portage
Lake Michigan
MI
WISCONSIN
Madison
Muskegon
MILWAUKEE
Fitchburg
Jefferson
IOWA
Platteville
Janesville
Racine
Holland
Beloit
Kenosha
Dubuque
Rockford
Waukegan
Freeport
Evanston
Cedar Rapids
CHICAGO
Clinton
Aurora
Hammond
South Bend
Iowa City
Davenport
Gary
Rock Island
Orland Park
INDIANA
ILLINOIS
Kankakee
Galesburg
Burlington
Peoria
Logansport
West Lafayette
Keokuk
Macomb
Bloomington
MO
Champaign

Flushing
FLINT
GENESEE COUNTY
Burton
Swartz Creek
Bishop International Airport
Rankin
Grand Blanc

Phoenix Industrial Portfolio II	
1 Jefferson	Jefferson, WI
2 Flint	Flint, MI
3 DuBois	DuBois, PA
4 Beloit	Beloit, WI
5 Huntsville	Huntsville, AL

Lake Erie
NEW YORK
Erie
Hornell
Jamestown
Elmira
Conneaut
Smethport
Mansfield
Meadville
OH
Franklin
Ridgway
Hermitage
Williamsport
DuBois
Youngstown
State College
PENNSYLVANIA
PITTSBURGH
Altoona
Weirton
Bethel Park
Harrisburg
Washington
Johnstown
Carlisle
Wheeling
Chambersburg
York
Uniontown
Morgantown
Hagerstown
WV
Cumberland
MARYLAND

Harvest
Meridianville
HUNTSVILLE
Athens
Madison
LIMESTONE COUNTY
MADISON COUNTY
Decatur
Triana
MORGAN COUNTY
Tennessee River

A-3-17

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Industrial
Original Balance(1):	$40,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.0%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	2,390,648 SF
Borrower Sponsor:	Phoenix Investors			Cut-off Date Balance per SF(1):	$28
Mortgage Rate:	4.4500%			Maturity Date Balance per SF(1):	$25
Note Date:	9/10/2019			Property Manager:	Phoenix Investors (borrower-related)
First Payment Date:	11/6/2019
Maturity Date:	10/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(3):	$6,684,731
Prepayment Provisions(2):	LO (24); DEF (90); O (6)			UW NOI Debt Yield(1):	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.89x (IO)	1.41 (P&I)
Additional Debt Balance(1):	$28,000,000			Most Recent NOI(3):	$7,027,527 (6/30/2019 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$6,960,523 (12/31/2018)
Reserves(4)				3rd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	93.8% (6/30/2019)
RE Tax:	$261,385	$62,502	N/A	2nd Most Recent Occupancy:	97.4% (12/31/2018)
Insurance:	$159,062	$13,255	N/A	3rd Most Recent Occupancy(5):	N/A
Replacements:	$0	$19,922	$481,308	Appraised Value (as of):	$91,700,000 (Various)
TI/LC:	$0	$199,221	$1,500,000(4)	Cut-off Date LTV Ratio(1):	74.2%
Required Repairs:	$283,040	$0	N/A	Maturity Date LTV Ratio(1):	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$68,000,000	97.1%	Loan Payoff:	$44,943,190	64.2%
Borrower Equity:	$2,041,860	2.9%	Reserves:	$703,487	1.0%
			Closing Costs:	$563,718	0.8%
			Partnership Buyout:	$23,831,465	34.0%
Total Sources:	$70,041,860	100.0%	Total Uses:	$70,041,860	100.0%

(1)	The Phoenix Industrial Portfolio II Mortgage Loan (as defined below) is part of the Phoenix Industrial Portfolio II Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $68,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Phoenix Industrial Portfolio II Whole Loan.

(2)	Partial release of excess land is permitted. See “Release of Property” below for further discussion.

(3)	The Phoenix Industrial Portfolio II Properties (as defined below) have a physical occupancy of 99.5% as of June 30, 2019. Staples Contract & Commercial (“Staples”) (5.7% of portfolio NRA, 6.9% of gross potential rent) has exercised its termination option effective April 30, 2020 and is currently negotiating with the borrower sponsor on a lease extension. The Staples lease has been underwritten as vacant.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The borrower sponsor acquired the Phoenix Industrial Portfolio II Properties in 2017. As such, prior operating performance and occupancy information is not available.

The Mortgage Loan. The second largest mortgage loan (the “Phoenix Industrial Portfolio II Mortgage Loan”) is part of a whole loan (the “Phoenix Industrial Portfolio II Whole Loan”) evidenced by six promissory notes with an aggregate original principal balance of $68,000,000. The Phoenix Industrial Portfolio II Whole Loan is secured by a first priority fee mortgage encumbering a 2,390,648 SF portfolio of five industrial warehouse properties located in Wisconsin, Pennsylvania, Michigan and Alabama (each, a “Phoenix Industrial Portfolio II Property”, and collectively, the “Phoenix Industrial Portfolio II Properties”). Promissory Notes A-1, A-2 and A-5, with an aggregate original balance of $40,000,000, represent the Phoenix Industrial Portfolio II Mortgage Loan, and will be contributed to the UBS 2019-C17 Trust. The below table summarizes the Phoenix Industrial Portfolio II Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized pari passu notes will not be split further. The Phoenix Industrial Portfolio II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C17 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-18

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

Phoenix Industrial Portfolio II Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2019-C17	Yes
Note A-2	$15,000,000	$15,000,000	UBS 2019-C17	No
Note A-3	$15,000,000	$15,000,000	UBS AG	No
Note A-4	$10,000,000	$10,000,000	UBS AG	No
Note A-5	$5,000,000	$5,000,000	UBS 2019-C17	No
Note A-6	$3,000,000	$3,000,000	UBS AG	No
Total	$68,000,000	$68,000,000

The proceeds of the Phoenix Industrial Portfolio II Whole Loan and additional borrower equity were used to refinance existing debt on the Phoenix Industrial Portfolio II Properties, fund reserves, pay closing costs, and recapitalize the ownership structure.

The Borrowers and the Borrower Sponsor. The borrowers are Phoenix Beloit Industrial Investors LLC, Phoenix Jefferson Industrial Investors LLC, Phoenix Flint Industrial Investors LLC, Phoenix Huntsville Industrial Investors LLC, and Phoenix DuBois Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy remote with one independent director. The Phoenix Industrial Portfolio II Borrowers are owned and managed by Phoenix Fund Two Holdco LLC, which is owned and managed by Phoenix Fund Two, LLC, which is owned by Irrevocable Children's Trust dated 7/22/91 (38.0%), Irrevocable Children's Trust No. 2 dated 7/22/91 (38.0%), David M. Marks (20.0%), Ryan J. Trost (2.0%) and Hilltop Holdings MKE, LLC (2.0%). Legal counsel to the Phoenix Industrial Portfolio II Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio II Whole Loan. The non-recourse guarantors of the Phoenix Industrial Portfolio II Whole Loan are Irrevocable Children's Trust dated 7/22/91 and Irrevocable Children's Trust No. 2 dated 7/22/91. The borrower sponsor of the Phoenix Industrial Portfolio II Whole Loan is Phoenix Investors, which is the affiliated management company of the guarantors’ investments.

Phoenix Investors is a national commercial real estate firm based in Milwaukee, WI whose core business is the revitalization of former manufacturing facilities throughout the U.S. Phoenix Investors’ affiliated companies hold interests in approximately 27 million SF of industrial, retail, office, and single tenant net-leased properties across 25 states. Phoenix Investors specializes in the renovation and repositioning of large, former single tenant industrial facilities throughout the U.S. that were previously owned by major corporate clients, real estate investment trusts or financial institutions.

The Properties. The Phoenix Industrial Portfolio II Whole Loan is secured by five industrial properties totaling 2,390,648 SF located in Wisconsin (42.1% of NRA), Pennsylvania (25.6% of NRA), Michigan (19.2% of NRA) and Alabama (13.1% of NRA). The Phoenix Industrial Portfolio II Properties are 93.8% occupied as of June 30, 2019 by 10 tenants. The borrower sponsor acquired the Phoenix Industrial Portfolio II Properties in 2017 for a purchase price of approximately $60.4 million. Since acquisition, the borrower sponsor has invested approximately $14.4 million in capital improvements and other/soft costs on the Phoenix Industrial Portfolio II Properties.

Flint (19.2% of NRA; 24.4% of ALA): The Flint property is a 460,000 SF industrial building located in Flint, Michigan. Situated on 57.3 acres, the Flint property has 51 loading docks, four drive-in doors, column spacing of 50 feet by 50 feet, ceiling heights of 29 to 32 feet and 300 parking spaces (0.7 per 1,000 SF). The Flint property was constructed in 2006 as a build-to-suit for Android Industries and approximately 2% of the space is finished office space. Android Industries has a current expiration date of June 30, 2025 and pays underwritten base rent of $4.76 PSF with annual rent escalations of 2% on July 1st of each year. Android Industries is an automotive manufacturer and supplier and utilizes its space at the Flint property to manufacture parts as a supplier and partner to General Motors. Android Industries has one, five-year renewal option remaining and has no termination options. Since acquisition, the borrower sponsor has invested $590,000 at the Flint property for heating/HVAC and generators. According to the borrower sponsor, Android Industries has invested over $30.0 million at the facility on equipment and infrastructure.

Beloit (17.3% of NRA; 21.2% of ALA): The Beloit property is a 413,903 SF industrial warehouse building located in Beloit, Wisconsin. The improvements were constructed in 1974 and renovated in 2011 and includes approximately 1% of finished office space. The Beloit property is situated on 24.8 acres with 143 parking spaces (0.3 per 1,000 SF). The Beloit property has 33 loading docks, eight drive-in doors and ceiling heights of 21 to 41 feet. The Beloit property is 67.0% leased by four tenants, all of which utilize their space for warehousing and logistics, and has physical occupancy of 100.0%. The largest tenants at the Beloit property are Bay Valley Foods (34.1% of property NRA, 48.0% of property underwritten base rent) and Axium Foods, Inc. (24.1% of property NRA, 33.3% of property underwritten base rent). Staples (33.0% of property NRA, 31.7% of property gross potential rent) has exercised its termination option effective April 30, 2020 and is currently negotiating with the borrower sponsor on a lease extension. As such, the Staples lease has been underwritten as vacant. Since acquisition, the borrower sponsor has replaced the roof at the Beloit property at a cost of $465,300.

DuBois (25.6% of NRA; 20.9% of ALA): The DuBois property consists of two adjacent parcels located in DuBois, Pennsylvania. Built in 1961 on a 24.7-acre site, the improvements of the 891 Beaver Drive building include a 410,000 SF industrial warehouse building, of which approximately 8% is office space. Built in 1988 on a 30.4-acre site, the improvements of the 851 Beaver Drive building include a 202,800 SF industrial warehouse building, of which approximately 69% of the space is refrigerated or freezer space and 4% is office space. The two buildings on the DuBois property have a total of 80 loading docks, two drive-in doors, and ceiling heights ranging from 16 feet to 32 feet, and is served by 426 parking spaces (0.7 per 1,000 SF). DuBois Logistics, LLC has leased 100.0% of both buildings at the DuBois property since February 2010 and utilizes the space to distribute both dry goods and refrigerated/frozen goods. The DuBois Logistics, LLC lease is guaranteed by its parent company, C&S Wholesale Grocers, Inc. and provide for a lease expiration in February 2025. DuBois Logistics, LLC pays underwritten base rent of $2.14 PSF at the 891 Beaver Drive building and $3.06 PSF at the 851 Beaver Drive building, with annual rent escalations on March 1st of each year at both buildings. DuBois Logistics, LLC has one five-year renewal option remaining and no termination options.

Jefferson (24.8% of NRA; 20.9% of ALA): The Jefferson property consists of two contiguous parcels located in Jefferson, Wisconsin. Built between 1995 and 2014 on a total of 32.3 acres, the improvements include two industrial warehouse buildings totaling 591,840 SF, of which approximately 1% is finished office space. The Jefferson property has 24 loading docks, 13 drive-in doors and ceiling heights of 24 to 25 feet, and is served by 123 parking spaces (0.2 per 1,000 SF). Generac Power Systems, Inc. has leased 100.0% of the Jefferson property since December 2013. Its parent company, Generac Holdings (“Generac”), is a manufacturer of backup power generation products based in southeastern Wisconsin. With seven corporate and manufacturing facilities in the Wisconsin region, Generac utilizes its space at the Jefferson property for the logistics management and warehousing of product components and finished products. The Generac lease provides for a lease expiration in November 2023 and requires underwritten base rent of $2.43 PSF with annual

A-3-19

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

rent escalations of 2% on December 1st of each year. Generac has invested in customized racking and equipment at the Jefferson property and is currently negotiating to extend its lease through November 2031. Generac Power Systems, Inc. has one five-year renewal option remaining and no termination options. Since acquisition, the borrower sponsor has replaced the roof at the Jefferson property at a cost of $37,810.

Huntsville (13.1% of NRA; 12.5% of ALA): The Huntsville property is a 312,105 SF industrial warehouse building located in Huntsville, Alabama. The improvements were constructed in 1976 and renovated in 2017 and includes approximately 8% of finished office space. The Huntsville property is situated on 40.3 acres with 350 parking spaces (1.1 per 1,000 SF). The Huntsville property has 16 loading docks, two drive-in doors, and ceiling heights of 24 to 29 feet. The Huntsville property is 95.9% occupied by Boneal Aerospace, Inc. (39.9% of property NRA, 45.8% of property underwritten base rent), Intercept Industries, Ltd. (33.6% of property NRA, 38.6% of property underwritten base rent) and Custom Assembly, Inc. (22.4% of property NRA, 15.6% of property underwritten base rent). Since acquisition, the borrower sponsor has repainted the Huntsville property at a cost of $130,900.

The following table presents certain information relating to the Phoenix Industrial Portfolio II Properties:

Portfolio Summary(1)
Property	City, State	Net Rentable Area (SF)	Year Built/ Renovated	UW NCF	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraisal Value	LTV	Ceiling Heights (ft.)	Loading Bays
Flint	Flint, MI	460,000	2006/N/A	$1,866,615	$16,610,687	24.4%	$22,400,000	74.2%	29 - 32	55
DuBois	DuBois, PA	612,800	1961; 1988/N/A	$1,280,560	$14,237,732	20.9%	$19,200,000	74.2%	16 - 32	82
Jefferson	Jefferson, WI	591,840	1995-2014/N/A	$1,147,440	$14,237,732	20.9%	$19,200,000	74.2%	24 - 25	37
Huntsville	Huntsville, AL	312,105	1976/2017	$863,543	$8,527,808	12.5%	$11,500,000	74.2%	24 - 29	18
Beloit	Beloit, WI	413,903	1974/2011	$653,354	$14,386,041	21.2%	$19,400,000	74.2%	21 - 41	41
Total/Wtd. Avg.		2,390,648		$5,811,511	$68,000,000	100.0%	$91,700,000	74.2%		233

(1)	Information is based on the appraisal.

The following table presents certain information relating to the leases at the Phoenix Industrial Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Property	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
DuBois Logistics, LLC(4)	NR/NR/NR	DuBois	612,800	25.6%	$1,497,968	20.5%	$2.44	2/28/2025
Generac Power Systems, Inc.(5)	NR/NR/NR	Jefferson	591,840	24.8%	$1,435,584	19.6%	$2.43	11/30/2023
Android Industries	NR/NR/NR	Flint	460,000	19.2%	$2,191,819	30.0%	$4.76	6/30/2025
Bay Valley Foods	NR/Ba3/BB-	Beloit	140,947	5.9%	$563,788	7.7%	$4.00	5/31/2020
Boneal Aerospace, Inc.(6)	NR/NR/NR	Huntsville	124,630	5.2%	$462,377	6.3%	$3.71	3/31/2022
Intercept Industries, Ltd.(7)	NR/NR/NR	Huntsville	104,825	4.4%	$389,344	5.3%	$3.71	1/31/2021
Axium Foods, Inc.(8)	NR/NR/NR	Beloit	99,670	4.2%	$390,838	5.3%	$3.92	8/31/2020
Custom Assembly, Inc(9)	NR/NR/NR	Huntsville	70,000	2.9%	$157,500	2.2%	$2.25	11/30/2019
Foal, LLC	NR/NR/NR	Beloit	18,511	0.8%	$78,672	1.1%	$4.25	1/31/2020
SSB Manufacturing Company	NR/NR/NR	Beloit	18,175	0.8%	$141,631	1.9%	$7.79	11/30/2021
Subtotal/Wtd. Avg.			2,241,398	93.8%	$7,309,521	100.0%	$3.26
Vacant(10)			149,250	6.2%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,390,648	100.0%	$7,309,521	100.0%	$3.26

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Ryder Truck Rental, Inc. subleases an immaterial amount of space at the DuBois property for $1 per year.

(5)	Generac Power Systems, Inc. is currently negotiating with the borrower sponsor on a lease extension through November 2031.

(6)	Boneal Aerospace, Inc. may terminate its lease on February 29, 2020 by providing notice on or before November 11, 2019 and paying a termination fee of $111,462.

(7)	Intercept Industries, Ltd. is currently negotiating with the borrower sponsor on a lease extension through January 2026.

(8)	Axium Foods, Inc. is currently negotiating with the borrower sponsor to extend its lease and downsize its footprint. The reduced space is in negotiations to be leased to Lyons, a subsidiary of Tru Aseptics.

(9)	Custom Assembly, Inc and the borrower sponsor have the mutual right to terminate the current lease with 30 days’ notice. The tenant is currently negotiating with the borrower sponsor on a lease extension through November 2024, as well as an expansion to take over the vacant 12,650 SF at the Huntsville property.

(10)	Includes Staples (5.7% of portfolio NRA, 6.9% of gross potential rent), which has exercised its termination option effective April 30, 2020 and is currently negotiating with the borrower sponsor on a lease extension.

A-3-20

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio II Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	70,000	2.9%	2.9%	$2.25	$157,500	2.2%	2.2%
2020	4	259,128	10.8%	13.8%	$3.99	$1,033,298	14.1%	16.3%
2021	2	123,000	5.1%	18.9%	$4.32	$530,975	7.3%	23.6%
2022	1	124,630	5.2%	24.1%	$3.71	$462,377	6.3%	29.9%
2023	1	591,840	24.8%	48.9%	$2.43	$1,435,584	19.6%	49.5%
2024	0	0	0.0%	48.9%	$0.00	$0	0.0%	49.5%
2025	3	1,072,800	44.9%	93.8%	$3.44	$3,689,787	50.5%	100.0%
2026	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2029	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	93.8%	$0.00	$0	0.0%	100.0%
Vacant	0	149,250	6.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	12	2,390,648	100.0%		$3.26	$7,309,521	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Phoenix Industrial Portfolio II Properties are located in Wisconsin (42.1% of ALA), Michigan (24.4% of ALA), Pennsylvania (20.9% of ALA) and Alabama (12.5% of ALA).

Flint, Michigan (24.4% of ALA): The Flint property is located in Flint, Genesee county, Michigan, approximately 69.5 miles northwest of Detroit. Major employers in the area include General Motors, University of Michigan Flint and other regional and local healthcare and medical centers. The Flint property is located near the intersection of Interstate 75 (6.2 miles east) and Interstate 69 (4.1 miles west), providing close proximity to serve the manufacturing and automobile industry in the greater Michigan area. The sole tenant at the Flint property, Android Industries, is an automotive manufacturer and supplier and utilizes its space at the Flint property to manufacture parts as a supplier to and partner of General Motors, specifically its truck plant located 7.2 miles east of the Flint property. In 2018 and 2019, Android Industries was presented with the General Motors Supplier of the Year award, which recognizes outstanding suppliers across General Motors’ global supply chain.

Beloit, Wisconsin (21.2% of ALA): The Beloit property is located in Beloit, Rock county, Wisconsin, approximately 97.6 miles northwest of Chicago and 72.8 miles southwest of Milwaukee. The Beloit property’s geographical location on the Illinois-Wisconsin border, midway between Lake Michigan and the Mississippi River, puts Beloit in the center of the United States Midwest, offering access to markets and suppliers. Additionally, the Beloit property is located immediately southwest of the intersection of Interstate 90 (1.2 miles), which extends to Boston, MA in the east and Seattle, WA in the west, and Interstate 43 (0.5 miles). Regional access to Wisconsin and Illinois communities are provided by numerous regional routes nearby.

DuBois, Pennsylvania (20.9% of ALA): The DuBois property is located in DuBois, Pennsylvania county, Pennsylvania, approximately 102 miles northeast of Pittsburgh and 181 miles east of Cleveland. Interstate 80 extends to San Francisco, CA in the west and Teaneck, New Jersey in the east, making it the second longest highway in the United States, as well as one of the busiest, and is located immediately north of the DuBois property (2.3 miles). According to the appraisal, the central business district in which the DuBois property is located in, has seen redevelopment and re-use of building improvements for commercial purposes. A portion of the neighborhood near the Interstate 80 interchange has seen the most concentrated growth in recent years, and has included some new industrial buildings, a new hotel, a Walmart and other retail properties, and some new office development. The parent company of the sole tenant at the DuBois property, C&S Wholesale Grocers, Inc. is a privately held wholesale grocers with an extensive supply chain and logistics operations, supplying independent supermarkets, chain stores, and institutions with over 140,000 different products.

Jefferson, Wisconsin (20.9% of ALA): The Jefferson property is located in Jefferson, Jefferson county, Wisconsin, approximately 33.3 miles east of Madison and 52.5 miles west of Milwaukee. Major employers in the area include Trek Bicycle, Nasco International, and Generac Power Systems, Inc. The Jefferson property provides close proximity to Interstate 90 (25.8 miles east), and Interstate 94 (7.8 miles north), which connects the Great Lakes and northern Great Plains regions. The sole tenant at the Jefferson property, Generac Power Systems, Inc., is a manufacturer of backup power generation products based in southeastern Wisconsin and utilizes its space at the Jefferson property to coordinate with Generac’s six corporate and manufacturing facilities in the Wisconsin region, In 2017, Generac and the Wisconsin Economic Development Corporation announced tax credits through 2021 to support Generac’s expansion as well as investments of more than $73 million to renovate its facilities across Wisconsin.

Huntsville, Alabama (12.5% of ALA): The Huntsville property is located in Huntsville, Madison county, Alabama, approximately 90.1 miles north of Birmingham and 120 miles south of Nashville. The largest employers in the Huntsville metropolitan statistical area include US Army/Redstone Arsenal, Huntsville Hospital System, NASA/Marshall Space Flight Center, Huntsville City Schools, and the Boeing Company. The Huntsville property is located 10.5 miles northeast of Cummings Research Park, the second and fourth largest technology and research park in the United States and world, respectively.

A-3-21

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

Additionally, the Huntsville property is located immediately south of Interstate 565 (2.7 miles), which connects Huntsville with Decatur, and approximately 10.5 miles east of Interstate 65, which provides access to Nashville and Birmingham.

The following table presents market information with respect to the Phoenix Industrial Portfolio II Properties:

Market Overview
Property	Year Built/ Renovated	Size (SF)(1)	Market	In-Place Vacancy(1)	Market Vacancy	Appraisal Concluded Vacancy	Market Inventory(2)	UW Base Rent PSF(1)	Appraisal Market Rent PSF	% Below Market Rent
Flint	2006/N/A	460,000	Flint	0.0%	3.5%	4.0%	29,712,481	$4.76	$4.70	1.4%
DuBois	1961; 1988/N/A	612,800	Clearfield County	0.0%	1.9%	0.0%	5,357,791	$2.44	$2.75	(11.1%)
Jefferson	1995-2014/N/A	591,840	Jefferson	0.0%	3.0%	1.0%	12,541,913	$2.43	$2.75	(11.8%)
Huntsville	1976/2017	312,105	Huntsville	4.1%	8.3%	8.4%	34,392,147	$3.37	$3.75	(10.1%)
Beloit(3)	1974/2011	413,903	Rock County	33.0%	1.6%	5.0%	22,885,991	$4.24	$4.00	5.9%
Total/Wtd. Avg.(3)		2,390,648		6.2%	3.3%	3.0%	104,890,323	$3.26	$3.47	(5.8%)

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Based on third party market research reports.

(3)	Physical occupancy at the Beloit property is 100.0%. Staples (33.0% of property NRA, 31.7% of property gross potential rent) has exercised its termination option effective April 30, 2020 and is currently negotiating with the borrower sponsor on a lease extension. As such, the Staples lease has been underwritten as vacant. Including the Staples lease, the Phoenix Industrial Portfolio II Properties have Wtd. Avg. UW Base Rent PSF of $3.30, which is 6.1% below market.

The following table presents demographic information with respect to the Phoenix Industrial Portfolio II Properties:

Demographics Overview
Property	City, State	Allocated Loan Amount	% of Allocated Loan Amount	UW NCF	% of UW NCF	Estimated 2019 Population 5-mile Radius	Estimated 2019 Median Household Income 5-mile Radius
Flint	Flint, MI	$16,610,687	24.4%	$1,866,615	32.1%	77,658	$44,754
DuBois	DuBois, PA	$14,237,732	20.9%	$1,280,560	22.0%	20,409	$52,337
Jefferson	Jefferson, WI	$14,237,732	20.9%	$1,147,440	19.7%	15,408	$56,713
Huntsville	Huntsville, AL	$8,527,808	12.5%	$863,543	14.9%	44,783	$85,915
Beloit	Beloit, WI	$14,386,041	21.2%	$653,354	11.2%	58,164	$47,526
Total/Wtd. Avg.		$68,000,000	100.0%	$5,811,511	100.0%	44,391	$54,594

Source: Third party market research reports

A-3-22

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phoenix Industrial Portfolio II Properties:

Cash Flow Analysis
	2016(1)	2017(1)	2018	6/30/2019 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$7,567,781	$7,718,146	$7,903,358	$3.31
Total Recoveries	N/A	N/A	$1,356,217	$1,557,669	$2,109,698	$0.88
Other Income	N/A	N/A	$0	$0	$0	$0.00
Less Vacancy & Credit Loss(3)	N/A	N/A	$0	$0	($881,322)	($0.37)
Effective Gross Income	N/A	N/A	$8,923,998	$9,275,816	$9,131,734	$3.82
Total Operating Expenses	N/A	N/A	$1,963,475	$2,248,289	$2,447,004	$1.02
Net Operating Income	N/A	N/A	$6,960,523	$7,027,527	$6,684,731	$2.80
TI/LC	N/A	N/A	$0	$0	$513,774	$0.21
Capital Expenditures	N/A	N/A	$0	$0	$359,446	$0.15
Net Cash Flow	N/A	N/A	$6,960,523	$7,027,527	$5,811,511	$2.43

Occupancy %(3)	N/A	N/A	97.4%	99.5%	91.2%
NOI DSCR (P&I)(4)	N/A	N/A	1.69x	1.71x	1.63x
NCF DSCR (P&I)(4)	N/A	N/A	1.69x	1.71x	1.41x
NOI Debt Yield(4)	N/A	N/A	10.2%	10.3%	9.8%
NCF Debt Yield(4)	N/A	N/A	10.2%	10.3%	8.5%

(1)	The borrower sponsor acquired the Phoenix Industrial Portfolio II Properties in 2017. As such, prior operating performance information is not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $127,197 through October 1, 2020 and (ii) vacancy gross up of $593,838.

(3)	UW Occupancy % is based on the economic vacancy of 8.8%. The Phoenix Industrial Portfolio II Properties has leased and physical occupancy of 93.8% and 99.5%, as of June 30, 2019, respectively.

(4)	Debt service coverage ratios and debt yields are based on the Phoenix Industrial Portfolio II Whole Loan.

Escrows and Reserves. At origination of the Phoenix Industrial Portfolio II Whole Loan, the Phoenix Industrial Portfolio II Borrowers deposited (i) $261,385 for real estate taxes, (ii) $159,062 for insurance premiums and (iii) $283,040 for deferred maintenance. The Phoenix Industrial Portfolio II Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, provided, however, that such monthly tax payments related to the Flint property and DuBois property are waived if (a) no event of default has occurred and is continuing, (b) the Android Industries lease and the DuBois Logistics, LLC lease demises the entirety of each the Flint property and DuBois property, respectively, (c) the Android Industries lease and the DuBois Logistics, LLC lease are in full force and effect, (d) the then current term under each of the Android Industries lease and the DuBois Logistics, LLC lease is scheduled to expire no earlier than 12 months, six months, or three months after the date on which the next installment of taxes are due if such taxes are due and payable annually, semi-annually, or quarterly, respectively, (e) no Material Tenant Trigger Event (as defined below) with respect to Android Industries and DuBois Logistics, LLC has occurred and is continuing, (f) each of Android Industries and DuBois Logistics, LLC pays taxes in a timely manner directly to government authorities, among other requirements, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $13,255, (iii) $19,922 for replacement reserves, subject to a cap of $481,308, and (iv) for TI/LC in the amount of (a) $199,221 on each monthly payment date through and including October 6, 2020 or (b) $49,805 on each monthly payment date thereafter, subject to a cap of $1,500,000. Notwithstanding the above, monthly tax escrows currently equal to $62,502, which exclude the Flint property and DuBois property.

Lockbox and Cash Management. The Phoenix Industrial Portfolio II Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the related mortgage loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve and (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio II Borrowers.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio II Borrowers, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.20x, (iv) any indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio II Borrowers, the guarantor, the key principal or the property manager, or any officer of the aforementioned or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio II Borrowers, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Phoenix Industrial Portfolio II Borrowers, the guarantor, the key principal or the property manager under the applicable related mortgage loan documents or management agreement, as applicable, in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.25x for two consecutive calendar quarters, in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the related mortgage loan documents, or in regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date on which a Material Tenant is required under its lease to notify the Phoenix Industrial Portfolio II Borrowers of its election to extend or renew its lease, if such Material Tenant fails to give such notice, (iii) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (iv) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (v) if a Material Tenant lease is terminated or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease,

A-3-23

Various	Collateral Asset Summary – Loan No. 2 Phoenix Industrial Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 74.2% 1.41x 9.8%

such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable Phoenix Industrial Portfolio II Property or (y) the total in-place base rent at the applicable Phoenix Industrial Portfolio II Property or (vi) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Phoenix Industrial Portfolio II Properties or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable Phoenix Industrial Portfolio II Property for a period in excess of 12 consecutive calendar months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises). A Material Tenant Trigger Event will end (a) with respect to clause (i) above, on the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (b) with respect to clauses (ii) above, on the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (c) with respect to clause (iii) above, after a cure of the applicable event of default, (d) with respect to clause (iv) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents or (f) with respect to clause (vi) above, the Material Tenant re-commences its normal business operations at the Phoenix Industrial Portfolio II Properties or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable Phoenix Industrial Portfolio II Property.

A “Material Tenant” means (i) DuBois Logistics, LLC, (ii) Generac Power Systems, Inc., (iii) Android Industries or (iv) any other tenant at the Phoenix Industrial Portfolio II Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage at the applicable Phoenix Industrial Portfolio II Property or (b) accounts for no less than 20% of the total in-place base rent at the applicable Phoenix Industrial Portfolio II Property.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio II Borrowers, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio II Borrowers, key principal or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Phoenix Industrial Portfolio II Borrowers, the guarantor, the key principal or the property manager under the applicable related mortgage loan documents or management agreement, as applicable, or in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. None.

Release of Property. The Huntsville property includes approximately 17.7 acres of excess land that is currently unimproved (the “Huntsville Outparcel”). As of August 19, 2019, the appraisal concluded an “as is” value of $600,000 for the Huntsville Outparcel and $1,820,000 for Huntsville property (excluding the Huntsville Outparcel). The Phoenix Industrial Portfolio II Borrowers may obtain the release of the Huntsville Outparcel, provided that, among other conditions, (i) no event of default under the related mortgage loan documents is continuing and (ii) the Phoenix Industrial Portfolio II Borrowers provide written evidence reasonably acceptable to the lender in all respects that (a) the Huntsville Outparcel is not necessary for the operation of the Huntsville property, (b) the Huntsville Outparcel is vacant, non-income producing and unimproved, (c) the intended use of the Huntsville Outparcel will not have a material adverse effect on the applicable Phoenix Industrial Portfolio II Borrower or the remaining Huntsville property, and (d) any construction and/or development contemplated to be performed in, over or under the Huntsville Outparcel will not materially disrupt the remaining Huntsville property, among other requirements as listed in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Terrorism Insurance. The Phoenix Industrial Portfolio II Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-24

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A-3-25

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

A-3-26

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

600 & 620 National Avenue
600 & 620 National Avenue
Mountain View, CA 94043
San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Palo Alto
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
101
LinkedIn
NASA Advanced Supercomputing Division
Moffett Federal Airfield
Googleplex
Computer History Museum
Microsoft
NASA Ames Research Ctr.
San Antonio Rd.
Google X Lab
SAN ANTONIO
Middlefield Rd.
CALTRAIN
Central Expwy.
The Village at San Antonio Center
82
El Camino Blvd.
85
Symantec
Google Quad Campus
Samsung Research
MTN VIEW
DOWNTOWN MOUNTAIN VIEW
Mountain View
Middlefield
Whisman
Evelyn
237
Yahoo Corporate Campus
HP
Lockheed Martin
Amazon Lab126
Tech Corners Campus
Moffett Towers
Bayshore/NASA
Juniper Networks
Borregas
NetApp
Crossman
Foothill Coll. Sunnyvale Center
Caribbean Dr.
Twin Creeks Sports Complex
Sunnyvale Baylands Park
South Bay Fwy
Fair Oaks Ave.
Fair Oaks
Vienna
Reamwood
Old Ironsides
VTA
LIGHT RAIL
Santa Clara Golf & Tennis Club
Santa Clara Convention Ctr.
Great America
Levi's Stadium
California's Great America
Lafayette St.
Gold St.
LinkedIn Corp.
Apple Mathilda
Maude Ave.
Synopsys
Sunnyvale
Bayshore Fwy
Mercado Santa Clara
Mission College
Great America Pkwy
Marvell
Broadcom
Intel
Deutsche Telekom
Thompson Reuters
Central Expwy.
@Walmart Labs
SUNNYVALE
Trimble Inc.
AMD
Apple Campus 3
Akamai Technologies
Scott Blvd.
Ericsson
Applied Materials
San Jose Intl. Airport 2 miles
Northrop Grumman
Cambrios Technologies Corp.
Lawrence Expwy.
DOWNTOWN SUNNYVALE
Kifer Rd.
Intel
Huawei
NVIDIA
Bowers Ave.
CALTRAIN
Evelyn Ave.
LAWRENCE
Monroe St.
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
El Monte Ave.
Los Altos
Cuesta Park
Stevens Creek Fwy
Springer Rd.
Miramonte Ave.
Grant Rd.
Foothill Expwy.
Remington Dr.
El Camino Real
Wolfe Rd.
Sunken Gardens Golf Course
Santa Clara
280
El Camino Real
San Tomas Expwy.
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
Ortega Park
Benton St.
Central Park
Homestead Square Shopping Ctr.
Homestead Rd.
Cupertino Village
Kaiser Permanente Santa Clara Medical Center
Homestead Rd.
APPLE PARK
Apple - One Infinite Loop
Pruneridge Ave.
Saratoga Ave.
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Agilent Technology
Stevens Creek Blvd.
Seagate Technology
The Marketplace
Main Street Cupertino
Villa Shopping Center
Stevens Creek Blvd.
De Anza College
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Fairfield
Vallejo
Novato
San Pablo Bay
Concord
Richmond
Walnut Creek
Berkeley
Lafayette
OAKLAND
Danville
SAN FRANCISCO
San Ramon
Dublin
Livermore
Daly City
Hayward
Pleasanton
Pacific Ocean
San Mateo
Redwood City
Fremont
Palo Alto
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Saratoga
Los Gatos

A-3-27

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Mountain View, CA 94043
				General Property Type:	Office
Original Balance(2):	$38,950,000			Detailed Property Type:	Suburban
Cut-off Date Balance(2):	$38,950,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.8%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Acquisition			Size:	151,064 SF
Borrower Sponsors:	Brett Michael Lipman; Farshid Steve Shokouhi			Cut-off Date Balance per SF(2):	$913
				Maturity Date Balance per SF(2):	$913
Mortgage Rate:	3.6880%			Property Manager:	Preylock Holdings, Inc. (borrower-related); Davis Property (Management sub-manager)
Note Date:	9/11/2019
First Payment Date:	10/11/2019
Maturity Date:	9/11/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,964,007
Seasoning:	1 month			UW NOI Debt Yield(2):	7.2%
Prepayment Provisions(3):	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity(2):	7.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(2):	1.93x
Additional Debt Type(2):	Pari Passu			Most Recent NOI(5):	N/A
Additional Debt Balance(2):	$98,950,000			2nd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(5):	N/A
Reserves(4)				Most Recent Occupancy:	100.0% (10/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(6)(7):	$197,000,000 (8/19/2019)
Replacements:	$75,532	$3,147	$75,532	Cut-off Date LTV Ratio(2)(6):	70.0%
Outstanding TI/LC:	$12,085,120	$0	N/A	Maturity Date LTV Ratio(2)(6):	70.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$137,900,000	70.2%	Purchase Price:	$190,000,000	96.7%
Borrower Equity:	$58,663,716	29.8%	Seller Credits(8):	($12,993,370)	(6.6%)
			Reserves:	$12,160,652	6.2%
			Closing Costs:	$7,396,434	3.8%
Total Sources:	$196,563,716	100.0%	Total Uses:	$196,563,716	100.0%

(1)	The 600 & 620 National Avenue Whole Loan was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and WFB on September 11, 2019.

(2)	The 600 & 620 National Avenue Mortgage Loan (as defined below) is part of the 600 & 620 National Avenue Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $137,900,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 600 & 620 National Avenue Whole Loan.

(3)	Defeasance of the 600 & 620 National Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last 600 & 620 National Whole Loan promissory note to be securitized and (b) September 11, 2022. The assumed defeasance lockout period of 25 payments is based on the expected closing date of this transaction in October 2019.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Historical operating statements and occupancy are not applicable, as the first generation tenant is currently completing its buildout at the 600 & 620 National Avenue Property.

(6)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the appraiser’s “Market Value As Stabilized”, which assumes the tenant has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. As of the time of origination of the 600 & 620 National Avenue Whole Loan, Google has taken possession of its space and is paying rent, and all outstanding tenant improvements and leasing commissions have been reserved. The appraisal also concluded to a “Market Value As-Is” of $185,000,000 as of August 19, 2019, which equates to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 74.5% and 74.5%, respectively.
(7)	The appraisal concluded to a “Hypothetical Value As if Dark” of $152,500,000 as of August 19, 2019.

(8)	The majority of Seller Credits ($12,085,120) relate to outstanding tenant improvements and leasing commissions for Google, which were reserved for at the time of origination of the 600 & 620 National Avenue Whole Loan.

The Mortgage Loan. The third largest mortgage loan (the “600 & 620 National Avenue Mortgage Loan”) is part of a whole loan (the “600 & 620 National Avenue Whole Loan”) evidenced by five pari passu promissory notes with an aggregate original principal balance of $137,900,000. The 600 & 620 National Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 151,064 SF single tenant office located in Mountain View, California (the “600 & 620 National Avenue Property”). The 600 & 620 National Avenue Mortgage Loan represents the controlling Note A-1-1 with an original principal balance of $38,950,000. The below table summarizes the 600 & 620 National Avenue Whole Loan, including the remaining promissory notes, which are currently held by WFB and JPMCB and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized pari passu notes will not be split further. The 600 & 620 National Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C17 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-28

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

600 & 620 National Avenue Whole Loan Summary
Notes	Original Principal Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-1	$38,950,000	$38,950,000	UBS 2019-C17	Yes
A-1-2	$30,000,000	$30,000,000	WFB	No
A-2-1	$30,000,000	$30,000,000	JPMCB	No
A-2-2	$30,000,000	$30,000,000	JPMCB	No
A-2-3	$8,950,000	$8,950,000	JPMCB	No
Total	$137,900,000	$137,900,000

The Borrower and the Borrower Sponsors. The borrower is Preylock Mountain View, LLC (the “600 & 620 National Avenue Borrower”), a Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the 600 & 620 National Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 600 & 620 National Avenue Whole Loan. The borrower sponsors and nonrecourse carveout guarantors are Brett Michael Lipman and Farshid Steve Shokouhi, both managing partners at Preylock Real Estate Holdings (“Preylock”) a real estate acquisition and management company. Founded in Los Angeles, California in 2016, Preylock’s current portfolio comprises approximately 3.0 million SF of office space in California and Washington.

Prior to founding Preylock, Mr. Lipman was most recently a portfolio manager and a partner at RMA Real Estate Investment Advisors (“RMA”), a real estate private equity fund. At RMA, he was responsible for portfolio management, asset management and sourcing direct real estate investment opportunities. Prior to joining RMA, Mr. Lipman worked for JP Morgan, most recently on the Global Real Assets platform, a large institutional real estate investor. Previously, Mr. Shokouhi was the Managing Principal of the Kalimian Organization, a real estate family office based in New York. Mr. Shokouhi focused on the firm’s business development and asset repositioning, as well as assembling a management team.

The Property. The 600 & 620 National Avenue Property is a 151,064 SF, four-story, LEED Gold Certified, Class A office building located in Mountain View, California within the northern portion of Silicon Valley. Constructed in 2017 and situated on a 4.8-acre site, the 600 & 620 National Avenue Property contains large floor plates of approximately 38,000 SF and up to 16-foot ceiling heights. The building is 100.0% leased to Google LLC (“Google”), which has taken possession of its space and, according to the appraisal, is expected to spend approximately $200 PSF on tenant improvements (in addition to the $80 PSF in tenant improvements provided for by the 600 & 620 National Avenue Borrower). While not yet in physical occupancy, Google has commenced paying unabated rent at the 600 & 620 National Avenue Property. The 600 & 620 National Avenue Property contains 105 surface parking spaces in addition to a two-story parking structure with 344 parking spaces, resulting in a total parking ratio of approximately 3.0 spaces per 1,000 SF of NRA.

Major Tenant. Alphabet Inc., the holding company of Google, is a global technology company focused on online search, advertising, operating systems, platforms and enterprise services. The primary revenue driver for Google is online advertising, but other Google initiatives include Chrome, Android, Maps, Earth, Apps, Fiber, Music, Glass and self-driving automobiles. Alphabet Inc. (NASDAQ: GOOG) is rated ‘Aa2’ and ‘AA+’ by Moody’s and S&P, respectively. Google’s lease at the 600 & 620 National Avenue Property runs through May 31, 2029 with three, five-year renewal options and no termination options. The entity on Google’s lease at the 600 & 620 National Avenue Property is Google LLC. The 600 & 620 National Avenue Property is included within a Superfund Site that is being actively remediated, and, while mitigation measures have been incorporated into the design and construction of the improvements, Google’s lease provides for tenant remedies, including lease termination, if conditions are determined by governmental order to be hazardous to human health (see “Description of the Mortgage Pool – Environmental Conditions”).

Google has a signed lease at the 600 & 620 National Avenue Property but has not yet taken occupancy. Google has taken possession of its space, commenced paying unabated rent and, as of September 2019, is expected to take occupancy by the third quarter of 2020. There is no assurance that Google will take occupancy by the estimated date noted herein.

The following table presents certain information relating to the tenancy at the 600 & 620 National Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Termination Option (Y/N)	Lease Expiration
Google LLC(3)	NR/Aa2/AA+	151,064	100.0%	$8,973,204	100.0%	$59.40	N	5/31/2029(4)
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		151,064	100.0%	$8,973,204	100.0%	$59.40

(1)	The ratings shown above are those of Alphabet Inc., Google’s parent company. The entity on Google’s lease is Google LLC.

(2)	Annual UW Rent PSF and Annual UW Rent reflect the tenant’s current contractual rental rate, and the tenant’s lease is structured with 3% contractual annual rent increases. The lender’s underwriting provides separate credit for straight-line rent averaging through the lease term due to the tenant’s investment grade nature. The total effective underwritten rent, inclusive of rent averaging credit, is $68.55 PSF (see “Underwritten Net Cash Flow” section below).

(3)	Google has taken procession of its space and commenced paying unabated rent but has not yet taken occupancy of the 600 & 620 National Avenue Property.

(4)	Google has three, five-year renewal options with 12 months’ notice at 95% of the prevailing fair market rental rate.

A-3-29

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

The following table presents certain information relating to the lease rollover at the 600 & 620 National Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2028	0	0	0.0%	0.0%	$0	$0	0.0%	0.0%
2029	1	151,064	100.0%	100.0%	$59.40	$8,973,204	100.0%	100.0%
2030 & Beyond	0	0	0.0%	100.0%	$0	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0	$0	0.0%	100.0%
Total/Wtd. Avg.	1	151,064	100.0%		$59.40	$8,973,204	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 600 & 620 National Avenue Property is located in Mountain View, Santa Clara County, California, approximately 11.4 miles northwest of the San Jose central business district, with primary access provided by US Highway 101, State Highway 237 and State Highway 85. US Highway 101 is the major north-south route through the western bay area, providing northern access to San Francisco and southern access to San Jose. Access to the CalTrain and The Valley Transportation Authority light rail is available approximately one mile south of the 600 & 620 National Avenue Property. In addition, the 600 & 620 National Avenue Property is located approximately 3.3 miles southeast of The Googleplex (the corporate headquarters complex of Google and its parent company Alphabet Inc.) and 1.5 miles west of Moffett Park.

According to the appraisal, San Mateo and Santa Clara Counties are located within Silicon Valley, which has a large concentration of high-technology and research & development employers. Per the appraisal, Silicon Valley’s top employers are Apple Inc. (approximately 25,000 employees) and Alphabet Inc. (approximately 20,000 employees) and include Tesla Inc. (approximately 10,000 employees) and Facebook Inc. (approximately 9,385 employees). Apple’s headquarters in Cupertino is approximately 7.6 miles southwest of the 600 & 620 National Avenue Property, and Facebook’s headquarters in Menlo Park is approximately 9.3 miles to the northeast. According to a third party market research provider, the estimated 2018 population within a three- and five-mile radius of the 600 & 620 National Avenue Property was approximately 157,190 and 344,619, respectively; and the estimated 2018 average household income within the same radii was approximately $160,022 and $179,509, respectively.

According to a third party market research report, the 600 & 620 National Avenue Property is situated within the South Moffett Triangle submarket of the San Jose Office Market. As of September 11, 2019, the South Moffett Triangle submarket reported a total inventory of approximately 3.4 million SF with a 1.0% vacancy rate, which has decreased from 7.2% in 2018 and averaged 6.6% from 2013 through 2018.

The appraiser identified six leases negotiated in competitive buildings in the marketplace totaling approximately 1.0 million SF with direct rents ranging from $56.16 to $96.00 PSF, net, with an average of $69.86 PSF, net. The appraiser concluded to a market rent for the 600 & 620 National Avenue Property of $66.00 PSF, triple net.

A-3-30

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 600 & 620 National Avenue Property:

Market Rent Summary
Single Tenant Office
Market Rent (PSF)	$66.00
Lease Term (Years)	10
Concessions	6 months
Lease Type (Reimbursements)	Net
Rent Increase Projection	3.0% per annum

Source: Appraisal

The following table presents information relating to comparable office property sales for the 600 & 620 National Avenue Property:

Comparable Property Sale Summary
Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
600 & 620 National Avenue Mountain View, CA	Sept. 2019	2017/N/A	151,064	100.0%	$190,000,000	$1,258
Grove 221 Sunyvale, CA	Mar. 2019	2019/N/A	154,987	100.0%	$183,000,000	$1,181
3170 Porter Drive Palo Alto, CA	Jan. 2019	2017/N/A	96,626	100.0%	$100,250,000	$1,038
Middlefield Station Mountain View, CA	Sept. 2018	2012/N/A	99,880	100.0%	$80,000,000	$801
Castro Station Mountain View, CA	Aug. 2018	2014/N/A	114,809	94.0%	$179,650,000	$1,565
385 Sherman Palo Alto, CA	Jan. 2018	2016/N/A	67,974	100.0%	$138,000,000	$2,030

Source: Appraisal; borrower sponsor

The following table presents certain information relating to comparable office leases for the 600 & 620 National Avenue Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
600 & 620 National Avenue Property	2017/N/A	151,064	100.0%	-	Google LLC	June 2019/ 10.0 Yrs	151,064	$59.40(1)	Triple Net
Pathline Park 925 W Maude Avenue & 625 N Mary Avenue Sunnyvale, California	2020/N/A	242,550	100.0%	6.6 miles	Proofpoint	November 2020/ 11.0 Yrs	242,000	$57.00	Net
600 Clyde 600 Clyde Avenue Mountain View, California	2020/N/A	189,974	100.0%	4.4 miles	Google LLC	May 2020/ 11.0 Yrs	189,974	$56.16	Net
899 W Evelyn Avenue Mountain View, California	2013/N/A	75,475	100.0%	5.8 miles	Confluent	September 2019/ 10.0 Yrs	75,475	$96.00	Net
Grove 221 221 N Mathilda Avenue Sunnyvale, California	2018/N/A	154,987	100.0%	2.3 miles	23andMe	March 2019/ 12.8 Yrs	154,987	$61.80	Net
2240 El Camino Real Mountain View, California	1986/N/A	141,392	NAV	5.7 miles	Udacity	September 2018/ 7.0 Yrs	39,800	$70.20	Net
Ameswell Mountain View 750 Moffett Boulevard Mountain View, California	2020/N/A	216,700	0.0%	5.8 miles	Available	N/A	216,700	$78.00	Net

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

A-3-31

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 600 & 620 National Avenue Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	UW	UW PSF
Rents in Place	N/A	N/A	N/A	$8,973,204	$59.40
Straight Line Rent Averaging	N/A	N/A	N/A	$1,382,728	$9.15
Gross Potential Rent	N/A	N/A	N/A	$10,355,932	$68.55
Total Recoveries	N/A	N/A	N/A	$2,708,238	$17.93
Less Vacancy & Credit Loss(2)	N/A	N/A	N/A	($391,925)	($2.59)
Effective Gross Income	N/A	N/A	N/A	$12,672,245	$83.89
Total Expenses	N/A	N/A	N/A	$2,708,238	$17.93
Net Operating Income	N/A	N/A	N/A	$9,964,007	$65.96
Capital Expenditures(3)	N/A	N/A	N/A	$0	$0.00
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$9,964,007	$65.96

Occupancy %(2)	N/A	N/A	N/A	97.0%
NOI DSCR(4)	N/A	N/A	N/A	1.93x
NCF DSCR(4)	N/A	N/A	N/A	1.93x
NOI Debt Yield(4)	N/A	N/A	N/A	7.2%
NCF Debt Yield(4)	N/A	N/A	N/A	7.2%

(1)	The 600 & 620 National Avenue Property was constructed in 2017 and the first generation tenant is completing its buildout; therefore, historical operating information is not available.

(2)	The underwritten economic vacancy is 3.0%. The 600 & 620 National Avenue Property is 100.0% leased as of October 1, 2019.

(3)	The borrower sponsors deposited $75,532 ($0.50 PSF) into an upfront capital expenditures reserve, to be replenished if the balance falls below $75,532 (see “Escrows and Reserves” section below).

(4)	Debt service coverage ratios and debt yields are based the 600 & 620 National Avenue Whole Loan.

Escrows and Reserves. At origination of the 600 & 620 National Avenue Whole Loan, the 600 & 620 National Avenue Borrowers deposited (i) $75,532 for capital expenditures and (ii) $12,085,120 for unfunded tenant improvements and leasing commissions related to Google.

Real Estate Taxes – The related mortgage loan documents do not require ongoing monthly escrows for real estate taxes as long as (i) no event of default has occurred and is continuing; (ii) the Google lease obligates Google to directly pay taxes; (iii) Google actually pays all taxes directly; (iv) the Google lease remains in full force and effect and neither Google nor the 600 & 620 National Avenue Borrower defaults under any of their obligations under the lease beyond any applicable notice or cure periods; and (v) the 600 & 620 National Avenue Borrower delivers evidence that all taxes have been paid within 30 days after payment thereof.

Insurance – The related mortgage loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the 600 & 620 National Avenue Borrower or an affiliate provides the lender with evidence that the 600 & 620 National Avenue Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the 600 & 620 National Avenue Borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Recurring Replacements Reserve – The related mortgage loan documents provide an ongoing monthly replacement reserve of $3,147, which the lender may require the 600 & 620 National Avenue Borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the 600 & 620 National Avenue Property. However, the 600 & 620 National Avenue Borrowers will not be required to make any portion of the monthly replacement reserve deposit if the amount then on deposit in the replacement reserve is equal to or exceeds $75,532.

Lockbox and Cash Management. The 600 & 620 National Avenue Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Trap Event Period (as defined below). Pursuant to the related mortgage loan documents, during the continuance of a Cash Trap Event Period, all funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above in “Escrows and Reserves”, (ii) to pay any interest accruing at the default rate and late payment charges, (iii) to pay debt service on the 600 & 620 National Avenue Whole Loan, (iv) to make deposits into the replacement reserve (if then required), as described above under “Escrows and Reserves,” (v) any other amounts then due and payable under the related mortgage loan documents, and (vi) funds disbursed to the borrower sufficient to pay monthly operating expenses (collectively, the “Waterfall Items”). During a Cash Trap Event Period, any excess funds remaining after satisfaction of the Waterfall Items are required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 600 & 620 National Avenue Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default under the related mortgage loan documents, (ii) the net cash flow debt service coverage ratio (based on a hypothetical 30-year amortization term) being less than 1.20x at the end of any calendar quarter or (iii) the occurrence of a Major Tenant Event Period (as defined below). A Cash Trap Event Period will end upon the occurrence of the following: with regard to clause (i), the cure of such event of default or the waiver by the lender of such event of default; with regard to clause (ii), (x) the amortizing net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; or with regard to clause (iii), a Major Tenant Event Period Cure (as defined below).

A-3-32

600 & 620 National Avenue Mountain View, CA 94043	Collateral Asset Summary – Loan No. 3 600 & 620 National Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$38,950,000 70.0% 1.93x 7.2%

A “Major Tenant Event Period” will commence upon the earlier of (i) the 600 & 620 National Avenue Borrower committing a monetary or material non-monetary default under the Google lease beyond any applicable notice and cure period, (ii) Google going dark, vacating or otherwise failing to occupy 50% or more of its space or giving notice thereof, (iii) any bankruptcy or insolvency of Google or Alphabet, Inc., (iv) Google failing to renew or extend the term of its lease for at least five years at least 24 months prior to its lease expiration date (Google’s lease has a 12-month renewal notice period) or (v) Alphabet Inc.’s, as the parent entity to Google, long-term debt credit rating being downgraded below “BBB-” (or equivalent rating) by any one of Fitch, Moody’s or S&P. A “Major Tenant Event Period Cure” will occur upon the following: with regard to clause (i), the lender receiving satisfactory evidence that such default has been cured to Google’s satisfaction, including receipt of a satisfactory estoppel; with regard to clause (ii), (x) a Major Tenant Re-Leasing Event (as defined below) or (y) Google having resumed occupancy of and normal business operations in at least 51% of its space for two consecutive calendar quarters; with regard to clause (iii), (x) a Major Tenant Re-Leasing Event or (y) the bankruptcy proceedings having been terminated in a manner reasonably satisfactory to the lender, the Google lease being affirmed and the terms of such lease being reasonably satisfactory to the lender; with regard to clause (iv), (x) a Major Tenant Re-Leasing Event or (y) Google having renewed or extended the term of its lease for at least five years pursuant to the terms of the lease on terms reasonably acceptable to the lender; or with regard to clause (v), (x) a Major Tenant Re-Leasing Event or (y) the long-term debt credit rating for Alphabet, Inc. having been upgraded to BBB-/Baa3/BBB- or higher by Fitch/Moody’s/S&P.

A “Major Tenant Re-Leasing Event” will occur upon one or more replacement tenants under replacement leases, each being satisfactory to the lender, covering all of the space currently occupied by Google in accordance with its lease with (i) such replacement tenants having taken occupancy of such space, conducting normal business operations and paying full unabated rent; (ii) all tenant improvements, leasing commissions or other similar landlord obligations having been paid or reserved; and (iii) delivery of a satisfactory estoppel.

Right of First Offer. A sale of the 600 & 620 National Avenue Property is subject to a 30-day right of first offer (“ROFO”) in favor of Google, LLC. The ROFO is not extinguished upon foreclosure and remains subordinate to the related mortgage loan documents pursuant to a subordination non disturbance agreement.

Terrorism Insurance. The related mortgage loan documents require that the comprehensive “all risk” insurance policy required to be maintained by the 600 & 620 National Avenue Borrowers provide coverage in an amount equal to the “full replacement cost” of the 600 & 620 National Avenue Property. The related mortgage loan documents also require business income insurance covering no less than the 18-month period commencing at the time of casualty, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program); provided, however, that the 600 & 620 National Avenue Borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the “special perils” and business income coverage on a stand-alone basis in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

A-3-33

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

A-3-34

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

Wauwatosa
West Allis
West Milwaukee
MILWAUKEE
MILWAUKEE COUNTY
St. Francis
Lake Michigan
Greenfield
Hales Corners
Cudahy
General Mitchell Intl. Airport
Greendale
South Milwaukee
Franklin
Oak Creek
DOWNTOWN MILWAUKEE
Marquette University
Henry W. Maier Festival Park
American Family Insurance Amphitheater
W. Greenfield Ave.
W. Mitchell St.
W. Lincoln Ave.
W. Oklahoma Ave.
W. Howard Ave.
Airport Frwy
Layton Ave.
W. Grange Ave.
Rawson Ave.
Drexel Ave.
College Ave.
Lake Frwy
Zoo Frwy
North-South Frwy
Packard Plaza
Aurora St. Luke's Hospital
Grant Park
Root River Parkway
Whitnall Park
Wilson Park
Humboldt Park
Alverno College
Southridge Mall
PROPOSED LAKE PARKWAY EXTENSION
Cooper Industries
Northwestern Mutual Corp. Office
AMTRAK
1
2

Phoenix Industrial Portfolio I	
1 Emerson	Cudahy, WI
2 St Francis	Saint Francis, WI
3 Delta	Milan, TN

Kennett
MISSOURI
Martin
Paris
Newbern
McKenzie
Waverly
Dyer
Camden
Dyersburg
Huntingdon
Trenton
New Johnsonville
Blytheville
Halls
Milan
3
ARKANSAS
Ripley
Alamo
Medina
Nashville 60 miles
Caraway
Bells
Union Univ.
Osceola
Jackson
Lexington
Parsons
Brownsville
Univ. of TN - Jackson
Lane College
Covington
TENNESSEE
Henderson
Millington
Clifton
Whiteville
Waynesboro
West Memphis
Lakeland
Adamsville
Bartlett
Bolivar
Savannah
Arlington
MEMPHIS
Germantown
Selmer
Memphis Intl. Airport
Collierville
Pickwick Lake
Southaven
Holly Springs
Corinth
JP COLEMAN STATE PARK
ALABAMA
Olive Branch
HOLLY SPRINGS NF
MISSISSIPPI
Iuka
Florence
Mississippi R.

A-3-35

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Various
				General Property Type:	Industrial
Original Balance:	$33,000,000			Detailed Property Type:	Warehouse
Cut-off Date Balance:	$32,950,297			Title Vesting:	Fee Simple/Leasehold
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	1,181,569 SF
Borrower Sponsor:	Phoenix Investors			Cut-off Date Balance per SF:	$28
Mortgage Rate:	3.7500%			Maturity Date Balance per SF:	$22
Note Date:	8/9/2019			Property Manager:	Phoenix Investors (borrower-related)
First Payment Date:	10/6/2019
Maturity Date:	9/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (89); O (6)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$3,736,511
Additional Debt Type:	N/A			UW NOI Debt Yield:	11.3%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	14.4%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.93x
Reserves(1)				Most Recent NOI:	$3,752,302 (5/31/2019 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$3,678,472 (12/31/2018)
RE Tax:	$239,610	$38,339	N/A	3rd Most Recent NOI:	$3,561,170 (12/31/2017)
Insurance:	$30,321	$4,798	N/A	Most Recent Occupancy:	100.0% (5/31/2019)
Replacements:	$0	$9,846	$236,313	2nd Most Recent Occupancy:	100.0% (12/31/2018)
Required Repairs:	$37,156	$0	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2017)
TI/LC:	$500,000	Springing	$500,000	Appraised Value (as of):	$51,300,000 (Various)
Ground Rent:	$0	$2,408	N/A	Cut-off Date LTV Ratio:	64.2%
Environmental Insurance:	$57,142	$0	N/A	Maturity Date LTV Ratio:	50.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$28,848,783	87.4%
			Reserves:	$864,229	2.6%
			Closing Costs:	$629,036	1.9%
			Return of Equity:	$2,657,953	8.1%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Phoenix Industrial Portfolio I Mortgage Loan”) is evidenced by two promissory notes with an aggregate original principal balance of $33,000,000, which are collectively secured by a first priority deed of trust and first priority fee and leasehold mortgage encumbering a 1,181,569 SF portfolio of three industrial warehouse properties located in Wisconsin and Tennessee (each a “Phoenix Industrial Portfolio I Property”, and collectively, the “Phoenix Industrial Portfolio I Properties”). The proceeds of the Phoenix Industrial Portfolio I Mortgage Loan were used to refinance existing debt on the Phoenix Industrial Portfolio I Properties, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Phoenix Milan Industrial Investors LLC, Phoenix St. Francis Industrial Investors LLC and Phoenix Cudahy Industrial Investors LLC (collectively, the “Phoenix Industrial Portfolio I Borrowers”), each a Delaware limited liability company structured to be bankruptcy remote with one independent director. The Phoenix Industrial Portfolio I Borrowers are owned and managed by Phoenix Fund One Holdco Three LLC, which is owned and managed by Phoenix Fund One, LLC, which is owned by Irrevocable Children’s Trust dated 7/22/91 (39.0%), Irrevocable Children’s Trust No. 2 dated 7/22/91 (39.0%), David M. Marks (20.0%), and Hilltop Holdings MKE, LLC (2.0%). Legal counsel to the Phoenix Industrial Portfolio I Borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio I Mortgage Loan. The non-recourse guarantors of the Phoenix Industrial Portfolio I Mortgage Loan are Irrevocable Children’s Trust dated 7/22/91 and Irrevocable Children’s Trust No. 2 dated 7/22/91. The borrower sponsor of the Phoenix Industrial Portfolio I Mortgage Loan is Phoenix Investors, which is the affiliated management company of the guarantors’ investments.

A-3-36

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

Phoenix Investors is a national commercial real estate firm based in Milwaukee, WI whose core business is the revitalization of former manufacturing facilities throughout the U.S. Phoenix Investors’ affiliated companies hold interests in approximately 27 million SF of industrial, retail, office, and single tenant net-leased properties across 25 states. Phoenix Investors specializes in the renovation and repositioning of large, former single tenant industrial facilities throughout the U.S. that were previously owned by major corporate clients, real estate investment trusts or financial institutions.

The Properties. The Phoenix Industrial Portfolio I Mortgage Loan is secured by three warehouse properties totaling 1,181,569 SF located in Wisconsin (70.6% of NRA) and Tennessee (29.4% of NRA). The Phoenix Industrial Portfolio I Properties are 100.0% occupied as of May 31, 2019 by four tenants, of which three tenants totaling 74.6% of NRA and 76.8% of underwritten base rent are investment grade tenants or subtenants (including Caterpillar Global Mining LLC (“Caterpillar”), a subtenant of Manesis 3 PL LLC). The borrower sponsor acquired the Phoenix Industrial Portfolio I Properties in 2016 for a purchase price of approximately $28.4 million. Since acquisition, the borrower sponsor has invested approximately $2.2 million in capital improvements, along with an additional approximately $4.0 million in other/soft costs on the Phoenix Industrial Portfolio I Properties.

Emerson (36.9% of NRA; 50.9% of ALA): The Emerson property is a 435,695 SF industrial building located in Cudahy, Wisconsin. The improvements were constructed in 1952 and renovated in 1995 and 1996. In 1996, a 34,097 SF office addition was added to the Emerson property, which was partially renovated in 2016 and 2017, for a total of approximately 13.2% of office space. The Emerson property is situated on a 13.30-acre site with 308 surface parking spaces (0.71 per 1,000 SF). The Emerson property contains seven loading docks, four drive-in doors and 13 bridge cranes. The Emerson property has ceiling heights ranging from 18 feet to 36 feet and clear heights ranging from 16 feet to 32 feet. The Emerson property is 100.0% occupied as of May 31, 2019 by Vilter Manufacturing LLC (Emerson Climate Technologies, Inc.) (Moody’s/S&P: A2/A) through July 2027 and currently pays a base rent of $4.17 PSF, which increases to $4.24 PSF in August 2020. Vilter Manufacturing LLC has two, five-year renewal options remaining and has a termination option with an effective date of July 31, 2024, and a notice date on or before January 31, 2024 with no termination fee. Since acquisition, the borrower sponsor has invested approximately $1.1 million at the Emerson property for roofing, asphalt paving, refinishing the concrete flooring, painting, lighting and windows.

St Francis (33.8% of NRA; 35.6% of ALA): The St Francis property consists of two industrial buildings totaling 398,987 SF, of which approximately 8.5% is office and related finished space, located in St. Francis, Wisconsin. The Iowa Avenue building containing 300,230 SF was constructed in 1940 and expanded in 1970 and 1992. The Kansas Avenue building containing 98,757 SF was constructed in 1997. The St Francis property is situated on a 19.33-acre site with 298 surface parking spaces (0.75 per 1,000 SF). The St Francis property contains 32 dock doors and seven drive-in doors. The St Francis property has ceiling heights ranging from 24 feet to 25 feet. The Iowa Avenue building is 100.0% occupied as of May 31, 2019 by Nova Wildcat Shur-Line LLC (“Shur-Line”) through November 2026 and currently pays a base rent of $3.05 PSF, which increases to $3.11 PSF in December 2019. Shur-Line has no renewal options and has a termination option with an effective date of December 31, 2021, a notice date on or before July 4, 2021 along with a termination fee equal to six months of base rent then in effect. The Kansas Avenue building is 100.0% occupied as of May 31, 2019 by Manesis 3 PL LLC, which is currently subleased to Caterpillar (Fitch/Moody’s/S&P: A/A3/A) (NYSE: CAT) on a coterminous basis with the primary lease. Manesis 3 PL LLC leases 98,757 SF through April 2021 and currently pays a base rent of $5.00 PSF, which increases to $5.15 PSF in May 2020. Manesis 3 PL LLC has one, three-year renewal option remaining and has no termination options. Since acquisition, the borrower sponsor has invested $304,850 at the St Francis property for heating/HVAC, painting and tenant improvements.

The St Francis property is situated on three land parcels, two of which are subject to ground leases. The Iowa Avenue building (25.4% of NRA) is situated on a 9.78-acre owned parcel and is 100.0% leased to Shur-Line. Shur-Line also subleases the 2.86-acre parking ground lease parcel for overflow parking. The parking lot lease extends through December 31, 2066, inclusive of all options, and 100% of the parking lot ground rent is reimbursed to the landlord by Shur-Line. The Kansas Avenue building (8.4% of NRA) is situated on a 6.68-acre ground leased parcel and is 100.0% leased to Manesis 3 PL LLC (which subleases to Caterpillar). The ground lease extends through December 31, 2066, inclusive of all options. Manesis 3 PL LLC reimburses the landlord for one-half of the ground rent.

Delta (29.4% of NRA; 13.5% of ALA): The Delta property is a 346,887 SF industrial building located in Milan, Tennessee. The improvements were constructed in 1989 with an addition in 1992, renovated in 2019 and includes approximately 1.3% of office/breakroom space. The Delta property is situated on a 29.26-acre site with 130 surface parking spaces (0.37 per 1,000 SF). The Delta property contains warehouse clearance of 20 feet to 28 feet, 14 overhead dock doors and two drive-in doors. The Delta property includes 51,000 SF of mezzanine space (not included in the NRA) used for packing, a 5,100 SF open storage shed (not included in the NRA) and two 350,000 gallon above-ground water tanks used for fire safety. The Delta property is 100.0% occupied as of May 31, 2019 by Delta Faucet Company (Fitch/Moody’s/S&P: BBB-/Baa3/BBB) through February 2022 and currently pays a base rent of $2.07 PSF, which increases to $2.13 PSF in December 2019. Delta Faucet Company has one, five-year renewal option remaining and has no termination options. Since acquisition, the borrower sponsor has invested $811,800 at the Delta property for roofing and painting.

The following table presents certain information relating to the Phoenix Industrial Portfolio I Properties:

Portfolio Summary(1)
Property	City, State	Net Rentable Area (SF)	Year Built	Acreage	Allocated Original Balance	% of Allocated Original Balance	Appraisal Value	LTV	Ceiling Heights (ft.)	Loading Bays
Emerson	Cudahy, WI	435,695	1952	13.30	$16,790,000	50.9%	$26,000,000	64.6%	18.0 - 36.0	7
St Francis	St. Francis, WI	398,987	1940; 1997	19.33	$11,750,000	35.6%	$18,200,000	64.6%	24.0 - 25.0	39
Delta	Milan, TN	346,887	1989-1992	29.26	$4,460,000	13.5%	$7,100,000	62.8%	20.0 - 28.0	16
Total/Wtd. Avg.		1,181,569		61.88	$33,000,000	100.0%	$51,300,000	64.3%		62

(1)	Information is based on the appraisal.

A-3-37

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

The following table presents certain information relating to the leases at the Phoenix Industrial Portfolio I Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Vilter Manufacturing LLC(3)	NR/A2/A	435,695	36.9%	$1,845,352	45.8%	$4.24	7/31/2027
Delta Faucet Company	BBB-/Baa3/BBB	346,887	29.4%	$738,869	18.4%	$2.13	2/28/2022
Shur-Line(4)	NR/NR/NR	300,230	25.4%	$934,158	23.2%	$3.11	11/30/2026
Manesis 3 PL LLC(5)	A/A3/A	98,757	8.4%	$508,141	12.6%	$5.15	4/30/2021
Subtotal/Wtd. Avg.		1,181,569	100.0%	$4,026,520	100.0%	$3.41
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,181,569	100.0%	$4,026,520	100.0%	$3.41

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(3)	Vilter Manufacturing LLC may terminate on July 31, 2024 by providing notice on or before January 31, 2024. Such termination is not subject to a termination fee.

(4)	Shur-Line may terminate on December 31, 2021 by providing notice on or before July 4, 2021 along with the payment of a termination fee equal to six months of base rent then in effect.

(5)	Manesis 3 PL LLC subleases its space to Caterpillar. Caterpillar subleases the space on a coterminous basis with the primary lease. The credit rating shown is for the parent company of Caterpillar. Daniel A. Manesis is the guarantor of the primary lease.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio I Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	1	98,757	8.4%	8.4%	$5.15	$508,141	12.6%	12.6%
2022	1	346,887	29.4%	37.7%	$2.13	$738,869	18.4%	31.0%
2023	0	0	0.0%	37.7%	$0.00	$0	0.0%	31.0%
2024	0	0	0.0%	37.7%	$0.00	$0	0.0%	31.0%
2025	0	0	0.0%	37.7%	$0.00	$0	0.0%	31.0%
2026	1	300,230	25.4%	63.1%	$3.11	$934,158	23.2%	54.2%
2027	1	435,695	36.9%	100.0%	$4.24	$1,845,352	45.8%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	1,181,569	100.0%		$3.41	$4,026,520	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.

Environmental. According to the Phase I environmental assessment dated August 8, 2019, there is no evidence of any recognized or historical recognized environmental conditions at the Delta property. The Phase I environmental assessment dated August 5, 2019 identified a recognized environmental condition at the Emerson property related to an open Wisconsin emergency repair program. No further action or investigation is warranted at this time beyond continued regulatory compliance. In addition, the Phase I environmental assessment dated August 5, 2019 identified a recognized environmental condition at the St Francis property related to soil and groundwater contamination at the southern adjacent property in connection with historical operations of Newell Operating Company (“Newell”), the previous fee owner and responsible party identified by the related environmental consultant. Active groundwater remediation and vapor mitigation systems are in place, with Newell responsible for continued monitoring as part of ongoing remediation. Newell has agreed to indemnify the Phoenix Industrial Portfolio I Borrowers for any matters related to the contamination. At origination, the Phoenix Industrial Portfolio I Borrowers obtained an environmental insurance policy with an aggregate $3.0 million limit for liability and cleanup costs related to the identified environmental concerns and additionally escrowed $57,142 to extend such environmental insurance policy in the event that a maturity default occurs. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

The Markets. The Emerson property is located in Cudahy, Wisconsin, approximately one mile from both Interstate 794 as well as General Mitchell International Airport and approximately 7.9 miles south of the Milwaukee central business district. The St Francis property is located in St. Francis, Wisconsin, adjacent to Interstate 794, approximately 1.2 miles north of General Mitchell International Airport and approximately 5.6 miles south of the Milwaukee central business district. The Emerson property and St Francis property are approximately 3.0 miles apart. The Delta property is located in Milan, Tennessee, approximately 94.3 miles northeast of Memphis and 125.0 miles west of Nashville, Tennessee.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Emerson property was approximately 12,816, 54,413 and 146,706, respectively; and the estimated 2019 average household income within the same radii was approximately

A-3-38

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

$69,516, $70,693 and $71,645, respectively. According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the St Francis property was approximately 14,993, 93,507 and 242,961, respectively; and the estimated 2019 average household income within the same radii was approximately $71,938, $66,679 and $64,617, respectively. According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Delta property was approximately 666, 6,781 and 14,052, respectively; and the estimated 2019 average household income within the same radii was approximately $70,792, $62,423 and $65,778, respectively.

According to the appraisal, the Emerson property and the St Francis property are situated within the Milwaukee SE industrial submarket of the Milwaukee market. As of the second quarter of 2019, the Milwaukee SE industrial submarket reported a total inventory of approximately 28.3 million SF with a 3.9% vacancy rate. The submarket reported an average asking rent of $4.98 PSF. According to the appraisal, the Delta property is located in Gibson County, which is not located within a specific industrial market. Gibson County has similar attributes as Fayette County, within the Fayette County industrial submarket. As of the first quarter of 2019, the Fayette County industrial submarket reported a total inventory of approximately 4.7 million SF with a 0.2% vacancy rate. The submarket reported an average asking rent of $4.51 PSF.

The appraisal for the Emerson property identified seven directly competitive industrial properties totaling approximately 1,624,479 SF with rents ranging from $3.23 to $5.25 PSF, on a triple net basis. The appraisal concluded a market rental rate of $3.90 PSF on a triple net basis for industrial space.

The following table presents recent leasing data at comparable industrial properties with respect to the Emerson property:

Comparable Leases Summary
Property Name/Address	Year Built/ Renovated	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent/SF	Lease Type
Emerson 5555 South Packard Avenue Cudahy, WI	1952/1995-1996; 2016-2017	100.0%(1)	435,695(1)	Vilter Manufacturing LLC(1)	435,695(1)	Aug 1999(1)	28.0(1)	$4.24(1)	NNN(1)
5201 International Drive Cudahy, WI	2018/N/A	NAV	153,300	Wetzel Brothers	153,000	Jul 2018	10.3	$5.25	NNN
5211 South 3rd Street Milwaukee, WI	1971/2011	100.0%	360,000	Ryder Integrated Logistics	360,000	Apr 2018	3.0	$3.23	NNN
16800 West Ryerson Road New Berlin, WI	1976/1992	100.0%	134,600	Letterhead Press LPI	134,600	Aug 2017	10.5	$3.53	NNN
7624 South 10th Street Oak Creek, WI	1970/2000	100.0%	100,240	AIM Logistics	100,240	Jul 2017	5.0	$3.50	NNN
5401 West Donges Bay Road Mequon, WI	1971/1976	NAV	442,188	Almo Distributing Wisconsin, I	280,395	Jul 2017	3.2	$3.50	NNN
1333 South Grandview Parkway Sturtevant, WI	1994/NAV	100.0%	209,151	Johnson Fitness & Wellness	209,151	Jul 2017	5.3	$4.10	NNN
4107 West Orchard Street Milwaukee, WI	1942/NAV	100.0%	225,000	Steele Solutions	225,000	Apr 2017	--	$3.50	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

A-3-39

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

The appraisal for the St Francis property identified four directly competitive industrial properties totaling approximately 1,236,339 SF with rents ranging from $3.23 to $4.10 PSF, on a triple net basis. The appraisal concluded a market rental rate of $3.75 PSF on a triple net basis for industrial space.

The following table presents recent leasing data at comparable industrial properties with respect to the St Francis property:

Comparable Leases Summary
Property Name/Address	Year Built/ Renovated	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent/SF	Lease Type
St Francis 4051 South Iowa Avenue & 4120 South Kansas Avenue St. Francis, WI	1940; 1997/1970; 1992	100.0%(1)	398,987(1)	Shur-Line(1)	300,230(1)	Dec 2016(1)	10.0(1)	$3.11(1)	NNN(1)
5211 South 3rd Street Milwaukee, WI	1971/2011	100.0%	360,000	Ryder Integrated Logistics	360,000	Apr 2018	3.0	$3.23	NNN
5401 West Donges Bay Road Mequon, WI	1971/1976	NAV	442,188	Almo Distributing Wisconsin, I	280,395	Jul 2017	3.2	$3.50	NNN
1333 South Grandview Parkway Sturtevant, WI	1994/NAV	100.0%	209,151	Johnson Fitness & Wellness	209,151	Jul 2017	5.3	$4.10	NNN
4107 West Orchard Street Milwaukee, WI	1942/NAV	100.0%	225,000	Steele Solutions	225,000	Apr 2017	--	$3.50	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

The appraisal for the Delta property identified four directly competitive industrial properties totaling approximately 2,157,996 SF with rents ranging from $2.55 to $3.05 PSF, on a triple net basis. The appraisal concluded a market rental rate of $2.20 PSF on a triple net basis for industrial space.

The following table presents recent leasing data at comparable industrial properties with respect to the Delta property:

Comparable Leases Summary
Property Name/Address	Year Built/ Renovated	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent/SF	Lease Type
Delta 4931 Denton Fly Road Milan, TN	1989-1992/2019	100.0%(1)	346,887(1)	Delta Faucet Company(1)	346,887(1)	Dec 2016(1)	5.3(1)	$2.13(1)	NNN(1)
Chickasaw - Building D 6100 East Holmes Road Memphis, TN	2000/N/A	100.0%	829,464	Barrett Distribution	829,464	Feb 2019	5.0	$2.65	NNN
Memphis Distribution Center Building J 5750 Challenge Drive Memphis, TN	1997/N/A	NAV	420,000	Dohmen Life Science Services	260,000	Jul 2018	5.0	$3.05	NNN
Hickory Hill Industrial Park Building 105 5838 Advantage Cv Memphis, TN	1979/N/A	100.0%	200,000	VonDrehle Corporation	200,000	Nov 2017	5.0	$2.65	NNN
Summit I 5155 Lamar Avenue Memphis, TN	2002/N/A	NAV	708,532	Nike	708,000	May 2016	3.3	$2.55	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

A-3-40

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phoenix Industrial Portfolio I Properties:

Cash Flow Analysis
	2016(1)	2017	2018	5/31/2019 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	$3,770,816	$3,863,829	$3,879,984	$4,136,395	$3.50
Total Recoveries	N/A	$639,374	$596,359	$647,221	$706,138	$0.60
Other Income	N/A	$3,427	$17,216	$21,550	$18,149	$0.02
Less Vacancy & Credit Loss(3)	N/A	$0	$0	$0	($242,127)	($0.20)
Effective Gross Income	N/A	$4,413,617	$4,477,404	$4,548,754	$4,618,555	$3.91
Total Operating Expenses	N/A	$852,447	$798,932	$796,453	$882,044	$0.75
Net Operating Income	N/A	$3,561,170	$3,678,472	$3,752,302	$3,736,511	$3.16
TI/LC	N/A	$0	$0	$0	$116,405	$0.10
Capital Expenditures	N/A	$0	$0	$0	$86,463	$0.07
Net Cash Flow	N/A	$3,561,170	$3,678,472	$3,752,302	$3,533,643	$2.99

Occupancy %(3)	N/A	100.0%	100.0%	100.0%	95.0%
NOI DSCR	N/A	1.94x	2.01x	2.05x	2.04x
NCF DSCR	N/A	1.94x	2.01x	2.05x	1.93x
NOI Debt Yield	N/A	10.8%	11.2%	11.4%	11.3%
NCF Debt Yield	N/A	10.8%	11.2%	11.4%	10.7%

(1)	The Phoenix Industrial Portfolio I Borrowers acquired the Phoenix Industrial Portfolio I Properties in December 2016. As such, 2016 historical operating performance information is not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $81,201 through September 2020 and (ii) $109,875 in straight-line rent associated with Vilter Manufacturing LLC ($87,225) and Delta Faucet Company ($22,650).

(3)	UW Occupancy % is based on the economic vacancy of 5.0%. The Phoenix Industrial Portfolio I Properties are 100.0% leased as of May 31, 2019.

Escrows and Reserves. At origination of the Phoenix Industrial Portfolio I Mortgage Loan, the Phoenix Industrial Portfolio I Borrowers deposited (i) $239,610 for real estate taxes, (ii) $30,321 for insurance premiums, (iii) $37,156 for deferred maintenance, (iv) $500,000 for tenant allowances, tenant improvements and leasing commissions (“TI/LC”) and (v) $57,142 in connection with an environmental insurance policy. The Phoenix Industrial Portfolio I Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $38,339, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $4,798, (iii) $9,846 for replacement reserves, subject to a cap of $236,313, (iv) $24,616 for TI/LC, subject to a cap of $500,000 (including the initial deposit therefor) and (v) 1/12 of the annual estimated ground rent, currently equal to $2,408.

Lockbox and Cash Management. The Phoenix Industrial Portfolio I Mortgage Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the related mortgage loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover reserve and (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Phoenix Industrial Portfolio I Borrowers.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio I Borrowers, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.15x (provided, however, that, for so long as the Material Tenant Occupancy Condition (as defined below) is satisfied, the calculation of the debt service coverage ratio for the applicable period will be made without deducting (a) the replacement reserves contributions for such period (but provided, further, that as of the date of determination, the amount of the replacement reserves on deposit in the replacement reserves account is equal to, or greater than, $236,313), or (b) the TI/LC contributions for such period (but provided, further, that as of the date of determination, the amount of TI/LCs on deposit in the TI/LC account is equal to, or greater than, $500,000)), (iv) any indictment for fraud or misappropriation of funds by the Phoenix Industrial Portfolio I Borrowers, the guarantor, the key principal or the property manager, or any officer of the aforementioned or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio I Borrowers, guarantor or key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Phoenix Industrial Portfolio I Borrowers, the guarantor, the key principal or the property manager under the applicable related mortgage loan documents or management agreement, as applicable, in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.20x for two consecutive calendar quarters (provided, however, that for so long as the Material Tenant Occupancy Condition is satisfied, the calculation of the debt service coverage ratio for the applicable period for the purpose of determining whether a Cash Management Trigger Event cure has occurred will be made without deducting (a) the replacement reserves contributions for such period (but provided, further, that as of the date of determination, the amount of the replacement reserves on deposit in the replacement reserves account is equal to, or greater than, $236,313), or (b) the TI/LC contributions for such period (but provided, further, that as of the date of determination, the amount of TI/LCs on deposit in the TI/LC account is equal to, or greater than, $500,000)), in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the related mortgage loan documents, or in regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A-3-41

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

A “Material Tenant Occupancy Condition” means receipt by the lender of written evidence reasonably acceptable to the lender in all respects that the Emerson property, the Delta property and the Iowa Avenue portion of the St Francis property are each occupied by a single tenant. The Material Tenant Occupancy Condition will be deemed unsatisfied after such time as a release of either the Emerson property or the Delta property has occurred pursuant to the terms of the related mortgage loan documents.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date on which a Material Tenant is required under its lease to notify the Phoenix Industrial Portfolio I Borrowers of its election to extend or renew its lease, if such Material Tenant fails to give such notice, (iii) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (iv) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (v) if a Material Tenant lease is terminated or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable Phoenix Industrial Portfolio I Property or (y) the total in-place base rent at the applicable Phoenix Industrial Portfolio I Property or (vi) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the applicable Phoenix Industrial Portfolio I Property or a portion thereof constituting no less than 20% of the total net rentable square footage or at least 20% of the total in-place base rent at the applicable Phoenix Industrial Portfolio I Property for a period in excess of 12 consecutive calendar months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises). A Material Tenant Trigger Event will end (a) with respect to clause (i) above, on the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the Phoenix Industrial Portfolio I Mortgage Loan documents, (b) with respect to clauses (ii) above, on the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the related mortgage loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents, (c) with respect to clause (iii) above, after a cure of the applicable event of default, (d) with respect to clause (iv) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (v) above, all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the related mortgage loan documents or (f) with respect to clause (vi) above, the Material Tenant re-commences its normal business operations at the Phoenix Industrial Portfolio I Properties or a portion thereof constituting more than 20% of the total net rentable square footage at the applicable Phoenix Industrial Portfolio I Property.

A “Material Tenant” means (i) Vilter Manufacturing LLC, (ii) Delta Faucet Company, (iii) Shur-Line or (iv) any other tenant at the Phoenix Industrial Portfolio I Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage at the applicable Phoenix Industrial Portfolio I Property or (b) accounts for no less than 20% of the total in-place base rent at the applicable Phoenix Industrial Portfolio I Property.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action involving the Phoenix Industrial Portfolio I Borrowers, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.10x (provided, however, that for so long as the Material Tenant Occupancy Condition is satisfied, such calculation of the debt service coverage ratio for the applicable period will be made without deducting (1) the replacement reserves contributions for such period (but provided, further, that as of the date of determination, the amount of the replacement reserves on deposit in the replacement reserves account is equal to, or greater than, $236,313), or (2) the TI/LC contributions for such period (but provided, further, that as of the date of determination, the amount of TI/LCs on deposit in the TI/LC account is equal to, or greater than, $500,000)). A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 45 days for the Phoenix Industrial Portfolio I Borrowers, key principal or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Phoenix Industrial Portfolio I Borrowers, the guarantor, the key principal or the property manager under the applicable related mortgage loan documents or management agreement, as applicable, or in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.15x for two consecutive calendar quarters (provided, however, that for so long as the Material Tenant Occupancy Condition is satisfied, the calculation of the debt service coverage ratio for the applicable period for the purpose of determining whether a Cash Sweep Trigger Event cure has occurred will be made without deducting (1) the replacement reserves contributions for such period (but provided, further, that as of the date of determination, the amount of the replacement reserves on deposit in the replacement reserves account is equal to, or greater than, $236,313), or (2) the TI/LC contributions for such period (but provided, further, that as of the date of determination, the amount of TI/LCs on deposit in the TI/LC account is equal to, or greater than, $500,000)).

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. None.

Release of Property. The Phoenix Industrial Portfolio I Borrowers may obtain the release of one or more of the Phoenix Industrial Portfolio I Properties, provided that, among other conditions, (i) no event of default under the related mortgage loan documents is continuing, (ii) the Phoenix Industrial Portfolio I Borrowers partially defease the Phoenix Industrial Portfolio I Mortgage Loan in an amount equal to 115% of the allocated loan amount for the applicable property being released (the “Release Amount”), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.88x (provided, however, that for so long as the Material Tenant Occupancy Condition is satisfied, such calculation of the debt service coverage ratio for the applicable period will be made without deducting (a) the replacement reserves contributions for such period (but provided, further, that as of the date of determination, the amount of the replacement reserves on deposit in the replacement reserves account is equal to, or greater than, $236,313), or (b) the TI/LC contributions for such period (but provided, further, that as of the date of determination, the amount of TI/LCs on deposit in the TI/LC account is equal to, or greater than, $500,000)), (iv) the loan-to-value ratio for the remaining properties following the release does not exceed the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 64.3% and (v) if, as of the date of its calculation, the ratio of (a) the sum of the outstanding principal amount of the Phoenix Industrial Portfolio I Mortgage Loan as of the date of such calculation to (b) the fair market value of the Phoenix Industrial Portfolio I Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Phoenix Industrial Portfolio I Mortgage Loan is paid down by the greater of (I) the Release Amount or (II) the least of the following amounts: (x) if the released property is sold, the net proceeds

A-3-42

Various	Collateral Asset Summary – Loan No. 4 Phoenix Industrial Portfolio I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$32,950,297 64.2% 1.93x 11.3%

of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) an amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Phoenix Industrial Portfolio I Properties immediately prior to such release. See, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Terrorism Insurance. The Phoenix Industrial Portfolio I Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-43

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

A-3-44

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

10000 Santa Monica Boulevard
10000 Santa Monica Boulevard
Los Angeles, CA 90067
SANTA MONICA MTS.
Franklin Canyon Park
Coldwater Canyon Dr
Greystone Mansion
The Roxy Theatre
Whisky A Go Go
Benedict Canyon
Sunset Blvd
West Hollywood
The Beverly Hills Hotel
The Flats
Troubadour
Rodeo Dr
Beverly Dr
Santa Monica Blvd
Beverly Blvd
Google Beverly Hills
Doheny Dr
Beverly Hills City Hall
Burton Way
Beverly Hills
Rodeo Drive
DOWNTOWN BEVERLY HILLS
WILSHIRE/RODEO
Downtown Los Angeles 9 miles
Wilshire Blvd
The Beverly Hilton
The Peninsula Beverly Hills
METRO PURPLE LINE (Under Construction)
LOS ANGELES COUNTY
Century Park East
Olympic Blvd
Olympic Square
Roxbury Park
Beverly Palm Plaza
UCLA Anderson School of Management
University of California - Los Angeles
Fowler Museum at UCLA
Warner Ave
Schoenberg Hall
Pauley Pavilion
UCLA Planetarium
Ronald Reagan UCLA Med. Plaza
David Geffen School of Medicine at UCLA
Mildred E. Mathias Botanical Garden
W Los Angeles-Beverly Hills
Le Conte Ave
Geffen Playhouse Theater
Sterling International Towers
WESTWOOD VILLAGE
Hammer Museum
WESTWOOD/UCLA
Kimpton Hotel Palomar LA-Beverly Hills
METRO (Under Construction)
BBC Studios Productions
Westfield Century City
CENTURY CITY/CONSTELLATION
Consulate General of the Czech Republic
Westwood
Consulate General of France
Century City
Century Park West
Pico Blvd
Westwood Park
Westwood Blvd
Fox Plaza
InterContinental LA-Century City
Museum of Tolerance
LA Temple-The Church of Jesus Christ of Latter-Day Saints
Santa Monica Blvd
20th Century Fox Studios
Beverlywood
Overland Ave
Beverly Glen Blvd
Hillcrest Country Club
405
2
Olympic Blvd
LOS ANGELES
Cheviot Hills Sports Center
Motor Ave
San Diego Fwy
Sepulveda Blvd
Rancho Park GC
Beverwil Dr
Robertson Blvd
SAWTELLE JAPANTOWN
Sawtelle
Westside Pavilion
Pico Blvd
West L.A.
WESTWOOD
Manning Ave
Castle Heights
Cattaraugus Ave
Olympic Blvd
METRO EXPO LINE
Castle Heights Ave
Santa Monica Fwy
10
National Blvd
Helms Bakery District
Pico Blvd
Overland Ave
Gateway Blvd
LA Intl. Airport 7 miles
PALMS
METRO EXPO LINE
Culver City
Burbank
Glendale
Pasadena
Arcadia
LOS ANGELES
Alhambra
El Monte
Santa Monica
E. Los Angeles
Monterey Park
Montebello
Florence
Pico Rivera
South Gate
Whittier
Lynwood
Inglewood
Santa Fe Springs
Downey
El Segundo
Hawthorne
Norwalk
Gardena
Compton
Paramount
Bellflower
Pacific Ocean
Redondo Beach
Torrance
Lakewood
Cerritos
Carson
Garden Grove
LONG BEACH
Huntington Beach

A-3-45

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Los Angeles, CA 90067
				General Property Type:	Multifamily
Original Balance(2):	$25,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(2):	$25,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Refinance			Size:	281 Units
Borrower Sponsors(3):	Sonny Kahn; Russell Galbut; Bruce A. Menin			Cut-off Date Balance per Unit(2):	$782,918
Mortgage Rate:	4.1500%			Maturity Date Balance per Unit(2):	$782,918
Note Date:	4/12/2019			Property Manager:	CH Management Services, LLC. (borrower-related)
First Payment Date:	6/6/2019
Maturity Date:	5/6/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(4):	$21,716,388
IO Period:	120 months			UW NOI Debt Yield(2):	9.9%
Seasoning:	5 months			UW NOI Debt Yield at Maturity(2):	9.9%
Prepayment Provisions:	LO (29); DEF (87); O (4)			UW NCF DSCR(2):	2.34x
Lockbox/Cash Mgmt Status:	Soft/In-Place			Most Recent NOI:	$20,208,605 (1/31/2019 TTM)
Additional Debt Type(2)(5):	Pari Passu/Subordinate Debt			2nd Most Recent NOI:	$19,472,435 (12/31/2018)
Additional Debt Balance(2)(5):	$195,000,000/$130,000,000			3rd Most Recent NOI(4):	$2,562,152 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	89.0% (4/9/2019)
Reserves(6)				2nd Most Recent Occupancy(7):	89.7% (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4)(7):	68.8% (12/31/2017)
RE Tax:	$890,641	$222,660	N/A	Appraised Value (as of):	$553,000,000 (3/25/2019)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	39.8%
Replacements:	$0	$6,814	$250,000	Maturity Date LTV Ratio(2):	39.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$350,000,000	100.0%	Loan Payoff:	$339,715,633	97.1%
			Closing Costs:	$1,738,818	0.5%
			Reserves:	$890,641	0.3%
			Return of Equity:	$7,654,907	2.2%
Total Sources:	$350,000,000	100.0%	Total Uses:	$350,000,000	100.0%

(1)	The 10000 Santa Monica Boulevard Whole Loan (as defined below) was originated by Natixis Real Estate Capital LLC (“NREC”) and acquired by UBS AG. UBS AG has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch”.

(2)	The 10000 Santa Monica Boulevard Mortgage Loan (as defined below) is part of the 10000 Santa Monica Boulevard Whole Loan, which is comprised of eight senior pari passu promissory notes with an aggregate original principal balance of $220,000,000 and a subordinate companion note with an original principal balance of $130,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the original principal balance of the 10000 Santa Monica Boulevard Senior Notes (as defined below), without regard to the 10000 Santa Monica Boulevard Subordinate Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the 10000 Santa Monica Boulevard Whole Loan (including the 10000 Santa Monica Boulevard Subordinate Loan) are $1,245,552, $1,245,552, 6.2%, 6.2%, 1.47x, 63.3% and 63.3%, respectively.

(3)	See “The Borrower and the Borrower Sponsors” below for further discussion of the borrower sponsors.

(4)	The 10000 Santa Monica Boulevard Property was constructed and completed in 2017; as such, historical operating performance information prior to 2017 is unavailable. 3rd Most Recent NOI and 3rd Most Recent Occupancy represents the 10000 Santa Monica Boulevard Property’s operating performance while in lease-up. UW NOI is based on the underwritten rent roll dated April 9, 2019.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy are based on the average monthly occupancy for the last quarter of each respective year.

The Mortgage Loan. The fifth largest mortgage loan (the “10000 Santa Monica Boulevard Mortgage Loan”) is part of a whole loan (the “10000 Santa Monica Boulevard Whole Loan”), evidenced by eight senior pari passu promissory notes with an aggregate original principal balance of $220,000,000 (the ”10000 Santa Monica Boulevard Senior Notes”) and one subordinate companion note with an original principal balance of $130,000,000 (the “10000 Santa Monica Boulevard Subordinate Loan”). The 10000 Santa Monica Boulevard Whole Loan is secured by a first priority fee mortgage encumbering a 41-story, 281-unit, Class A high-rise residential tower located at 10000 Santa Monica Boulevard in Los Angeles, California (the ”10000 Santa Monica Boulevard Property”). Promissory Notes A-5 and A-8, with an aggregate original balance of $25,000,000, represent the 10000 Santa Monica Boulevard Mortgage Loan, and will be contributed to the UBS 2019-C17 Trust. The below table summarizes the 10000 Santa Monica Boulevard Whole Loan, including the remaining promissory notes, which are currently held by NREC and may otherwise be transferred at any time. The mortgage loan seller provides no assurances that the non-securitized pari passu note will not be split further. The 10000 Santa Monica Boulevard Whole Loan is serviced pursuant to the pooling and servicing agreement for the NCMS 2019-10K Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 10000 Santa Monica Boulevard Whole Loan” and “Pooling and Servicing Agreement”.

A-3-46

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

10000 Santa Monica Boulevard Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$100,000,000	$100,000,000	NCMS 2019-10K	No
Note A-2	$35,000,000	$35,000,000	NREC	No
Note A-3	$25,000,000	$25,000,000	BMARK 2019-B12	No
Note A-4	$20,000,000	$20,000,000	BMARK 2019-B12	No
Note A-5	$15,000,000	$15,000,000	UBS 2019-C17	No
Note A-6	$5,000,000	$5,000,000	BMARK 2019-B12	No
Note A-7	$10,000,000	$10,000,000	BBCMS 2019-C4	No
Note A-8	$10,000,000	$10,000,000	UBS 2019-C17	No
10000 Santa Monica Boulevard Subordinate Loan	$130,000,000	$130,000,000	NCMS 2019-10K	Yes
Total	$350,000,000	$350,000,000

The 10000 Santa Monica Boulevard Borrower (as defined below) utilized proceeds of the 10000 Santa Monica Boulevard Whole Loan to pay off previously existing debt, fund reserves, pay closing costs and return equity to the 10000 Santa Monica Boulevard Borrower.

The Borrower and the Borrower Sponsors. The borrower for the 10000 Santa Monica Boulevard Whole Loan is SM 10000 Property, LLC (the “10000 Santa Monica Boulevard Borrower”), a Delaware limited liability company. A non-consolidation opinion was delivered in connection with the origination of the 1000 Santa Monica Boulevard Whole Loan. The recourse carveout guarantors for the 10000 Santa Monica Boulevard Whole Loan are (i) Sonny Kahn, solely in his capacity as trustee of the SK Business Trust, a Florida Trust, (ii) Russell Galbut, solely in his capacity as trustee of the RF Business Trust, a Florida Trust, and (iii) Bruce A. Menin, solely in his capacity as trustee of the Menin 1998 Business Trust, a New York Trust. In the event that the trust for whom the applicable individual is acting as a trustee (each such individual, an “10000 Santa Monica Boulevard Individual Guarantor”) is voluntarily or involuntarily revoked, terminated or otherwise ceases to exist, then such 10000 Santa Monica Boulevard Individual Guarantor will be required to become a recourse carve-out guarantor and personally liable under the related mortgage loan documents. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” for additional information.

The Property. Built in 2017, the 10000 Santa Monica Boulevard Property is a 41-story, 281-unit, Class A residential tower located at 10000 Santa Monica Boulevard in Los Angeles, California. As of April 9, 2019, the 10000 Santa Monica Boulevard Property was 89.0% occupied, with a weighted average contract rent of $13,013 per unit per month. The unit mix is comprised of six (2.1%) one-bedroom units, 258 (91.8%) two-bedroom units, 13 (4.6%) three-bedroom units, two (0.7%) four-bedroom units and two (0.7%) furnished penthouse units, totaling 468,123 SF of net rentable space.

The table below shows the unit mix at the 10000 Santa Monica Boulevard Property:

10000 Santa Monica Boulevard Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Occupied Units	Occ. (%)	Avg. Unit Size per Unit (SF)	Total Size (SF)	Avg. Asking Monthly Rent Per Unit	Avg. Asking Monthly Rent PSF
1 BD / 1.5 BA	6	2.1%	6	100.0%	1,126	6,754	$9,000	$8.00
2 BD / 2.5 BA(2)	241	85.8%	217	90.0%	1,599	385,390	$11,514	$7.20
2 BD / 2.5 BA (Penthouse Level)	17	6.0%	15	88.2%	2,090	35,533	$24,309	$11.51
3 BD / 2.5 BA (Penthouse Level)	8	2.8%	7	87.5%	2,072	16,572	$24,676	$11.93
3 BD / 3.5 BA	5	1.8%	2	40.0%	1,982	9,911	$21,000	$10.55
4 BD / 4.5 BA	2	0.7%	2	100.0%	3,227	6,453	$31,750	$9.84
Furnished Penthouse	2	0.7%	1	50.0%	3,755	7,510	$57,750	$15.21
Total/Wtd. Avg.	281	100.0%	250	89.0%	1,666	468,123	$13,013	$7.69

(1)	Information is based on the underwritten rent roll.

(2)	Four of the 2 BD / 2.5 BA units are non-revenue model and guest units, which are underwritten as vacant.

The 10000 Santa Monica Boulevard Property is a modern all-glass structure composed of four crystalline quadrants crowned with an angled roof, giving it a distinctive appearance in the Los Angeles skyline. Sitting at 41 stories, the 10000 Santa Monica Boulevard Property offers unobstructed views of the Pacific Ocean, downtown Los Angeles and the Hollywood Hills. The 10000 Santa Monica Boulevard Property’s entrance, featuring twelve-foot ice blue yellow-wood hedges along a private drive from Santa Monica Boulevard, offers privacy from the busy urban environment surrounding the 10000 Santa Monica Boulevard Property. The 10000 Santa Monica Boulevard Property has won numerous awards, including Los Angeles Architectural Award of Excellence (2017) from the Los Angeles Business Council and the Los Angeles Business Journal’s 2017 Gold Award, Best Multi-Family Project.

The 10000 Santa Monica Boulevard Property features amenities including over 75,000 SF of indoor and outdoor amenity spaces. Outdoor amenities include a private one-acre park, an outdoor heated pool with cabanas and poolside chaise lounges, an outdoor chef’s kitchen with large Viking grills, a fire pit, a lighted tennis court, an outdoor theatre and a 2,000 SF dog run. Culture and entertainment amenities include a curated art collection on all amenity floors, including a commissioned art installation in the main lobby by Jacob Hashimoto, works by noted Los Angeles photographer Jeffrey Milstein and a collection of post-modern and contemporary works by Aaron Wexler, Adam Katseff and Suzan Etkins. The 10000 Santa Monica Boulevard Property includes a resident lounge with a full service bar, separate private dining room and catering kitchen, a private screening room featuring sophisticated projection equipment, a four-screen video wall, a game room with gaming console and Ultra HD television with Apple TV, two fully-equipped glass-enclosed boardrooms, an indoor 75-foot lap pool with towel service and pool runners, exercise rooms with industry-leading personal trainers, spa treatment facilities, a rooftop terrace (for penthouse suites only) and a kid’s studio. Unit amenities include 10-16’ ceiling heights, floor-to-ceiling windows with silent, motorized

A-3-47

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

window blinds, wide-plank hardwood flooring, custom Italian cabinetry, quartz countertops, premium European appliances, walk-in closets, and Ecobee3 smart Wi-Fi thermostats with hands-free temperature controls.

The 10000 Santa Monica Boulevard Property features personalized services provided by professionally trained house staff. Technology services include CHARLEY, a robot butler available to deliver mini-bar items directly to each residence, and a proprietary “app” for various functionalities, such as guest access, package notifications, community updates, rent payment, maintenance requests and amenity and service reservations. The house staff includes a 24-hour doorman, a concierge, a valet service, an on-call personal chauffer, personal attendants, a porter and a butler. In-house services include complimentary daily continental breakfast and cafe with full beverage menu in the lounge, a laundry and dry cleaning service, a private wait staff, personal shopping, housekeeping, a childcare service, car wash services, interior design consultants and a package delivery service.

The 10000 Santa Monica Boulevard Property received LEED Gold certification from the U.S. Green Building Council, the neighborhood’s first multifamily high-rise to achieve this certification. The 10000 Santa Monica Boulevard Property was made of materials with a combined recycled content of over 20%. Its irrigation system, rain harvesting tanks and native flora allow the 10000 Santa Monica Boulevard Property to use 50% less water than comparable buildings.

The amenity space at the 10000 Santa Monica Boulevard Property is operated by an affiliate of the 10000 Santa Monica Boulevard Borrower, pursuant to a lease between the 10000 Santa Monica Boulevard Borrower and such affiliate (the “Club Lease”). The initial term of the Club Lease expires on December 31, 2019, and automatically renews on a year-to-year basis unless either party elects not to renew. Such affiliated lessee also holds the liquor license for the 10000 Santa Monica Boulevard Property. The 10000 Santa Monica Boulevard Borrower has assigned its rights under the Club Lease to the lender, and the operating lessee has subordinated its rights arising from the Club Lease to the lender’s security interests under the related mortgage loan documents. Upon foreclosure, the lender can terminate the Club Lease and the operating lessee has agreed to attorn to the lender (or other purchaser in foreclosure). In addition, there is a cooperation agreement between the 10000 Santa Monica Boulevard Borrower, the operating lessee and the lender by which the liquor license can be more easily transferred to the lender. The amenity space currently operates at a loss exceeding $100,000 per month.

The following table presents historical occupancy percentages at the 10000 Santa Monica Boulevard Property:

Historical Occupancy(1)
1Q 2017	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018	4/9/2019(2)
14.5%	39.9%	56.2%	68.8%	79.5%	83.4%	87.5%	89.7%	89.0%

(1)	Historical Occupancy is the average of monthly physical occupancy as provided by the 10000 Santa Monica Boulevard Borrower. The development of the 10000 Santa Monica Boulevard Property was constructed and completed in 2017 with lease-up commencing in January 2017.

(2)	Information is based on the underwritten rent roll.

The Market. The 10000 Santa Monica Boulevard Property is located at the intersection of the Beverly Hills and Century City neighborhoods of Los Angeles, on the corner of Santa Monica Boulevard and Moreno Drive. Santa Monica Boulevard is one of the most trafficked east-west arterials through Los Angeles (22,200 cars per day near the 10000 Santa Monica Boulevard Property, according to an industry report), connecting Santa Monica, West Los Angeles, Beverly Hills, West Hollywood and Hollywood. Nearby land is predominantly used for major high-rise office buildings, including the SunAmerica Tower, the Annenberg Foundation, Constellation Place (formerly MGM Tower) and 1900 Avenue of the Stars, with law firms, talent agencies, and financial institutions making up the bulk of the tenancy. The 10000 Santa Monica Boulevard Property is within walking distance of several large employers, including O’Melveny & Myers LLP, Creative Artists Agency, Morgan Stanley & Co. LLC, Sidley Austin LLP, Wells Fargo Advisors, McKinsey & Company, Bain & Company, Inc., UBS Investment Bank, Bloomberg and Natixis. Cedars-Sinai Medical Center is also an important local employer and user of local office space.

According to a third party market research report, the 2019 average household income within a one-, three- and five-mile radius of the 10000 Santa Monica Boulevard Property is $188,587, $137,993 and $129,858, respectively. The 2019 estimated median owner-occupied housing values within a one-, three- and five-mile radius of the 10000 Santa Monica Boulevard Property are $1,942,638, $1,307,704 and $1,211,495, respectively.

According to a third party market research report, the 10000 Santa Monica Boulevard Property is located in the Los Angeles multifamily market, which has one of the highest rates of renter households of any U.S. metropolitan area, with approximately half of all households renting their homes. The current vacancy rate in the Los Angeles metropolitan area is 3.9%, the lowest rate recorded since 2001. According to a third-party market research report, the 10000 Santa Monica Boulevard Property is located within the Beverly Hills submarket. As of fourth quarter 2018, the submarket contained 37,802 units with a reported vacancy rate of 3.7%, reflecting a decrease from the year-end 2017 vacancy of 4.1%. The submarket reported a 2018 average effective rent of $2,914 per unit per month, increasing by 2.1% from year-end 2017. Through year 2018, the submarket delivered 176 units and absorbed 315 units. As of fourth quarter 2018, there were 1,688 units under construction in the Beverly Hills submarket.

A-3-48

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

Comparable rental properties to the 10000 Santa Monica Boulevard Property based on unit mix are shown in the tables below:

One-Bedroom Comparable Rentals Summary
Property Name/Location	Distance to Subject		Avg. Unit Size (SF)(1)	Asking Monthly Rent per Unit(1)	Asking Monthly Rent PSF(1)
10000 Santa Monica Boulevard (6 Units)	–	2017	1,126	$9,000	$8.00
8500 Burton	3.2 miles	2012	1,015	$6,514	$6.42
1221 Ocean Avenue	8.6 miles	1971	1,082	$10,400	$9.61
Wilshire Victoria	1.9 miles	2010	1,283	$7,662	$5.97
Circa LA	9.2 miles	2018	798	$3,365	$4.22
Atelier	13.0 miles	2017	715	$3,130	$4.38
Vision on Wilshire	3.2 miles	2018	855	$5,329	$6.23
The Argyle House	6.8 miles	2018	871	$4,995	$5.73
Columbia Square	6.5 miles	2016	752	$4,755	$6.32

Two-Bedroom Comparable Rentals Summary
Property Name/Location	Distance to Subject		Avg. Unit Size (SF)(1)	Asking Monthly Rent per Unit(1)	Asking Monthly Rent PSF(1)
10000 Santa Monica Boulevard (241 Units)	–	2017	1,599	$11,514	$7.20
10000 Santa Monica Boulevard (17 Penthouse Units)	–	2017	2,090	$24,309	$11.51
8500 Burton	3.2 miles	2012	1,783	$9,340	$5.24
1221 Ocean Avenue	8.6 miles	1971	1,742	$13,100	$7.52
Wilshire Victoria	1.9 miles	2010	1,725	$10,895	$6.32
Circa LA	9.2 miles	2018	1,602 - 2,288	$5,751 - $13,590	$3.59 - $5.94
Atelier	13.0 miles	2017	1,126	$5,630	$5.00
Vision on Wilshire	3.2 miles	2018	1,448	$8,148	$5.63
The Argyle House	6.8 miles	2018	1,269	$7,070	$5.57

Three-Bedroom Comparable Rentals Summary
Property Name/Location	Distance to Subject		Avg. Unit Size (SF)(1)	Asking Monthly Rent per Unit(1)	Asking Monthly Rent PSF(1)
10000 Santa Monica Boulevard (5 Units)	–	2017	1,982	$21,000	$10.55
10000 Santa Monica Boulevard (8 Penthouse Units)	–	2017	2,072	$24,676	$11.93
8500 Burton	3.2 miles	2012	4,000	$40,000	$10.00
1221 Ocean Avenue	8.6 miles	1971	1,679	$27,100	$16.14
Circa LA	9.2 miles	2018	2,900 - 3,842	$17,590 - $23,515	$6.07 - $6.12

Four-Bedroom and Furnished Penthouse Comparable Rentals Summary
Property Name/Location	Distance to Subject		Avg. Unit Size (SF)(1)	Asking Monthly Rent per Unit(1)	Asking Monthly Rent PSF(1)
10000 Santa Monica Boulevard (2 Units)	–	2017	3,227	$31,750	$9.84
10000 Santa Monica Boulevard (2 Furnished Penthouse Units)	–	2017	3,755	$57,750	$15.21

Source: Appraisal

(1)	Information for the 10000 Santa Monica Boulevard Property is based on the underwritten rent roll.

A-3-49

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10000 Santa Monica Boulevard Property:

Cash Flow Analysis
	2016(1)	2017	2018	1/31/2019 TTM	UW	UW Per Unit
Gross Potential Rent(2)	N/A	$44,835,286	$44,090,052	$44,185,296	$44,558,268	$158,570
Total Other Income(3)	N/A	$1,417,768	$3,572,711	$3,644,138	$3,644,138	$12,968
Less Vacancy & Concessions	N/A	($28,006,280)	($8,284,550)	($7,622,593)	($6,333,314)	($22,538)
Effective Gross Income	N/A	$18,246,774	$39,378,213	$40,206,841	$41,869,092	$149,000
Total Operating Expenses(4)	N/A	$15,684,622	$19,905,778	$19,998,236	$20,152,705	$71,718
Net Operating Income	N/A	$2,562,152	$19,472,435	$20,208,605	$21,716,388	$77,283
Capital Expenditures	N/A	$0	$0	$0	$56,200	$200
Net Cash Flow	N/A	$2,562,152	$19,472,435	$20,208,605	$21,660,188	$77,083

Occupancy %(5)	N/A	68.8%	89.7%	89.0%	88.5%
NOI DSCR(6)	N/A	0.28x	2.10x	2.18x	2.35x
NCF DSCR(6)	N/A	0.28x	2.10x	2.18x	2.34x
NOI Debt Yield(6)	N/A	1.2%	8.9%	9.2%	9.9%
NCF Debt Yield(6)	N/A	1.2%	8.9%	9.2%	9.8%

(1)	The 10000 Santa Monica Boulevard Property was constructed and completed in 2017; as such, historical operating performance information prior to 2017 is unavailable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of April 9, 2019 and is comprised of in-place base rents and vacant gross up of $5,520,000 (including four non-revenue model and guest units ($552,000)).

(3)	Total Other Income includes parking income and late fees among others.

(4)	Total Operating Expenses are inclusive of club services. The 10000 Santa Monica Boulevard Property’s rental rates and the associated value are dependent in part on the availability and maintenance of the amenity space; accordingly, the costs of providing Club Services were considered in underwriting operating expenses. Club Services were underwritten based on the 1/31/2019 TTM.

(5)	2017 and 2018 Occupancy are based on the average monthly occupancy for the last quarter of each respective year. UW Occupancy % is based on the underwritten economic vacancy of 11.5%. The 10000 Santa Monica Boulevard Property was 89.0% leased as of April 9, 2019.

(6)	Debt service coverage ratios and debt yields are based solely on the 10000 Santa Monica Boulevard Senior Notes (excluding the 10000 Santa Monica Boulevard Subordinate Loan).

Escrows and Reserves. The 10000 Santa Monica Boulevard Borrower deposited in escrow at origination $890,641 for annual real estate taxes. The 10000 Santa Monica Boulevard Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $222,660, (ii) 1/12 of the annual estimated insurance premiums, provided, however, that such escrow is waived so long as a blanket insurance policy is in full force and effect, and (iii) $6,814 for replacement reserves, provided that the amount of funds in the replacement reserve is (a) not more than $250,000 and (b) less than $81,711 in the aggregate.

Lockbox and Cash Management. The 10000 Santa Monica Boulevard Whole Loan has a soft lockbox with in-place cash management.

The 10000 Santa Monica Boulevard Borrower is required (and is required to cause the property manager) to, deposit all amounts received by the 10000 Santa Monica Boulevard Borrower or property manager constituting rents into the lockbox account within two business days after receipt. The lender has been granted a first priority security interest in the lockbox account (except for any funds collected by the 10000 Santa Monica Boulevard Borrower for and on behalf of the private club operating at the 10000 Santa Monica Boulevard Property while no event of default under the related mortgage loan documents is continuing and the Club Lease (as defined below) is in effect). Notwithstanding the foregoing, to the extent the club collects any revenues on behalf of the 10000 Santa Monica Boulevard Borrower for services at the 10000 Santa Monica Boulevard Property (such as housekeeping and laundry services), the related mortgage loan documents provide that such amounts may be held by the club until a monthly reconciliation is made between the 10000 Santa Monica Boulevard Borrower and the club operator. Following any such reconciliation, the club operator is required to deliver such amounts to the lockbox account. On each business day, all funds on deposit in the lockbox account (except for the required minimum balance) are required to be transferred to an eligible account established by lender (the “Cash Management Account”) and applied in accordance with the priority of payments set forth below. The lender has been granted a first priority security interest in the Cash Management Account (except for any funds collected by the 10000 Santa Monica Boulevard Borrower for and on behalf of the club while no event of default is continuing and the Club Lease is in effect).

On each payment date, all funds on deposit in the Cash Management Account are required to be applied in accordance with the related mortgage loan documents. To the extent there is a Cash Sweep Period (as defined below) continuing, all amounts following payment of debt service, required reserves and operating expenses are required to be held in an excess cash flow account as additional collateral for the 10000 Santa Monica Boulevard Whole Loan (unless the Cash Sweep Period is caused solely by a Debt Yield Trigger Event (as defined below), in which case the lender is required to apply such funds to the monthly deposits for taxes and insurance to the extent not otherwise funded). All funds on deposit in the Cash Management Account during an event of default may be applied by lender in such order and priority as lender determines.

A “Cash Sweep Period” will (i) commence upon the occurrence of (a) an event of default under the related mortgage loan documents, (b) any bankruptcy action of the 10000 Santa Monica Boulevard Borrower or property manager, (c) a Debt Yield Trigger Event, (d) a Club Revenues Trigger Event (as defined below), or (e) a Short-Term Lease Excess Event (as defined below); and will (ii) end upon (a) with respect to an event of default, such event of default is no longer continuing, (b) with respect to a bankruptcy action of the property manager, if such bankruptcy action is involuntary, such action is discharged or dismissed, or if the 10000 Santa Monica Boulevard Borrower replaces the property manager with a qualified manager in accordance with the related mortgage loan documents, (c) with respect to a Debt Yield Trigger Event, the achievement of a debt yield of at least 5.75% for two consecutive calendar quarters based on the trailing 12 months, (d) with respect to a Club Revenues Trigger Event, the achievement of a Club Revenues Debt Yield of 5.30% or higher for two consecutive calendar quarters based upon the trailing 12-month period, or (e) with respect to a Short-Term Lease Excess Event, the aggregate of annualized actual in place rents under short-term leases and month-to-month leases is less than 22% of the aggregate annualized actual in place rents from the 10000 Santa Monica Boulevard Property as of the first day of each of two consecutive calendar quarters.

A-3-50

10000 Santa Monica Boulevard Los Angeles, CA 90067	Collateral Asset Summary – Loan No. 5 10000 Santa Monica Boulevard	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 39.8% 2.34x 9.9%

A “Debt Yield Trigger Event” means a debt yield of less than 5.75% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by the lender in its sole but good faith discretion.

A “Club Revenues Trigger Event” means a debt yield (recalculated on a pro-forma basis by adding to the numerator an amount equal to the positive or negative club net operating income during the trailing 12-month period) (the “Club Revenues Debt Yield”) of less than 5.30% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination, as determined by the lender in its sole but good faith discretion.

A “Short-Term Lease Excess Event” means the occurrence of each of the following: (1) the aggregate of annualized actual in place rents under short-term leases (i.e., leases with an initial term of less than six months) and month-to-month leases (i.e., leases with an initial term of greater than six months that have expired, with the tenants remaining in occupancy on a month-to-month basis) exceeds 22% of the aggregate annualized actual in place rents from the 10000 Santa Monica Boulevard Property as of the first day of any calendar quarter, (2) the 10000 Santa Monica Boulevard Borrower enters into at least one short-term lease on or after such first day of such calendar quarter, and (3) the aggregate of annualized actual in place rents under short-term leases and month-to-month leases again exceeds 22% of the aggregate annualized actual in place rents from the 10000 Santa Monica Boulevard Property as of the first day of the next succeeding calendar quarter.

Additional Secured Indebtedness (not including trade debts). The 10000 Santa Monica Boulevard Subordinate Loan, which has an original principal value of $130.0 million, is subordinate to the 10000 Santa Monica Boulevard Senior Notes and accrues interest at a rate of 4.1500% per annum. The 10000 Santa Monica Boulevard Subordinate Loan is coterminous with the 10000 Santa Monica Boulevard Senior Notes. The holders of the 10000 Santa Monica Boulevard Senior Notes and the 10000 Santa Monica Boulevard Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 10000 Santa Monica Boulevard Whole Loan. Based on the 10000 Santa Monica Boulevard Whole Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 63.3%, 1.47x, and 6.2%, respectively.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The 10000 Santa Monica Boulevard Borrower, at its sole cost, is required to obtain and maintain comprehensive “all-risk” or “special form” insurance that includes, but is not limited to, loss caused by any type of windstorm or hail on the improvements and the personal property, in an amount equal to 100% of the actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, with a deductible that may not exceed $50,000. The related mortgage loan documents also require business income insurance on an actual loss sustained basis with no time limitation, commencing at the time of casualty, together with a 12-month extended period of indemnity. The property and business income insurance described above are required to cover losses resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under the related mortgage loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

A-3-51

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

A-3-52

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

Global Data Center
101 Troutman Road
Collegeville, PA 19426
Limerick
Reading 28 miles
Royersford
Trappe
Collegeville
Ursinus College
Trappe Center
Collegeville Shopping Ctr.
Central Perkiomen Park
Perkiomen Creek
The Shoppes at Upper Providence
S. Township Line Rd
W. Main St
E. 3rd Ave
S. Lewis Rd
Vaughn Rd
S. Trappe Rd
S. Collegeville Rd
Benjamin Franklin Hwy
Arrowhead Knoll
Providence Town Center
Pfizer
Dow Chemical Company
Level Rd
Glaxosmithkline Pharmaceuticals
The RiverCrest Golf Club
Schuylkill River
Black Rock Rd
Evansburg State Park
Ridge Pike
Eagleville
Eagleville Hospital
Ridge Pike Plaza
MONTGOMERY COUNTY
Eagleville Rd
Trooper
Park Ridge Shopping Ctr.
Sunnyside Ave
S. Park Ave
Phoenixville
Phoenixville Plaza
Bridge St
Star St
Nutt Rd
Main Rd
Regency Hills at Providence
Egypt Rd
Greater Philadelphia Expo Center at Oaks
Audubon
Audubon Village
Audubon Square
Jeffersonville Golf Club
Valley Forge Marketplace
General Washington GC
Westover CC
Trooper Rd
John James Audubon Ctr. at Mill Grove
W. Whitehorse Rd
Valley Forge Rd
Pawlings Rd
Pottstown Expwy
Houser Park
Beidler Rd
King of Prussia
Valley Park Rd
Valley Forge Park Rd
Vencore Inc.
BNY Mellon
Chiltren Intl.
Sugartown Worldwide
Allendale Rd
Pickering Valley GC
Phoenixville Country Club
CHESTER COUNTY
VALLEY FORGE NATIONAL HISTORIC PARK
Valley Creek Rd
Valley Forge Casino Resort
Arkema Inc.
Amazon Distribution
Gulph Rd
National Memorial Arch
Lockheed Martin
King of Prussia Mall
King of Prussia Town Ctr.
Ricoh USA Inc.
Pennsylvania Tpke
Chesterbrook
Walker Rd
E. Swedesford Rd
Philadelphia 18 miles
Gateway Shopping Center
AT&T Corporate Offices
Croton Rd
Crothall Healthcare Corp. Office
Chesterbrook Village
Pet Valu Corp USA - Corporate Office
Aerotek
Chesterbrook Corporate Center
Valley Fair
Swedesford Plaza
Devault
422
113
29
23
363
276
76
202
252
Quakertown
Perkasie
Reading
Doylestown
Harleysville
Chalfont
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
New Morgan
PENNSYLVANIA
Collegeville
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Conshohocken
Exton
Radnor
Malvern
Wayne
Ardmore
Downingtown
Coatesville
PHILADELPHIA
West Chester
Broomall
Media
Pennsauken
Springfield
CAMDEN
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NJ
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

A-3-53

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Collegeville, PA 19426
				General Property Type:	Other
Original Balance(1):	$25,000,000			Detailed Property Type:	Data Center
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	2009/N/A
Loan Purpose:	Refinance			Size:	203,702 SF
Borrower Sponsor:	GI Manager LLC			Cut-off Date Balance per SF(1):	$182
Mortgage Rate:	4.3200%			Maturity Date Balance per SF(1):	$182
Note Date:	8/6/2019			Property Manager:	Self-managed
First Payment Date:	9/11/2019
Maturity Date:	8/11/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(3):	$3,920,496
Seasoning:	2 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	2.29x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(3):	$3,414,848 (7/31/2019 TTM)
Additional Debt Balance(1):	$12,000,000			2nd Most Recent NOI:	$3,209,356 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves(2)				Most Recent Occupancy:	100.0% (10/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2018)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$60,000,000 (6/13/2019)
Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	61.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1):	61.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$37,000,000	100.0%	Loan Payoff:	$32,935,248	89.0%
			Closing Costs:	$444,267	1.2%
			Return of Equity:	$3,620,485	9.8%
Total Sources:	$37,000,000	100.0%	Total Uses:	$37,000,000	100.0%

(1)

The Global Data Center Mortgage Loan (as defined below) is part of the Global Data Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $37,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Global Data Center Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	See “Operating History and Net Cash Flow” section below for details regarding the increase from Most Recent NOI to UW NOI.

(4)	The appraisal also concluded to a “Hypothetical Market Value As Dark” of $37,000,000 as of June 13, 2019.

The Mortgage Loan.  The sixth largest mortgage loan (the “Global Data Center Mortgage Loan”) is part of a whole loan (the “Global Data Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $37,000,000. The Global Data Center Whole Loan is secured by a first priority fee mortgage encumbering a two-story data center located in Collegeville, Pennsylvania (the “Global Data Center Property”). Promissory Note A-1, with an original principal balance of $25,000,000, represents the Global Data Center Mortgage Loan, and will be contributed to the UBS 2019-C17 Trust. The non-controlling Note A-2, with an original principal balance of $12,000,000 (the “Global Data Center Serviced Pari Passu Companion Loan”), is currently held by WFB and is expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The mortgage loan seller provides no assurances that the non-securitized pari passu notes will not be split further. The Global Data Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C17 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement”.

The Global Data Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	UBS 2019-C17	Yes
A-2	$12,000,000	$12,000,000	WFB	No
Total	$37,000,000	$37,000,000
A-3-54

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

The Borrower and the Borrower Sponsor. The borrower of the Global Data Center Whole Loan is Tare Collegeville LLC (the “Global Data Center Borrower”), a single-purpose Delaware limited liability company with one independent director. The borrower sponsor is GI Manager LLC, a Delaware limited liability company, and the nonrecourse carve-out guarantors are GI Manager L.P. and GI Tare LP, each a Delaware limited partnership (collectively, the “Guarantor”). The related mortgage loan documents require that the Guarantor maintain (i) a minimum annualized EBITDA of not less than $15,000,000, and (ii) either (a) a minimum net worth of not less than $35,000,000, or (b) liquidity of no less than $3,000,000.

The Global Data Center Borrower is wholly owned by Richard A. Magnuson, the founder and executive Managing Director of GI Partners. GI Partners is an alternative investment management firm with approximately $16 billion in capital commitments from institutional investors around the world. GI Partners' Real Estate team currently manages approximately $8.8 billion across five real estate investment vehicles, encompassing both asset and entity level strategies. GI Partners capabilities include acquisitions, dispositions, asset and portfolio management, reporting and risk management.  Mr. Magnuson is also the co-founder and Chairman Emeritus of Digital Realty Trust, Inc., a leading global provider of data centers and internet peering points.  Further, GI Partners owns Flexential Corp (“Flexential”) (the master tenant at the Global Data Center Property), and Mr. Magnuson has investment responsibilities for, and currently sits on the board of, Flexential.

The Property.  The Global Data Center Property is a two-story data center building totaling 203,702 SF situated approximately 27.7 miles northwest of downtown Philadelphia, Pennsylvania. The Global Data Center Property is a Tier III, 2N+1, facility which was designed to support 74,995 SF of raised floor area to accommodate 7.0 MW of uninterrupted power supply capacity at 85% load. The Global Data Center Property is currently configured with 63,544 SF of raised floor space and a critical IT load of 4.6 MW. In addition to the raised floor area, the Global Data Center Property contains 31,184 SF of office space and 97,523 SF of mechanical and storage space.  At full design, the Global Data Center Property is capable of accommodating 36 power distribution units (versus the 24 that are currently installed), and 120,000 gallons of onsite diesel fuel storage (versus the current 80,000 gallons of storage). In addition, the Global Data Center Property contains solar panels, which produce up to 340 kilowatts in power generation.

The Global Data Center Property was constructed in 2009 by the global pharmaceutical company GlaxoSmithKline (“GSK”) and originally served as the company’s global corporate data center. In November 2017, GI Partners acquired the Global Data Center Property for $65.0 million as part of a partial sale-leaseback transaction, with the master tenant, Flexential (which is owned by GI Partners), contributing $12.0 million toward the purchase price.  GI Partners executed a triple-net master lease with Flexential for 100.0% of the Global Data Center Property for a 13-year term through November 2030. Concurrently, Flexential executed a sublease agreement with GSK for 2,540 kW (approximately 55% of the current leasable power at the Global Data Center Property) along with approximately 20,000 SF of office and storage space for an initial term of 10 years through November 2027.  The remaining 45% of the Global Data Center Property is operated and leased as colocation data center space, whereby Flexential leases space in smaller increments such as cabinets and cages and owns the critical mechanical and electrical infrastructure.

Major Tenant.

Flexential Corp (203,702 SF, 100.0% of NRA, 100.0% of underwritten base rent). Flexential, formerly Peak 10 Inc., was rebranded when the company acquired Via West in 2017 for $1.675 billion. The two companies operated geographically diverse data center portfolio’s with very little overlap. After the merger, Flexential is now a leading data center provider in secondary markets and is focused on serving needs in those markets.  As of 2019, Flexential operated approximately 3.1 million SF of data center space with approximately 169 MW of critical IT load. Flexential employs approximately 1,000 professionals to serve nearly 4,200 clients from 41 data centers in 21 markets in the U.S., Europe, and Asia-Pacific. Flexential’s lease expires November 30, 2030, and has two options to renew (the first for 7 years and the second for 9 years and 11 months) at 95% of the market rental rate.  Flexential is owned by GI Partners and is affiliated with the Global Data Center Borrower (see “The Borrower and the Borrower Sponsor” section above).

Flexential subleases 2,540 kW of leasable power (approximately 55% of the current total leasable power at the Global Data Center Property) along with 20,000 SF of office and storage space to GSK (the former owner of the building; rated A-/A2/A+ by Fitch/Moody’s/S&P) through November 30, 2027 with two, five-year renewal options. GSK’s total annual sublease rent is currently $5,059,641 (approximately $166/kW per month; approximately 1.19x Flexential’s underwritten base rent) with annual increases of approximately 2.2%.  Established in 2000, GSK is a British multinational pharmaceutical company and was the world’s sixth largest pharmaceutical company.  GSK’s 281-acre research and development campus is located adjacent to the Global Data Center Property.

The following table presents certain information relating to the leases at the Global Data Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Monthly UW Rent per kW(3)(4)	Lease Expiration
Flexential Corp(5)	NR/B3/B-	203,702	100.0%	$4,240,000	100.0%	$20.81	$76.81	11/30/2030(6)
Vacant		0	0.0%	$0	0.0%	$0.00	$0.00
Total/Wtd. Avg.		203,702	100.0%	$4,240,000	100.0%	$20.81	$76.81

(1)	Information is based on the underwritten rent roll.
(2)	The ratings shown are for Flexential Corp. The entity on the lease is Peak 10, Inc., which was rebranded to Flexential when the company acquired Via West in 2017.
(3)

Annual UW Rent, Annual UW Rent PSF and Monthly UW Rent per kW are inclusive of Flexential’s contractual rental rate increase in November 2020.  Flexential’s current contractual annual rent is $3,532,269 ($17.34 PSF; $63.99/kW/month), which increases to $3,885,595 ($19.07 PSF; $70.39/kW/month) in November 2019 and $4,240,000 ($20.81 PSF; $76.81/kW/month) in November 2020.  The appraiser concluded to a market rent for the Global Data Center Property of $80.00/kW/month.

(4)	Based on current total leasable power of approximately 4.6 MW.
(5)

Flexential subleases 2,540 kW of leasable power (approximately 55% of the current total leasable power at the Global Data Center Property) along with 20,000 SF of office and storage space to GSK (the former owner of the building) through November 30, 2027 with two, five-year renewal options. GSK’s total annual sublease rent is currently $5,059,641 (approximately $166/kW per month) with annual increases of approximately 2.2%.

(6)	Flexential has two renewal options with at least 12 months’ notice (the first option for seven years and the second for nine years and 11 months).

A-3-55

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

The following table presents certain information relating to the lease rollover schedule at the Global Data Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030 & Beyond	1	203,702	$20.81	100.0%	100.0%	$4,240,000	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	203,702	$20.81	100.0%		$4,240,000	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market.  The Global Data Center Property is located in Collegeville, Montgomery County, Pennsylvania, approximately 27.7 miles northwest of Philadelphia, Pennsylvania. The Global Data Center Property is located approximately 1.4 miles south of Pfizer’s pharmaceutical division and 1.3 miles south of Dow Chemical’s global research and development campus. The Global Data Center Property is also adjacent to GSK’s 281-acre research and development campus.

The Global Data Center Property is located approximately 1.2 miles south of Route 422, which connects to Interstate 76 and provides direct access southbound to Philadelphia. According to the appraisal, Philadelphia is considered a second tier data market, which is in-line with Flexential’s business plan. Pennsylvania also recently passed the Computer Data Center Equipment Incentive Program, which provides a tax refund for sales and use tax paid on qualified computer data center equipment utilized within a facility certified for participation in the program. This policy is expected to stimulate new investment activity across Pennsylvania. Additionally, the Global Data Center Property is located less than 100 miles from the major data center market of Northern New Jersey/New York and less than 200 miles from Northern Virginia, the largest data center market in the United States.

According to a third party market research report, the Global Data Center Property is located within the Norristown/Valley Forge submarket. As of the third quarter of 2019, the submarket reported an inventory of 515 office buildings totaling approximately 7.7 million SF with a 7.0% vacancy rate and average asking rents of $22.28 PSF, triple net.

The appraiser identified 30 comparable data center leases in primary and secondary markets across the United States ranging in size from 800 to 10,000 kW, with an average of 3,777 kW of critical IT load, in comparison to the Global Data Center Property’s current capacity of 4,600 kW of critical IT load. The comparable properties demonstrated rental rates ranging from $52.75 to $164.06 per kW per month, with a weighted average of $97.95 per kW per month. Of the 30 comparable properties, the appraiser considered four properties to be the most comparable to the Global Data Center Property in terms of infrastructure and configuration, which had rental rates ranging from $103.00 to $164.06 per kW per month. The appraiser also concluded to five other properties as the most comparable to the Global Data Center Property in terms of location, which had rental rates ranging from $72.82 to $108.00 per kW per month, with an average of $90.96 per kW per month. The appraiser concluded to a market rent of $80.00 kW per month for the Global Data Center Property.

A-3-56

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Global Data Center Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018	7/31/2019 TTM(2)	UW(2)	UW PSF
Base Rent	N/A	N/A	$3,209,356	$3,414,848	$4,240,000	$20.81
Total Recoveries	N/A	N/A	$563,558	$565,997	$602,945	$2.96
Less Vacancy & Credit Loss(3)	N/A	N/A	$0	$0	($212,000)	($1.04)
Effective Gross Income	N/A	N/A	$3,772,914	$3,980,845	$4,630,945	$22.73
Total Operating Expenses	N/A	N/A	$563,558	$565,997	$710,450	$3.49
Net Operating Income	N/A	N/A	$3,209,356	$3,414,848	$3,920,496	$19.25
Capital Expenditures	N/A	N/A	$0	$0	$40,740	$0.20
TI/LC	N/A	N/A	$0	$0	$155,200	$0.76
Net Cash Flow	N/A	N/A	$3,209,356	$3,414,848	$3,724,555	$18.28

Occupancy %(3)	N/A	N/A	100.0%	100.0%	95.0%
NOI DSCR(4)	N/A	N/A	1.97x	2.10x	2.41x
NCF DSCR(4)	N/A	N/A	1.97x	2.10x	2.29x
NOI Debt Yield(4)	N/A	N/A	8.7%	9.2%	10.6%
NCF Debt Yield(4)	N/A	N/A	8.7%	9.2%	10.1%

(1)	Historical cash flows prior to 2018 are not available due to the borrower sponsor’s 2017 acquisition of the Global Data Center Property, prior to which a lease was not in-place.
(2)

The increase in Net Operating Income from 7/31/2019 TTM to UW is attributable to Flexential’s contractual rent increase in November 2020, which was included in the underwritten cash flow.  Flexential’s current contractual annual rent is $3,532,269 ($17.34 PSF; $63.99/kW/month) and increases to $3,885,595 ($19.07 PSF; $70.39/kW/month) in November 2019 and $4,240,000 ($20.81 PSF; $76.81/kW/month) in November 2020.

(3)	The underwritten economic vacancy is 5.0%. The Global Data Center Property was 100.0% physically occupied as of October 1, 2019.
(4)	Debt service coverage ratios and debt yields are based on the Global Data Center Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The related mortgage loan documents do not require ongoing monthly escrows for real estate taxes as long as (i) no event of default has occurred and is continuing and (ii) the Flexential lease remains in full effect, Flexential pays all applicable taxes prior to delinquency and the Global Data Center Borrower provides the lender with evidence of payment no later than 30 days after the delinquency date.

Insurance – The related mortgage loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Global Data Center Borrower provides the lender with evidence that the Global Data Center Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the Global Data Center Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals and payment no more than 15 days after the delinquency date of such policy.

Lockbox and Cash Management.  The Global Data Center Whole Loan is structured with a hard lockbox, which is already in place, and in-place cash management.  The Global Data Center Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Global Data Center Borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt.  Funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Prior to a Cash Trap Event Period (as defined below), any excess cash flow after satisfaction of the waterfall items outlined in the related mortgage loan documents is required to be distributed to the Global Data Center Borrower.  During a Cash Trap Event Period, any excess cash flow is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Global Data Center Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default under the related mortgage loan documents or (ii) the occurrence of a Major Tenant Event Period (as defined below). A Cash Trap Event Period will end upon the occurrence of the following: With regard to clause (i), the cure of such event of default and with regard to clause (ii), the termination of such Major Tenant Event Period.

A “Major Tenant Event Period” will commence upon the following; provided that “Flexential”, as used below, will also apply to any successors or assignees of Flexential: (i) an event of default under the related mortgage loan documents with respect to the payment of base rent under the Flexential lease beyond the expiration of any cure period; (ii) Flexential ceases operations and management of the space operated and managed by Flexential at the time of origination; or (iii) Flexential files, as a debtor, a voluntary petition under the Bankruptcy Code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under Creditors Rights Laws. A “Major Tenant Event Cure” will occur upon the occurrence of the following: with regard to clauses (i)-(iii), a Major Tenant Re-Tenanting Event (as defined below); with regard to clause (i), the lender having received satisfactory evidence that the subject default is cured; with regard to clause (ii), Flexential resuming operations and management of the space operated and managed by Flexential at the time of origination; and with regard to clause (iii), the bankruptcy proceeding or other proceeding under Creditors Rights Laws having been terminated and the related lease having been either (a) affirmed without modification, or (b) affirmed with modification, provided that the modified terms are reasonably satisfactory to the lender.

A “Major Tenant Re-Tenanting Event” means the lender has received satisfactory evidence of the following: (i) the applicable space has been leased to one or more replacement tenants reasonably satisfactory to the lender with a total rent equal to or greater than the rent paid by Flexential at the time of origination, for a term of at least five years, and on terms reasonably satisfactory to the lender (all of the Flexential space is not required to be leased as long as the amount of rent collected from one or more replacement tenants reasonably acceptable to the lender is equal to or greater than the rent paid by Flexential at the time of origination); (ii) such tenant has taken occupancy and commenced operations and management of the applicable space (in a

A-3-57

101 Troutman Road Collegeville, PA 19426	Collateral Asset Summary – Loan No. 6 Global Data Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 61.7% 2.29x 10.6%

manner similar to how Flexential operated and managed its space at the time of origination); (iii) such tenant is paying full, unabated rent (or any rent concessions have been reserved for by the lender after taking into consideration the loan-to-value ratio); and (iv) all tenant improvement costs and leasing commissions provided in such replacement lease have been paid (or reserved for by the lender after taking into consideration the loan-to-value ratio), such evidence to include, without limitation, a satisfactory estoppel affirming the foregoing.

Additional Secured Indebtedness (not including trade debts).  None.

Mezzanine Loan and Preferred Equity.  None.

Release of Property.  Not permitted.

Terrorism Insurance.  The related mortgage loan documents require that the “all risk” insurance policy required to be maintained by the Global Data Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Global Data Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Global Data Center Borrower will not be obligated to pay terrorism insurance premiums in excess of 1.5 times the premium for the casualty and business interruption coverage on a stand-alone basis).

A-3-58

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-59

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

A-3-60

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

St. Lucie County Intl. Airport - 7 miles
Fort Pierce
Atlantic Ocean
Indian River
Ten Mile Creek State Preserve
Walmart Distribution Center
Tropicana Products, Inc.
W. Midway Rd.
St. Lucie County Fairgrounds
White City
Indian River Estates
ST. LUCIE COUNTY
Florida's Turnpike
Savannas Preserve State Park
River Park
PORT ST. LUCIE
Legacy Golf and Tennis Club
The Pete Dye Course
Tradition Field
PGA Golf Club at the Reserve
PGA St. Lucie West Country Club
Crosstown Pkwy.
St. Lucie Medical Ctr.
Oak Hammock Park
The Landing at Tradition
West Palm Beach 50 miles
SW Gatlin Blvd.
SE Port St Lucie Blvd.
Town Centre
MARTIN COUNTY

Pensacola
Tallahassee
Jacksonville
Orlando
Tampa
Port St. Lucie
West Palm Beach
Miami

Waramaug Florida Hotel Portfolio

1	Residence Inn – Port St. Lucie	Port St. Lucie, FL
2	Springhill Suites – Tallahassee Central	Tallahassee, FL

Lakeshore
Fred George Rd.
Pensacola 187 miles
LEON COUNTY
Jacksonville 155 miles
Hidden Valley
Golden Park
The Centre of Tallahassee
Capital Regional Med. Ctr.
TALLAHASSEE
Capital West
Meadow Hills
Fallschase Village Center
Tallahassee Memorial Healthcare
Goodwood Museum & Gardens
Governor's Mansion
Upper Lake Lafayette
Tallahassee Community College
Florida State University
DOWNTOWN TALLAHASSEE
State Capitol
Governor's Park
Tim Brown Park
Piney Z Lake
Piney Z
Governor's Square
Cross Creek Square
Doak Campbell Stadium
Donald L. Tucker Civic Ctr.
Myers Park
Florida A&M University
Capital City Country Club
Timberlake
Innovation Park-Tallahassee
Bragg Memorial Stadium
Alfred Lawson Jr. Multipurpose Ctr.
South City
Hilaman Golf Course
Old Saint Augustine Rd.
Recr. SportsPlex
Seminole Golf Course
Tallahassee Museum
Tallahassee International Airport
Lake Bradford
Jake Gaither Golf Course
Gene Cox Stadium
North Florida Fairgrounds
Southwood Village
SouthWood Golf Club

A-3-61

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	RREF			Single Asset/Portfolio:	Portfolio
				Location:	Various, FL
				General Property Type:	Hospitality
Original Balance:	$24,400,000			Detailed Property Type:	Various
Cut-off Date Balance:	$24,400,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	Various/2016
Loan Purpose:	Acquisition			Size:	213 Rooms
Borrower Sponsors:	Leslie Ng; Paul A. Nussbaum			Cut-off Date Balance per Room:	$114,554
Mortgage Rate:	4.0500%			Maturity Date Balance per Room:	$99,212
Note Date:	8/23/2019			Property Manager:	Interstate Management Company,
First Payment Date:	10/6/2019				LLC (borrower-related)
Maturity Date:	9/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$3,297,751
Seasoning:	1 month			UW NOI Debt Yield:	13.5%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	15.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.95x (IO) 2.10x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,321,098 (6/30/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,350,575 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,152,280 (12/31/2017)
Reserves(2)				Most Recent Occupancy:	85.3% (6/30/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.2% (12/31/2018)
RE Tax:	$218,149	$31,164	N/A	3rd Most Recent Occupancy:	85.6% (12/31/2017)
Insurance:	$116,710	$10,610	N/A	Appraised Value (as of):	$32,800,000 (Various)
FF&E:	$0	$14,081	N/A	Cut-off Date LTV Ratio:	74.4%
PIP Reserve:	$2,755,015(3)	Springing	N/A	Maturity Date LTV Ratio:	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,400,000	67.4%	Purchase Price:	$32,250,000	89.1%
Borrower Equity:	$11,775,362	32.6%	Reserves:	$3,089,874	8.5%
			Closing Costs:	$835,488	2.3%
Total Sources:	$36,175,362	100.0%	Total Uses:	$36,175,362	100.0%

(1)	The Waramaug Florida Hotel Portfolio Mortgage Loan (as defined below) was originated by BSPRT CMBS Finance, LLC and acquired by RREF. RREF has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Fund III - Debt, LP”.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	There is an upfront $2,755,015 reserve which will be used to complete a property improvement plan (“PIP”) required by Marriott International Inc. (“Marriott”).

The Mortgage Loan. The seventh largest mortgage loan (the “Waramaug Florida Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $24,400,000, which is secured by a first priority fee mortgage encumbering two hospitality properties totaling 213 rooms consisting of a 125-room extended stay hotel (the “Residence Inn - Port St. Lucie Property”) and an 88-room limited service hotel (the “Springhill Suites - Tallahassee Central Property” and together with the Residence Inn - Port St. Lucie Property, the “Waramaug Florida Hotel Portfolio Properties”) located in Port St. Lucie, Florida and Tallahassee, Florida, respectively. The proceeds of the Waramaug Florida Hotel Portfolio Mortgage Loan along with borrower equity of $11,775,362 were used to acquire the Waramaug Florida Hotel Portfolio Properties for a purchase price of $32,250,000, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers are Waramaug PSL LLC and Waramaug Tallahassee LLC (collectively, the “Waramaug Florida Hotel Portfolio Borrowers”). Each of the Waramaug Florida Hotel Portfolio Borrowers is a Delaware limited liability company and special purpose entity. The guarantors and borrower sponsors are Leslie Ng and Paul A. Nussbaum of Waramaug Hospitality. Waramaug Hospitality is a hotel focused investor, with a current hotel portfolio of 37 properties, the majority of which are limited and select-service hotels.

The Properties. The Waramaug Florida Hotel Portfolio Properties are comprised of two hospitality properties totaling 213 rooms, one of which is located in Port St. Lucie, Florida (125 rooms) and the other is located in Tallahassee, Florida (88 rooms).

A-3-62

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

Residence Inn - Port St. Lucie

The Residence Inn - Port St. Lucie Property, built in 2009, is a 125-room extended stay hotel located in Port St. Lucie along I-95, directly across from the PGA Village & Golf Resort. The Residence Inn - Port St. Lucie Property offers a 24-hour reception desk, free high speed Wi-Fi, complimentary breakfast buffet, complimentary “Inn The Mix” happy hour, free parking, fitness center, outdoor pool, onsite business center, and 640 SF of meeting space. The Residence Inn - Port St. Lucie Property also offers a practice putting green on the premises. All guestrooms are suites featuring full kitchens complete with refrigerator, stove, and dishware, en suite bathrooms, black-out shades, hair dryer, flat-screen TVs, work desk with lamp, and living rooms containing sleeper sofas, armchair, and dinette. The previous owner spent approximately $2.1 million ($16,607 per room) in capital improvements at the Residence Inn - Port St. Lucie Property inclusive of an approximately $1.5 million ($12,361 per room) PIP in 2016 and improvements to the Residence Inn - Port St. Lucie Property such as HVAC and television upgrades. A new 15-year franchise agreement with Marriott commenced as of origination and expires in August 2034.

Springhill Suites - Tallahassee Central

The Springhill Suites - Tallahassee Central Property, built in 2008, is an 88-room limited service hotel located in Tallahassee along Hwy-27. The Springhill Suites - Tallahassee Central Property offers a 24-hour reception desk, free high speed Wi-Fi, complimentary breakfast, convenience store, free parking, fitness center, outdoor pool, onsite business center, and 520 SF of meeting space. All guestrooms are suites featuring en suite bathrooms, black-out shades, hair dryer, flat-screen TVs, work desk with lamp, microwaves and mini refrigerators, and coffee or tea makers, and living rooms containing sleeper sofas. Since 2016, the previous owner spent approximately $1,233,366 ($14,016 per room) in capital improvements at the Springhill Suites - Tallahassee Central Property inclusive of an approximately $993,909 ($11,294 per room) PIP in 2016 and other improvements to the Springhill Suites - Tallahassee Central Property such as technology and HVAC upgrades. A new 15-year franchise agreement with Marriott commenced as of origination and expires in August 2034.

Marriott operates, franchises, and licenses hotel, residential, and timeshare properties worldwide. It operates its properties under the JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element, and Moxy brand names. As of August 5, 2019, Marriott operated approximately 7,000 properties under 30 hotel brands in 132 countries and territories. Marriott was founded in 1927 and is headquartered in Bethesda, Maryland.

A summary of the individual Waramaug Florida Hotel Portfolio Properties is provided below:

Portfolio Overview
Property	City, State	Rooms	Year Built/ Renovated	Allocated Cut-Off Date Balance	% of Allocated Cut-off Date Balance	As Is Appraised Value	UW NCF	% of UW NCF	Current Franchise Expiration Date
Residence Inn - Port St. Lucie	Port St. Lucie, FL	125	2009/2016	$14,400,000	59.0%	$19,000,000	$1,707,761	57.7%	Aug 2034
Springhill Suites - Tallahassee Central	Tallahassee, FL	88	2008/2016	$10,000,000	41.0%	$13,800,000	$1,251,055	42.3%	Aug 2034
Total/Wtd. Avg.		213		$24,400,000	100.0%	$32,800,000	$2,958,816	100.0%

Historical occupancy, ADR, and RevPAR of the Residence Inn - Port St. Lucie Property and its related competitive set are set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Residence Inn - Port St. Lucie Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	73.3%	$114.01	$83.62	87.7%	$117.11	$102.66	119.5%	102.7%	122.8%
2018	69.9%	$112.48	$78.68	88.2%	$117.45	$103.55	126.0%	104.4%	131.6%
6/30/2019 TTM	71.1%	$112.14	$79.77	86.2%	$117.51	$101.25	121.1%	104.8%	126.9%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at Residence Inn - Port St. Lucie Property are attributable to differing reporting methodologies, and/or timing differences.

(2)	The competitive set includes Holiday Inn - Port St Lucie, Springhill Suites Port St Lucie, Hampton Inn Port St Lucie West, Hilton Garden Inn PGA Village Port St Lucie, Holiday Inn Express & Suites Port St Lucie West and Homewood Suites by Hilton Port St Lucie Tradition.

A-3-63

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

Historical occupancy, ADR, and RevPAR of the Springhill Suites - Tallahassee Central Property and its related competitive set are set forth in the following table:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Springhill Suites - Tallahassee Central Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2017	68.1%	$116.99	$79.66	82.2%	$124.05	$101.94	120.7%	106.0%	128.0%
2018	68.7%	$120.98	$83.14	83.1%	$127.38	$105.84	120.9%	105.3%	127.3%
6/30/2019 TTM	72.6%	$127.15	$92.31	83.9%	$135.48	$113.67	115.6%	106.6%	123.1%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at Springhill Suites - Tallahassee Central Property are attributable to differing reporting methodologies, and/or timing differences.

(2)	The competitive set includes Courtyard Tallahassee Downtown Capitol, Wyndham Garden Hotel Tallahassee Capitol, Hampton Inn Tallahassee Central, Comfort Suites Tallahassee Downtown, Hilton Garden Inn Tallahassee Central and Fairfield Inn & Suites Tallahassee Central.

The Market.

Residence Inn - Port St. Lucie

The Residence Inn - Port St. Lucie Property is located along Fountainview Boulevard in Port St. Lucie, Florida. The Residence Inn - Port St. Lucie Property is located approximately 1.8 miles east of PGA Golf Club Village, a 35-acre, 54-hole golf complex. The Residence Inn - Port St. Lucie Property is located in close proximity to I-95. The Residence Inn - Port St. Lucie Property is located across the street from a retail center that includes a Walmart Supercenter, AMC theater, Starbucks, Walgreens, Staples and Ross along with other retailers.

Port St. Lucie is also home to the New York Mets spring training facility located at First Data Field, which is located approximately 1.6 miles north of the property. Port St. Lucie has been home for the Mets spring training since 1988. The Port St. Lucie County Commission recently approved a $57 million renovation of First Data Field that would keep the Mets in Port St. Lucie for the next 25 years. Work is expected to be completed by 2021.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Residence Inn - Port St. Lucie Property is 3,274, 54,657 and 126,341, respectively. The estimated 2019 median household income within the same one-, three- and five-mile radius is $52,821, $55,211 and $52,832, respectively.

Springhill Suites - Tallahassee Central

The Springhill Suites - Tallahassee Central Property is located along Highway-27 in Tallahassee, Florida, which is the state capital. The Springhill Suites - Tallahassee Central Property is located 3.1 miles east of downtown Tallahassee and 3.5 miles east of Florida State University. The Springhill Suites - Tallahassee Central Property is also located 1.4 miles southeast of Governor’s Square Mall.

According to the Florida State University’s website there is a current enrollment of 41,717 students as of 2018. Florida State University sits on a 1,633-acre campus with 384 buildings and has a total of 14,079 employees. The Springhill Suites - Tallahassee Central Property also has seen consistent corporate demand from accounts such as Accenture, the Florida Department of Transportation, General Dynamics, North Highland Company and Ernst and Young.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Springhill Suites - Tallahassee Central Property is 9,593, 55,900 and 137,083, respectively. The estimated 2019 median household income within the same one-, three- and five-mile radius is $46,413, $52,095 and $43,873, respectively.

A-3-64

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

The following tables present year-end occupancy, estimated ADR and estimated RevPAR relating to each Waramaug Florida Hotel Portfolio Property’s primary competitive set:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2018 Occupancy	2018 ADR	2018 RevPAR
Residence Inn - Port St Lucie	125	50%	30%	20%	88.2%	$117.45	$103.55
Holiday Inn Port St. Lucie	142	30%	30%	40%	55%-60%	$105-$110	$60-$65
SpringHill Suites by Marriott Port St. Lucie	103	50%	25%	25%	60%-65%	$120-$125	$70-$75
Hampton Inn & Suites Port St. Lucie, West	72	40%	25%	35%	75%-80%	$110-$115	$85-$90
Hilton Garden Inn at PGA Village/Port St. Lucie	130	30%	30%	40%	70%-75%	$115-$120	$80-$85
Holiday Inn Express & Suites Port St. Lucie West	93	40%	15%	45%	70%-75%	$95-$100	$65-$70
Homewood Suites by Hilton Port St. Lucie-Tradition	111	50%	30%	20%	85%-90%	$120-$125	$100-$105
Total/Wtd. Avg.	776	41%	27%	32%	72.93%	$113.52	$82.79

Source: Appraisal

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	2018 Occupancy	2018 ADR	2018 RevPAR
Springhill Suites - Tallahassee Central	88	40%	15%	45%	83.1%	$127.38	$105.84
Wyndham Garden Tallahassee Capitol	147	40%	15%	45%	50%-55%	$100-$105	$55-$60
Courtyard Tallahassee Downtown/Capitol	154	45%	15%	40%	65%-70%	$120-$125	$75-$80
Hampton Inn Tallahassee-Central	78	45%	10%	45%	80%-85%	$125-$130	$100-$105
Comfort Suites Tallahassee Downtown	64	40%	10%	50%	70%-75%	$115-$120	$85-$90
Hilton Garden Inn Tallahassee	85	45%	15%	40%	75%-80%	$130-$135	$100-$105
Fairfield Inn & Suites Tallahassee Central	97	45%	10%	45%	75%-80%	$130-$135	$95-$100
Tru by Hilton Tallahassee Central	90	40%	10%	50%	60%-65%	$125-$130	$75-$80
Holiday Inn Tallahassee E Capitol - Univ	103	40%	15%	45%	45%-50%	$130-$135	$55-$60
Total/Wtd. Avg.	906	42%	13%	45%	69.50%	$122.29	$84.99

Source: Appraisal

A-3-65

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waramaug Florida Hotel Portfolio Properties:

Cash Flow Analysis
	2016	2017	2018	6/30/2019 TTM	UW	UW per Room
Occupancy	78.7%	85.6%	86.2%	85.3%	85.3%
ADR	$113.28	$118.91	$121.21	$124.68	$124.68
RevPAR	$89.13	$101.76	$104.49	$106.38	$106.38

Rooms Revenue	$6,948,558	$7,911,509	$8,123,905	$8,270,850	$8,270,850	$38,830
Food & Beverage	$18,587	$27,392	$33,881	$34,105	$34,105	$160
Other Income	$113,213	$130,005	$159,045	$143,884	$143,884	$676
Total Revenue	$7,080,358	$8,068,906	$8,316,831	$8,448,839	$8,448,839	$39,666
Total Expenses	$4,607,988	$4,916,626	$4,966,256	$5,127,741	$5,151,088	$24,184
Net Operating Income	$2,472,370	$3,152,280	$3,350,575	$3,321,098	$3,297,751	$15,482
FF&E	$283,214	$322,756	$332,673	$337,954	$337,954	$1,587
Net Cash Flow	$2,189,156	$2,829,524	$3,017,902	$2,983,144	$2,959,797	$13,896

NOI DSCR (P&I)	1.76x	2.24x	2.38x	2.36x	2.34x
NCF DSCR (P&I)	1.56x	2.01x	2.15x	2.12x	2.10x
NOI Debt Yield	10.1%	12.9%	13.7%	13.6%	13.5%
NCF Debt Yield	9.0%	11.6%	12.4%	12.2%	12.1%

Escrows and Reserves. At origination of the Waramaug Florida Hotel Portfolio Mortgage Loan, the Waramaug Florida Hotel Portfolio Borrower deposited (i) $218,149 for real estate taxes, (ii) $116,710 for insurance premiums and (iii) $2,755,015 for a required PIP (“Scheduled PIP”). On a monthly basis, the Waramaug Florida Hotel Portfolio Borrower is required to deposit monthly (i) real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $31,164), (ii) insurance premiums in an amount equal to 1/12 of the insurance that the lender estimates will be payable during the next twelve months (initially $10,610); provided, however, that the Waramaug Florida Hotel Portfolio Borrower will have no obligation to make the monthly insurance deposit with respect to any policies so long as it satisfies certain conditions set forth in the related mortgage loan documents, (iii) FF&E reserves in an amount equal to 1/12 of 4.0% of the total revenue from the Waramaug Florida Hotel Portfolio Properties, which will be split (a) 2% to the FF&E reserve and 2% to PIP completion reserve in years 1-3 and (b) commencing on monthly payment date occurring in October 2022 and on each monthly payment date thereafter, FF&E reserves, in an amount equal to 4% or greater of gross rents for property or projected gross rents for the property.

Lockbox and Cash Management. The Waramaug Florida Hotel Portfolio Mortgage Loan is structured with a springing hard lockbox and springing cash management upon the occurrence of a Cash Sweep Period (as defined below). Additionally, during the continuance of a Cash Sweep Period, all excess cash flow is required to be swept into a lender controlled excess cash flow account.

A “Cash Sweep Period” will commence upon any of (A) the occurrence and continuance of an event of default under the related mortgage loan documents; (B) the debt service coverage ratio being less than 1.30x; (C) the occurrence of a PIP True-Up Event (Scheduled PIP) (as defined below); (D) the occurrence of a PIP True-Up Event (New PIP) (as defined below), and (E) October 6, 2020 if the Scheduled PIP is not then complete; and (ii) expiring upon (v) with regard to any Cash Sweep Period commenced in connection with clause (A) above, upon the cure (if applicable) of such event of default; (w) with regard to any Cash Sweep Period commenced in connection with clause (B) above, upon the date that the debt service coverage ratio is equal to or greater than 1.35x for two (2) consecutive calendar quarters and; (x) with regard to any Cash Sweep Period commenced in connection with clause (C) above, upon the occurrence of a PIP True-Up Event (Scheduled PIP) Cure; (y) with regard to any Cash Sweep Period commenced in connection with clause (D) above, upon the occurrence of a PIP True-Up Event (New PIP) Cure; and (z) with regard to any Cash Sweep Period commenced in connection with clause (E) above, upon the Waramaug Florida Hotel Portfolio Borrowers will have completed the Scheduled PIP, excluding the requirement to completing such Scheduled PIP by October 6, 2020. Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

A “PIP True-Up Event (New PIP)” means the Waramaug Florida Hotel Portfolio Borrowers’ failure to make a deposit into the PIP reserve account.

A “PIP True-Up Event (New PIP) Cure” occurs when the lender determines that the sum of the FF&E Reserve Funds (as defined below) plus the PIP Reserve Funds (as defined below) with respect to the New PIP (as defined below) that has yet to be completed as of such date (as determined by the lender in its reasonable discretion after taking into account any portion of the New PIP with respect to which the lender has received satisfactory evidence that the same has previously been performed and paid for by the Waramaug Florida Hotel Portfolio Borrowers in accordance with the terms hereof and the related franchise agreement or has been waived in writing by franchisor) is an amount greater than or equal to one hundred ten percent (110%) of the estimated costs required to complete such New PIP that has yet to be completed as of such date. The Waramaug Florida Hotel Portfolio Borrowers will (1) cooperate with the lender and provide the lender with information as reasonably necessary (including, without limitation, budgets, plans, specifications, and purchase orders) in order for the lender to make such determination; and (2) permit the lender and the lender’s agents and representatives (including, without limitation, the lender’s engineer, architect and/or inspector) or other third-parties to enter on the Waramaug Florida Hotel Portfolio Properties to inspect the status of the New PIP; and (3) reimburse the lender for all actual costs and expenses in connection with such determination.

A “PIP True-Up Event (Scheduled PIP)” means the Waramaug Florida Hotel Portfolio Borrowers’ failure to make a deposit into the PIP reserve account.

A-3-66

Various, FL	Collateral Asset Summary – Loan No. 7 Waramaug Florida Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,400,000 74.4% 2.10x 13.5%

A “PIP True-Up Event (Scheduled PIP) Cure” occurs when the lender determines that the sum of the FF&E Reserve Funds plus the PIP Reserve Funds with respect to the remaining scheduled PIP is an amount greater than or equal to 110% of the estimated costs required to complete the remaining scheduled PIP. The Waramaug Florida Hotel Portfolio Borrowers will (1) cooperate with the lender and provide the lender with information as reasonably necessary (including, without limitation, budgets, plans, specifications, and purchase orders) in order for the lender to make such determination; and (2) permit the lender and the lender’s agents and representatives (including, without limitation, the lender’s engineer, architect and/or inspector) or other third-parties to enter on the Waramaug Florida Hotel Portfolio Properties to inspect the status of the Scheduled PIP; and (3) reimburse the lender for all actual costs and expenses in connection with such determination.

A “Scheduled PIP” the Waramaug Florida Hotel Portfolio Borrowers’ failure to complete the property improvements plan 12 months from the effective.

“PIP Reserve Funds” means amounts held in the PIP reserve account.

“FF&E Reserve Funds” commencing on the monthly payment date occurring in October 2019, and on each monthly payment date thereafter through and including the monthly payment date occurring in September 2022, for FF&E costs, an amount equal to 1/12 of 2% of the greater of (x) gross rents for the Waramaug Florida Hotel Portfolio Properties or (y) the projected rents for the Waramaug Florida Hotel Portfolio Properties for the current calendar year. Commencing with the monthly payment date occurring in October 2022, and on each monthly payment thereafter, for the FF&E costs, an amount equal to 1/12 of 4% of the greater of (x) gross rents for the Waramaug Florida Hotel Portfolio Properties or (y) the projected rents for the Waramaug Florida Hotel Portfolio Properties for the current calendar year.

A “New PIP” means on the date that any PIP other than the Scheduled PIP is imposed by franchisor pursuant to the franchise agreement.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The Waramaug Florida Hotel Portfolio Borrowers are permitted to obtain the release of a given property (a “Release Property”) from the collateral in connection with a third-party, arms-length sale of the Release Property, provided that there is (i) no event of default under the related mortgage loan documents has occurred or would occur as a result of the release, (ii) the remaining collateral has a loan-to-value ratio no greater than the lesser of the loan-to-value ratio in-place at origination (68.9%) or the loan-to-value ratio in-place immediately prior to the release, (iii) the remaining collateral has a debt service coverage ratio no less than the greater of the debt service coverage ratio in-place at closing (2.10x) or the in-place debt service coverage ratio immediately prior to the release, (iv) the remaining collateral has a debt yield no less than the greater of the debt yield in-place at closing (12.0%) or the debt yield in-place immediately prior to the release, (v) payment of a release price and any prepayment penalty associated with the payment of the release price which, will be equal to the greater of (x) the net sales proceeds for the property being released and (y) 115% of the loan amount allocated to the Release Property and (v) payment of all other costs and expenses of the lender in connection with the release.

Terrorism Insurance. The Waramaug Hotel Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance and business income or rental loss insurance that covers foreign and domestic perils and acts of terrorism.

A-3-67

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

A-3-68

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

A-3-69

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

A-3-70

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

Brambleton
Loudoun Valley Estates
Old Ox Rd
Belmont Ridge Rd
Loudoun County Pkwy
606
LOUDOUN COUNTY
Sterling
28
Sterling Rd
267
Herndon Pkwy
Center for Innovative Technology
Herndon
INNOVATION CENTER
Elden Street Marketplace
Herndon Centre
Reston Hospital Center
METRO
Worldgate Centre
HERNDON-MONROE
Reston Town Ctr.
IBM
McNair
DULLES
Village Center at Dulles
METRO SILVER LINE (OPENS 2020)
US Geological Survey
Arcola
50
Stone Ridge
Washington Dulles International Airport
iDirect Government
Akima
Floris
608
Reston
South Riding Market Square
Lee-Jackson Mem. Hwy
Sully Rd
Centreville Rd
Fairfax County Pkwy
Reston Pkwy
South Riding
East Gate Marketplace
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Fox Mill District Park
Franklin Farm
Little Difficult Run Valley Park
South Riding Golfers Club
Chantilly
620
Gum Springs Rd
286
West Ox Rd
Sully Plaza Shopping Center
Sully Plaza
International Country Club
Braddock Rd
Pleasant Valley GC
Dulles Expo and Conference Center
Inova Fair Oaks Hospital
659
FAIRFAX COUNTY
Fair Oaks
Westone Plaza
Northrop Grumman Aerospace
Fair Oaks Mall
Chantilly Natl. Golf & CC
Ellanor C. Lawrence Park
Stringfellow Rd
Fair Lakes Promenade
London Towne
Centreville
Fairfax Corner
Wash. DC 20 miles
Cub Run Park
Village Center
Stone Rd
Centrewood Plaza
Lee Hwy
29
Pickwick Square Shopping Center
Centre Ridge Marketplace
Twin Lakes Golf Course
Edgelea
Popes Head Rd
Fairfax Station
The Chantilly Office Portfolio
1 Stoneleigh I Chantilly, VA
2 Stoneleigh II Chantilly, VA
3 Glenview II Chantilly, VA
4 Glenview I Chantilly, VA
5 Glenbrook III Chantilly, VA

A-3-71

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
				Location:	Chantilly, VA 20151
				General Property Type:	Office
Original Balance(1):	$24,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$24,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Recapitalization			Size:	429,126 SF
Borrower Sponsor:	RMR Office Property Fund LP			Cut-off Date Balance per SF(1):	$108
Mortgage Rate:	4.1500%			Maturity Date Balance per SF(1):	$108
Note Date:	5/16/2019			Property Manager:	Self-managed
First Payment Date:	7/6/2019
Maturity Date:	6/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	4 months			Underwriting and Financial Information
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI(3):	$7,786,425
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	16.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.8%
Additional Debt Balance(1):	$22,350,000			UW NCF DSCR(1):	3.60x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$6,211,845 (2/28/2019 TTM)
Reserves(2)				2nd Most Recent NOI(3):	$6,479,354 (12/31/2018)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$7,031,577 (12/31/2017)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(3)(4):	86.2% (5/31/2019)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy(3):	77.4% (12/31/2018)
Replacements:	$0	Springing	$257,476	3rd Most Recent Occupancy(3):	85.4% (12/31/2017)
TI/LC:	$0	Springing	N/A	Appraised Value (as of)(5):	$104,500,000 (3/28/2019)
TATILC Funds:	$1,481,290	$0	N/A	Cut-off Date LTV Ratio(1)(5):	44.4%
Rent Concession Funds:	$593,341	$0	N/A	Maturity Date LTV Ratio(1)(5):	44.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$46,350,000	100.0%	Reserves:	$2,074,631	4.5%
			Closing Costs:	$444,476	1.0%
			Return of Equity(6):	$43,830,893	94.6%
Total Sources:	$46,350,000	100.0%	Total Uses:	$46,350,000	100.0%

(1)	The Chantilly Office Portfolio Mortgage Loan (as defined below) is part of The Chantilly Office Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $46,350,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising The Chantilly Office Portfolio Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Since acquisition in September 2017, the borrower sponsor has executed 62,686 SF (14.6% of NRA and 15.0% of underwritten base rent) of new and expanded leases totaling $1,747,647 of underwritten base rent and 94,982 SF (22.1% of NRA and 26.0% of underwritten base rent) of lease extensions totaling $3,024,562 of underwritten base rent. UW NOI is based on the underwritten rent roll.

(4)	Tetra Tech, Inc. leasing 20,020 SF (4.7% of NRA) at The Chantilly Office Portfolio Properties (as defined below) has yet to take occupancy as the space is currently being built out. Omniplex World Services (1.0% of NRA, 1.2% of underwritten base rent) has exercised its termination option effective February 29, 2020. Excluding both of these spaces, The Chantilly Office Portfolio Properties are 80.5% occupied.

(5)	The Chantilly Office Portfolio Properties have an “as-is” appraised value of $104,500,000 as of March 28, 2019 and an “as-stabilized” appraised value of $121,700,000 as of March 28, 2020 and March 28, 2022. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on The Chantilly Office Portfolio Whole Loan and the “as-stabilized” appraised value are 38.1% and 38.1%, respectively.

(6)	An affiliate of the borrower sponsor acquired The Chantilly Office Portfolio Properties in September 2017 as part of a six-asset portfolio for $71.8 million. The borrower sponsor subsequently acquired from the affiliate and recapitalized five of the six properties at an allocated purchase price of approximately $71.2 million ($165.89 PSF) in September 2018. At origination of The Chantilly Office Portfolio Whole Loan, the borrower sponsor had cash equity in The Chantilly Office Portfolio Properties of approximately $29.0 million ($67.47 PSF).

The Mortgage Loan. The eighth largest mortgage loan (“The Chantilly Office Portfolio Mortgage Loan”) is part of a whole loan (“The Chantilly Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $46,350,000. The Chantilly Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a portfolio of five office buildings totaling 429,126 SF located in Chantilly, Virginia (collectively, “The Chantilly Office Portfolio Properties”). Promissory Notes A-2 and A-3, with an aggregate original principal balance of $24,000,000, represent The Chantilly Office Portfolio Mortgage Loan and will be included in the UBS 2019-C17 Trust. The below table summarizes The Chantilly Office Portfolio Whole Loan, including the remaining pari passu promissory note comprising The Chantilly Office Portfolio Whole Loan. The Chantilly Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C17 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

A-3-72

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

The Chantilly Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$22,350,000	$22,350,000	WFCM 2019-C51	No
Note A-2	$14,000,000	$14,000,000	UBS 2019-C17	Yes
Note A-3	$10,000,000	$10,000,000	UBS 2019-C17	No
Total	$46,350,000	$46,350,000

The proceeds of The Chantilly Office Portfolio Whole Loan were used to fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and Borrower Sponsor. The borrower is RMR Office OPF Chantilly LP (“The Chantilly Office Portfolio Borrower”), a single purpose Delaware limited partnership structured to be bankruptcy remote. Legal counsel to The Chantilly Office Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of The Chantilly Office Portfolio Whole Loan. The nonrecourse carve-out guarantor and borrower sponsor of The Chantilly Office Portfolio Whole Loan is RMR Office Property Fund LP.

RMR Office Property Fund LP is a subsidiary of The RMR Group Inc. (NASDAQ: RMR) (“RMR”), an alternative asset management company founded in 1986 to invest in real estate and manage real estate related businesses. RMR’s business primarily consists of providing management services to five publicly traded real estate investment trusts, three real estate related operating companies, one real estate securities mutual fund, and one firm specializing in commercial real estate finance. As of December 31, 2018, RMR had approximately $30.0 billion of total assets under management, including more than 1,500 properties, and employed approximately 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by RMR collectively had approximately 50,000 employees. RMR Office Property Fund LP is a private, open-end core fund focused on the acquisition, ownership and leasing of a diverse portfolio of office properties throughout the U.S.

The Properties. The Chantilly Office Portfolio Properties are comprised of (i) two freestanding five-story class A office buildings situated on a 10.1-acre parcel totaling 109,598 SF (“Stoneleigh I”) and 106,547 SF (“Stoneleigh II”, and together with Stoneleigh I, the “Stoneleigh Properties”), (ii) two freestanding four-story class A office buildings situated on a 9.3-acre parcel totaling 76,760 SF (“Glenview I”) and 77,427 SF (“Glenview II”) and (iii) a freestanding three story class A office building situated on a 4.6-acre parcel adjacent to Glenview I and Glenview II totaling 58,794 SF (“Glenbrook III”, and together with Glenview I and Glenview II, the “Newbrook Properties”). The Stoneleigh Properties were built in 2006 and provide for 828 parking spaces (3.83 spaces per 1,000 SF of NRA). The Newbrook Properties were built in 2000 and provide for 951 parking spaces (4.47 spaces per 1,000 SF of NRA). The Chantilly Office Portfolio Properties are located within 0.3 miles of each other in Chantilly, Virginia, approximately 25 miles west of Washington, D.C.

Portfolio Summary
Property	Net Rentable Area (SF)	Occupancy	Year Built	Appraisal Value	Allocated Cut-off Date Balance(1)	LTV(1)
Stoneleigh I	109,598	64.0%	2006	$26,874,518	$11,840,000	44.1%
Stoneleigh II	106,547	100.0%	2006	$26,125,482	$11,510,000	44.1%
Glenview I	76,760	94.3%(2)	2000	$18,562,391	$8,290,000	44.7%
Glenview II	77,427	87.5%(3)	2000	$18,719,130	$8,360,000	44.7%
Glenbrook III	58,794	90.4%	2000	$14,218,478	$6,350,000	44.7%
Total/Wtd. Avg.	429,126	86.2%(4)		$104,500,000	$46,350,000	44.4%

(1)	Based on The Chantilly Office Portfolio Whole Loan.

(2)	Includes one tenant, Tetra Tech, Inc., leasing 20,020 SF (4.7% of portfolio NRA) that has yet to take occupancy as the space is currently being built out. Excluding this space, the Glenview I property is 68.2% occupied.

(3)	Includes one tenant, Omniplex World Services (1.0% of portfolio NRA, 1.2% of underwritten base rent), which has exercised its termination option effective February 29, 2020. Excluding this space, the Glenview II property is 81.9% occupied.

(4)	Includes Tetra Tech, Inc. at the Glenview I property, which has yet to take occupancy as the space is currently being built out, and Omniplex World Services at the Glenview II property, which has exercised its termination option effective February 29, 2020. Excluding these spaces, The Chantilly Office Portfolio Properties are 80.5% occupied.

An affiliate of the borrower sponsor acquired The Chantilly Office Portfolio Properties in September 2017 as part of a six-asset portfolio for $71.8 million. The borrower sponsor subsequently acquired from the affiliate and recapitalized five of the six properties at an allocated purchase price of approximately $71.2 million in September 2018 and subsequently invested capital improvements of approximately $1.6 million. As of May 31, 2019, The Chantilly Office Portfolio Properties were 86.2% leased to 15 national, regional, and local tenants. Investment grade tenants account for 17.6% of net rentable area and 19.3% of underwritten base rent. National tenants, including Aetna Life Insurance, First American Title, and WEX, Inc., account for 47.2% of net rentable area and 53.0% of underwritten base rent. Eleven tenants totaling 290,413 SF (67.7% of NRA, 79.8% of underwritten base rent) have either extended their lease terms or expanded their spaces.

Major Tenants.

AECOM Management Services, Inc. (71,383 SF, 16.6% of NRA, 19.4% of underwritten base rent). AECOM Management Services, Inc. (“AECOM”) (Moody’s/S&P: Ba3/BB) (NYSE: ACM) is an engineering firm that provides planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government. According to an industry publication, AECOM is the second largest general architectural and engineering design firm in the world, ranked by 2017 design revenue. In addition, AECOM is ranked by an industry publication as the leading firm in a number of design end markets, including transportation and general building. AECOM operated in over 150 countries with over 87,000 employees and reported revenues of approximately $20.2 billion as of fiscal year 2018. AECOM has been a tenant at The Chantilly Office Portfolio Properties since July 2006 and currently occupies 71,383 SF across seven suites at The Chantilly Office Portfolio Properties. The lease related to four suites at the Stoneleigh Properties totaling 50,066 SF (11.7% of NRA, 14.4% of underwritten base rent) have a current expiration date of September 30, 2020 and provide for two, five-year renewal options. The lease related to one suite at the Stoneleigh Properties

A-3-73

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

totaling 12,770 SF (3.0% of NRA, 2.8% of underwritten base rent) has a current expiration date of October 31, 2021 and has no renewal options. The lease related to one suite at the Glenbrook III Property totaling 5,184 SF (1.2% of NRA, 1.3% of underwritten base rent) has a current expiration date of October 31, 2021 and has no renewal options. The lease related to one suite at the Stoneleigh Properties totaling 3,363 SF (0.8% of NRA, 0.9% of underwritten base rent) has a current expiration date of November 30, 2022 and has no renewal options. Underwritten base rents for AECOM’s seven suites range from $25.49 to $33.45 PSF with a weighted average underwritten base rent of $31.60 PSF. With respect to AECOM’s lease at the Glenbrook III property (5,184 SF), AECOM has a contract with the Open Source Enterprise of the U.S. government. In the event the U.S. government does not renew or irrevocably terminates its contract, the scope of the contract, or the funding received by AECOM pursuant to the contract is reduced to the extent that the premises are no longer required by AECOM, after 12 months from the lease commencement, AECOM may at any time terminate the lease effective as of the last day of any calendar month, upon 120 days' notice, along with payment of a termination fee equal to the sum of (i) the amount of annual fixed rent that would have been payable by tenant during the three months immediately following the early termination date and (ii) the unamortized portion of the tenant improvement and brokerage commissions.

The Teaching Company, LLC (49,529 SF, 11.5% of NRA, 14.6% of underwritten base rent). The Teaching Company, LLC (“TTC”), headquartered at one of the Stoneleigh Properties, owns The Great Courses brand, which was founded in 1990 and publishes teaching videos. The company provides unlimited access to learning experiences available on a wide variety of internet-connected devices, with each series taught by award-winning lecturers. Course subject matters include topics such as economics and finance, mathematics, science, history, and literature, among many others. TTC has been a tenant at The Chantilly Office Portfolio Properties since June 2008 and currently occupies three suites totaling 49,529 SF at the Stoneleigh Properties. TTC’s leases have a current expiration date of June 30, 2021 and have an underwritten base rent of $34.42 PSF. TTC’s leases have no renewal options and no termination options.

General Dynamics Information Technology, Inc. (40,627 SF, 9.5% of NRA, 10.8% of underwritten base rent). General Dynamics Information Technology, Inc. (“GDIT”) (Moody’s/S&P: A2/A+) (NYSE: GD) is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation, combat vehicles, weapons systems and munitions, information technology services, C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) solutions, and shipbuilding and ship repair. On April 3, 2018, GDIT completed its acquisition of CSRA Inc. for $9.7 billion, creating a provider of IT solutions to the defense, intelligence, and federal civilian markets. GDIT reported revenues of approximately $36.2 billion as of December 31, 2018. GDIT has been a tenant at The Chantilly Office Portfolio Properties since September 1999 and currently occupies 40,627 SF across two suites at The Chantilly Office Portfolio Properties. The lease related to one suite at the Glenbrook III Property totaling 20,627 SF (4.8% of NRA, 5.3% of underwritten base rent) has a current expiration date of December 31, 2020, an underwritten base rent of $29.97 PSF, and one, three-year renewal option remaining. The lease related to one suite at the Glenview I & II Properties totaling 20,000 SF (4.7% of NRA, 5.5% of underwritten base rent) has a current expiration date of January 31, 2021, an underwritten base rent of $32.07 PSF, and no renewal options. GDIT’s leases have no termination options.

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
AECOM Management Services, Inc.(3)(4)	NR/Ba3/BB	71,383	16.6%	$2,255,792	19.4%	$31.60	9/30/2020
The Teaching Company, LLC	NR/NR/NR	49,529	11.5%	$1,704,788	14.6%	$34.42	6/30/2021
General Dynamics Information Technology, Inc.(5)	NR/A2/A+	40,627	9.5%	$1,259,591	10.8%	$31.00	12/31/2020
WEX, Inc.	NR/Ba3/BB-	32,342	7.5%	$1,008,397	8.7%	$31.18	12/31/2022
Community Management Corporation	NR/NR/NR	31,556	7.4%	$1,058,388	9.1%	$33.54	7/31/2021
Subtotal		225,437	52.5%	$7,286,957	62.6%	$32.32
Other Tenants		144,515	33.7%	$4,359,070	37.4%	$30.16
Vacant		59,174	13.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		429,126	100.0%	$11,646,028	100.0%	$31.48

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Four suites totaling 50,066 SF (11.7% of NRA) have a current expiration date of September 30, 2020 with two, five-year renewal options, two suites totaling 17,954 SF (4.2% of NRA) have a current expiration date of October 31, 2021 with no renewal options, and one suite totaling 3,363 SF (0.8% of NRA) has a current expiration date of November 30, 2022 with no renewal options.

(4)	With respect to AECOM’s lease at the Glenbrook III property (5,184 SF; 1.2% of NRA), AECOM has a contract with the Open Source Enterprise of the U.S. government. In the event the U.S. government does not renew or irrevocably terminates its contract, the scope of the contract, or the funding received by AECOM pursuant to the contract is reduced to the extent that the premises are no longer required by AECOM, after 12 months from the lease commencement, AECOM may at any time terminate the lease effective as of the last day of any calendar month, upon 120 days' notice, along with payment of a termination fee equal to the sum of (i) the amount of annual fixed rent that would have been payable by tenant during the three months immediately following the early termination date and (ii) the unamortized portion of the tenant improvement and brokerage commissions.

(5)	One suite totaling 20,627 SF (4.8 % of NRA) has a current expiration date of December 31, 2020 with one, three-year renewal option and one suite totaling 20,000 SF (4.7% of NRA) has a current expiration date of January 31, 2021 with no renewal options.

A-3-74

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

The following table presents certain information relating to the lease rollover schedule at The Chantilly Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM(4)	2	3,235	0.8%	0.8%	$0.00	$0	0.0%	0.0%
2019	1	10,701	2.5%	3.2%	$30.66	$328,093	2.8%	2.8%
2020(5)	4	87,868	20.5%	23.7%	$32.41	$2,847,614	24.5%	27.3%
2021	9	135,691	31.6%	55.3%	$32.16	$4,363,178	37.5%	64.7%
2022	4	64,885	15.1%	70.5%	$29.89	$1,939,415	16.7%	81.4%
2023	0	0	0.0%	70.5%	$0.00	$0	0.0%	81.4%
2024(6)	4	67,572	15.7%	86.2%	$32.08	$2,167,728	18.6%	100.0%
2025	0	0	0.0%	86.2%	$0.00	$0	0.0%	100.0%
2026	0	0	0.0%	86.2%	$0.00	$0	0.0%	100.0%
2027	0	0	0.0%	86.2%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	86.2%	$0.00	$0	0.0%	100.0%
2029	0	0	0.0%	86.2%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	86.2%	$0.00	$0	0.0%	100.0%
Vacant	0	59,174	13.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	24	429,126	100.0%		$31.48	$11,646,028	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	MTM represents building amenity space comprised of a cafeteria space, a fitness center, and a conference meeting center.

(5)	Includes one tenant leasing 4,370 SF (1.0% of NRA, 1.2% of underwritten base rent), which has exercised its termination option effective February 29, 2020.

(6)	Includes one tenant leasing 20,020 SF (4.7% of NRA and 4.9% of underwritten base rent) at The Chantilly Office Portfolio Properties that has yet to take occupancy as the space is currently being built out.

The Market. The Chantilly Office Portfolio Properties are located in Chantilly, Fairfax County, Virginia, approximately 27.2 miles west of Washington, D.C. and approximately 8.6 miles south of Dulles International Airport. The Chantilly Office Portfolio Properties are located immediately off State Route 28, which provides access to Interstate 66, approximately 2.8 miles to the south. The neighborhood is predominately a commercial district with numerous business and industrial parks that line the State Highway 50 and Route 28 corridors. State Highway 50, located approximately 1.7 miles to the north of The Chantilly Office Portfolio Properties, extends east and west and provides access to Cincinnati and Arlington. Route 28 traverses the western edge of Fairfax County into Loudoun County.

The Chantilly Office Portfolio Properties are adjacent to The Field at Commonwealth, a newly constructed 167,270 SF retail center anchored by a Wegman's supermarket that was completed in 2018 and several local and chain restaurants including Lazy Dog Restaurant and Bar, The Habit Burger Grill, Chipotle Mexican Grill, and Peet's Coffee & Tea. Within a short drive of The Chantilly Office Portfolio Properties are several additional retailers including Walmart Supercenter, Costco Wholesale, Lowe’s Home Improvement and Target.

Due to the presence of major government agencies such as the National Reconnaissance Office headquarters, the FBI's Chantilly office, and CIA training facilities, many major defense contractors, engineering firms, and aerospace firms have offices in Chantilly including General Dynamics, Boeing, Northrup Grumman, Booz Allen Hamilton, Raytheon, and the Aerospace Corporation. Additionally, according to the appraisal, the Northern Virginia office market has become a major market for technology firms due to the strength of the region’s technology labor market.

In November 2018, Amazon announced plans to open an ‘HQ2’ in Crystal City, Virginia, approximately 27.0 miles east of The Chantilly Office Portfolio Properties. The headquarters expansion is projected to bring in approximately 25,000 jobs and approximately 4.0 million SF of office space over the next 10 years according to the appraisal. Amazon’s 4.0 million SF requirement accounts for 33.0% of Crystal City’s existing office inventory, and its projected 25,000 employees would comprise 11.0% of the Washington D.C. region’s technology labor market. Furthermore, Amazon’s HQ2 is expected to generate approximately 50,000 additional jobs in indirect industries and in retail, housing, and services, according to the appraisal.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of The Chantilly Office Portfolio Properties is 7,309, 95,647 and 204,742, respectively. The 2019 estimated population within a five-mile radius increased by 40.8% from 2000 to 2019, in comparison to a 30.5% increase for the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (“MSA”) over the same period. The 2019 estimated average household income within the same one-, three- and five-mile radius was $161,259, $151,659 and $175,062, respectively. The 2019 estimated average household income within a five-mile radius is 24.8% higher than the average household income for the Washington-Arlington-Alexandria, DC-VA-MD-WV MSA.

According to a third party market research report, The Chantilly Office Portfolio Properties are situated within the Route 28 Corridor South office submarket. The Route 28 Corridor South office submarket contains approximately 14.7 million SF of office space with a vacancy rate of 15.5% and an average asking rental rate of $26.34 PSF NNN as of the fourth quarter of 2018. The Route 28 Corridor South office submarket experienced positive year to date net absorption of 43,948 SF at the end of the fourth quarter of 2018.

The appraisal identified five competitive properties built between 1997 and 2008 ranging in size from approximately 114,126 SF to 316,081 SF. The appraiser’s competitive set reported rent from $27.00 PSF to $34.84 PSF, with a weighted average rent of $28.50 PSF. The appraisals indicated a market rent of $32.00 PSF for office space at the Stoneleigh Properties and $28.00 PSF for office space at the Newbrook Properties.

A-3-75

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

The following table presents recent leasing data at competitive office buildings with respect to The Chantilly Office Portfolio Properties:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Occupancy (%)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs)	Rent/SF
Greens I & II 15049 & 15059 Conference Center Drive Chantilly, VA	1997/N/A	289,567	93.0%	Liberty Mutual Insurance Able Vets Deloitte NES	4,597 21,144 19,577 9,457	Sep 2018 Sep 2017 Oct 2016 Aug 2016	5.4 5.4 11.0 7.4	$30.00 $29.00 $28.30 $28.75
Penrose Center 14425 Penrose Place Chantilly, VA	2008/N/A	145,921	100.0%	Kudu Dynamics LLC Arena Technologies	20,864 8,052	Jun 2018 Jan 2016	5.3 6.0	$33.00 $28.00
Ridgeview I 14900 Conference Center Drive Chantilly, VA	1999/N/A	127,115	100.0%	Solers	52,698	Jan 2018	6.3	$27.00
Commonwealth Centre I & II 14370 & 14360 Newbrook Drive Chantilly, VA	2007/N/A	316,081	100.0%	GSA-FBI CACI International	32,015 220,551	Jul 2017 Jan 2016	9.4 13.1	$34.84 $27.50
Corporate Pointe 3 14280 Park Meadow Drive Chantilly, VA	1999/N/A	114,126	74.0%	ADDX Corporation	7,300	Apr 2017	7.5	$27.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Chantilly Office Portfolio Properties:

Cash Flow Analysis
	2016	2017(1)	2018(1)	2/28/2019 TTM(1)	UW	UW PSF
Gross Potential Rent(2)(3)	$11,904,956	$10,713,849	$10,227,482	$10,153,472	$13,490,811	$31.44
Total Recoveries	$1,006,379	$744,732	$589,919	$592,326	$768,690	$1.79
Other Income	$95,083	$105,240	$148,734	$131,104	$134,403	$0.31
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,814,888)	($4.23)
Effective Gross Income	$13,006,418	$11,563,821	$10,966,136	$10,876,903	$12,579,017	$29.31
Total Operating Expenses	$4,836,348	$4,532,245	$4,486,782	$4,665,057	$4,792,591	$11.17
Net Operating Income	$8,170,070	$7,031,577	$6,479,354	$6,211,845	$7,786,425	$18.14
Capital Expenditures	$0	$0	$0	$0	$85,825	$0.20
TI/LC	$0	$0	$0	$0	$673,181	$1.57
Net Cash Flow	$8,170,070	$7,031,577	$6,479,354	$6,211,845	$7,027,419	$16.38

Occupancy %(4)	91.5%	85.4%	77.4%	86.2%	86.2%
NOI DSCR(5)	4.19x	3.61x	3.32x	3.19x	3.99x
NCF DSCR(5)	4.19x	3.61x	3.32x	3.19x	3.60x
NOI Debt Yield(5)	17.6%	15.2%	14.0%	13.4%	16.8%
NCF Debt Yield(5)	17.6%	15.2%	14.0%	13.4%	15.2%

(1)	Since acquisition in September 2017, the borrower sponsor has executed 62,686 SF (14.6% of NRA and 15.0% of underwritten base rent) of new and expanded leases totaling $1,747,647 of underwritten base rent and 94,982 SF (22.1% of NRA and 26.0% of underwritten base rent) of lease extensions totaling $3,024,562 of underwritten base rent.

(2)	Gross Potential Rent declined from 2016 to 2017 due to Aetna Life Insurance vacating suite 300 (20,358 SF) of the Glenview II property. Gross Potential Rent increased from 2/18/2019 TTM to UW due to two tenants leasing 40,378 SF (9.4% of portfolio NRA) totaling $1,151,216 of underwritten base rent (9.9% of underwritten base rent) at The Chantilly Office Portfolio Properties that had yet to take occupancy as the spaces were being built out. One of the two tenants, Redfin, leasing 20,358 SF (4.7% of NRA), has since taken occupancy of its space.

(3)	UW Gross Potential Rent is based on the underwritten rent roll as of May 31, 2019 and includes (i) contractual rent steps through July 2020 totaling $347,801, (ii) straight line rent for investment grade tenant, Aetna Life Insurance, totaling $29,896 and (iii) vacant gross up of $1,814,888.

(4)	UW Occupancy % is based on underwritten economic vacancy of 12.7%. The Chantilly Office Portfolio Properties were 86.2% physically occupied as of May 31, 2019.

(5)	Debt service coverage ratios and debt yields are based on The Chantilly Office Portfolio Whole Loan.

Escrows and Reserves. The Chantilly Office Portfolio Borrower deposited in escrow at origination (i) $1,481,290 for outstanding tenant allowances, tenant improvements and leasing commissions with respect to Redfin ($952,788), Aetna Life Insurance ($248,260), Tetra Tech, Inc. ($209,663) and TTC ($70,579) and (ii) $593,341 for outstanding free rents, rent abatements or other rent concessions with respect to Redfin ($186,615) and Tetra Tech, Inc. ($406,726). The Chantilly Office Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual insurance premiums, (iii) $7,152 for replacement reserves, subject to a cap of $257,476 and (iv) $53,641 for tenant improvements and leasing commissions, provided, however, that the above monthly escrow condition (i), (ii), (iii) and (iv) will not be required so long as (a) no event of default under the related mortgage loan documents has occurred or is continuing, (b) all of The Chantilly Office Portfolio Properties maintain a debt yield of at least 9.0% and (c) all of The Chantilly Office Portfolio Properties maintain a debt service coverage ratio for the immediately preceding 12-month period of at least 2.00x.

A-3-76

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

Lockbox and Cash Management. The Chantilly Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Chantilly Office Portfolio Borrower was required at origination of The Chantilly Office Portfolio Whole Loan to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The related mortgage loan documents require that all rents received by The Chantilly Office Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Cash Management Trigger Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Cash Management Trigger Event, The Chantilly Office Portfolio Borrower is required to establish a cash management account under the sole control of the lender, to which, during a Cash Management Trigger Event, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Absent the continuance of a Cash Sweep Trigger Event (as defined below), any remaining funds after such disbursements are required to be distributed to The Chantilly Office Portfolio Borrower. Upon a Cash Sweep Trigger Event, all remaining excess cash flow will be escrowed in an excess cash flow reserve account (provided, however, that if a Cash Sweep Trigger Event has occurred solely as a result of a Material Tenant Trigger Event (as defined below), then such amount will be applied to a Material Tenant (as defined below) reserve account).

A “Cash Management Trigger Event” will commence upon (i) an event of default under the related mortgage loan documents, (ii) the date on which The Chantilly Office Portfolio Borrower, the guarantor, the key principal or the property manager becomes insolvent or a debtor in a bankruptcy action, (iii) the debt service coverage ratio for the immediately preceding 12-month period falling below 1.75x, (iv) an indictment for fraud or misappropriation of funds by The Chantilly Office Portfolio Borrower, the guarantor or the property manager (provided, that in the case of a third party manager, such indictment is related to The Chantilly Office Portfolio Properties) or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will end upon the occurrence of: with regard to clause (i) above, the cure of such event of default; with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 90 days of such filing for The Chantilly Office Portfolio Borrower, the key principal or the guarantor, or within 120 days of such filing for the property manager, among other conditions; with regard to clause (iii) above, the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters; with regard to clause (iv) above, (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the replacement of the property manager with a qualified manager under a replacement property management agreement; or with regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” will commence upon (i) an event of default under the related mortgage loan documents, (ii) the date on which The Chantilly Office Portfolio Borrower, the key principal, the guarantor, or the property manager becomes insolvent or a debtor in a bankruptcy action or (iii) the debt service coverage ratio for the immediately preceding 12-month period falling below 1.75x. A Cash Sweep Trigger Event will end with upon the occurrence of: with regard to clause (i) above, the cure of such event of default; with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 90 days of such filing for The Chantilly Office Portfolio Borrower, the key principal, the guarantor or the property manager, among other conditions; or with regard to clause (iii) above, the debt service coverage ratio being at least 1.80x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” will commence upon (i) a Material Tenant giving notice of its intent to terminate or not to extend or renew its lease, (ii) on or prior to six months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice, (iv) a monetary or material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period, (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action,

(vi) a Material Tenant lease being terminated, in whole or in part, or being no longer in full force and effect; provided that with respect to a partial termination, such partial termination relates to a portion of a Material Tenant’s space that (a) makes up 20% or more of the total net rentable square footage or (b) is responsible for 20% or more of the total base rent of The Chantilly Office Portfolio Properties or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 20% or more of the total net rentable area at The Chantilly Office Portfolio Properties. A Material Tenant Trigger Event will end upon the occurrence of: with regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space being leased to a replacement tenant; with regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; with regard to clause (v) above, an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease; with regard to clause (vi) above, all of the applicable Material Tenant space being leased to a replacement tenant; or with regard to clause (vii) above, the applicable Material Tenant having re-opened for business or the applicable Material Tenant space being leased to an acceptable replacement tenant at The Chantilly Office Portfolio Properties or a portion thereof constituting 20% or more of the total net rentable area at The Chantilly Office Portfolio Properties. Notwithstanding anything to the contrary with regard to clauses (i), (ii), (iii) and (iv) above, in lieu of a lease extension or replacement tenant with respect to all of the applicable Material Tenant space, a Material Tenant Trigger Event will end upon execution of an extension or replacement lease for at least 65% of the applicable Material Tenant space provided that the base rent per annum payable therefor is no less than 100% of the base rent previously payable.

A “Material Tenant” means any tenant whose leases, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) cover no less than 20% of the NRA at The Chantilly Office Portfolio Properties or (y) require the payment of base rent that is no less than 20% of the total in-place base rent at The Chantilly Office Portfolio Properties.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

A-3-77

Various Chantilly, VA 20151	Collateral Asset Summary – Loan No. 8 The Chantilly Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 44.4% 3.60x 16.8%

Release of Property. Not permitted.

Terrorism Insurance. The related mortgage loan documents require that the “all risk” insurance policy required to be maintained by The Chantilly Office Portfolio Borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Chantilly Office Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-78

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A-3-79

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

A-3-80

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

Fresenius Salt Lake
3702 South State Street
Salt Lake City, UT 84115
Salt Lake City International Airport
TRAX AIRPORT LINE
Utah State Fairgrounds
Vivint Smart Home Arena
Temple Square
Utah State Capitol
City Creek Center
Salt Palace Conv. Ctr.
Walker Ctr.
Gallivan Ctr.
The Gateway
Clark Planetarium
SALT LAKE CENTRAL STATION
Downtown
Trolley Square
E. South Temple
E. 800 South
SALT LAKE CITY
University Medical Ctr.
University of Utah Hospital
Kingsbury Hall
University of Utah
Ft. Douglas
Rice-Eccles Stadium
Salt Lake City VA Hospital
WASATCH-CACHE NF
This Is The Place Heritage Park
Sunnyside Ave.
Hogle Zoo
Bonneville GC
Foothill Village Shopping Ctr.
E. 1300 South
E. 1700 South
Westminster College
Sugar House
Sugar House Park
Sugar House Shopping Ctr.
E. 2100 South
Salt Lake Country Club
Liberty Park
Spring Mobile Ballpark
Salt Lake Comm. College - South City Campus
Poplar Grove
Poplar Grove Blvd.
W. 500 South
Indiana Ave.
W. 900 South
Jordan Park
California Ave.
1700 S.
2100 S.
Glendale GC
FRONTRUNNER
Westbrook Park
Parkway Blvd.
GREEN LINE
Redwood Junction
Decker Lake
3100 S.
3500 S.
Maverik Center
W. Valley Central
Valley Fair Mall
West Valley City
Riverfront
W. Meadowbrook Expwy.
Meadow Brook GC
Carriage Square
Salt Lake Community College
4700 S.
4800 S.
Taylorsville
5400 S.
The Family Center
Wasatch Canyons Hospital
Willow Bay
6200 S.
7000 S.
West Jordan
Jordan Landing
7800 S.
TRAX RED LINE
W. Jordan City Ctr.
Historic Gardner
Bingham Junction
Overstock.com Corporate Headquarters
Murray Parkway GC
South Salt Lake
SALT LAKE COUNTY
2700 S.
3300 S.
Brickyard Plaza
Canyon Rim Shopping Centre
Millcreek
Southgate Shopping Ctr.
3900 S.
St. Marks Hospital
Woodside Heights
KPC Promise Hospital of Salt Lake
4500 S.
Ivy Place Shopping Village
E. Murray Holladay Rd.
Holladay
Intermountain Medical Center
MURRAY CENTRAL
Murray
Fashion Place Mall
Midvale
Highland Ridge Hospital
Sandy
BLUE LINE
S. State St.
S. 700 East
S. 1100 East
S. 1900 East
S. 2300 East
1300 E.
700 E.
S. 900 West
S. 1700 West
2700 South
Bangerter Hwy.
3200 W.
Redwood Rd.
1300 W.
700 W.
TRAX
Ogden
Roy
Clearfield
Layton
Syracuse
Farmington
Centerville
Bountiful
North Salt Lake
Great Salt Lake
Antelope Island State Park
SALT LAKE CITY
West Valley City
South Salt Lake
Taylorsville
Murray
West Jordan
South Jordan
Sandy
Draper
Riverton
Lehi
American Fork
Grantsville
Tooele
Park City
Summit Park
Heber
Morgan
Coalville
WASATCH RANGE

A-3-81

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Location:	Salt Lake City, UT 84115
				General Property Type:	Office
Original Balance:	$21,000,000			Detailed Property Type:	Medical
Cut-off Date Balance:	$20,973,336			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.6%			Year Built/Renovated:	2018/N/A
Loan Purpose:	Refinance			Size:	51,591 SF
Borrower Sponsors:	Donald Morris; Ruth Indahyung; Sanjiv Anand; Arasu Gopinath; Sey Lau; Jeff Barklow; David Tien; Kevin Jansen; Landon Dickson			Cut-off Date Balance per SF:	$407
				Maturity Date Balance per SF:	$331
				Property Manager:	Coaction Asset Management Group, LLC
Mortgage Rate:	4.7000%
Note Date:	9/6/2019
First Payment Date:	10/6/2019
Maturity Date:	9/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(2):	$1,709,565
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	10.0%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.29x
Additional Debt Type:	N/A			Most Recent NOI(2):	$1,571,386 (6/30/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	N/A
Reserves(1)				Most Recent Occupancy(4):	92.7% (7/17/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	N/A
RE Tax:	$164,730	$13,728	N/A	3rd Most Recent Occupancy(3):	N/A
Insurance:	$13,805	$1,534	N/A	Appraised Value (as of):	$30,600,000 (7/25/2019)
Replacements:	$0	$645	N/A	Cut-off Date LTV Ratio:	68.5%
TI/LC:	$0	$860	N/A	Maturity Date LTV Ratio:	55.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	100.0%	Loan Payoff:	$20,522,698	97.7%
			Reserves:	$178,535	0.9%
			Closing Costs:	$292,746	1.4%
			Return of Equity:	$6,021	0.0%
Total Sources:	$21,000,000	100.0%	Total Uses:	$21,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See “Cash Flow Analysis” below.
(3)	The Fresenius Salt Lake Property (as defined below) was built in 2018. As such, there are no historical financials and historical occupancy.
(4)

The Fresenius Salt Lake Property is 92.7% leased as of July 17, 2019 with all tenants paying full unabated rent. Two tenants totaling 19.1% of net rentable area are not yet in occupancy in their respective spaces.  At loan origination, the borrower sponsors executed a partial recourse guaranty for the last dollar portion of the principal balance in an amount equal to $4,200,000. The partial recourse guaranty will terminate upon the first to occur of: (i) the finalization of a joint venture agreement between Fresenius (as defined below) and Utah Vascular Clinic (13.3% of NRA) with Fresenius assuming the lease, or (ii) Fresenius Medical Care and Utah Vascular Clinic (totaling in the aggregate 19.1% of NRA) each take occupancy in all of their respective tenant spaces and deliver an acceptable estoppel certificate.

The Mortgage Loan.  The ninth largest mortgage loan (the “Fresenius Salt Lake Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $21,000,000, which is secured a by first priority fee mortgage encumbering a two-story Class A medical office building located in Salt Lake City, Utah (the “Fresenius Salt Lake Property”). The proceeds of the Fresenius Salt Lake Mortgage Loan were used to refinance existing debt on the Fresenius Salt Lake Property, fund reserves, pay closing costs, and return $6,021 of equity to the borrower sponsors.

The Borrower and the Borrower Sponsors.  The borrower is South State Investments, LLC (the “Fresenius Salt Lake Borrower”), a single purpose multi-member Utah limited liability company, with a single purpose managing member, 3702 South Management, LLC, a single-member Delaware limited liability company with one independent director. A non-consolidation opinion was delivered in connection with the origination of the Fresenius Salt Lake Mortgage Loan. The borrower sponsors and the non-recourse carveouts guarantors of the Fresenius Salt Lake Mortgage Loan are Arasu Gopinath, Donald Morris, Jeff Barklow, Landon Dickson, Sanjiv Anand, Sey Lau, David Tien, Kevin Jansen and Ruth Indahyung (collectively, the “Borrower Sponsors”). The Borrower Sponsors also delivered a partial recourse guaranty for the last dollar portion of the principal balance in an amount equal to $4,200,000. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations”.

A-3-82

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

The Borrower Sponsors are a group of nine nephrologists who are the founders of the Nephrology Associates of Utah, a chain of renal clinics in Utah. In 2014, this group of doctors were selected by Fresenius as the primary physician group to lead an expansion plan in the State of Utah. Fresenius purchased the practice in 2013, and converted the physicians to salaried employees. Fresenius offered the physicians an opportunity to contribute the proceeds of the buyout towards multiple built-to-suit medical properties to house the Nephrology Associates of Utah as well as multiple Fresenius-branded medical tenants. Fresenius connected the Borrower Sponsors with Coaction Asset Management Group, LLC, who is the property developer and asset manager for the Fresenius Salt Lake Property and has completed 12 similar projects with Fresenius.

The Property.  The Fresenius Salt Lake Property is a 51,591 SF, two-story Class A medical office building located in Salt Lake City, Utah. Built in 2018, the Fresenius Salt Lake Property is located on an approximately 4.2-acre site. The Fresenius Salt Lake Property is located in South Salt Lake, approximately five miles south of the Salt Lake City central business district. The Fresenius Salt Lake Property is comprised of eight built-to-suit medical offices and includes a full reception area, wood-finished waiting areas and as well as patient rooms, dialysis administration booths, testing labs, office support areas and storage areas. The Fresenius Salt Lake Property also features conference and meeting areas, as well as training centers for dialysis personnel and support staff and features a 238 space surface parking lot, which equates to a parking ratio of 4.61 spaces per 1,000 SF. As of July 17, 2019, the Fresenius Salt Lake Property was 92.7% leased by seven medical office tenants. The weighted average remaining lease term of the tenants is 13.1 years.

Four of the seven tenants have leases guaranteed by Fresenius Medical Care Holdings, Inc (Moody’s: Baa3), a wholly owned subsidiary of Fresenius Medical Care AG & Co (Fitch/Moody’s/S&P: BBB-/Baa3/BBB) (“Fresenius”). The four Fresenius-related tenants have executed 15-year leases (approximately 13.6 years remaining) with annual rent increases of 2%. Fresenius is the largest dialysis provider in the United States. Founded in 1912, Fresenius has a network includes more than 2,400 dialysis centers nationwide in addition to outpatient vascular labs and urgent care centers; intensive and emergency care; a specialty pharmacy and laboratory; and a manufacturing and distribution division offering a comprehensive line of dialysis equipment, disposable products and renal pharmaceuticals. Employing 67,000 employees, physicians and business partners, the Fresenius network encompasses more than 200 principal research investigators across 250 dialysis research sites, with access to more than 183,000 active end-stage rental disease patients and 390,000 active chronic kidney disease patients.

The following table presents certain information relating to the leases at the Fresenius Salt Lake Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Wasatch Artificial Kidney	BBB-/Baa3/BBB	13,640	26.4%	$501,000	30.9%	$36.73	3/31/2033
FMC - Nephrology Associates	BBB-/Baa3/BBB	11,031	21.4%	$374,944	23.1%	$33.99	3/31/2033
Fresenius Management Services	BBB-/Baa3/BBB	7,140	13.8%	$244,119	15.1%	$34.19	3/31/2033
Utah Vascular Clinic(3)	NR/NR/NR	6,851	13.3%	$212,933	13.1%	$31.08	1/4/2033
Utah Imaging	NR/NR/NR	4,572	8.9%	$115,052	7.1%	$25.16	1/4/2028
Fresenius Medical Care(4)	BBB-/Baa3/BBB	3,013	5.8%	$96,838	6.0%	$32.14	3/31/2033
Eco Apothecary	NR/NR/NR	1,596	3.1%	$76,665	4.7%	$48.04	1/4/2033
Subtotal/Wtd. Avg.		47,843	92.7%	$1,621,552	100.0%	$33.89
Vacant		3,748	7.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		51,591	100.0%	$1,621,552	100.0%	$33.89

(1)

Certain ratings are those of Fresenius, which is the parent of Fresenius Medical Care Holdings, Inc., who guarantees the leases of Wasatch Artificial Kidney, FMC - Nephrology Associates, Fresenius Management Services and Fresenius Medical Care.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
(3)

Utah Vascular Clinic has a signed lease and is paying rent. Buildout of the space will commence upon finalization of a joint venture agreement with Fresenius, which is expected to be complete October 31, 2019.   At loan origination, the Borrower Sponsors executed a partial recourse guaranty for the last dollar portion of the principal balance in an amount equal to $4,200,000 which terminates upon the first to occur of (i) completion of the joint venture agreement or (ii) Utah Vascular Clinic and Fresenius Medical Care each taking occupancy of all of the space demised pursuant to their leases and delivering an acceptable estoppel certificate.

(4)	Fresenius Medical Care has a signed lease and is paying rent, but is not fully utilizing their space.
A-3-83

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

The following table presents certain information relating to the lease rollover schedule at the Fresenius Salt Lake Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	1	4,572	8.9%	8.9%	$25.16	$115,052	7.1%	7.1%
2029	0	0	0.0%	8.9%	$0.00	$0	0.0%	7.1%
2030 & Beyond	6	43,271	83.9%	92.7%	$34.82	$1,506,499	92.9%	100.0%
Vacant	0	3,748	7.3%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	7	51,591	100.0%		$33.89	$1,621,552	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease, which are not considered in the Lease Rollover Schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.  The Fresenius Salt Lake Property is situated in Salt Lake City, Utah along State Street, one of the major arterials for the area. Primary access to the area is provided by Interstate 15 (less than one mile west of the Fresenius Salt Lake Property), a major highway that crosses the metro area in a north/south direction providing access to the Salt Lake City central business district, which is approximately five miles north. The Salt Lake Airport is located approximately 12 miles northwest of the Fresenius Salt Lake Property. According to the appraisal, unemployment in Salt Lake City in 2018 was 3.1%, below the national average at 3.7% and the largest employers in the Salt Lake City MSA were University of Utah, Intermountain Health Care Inc. and Walmart employing approximately 20,000, 19,999 and 4,999 people respectively.

According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Fresenius Salt Lake Property was 18,528, 144,998 and 388,480 respectively; while the 2018-estimated average household income within the same radii was approximately $56,146, $69,785 and $83,654 respectively. Also according to the appraisal, between 2018 and 2023, the population within the one-, three- and five-mile radius of the Fresenius Salt Lake Property is expected to grow at compound annual growth rates of 1.8%, 1.3% and 1.0%, respectively.

According to the appraisal, as of the end of 2018, the Salt Lake County medical office market reported a total Class A inventory of eight buildings, comprising approximately 694,000 SF of office space with a 4.1% vacancy rate. The appraisal concluded to market rents of $35.00 PSF and market vacancy of 5.0%, which are 3.3% greater and 2.3% lower than to the underwritten base rent of $33.89 PSF and leased vacancy of 7.3%, respectively at the Fresenius Salt Lake Property.

A-3-84

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

The following table presents recent leasing data at competitive office buildings with respect to the Fresenius Salt Lake Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
Fresenius Salt Lake Property 3702 S. State Street Salt Lake City, UT	2018	51,591(1)	92.7%(1)	Various(1)	51,591(1)	13.1(1)	$33.89(1)	Triple Net
3592 West 9000 South 3592 W. 9000 S. West Jordan, UT	2016	25,056	100.0%	IASIS Healthcare	25,056	15.0	$30.08	Net
CHG Healthcare Phase II 7225 S. Bingham Junction Midvale, UT	2019	154,000	100.0%	CHG Healthcare	154,000	12.0	$32.00	Full Service
Fresenius Dialysis Center 4101 W. Pioneer Pky. West Valley City, UT	2016	9,655	100.0%	Fresenius	9,655	15.0	$33.71	Absolute Net
Fresenius Orem 121 S. Orem Blvd. Orem, UT	2017	9,691	100.0%	Fresenius Health Care	9,691	15.0	$38.78	Triple Net
IASIS Healthcare 5360 S. 2700 West Taylorsville, UT	2018	4,522	100.0%	Jordan Valley Medical	4,522	12.0	$28.00	Triple Net

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fresenius Salt Lake Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	6/30/2019 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$1,571,712	$1,862,143	$36.09
Total Recoveries	N/A	N/A	N/A	$320,378	$294,537	$5.71
Other Income(3)	N/A	N/A	N/A	$3,026	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($152,578)	($2.96)
Effective Gross Income	N/A	N/A	N/A	$1,895,116	$2,004,102	$38.85
Total Operating Expenses	N/A	N/A	N/A	$323,730	$294,537	$5.71
Net Operating Income(2)	N/A	N/A	N/A	$1,571,386	$1,709,565	$33.14
Capital Expenditures	N/A	N/A	N/A	$0	$7,739	$0.15
TI/LC	N/A	N/A	N/A	$0	$10,318	$0.20
Net Cash Flow	N/A	N/A	N/A	$1,571,386	$1,691,508	$32.79

Occupancy %(4)	N/A	N/A	N/A	92.7%	92.9%
NOI DSCR	N/A	N/A	N/A	1.20x	1.31x
NCF DSCR	N/A	N/A	N/A	1.20x	1.29x
NOI Debt Yield	N/A	N/A	N/A	7.5%	8.2%
NCF Debt Yield	N/A	N/A	N/A	7.5%	8.1%

(1)	The Fresenius Salt Lake Property was built in 2018. As such, there are limited historical financials and historical occupancy.
(2)

UW Gross Potential Rent includes (i) contractual rent steps through March 2020 totaling $25,538 and (ii) straight line rent for investment grade tenants, or leases guaranteed by investment grade tenants, totaling $109,411. This accounts for the increase in net operating income between 6/30/2019 TTM and UW.

(3)	Other Income consists of miscellaneous income.
(4)	UW Occupancy % is based on underwritten economic vacancy of 7.1%. The Fresenius Salt Lake Property was 92.7% leased as of July 17, 2019.

Escrows and Reserves.  The Fresenius Salt Lake Borrower deposited in escrow at origination (i) $164,730 for real estate taxes and (ii) $13,805 for insurance premiums. The Fresenius Salt Lake Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently $13,728 (ii) 1/12 of the insurance premiums, currently $1,534, (iii) $645 for replacement reserves and (iv) $860 for tenant improvements and leasing commissions.

Lockbox and Cash Management.  A hard lockbox and upfront cash management is in place with respect to the Fresenius Salt Lake Mortgage Loan. Provided that no Cash Sweep Event Period (as defined below) exists, all excess cash flow in the lockbox after payment of all sums due and payable under the related mortgage loan documents will be remitted to the Fresenius Salt Lake Borrower.  During a Cash Sweep Event Period, all excess cash flow in the lockbox after payment of all sums due and payable under the related mortgage loan documents will be retained by the lender as additional collateral.

A “Cash Sweep Event Period” will commence upon the earlier of: (i) an event of default under the related mortgage loan documents, (ii) an event of default under the management agreement; (iii) the debt service coverage ratio for the Fresenius Salt Lake Property falling below 1.20x; (iv) any tenant occupying

A-3-85

3702 S. State Street Salt Lake City, UT 84115	Collateral Asset Summary – Loan No. 9 Fresenius Salt Lake	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,973,336 68.5% 1.29x 8.2%

more than 20% of the Fresenius Salt Lake Property or any tenant affiliated or guaranteed by Fresenius (“Significant Tenant”) terminates its lease, vacates, surrenders or ceases to conduct, or gives notice of its intent to vacate, surrender or cease to conduct its normal business operations at substantially all of its leased premises (including subleases substantially all of its leased premises); (v) the senior unsecured debt rating of any Significant Tenant (or such Significant Tenant’s parent company) is downgraded below BBB- by S&P or the equivalent of such rating by any other rating agency; (vi) any Significant Tenant fails to renew its lease on or before the date that is twelve months prior to its expiration date; or (vii) any Significant Tenant (or such Significant Tenant’s parent company) will become insolvent or a debtor in any bankruptcy action. A Cash Sweep Event Period will end: with regard to clause (i), on the date on which a cure of the event of default under the related mortgage loan documents which gave rise to such Cash Sweep Event Period is accepted by the lender in its sole and absolute discretion; with regard to clause (ii), on (a) the date on which the event of default under the management agreement has been cured to the lender’s satisfaction, or (b) the date on which the Fresenius Salt Lake Borrower has entered into a replacement management agreement with a qualified manager in accordance with the terms of the related mortgage loan documents; with regard to clause (iii), upon the net cash flow debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; with regard to clause (iv) through clause (vii), upon the occurrence of a Cash Sweep Significant Trigger Event Cure (as defined below).

A “Cash Sweep Significant Trigger Event Cure” means with respect to clause (iv), either (a) the date on which the applicable Significant Tenant has reopened for business and conducted normal business operations at substantially all of its demised premises (or rescinded its notice and been open for business and conducting normal business operations) and paid full unabated rent for two consecutive quarters, together with delivery of an acceptable estoppel certificate or (b) a re-tenanting of the applicable Significant Tenant’s space to one or more tenants under one or more leases satisfactory to lender in accordance with the terms of the loan agreement, and each such replacement tenant has accepted possession and is in occupancy of its space and paying full, unabated rent with completion of all landlord obligations, to be confirmed by delivery of an acceptable estoppel certificate (a “Re-Tenanting Event”) With respect to clause (v), the date on which, as applicable, the applicable party has its senior unsecured debt rating restored to at least BBB- by S&P or the equivalent of such rating by any other rating agency and has maintained such rating for two consecutive quarters, the applicable party becomes solvent to lender’s satisfaction for two consecutive quarters or is no longer a debtor in a bankruptcy case, or the occurrence of a Re-Tenanting Event; with respect to clause (vi), if the applicable Significant Tenant renews or replaces its lease pursuant to a renewal right set forth in such lease or in accordance with the loan agreement, or the occurrence of a Re-Tenanting Event; and with respect to clause (vii), the date on which either the applicable Significant Tenant or parent company becomes solvent to lender’s satisfaction for two consecutive quarters or is no longer a debtor in a bankruptcy action and has affirmed its lease pursuant to a final court order, or the occurrence of a Re-Tenanting Event.

Additional Secured Indebtedness (not including trade debts).  None.

Mezzanine Loan and Preferred Equity.  None.

Release of Property.  Not permitted.

Terrorism Insurance.  The Fresenius Salt Lake Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-86

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A-3-87

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

A-3-88

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

Inline
Vacant
Not Part of Collateral
N
Walmart
Save money. Live better.
Supercenter
215
CLASSIC MOLDING
99¢ ONLY
ROSS DRESS FOR LESS
Mother's
HAIR SALON
T-Mobile
MAILBOXES ETC
RAINBOW DENTAL
WaBa
NATIONAL CASH ADVANCE
Bank of Hope
GNC
Sprint
AMERICA'S BEST
GameStop
TOTALLY NAILS & SPA
Wendy's
CENTREPOINTE CAR WASH
Carl's Jr.
Denny's
El Pollo Loco
SANTO ANTONIO DRIVE
WASHINGTON STREET
MT. VERNON

A-3-89

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

Centrepointe Plaza
1040-1100 South Mount Vernon Avenue
Colton, CA 92324
SAN BERNARDINO MTS.
San Miguel Casino
SAN MANUEL INDIAN RESERVATION
Lynwood Dr
Foothill Fwy
Highland Ave
Highland Avenue Plaza
Valencia Ave
E St
Sierra Way
Waterman Ave
Base Line St
SAN BERNARDINO
Highland
Mt. Vernon Ave
Sterling Ave
Victoria Ave
E. 5th St
E. 3rd St
DOWNTOWN SAN BERNARDINO
SAN BERNARDINO DEPOT
SAN BERNARDINO DOWNTOWN
Kohl's Distribution Center
San Bernardino International Airport
San Miguel Stadium
Mill St
Tippecanoe Ave
Alabama St
Santa Ana River
San Bernardino Valley College
Inland Center
Orange Show Rd
Mountain Grove Shopping Center
San Bernardino Ave
Citrus Plaza
Rialto
Bloomington Ave
Riverside Ave
Pepper Ave
Rancho Ave
SAN BERNARDINO COUNTY
Los Angeles 48 miles
Valley Blvd
San Bernardino Fwy
Tri-City Center
San Bernardino County Museum
Slover Ave
Redlands Blvd
Tri-City Shopping Center
ESRI Hdqtrs.
Bloomington
Colton
Loma Linda University
Jerry L. Pettis Mem. Veterans Hospital
California St
Loma Linda Univ. Medical Center
Barton Rd
The Courtyard Shopping Center
Loma Linda Shopping Center
Loma Linda Univ. Medical Ctr. East Campus
Redlands
Beaumont Ave
San Timoteo Cyn Rd
Cedar Ave
Agua Mansa Rd
Santa Ana River
METROLINK
Vernon Ave
Barton Rd
Grand Terrace
SAN TIMOTEO CANYON
Loma Linda
Sunnyslope
AB Brown Sports Complex
Highgrove
Center St
Riverside Fwy
Reche Canyon Rd
Rubidoux Blvd
Pigeon Pass Rd
Columbia Ave
Rubidoux
Mission Blvd
RIVERSIDE-HUNTER PARK
Flabob Airport
Riverside Convention Center
Fox Performing Arts Center
Peace Tower
RIVERSIDE COUNTY
Santa Ana River Regional Park
3rd St
DOWNTOWN RIVERSIDE
Chicago Ave
Pomona Fwy
Riverside Community Hospital
RIVERSIDE-DOWNTOWN
University of California-Riverside
Box Springs Mountain Reserve
Lakeshore Village
Perris Blvd
Riverside City College
Grand Ave
MLK Blvd
Jurupa Ave
RIVERSIDE
Pigeon Pass Rd
METROLINK
Canyon Crest Towne Ctr.
Moreno Valley
Central Ave
Riverside Plaza
Canyon Crest Country Club
Canyon Springs Plaza
Ironwood Ave
Arlington Ave
Moreno Valley Fwy
Casa Blanca
Alessandro Blvd
Cyn Crest Dr
Sycamore Canyon Park
Moreno Valley Mall
Towngate Shopping Center
Moreno Valley Plaza
Butterfield Valley Village
Cottonwood Ave
Victoria Ave
Anaheim 33 miles
TownGate Promenade
Palmdale
Victorville
Apple Valley
Lucerne Valley
Hesperia
SAN GABRIEL MOUNTAINS
Glendale
Pasadena
Glendora
Rancho Cucamonga
Rialto
SAN BERNARDINO
LOS ANGELES
Upland
Fontana
Ontario
Colton
Redlands
Yucaipa
Pomona
Loma Linda
Chino Hills
Chino
Whittier
Downey
RIVERSIDE
Fullerton
Yorba Linda
Moreno Valley
Corona
ANAHEIM
LONG BEACH
Garden Grove
Orange
Perris
Hemet
SANTA ANA
Huntington Beach
Menifee
Irvine
Costa Mesa
Newport Beach
Mission Viejo
Murrieta
Pacific Ocean
Laguna Beach
Temecula
San Clemente

A-3-90

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Location:	Colton, CA 92324
				General Property Type:	Retail
Original Balance:	$20,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$20,500,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.5%			Year Built/Renovated:	1992/2006, 2018
Loan Purpose:	Refinance			Size:	115,424 SF
Borrower Sponsor:	Ming Yang Lee			Cut-off Date Balance per SF:	$178
Mortgage Rate:	4.8500%			Maturity Date Balance per SF:	$153
Note Date:	7/1/2019			Property Manager:	Westmar Property Management, Inc.
First Payment Date:	8/6/2019
Maturity Date:	7/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	24 months
Seasoning:	3 months
Prepayment Provisions:	LO (27); DEF (88); O (5)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI(5):	$1,865,361
Additional Debt Type:	N/A			UW NOI Debt Yield:	9.1%
Additional Debt Balance:	N/A			UW NOI Debt Yield at Maturity:	10.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR:	1.43x
Reserves(1)				Most Recent NOI(5):	$1,569,957 (4/30/2019 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$1,554,946 (12/31/2018)
RE Tax:	$104,832	$24,960	N/A	3rd Most Recent NOI:	$1,666,169 (12/31/2017)
Insurance:	$15,389	$4,885	N/A	Most Recent Occupancy:	93.0% (6/27/2019)
Replacements:	$0	$1,250	N/A	2nd Most Recent Occupancy:	87.0% (12/31/2018)
TI/LC:	$850,000	$25,000(2)	N/A	3rd Most Recent Occupancy:	91.0% (12/31/2017)
Unfunded TI/LC:	$39,935	$0	N/A	Appraised Value (as of):	$32,500,000 (4/7/2019)
Free Rent(3):	$35,819	$0	N/A	Cut-off Date LTV Ratio:	63.1%
Mother’s Nutrition Restoration Funds(4):	$85,400	$0	N/A	Maturity Date LTV Ratio:	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,500,000	95.8%	Loan Payoff:	$20,114,844	94.0%
Borrower Equity:	902,795	4.2%	Reserves:	$1,131,375	5.3%
			Closing Costs:	$156,576	0.7%
Total Sources:	$21,402,795	100.0%	Total Uses:	$21,402,795	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The monthly TI/LC reserve of $25,000 is required through and including the payment date in July 2021.

(3)	Initial free rent includes free rent for Mother’s Nutrition (free rent period through August 6, 2019), Brotherhood Pharmacy (free rent period through September 6, 2019), and Eyebrow Threading (free rent period through December 6, 2019).

(4)	A fire in April 2018 caused damage to the unit occupied by tenant Mother’s Nutrition. The reserve covers the outstanding costs related to the completion of the restoration of the unit as of the Centrepointe Plaza Mortgage Loan (as defined below) origination date. The restoration was completed, and the space was turned over to Mother’s Nutrition on August 26, 2019.

(5)	The UW NOI increased more than 15% compared to the Most Recent NOI due to the fact that four tenants, Kalifornia Distilleries, Classic Molding, Brotherhood Pharmacy, and Eyebrow Threading (totaling 15,972 SF), started their leases after March 2019 with total rents of $234,213 annually.

The Mortgage Loan. The tenth largest mortgage loan (the “Centrepointe Plaza Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $20,500,000, which is secured by a first priority fee mortgage encumbering an anchored retail property known as Centrepointe Plaza (the “Centrepointe Plaza Property”). The proceeds of Centrepointe Plaza Mortgage Loan, together with approximately $902,795 in borrower sponsor equity, were used to refinance the Centrepointe Plaza Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Centrepointe – JMYL L.P. (the “Centrepointe Plaza Borrower”), a California limited partnership. Legal counsel to Centrepointe Plaza Borrower delivered a non-consolidation opinion in connection with the origination of Centrepointe Plaza Mortgage Loan. The Centrepointe Plaza Borrower is owned 99.0% owned by limited partners and 1.0% owned by Centre Management Corp., general partner. The limited partners are comprised of Ming Yang Lee (78.864%) and 1996 Hong Ling Lee and Tsu Ho Lee Revocable Trust (20.136%). Hong Ling Lee and Tsu Ho Lee are the trustees and equal beneficiaries of the 1996 Hong Ling Lee and Tsu Ho Lee Revocable Trust. Ming Yang Lee solely owns Centre Management Corp.

The non-recourse carveout guarantor of the Centrepointe Plaza Mortgage Loan is Ming Yang Lee. Mr. Lee is an independent real estate developer, adviser, investor, and entrepreneur, involved in negotiating and structuring of deals for new and existing investment entities. Mr. Lee has developed

A-3-91

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

approximately 200,000 SF of ground-up retail and has performed value-add repositioning and re-tenanting on 300,000 SF of retail space in Southern California. Currently, Mr. Lee is a consultant with the City of Murrieta, California planning the South Madison Retail Corridor, and he has previously served for over eight years on the International Council of Shopping Centers (ICSC) Next Gen Committee for Southern California. Mr. Lee was previously the sponsor of a securitized property that went into special servicing. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Ming Yang Lee provided an additional guaranty in the amount of $4,100,000 in the event shadow anchor Walmart (i) fails to be in actual physical occupancy of all or a material portion of its parcel, (ii) vacates, discontinues its normal business operations or otherwise “goes dark” at all or a material portion of its parcel (other than in connection with renovations or necessary repairs), or (iii) is subject to a bankruptcy action.

The Property. The Centrepointe Plaza Property is an 115,424 SF anchored retail property located in Colton, California, within San Bernardino County, approximately 6.7 miles northeast of the Riverside central business district and 58 miles east of the Los Angeles central business district. Built in 1992 and renovated in 2006 and 2018, the Centrepointe Plaza Property consists of four, one-story buildings and one outparcel situated on a 9.56-acre site along South Mount Vernon Avenue. Parking is provided via 548 surface parking spaces (approximately 4.75 spaces per 1,000 SF). As of June 27, 2019, the Centrepointe Plaza Property was 93.0% leased to 23 national, regional and local tenants. The Centrepointe Plaza Property is anchored by Ross Dress for Less (30,187 SF) and 99 Cents Only Stores (21,934 SF). The Centrepointe Plaza Property is also shadow anchored by a 145,000 SF corporate-owned Walmart Supercenter.

Major Tenants.

Ross Dress for Less (30,187 SF, 26.2% of NRA, 20.2% of underwritten base rent). Ross Dress for Less (Moody’s/S&P: A2/A-) operates as a subsidiary of Ross Stores, Inc., which is located in Dublin, California. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States with 1,523 locations in 39 states, the District of Columbia, and Guam. Ross Dress for Less offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home. The company also currently operates 249 dd’s DISCOUNTS in 18 states. As of fiscal year 2018, the company reported sales of approximately $15.0 billion. Ross Dress for Less has been a tenant at the Centrepointe Plaza Property since 2006 under a lease that commenced November 10, 2006 and expires January 31, 2022, with three, five-year renewal options remaining and no termination options.

99 Cents Only Stores (21,934 SF, 19.0% of NRA, 12.0% of underwritten base rent). 99 Cents Only Stores was founded in 1982 and is the leading operator of value stores in California and the southwestern United States. The company currently operates 391 stores located in California, Texas, Arizona and Nevada offering an assortment of name brand merchandise and seasonal product offerings. 99 Cents Only Stores has been a tenant at the Centrepointe Plaza Property since 2006 under a lease that commenced December 27, 2006 and expires January 31, 2026, with three, five-year renewal options remaining an no termination options.

The following table presents a summary regarding the largest tenants at Centrepointe Plaza Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Anchor Tenants
Ross Dress For Less	NR/A2/A-	30,187	26.2%	$390,225	20.2%	$12.93	1/31/2022
99 Cents Only Stores	NR/NR/NR	21,934	19.0%	$231,623	12.0%	$10.56	1/31/2026
Total Anchor Tenants		52,121	45.2%	$621,848	32.2%	$11.93

Major Tenants
Sayaka Japanese Restaurant	NR/NR/NR	8,615	7.5%	$253,281	13.1%	$29.40	2/28/2028
Kalifornia Distilleries	NR/NR/NR	7,318	6.3%	$112,404	5.8%	$15.36	3/20/2029
Classic Molding	NR/NR/NR	5,789	5.0%	$49,000	2.5%	$8.46	2/28/2021
Total Major Tenants		21,722	18.8%	$414,685	21.5%	$19.09

Other Tenants		33,555	29.1%	$892,167	46.3%	$26.59
Vacant		8,026	7.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		115,424	100.0%	$1,928,701	100.0%	$17.96

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

A-3-92

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

The following table presents certain information relating to the lease rollover at Centrepointe Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	2	2,000	1.7%	1.7%	$30.63	$61,262	3.2%	3.2%
2021	3	10,339	9.0%	10.7%	$16.97	$175,502	9.1%	12.3%
2022	3	32,737	28.4%	39.1%	$14.76	$483,159	25.1%	37.3%
2023	2	4,045	3.5%	42.6%	$27.73	$112,166	5.8%	43.1%
2024	4	10,195	8.8%	51.4%	$23.08	$235,276	12.2%	55.3%
2025	2	2,920	2.5%	53.9%	$22.79	$66,547	3.5%	58.8%
2026	4	26,029	22.6%	76.5%	$13.53	$352,302	18.3%	77.1%
2027	1	3,200	2.8%	79.2%	$24.00	$76,800	4.0%	81.0%
2028	1	8,615	7.5%	86.7%	$29.40	$253,281	13.1%	94.2%
2029	1	7,318	6.3%	93.0%	$15.36	$112,404	5.8%	100.0%
2030 & Beyond	0	0	0.0%	93.0%	$0.00	$0	0.0%	100.0%
Vacant	0	8,026	7.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	23	115,424	100.0%		$17.96	$1,928,701	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Centrepointe Plaza Property is located in located in Colton, San Bernardino County, within the Riverside-San Bernardino-Ontario, CA metropolitan statistical area (the “Riverside MSA”). The City of Colton is located at the south-central portion of San Bernardino County and is known as a center for new business, residential and employment opportunities. Health care/social assistance, retail trade, and educational services drive the top three industries within the area. Major employers within the Riverside MSA include University of California, Riverside, Riverside Unified School District, City of Riverside, Pacific Bell – AT&T and Kaiser Permanente.

The Centrepointe Plaza Property is located approximately 6.7 miles northeast of the Riverside central business district and 58 miles east of the Los Angeles central business district. The Centrepointe Plaza Property is situated just off of Interstate 215, along South Mount Vernon Avenue. The surrounding neighborhood consists of a mixture of residential and retail development. Commercial developments within the neighborhood are primarily concentrated along Interstate 10 and Interstate 215. Major retailers within the immediate area include Best Buy, Staples, Sam’s Club, Costco, Home Depot and Marshalls. According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Centrepointe Plaza Property is 11,568, 76,706 and 232,470, respectively. The 2018 estimated average household income within the same radii was $57,128, $70,857 and $64,065, respectively.

According to the appraisal, the Centrepointe Plaza Property is located within the Inland Empire retail market which contained approximately 112.2 million SF of retail space as of fourth quarter 2018. The Inland Empire retail market reported a vacancy rate of 8.3% with an average rental rate of $24.36 per SF. The Inland Empire retail market reported positive net absorption of 204,796 SF during the fourth quarter 2018. There was 259,886 SF of retail space under construction in two buildings and deliveries totaling 361,381 SF as of fourth quarter 2018.

According to the appraisal, the Centrepointe Plaza Property is located within the East End retail submarket which contained approximately 40.0 million SF of retail space as of fourth quarter 2018. The East End retail submarket reported a vacancy rate of 8.3% with an average rental rate of $24.84 per SF. The East End retail submarket reported negative net absorption of 62,420 SF during the fourth quarter 2018. There was 178,268 SF of retail space under construction in one building and deliveries totaling 361,381 SF as of fourth quarter 2018.

A-3-93

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

The following table presents competitive retail properties with respect to Centrepointe Plaza Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Occupancy	Anchor Tenants	Distance to Subject
Centrepointe Plaza	Retail	1992/2006, 2018	115,424(1)	93.0%(1)	Ross Dress for Less, 99 Cents Only Stores	N/A
Highland Avenue Plaza	Retail	1993/N/A	373,392	98.0%	Super Walmart, Ross Dress For Less	13.1 miles
Pavilion at Redlands	Retail	1993/N/A	253,508	96.0%	N/A	6.2 miles
Tri-City Centre	Retail	1987/N/A	157,000	98.0%	Curacao, 24 Hour Fitness	4.0 miles
Inland Empire Center	Retail	1990/N/A	316,216	82.0%	Cardenas Markets, Regency Theaters, Toys R Us	8.7 miles
Summit Heights Gateway Center	Retail	2003/N/A	248,402	80.0%	Kohl’s, Marshall’s, PetSmart	19.0 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Centrepointe Plaza Property:

Cash Flow Analysis(1)
	2017	2018	4/30/2019 TTM	UW	UW PSF
Base Rent(2)	$1,756,214	$1,633,591	$1,689,241	$2,150,581	$18.63
Total Recoveries	$480,174	$548,863	$510,634	$656,145	$5.68
Other Income(3)	$5,531	$4,710	$4,710	$4,710	$0.04
Less Vacancy & Credit Loss	$0	$0	$0	($269,144)	($2.33)
Effective Gross Income	$2,241,920	$2,187,164	$2,204,585	$2,542,291	$22.03
Total Expenses	$575,751	$632,218	$634,629	$676,931	$5.86
Net Operating Income(4)	$1,666,169	$1,554,946	$1,569,957	$1,865,361	$16.16
Capital Expenditures	$0	$0	$0	$15,005	$0.13
TI/LC	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,666,169	$1,554,946	$1,569,957	$1,850,355	$16.03

Occupancy %	91.0%	87.0%	85.9%	93.0%
NOI DSCR	1.28x	1.20x	1.21x	1.44x
NCF DSCR	1.28x	1.20x	1.21x	1.43x
NOI Debt Yield	8.1%	7.6%	7.7%	9.1%
NCF Debt Yield	8.1%	7.6%	7.7%	9.0%

(1)	The Centrepointe Plaza Property was acquired in May 2016; therefore, the 2016 cash flow statements are not available.

(2)	UW Base Rent is based on the rent roll dated June 27, 2019 and includes (i) rent steps through August 1, 2020 totaling $12,294 and (ii) vacancy gross up totaling $221,880.

(3)	Other Income includes late fees, assignment fee and miscellaneous income.

(4)	The UW Net Operating Income increased more than 15% compared to the 4/30/2019 TTM Net Operating Income due to the fact that four tenants, Kalifornia Distilleries, Classic Molding, Brotherhood Pharmacy, and Eyebrow Threading (totaling 15,972 SF), started their leases after March 2019 with total rents of $234,213 annually.

Escrows and Reserves. At origination, the Centrepointe Plaza Borrower deposited (i) $104,832 into a real estate tax escrow, (ii) $15,389 into an insurance escrow, (iii) $850,000 into a tenant improvement and leasing commission escrow, (iv) $39,935 into an unfunded tenant improvement and leasing commission escrow, (v) $35,819 into a free rent escrow with respect to three tenants, and (vi) $85,400 into the Mother’s Nutrition restoration escrow. On a monthly basis the Centrepointe Plaza Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $24,960, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $4,885; (iii) $1,250 for replacement reserves, and (iv) $25,000 for tenant improvement and leasing commission through and including the payment date in July 2021.

Lockbox and Cash Management. The related mortgage loan documents provide for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Centrepointe Plaza Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the related mortgage loan documents. Pursuant to the related mortgage loan documents, all excess funds on deposit (after payment of monthly reserve deposits; debt service payment and cash management bank fees) will be applied as follows: (a) to the extent a Cash Sweep Event (as defined below) period is not in effect, to the Centrepointe Plaza Borrower, (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred and (c) if a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect and a Co-Tenancy Trigger Event (as defined below) is in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) the Centrepointe Plaza Borrower’s second late debt service payment in a consecutive 12-month period, (iii) any bankruptcy of the Centrepointe Plaza Borrower, guarantor or manager, (iv) a debt service coverage ratio based on the trailing 12-month period falling below 1.20x, (v) a Critical Tenant Trigger Event, or (vi) a Co-

A-3-94

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

Tenancy Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when the Centrepointe Plaza Borrower makes (12) twelve consecutive monthly debt service payments, in regard to clause (iii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Centrepointe Plaza Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Centrepointe Plaza Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (v) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.20x for two consecutive calendar quarters; in regard to clause (vi) above, the date a Critical Tenant Trigger Event Cure has occurred and in regard to (vii) above, the date a Co-Tenancy Trigger Event Cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default under the related mortgage loan documents, (ii) any bankruptcy action of the Centrepointe Plaza Borrower, guarantor or manager, (iii) a debt service coverage ratio based on the trailing 12-month period falling below 1.10x, (iv) a Critical Tenant Trigger Event, or (v) a Co-Tenancy Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii), (iii) or (iv) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Centrepointe Plaza Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Centrepointe Plaza Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (v) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters; in regard to clause (vi) above, the date a Critical Tenant Trigger Event Cure has occurred and in regard to (vii) above, the date a Co-Tenancy Trigger Event Cure has occurred.

A “Critical Tenant” means Ross Dress for Less (“Ross”), 99 Cents Only Stores (“99 Cents”), Sayaka Japanese Restaurant (“Sayaka”), and any other tenant occupying all or any portion of any Critical Tenant space; provided, however, that with respect to any replacement tenant taking occupancy of the Sayaka space in connection with a Critical Tenant Space Re-tenanting Event (as defined below), any such replacement tenant or tenants will only constitute a Critical Tenant to the extent that the portion of the Sayaka space demised to any replacement tenant(s) equals or exceeds 1/3 of the rentable square footage of the Sayaka space (and each related lease, a “Critical Tenant Lease”).

A “Critical Tenant Trigger Event” will occur upon each occurrence of any of the following (i) the earlier to occur of (a) the date on which the related Critical Tenant gives notice of its intention to not extend or renew its lease, (b) on or prior to the date that is 12 months prior to the expiration date under the Critical Tenant Lease, the related Critical Tenant fails to give notice of its election to renew its lease, or (c) on or prior to the date on which the Critical Tenant is required under its lease to notify landlord of its election to renew its lease, if the Critical Tenant fails to give such notice, (ii) an event of default under the Critical Tenant Lease exists, (iii) a bankruptcy action of the Critical Tenant occurs, (iv) if the Critical Tenant fails to be in actual occupancy of its leased premises, discontinues its normal business operations or goes dark, or (v) Ross and/or the guarantor of its lease is downgraded below “BBB-” or the equivalent by any credit reporting agency. A Critical Tenant Trigger Event will end (a) with respect to clause (i) above, the date that (1) a Critical Tenant Lease extension is executed and delivered by the Centrepointe Plaza Borrower and the related Critical Tenant, and (x) all related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account and the lender has received an executed estoppel certificate from the related tenant confirming matters set forth in this clause, or (y) an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event has occurred, (b) with respect to clause (ii) above, after a cure of applicable event of default, (c) with respect to clause (iii) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease, (d) with respect to clause (iv) above, the Critical Tenant resumes actual physical occupancy, re-commences its normal business operations at all or its leased premises for a period of at least ninety (90) consecutive days or a Critical Tenant Space Re-tenanting Event has occurred, and (e ) with respect to clause (vi) above, the date the credit rating of the related Critical Tenant is no longer rated less than a “BBB-” or the equivalent by any credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur if all of the following conditions have been satisfied (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least five (5) years pursuant to one or more leases (a) in accordance with the terms within the related mortgage loan documents, (b) on terms acceptable to the lender, and (c) leased to the tenant or tenants (1) all of the related Critical Tenant space or (2) solely with respect to the Sayaka space, at least 80% of the rentable square footage of the Sayaka space (x) so long as the lease(s) provide for a base rent, additional rent and other amounts payable by the tenant(s) in aggregate, equal to or greater than the amounts payable under the Sayaka lease, immediately prior to the occurrence of the related Critical Tenant Trigger Event and (y) provided that, the Centrepointe Plaza Borrower desires to lease the Sayaka space to more than one replacement tenant, the Centrepointe Plaza Borrower is required to obtain lender’s prior written consent prior to leasing the space to multiple tenant, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full, (iii) each replacement tenant (A) has accepted possession and is in actual, physical occupancy and open for business and conducting normal business operations at the related Critical Tenant space and is paying full, unabated rent, and (iv) the lender has received a fully executed copy of the lease, an officer’s certificate, an estoppel certificate from the related tenant confirming, among other things, the matters set forth in clause (ii) and (iii).

A “Co-Tenancy Trigger Event” will occur upon (i) any Critical Tenant having a Co-Tenancy Right (as defined below) (each such Critical Tenant, a “Co-Tenancy Tenant”), (a) having exercised, or commenced the exercise of, any of its Co-Tenancy Rights and/or taken any action in furtherance of, and/or (b) having given notice to the Centrepointe Plaza Borrower and/or manager of its intent to exercise any of its Co-Tenancy Rights, and/or (ii) the occurrence of any event, or the existence of any state of facts, which upon giving notice, the passage of time and/or otherwise, would permit the Co-Tenancy Tenant to exercise one or more Co-Tenancy Rights under its lease, in each case whether or not such notice has been given and whether or not such time has passed in full or in part and whether or not such Co-Tenancy Tenant has or has not exercised (or commenced the exercise of) any Co-Tenancy Right or taken any action in the furtherance of.

A “Co-Tenancy Space” means any space demised to a Co-Tenancy Tenant pursuant to its lease.

A-3-95

1040-1100 South Mt. Vernon Avenue Colton, CA 92324	Collateral Asset Summary – Loan No. 10 Centrepointe Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,500,000 63.1% 1.43x 9.1%

A “Co-Tenancy Right” means the right of any Co-Tenancy Tenant under its lease to take any of the following actions (i) cease operations at its leased premises, (ii) terminate or cancel its lease, (iii) shorten the term of its lease, (iv) delay or postpone (a) the rent commencement date, (b) the date to open for business, and/or (c) the date to take occupancy or assume possession of its leased premises, (v) have the rent payable under the lease reduced, prorated, abated and/or calculated using an alternative basis, in either case, due to the occurrence of one or more of the following: (A) one or more identified tenants or types of tenants (e.g. a required co-tenant, as defined within the Ross lease) at the Centrepointe Plaza Property (or any portion thereof) has gone dark, ceased operations, failed to timely open for business or vacated the Centrepointe Plaza Property (or any portion thereof), (B) in the event a specified percentage of the total square footage of the Centrepointe Plaza Property is not leased to one or more identified tenants or types of tenants (e.g. the existence of a reduced occupancy period or a secondary reduced occupancy period, as defined within the Ross lease) in occupancy, and open for business at their respective leased premises, (C) the occupancy of all or any portion of the Centrepointe Plaza Property has fallen below a specified level set forth in any lease, and/or (D) the existence of any other fact, circumstance and/or condition which gives a tenant pursuant to its lease the right to exercise any of the foregoing Co-Tenancy Rights.

A “Co-Tenancy Space Re-Tenanting Event” will occur with respect to any Co-Tenancy Space, the date upon which all of the following conditions have been satisfied; (i) the related Co-Tenancy Space has been leased to one or more replacement tenants for a minimum non-cancelable term of at least five years pursuant to one or more leases, which leases are acceptable to lender and generally contain terms and conditions substantially similar to the terms in the standard form of the lease, (ii) all tenant improvement costs, leasing commissions and other material costs and expensed relating to the re-letting of the Co-Tenancy Space have been paid in full, (iii) each replacement tenant (A) has accepted possession and is actual, physical occupancy, and is open for business and conducting normal business operations at all of its leased space at the related Co-Tenancy Space, and (B) is paying full, unabated rent, and (iv) the lender has received a fully executed copy of the lease, among other things.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Centrepointe Plaza Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

A-3-96

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A-3-97

3780-3858 Nostrand Avenue Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 11 Nostrand Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,995,000 68.9% 1.39x 8.6%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	RREF			Single Asset/Portfolio:	Single Asset
				Location:	Brooklyn, NY 11235
				General Property Type:	Mixed Use
Original Balance:	$19,995,000			Detailed Property Type:	Retail/Office
Cut-off Date Balance:	$19,995,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.5%			Year Built/Renovated:	1959/2018
Loan Purpose:	Acquisition			Size:	70,293 SF
Borrower Sponsors:	Christopher Wild; Elliot Sasson			Cut-off Date Balance per SF:	$284
Mortgage Rate:	4.2500%			Maturity Date Balance per SF:	$259
Note Date:	8/22/2019			Property Manager:	East Coast Management, LLC (borrower-related)
First Payment Date:	10/6/2019
Maturity Date:	9/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (91); O (4)
Lockbox/Cash Mgmt Status:	Hard/Springing
Additional Debt Type:	N/A			Underwriting and Financial Information
Additional Debt Balance:	N/A			UW NOI(3):	$1,711,645
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield:	8.6%
Reserves				UW NOI Debt Yield at Maturity:	9.4%
Type	Initial	Monthly	Cap	UW NCF DSCR:	1.91x (IO)	1.39x (P&I)
RE Tax:	$221,976	$55,494	N/A	Most Recent NOI(3):	$1,486,896 (5/31/2019 TTM)
Replacements:	$0	$937	N/A	2nd Most Recent NOI:	$1,543,425 (12/31/2018)
Deferred Maintenance:	$300,625	$0	N/A	3rd Most Recent NOI:	$1,345,470 (12/31/2017)
TI/LC:	$400,000	Springing(2)	$400,000	Most Recent Occupancy:	94.4% (5/13/2019)
VankaVstanka Static Reserve:	$39,286	$0	N/A	2nd Most Recent Occupancy:	90.0% (12/31/2018)
Silver Star Expansion Reserve:	$110,020	$0	N/A	3rd Most Recent Occupancy:	81.0% (12/31/2017)
Silver Star Gap Rent Reserve:	$45,842	$0	N/A	Appraised Value (as of):	$29,000,000 (6/24/2019)
Silver Star TILC/Rent Credit:	$100,000	$0	N/A	Cut-off Date LTV Ratio:	68.9%
Outstanding Leasing Commissions:	$66,373	$0	N/A	Maturity Date LTV Ratio:	62.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,995,000	68.7%	Purchase Price:	$26,781,806	92.0%
Borrower Equity:	$9,112,955	31.3%	Reserves:	$1,284,123	4.4%
			Closing Costs:	$1,042,025	3.6%
Total Sources:	$29,107,955	100.0%	Total Uses:	$29,107,955	100.0%

(1)	The Nostrand Place Mortgage Loan (as defined below) was originated by BSPRT CMBS Finance, LLC and acquired by RREF. RREF has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Real Estate Fund III – Debt, LP”.

(2)	If the TI/LC reserve balance falls below $350,000, it will be replenished by a monthly deposit amount of $5,858.

(3)	UW NOI is greater than Most Recent NOI mainly due to (i) underwritten rent steps totaling $5,148 through August 1, 2020 and (ii) four tenants (AJR Tax, Big Mike’s Barber Shop, MSJR Corp. and A Friendly Face) that have executed leases at the Nostrand Place Property (as defined below) in the second half of 2019, totaling $165,388 in base rent.

The Mortgage Loan. The eleventh largest mortgage loan (the “Nostrand Place Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $19,995,000, which is secured by a first priority fee mortgage encumbering a mixed use retail and office property located in Brooklyn, New York (the “Nostrand Place Property”). The proceeds of the Nostrand Place Mortgage Loan, together with $9,112,955 in borrower sponsors equity, were used to purchase the Nostrand Place Property, pay closing costs, and fund reserves.

The Borrower and the Borrower Sponsors. The borrower is ECA Buligo Nostrand Partners, LP (the “Nostrand Place Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote. The borrower sponsors and non-recourse guarantors of the Nostrand Place Mortgage Loan are Christopher Wild and Elliot Sasson.

The Property. The Nostrand Place Property was built in 1959 and renovated in 2018 and is comprised of five adjacent one- and two-story buildings along Nostrand Avenue in the Sheepshead Bay section of Brooklyn. The majority of the buildings have ground floor retail and second story office space, although one building is comprised entirely of office space. In addition, the Nostrand Place Property contains a below-grade parking garage. The Nostrand Place Property is approximately 61% retail and 39% office. The Nostrand Place Property has a total of 86 parking spaces.

A-3-98

3780-3858 Nostrand Avenue Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 11 Nostrand Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,995,000 68.9% 1.39x 8.6%

The Nostrand Place Property has experienced recent new and renewal leasing, with 43,379 SF (61.7% of NRA; 62.5% of underwritten base rent) of new or renewal leases signed at the Nostrand Place Property since 2017. The largest tenant at the Nostrand Place Property, Silver Star (12.8% of NRA; 10.0% of underwritten base rent), has been at the Nostrand Place Property since 2004 with a lease expiration in 2037 (its lease was extended an additional 20 years in 2017). Silver Star is in the process of expanding its space by 3,617 SF, increasing its footprint at the Nostrand Place Property to 8,974 SF.

Major Tenants.

Silver Star (8,974 SF, 12.8% of NRA, 10.0% of underwritten base rent). Silver Star is a local supermarket founded in 1968. Originally specializing mainly in quality meats, Silver Star has incorporated deli, grocery, cooked foods and produce into its product selection. Silver Star has leased ground floor retail space at the Nostrand Place Property since 2004 and is in the process of expanding their space by 3,617 SF to a total of 8,974 SF to be used for a prepared food section. Silver Star is planning a full store renovation in connection with the expansion.

Aurora Energy Advisors LLC (5,670 SF, 8.1% of NRA, 7.2% of underwritten base rent). Aurora Energy Advisors LLC (“Aurora”) is a full-service energy management and consulting firm specializing in strategies designed to manage energy costs for real estate owners and property managers. Aurora offers services that work in tandem to craft long-term energy plans. Aurora occupies second floor office space and has been at the Nostrand Place Property since 2017.

Bogoraz Law Group (3,300 SF, 4.7% of NRA, 4.3% of underwritten base rent). Bogoraz Law Group is a Brooklyn based law firm specializing in personal injury. Bogoraz Law Group’s areas of expertise include: construction and work site accidents, medical malpractice, trip and fall accidents, automobile accidents, defective product accidents, and social security disability, amongst others. Bogoraz Law Group has leased second floor office space at the Nostrand Place Property since 2017.

Billmed Management LLC (3,101 SF, 4.4% of NRA, 3.4% of underwritten base rent). Billmed Management LLC (“Billmed”) provides up-to-date billing services for the medical community, serving medical office clients single physician offices to large multispecialty groups. Billmed offers 24-hour direct access to billing files in addition to handling collections and posting of all claims. Billmed has leased second floor office space at the Nostrand Place Property since 2014. Billmed recently extend its lease by an additional five years through 2024.

Chopstix (3,081 SF, 4.4% of NRA, 6.9% of underwritten base rent). Chopstix is an authentic Chinese cuisine restaurant that provides in house dining options, catering, and delivery. Chopstix has leased the ground floor retail space at the Nostrand Place Property since 2005.

The following table presents a summary regarding the largest tenants at the Nostrand Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration

Major Tenants
Silver Star	NR/NR/NR	8,974	12.8%	$273,004	10.0%	$30.42	5/31/2037
Aurora Energy Advisors LLC	NR/NR/NR	5,670	8.1%	$198,280	7.2%	$34.97	3/31/2024
Bogoraz Law Group	NR/NR/NR	3,300	4.7%	$117,150	4.3%	$35.50	9/30/2027
Billmed Management LLC	NR/NR/NR	3,101	4.4%	$93,030	3.4%	$30.00	12/31/2024
Chopstix	NR/NR/NR	3,081	4.4%	$187,877	6.9%	$60.98	4/30/2024
Total Major Tenants		24,126	34.3%	$869,341	31.7%	$36.03

Other Tenants		42,225	60.1%	$1,871,586	68.3%	$44.32
Vacant		3,942	5.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		70,293	100.0%	$2,740,927	100.0%	$41.31

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

A-3-99

3780-3858 Nostrand Avenue Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 11 Nostrand Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,995,000 68.9% 1.39x 8.6%

The following table presents certain information relating to the lease rollover schedule at the Nostrand Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	5	5,308	7.6%	7.6%	$41.97	$222,789	8.1%	8.1%
2021	3	6,638	9.4%	17.0%	$39.58	$262,703	9.6%	17.7%
2022	4	7,207	10.3%	27.2%	$69.62	$501,786	18.3%	36.0%
2023	6	9,054	12.9%	40.1%	$44.07	$398,992	14.6%	50.6%
2024	5	14,198	20.2%	60.3%	$40.13	$569,729	20.8%	71.4%
2025	1	2,091	3.0%	63.3%	$36.50	$76,322	2.8%	74.1%
2026	1	2,740	3.9%	67.2%	$25.00	$68,500	2.5%	76.6%
2027	2	4,153	5.9%	73.1%	$35.81	$148,710	5.4%	82.1%
2028	1	1,651	2.3%	75.5%	$34.53	$57,009	2.1%	84.2%
2029	2	1,300	1.8%	77.3%	$39.69	$51,597	1.9%	86.0%
2029 & Beyond	2	12,011	17.1%	94.4%	$31.87	$382,791	14.0%	100.0%
Vacant	0	3,942	5.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	32	70,293	100.0%		$41.31	$2,740,927	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space

The Market. The Nostrand Place Property is located in the Sheepshead Bay neighborhood of Brooklyn, NY. Sheepshead Bay is a waterfront community proximate to Manhattan Beach, Brighton Beach, and Coney Island, with an array of recreational activities. Named for the bay that separates the mainland of Brooklyn from the eastern portion of Coney Island, Sheepshead Bay lies to the north of the bay, east of Gravesend and south of Midwood.

The Nostrand Place Property is located on Nostrand Avenue (3780-3858 Nostrand Avenue) and has been repositioned to include a diverse tenant mix. Neighboring tenants, such as Aldi (across the street), Blink Fitness, Party City, Payless Shoes and an assortment of restaurants, help drive additional traffic to the corridor. Located just off the Belt Parkway and a few blocks north of the Sheepshead Bay Emmons Avenue waterfront, the Nostrand Place Property has access to other areas of Brooklyn and Manhattan. Additionally, Sheepshead Bay is serviced by the Brighton Beach bound B and Q trains, as well as the express bus, BM3.

Mainly comprised of locally owned retail stores and markets, Sheepshead Bay is known for its waterfront along Emmons Avenue where several seafood and ethnic restaurants are located. Beyond the array of cuisine and affordable living options, Sheepshead Bay’s historical draw has been the attractive assortment of waterfront and open spaces, including the Holocaust Memorial Park.

According to a third party market research report, the Nostrand Place Property is located in the South Brooklyn retail submarket, which is comprised of 43,000,400 SF and has average asking rents of $42.82 PSF with an average vacancy rate of 3.2%. The South Brooklyn office submarket is comprised of 19,647,640 SF and has average asking rents of $35.06 PSF with an average vacancy rate of 11.3%.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of the Nostrand Place Property is 87,977, 558,974 and 1,327,257, respectively. The estimated 2019 median household income within the same one-, three- and five-mile radius is $60,493, $58,891 and $55,577, respectively.

A-3-100

3780-3858 Nostrand Avenue Brooklyn, NY 11235	Collateral Asset Summary – Loan No. 11 Nostrand Place	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,995,000 68.9% 1.39x 8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nostrand Place Property:

Cash Flow Analysis
	2016	2017	2018	5/31/2019 TTM	UW	UW PSF
Base Rent(1)	$2,059,047	$2,282,082	$2,575,666	$2,543,506	$2,893,347	$41.16
Total Recoveries	$336,824	$260,177	$266,831	$271,958	$261,414	$3.72
Other Income(2)	$0	$24,835	$24,301	$24,301	$32,026	$0.46
Less Vacancy & Credit Loss	($56,881)	($13,652)	($111,646)	($187,426)	($316,071)	($4.50)
Effective Gross Income	$2,338,991	$2,553,443	$2,755,152	$2,652,339	$2,870,716	$40.84
Total Expenses	$1,220,500	$1,207,973	$1,211,727	$1,165,443	$1,159,071	$16.49
Net Operating Income(3)	$1,118,491	$1,345,470	$1,543,425	$1,486,896	$1,711,645	$24.35
Replacement Reserves	$11,247	$11,247	$11,247	$11,247	$11,247	$0.16
TI/LC	$98,410	$98,410	$98,410	$98,410	$98,410	$1.40
TI//LC Upfront Credit	($40,000)	($40,000)	($40,000)	($40,000)	($40,000)	($0.57)
Net Cash Flow	$1,048,834	$1,275,812	$1,473,768	$1,417,239	$1,641,988	$23.36

Occupancy %	72.0%	81.0%	90.0%	94.4%(4)	94.9%
NOI DSCR (P&I)	0.95x	1.14x	1.31x	1.26x	1.45x
NCF DSCR (P&I)	0.89x	1.08x	1.25x	1.20x	1.39x
NOI Debt Yield	5.6%	6.7%	7.7%	7.4%	8.6%
NCF Debt Yield	5.2%	6.4%	7.4%	7.1%	8.2%

(1)	UW Base Rent is based on the rent roll dated May 13, 2019 and includes rent steps totaling $5,148 through August 1, 2020.

(2)	Other Income consists of parking income.

(3)	Underwritten Net Operating Income is greater than 5/31/2019 TTM Net Operating Income mainly due to (i) underwritten rent steps totaling $5,148 through August 1, 2020 and (ii) four tenants (AJR Tax, Big Mike’s Barber Shop, MSJR Corp. and A Friendly Face) that have executed leases at the Nostrand Place Property in the second half of 2019, totaling $165,388 in base rent.

(4)	Occupancy % is as of May 13, 2019.

A-3-101

270 Littleton Road Chelmsford, MA 01824	Collateral Asset Summary – Loan No. 12 Chelmsford MHC	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 64.1% 1.42x 8.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LCF			Single Asset/Portfolio:	Single Asset
				Location:	Chelmsford, MA 01824
				General Property Type:	Manufactured Housing Community
Original Balance:	$18,200,000			Detailed Property Type:	Manufactured Housing Community
Cut-off Date Balance:	$18,200,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.3%			Year Built/Renovated:	1974/N/A
Loan Purpose:	Refinance			Size:	254 Pads
Borrower Sponsor:	Ross H. Partrich			Cut-off Date Balance per Pad:	$71,654
Mortgage Rate:	3.9430%			Maturity Date Balance per Pad:	$64,964
Note Date:	8/1/2019			Property Manager:	Newbury Management Company (borrower-related)
First Payment Date:	9/6/2019
Maturity Date:	8/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$1,480,935
Seasoning:	2 months			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.02x (IO) 1.42x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(4):	$1,396,252 (5/31/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	$1,383,670 (12/31/2018)
Future Debt Permitted (Type)(1):	Yes (Mezzanine)			3rd Most Recent NOI(4):	$1,339,278 (12/31/2017)
Reserves				Most Recent Occupancy:	98.0% (7/23/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.0% (12/31/2018)
RE Tax:	$23,865	$11,933	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2017)
Insurance:	$0	Springing(2)	N/A	Appraised Value (as of):	$28,400,000 (6/25/2019)
Replacements:	$0	$1,058	N/A	Cut-off Date LTV Ratio:	64.1%
Environmental Insurance(3):	$86,000	$0	N/A	Maturity Date LTV Ratio:	58.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,200,000	100.0%	Loan Payoff:	$7,919,613	43.5%
			Reserves:	$109,865	0.6%
			Closing Costs:	$371,389	2.0%
			Return of Equity:	$9,799,132	53.8%
Total Sources:	$18,200,000	100.0%	Total Uses:	$18,200,000	100.0%

(1)	Mezzanine debt is permitted if, among other conditions, (a) the combined loan-to-value ratio is not greater than the lesser of 70.0% and the related loan-to-value ratio at origination (64.1%), (b) the combined debt service coverage ratio must be at least equal to the greater of 1.25x and the related debt service coverage ratio at origination (1.42x), and (c) rating agency confirmation is obtained with respect to the Series 2019-C17 certificates (but only if required under the Series 2019-C17 pooling and servicing agreement).

(2)	The Chelmsford MHC Property (as defined below) is covered by a blanket policy maintained by the borrower sponsor. Insurance escrows are deferred while the blanket coverage is in place.

(3)	In March 2019, an above-ground storage tank (for heating oil) leaked. The claim is covered by an environmental insurance policy. The reserve amount equals the deductible under the environmental insurance policy plus the amount necessary to complete the installation of secondary containment for any above ground storage heating oil/kerosene tanks that currently do not have secondary containment.

(4)	See “Operating History and Underwritten Net Cash Flow” section below for further discussion of NOI.

The Mortgage Loan. The twelfth largest mortgage loan (the “Chelmsford MHC Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $18,200,000, which is secured by a first priority fee mortgage encumbering a 254-pad, manufactured housing community property located in Chelmsford, Massachusetts (the “Chelmsford MHC Property”). The proceeds of the Chelmsford MHC Mortgage Loan were used to refinance the Chelmsford MHC Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Chelmsford Group, LLC (the “Chelmsford MHC Borrower”), a single-purpose Delaware limited liability company. The borrower sponsor and nonrecourse carve-out guarantor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 254 manufactured housing communities with over 63,659 housing units and sites spanning 27 states, with a combined value of approximately $4.0 billion. RHP employs more than 950 professionals at its Farmington Hills, Michigan corporate headquarters, regional offices, and on-site management properties across the country. RHP is the largest private owner of manufactured home communities in the country.

The Property. The Chelmsford MHC Property consists of a 254-pad manufactured housing community located on a 37.8-acre site. The Chelmsford MHC Property is located in Middlesex County, approximately 22.7 miles southwest of Boston and 5.1 miles northwest of Lowell, Massachusetts. The Chelmsford MHC Property amenities include a playground and an on-site office. The Chelmsford MHC Property also has 530 parking spaces, providing a total of 2.1 parking spaces/pad.

A-3-102

270 Littleton Road Chelmsford, MA 01824	Collateral Asset Summary – Loan No. 12 Chelmsford MHC	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 64.1% 1.42x 8.1%

The Market. The Chelmsford MHC Property is located within Middlesex County, located approximately 22.7 miles southwest of Boston. According to the appraisal, the Chelmsford MHC Property is located within the Boston metropolitan market. The Boston metropolitan statistical area has a population of 4.8 million, making it the 10th most populated metropolitan area in the United States. The Chelmsford MHC Property is located within Middlesex County, which has an estimated 2019 population of 1,604,994, making it the most populous county in Massachusetts. The Chelmsford MHC Property is located 4.8 miles southwest of Lowell General Hospital with 445 beds and employs more than 3,500 people.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Chelmsford MHC Property was 4,243, 35,779 and 118,676 respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius is $132,778, $149,732 and $122,894, respectively.

Comparable rental properties to the Chelmsford MHC Property are shown in the table below:

Competitive Property Summary(1)
Property Name/Location	Year Built	Distance to Subject	Number of Units	Property Occupancy	Avg. Monthly Rent per Pad
Chelmsford MHC Property 270 Littleton Road Chelmsford, MA	1974	--	254	98.8%(2)	$702(2)
Lakeside Mobile Home Court 54 Oak Street Billerica, MA	1965	6.5 miles	230	100.0%	$421
Meadowbrook MHC 2 Rebecca Avenue Hudson, MA	1970	16.6 miles	193	98.4%	$551
Val’s Mobile Home Park 547 Boston Post Road Marlborough, MA	1964	17.4 miles	120	95.0%	$750
Jo-Len Village 303 Boston Post Road E Marlborough, MA	1985	17.5 miles	126	97.7%	$745
Suburban Village Mobile Home Park 18 Maple St Pepperell, MA	1970	13.7 miles	60	97.0%	$564
Post Post Road MHC 181 Boston Post Road E Marlborough, MA	1955	17.6 miles	109	100.0%	$745

(1)	Source: Appraisal

(2)	Information obtained from the borrower rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chelmsford MHC Property:

Cash Flow Analysis
	2016	2017	2018	5/31/2019 TTM	UW	UW per Pad
Gross Potential Rent(1)	$1,986,865	$2,006,110	$2,055,933	$2,083,774	$2,140,577	$8,427
Total Other Income(2)	$39,745	$39,714	$38,271	$38,723	$38,723	$152
Less Vacancy & Credit Loss	($15,731)	($41,469)	($43,548)	($53,233)	($43,810)(3)	($172)
Effective Gross Income	$2,010,879	$2,004,355	$2,050,656	$2,069,264	$2,135,490	$8,407
Total Operating Expenses	$656,890	$665,077	$666,986	$673,012	$654,556	$2,577
Net Operating Income	$1,353,989	$1,339,278	$1,383,670	$1,396,252	$1,480,935	$5,830
Capital Expenditures	$0	$0	$0	$0	$12,700	$50
Net Cash Flow	$1,353,989	$1,339,278	$1,383,670	$1,396,252	$1,468,235	$5,780

Occupancy %(3)	98.8%	98.8%	98.0%	98.8%	98.0%
NOI DSCR (P&I)	1.31x	1.29x	1.34x	1.35x	1.43x
NCF DSCR (P&I)	1.31x	1.29x	1.34x	1.35x	1.42x
NOI Debt Yield	7.4%	7.4%	7.6%	7.7%	8.1%
NCF Debt Yield	7.4%	7.4%	7.6%	7.7%	8.1%

(1)	UW Gross Potential Rent is underwritten to the July 23, 2019 rent roll for the 254 pads, which reflects physical occupancy of 98.8%.

(2)	Total Other Income includes miscellaneous fees and space tax recovery income.

(3)	Vacancy is underwritten to 2.0%.

A-3-103

830 Allonby Road Fayetteville, NC 28314	Collateral Asset Summary – Loan No. 13 Eagle Point Village Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,400,000 65.7% 1.48x 9.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	RMF			Single Asset/Portfolio:	Single Asset
				Location:	Fayetteville, NC 28314
				General Property Type:	Multifamily
Original Balance:	$17,400,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$17,400,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.2%			Year Built/Renovated:	2006/N/A
Loan Purpose:	Refinance			Size:	300 Units
Borrower Sponsor:	Roy E. Carroll II			Cut-off Date Balance per Unit:	$58,000
Mortgage Rate:	4.2000%			Maturity Date Balance per Unit:	$51,645
Note Date:	7/30/2019			Property Manager:	RE Carroll Management Company (borrower-related)
First Payment Date:	9/6/2019
Maturity Date:	8/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$1,587,540
Seasoning:	2 months			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.04x (IO)	1.48x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(1):	$1,590,276 (7/31/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(1):	$1,532,435 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(1):	$1,252,931 (12/31/2017)
Reserves				Most Recent Occupancy:	93.3% (9/6/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.3% (12/31/2018)
RE Tax:	$207,625	$24,717	N/A	3rd Most Recent Occupancy:	85.5% (12/31/2017)
Insurance:	$35,213	$3,726	N/A	Appraised Value (as of):	$26,500,000 (5/15/2019)
Replacements:	$0	$6,250	$300,000	Cut-off Date LTV Ratio:	65.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio:	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$17,400,000	100.0%	Loan Payoff:	$15,738,481	90.5%
			Reserves:	$242,839	1.4%
			Closing Costs:	$142,601	0.8%
			Return of Equity:	$1,276,079	7.3%
Total Sources:	$17,400,000	100.0%	Total Uses:	$17,400,000	100.0%

(1)	The increase from 3rd Most Recent NOI to Most Recent NOI is mainly attributed to the replacement of the property manager in 2016, which helped increase occupancy and net operating income.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Eagle Point Village Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $17,400,000, which is secured by a first priority fee mortgage encumbering a 300-unit garden style multifamily property located in Fayetteville, North Carolina (the “Eagle Point Village Apartments Property”). The proceeds of the Eagle Point Village Apartments Mortgage Loan were primarily used to refinance existing debt on the Eagle Point Village Apartments Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Eagle Point Village Apartments, LLC (the “Eagle Point Village Apartments Borrower”), a single-purpose North Carolina limited liability company structured to be bankruptcy remote. The Eagle Point Village Apartments Borrower is 100.0% owned by Lockhaven Village, LLC, a North Carolina limited liability company, which is further owned by Carroll Investment Properties, Inc. (99.5%) and BMH Holdings, LLC (0.5%). Carroll Investment Properties, Inc., a North Carolina Corporation, is solely owned by Roy E. Carroll, II. BMH Holdings, LLC, a North Carolina limited liability company, is entirely owned by Roy E. Carroll, II Family Limited Partnership, which is collectively owned by Brittany S. Carroll (33.0%), Madison E. Carroll (33.0%), Hayleigh R. Carroll (33.0%) and Roy E. Carroll, II (1.0%). Roy E. Carroll, II is the general partner and Brittany S. Carroll, Madison E. Carroll and Hayleigh R. Carroll are the limited partners of Roy E. Carroll, II Family Limited Partnership. The borrower sponsor of the Eagle Point Village Apartments Mortgage Loan is Roy E. Carroll II.

Roy E. Carroll, II is the, founder, chairman and CEO of The Carroll Companies in Greensboro, North Carolina. Mr. Carroll has over 30 years of experience of real estate development, and has over $1.6 billion in real estate assets that he owns or currently has under development without outside equity or partners. The subsidiaries of The Carroll Companies are CIP Construction, RE Carroll Management Company, BEE Safe Storage, Alaris Homes and SNAP Publications.

The Property. The Eagle Point Village Apartments Property is a 300-unit, garden style multifamily property located in Fayetteville, North Carolina. The Eagle Point Village Apartments Property was constructed in 2006 and consists of 15 three-story apartment buildings, 15 single-story detached garage buildings, a leasing office, a clubhouse, a fitness center building, and a maintenance building, situated on an 18.12-acre site. The Eagle Point Village

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830 Allonby Road Fayetteville, NC 28314	Collateral Asset Summary – Loan No. 13 Eagle Point Village Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,400,000 65.7% 1.48x 9.1%

Apartments Property’s residential unit mix includes 60 one-bedroom units, 180 two-bedroom units, and 60 three-bedroom units, with an average unit size of 1,032 SF. The Eagle Point Village Apartments feature 554 surface parking spaces, resulting in a parking ratio of 1.8 spaces per unit. As of September 6, 2019, the Eagle Point Village Apartments Property was 93.3% occupied.

Community amenities include a clubhouse, swimming pool, lounge, movie theatre, 24-hour fitness center, cyber café, playground, pet park, detached garages, storage units, controlled access gate and grilling areas. Unit amenities include premium flat-panel cabinetry, kitchen islands in select units, a built-in microwave, ceiling fans, EnergyStar appliances, washer/ dryer connections and electric heating & air conditioning. Select units also features a patio or sunroom.

The table below shows the apartment mix at the Eagle Point Village Apartments Property:

Eagle Point Village Apartments Property Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	No. of Occupied Units	Occupancy (%)	Avg. In Place Monthly Rent Per Unit
1 BR / 1 BA	60	20.0%	727	58	96.7%	$672
2 BR / 2 BA	180	60.0%	993	165	91.7%	$762
3 BR / 2 BA	60	20.0%	1,456	57	95.0%	$880
Total/Wtd. Avg.	300	100.0%	1,032	280	93.3%	$767

(1)	Information is based on the underwritten rent roll.

The Market. The Eagle Point Village Apartments Property is located in Fayetteville, Cumberland County, North Carolina, within the Fayetteville metropolitan statistical area (the “Fayetteville MSA”). According to the appraisal, the Fayetteville MSA is comprised of Cumberland and Hoke counties and is anchored by Fayetteville. Fayetteville is the largest metropolitan area in southern North Carolina with a population of 388,155 as of 2018. The Fayetteville MSA’s economy is driven by the military and defense-related sectors. Fayetteville is home to Fort Bragg and Pope Air Force Base. Fort Bragg covers 161,047 acres and is currently the largest U.S. Army installation and home to the 82nd Airborne Division, the U.S. Army Special Operation Command, the U.S. Army Forces Command, and the U.S. Reserve Command. Fort Bragg and Pope Field contributes approximately $4.5 billion annually to the region’s economy. Other major employers include the Department of Defense, Cumberland County School District, Cape Fear Valley Health Systems, Walmart Associates, Inc. and Cumberland County.

The Eagle Point Village Apartments Property is located within one mile of U.S. Route 401 along Cliffdale Road and Allonby Road. The neighborhood surrounding the Eagle Point Village Apartments Property is comprised of a mix of residential and commercial development. The major thoroughfares are generally lined with retail, office, and other commercial uses. The major super regional mall in the area is Cross Creek Mall, which is located approximately 3.3 miles northwest of the Eagle Point Village Apartments Property along a commercial artery at the intersection of Morganton Road and Skibo Road. Other major retailers in close proximity to the Eagle Point Village Apartments include Sam’s Club, Walmart Supercenter, Lowe’s Home Improvement, Target, Barnes and Nobles, Best Buy, and AMC Market Fair 15.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Eagle Point Village Apartments Property is 10,800, 65,107 and 138,107, respectively, with an average household income within a one-, three- and five-mile radius of the Eagle Point Village Apartments Property is approximately $48,082, $55,772 and $62,370, respectively.

According to a third party market research report, the Eagle Point Village Apartments Property is located within the West Cumberland County multifamily submarket, which contained approximately 11,838 units as of year to date 2019. The West Cumberland County multifamily reported a 3.8% vacancy rate as of year to date 2019, down from 5.1% as of 2018. The average asking rent per unit for the West Cumberland County multifamily submarket was $849 as of year to date 2019.

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830 Allonby Road Fayetteville, NC 28314	Collateral Asset Summary – Loan No. 13 Eagle Point Village Apartments	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$17,400,000 65.7% 1.48x 9.1%

Comparable rental properties to the Eagle Point Village Apartments Property are shown in the table below:

Eagle Point Village Apartments Property Comparable Rentals Summary
Address City, State	Year Built	Occupancy	Distance to Subject	Number of Units	Unit Type	Avg. Unit Size (SF)	Avg. Monthly Rent per Unit
Eagle Point Village Apartments 830 Allonby Road Fayetteville, NC	2006	93.3%(1)	—	300(1)	One Bedroom Two Bedroom Three Bedroom	727 993 1,456	$672 $762 $880
Crescent Commons 812 Crescent Commons Way Fayetteville, NC	2002	95.1%	1.0 mile	288	One Bedroom Two Bedroom Three Bedroom	756 - 826 991 - 1,170 1,236 - 1,304	$635 - $700 $735 - $815 $880 - $910
Cliff Creek 775 C.L. Tart Circle Fayetteville, NC	2013	95.0%	1.7 miles	182	One Bedroom Two Bedroom Three Bedroom	816 - 835 1,134 - 1,153 1,322	$835 $960 $1,070
Chason Ridge 600 Scotia Lane Fayetteville, NC	1993	97.0%	1.6 miles	252	One Bedroom Two Bedroom Three Bedroom	815 - 846 1,026 - 1,105 1,325	$728 - $736 $733 - $760 $840
The Regency Luxury Apartments 505 Regency Drive Fayetteville, NC	1996	97.3%	0.2 miles	186	One Bedroom Two Bedroom Three Bedroom	834 - 850 1,089 1,379	$805 - $825 $950 $1,090
Hidden Creek Village 6719 Cliffdale Road Fayetteville, NC	2005	93.0%	0.2 miles	352	One Bedroom Two Bedroom Three Bedroom	685 - 771 950 - 1,035 1,456	$574 - $624 $654 - $700 $816
Legacy at Cross Creek 570 Castle Rising Road Fayetteville, NC	2003	95.6%	2.6 miles	360	One Bedroom Two Bedroom Three Bedroom	823 - 850 1,085 - 1,188 1,443	$760 - $785 $820 - $885 $1,000

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Eagle Point Village Apartments Property:

Cash Flow Analysis
	2016	2017	2018	7/31/2019 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$2,830,529	$2,682,503	$2,666,702	$2,695,656	$2,769,860	$9,233
Total Other Income(2)	$275,221	$327,422	$374,052	$401,352	$401,352	$1,338
Less Vacancy & Concessions(3)	($792,254)	($563,336)	($273,412)	($244,896)	($319,100)	($1,064)
Effective Gross Income	$2,313,496	$2,446,589	$2,767,343	$2,852,112	$2,852,112	$9,507
Total Operating Expenses	$1,144,681	$1,193,658	$1,234,908	$1,261,836	$1,264,572	$4,215
Net Operating Income(4)	$1,168,815	$1,252,931	$1,532,435	$1,590,276	$1,587,540	$5,292
Capital Expenditures	$0	$0	$0	$0	$75,000	$250
Net Cash Flow	$1,168,815	$1,252,931	$1,532,435	$1,590,276	$1,512,540	$5,042

Occupancy %	76.6%	85.5%	93.3%	94.5%	93.3%
NOI DSCR (P&I)	1.14x	1.23x	1.50x	1.56x	1.55x
NCF DSCR (P&I)	1.14x	1.23x	1.50x	1.56x	1.48x
NOI Debt Yield	6.7%	7.2%	8.8%	9.1%	9.1%
NCF Debt Yield	6.7%	7.2%	8.8%	9.1%	8.7%

(1)	UW Gross Potential Rent is underwritten to the September 6, 2019 rent roll, which reflects physical occupancy of 93.3% and includes the gross up of 20 vacant units based on the appraisal’s concluded market rents of $191,888.

(2)	Total Other income includes (i) ratio utility billing system income of $97,751 and (ii) other income of $303,601, which consists of facilities maintenance fee, cable royalty income, washer/dryer rent, application fees, late fees, storage income and other miscellaneous income.

(3)	The underwritten economic vacancy is 11.5%. The Eagle Point Village Apartments Property was 93.3% leased as of September 6, 2019.

(4)	The increase in Net Operating Income from 2016 through 7/31/2019 TTM is attributed to the replacement of the property manager in 2016, which helped increase occupancy and net operating income.

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5701 Time Square Boulevard Amarillo, TX 79119	Collateral Asset Summary – Loan No. 14 The Black Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,650,000 71.5% 1.63x 9.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
				Location:	Amarillo, TX 79119
				General Property Type:	Mixed Use
Original Balance(1):	$16,650,000			Detailed Property Type:	Retail/Office
Cut-off Date Balance(1):	$16,650,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.1%			Year Built/Renovated:	2017/N/A
Loan Purpose:	Refinance			Size:	124,023 SF
Borrower Sponsor:	Perry Williams			Cut-off Date Balance per SF:	$134
Mortgage Rate:	3.9800%			Maturity Date Balance per SF:	$116
Note Date:	9/11/2019			Property Manager:	W Real Estate Management, LLC (borrower-related)
First Payment Date:	11/1/2019
Maturity Date:	10/1/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI(1):	$1,635,584
Seasoning:	0 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (24); DEF (93); O (3)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.31x (IO)	1.63x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	$1,393,312 (6/30/2019 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$1,004,986 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,121,731 (12/31/2017)
Reserves				Most Recent Occupancy:	96.8% (8/12/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.1% (12/31/2018)
RE Tax:	$174,474	$17,447	N/A	3rd Most Recent Occupancy:	99.7% (12/31/2017)
Insurance:	$39,543	$5,649	N/A	Appraised Value (as of):	$23,300,000 (8/15/2019)
Replacements:	$0	$1,550	N/A	Cut-off Date LTV Ratio:	71.5%
TI/LC:	$0	$7,751	$575,000	Maturity Date LTV Ratio:	61.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,650,000	100.0%	Loan Payoff:	$10,313,815	61.9%
			Note Payoff(3):	$4,521,026	27.2%
			Reserves:	$214,016	1.3%
			Closing Costs:	$363,174	2.2%
			Return of Equity:	$1,237,969	7.4%
Total Sources:	$16,650,000	100.0%	Total Uses:	$16,650,000	100.0%

(1)	The increase in Most Recent NOI to UW NOI is primarily attributed to (i) $243,411 in increased rental collection from Verdure who, as a borrower-sponsor affiliated tenant, underpaid rent as it was ramping up its membership and began paying its contractual rent as of January 2019 and (ii) $70,999 in increased rental rates for five borrower sponsor-affiliated tenants that recently signed lease amendments.

(2)	The increase in 2nd Most Recent NOI to Most Recent NOI is primarily attributed to $493,801 in increased rental collection from Verdure who, as a borrower-sponsor affiliated tenant, underpaid rent as it was ramping up its membership.

(3)	Five unsecured loans totaling $4,521,026 made by a borrower sponsor-affiliated entity to The Black Building Borrower (as defined below) were paid off at origination.

The Mortgage Loan. The fourteenth largest mortgage loan (“The Black Building Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $16,650,000, which is secured by a first priority fee mortgage encumbering a three-story, mixed-use building totaling 124,023 SF located in Amarillo, Texas (“The Black Building Property”). The proceeds of The Black Building Mortgage Loan were used to pay off existing debt, pay closing costs, fund reserves and return equity to the borrower sponsor.

The Borrower and Borrower Sponsor. The borrower is W Group Holdings, LLC (“The Black Building Borrower”), a single purpose Texas limited liability company. The Black Building Borrower is managed and controlled by the borrower sponsor, Perry Williams, and majority owned, indirectly, by Mr. Williams’ four children through family trusts. Mr. Williams is the owner of The Williams Group, an Amarillo-based real estate owner and developer founded in 1954. The Williams Group is a conglomerate of various vertically integrated real estate focused companies with over 65 years of experience in construction including large tract development, mixed use lifestyle development, strip center development and build-to-suit projects.

The Property. The Black Building Property is a three-story, mixed-use building totaling 124,023 SF located in Amarillo, Texas and part of a master planned, live-work-play community developed by the borrower sponsor (“Town Square Village”). Town Square Village is a 20- to 30-year development plan covering up to four square miles in southwest Amarillo. The Black Building Property was developed in phases beginning in 2014 and completed in 2017. The Black Building Property consists of 76,241 SF of retail space, which is 100.0% occupied by Verdure, a luxury fitness center, and 47,782 SF of office space, which is 91.6% occupied by 15 tenants. Excluded from the square footage is the outdoor pool deck. In addition, there are 243 open air parking spaces and 50 sub-surface garage parking spaces. As of August 12, 2019, The Black Building Property was 96.8% leased.

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5701 Time Square Boulevard Amarillo, TX 79119	Collateral Asset Summary – Loan No. 14 The Black Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,650,000 71.5% 1.63x 9.8%

Verdure (61.5% of NRA) and six office tenants (13.6% of NRA) are borrower sponsor-affiliated and recently executed 15-year lease extensions. All of the borrower sponsor-affiliated leases are guaranteed by the borrower sponsor and P Dub Land Holdings, the third largest tenant and one of the sponsor-affiliated tenants. The borrower sponsor and P Dub Land Holdings (collectively, the “Lease Guarantors”) are required to maintain a combined liquidity of $3 million until The Black Building Mortgage Loan is paid in full. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

The borrower sponsor developed The Black Building Property for approximately $15.4 million, excluding land costs which were part of a larger land acquisition 20 years ago. In addition, the borrower sponsor, through affiliates, invested approximately $11.6 million to complete the buildout of the fitness center for a total cost basis of approximately $27.0 million.

Major Tenants.

Verdure (76,241 SF, 61.5% of NRA, 59.8% of underwritten base rent). Verdure is a membership-based health and fitness center with amenities that include fitness equipment, locker rooms, fitness instructors and trainers, group exercise classes, pilates, racquetball, basketball/volleyball court, simulated golf, rock climbing, indoor shooting range, pole vaulting, batting cages, boxing, indoor track, multiple outdoor swimming pools, a lazy river, hot tubs, steam rooms, saunas, kid zone/child care, lifestyle café and the Awaken Spa at Verdure. Verdure invested approximately $11.6 million into their three-story buildout. As of July 31 2019, there are approximately 10,592 active members, an increase of 42% over 2018. Verdure is a borrower sponsor-affiliated tenant and recently signed a lease extension out to June 2034 with two, five-year renewal options remaining. Verdure pays a weighted-average rental rate of $14.55 PSF, calculated based on $15.00 PSF for the main gym space (72,848 SF) and $5.00 PSF for the utility space (3,393 SF). Verdure pays a fixed additional rental rate of $5.00 PSF on the 72,848 SF gym space for expense reimbursements and also reimburses overage expenses over a 2017 base year. The Verdure lease is guaranteed by the Lease Guarantors. In addition, in the event that Verdure goes dark, its lease is cancelled, terminated or surrendered, Verdure goes bankrupt or beginning 12 months prior to lease expiration, excess cash will be swept into a reserve account for the purpose of re-tenanting the Verdure premises.

Coldwell Banker (10,436 SF, 8.4% of NRA, 9.7% of underwritten base rent). Founded in 1966, Coldwell Banker First Equity (“Coldwell Banker”) is a full service real estate brokerage company in Amarillo with approximately 55 agents. Over the years, Coldwell Banker has participated in numerous commercial real estate transactions in Amarillo, including: Chase Tower (originally the American National Bank/SPS tower), Westgate Mall, The Ambassador Hotel (originally the Sheraton Hotel), 1800 Washington, several Amarillo subdivisions (Lawndale, Oakdale, Westcliff Park, parts of Sleepyhollow), and numerous other office/retail/multi-family projects in the city. Coldwell Banker was the first tenant to occupy The Black Building, taking possession in March 2015 prior to completion of much of The Black Building’s construction. Coldwell Banker signed a 10-year lease through February of 2025 with one, five-year renewal option remaining. The tenant pays a fixed rental rate of $17.25 PSF, gross.

P Dub Land Holdings (4,857 SF, 3.9% of NRA, 5.5% of underwritten base rent). P Dub Land Holdings is a borrower sponsor-affiliated company that was formed to strategically purchase and hold land primarily for agricultural purposes and investment opportunities. P Dub Land Holdings is one of six total office tenants (16,916 SF, 13.6% of NRA, 18.1% of underwritten base rent) that are affiliated with the borrower sponsor and each such tenant represents a different function in the borrower sponsor’s real estate development operation. The borrower sponsor affiliated office tenants all signed lease extensions through May 31, 2034 each with one, ten-year renewal options remaining. Five of the borrower sponsor-affiliated office tenants (13,661 SF, 11.0% of NRA, 15.5% of underwritten base rent), including P Dub Land Holdings pay a fixed rental rate of $21.00 PSF, NNN while a sixth borrower sponsor-affiliated tenant (3,255 SF, 2.6% of NRA, 2.6% of underwritten base rent) pays a fixed rental rate of $15.00 PSF and the six borrower sponsor-affiliated office leases are guaranteed by the Lease Guarantors. P Dub Land Holdings is paying rent on its leased space while completing its build out.

The following table presents certain information relating to the leases at The Black Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Verdure	NR/NR/NR	76,241	61.5%	$1,109,307	59.8%	$14.55	6/30/2034
Coldwell Banker	NR/NR/NR	10,436	8.4%	$180,021	9.7%	$17.25	2/28/2025
P Dub Land Holdings	NR/NR/NR	4,857	3.9%	$101,997	5.5%	$21.00	5/31/2034
Other Tenants		28,466	23.0%	$464,969	25.0%	$17.46(3)
Vacant		4,023	3.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		124,023	100.0%	$1,856,294	100.0%	$15.71

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and the tenant 4141, LLC, which prepaid rent for its entire lease term. No income was underwritten for 4141, LLC.

(3)	Excludes the tenant 4141, LLC.

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5701 Time Square Boulevard Amarillo, TX 79119	Collateral Asset Summary – Loan No. 14 The Black Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,650,000 71.5% 1.63x 9.8%

The following table presents certain information relating to the lease rollover schedule at The Black Building Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	3,159	2.5%	2.5%	$7.00	$22,113	1.2%	1.2%
2019	0	0	0.0%	2.5%	$0.00	$0	0.0%	1.2%
2020	1	3,696	3.0%	5.5%	$22.00	$81,312	4.4%	5.6%
2021	2	3,248	2.6%	8.1%	$16.00	$51,968	2.8%	8.4%
2022	1	208	0.2%	8.3%	$16.00	$3,328	0.2%	8.6%
2023	0	0	0.0%	8.3%	$0.00	$0	0.0%	8.6%
2024	0	0	0.0%	8.3%	$0.00	$0	0.0%	8.6%
2025	1	10,436	8.4%	16.7%	$17.25	$180,021	9.7%	18.2%
2026	1	4,267	3.4%	20.2%	$17.00	$72,539	3.9%	22.2%
2027	0	0	0.0%	20.2%	$0.00	$0	0.0%	22.2%
2028	0	0	0.0%	20.2%	$0.00	$0	0.0%	22.2%
2029	0	0	0.0%	20.2%	$0.00	$0	0.0%	22.2%
2030 & Beyond	8	94,986	76.6%	96.8%	$15.51(3)	$1,445,013	77.8%	100.0%
Vacant	0	4,023	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	124,023	100.0%		$15.71	$1,856,294	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space and the tenant 4141, LLC, which prepaid rent for its entire lease term. No income was underwritten for 4141, LLC.

(3)	Excludes the tenant 4141, LLC.

The Market. The Black Building Property is located within the Amarillo, Texas metropolitan statistical area (the “Amarillo MSA”). According to the appraisal, the population of the Amarillo MSA is approximately 274,164 and the top three industries are health care/social assistance, retail trade and accommodation/food services, which represent a combined total of 35% of the workforce. According to the Federal Reserve Bank of St. Louis, as of July 2019, the unemployment rate of the Amarillo MSA is approximately 2.8%.

The Black Building Property is located in southwest Amarillo, Texas and is part of Town Square Village, a master planned, live-work-play community developed by the borrower sponsor. Town Square Village is a 20- to 30-year plan covering up to four square miles in southwest Amarillo. As currently built, the development includes (i) a 480-unit residential apartment complex with ground floor retail, (ii) a 89,000 SF movie theater and arcade; (iii) a 51,000 SF, multi-tenant retail building; and (iv) a 14,000 SF, 24-hour emergency clinic.

Primary access to the neighborhood area of The Black Building Property is provided by SH 335, Interstate 40, Interstate 27 and State Highway 6. State Highway 287 merges with Interstate 40 east of Amarillo, and connects Amarillo to Wichita Falls and Fort Worth. Interstate 40 connects Amarillo to Oklahoma City to the east and Albuquerque to the west. Local access to The Black Building Property is provided by Hillside Road, a four-lane, east-west primarily commercial corridor which bounds the building to the south.

Growth in the neighborhood area has occurred primarily along commercial thoroughfares such as Hillside Road, Soncy Road, Interstate 40, and SH 335. Land uses within the neighborhood area consist of a mixture of commercial and residential development, with residential development increasing over the years. The most notable new multifamily developments include Town Square Village and Colonies at Hillside. Residential subdivisions in the neighborhood include Hillside Terrace, Greenways, the Colonies, and Coulter Acres. To accommodate the growth trends in the immediate area, the Texas Department of Transportation is undertaking a $47 million project to relocate and expand Texas State Highway Loop 335 near The Black Building Property. Loop 335 is a highway loop that encircles the City of Amarillo, connecting to every major highway in the city. The project is designed to upgrade Loop 335 into a freeway-type highway that will serve the growing neighborhood and reduce traffic congestion.

According to a third party market research report, the estimated 2019 population within a one-, three- and five-mile radius of The Black Building Property was 5,488, 43,303 and 95,504, respectively, and the 2019 estimated average household income within the same one-, three- and five-mile radius was $112,698, $99,051 and $82,832, respectively.

According to a third party report, The Black Building Property is located within the Amarillo office market. As of the second quarter of 2019, the Amarillo office market had a total inventory of approximately 7.38 million SF with an average vacancy rate of 6.2% and a market rental rate of $15.54 PSF. The vacancy rate has not exceeded 6.5% over the last 10 years.

According to a third party report, The Black Building Property is located within the Amarillo retail market. As of the second quarter of 2019, the Amarillo retail market had a total inventory of approximately 14.69 million SF with an average vacancy rate of 3.8% and a market rental rate of $13.85 PSF. The vacancy rate has not exceeded 4.0% over the last 10 years.

The appraisal identified four comparable retail properties and five office properties and concluded a market rent of $12.50 PSF NNN for the Verdure retail space and $20.00 PSF NNN for the office space.

A-3-110

5701 Time Square Boulevard Amarillo, TX 79119	Collateral Asset Summary – Loan No. 14 The Black Building	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,650,000 71.5% 1.63x 9.8%

The following table presents recent leasing data at competitive retail and office buildings with respect to The Black Building Property:

Comparable Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Tenant Type	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
The Black Building 5701 Time Square Blvd Amarillo, TX	2017/N/A	124,023(1)	Verdure(1) Various	Retail Office	76,241(1) Various	Sept 2016(1) Various	17.8(1) Various	$14.55(1) $7.00-$22.00	NNN Various
10721 W Charleston Blvd Las Vegas, NV	2010/N/A	145,020	Lifetime Fitness	Retail	145,020	Jun 2015	20.0	$20.39	Absolute Net
300 Summit Blvd Broomfield, CO	2003/2017	83,550	Lifetime Fitness	Retail	83,550	N/A	25.0	$14.00	Absolute Net
4410 Royal Pine Drive Colorado Springs, CO	2008/N/A	174,057	Lifetime Fitness	Retail	174,057	N/A	25.0	$13.47	NNN
647 SW 19th St Moore, OK 73160	2013/N/A	33,656	LA Fitness	Retail	33,656	Dec 2014	20.0	$12.27	Absolute Net
Princeton Park 7820 Hillside Amarillo, TX	2016/N/A	30,000	Various	Office	100	N/A	5.0-10.0	$20.00	NNN
The Amarillo Tower 600 S Tyler St Amarillo, TX	1971/N/A	313,229	N/A	Office	1,500	N/A	5.0	$16.50	Full Service
Wells Fargo Center 905 S Fillmore St Amarillo, TX	1982/N/A	N/A	N/A	Office	3,000	N/A	5.0	$14.50	Full Service
WHA Medical Office Building 1301 S Coulter St Amarillo, TX	2001/N/A	75,000	N/A	Office	5,000	N/A	5.0	$19.50	Full Service
8th & Buchanan 790 S Buchanan St Amarillo, TX	2017/N/A	119,000	N/A	Office	117,600	N/A	N/A	$22.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Black Building Property:

Cash Flow Analysis
	2016(1)	2017	2018	6/30/2019 TTM	UW	UW PSF
Rents In Place(2)	N/A	$1,161,177	$1,069,116	$1,435,014	$1,856,294	$14.97
Vacant Income(3)	N/A	$0	$0	$0	$80,460	$0.65
Gross Potential Rent	N/A	$1,161,177	$1,069,116	$1,435,014	$1,936,754	$15.62
Total Recoveries	N/A	$488,770	$546,729	$569,730	$569,730	$4.59
Less Vacancy & Credit Loss(4)	N/A	$0	$0	$0	($175,454)	($1.41)
Other Income	N/A	$1,600	$2,075	$2,150	$2,150	$0.02
Effective Gross Income	N/A	$1,651,547	$1,617,920	$2,006,894	$2,333,180	$18.81
Total Operating Expenses	N/A	$529,816	$612,934	$613,582	$697,596	$5.62
Net Operating Income	N/A	$1,121,731	$1,004,986	$1,393,312	$1,635,584	$13.19
Capital Expenditures	N/A	$0	$0	$0	$18,603	$0.15
TI/LC	N/A	$0	$0	$0	$62,012	$0.50
Net Cash Flow	N/A	$1,121,731	$1,004,986	$1,393,312	$1,554,969	$12.54

Occupancy %(4)	N/A	99.7%	98.1%	96.8%	93.0%
NOI DSCR (P&I)	N/A	1.18x	1.06x	1.46x	1.72x
NCF DSCR (P&I)	N/A	1.18x	1.06x	1.46x	1.63x
NOI Debt Yield	N/A	6.7%	6.0%	8.4%	9.8%
NCF Debt Yield	N/A	6.7%	6.0%	8.4%	9.3%

(1)	The Black Building Property was completed in 2017.

(2)	UW Rents In Place is based on leases in place.

(3)	UW Vacant Income is based on the appraisal’s concluded market rent of $20.00 PSF for the vacant office space.

(4)	UW Vacancy & Credit Loss is based on 6% vacancy and 1% credit loss, which is more conservative than actual and in-line with the appraisal’s conclusion. As of August 12, 2019, The Black Building Property was 96.8% leased.

A-3-111

10-12 Celina Avenue Nashua, NH 03063	Collateral Asset Summary – Loan No. 15 10-12 Celina Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,510,000 64.7% 2.17x 9.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
				Location:	Nashua, NH 03063
				General Property Type:	Industrial
Original Balance:	$16,510,000			Detailed Property Type:	Warehouse
Cut-off Date Balance:	$16,510,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.0%			Year Built/Renovated:	1979/1997
Loan Purpose:	Acquisition			Size:	321,800 SF
Borrower Sponsor:	Global Gate Capital Partners Limited			Cut-off Date Balance per SF:	$51
Mortgage Rate:	4.1800%			Maturity Date Balance per SF:	$51
Note Date:	7/30/2019			Property Manager:	Waterside 303 Corp.
First Payment Date:	9/1/2019
Maturity Date:	8/1/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,610,146
Seasoning:	2 months			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.17x
Additional Debt Type:	N/A			Most Recent NOI:	$1,596,085 (12/31/2018)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,533,613 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,633,568 (12/31/2016)
Reserves				Most Recent Occupancy:	100.0% (10/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2018)
RE Tax:	$111,965	$37,322	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$11,404	$3,801	N/A	Appraised Value (as of):	$25,500,000 (5/29/2019)
Replacements:	$0	$2,682	N/A	Cut-off Date LTV Ratio:	64.7%
TI/LC:	$0	$1,877	N/A	Maturity Date LTV Ratio:	64.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,510,000	64.4%	Purchase Price:	$25,000,000	97.4%
Borrower Equity:	$9,144,410	35.6%	Reserves:	$123,369	0.5%
			Closing Costs:	$531,040	2.1%
Total Sources:	$25,654,410	100.0%	Total Uses:	$25,654,410	100.0%

The Mortgage Loan. The fifteenth largest mortgage loan (the “10-12 Celina Avenue Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $16,510,000, which is secured by a first priority fee mortgage encumbering a two-story, industrial warehouse property totaling 321,800 SF located in Nashua, New Hampshire (the “10-12 Celina Avenue Property”). The proceeds of the 10-12 Celina Avenue Mortgage Loan, along with borrower equity of $9.2 million, were used to acquire the 10-12 Celina Avenue Property, pay closing costs and fund reserves.

The Borrower and Borrower Sponsor. The borrower is GGC 10-12 Celina Ave LLC (the “10-12 Celina Avenue Borrower”), a single purpose Delaware limited liability company. The borrower sponsor is Global Gate Capital Partners Limited (“Global Gate”), an investment firm that specializes in real estate, private equity and wealth management. Global Gate has approximately $3 billion in assets under management with over $1 billion of capital invested into real estate over the past five years.

The Property. The 10-12 Celina Avenue Property is a two-story, 321,800 SF industrial warehouse property located at 10-12 Celina Avenue in Nashua, New Hampshire, which sits along the New Hampshire-Massachusetts border. Situated on a 24.62-acre site, the 10-12 Celina Avenue Property has a clear height of 30 feet for the majority of the space, 47 loading docks, 130 trailer storage spaces and 160 parking spaces for cars. The 10-12 Celina Avenue Property is located approximately 3.9 miles from US Route 3 which is a four to six lane highway running through Nashua to the city of Manchester to the north and the Massachusetts border to the south. US Route 3 also provides connections to I-93, I-495 and I-95. The 10-12 Celina Avenue Property is 100.0% leased as of October 1, 2019 to the United States Postal Service (“USPS”), which operates a regional distribution hub at its leased premises.

The 10-12 Celina Avenue Property was completed in 1979 and renovated in 1997. Emery Worldwide Airlines (“Emery”), a third party logistics contractor for USPS, occupied the 10-12 Celina Avenue Property from 1997 until Emery was acquired by USPS in 2001. The USPS facility located at the 10-12 Celina Avenue Property specializes in the processing of small, medium, and large-size priority mail (1-3 day shipping) packages and does not handle any letter mail.

A-3-112

10-12 Celina Avenue Nashua, NH 03063	Collateral Asset Summary – Loan No. 15 10-12 Celina Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,510,000 64.7% 2.17x 9.8%

Major Tenant.

United States Postal Service (321,800 SF, 100.0% of NRA, 100.0% of underwritten base rent). The United States Postal Service is an independent agency of the United States federal government responsible for delivery of mail, packages, food, and supplies to all addresses in the United States and its insular areas and associated states. According to USPS, there are over 7.5 million individuals employed by USPS who handle approximately 485 million pieces of mail per day. USPS receives no tax dollars and funds operations through the sale of postage, products and services. Through its predecessor, Emery, USPS has occupied the 10-12 Celina Avenue Property for over 20 years. USPS’s most recent lease commenced on March 6, 2008. USPS’s lease term has been extended twice, most recently in February 2017 to extend the lease term through February 29, 2028. The USPS lease has no extension or termination options. In the event that USPS goes dark, files for bankruptcy or fails to utilize at least 75% of the 10-12 Celina Avenue Property, or its lease is cancelled, terminated or surrendered, or beginning 20 months prior to lease expiration, excess cash will be swept into a reserve account for the purpose of re-tenanting the USPS leased premises.

The following table presents certain information relating to the lease at the 10-12 Celina Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
United States Postal Service	AAA/Aaa/AA+	321,800	100.0%	$1,734,144	100.0%	$5.39	2/29/2028
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		321,800	100.0%	$1,734,144	100.0%	$5.39

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the 10-12 Celina Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028	1	321,800	100.0%	100.0%	$5.39	$1,734,144	100.0%	100.0%
2029	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	321,800	100.0%		$5.39	$1,734,144	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The 10-12 Celina Avenue Property is located in the city of Nashua in Southern New Hampshire near the New Hampshire-Massachusetts border. According to the appraisal, Southern New Hampshire region is located in the northern section of the Greater Boston combined statistical area. Southern New Hampshire is home to the City of Manchester, the business capital of New Hampshire, and the City of Concord, the state capital. The Southern New Hampshire region is the most populous area in the state of New Hampshire, with a population of 1.1 million residents and accounting for 84.2 percent of the total state population. Southern New Hampshire’s regional economy benefits from its skilled workforce, high quality of life and proximity to the Boston metropolitan area. The three largest non-farm employment sectors for Southern New Hampshire are trade, transportation and utilities, education and health services and professional and business services. The five largest employers in Southern New Hampshire are Fidelity Investments, Hannaford Bros. Co., Elliot Hospital, BAE Systems Electronic Solutions and Genesis Healthcare.

According to a third party market research report, the estimated 2019 population within a three- and five-mile radius of the 10-12 Celina Avenue Property was 21,626 and 81,718, respectively, and the 2019 estimated average household income within the same three- and five-mile radius was $92,319 and $79,724, respectively.

According to a third party report, the 10-12 Celina Avenue Property is located within the Hillsborough, NH industrial market. As of the first quarter of 2019, the Hillsborough, NH industrial market had a total inventory of approximately 41.3 million SF with an average vacancy rate of 5.7% and a market rental rate of $7.77 PSF.

A-3-113

10-12 Celina Avenue Nashua, NH 03063	Collateral Asset Summary – Loan No. 15 10-12 Celina Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$16,510,000 64.7% 2.17x 9.8%

The appraisal identified six comparable industrial properties and concluded a market rent of $5.50 PSF NNN.

The following table presents recent leasing data at competitive industrial buildings with respect to the 10-12 Celina Avenue Property:

Comparable Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
10-12 Celina Avenue Nashua, NH	1979/1997	321,800(1)	United States Postal Service(1)	321,800(1)	Feb 2017(1)	10(1)	$5.39 (1)	NNN
1 Progress Drive Dover, NH	1977/N/A	121,350	Tradeport USA, LLC	34,500	Jan 2019	5	$4.50	NNN
Methuen Industrial Center 14 Aegean Drive Methuen, MA	2001/N/A	234,268	Crown Cork & Seal	85,414	Apr 2018	3	$6.85	NNN
66 Saratoga Boulevard Devens, MA	1997/N/A	816,375	Quiet Logistics	275,392	Jan 2018	5	$5.50	NNN
150 Ocean Avenue Greenland, NH	1980/2015	367,147	Cole Haan	367,147	Jan 2017	11	$5.20	NNN
52 Pettengill Road Londonderry, NH	2015/N/A	614,240	UPS/Pratt & Whitney	614,240	Jun 2015	15	$4.75	NNN
683 Route 3A Bow, NH	2013/N/A	243,584	Excel	243,584	Nov 2013	10	$5.75	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 10-12 Celina Avenue Property:

Cash Flow Analysis
	2015(1)	2016	2017	2018	UW	UW PSF
Gross Potential Rent(2)	N/A	$1,609,000	$1,609,000	$1,676,042	$1,734,144	$5.39
Total Recoveries	N/A	$674,630	$753,472	$692,360	$755,039	$2.35
Less Vacancy & Credit Loss(3)	N/A	$0	$0	$0	($124,459)	($0.39)
Other Income	N/A	$0	$113	$0	$0	$0.00
Effective Gross Income	N/A	$2,283,630	$2,362,585	$2,368,402	$2,364,724	$7.35
Total Operating Expenses	N/A	$650,062	$828,972	$772,318	$754,578	$2.34
Net Operating Income	N/A	$1,633,568	$1,533,613	$1,596,085	$1,610,146	$5.00
Capital Expenditures	N/A	$0	$0	$0	$32,180	$0.10
TI/LC	N/A	$0	$0	$0	$56,846	$0.18
Net Cash Flow	N/A	$1,633,568	$1,533,613	$1,596,085	$1,521,120	$4.73

Occupancy %(3)	N/A	100.0%	100.0%	100.0%	95.0%
NOI DSCR	N/A	2.33x	2.19x	2.28x	2.30x
NCF DSCR	N/A	2.33x	2.19x	2.28x	2.17x
NOI Debt Yield	N/A	9.9%	9.3%	9.7%	9.8%
NCF Debt Yield	N/A	9.9%	9.3%	9.7%	9.2%

(1)	Limited operating history due to the recent acquisition of the 10-12 Celina Avenue Property.

(2)	UW Gross Potential Rent based on the average contractual rent through USPS’ lease term.

(3)	UW Vacancy & Credit Loss is based on 5%, which is more conservative than actual.

A-3-114

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor

UBS Commercial Mortgage Securitization Corp.	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Pentalpha Surveillance LLC

1285 Avenue of the Americas	Three Wells Fargo, MAC D1050-084	200 S. Biscayne Blvd.	375 North French Road
New York, NY 10019	401 S. Tryon Street, 8th Floor	Suite 3550	Suite 100
	Charlotte, NC 28202	Miami, FL 3550	Amherst, NY 14228

Contact: General Information	Contact: REAM_InvestorRelations@wellsfargo.com	Contact: Niral.Shah@rialtocapital.com	Contact: Don Simon
Phone Number: (212) 713-2000		Phone Number: (305) 485-2041	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Z		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Z	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used.

To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	UBS Commercial Mortgage Trust 2019-C17 Commercial Mortgage Pass-Through Certificates Series 2019-C17	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Payment Date:	11/18/19
		Record Date:	10/31/19
		Determination Date:	11/12/19

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2019 (the “Pooling and Servicing Agreement”).
Transaction: UBS Commercial Mortgage Trust 2019-C17, Commercial Mortgage Pass-Through Certificates Series 2019-C17
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF III-D UBSCM 2019-C17 MOA-HRR, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.	Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor concurrently with delivery to the Directing Certificateholder.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________
________
________
________

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________
________

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION].

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the

Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the date specified in the MLPA or such other date as set forth below, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below in this Annex D-1. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth on Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller), participation or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

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Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers consented to by Seller on or after the Cut-off Date that could be reasonably expected to have a material adverse effect on such Mortgage Loan.

5.    Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

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6.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Mortgage Loan, the lien of the Mortgage for the related Crossed Mortgage Loan or Crossed Mortgage Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interfere with the value or current use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan, or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.    Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

8.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to

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applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.    UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12. Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

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13. Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14. Escrow Deposits. All escrow deposits and escrow payments required to be escrowed with lender pursuant to each Mortgage Loan (including any capital improvements and environmental remediation reserves) are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies or delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer.

15. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount at least equal to the least of (A) the maximum amount available under the National Flood Insurance Program plus any such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage

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lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms by an insurer meeting the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the related Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising

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because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18. No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof,

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the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

21. Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or security for the related Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by such Mortgagor in accordance with the related Mortgage Loan documents.

24. Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations

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necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents during the continuation of an event of default under the Mortgage Loan; (ii) the Mortgagor’s misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) the Mortgagor’s fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

27. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (II) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect

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specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

28. Financial Reporting and Rent Rolls. The Mortgage Loan documents require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of either an individual or combined annual balance sheet of the Mortgagor entities (and no other entities), together with the related combined or individual statements of operations, members’ capital and cash flows, including a combined or individual balance sheet and statement of income for the Mortgaged Properties on a combined or individual basis and (ii) with respect to each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage Loan.

29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms;

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provided that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30. Due-on-Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan, as set forth on Annex A-1 attached to this prospectus or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31. Single-Purpose Entity. The Mortgage Loan documents require the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents)

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provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the defeasance collateral is sufficient to make all applicable payments described in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

34. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and

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improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease or an estoppel or other agreement received from the ground lessor) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice,

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would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35. Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36. Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing

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Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38. Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

40. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability

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insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

41. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator of the Mortgage Loan or Seller, or a correspondent or agent of the originator of the Mortgage Loan or Seller, and (ii) to Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) as set forth on Schedule D-3 to this Annex D-1 and (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

44. Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

45. Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf

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of Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the PSA (to the extent such documents exist) shall be deemed within Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

UBS AG	Rialto Mortgage Finance, LLC	Ladder Capital Finance LLC	CIBC Inc.	Wells Fargo Bank, National Association	Rialto Real Estate Fund III – Debt, LP
N/A	N/A	N/A	N/A	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

UBS AG	Rialto Mortgage Finance, LLC	Ladder Capital Finance LLC	CIBC Inc.	Wells Fargo Bank, National Association	Rialto Real Estate Fund III – Debt, LP
None	New Hampshire Self Storage Portfolio (Loan No. 39) Ashgrove Apartments (Loan No. 60)

Chelmsford MHC (Loan No. 12)

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

Dollar General Trenton (Loan No. 70)

			None	None	Gatlin Retail Portfolio (Loan No. 23)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

UBS AG

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) Lien; Valid Assignment	Phoenix Industrial Portfolio II (Loan No. 2)	Tenant Generac Power Systems, Inc. at the Jefferson Mortgaged Property has a right of first refusal to purchase such Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a third party. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure, but does apply to a subsequent transfer. The Mortgagor and guarantor are liable for any losses sustained by the Mortgagee (up to $50,000) due to such tenant asserting and/or exercising such right of first refusal in connection such subsequent transfer.
(5) Lien; Valid Assignment	Norman’s Crossing (Loan No. 49)	Tenant Chase Bank has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property to a third party. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Phoenix Industrial Portfolio II (Loan No. 2)	See exception to Representation and Warranty No. 5.
(6) Permitted Liens; Title Insurance	Norman’s Crossing (Loan No. 49)	See exception to Representation and Warranty No. 5.
(12) Condemnation	CIRE Equity Retail & Industrial Portfolio (Loan No. 18)	The Mortgagor has received a Letter of Intent to Acquire from Arapahoe County (the “County”) notifying it of the County’s desire to expand the public roadway adjacent to a small portion of the Central Park Shopping Center Mortgaged Property for the purpose of improving traffic flow.
(16) Insurance	Phoenix Industrial Portfolio I (Loan No. 4)	The Mortgagor is permitted to rely upon insurance provided by (a) the sole tenant Vilter Manufacturing LLC at the Emerson Mortgaged Property, and (b) each of the Nova Wildcat Shur-line and Manesis 3 PL LLC tenants, with respect to the respective related portion of the St Francis Mortgaged Property leased by each such tenant, provided that such insurance with respect to (a) and (b) meets the requirements in the Mortgage Loan documents.
(16) Insurance	10000 Santa Monica Boulevard (Loan No. 5)	For insurance policies issued by more than one insurance company, (a) if four (4) or fewer insurance companies issue the policies in the first layer of coverage, then at least 75% of the insured amount shall be provided by insurance companies with a claims paying ability rating of “A” or better (or the equivalent thereof) by each Rating Agency, with no carrier below “BBB+” (or the equivalent thereof) or (b) if five (5) or more insurance companies issue the policies in the first layer of coverage, then at least 60% of the insured amount shall be provided by insurance companies with a claims paying ability rating of “A” or better (or the equivalent thereof) by each Rating Agency, with no carrier below “BBB+”.
(16) Insurance	Norman’s Crossing (Loan No. 49)	The Mortgagor is permitted to rely upon insurance provided by tenant Chase Bank, with respect to the related portion of

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
the Mortgaged Property leased by such tenant, provided that such insurance meets the requirements in the Mortgage Loan documents.
(17) Access; Utilities; Separate Tax Lots	CIRE Equity Retail & Industrial Portfolio (Loan No. 18)	The Homeland – Bartow, FL Mortgaged Property only has indirect access to a public road over railway tracks pursuant to a non-recorded license agreement dated as of June 16, 1982 with the owner of such railway tracks (the “Bartow License Agreement”). If at any time there is a lack of legal access to the Homeland – Bartow, FL Mortgaged Property (due to a termination of the Bartow License Agreement, to the extent no other legal access to the Mortgaged Property then exists, or otherwise) (any such event, a “Bartow Access Restriction Event”), the Mortgagors are required to prepay the Mortgage Loan in an amount equal to (a) the allocated loan amount with respect to the Homeland – Bartow, FL Mortgaged Property, plus (b) payment of any prepayment fee as defined in the Mortgage Loan documents on the principal being prepaid, plus (c) all interest which would have accrued on such allocated loan amount to be prepaid (the “Bartow Access Restriction Payment”). If the Mortgagors make the Bartow Access Restriction Payment, the Homeland – Bartow, FL Mortgaged Property will be released from the liens of the mortgages upon the Mortgagors’ satisfaction of conditions set forth in the Mortgage Loan documents. The Mortgagors’ failure to transfer the Homeland – Bartow, FL Mortgaged Property within 30 days after the earlier to occur of (a) the discovery of any Bartow Access Restriction Event and (b) the Mortgagee’s written request for such transfer and release, will be an immediate event of default under the Mortgage Loan documents.
(17) Access; Utilities; Separate Tax Lots	Norman’s Crossing (Loan No. 49)	A portion of the Mortgaged Property is part of a larger tax parcel that includes an unaffiliated, adjacent property which is not part of the Mortgaged Property. The Mortgagor has represented to the Mortgagee that an application to legally subdivide the Mortgaged Property and the adjacent property is in process and has covenanted to use diligent efforts to cause the Mortgaged Property and adjacent property to become separate and legally distinct tax parcels. The Mortgage Loan is recourse to the guarantor and Mortgagor for breach of the covenant to cause the other part of the tax parcel to become a separate and legally distinct tax parcel. Until such time as the Mortgaged Property is legally subdivided, the Mortgagor is required to make monthly deposits to a tax reserve account for taxes due on the currently existing parcel of which the Mortgaged Property is a part.
(24) Local Law Compliance	Ambler Yards (Loan No. 24)	The use of the Mortgaged Property is legal non-conforming as a mixed use campus with a parking lot as use of a portion of the parking lot is not permitted under the applicable current zoning code. If any non-conforming structure is damaged or destroyed, such structure may be restored to its prior non-conforming use, provided that such restoration is commenced within one year of the date of damage or destruction and carried on without interruption.
(24) Local Law Compliance	CIRE Equity Retail & Industrial Portfolio (Loan No. 18)	The Homeland – Bartow, FL Mortgaged Property is legal non-conforming as to industrial manufacturing with outdoor storage use as industrial manufacturing with outdoor storage use (as opposed to just industrial manufacturing) is no longer permitted under the applicable current zoning code. If any

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
structure containing a non-conforming use is significantly damaged or demolished, such structure may be restored to its prior nonconforming use, provided that a building permit is issued prior to 24 months from the date of such demolition or calamity. Once a building permit for reconstruction is issued, the terms of the standard building permit life apply. If the building permit is to lapse or otherwise be revoked after the 24-month period has expired, rights to replace the structure will be null and void.
(24) Local Law Compliance	Maui Portfolio (Loan No. 26)	The use of the Maui Beach Hotel Mortgaged Property is legal non-conforming as a hotel with eating and drinking establishments and commercial meeting rooms as hotel use (as opposed to just eating and drinking establishments and commercial activities) is no longer permitted under the applicable current zoning code. If a non-conforming structure is damaged or destroyed in excess of 50%, such structure may only be restored in accordance with the current zoning code.
(24) Local Law Compliance	Norman’s Crossing (Loan No. 49)	The use of the billboard (currently leased by tenant Clear Channel Inc., representing approximately 10% of total rent) at the Mortgaged Property is legal non-conforming as construction of and use of billboards are no longer permitted under the applicable current zoning code. If a non-conforming structure is damaged or destroyed in excess of 50%, such structure may not be restored. In the event of a casualty which would result in the prohibition of the billboard from thereafter being used as a billboard, a full cash flow sweep would commence under the Mortgage Loan documents and continue until sufficient cash flow was swept to reach the allocated loan amount for the billboard of $427,435. Underwritten cash flow (adjusting for the loss of the billboard income and vacancy factor) is $195,488 which would result in a cash flow sweep estimated to last for approximately 2.2 years until the allocated loan balance was swept. The Mortgage Loan documents require such funds to be held in escrow until the Mortgage Loan is paid in full.
(24) Local Law Compliance	Parkway Village West (Loan No. 57)

The use of a portion of the Mortgaged Property (currently leased by tenants Ace Cash Express and Advance America) is legal non-conforming as pay day loan use is no longer permitted under the applicable current zoning code. If a non-conforming structure is damaged or destroyed in excess of 75%, such structure may only be restored in accordance with the current zoning code.

There is an open zoning violation related to the lack of a recorded final development plan with the Shelby County Register’s Office. The Mortgage Loan documents require the Mortgagor to cure the site plan violation and provide that the Mortgage Loan is recourse to the Mortgagor and guarantor for losses to the Mortgagee until the zoning violation is cured and for breach of the covenant to cure same.

(25) Licenses and Permits	Maui Portfolio (Loan No. 26)	The Mortgagor has not yet delivered to the Mortgagee certificates of occupancy (“COs”) for certain buildings at the Maui Nui Golf Course Mortgaged Property. The Mortgagor has covenanted to deliver the COs to the Mortgagee within 60 days of origination, provided, however, that such time period may be extended for an additional time period to be reasonably determined by the Mortgagee provided that the Mortgagor is diligently pursuing completion of all conditions required for the issuance of the COs. A breach of the

D-2-3

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Mortgagor’s covenant is an event of default. The Mortgage Loan is recourse to the guarantor and the Mortgagor for breach of the covenant and for failure to deliver the COs.
(25) Licenses and Permits	Gateway Tower (Loan No. 22)	The Mortgagor has not yet delivered to the Mortgagee COs for the premises leased by tenant Goldstein & Price and tenant Brown & Brown. The Mortgagor has represented to the Mortgagee that both tenants have CO applications on file as of the loan origination date and has covenanted to use commercially reasonable efforts to deliver the COs. The Mortgage Loan is recourse to the guarantor and the Mortgagor for breach of the covenant and for failure to deliver the COs.
(26) Recourse Obligations	10000 Santa Monica Boulevard (Loan No. 5)	The indemnification obligations of the Mortgagor and the guarantor under the environmental indemnity agreement will terminate two (2) years after the full and indefeasible payment by the Mortgagor or the guarantor of the Mortgage Loan (the “Release Date”), provided that at the time of such payment the Mortgagor or the guarantor furnishes to the indemnitee an updated environmental report in form and substance, and from an environmental consultant reasonably acceptable to the indemnitee and acceptable to the Rating Agencies, which updated environmental report discloses, as of the date of such repayment, no actual, potential or threatened (a) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to any environmental law) in connection with the Mortgaged Property or operations thereon, (b) environmental liens encumbering the Mortgaged Property, (c) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity agreement or (d) presence or release of hazardous substances in, on, above, or under the Mortgaged Property for which a no further action letter has not been obtained.
(28) Financial Reporting and Rent Rolls	Phoenix Industrial Portfolio II (Loan No. 2) Phoenix Industrial Portfolio I (Loan No. 4)	The Mortgage Loan documents require audited financials only during the continuance of an event of default or a cash management period.
(34) Ground Leases	Phoenix Industrial Portfolio I (Loan No. 4)	The St Francis Mortgaged Property is subject to two Ground Leases that each (i) with respect to subsection (I), permits the tenant to sublease the premises without the landlord’s consent provided that the use of the premises by any subtenant is consistent with the use permitted under such Ground Lease (restricted to manufacturing/ warehouse facility, employee and visitor parking and driveway purposes only for the building site and for parking and driveway purposes for operable passenger cars and trucks only for the parking site), and (ii) with respect to subsection (L), in the event that the Ground Lease is terminated for any reason (other than by reason of a monetary default by the Mortgagor capable of being cured by the Mortgagee, but which the Mortgagee fails to cure as set forth in the Ground Lease or declines to cure) or in the event the Ground Lease is rejected or disaffirmed pursuant to any bankruptcy, insolvency or other law affecting creditors’ rights, does provide that the ground lessor is required to enter into a new ground lease with the Mortgagee upon the same terms and conditions of Ground Lease; however, the ground lessor will not be required to construct any improvements or make any capital expenditures under such new ground lease.

D-2-4

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(34) Ground Leases	Ambler Yards (Loan No. 24)	The Mortgaged Property is subject to a Ground Lease that (i) with respect to subsection (B), only requires the consent of the Mortgagee for a material amendment, (ii) with respect to subsection (E) is only assignable by the Mortgagee provided that the Mortgagee has cured all outstanding defaults under the Ground Lease, (iii) with respect to subsection (H), does not specifically provide the Mortgagee with sufficient time to obtain possession of the interest of the ground lessee under the Ground Lease in order to effectuate a cure of a default under the Ground Lease, (iv) with respect to subclause (J), is silent as to property coverage, casualty, insurance proceeds and the application of the same and (v) with respect to subclause (K), does provide for payment to the Mortgagee of any related insurance proceeds, or portion of any condemnation award allocable to the ground lessee’s interest in the Mortgaged Property in connection with a material taking; however, it is silent as to application of any such proceeds in connection with a non-material taking.
(39) Organization of Mortgagor	Phoenix Industrial Portfolio II (Loan No. 2) Phoenix Industrial Portfolio I (Loan No. 4)	The Mortgagors are affiliated entities.

D-2-5

Wells Fargo Bank, National Association

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(1) Whole Loan; Ownership of Mortgage Loans	Grand Canal Shoppes (Loan No. 1)	The related Whole Loan documents prohibit transfer of the Whole Loan or any portion of it to certain specified competitors of the borrowers identified in the loan agreement. Pursuant to a reciprocal easement agreement to which the related Mortgaged Property is subject, Venetian Casino Resort, LLC has the right to cure certain defaults of the borrowers under the related Whole Loan and, in the case of acceleration of the related Whole Loan, has the right, subject to the satisfaction of certain financial covenants, to purchase the related Whole Loan at a price equal to (a) the principal balance (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.
(5) Lien; Valid Assignment	Grand Canal Shoppes (Loan No. 1)	The largest tenant (Venetian Casino Resort, LLC) has a right of first offer (ROFO) if borrower decides to market for sale either (i) the Grand Canal Shoppes or (ii) the Palazzo Shores portions of the mortgaged property. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. In addition, transfers of the Grand Canal Shoppes property are subject to certain transfer restrictions; however such transfer restrictions do not apply to in the event of a foreclosure or deed in lieu thereof.
(6) Permitted Liens; Title Insurance	Grand Canal Shoppes (Loan No. 1)	The largest tenant (Venetian Casino Resort, LLC) has a right of first offer (ROFO) if borrower decides to market for sale either (i) the Grand Canal Shoppes or (ii) the Palazzo Shores portions of the mortgaged property. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. In addition, transfers of the Grand Canal Shoppes property are subject to certain transfer restrictions; however such transfer restrictions do not apply to in the event of a foreclosure or deed in lieu thereof. (ii) Loan Combination. The Mortgaged Property is security for twenty-three senior pari passu notes aggregating $760,000,000. Wells Fargo is contributing Notes A-2-3 and A-2-5 to the UBS 2019-C1 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the MSC 20109-H7 Trust.
(6) Permitted Liens; Title Insurance	600 & 620 National Avenue (Loan No. 3)	(i) Tenant Right of First Offer. Single tenant (Google LLC) has Right of First Offer (ROFO) to purchase the mortgaged property if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure. (ii) Environmental Use and Activity Limitations/ Remediation Easements. The mortgaged property is subject to certain recorded use and activity limitations, including prohibitions against any schools, nursing home, hospital or similar uses being conducted on-site, as well as easements necessary for ongoing environmental remediation. The mortgaged property

D-2-6

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
is included within the Middlefield-Ellis-Whitman (MEW) Superfund Site and ongoing remedial activities are being performed by identified responsible parties under U.S. Environmental Protection Agency oversight. Long-term, area-wide electronics industry-related activities resulted in subsurface contamination with various volatile organic compounds, primarily TCE. The responsible parties include Fairchild Semiconductor International, subsidiary to ON Semiconductor Corporation (NASDAQ: ON), Schlumberger Technology Corporation (NYSE: SLB), SUMCO Corporation (TYO: KK), and Vishay Intertechnology (NYSE: VSH). Former buildings that existed on-site were demolished in 2012, and related site activities involved metal plating activities, but not the use of TCE. Following the removal of facility equipment, based on soil and groundwater sampling, the California Department of Toxic Substances (DTSC) concluded that that there were no significant contaminant releases at the mortgaged property, and it was not a source of VOC’s for the MEW Superfund contaminant plume. Both the DTSC and local environmental authorities issued regulatory closure letters prior to redevelopment of the site that began in 2015. The improvements on the mortgaged property include a vapor mitigation system (engineered liner with sub-slab depressurization system).
(8) Assignment of Leases and Rents	Grand Canal Shoppes (Loan No. 1)	The Mortgaged Property is security for twenty-three senior pari passu notes aggregating $760,000,000. Wells Fargo is contributing Notes A-2-3 and A-2-5 to the UBS 2019-C1 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the MSC 20109-H7 Trust. The related assignment of leases and rents constitutes security for the entire Whole Loan.
(16) Insurance	Grand Canal Shoppes (Loan No. 1)	(i) Property Insurance Deductible. Mortgaged property is security for 23 senior pari passu notes aggregating $760,000,000. The loan documents permit a property insurance deductible up to $500,000. (ii) Restoration Threshold; Disbursement of Proceeds. The loan documents provide for a “Restoration Threshold” of $48,750,000 (approximately 6.4% of the aggregate original principal balance of the senior pari passu notes, and 5.0% of the aggregate original principal balance of the senior and subordinate pari passu notes.). Following a casualty, if available proceeds are less than the Restoration Threshold, proceeds are disbursed directly to the borrower so long as no event of default has occurred and is continuing. (iii) Multiple Property Damage; Independent Expert Determination. The mortgaged property is part of a multiple-owner, integrated project that is subject to a reciprocal easement agreement (REA) among the various owners. The REA provides that, in the event of a casualty involving more than one property, the affected owners (and, to the extent provided by the REA and the related loan documents, their mortgagees) shall consult and reasonably agree as to the cost and method of payment for restoration work, the time, and the parties to perform the necessary work. If the affected parties cannot agree within 60 days after insurance proceeds are made available for restoration, any open issues may be submitted by any party to an Independent Expert (with respect to insurance matters, “a reputable and independent Person with experience in commercial real estate insurance”) for determination. The mortgagee of any affected property may participate in any dispute involving an Independent Expert. (iv) Insurance

D-2-7

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Syndicate. The loan documents permit required coverages to be provided by an insurance syndicate satisfying certain requirements, as follows: (A) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “A” by S&P or at least “A2” by Moody’s, or “A” or better by Fitch (if Fitch rate the securitization and the applicable insurers) and (B) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements and up to 25% of the coverage is provided insurers that have a claims paying or financial strength rating of at least “A” by S&P or at least “A2” by Moody’s, or “A” or better by Fitch (if Fitch rate the securitization and the applicable insurers).
(16) Insurance	600 & 620 National Avenue (Loan No. 3)	The mortgaged property is security for 5 senior pari passu notes aggregating $137,900,000. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $10,000.
(16) Insurance	Global Data Center (Loan No. 6)	(i) Property Insurance Deductible. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $25,000. (ii) Terrorism Insurance Cap. Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 1.5 times the cost of the then-current property and rent loss coverage (excluding the wind, flood and earthquake components of such premiums) required by the loan documents. (iii) Insurance Syndicate. The loan documents permit required coverages to be provided by an insurance syndicate satisfying certain requirements, as follows: (A) if such syndicate consists of 5 or more members, at least 60% of the coverage (and 100% of the first layers of such coverage) shall be provided by Qualified Insurers, and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least S&P “BBB” or Moody’s “Baa2” and (B) if such syndicate consists of 4 or fewer members, at least 75% of the coverage (and 100% of the first layers of such coverage) shall be provided by Qualified Insurers, and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least S&P “BBB” or Moody’s “Baa2”. “Qualified Insurers” means insurers having a claims paying or financial strength rating of at least S&P “A-” or Moody’s “A3”.
(26) Recourse Obligations	All Wells Fargo Loans	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information

D-2-8

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(26) Recourse Obligations	Grand Canal Shoppes (Loan No. 1)	The related loan documents provide that the borrower and guarantors have personal liability for losses related to transfers in violation of the related loan documents, rather than springing full recourse liability.
(29) Acts of Terrorism Exclusion	All Wells Fargo Loans	To the extent exceptions have been taken to the Insurance representation (#16) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(32) Defeasance	600 & 620 National Avenue (Loan No. 3)	The loan documents permit the borrower to provide “U.S. Obligations” as defeasance collateral, including: (i) “government securities” (as described in Treasury Regulation Section 1.860G-2(a)(8)(ii) and defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended,) that are the direct obligations of the United States of America, which obligations are not subject to prepayment, call or early redemption and (ii) other governmental securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that are not subject to prepayment, call or early redemption and that are acceptable to Lender and satisfy REMIC Requirements.
(40) Environmental Conditions	Windsor Park Apartments (Loan No. 50) Nut Tree 1670 (Loan No. 56)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,250,000 group lender environmental collateral protection and liability-type environmental insurance policy with $5,250,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-9

Rialto Mortgage Finance, LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens; Title Insurance	Centrepointe Plaza (Loan No. 10)	Sayaka Japanese Restaurant, the third largest tenant at the Mortgaged Property, has a right of first refusal to purchase its leased premises in the event the Mortgagor receives an offer from a bona fide third party for the purchase of such premises, which is valid for five days after receipt of such offer. Such right of first refusal has been subordinated to the lien of the Mortgage and will not apply to a successor mortgagor or any other party acquiring an interest in the related such premises through a foreclosure, deed in lieu of foreclosure, or any other enforcement action under the related Mortgage and, following such transfer, such right of first refusal will apply to subsequent purchasers of the leased premises.
(6) Permitted Liens; Title Insurance	SpringHill Suites Corona Riverside (Loan No. 16)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(6) Permitted Liens; Title Insurance	Fairfield Inn & Suites Holiday Tarpon Springs (Loan No. 44)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(6) Permitted Liens; Title Insurance	Webb’s Plaza (Loan No. 53)	The Kidz Club Inc., the largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in the event the Mortgagor elects to sell the Mortgaged Property. Such right of first refusal has been subordinated to the Mortgage Loan, and will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other sale or transfer in connections with the Mortgagor’s rights. Following any such sale or transfer, such right of first refusal will have no further force or effect.
(25) Licenses and Permits	Eagle Springs Professional Center (Loan No. 61)	The third largest tenant, the fifth largest tenant and two smaller tenants at the Mortgaged Property do not have a certificate of compliance regarding the fire code, as currently required by the Harris County Fire Marshal.
(39) Organization of Mortgagor	Smoke Tree Village and Smoke Tree Commons (Loan No. 17)	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan known as Blackmore Marketplace, which Mortgage Loan is being sold to the Trust by UBS AG.

D-2-10

Ladder Capital Finance LLC

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(4) Mortgage Status; Waivers and Modifications	Pikeville Commons (Loan No. 32)	The borrower is in process of obtaining the partial release of an unimproved parcel of the Mortgaged Property (the “Release Parcel”) in accordance with the terms of the Mortgage Loan agreement. It is anticipated that the release will be finalized prior to the Closing Date. The Release Parcel was not included in the Mortgage Loan underwriting.
(5) Lien; Valid Assignment	Chelmsford MHC (Loan No. 12)	In the event that the Mortgagor intends to sell the Mortgaged Property to a bona fide third party, and such sale would result in a change of use or a discontinuance of the Mortgaged Property as a mobile home community, a group representing at least 51% of the tenants would have a statutory right of first refusal to purchase the Mortgaged Property. Such right of first refusal does not apply to a foreclosure (but a deed-in-lieu of foreclosure is not specifically excluded by the statute).
(5) Lien; Valid Assignment	Walgreens Douglasville (Loan No. 51) Walgreens Tupelo (Loan No. 54) Walgreens Lexington (Loan No. 58)	In the event that the related Mortgagor receives a bona fide offer to purchase the related Mortgaged Property from a third party that such Mortgagor intends to accept (the “Bona Fide Offer”), the related Walgreens tenant will have a right of first refusal to purchase such Mortgaged Property, at a price equal to the offered price minus (x) the broker’s fees that would have been payable by either the purchaser or the borrower if such Mortgaged Property were sold pursuant to the Bona Fide Offer and (y) the amount of any payment(s) to be made by the proposed purchaser to any entity owned or controlled by, or affiliated with, the proposed purchaser. The right of first refusal will not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to any subsequent transfer.
(16) Insurance	All LCF Mortgage Loans	Subject to the other exceptions to Representation and Warranty No. 16, the related Mortgage Loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.
(16) Insurance	Chelmsford MHC (Loan No. 12)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” (or its equivalent) by S&P, Moody’s or Fitch, and all such insurers are required to have ratings of not less than “BBB” (or its equivalent) by S&P, Moody’s or Fitch).
(16) Insurance	Motus Headquarters (Loan No. 27)	The Mortgage Loan documents permit Mortgagor to rely on the insurance maintained by the single tenant, Motus, LLC, so long as the tenant is not in default under the lease and the insurance maintained by such tenant complies with the insurance requirements under the Mortgage Loan documents. In certain circumstances in connection with a casualty or condemnation, the tenant may control the disbursement of available casualty proceeds or condemnation awards, as applicable.

D-2-11

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(16) Insurance	Howell Industrial Portfolio (Loan No. 31)	With respect to the Hatch Stamping Mortgaged Property, the sole tenant is permitted to self-insure.
(16) Insurance

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

Dollar General Trenton (Loan No. 70)

With respect to each of the subject Mortgage Loans, the related Mortgagor is not required to comply with the insurance provisions under the related Mortgage Loan agreement provided, with respect to each single tenant lease, (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing, (iii) the sole tenant is permitted to rebuild and/or repair the related Mortgaged Property and is not entitled to rent abatement, and (iv) the sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under its lease as of the date of the related loan agreement or as otherwise approved by the lender in writing.

Notwithstanding anything to the contrary described in the prior paragraph: if, at any time after the date of the related loan agreement, the insurance policies, or self-insurance, maintained by the related sole tenant are modified to decrease the type or amount of coverage required, (if self-insurance is permitted) the sole-tenant does not self-insure, or if the related insurers rating is below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then the related Mortgagor is required, to obtain and maintain, at its sole cost and expense, insurance that satisfies the requirements under the related lease (as of the date of the related loan agreement) with an insurance company that satisfies the Minimum Insurer Ratings.

With respect to each of the subject Mortgage Loans, the insurance requirements under the related lease covering the related Mortgaged Property may not satisfy the requirements of Representation and Warranty No. 16. In addition, with respect to the Walgreen Douglasville, Walgreens Tupelo and Walgreens Lexington Mortgage Loans, the tenant is permitted to self-insure.

(19) No Contingent Interest or Equity Participation

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

Dollar General Trenton (Loan No. 70)

The borrower sponsor is Ladder Capital CRE Equity LLC, an affiliate of the Seller.
(24) Local Law Compliance	Chelmsford MHC (Loan No. 12)	At origination, the lender relied on the Mortgagor’s representation that (i) there are no violations of applicable zoning ordinances, building codes and land laws and (ii) it has not received any notices of violations that have not been cured to the satisfaction of the applicable governmental authority as of the origination date. The Mortgage Loan

D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
documents require the Mortgagor to use commercially reasonable efforts to obtain a violations search letter with respect to zoning, building code and land laws.
(24) Local Law Compliance	Hudson River Hotel (Loan No. 20)	The Mortgaged Property is legally non-conforming for various reasons including that the building height exceeds the maximum stories by 12 stories and the maximum in feet by 107.5 feet. The borrower obtained law and ordinance insurance in connection with Mortgage Loan origination. In the event of a casualty that exceeds the 75% threshold for rebuilding to code, such loss should be deemed a total loss under the property insurance whereby full proceeds, less depreciation, should be paid by the insurer.
(26) Recourse Obligations	All LCF Mortgage Loans	The related Mortgage Loan documents may limit recourse for the related Mortgagor’s commission of intentional material physical waste only to the extent that there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.
(26) Recourse Obligations

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

Dollar General Trenton (Loan No. 70)

With respect to each of the subject Mortgage Loans, voluntary transfers in violation of the related Mortgage Loan documents is not a full recourse carveout but is a loss, costs and damages carveout. In addition, the related Mortgage Loan documents do not provide recourse to the related guarantor for breaches of the environmental covenants contained in the related Mortgage Loan documents.

As regards recourse against the guarantor for waste, the related Mortgage Loan documents do not specifically reference “waste”, but provide for recourse against the guarantor for losses arising from physical damage to the related Mortgaged Property from the willful misconduct of the related Mortgagor or any affiliate of the related Mortgagor or, after the occurrence and during the continuance of an event of default, the removal or disposal of any portion of the related Mortgaged Property in violation of the related Mortgage Loan documents (other than in the ordinary course of business).

(27) Mortgage Releases	All LCF Mortgage Loans	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
(28) Financial Reporting and Rent Rolls

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

With respect to each of the subject Mortgage Loans, the related Mortgagor is not required to deliver quarterly and annual operating or other financial statements so long as (i) at the applicable time, the related lease(s) then in effect provide for the same or a substantially similar allocation of responsibilities between the related Mortgagor and related tenant(s) as were in effect at the origination date, or (ii) the only related tenant(s) at the related Mortgaged Property is a “triple-net” tenant and the Mortgagor has no property-related expense other than debt service; provided that the related Mortgagor will be required under such circumstances to deliver a certified rent roll for the related Mortgaged Property at such time.

D-2-13

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Dollar General Trenton (Loan No. 70)
(29) Acts of Terrorism Exclusion	All LCF Mortgage Loans	Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of certain insurance policies (including the all-risk/special form property policy and the rental loss and/or business interruption policy) required under the related Mortgage Loan documents contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related Mortgagor is required to obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 16 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Insurer, the related Mortgagor is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.
(29) Acts of Terrorism Exclusion

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

Dollar General Trenton (Loan No. 70)

With respect to each of the subject Mortgage Loans, either the related Mortgaged Property is not required to be covered by terrorism insurance or the sole tenant is permitted to self-insure. Any terrorism insurance coverage currently maintained may be terminated at any time.
(30) Due on Sale or Encumbrance	All LCF Mortgage Loans	With respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related Mortgagor may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests.
(30) Due on Sale or Encumbrance

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

For each of the subject Mortgage Loans, the related Mortgage Loan documents permit transfers without the lender’s consent by the related Mortgagor and by and to certain affiliates of Ladder Capital Finance Holdings LLLP or Ladder Capital Corp.

In addition, with respect to each of the subject Mortgage Loans, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related Mortgage Loan documents in addition to the pledged interest in the related mortgage borrower.  Transfers of the pledged equity interests by reason thereof are permitted.

D-2-14

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
Dollar General Trenton (Loan No. 70)
(39) Organization of Mortgagor

Walgreens Douglasville (Loan No. 51)

Walgreens Tupelo (Loan No. 54)

Walgreens Lexington (Loan No. 58)

Dollar General Fayette (Loan No. 66)

Dollar General Centralia (Loan No. 68)

Dollar General Hubbard Lake (Loan No. 69)

Dollar General Trenton (Loan No. 70)

With respect to each of the subject Mortgage Loans, the related Mortgagor is affiliated with the Mortgagor under the other subject Mortgage Loans.

D-2-15

Rialto Real Estate Fund III – Debt, LP

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(6) Permitted Liens; Title Insurance	Waramaug Florida Hotel Portfolio - Springhill Suites - Tallahassee Central (Loan No. 7.02)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(6) Permitted Liens; Title Insurance	Courtyard by Marriott Secaucus (Loan No. 33)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(6) Permitted Liens; Title Insurance	Springhill Suites Auburn Hills (Loan No. 40)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(6) Permitted Liens; Title Insurance	Gatlin Retail Portfolio (Loan No. 23)	The sole tenant at the related mortgaged property, Walmart, Inc. (“Walmart”) has a right of first refusal to purchase the mortgaged property in connection with a bona fide sale of the property by the related borrower. Such right of first refusal does not apply to a foreclosure, deed in lieu of foreclosure or the first sale of the property subsequent to a foreclosure or deed in lieu of foreclosure
(14) Escrow Deposits	Nostrand Place (Loan No. 11)	Approximately $520,000 was escrowed with the title insurance company pursuant to an escrow agreement, which amounts were reserved for completion of environmental remediation and costs associated with the related environmental insurance policy, which amounts are not held by lender.
(24) Local Law Compliance	Twin Oaks Apartments (Loan No. 63)	The related mortgaged property is non-conforming as to setback and legal-nonconforming as to use. In the event of damage to the related mortgaged property by fire, explosion, act of God, or the public enemy, the mortgaged property may be restored or rebuilt and continued in such nonconforming use provided that the restoration or rebuilding is commenced within 6 months of the time of damage and the restoration is completed within 1 year of the commencement thereof.
(24) Local Law Compliance	Nostrand Place (Loan No. 11)	The related zoning report identified the tenant ABC Spa as requiring a special permit. A special permit was previously

D-2-16

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
approved for a “health spa” use located at the mortgaged property, however, this special permit expired in 1997 and the existing Massage Spa Use is therefore considered nonconforming as it no longer has a valid special permit approval on file. The tenant accounts for approximately 2% of the revenues at the mortgaged property.
(24) Local Law Compliance	Gatlin Retail Portfolio - The Forum at Gateways (Loan No. 23.01)	The related zoning report identified: missing certificates of use; a violation for failing to dispose of trash & debris; a violation for the disrepair of the parking lot; and various fire code violations on the Walmart premises.
(32) Defeasance	Cavalier Manor Apartments (Loan No. 64)	With respect to clause (v), Borrower is not specifically required to provide a certification from an independent certified public accountant but is required to provide such other certificates as Lender may reasonably request.
(32) Defeasance	Safe and Sound Storage (Loan No. 62)	With respect to clause (v), the Mortgagor is not specifically required to provide a certification from an independent certified public accountant but is required to provide any certificate reasonably requested by the lender.
(32) Defeasance	Twin Oaks Apartments (Loan No. 63)	With respect to clause (v), the Mortgagor is not specifically required to provide a certification from an independent certified public accountant but is required to provide any certificate reasonably requested by the lender.
(32) Defeasance	FedEx Muncie (Loan No. 67)	With respect to clause (v), the Mortgagor is not specifically required to provide a certification from an independent certified public accountant but is required to provide any certificate reasonably requested by the lender.
(34) Ground Lease	Courtyard by Marriott Secaucus (Loan No. 33)	With respect to the related ground lease, the lessor has not explicitly agreed to enter into a new ground lease for “any reason”, however, lender is entitled to a new lease upon termination of the lease as a result of a default thereunder (provided lender is simultaneously exercising its cure rights) and in the event of any termination due to rejection in bankruptcy or merger of estates.
(37) No Material Default; Payment Record	FedEx Muncie (Loan No. 67)	There is a question as whether Borrower, as landlord, is in default of its repair and maintenance obligations under the Lease for delayed repairs and maintenance required to be completed by Borrower for the benefit of FedEx. FedEx has not previously exercised any rights or remedies against Borrower under Lease for this incomplete work. Lender has required the completion of any outstanding work post-closing, and has added a loss carve-out in the event of the termination of the Lease by FedEx in connection with the failure to complete the immediate repairs.
(40) Environmental Conditions	Nostrand Place (Loan No. 11)	The related environmental site assessment identified three historical dry cleaners that appear to have been located at an adjacent property. Additionally, the soil and groundwater at the mortgaged property have been identified to contain PCE and TCE. Approximately 150% of the estimated cost to remediate was reserved at the origination of the mortgage loan for the purpose of remediation.

D-2-17

CIBC Inc.

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of the Exception
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The Black Building (Loan No. 14)	The related Mortgaged Property is subject to a lease between the Mortgagor and 4141, LLC. Pursuant to such lease, the tenant thereunder has a right of first refusal to purchase the related Mortgaged Property upon terms and conditions offered to Mortgagor by any third party if Mortgagor elects to sell the Mortgaged Property. Pursuant to the terms of a subordination, non-disturbance and attornment agreement, such right of first refusal will not apply to any foreclosure of the related Mortgage (or a deed or assignment in lieu thereof), and shall not apply to any transfer of the related Mortgaged Property by any successor owner following such foreclosure (or deed or assignment in lieu thereof).
(16) Insurance	The Black Building (Loan No. 14)	With respect to insurance for wind, hail and name storm coverage, the related Loan Documents permit a deductible for such coverage in an amount equal to $100,000.00. The amount of such deductible may be considered higher than customary.
(16) Insurance	Best Western El Grande Inn (Loan No. 42)

With respect to insurance for named storm coverage, the related Loan Documents permit a deductible for such coverage in an amount equal to $100,000.00. The amount of such deductible may be considered higher than customary.

(26) Recourse Obligations	10-12 Celina Avenue (Loan No. 15)

With respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, the recourse obligations for environmental indemnification shall terminate two (2) years after payment in full of such Mortgage Loan if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, including, without limitation, that the holder of the Mortgage Loan shall have received an environmental inspection report for the Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, and there exists no condition or matter with respect to the Mortgaged Property for which Lender is entitled to be indemnified under such indemnity.

D-2-18

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance
11/15/2019	$51,293,000.00
12/15/2019	$51,293,000.00
1/15/2020	$51,293,000.00
2/15/2020	$51,293,000.00
3/15/2020	$51,293,000.00
4/15/2020	$51,293,000.00
5/15/2020	$51,293,000.00
6/15/2020	$51,293,000.00
7/15/2020	$51,293,000.00
8/15/2020	$51,293,000.00
9/15/2020	$51,293,000.00
10/15/2020	$51,293,000.00
11/15/2020	$51,293,000.00
12/15/2020	$51,293,000.00
1/15/2021	$51,293,000.00
2/15/2021	$51,293,000.00
3/15/2021	$51,293,000.00
4/15/2021	$51,293,000.00
5/15/2021	$51,293,000.00
6/15/2021	$51,293,000.00
7/15/2021	$51,293,000.00
8/15/2021	$51,293,000.00
9/15/2021	$51,293,000.00
10/15/2021	$51,293,000.00
11/15/2021	$51,293,000.00
12/15/2021	$51,293,000.00
1/15/2022	$51,293,000.00
2/15/2022	$51,293,000.00
3/15/2022	$51,293,000.00
4/15/2022	$51,293,000.00
5/15/2022	$51,293,000.00
6/15/2022	$51,293,000.00
7/15/2022	$51,293,000.00
8/15/2022	$51,293,000.00
9/15/2022	$51,293,000.00
10/15/2022	$51,293,000.00
11/15/2022	$51,293,000.00
12/15/2022	$51,293,000.00
1/15/2023	$51,293,000.00
2/15/2023	$51,293,000.00
3/15/2023	$51,293,000.00
4/15/2023	$51,293,000.00
5/15/2023	$51,293,000.00
6/15/2023	$51,293,000.00
7/15/2023	$51,293,000.00
8/15/2023	$51,293,000.00
9/15/2023	$51,293,000.00
10/15/2023	$51,293,000.00
11/15/2023	$51,293,000.00
12/15/2023	$51,293,000.00
1/15/2024	$51,293,000.00
2/15/2024	$51,293,000.00
3/15/2024	$51,293,000.00
4/15/2024	$51,293,000.00
5/15/2024	$51,293,000.00
6/15/2024	$51,293,000.00
7/15/2024	$51,293,000.00
8/15/2024	$51,292,436.81
9/15/2024	$50,530,995.16
Distribution Date	Class A-SB Planned Principal Balance
10/15/2024	$49,675,088.39
11/15/2024	$48,877,489.64
12/15/2024	$48,015,561.52
1/15/2025	$47,211,717.85
2/15/2025	$46,404,850.73
3/15/2025	$45,411,860.18
4/15/2025	$44,598,212.99
5/15/2025	$43,720,695.15
6/15/2025	$42,900,682.91
7/15/2025	$42,016,981.95
8/15/2025	$41,190,557.00
9/15/2025	$40,361,022.84
10/15/2025	$39,468,072.15
11/15/2025	$38,632,054.03
12/15/2025	$37,732,804.71
1/15/2026	$36,890,254.08
2/15/2026	$36,044,533.02
3/15/2026	$35,016,315.32
4/15/2026	$34,163,532.87
5/15/2026	$33,247,998.37
6/15/2026	$32,388,557.87
7/15/2026	$31,466,555.61
8/15/2026	$30,600,407.19
9/15/2026	$29,730,998.68
10/15/2026	$28,799,313.34
11/15/2026	$27,923,122.29
12/15/2026	$26,984,848.25
1/15/2027	$26,101,823.85
2/15/2027	$25,215,475.26
3/15/2027	$24,150,422.32
4/15/2027	$23,256,718.06
5/15/2027	$22,301,431.36
6/15/2027	$21,400,762.55
7/15/2027	$20,438,710.34
8/15/2027	$19,531,024.79
9/15/2027	$18,619,921.33
10/15/2027	$17,647,732.71
11/15/2027	$16,729,534.35
12/15/2027	$15,750,453.61
1/15/2028	$14,825,107.21
2/15/2028	$13,896,275.78
3/15/2028	$12,849,785.63
4/15/2028	$11,913,508.59
5/15/2028	$10,916,865.84
6/15/2028	$9,973,305.26
7/15/2028	$8,969,587.14
8/15/2028	$8,018,688.44
9/15/2028	$7,064,207.59
10/15/2028	$6,049,881.28
11/15/2028	$5,087,980.47
12/15/2028	$4,066,446.27
1/15/2029	$3,097,069.89
2/15/2029	$2,124,041.11
3/15/2029	$980,398.79
4/15/2029 and thereafter	$0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	18
Important Notice About Information Presented in this Prospectus	19
Summary of Terms	27
Risk Factors	68
Description of the Mortgage Pool	163
Transaction Parties	269
Credit Risk Retention	344
Description of the Certificates	358
Description of the Mortgage Loan Purchase Agreements	400
Pooling and Servicing Agreement	412
Certain Legal Aspects of Mortgage Loans	537
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	555
Pending Legal Proceedings Involving Transaction Parties	558
Use of Proceeds	558
Yield and Maturity Considerations	558
Material Federal Income Tax Considerations	571
Certain State and Local Tax Considerations	586
Method of Distribution (Conflicts of Interest)	586
Incorporation of Certain Information by Reference	589
Where You Can Find More Information	589
Financial Information	590
Certain ERISA Considerations	590
Legal Investment	595
Legal Matters	596
Ratings	596
Index of Defined Terms	599

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$698,345,000
(Approximate)

UBS Commercial Mortgage

Securitization Corp.
Depositor

UBS Commercial Mortgage
Trust 2019-C17
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2019-C17

Class A-1	$29,683,000
Class A-2	$8,978,000
Class A-SB	$51,293,000
Class A-3	$ 75,000,000 - $ 230,000,000
Class A-4	$245,181,000 - $ 400,181,000
Class X-A	$565,135,000
Class X-B	$133,210,000
Class A-S	$60,550,000
Class B	$36,330,000
Class C	$36,330,000

PROSPECTUS

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities

Co-Lead Manager and Joint Bookrunner

CIBC World Markets

Co-Manager

Drexel Hamilton

Co-Manager

Academy Securities

Co-Manager

Bancroft Capital, LLC

Co-Manager

Brean Capital, LLC

Co-Manager

September         , 2019